As filed with the Securities and Exchange Commission on August 18, 2023.

Registration Statement No. 333- 272689

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

AMENDMENT NO. 2

TO

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________

DDC Enterprise Limited

(Exact name of Registrant as specified in its charter)

_____________________________

Not Applicable

(Translation of Registrant’s name into English)

_____________________________

Cayman Islands	2000	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 1601-1602, 16/F, Hollywood Centre
233 Hollywood Road
Sheung Wan, Hong Kong
Telephone: +852-2803-0688
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_____________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1-800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________

Copies of all communications, including communications sent to agent for service, should be sent to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR Telephone: +852-3923-1111	Stephanie Tang, Esq. Hogan Lovells 11th Floor, One Pacific Place 88 Queensway Road Hong Kong SAR Telephone: +852-2219-0888

_____________________________

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act:

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (SUBJECT TO COMPLETION)	DATED AUGUST 18, 2023

Class A Ordinary Shares

DDC Enterprise Limited

This is the initial public offering of our Class A ordinary shares (“Class A Ordinary Shares”). We are offering [         ] of our Class A Ordinary Shares, par value $[            ] per share, on a firm commitment basis. The estimated initial public offering price is expected to be $[            ] per share. Currently, no public market exists for our Class A Ordinary Shares. We have applied to list our Class A Ordinary Shares on the NYSE Group, or NYSE, under the symbol “[    ]”. We cannot guarantee that we will be successful in listing our Class A Ordinary Shares on the NYSE Group; however, we will not complete this offering unless we are so listed.

Our ordinary shares will be classified into Class A Ordinary Shares and Class B Ordinary Shares. In respect of matters requiring shareholders’ vote, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to [thirty] votes.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information. Investors are cautioned that you are buying shares of a shell company issuer incorporated in the Cayman Islands with operating subsidiaries in China and Hong Kong, investors will not hold direct equity investments in our China and Hong Kong operating subsidiaries. Our Class A ordinary shares offered in this prospectus are shares of our Cayman Islands holding company. See “Risk Factors — Risks Related to Doing Business in China and Hong Kong — Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our Company’s business and results of operations we may pursue in the future; — Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us; and — The Hong Kong legal system embodies uncertainties which could limit the legal protections available to us.”

We will not be a “controlled company” under the New York Stock Exchange Listed Company Manual post public offering.

Investing in our Class A Ordinary Shares is highly speculative and involves a significant degree of risk. Our Class A ordinary shares offered in this prospectus are shares of our Cayman Islands holding company. Although “we,” “us,” “our,” “our Group,” “the Group” or “our company” refer to DDC Enterprise Limited and its subsidiaries and the VIEs as a whole for ease of reference and discussion, investors should be aware that DDC Cayman and its subsidiaries do not have direct ownership in the VIEs, but rather exert control over and receive economic benefits from the VIEs through various contractual arrangements. In this prospectus where business activities or functions of the VIEs are described, specific references will be made to the relevant VIEs. We currently conduct our business through Shanghai DayDayCook Information Technology Co., Ltd, or SH DDC, Shanghai Lashu Import and Export Trading Co., Ltd., or SH Lashu, and Lin’s Group Limited, each an indirect wholly owned subsidiary of DDC Cayman, and a number of operating subsidiaries non-wholly and wholly owned by SH DDC. All of these operating subsidiaries are established under the laws of the PRC. During the two years ended December 31, 2021 and 2022, we had conducted part of our operations in China through (1) contractual arrangements with two variable interest entities and their consolidated entities (the “Weishi and City Modern VIEs”), namely, Shanghai Weishi Information Technology Co., Ltd., Shanghai City Modern Agriculture Development Co., Ltd., Shanghai City Vegetable Production and Distribution Co-op, Shanghai Jiapin Vegetable Planting Co-op, Shanghai Jiapin Ecological Agriculture Co-op, and (2) the Megnwei VIE. Through such contractual arrangements, we, through our indirect wholly-owned PRC subsidiary SH DDC, control and receive the economic benefits of the Weishi and City Modern VIEs without owning any direct equity interest in them. As of April 2022, such contractual arrangements with the Weishi and City Modern VIEs were terminated. However, as at the date of this prospectus, we still have contractual arrangements with Chongqing Mengwei Technology Co., Ltd. (“Mengwei Technology”), Liao Xuefeng, Chongqing Changshou District Weibang Network Co., Ltd. (“Weibang”), Chongqing Yizhichan Snack Food Electronic Commerce Service Department (“Yizhichan”) and Chongqing Ningqi E-commerce Co. Ltd. (“Ningqi”) to enable us to have the ability to control a number of online stores purchased from them since the titles of such online stores cannot be transferred to us due to the limitations from the policies of certain online platforms. These online stores are considered VIEs and SH DDC is the primary beneficiary. We refer to these online stores the “Mengwei VIE” throughout this prospectus.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we cannot assure you that we would not be subject to cybersecurity review or investigations launched by PRC regulators. On December 28, 2021, the Cyberspace Administration of China (the “CAC”), and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The final Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services or data processing activities of such company affect or may affect national security. Through the contractual arrangements with Weishi, DDC SH had collected and possessed personal information of more than one million users. After the contractual arrangements with Weishi were terminated in April 2022, DDC SH still has been possessing this amount of personal information which are stored in mainland China. For purposes of the Cybersecurity Review Measures, we have applied for and completed the cybersecurity review with respect to our proposed overseas listing pursuant to the Cybersecurity Review Measures. See “Risk Factors — We may be liable for improper collection, use or appropriation of personal information provided by our customers.” Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on an U.S. exchange.

On February 17, 2023, CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”), which became effective on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and relevant CSRC Answers to Reporter Questions (collectively, the “Guidance Rules and Notice”) on the CSRC’s official website. Under the Trial Measures, either direct or indirect overseas offering and listing by domestic companies shall fulfill the filing procedure with the CSRC with submitting relevant materials. Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect: (1) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in the Chinese Mainland, or its main places of business are located in the Chinese Mainland, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Chinese Mainland. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis. When certain circumstances happen, overseas offering and listing shall not be made. And If the intended overseas offering and listing necessitates a national security review, relevant security review procedures shall be completed according to law before the application for such offering and listing is submitted to any overseas parties such as securities regulatory agencies and trading venues. Pursuant to the Trial Measures and the Guidance Rules and Notice, initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas, while PRC domestic enterprises that have submitted valid applications for overseas offerings and listing but have not obtained the approval from the relevant overseas regulatory authority or overseas stock exchanges shall complete filings with the CSRC prior to their overseas offerings and listings. We have submitted the filing materials with the CSRC to fulfill the filing procedure with the CSRC as per requirement of the Trial Measures, but we cannot predict whether or how soon it will be able to complete such proceeding. If we fail to comply with the Trial Measures, we will be required to correct our behaviors, facing warnings and fines which amount will range from RMB1,000,000 to RMB10,000,000, and directly responsible personnel will also be warned and fined which amount will range from RMB500,000 to RMB 5,000,000. Any failure of us to obtain the relevant approval or complete the filings and other relevant regulatory procedures in a timely manner will completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless. See “Risk Factors — The approval of the China Securities Regulatory Commission and other PRC governmental authorities provided under the M&A rules are not required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval. Except for the CSRC filing for this issuance and listing, we are not required to obtain any permission or approval from any Chinese authority to issue securities to foreign investors or in connection with this offering, which, we cannot predict, whether or how soon will be completed.”

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. In accordance with the HFCAA, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the Public Company Accounting Oversight Board (the “PCAOB”) determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act, or the AHFCAA, was enacted, which amended the HFCAA by reducing the aforementioned inspection period from three to two consecutive years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. Pursuant to the HFCAAt, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, KPMG Huazhen LLP, is headquartered in mainland China or Hong Kong and was identified in this report as a firm subject to the PCAOB’s determination. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB is unable to inspect and investigate completely registered public accounting firms located in China and we fail to retain another registered public accounting firm that the PCAOB is able to inspect and investigate completely in 2023 and beyond, or if we otherwise fail to meet the PCAOB’s requirements, our Class A ordinary Shares will be delisted from the NYSE Group and will not be permitted for trading over the counter in the United States under the HFCAA and related regulations. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements under the Holding Foreign Companies Accountable Act, pursuant to which the SEC will (i) identify an issuer as a “Commission-Identified Issuer” if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of the position taken by the authority in the foreign jurisdiction and (ii) impose a trading prohibition on the issuer after it is identified as a Commission-Identified Issuer for three consecutive years. See “Risk Factors — The recent enactment of the Holding Foreign Companies Accountable Act may result in de-listing of our securities.”

As a holding company, we may rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. As at the date of this prospectus, neither of our direct wholly or non-wholly owned subsidiaries nor the VIEs have made any dividends or other distributions to our holding company and the holding company has not made any dividends or distributions to any investors including U.S. investors as of the date of this prospectus. The holding company, its subsidiaries, and VIEs do not have any plan to distribute dividend or settle amounts owed under the prior or current contractual agreements in the foreseeable future. However, to the extent cash/assets in the business is in PRC/Hong Kong or our PRC/Hong Kong entity, the funds/assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries or the VIEs by the PRC government to transfer cash/assets. See “Transfer of Cash Through our Organization”, and “Risk Factors–Risks Related to Doing Business in China and Hong Kong — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using part of the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” and “Restrictions on currency exchange may limit our ability to utilize our revenues effectively.” In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our PRC subsidiaries via capital contribution or shareholder loans, as the case may be. We currently don’t have any cash management policies and procedures in place that dictate how funds are transferred through our organization. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. As of the date of this prospectus, no cash transfer has been made among the holding company, its subsidiaries and VIE.

Before buying any shares, you should carefully read the discussion of material risks of investing in our Class A Ordinary Shares in “Risk Factors” beginning on page 38 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

____________

(1)        For a description of compensation payable to the underwriter, see “Underwriting” beginning on page 201.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[            ], exclusive of the above discounts and commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares if any such shares are taken. We have granted the underwriters an option for a period of thirty (30) days after the closing of this offering to purchase up to 15% of the total number of our Class A Ordinary Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts and commissions. If the Underwriter exercises the option in full, the total underwriting discounts and commissions payable will be $[            ] based on an assumed initial public offering price of $[            ] per Class A Ordinary Shares, and the total proceeds to us, before expenses, will be $[            ]. If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Class A Ordinary Shares against payment as set forth under “Underwriting”, on or about             , 2023.

CMB International	The Benchmark Company
Guotai Junan International	Eddid Financial	Tiger Brokers

The date of this prospectus is            , 2023.

Our mission is to promote Asian cooking culture to the world

DAYDAYCOOK

Experience

We create products that enable our customers to enjoy the fun of cooking and quality meals hassle-free.

Quality

We are always thinking of our customers and how we can offer a superior product for them by incorporating quality ingredients into our products.

Taste

We believe cooking delicious meals is equally important to cooking quick and convenient meals.

DayDayCook at a glance

[1] **31.2Bn**
market size

[2] **34.3M**
pro forma revenue

[3] **24.5%**
gross margin

248k
minutes content created

[4] **24.5M**
paid customers

Three
brands in our portfolio

1. Market size of Shelf-Stable Ready-To-Cook (SSRTC) by 2026 based on the independent report prepared by Frost & Sullivan in 2022.
2. We completed four acquisitions in 2022. Assuming these four acquisitions had taken place on 1 January 2022, the unaudited pro forma revenue of the Company for the year ended December 31, 2022 will be RMB231.9 million (or US$34.3 million).
3. Gross Margin as of 31 December 2022.
4. Total Paid Customers accumulated across all e-commerce platforms as of 31 December 2022

DAYDAYCOOK

PEOPLE BEHIND
DAYDAYCOOK
MEET
OUR
TEAM
DAYDAY
COOK

SENIOR R&D MANAGER

DD ZHANG

5 YEARS

CFO

KATHERINE LUI

7 YEARS

HEAD OF SOCIAL COMMERCE

CHANG-LING YANG

4 YEARS

CHO

JOLIN PAN

6 YEARS

HEAD OF
CONTENT MARKETING

YIWEI CHEN

9 YEARS

LEGAL

XUE-HUA WU

3 YEARS

VISUAL IDENTITY
& BRAND MANGER

VIVIAN CHANG

3 YEARS

SENIOR
EXECUTIVE ASSISTANT

ETHAN YU

2 YEARS

DAYDAY COOK

DayDayCook has made me realize that no matter how busy I am, cooking can still be simple. My relationships with my children and family have become closer as a result.

- Vivian

35 years old
DayDayCook customer since 2017

DAYDAY COOK

I have been growing old with DayDayCook! I look forward to introducing my kids to learn from DayDayCook soon!

- Wenli

30 years old
DayDayCook customer since 2017

日日煮

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we and the underwriters take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell our Class A Ordinary Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Class A Ordinary Shares.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

We are incorporated under the laws of the Cayman Islands and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the Securities and Exchange Commission, or the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Until and including            , 2023 (twenty-five (25) days after the date of this prospectus), all dealers that buy, sell or trade our Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless we explicitly state otherwise or the context otherwise indicates clearly, all references in this prospectus to “we,” “us,” “our,” “our Group,” “the Group” or “our company” refer to DDC Enterprise Limited and its subsidiaries and the VIEs.

The “Company” or “DDC Cayman” refers to DDC Enterprise Limited.

“HKD” or “HK$” refers to the legal currency of Hong Kong.

“Hong Kong” refers to Hong Kong Special Administrative Region of the People’s Republic of China.

“Macau” refers to Macau Special Administrative Region of the People’s Republic of China.

“RMB” or “Renminbi” refers to the legal currency of China.

“mainland China,” “PRC” or “China” refers to the People’s Republic of China, excluding, for the sole purpose of this prospectus, Hong Kong, Macau and Taiwan, unless the context otherwise indicates.

“paid customers”, with respect to a certain point of time, refers to the Company’s current and past customers who had, as of that point of time, purchased product or service from the Company.

“Prospectus” refers to the public offering prospectus unless we explicitly state otherwise or the context otherwise indicates clearly.

“$” or “U.S. dollars” or “USD” refers to the legal currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option and no exercise of the Underwriter Warrants.

Our business is primarily conducted in China, and the financial records of our subsidiaries in Asia are maintained in USD, and our functional currency is USD. Our consolidated financial statements are presented in U.S. dollars. We use U.S. dollars as the reporting currency in our consolidated financial statements and in this prospectus.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus includes trademarks, tradenames and service marks, certain of which belong to us, including the DayDayCook logo, and others that are the property of other organizations. Solely for convenience, the trademarks, service marks, logos and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

This prospectus contains additional trademarks, service marks and trade names of others, which are the property of their respective owners. All such trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

PUBLIC OFFERING PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Class A Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision. This prospectus contains information from an industry report commissioned by us and prepared by Frost & Sullivan, an independent research firm, to provide information regarding our industry. We refer to this report as the Frost & Sullivan Report.

Our Mission

Our mission is to inspire others to enjoy cooking as part of a quality lifestyle and culture. We are driven to improve lives by creating easy-to-cook, delicious, and healthy meal solutions. It is our vision to create fun experiences and inspirations in every kitchen.

Overview

We are a leading content driven (i.e. using content to reach and engage target customers) consumer brand offering easy, convenient ready-to-heat (“RTH”), ready-to-cook (“RTC”) and plant-based meal products (i.e. meal products consisting largely or solely of vegetables, fruits, grains and other foods derived from plant-based protein, rather than animal protein) while promoting healthier lifestyle choices to our predominately Millennial and Generation Z (“GenZ”) customer-base. We are also engaged in the provision of advertising services.

We were founded in Hong Kong in 2012 by Ms. Norma Ka Yin Chu, a highly regarded entrepreneur and a true cooking enthusiast, as an online platform which distributed food recipes and culinary content. Subsequently, we further expanded our business to provide advertising services to brands that wish to place advertisements on our platform or video content. In 2015, we entered the Mainland China market through the establishment of Shanghai DayDayCook Information Technology Co., Ltd (“SH DDC”) to engage in technology development of computer software, food circulation and advertising production in China. In 2017, we started expanded our business from content creation to content commerce. Later in 2019, we extened our business to include the production and sale of, among others, own-branded RTH, RTC convenient meal solution products.

As of March 31, 2023, our main product categories include (i) own-branded RTH products — typically semi-cooked meals with some but minimal preparation required ahead of serving, (ii) own-branded RTC products — ready to be consumed within 8 to 15 minutes with some additional cooking preparation, (iii) own-branded RTE products — typically pre -cooked meals that are ready to serve with minimal level of additional preparation, which includes our plant-based meal products localized for the palate of an Asian consumer, and (iv) private label products (i.e. third-party branded food products).

Business Model

Our omni-channel (online and offline) sales, end-to-end (“E2E”) product development and distribution strategy, and data analytics capabilities enable us to successfully identify, assess, and pivot to cater to changing consumer preferences and trends across multiple customer segments and price-points. From a product distribution standpoint, we have created a network of direct-to-customer (“D2C”), retailer, and wholesaler sale options.

•        We leverage (i) large China-based e-commerce platforms e.g., Tmall, JD.com, Pinduoduo, (ii) leading livestreaming, video-sharing, content-marketing platforms e.g., ByteDance (TikTok and sister-app Douyin), Bilibili, Weibo, Little Red Book (小红书), Kuaishou etc., and (iii) online-merged-offline (OmO) group-buy platforms e.g., Meituan-Dianping to drive online sales. We would cooperate with third-party online distributors on these e-commerce platforms to promote and sell our products.

•        We have access to a network of offline point-of-sales (“POS”) through partnerships with (i) convenience stores e.g., 7/11, Lawson etc., (ii) multi-national retail corporations e.g., Carrefour, Hema etc., (iii) boutique supermarket chains e.g., Ole’, G-Super etc., and (iv) various corporate partnerships e.g., Towngas to distribute and sell our products.

•        We operate in the Mainland China market but are actively expanding into international markets including but not limited to the United States and Canada.

•        We own multiple brands in our portfolio that provide convenient meal solution products to a wide range of consumers. We are actively looking for acquitision opportunities in complimentary brands in the Asian food and cooking categories as well as targets that can strengthen the company’s network of sales distribution.

As of March 31, 2023, we had 24.5 million paid customers. Around 69% of our followers on social media & video platforms are GenZ. 50% of customers are from the Eastern & Southern parts of China, and 86% are female. In particular, we believe that our products appeal to GenZ because (1) when compared to older age groups, GenZ generally do not want to spend a long time cooking at home and they value cost effective options like RTC, RTH and RTE meals due to the ease of cooking that RTC, RTH and RTE products provide; (2) we promote our products mainly through social media, the audience of which are mainly the GenZ population; (3) we mainly sell our products through e-commerce platforms, including livestreaming e-commerce, the customers demographics of which are dominated by GenZ; (4) plant-based diets have progressed from a food trend to a globally recognized lifestyle which GenZ is more willing to embrace. The average age of a viewer engaging with our products or marketplace is younger than 30 years old. From 2018 to March 2023, we have a content library with more than 247,874 minutes of in-house created content.

For the three months ended March 31, 2023, we recorded RMB43.0 million (or US$6.3 million) in total revenue compared to RMB36.9 million for the three months ended March 31, 2022, representing a 16.6% increase. Subsequent to March 31, 2023, we signed purchase agreements for three acquisitions. Assuming these three acquisitions had taken place on 1 January 2023, the unaudited pro forma revenue of the Company for the three months ended March 31, 2023 would be RMB68.9 million (or US$10.0 million).

For the year ended December 31, 2022, we recorded RMB179.6 million (or US$26.1 million) in total revenue. This drop in revenue was largely a result of negative impact from extended zero-covid policy in China which led to massive disruptions in the company’s e-commerce operations. In the face of this challenge, we completed four acquisitions in 2022 to speed up the diversification of revenue streams as well as aggressive improvement on overall cost structure. Assuming these four acquisitions had taken place on 1 January 2022, the unaudited pro forma revenue of the Company for the year ended December 31, 2022 will be RMB231.9 million (or US$33.8 million). Equally important, our focus has been on improving the overall cost structure of the business when facing Covid and inflation challenges. For the year ended December 31, 2022, our gross profit margin increased to 24.5% versus 17.8% for the year ended December 31, 2021.

As the company continues to execute on its M&A strategy, which primarily focuses on the acquisition of complimentary brands in the Asian food and cooking categories as well as sales channel access, in April 2023, we entered into a purchase agreement to acquire 51% equity interest of Shanghai Yuli Development Limited (“Yuli”), to add new sales channels in Ready-To-Cook and Ready-To-Eat product categories; also in April 2023, we entered into a purchase agreement to acquire 100% interest in 4 online stores in Pinduoduo platform to increase our online Ready-To-Heat customer base; in May 2023, we entered into a purchase agreement to acquire “Nona Lim”, an Asian food brand based in San Francisco, USA. The brand sells Ready-To-Cook Asian noodle meal kits and a variety of soup bases to its customers through an established distribution network in the United States, including major retailers such as Whole Foods Market, Target, and Kroger.

We have incurred a loss from operations, had net cash used in operating activities, net current liabilities and an accumulated deficit. In addition, our auditor’s report includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

Our Industry

We compete primarily in the convenient meal solutions market providing RTE, RTC and RTH products to our customers. With (i) the proliferation of food delivery service options, (ii) a shift in customer preference and behavior away from home-cooked to convenience, and (iii) an increase in GDP per capita/overall disposable income (both in our target demographic and in-general) the demand for convenient meal solution products including RTC/RTE products has increased significantly. Customers have also become more discerning and expect RTC/RTH/RTE products to be of a high quality, have a higher nutritional value, and taste better when compared with other processed or semi-processed food product categories. Typically, RTC and RTE meals are made using high-quality and seasonal ingredients with full traceability at every stage of the food chain and a focus on nutritional value and maintaining a balanced diet is factored into the recipe and product R&D process.

COVID-19 has accelerated the shift to e-commerce and the need to develop and professionalize China’s cold chain transport infrastructure. The logistics industry is benefiting from the proliferation of professional third-party logistics service providers as well as improvements in preservation/storage, information logistics, analysis, and distribution technology. As a result of improvements in logistical infrastructure and the scale of the distribution network, the RTC and RTE industry has been able to expand its geographical reach, improve product delivery efficiency, and guarantee food safety and maintain quality over larger distances.

Internationally, the development history of mature overseas RTC and RTE markets nurtures an extensive customer base of RTC and RTE products. The COVID-19 pandemic further stimulates such demands in overseas markets as it alters people’s lifestyle and increases health consciousness, especially in Southeast Asia. In addition, with the development of those mature RTC markets, an increasing number of customers are in pursuit of a healthier lifestyle and start to favor healthier ready-to-cook products instead of RTC products of high calories as well as healthier ready-to-eat products instead of junk food. Chinese companies in the RTC and RTE industry, because of their well-established value chains, are able to offer RTC and RTE products of competitive prices in markets like North America and Europe despite the additional logistic expenses. Thus, Chinese companies that are actively seeking international expansion opportunities are well positioned to gain share in the global RTC and RTE market.

Plant-based products are a nascent Fast-Moving Consumer Goods (“FMCG”) category in China. Some Chinese brands have recently emerged as strong competitors to international incumbents. Younger individuals are the target demographic of companies offering plant-based substitutes/alternatives. Many new brands have been able to penetrate the younger customer segment by adopting an omnichannel strategy and by offering good quality, varied product offerings at a reasonable price-point.

Around the globe, the public has been paying more attention to environmental and natural resources protection over the past decades. The technology and production of plant-based meat has also experienced rapid development. Benefiting from the mature production technology of plant-based meat, foreign brands, when compared with Chinese brands, have obvious advantages in imitation of meat flavor and texture. However, limiting to product categories, flavor localization, stock-keeping unit (“SKU”) quantity, and high price, it is difficult for them to seize significant business opportunities in Chinese market. Compared to foreign brands, domestic brands pay more attention to recipe R&D and introduce various plant-based meat food products into the market, ranging from Western cuisine to Chinese cuisine, including but not limited to Panini, pizza, hamburgers, braised rice, pies, noodles, and other products. Finally, the processed volume of soybean protein and pea protein in China contributes nearly half of the global volume every year, which provides a significant advantage in raw materials for domestic plant-based meat food products companies.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors and will continue to contribute to our success:

Leading Content Driven Consumer Brand in China that Possess a Loyal Customer Base, and Clear Alignment with Consumer Trends

We are a leading content-driven lifestyle brand for young food lovers, especially GenZ customers in China. We believe that our RTH, RTC, RTE, and plant-based meal products portfolio aligns with broader Fast-Moving-Consumer-Goods trends and shifts in consumer behavior. Our products, brand, and mission resonate strongly with our GenZ customer base who seek high quality and nutritional food products that are sustainably and ethically sourced. As of March 31, 2023, more than 24.5 million consumers had purchased our products via one or more e-commerce platforms.

Track Record of Innovation

We allocated and will continue to allocate significant resources to product innovation for our RTC and RTE products. We typically launch new products on a quarterly basis. To position us as a leader in the convenient RTC and RTE categories, we partnered with PFI Foods in the third quarter of 2020, cooperated with Meta Meat in 2021, both companies being leading plant-based meat manufacturers in mainland China, to develop a line of plant-based food products. In 2023, we have also launched a partnership with Nestle China using their Harvest Gourmet brand of plant based meat to bring the first-ever RTC products to market.

In addition, the company is building a library of new product concepts and recipes, ready for further development and testing. We believe that we excel at identifying ingredient combinations, and flavor profiles that appeal to the palate of young Asian consumers. Leveraging our innovation capabilities, our experience in the Chinese markets and our deep understanding of the palate of Asian consumers, we are confident that when executing our international market expansion plan, we can introduce new product innovation and develop food products that appeal to other Asian communities and potentially an even wider audience on the global stage.

Omni-Channel and Multi-Faceted Sales & Distribution Strategy

The Company’s core distribution strategy is to balance the revenue mix of online sales and offline sales. By leveraging the power of e-commerce, we tap into the growing digital market while providing various meal solutions to our consumers all around China. Simultaneously, we maintain a strong presence in physical retail through distributors, ensuring accessibility and brand visibility. This balanced distribution strategy enables us to capture diverse customer segments, optimize sales channels, and mitigate risks associated with concentration on a single distribution channel. In 2022, due to the impact of Covid outbreak in mainland China, we encountered difficult meeting our customers’ need online. As a result, about 83% and 61% of our revenue came from offline sales for the three months ended March 31, 2023 and for the year ended December 31, 2022 respectively.

Our omni-channel (both offline and online) strategy spans (i) popular e-commerce channels e.g., Taobao and JD.com, (ii) social and content platforms e.g., TikTok, Kuaishou, Bilibili, and WeChat, and (iii) community group buying platforms e.g., Meituan-Dianping. From 2019 to March 2023, our online sales network including, among others, Tmall, JD.com, and China Pinduoduo have attracted 107.18 million visitors and for the three months ended March 31, 2023, and for the year ended December 31, 2022, generated online consumer product sales of RMB7.3 million (or US$1.1 million) and RMB67.0 million (or US$9.8 million) respectively. In 2023, we increased our offline retail distribution network and have worked with 709 distributing partners.

We will continue to focus on bringing our customers the best quality Asian meal solution, by implementing a balanced distributing strategy. In 2023, the company’s forecasted online sales will account for 50% of total sales, while offline sales will account for the remaining half.

Customer Engagement Analytics, Customer Service, and Real-Time (“RT”) Feedback Capabilities

We analyze transaction data, collect customer feedbacks through one or more channels, and engage in customer engagement analytics. This helps to (i) streamline the product development lifecycle and reduce the risk of a customer-product mismatch, (ii) uncover new (sub) product categories and/or potential bundling and/or up and cross-sell opportunities within the existing product portfolio, (iii) strengthen our brand image, and (iv) improve customer “stickiness” by providing customers with a forum.

DATA- INFORMED FEEDBACK LOOP
小红书
快手
YOUKU 优酷
抖音
bilibili
腾讯视频
美团 Meituan
天猫 TMALL.COM
淘宝 Taobao
Online Video Platform
Backend Data
Operational / Warehousing Data
Content Tagging
Content Viewer Profile
eCommerce Customer Profile
Content Tagging
Content Tagging
Commercialization
Operational Efficiency
Product R&D
DATA- INFORMED FEEDBACK LOOP

CAPABILITES

- DATA ANALYSIS
- DATA TAGGING
- AUTOMATIC INDEX / INDICATOR TOOL
- DATA ASSET MANAGEMENT / PLATFORM
- BUSINESS INTELLIGENCE
- MARKETING CONTENT MANAGEMENT
- LTV IMPROVEMENT
- CRM

E2E Supply Chain Visibility, Agile Product Development and Go-to-Market (“GTM”) Capabilities

On average, we can deliver a new product to-market within 8 weeks. Our E2E supply chain visibility and strong product execution i.e., product concept, prototyping, product validation and recalibration, commercial manufacturing, product marketing and placement capabilities mean we can react in almost real-time to changes in customer needs and preferences. As part of our more proactive new product development strategy, we leverage our deep industry and cross-disciplinary expertise to uncover potential market and product opportunities. We have an in-house content development team which focuses on building interest and demand pre product launch. They will keep abreast of the latest market developments and identify potential trends and consumers interests. To promote our new products, we also collaborate with key opinion leaders (“KOLs” or “KOL”). We are well placed to continue to grow our market share and become the dominant player in the RTH, RTC, RTE, and plant-based meal products industry in mainland China.

CATEGORY PLANNING

On-going monitoring and strategizing

- Deep industry insights on ever-changing market trends and opportunity gaps
- Roadmap tested with predictive analytics on the backs of interactive customer engagement from own platform

PRODUCT DEVELOPMENT

8 weeks time to market

- Fast and user-driven prototyping with customers surveys via DDC mini-app and social media
- Flavor profile, packaging, and pricing refined through repeat testing and recalibrating with DDC users

MARKETING & DISTRIBUTION

6-12 months product life cycle

- In-house content creation to build user interest and demand
- Powerful collaborations with key KOLs that resonate with our brand and product
- Distribution through DDC platform and all major Online/Offline sales channels to drive massive reach

Experienced Management Team, Board of Directors, and Advisory Network

We have an experienced management team. Members of our management team have significant experience across the FMCG, e-commerce, and IT services/technology, media, and telecommunications industries/sectors. More importantly, our management team comprises of a few selected individuals that offer strong understanding of the Chinese market as well as have extensive experiences in operating and expanding FMCG businesses in international markets.

In particular, our founder, Ms. Norma Ka Yin Chu, is a highly regarded entrepreneur and a true cooking enthusiast who has won numerous awards as a visionary entrepreneur in the cooking and lifestyle community. She was named as China New Media Top 100 people in 2016, and one of CY Zone’s Most Notable Female Entrepreneurs for three consecutive years from 2017 to 2019. In 2020, she was awarded the Outstanding ICT Women Awards 2020: Women Entrepreneur Category, Harper’s Bazaar The Visionary Woman 2020 and JESSICA Most Successful Women Award 2020 — Digital Women. Prior to founding our group, Norma was the Head of Research of HSBC Private Bank in Hong Kong. Therefore, not only does Ms. Chu have rich experience in the cooking and food products industry, she also has extensive experience in private equity, which together enable her to lead our group’s drive to become a leader in the market.

We further augmented the management team with a Board of Directors and an advisory network with significant operator expertise and experience spanning PepsiCo, General Mills, Danone and Meitu.

Name	Previous Roles	Description
Chia Hung Yang Independent Director	Tuniu Corp., AirMedia, Dangdang Inc., and Goldman Sachs Group, Inc.

•   Mr. Yang has over 30 years of experience in capital market across the US & China, held C-level positions at several US-listed Chinese TMT companies

•   Former CFO of Tuniu, 51Talk, DangDang and AirMedia. Previously, Mr. Yang was a banker at Goldman Sachs, Morgan Stanley & Lehman Brothers

•   Mr. Yang currently serves as an independent director of I-Mab (Nasdaq: IMAB), Ehang (Nasdaq:EH), iQIYI (Nasdaq: IQ) and Up Fintech Holding (Tiger Securities) (Nasdaq: TIGR)

Matthew Gene Mouw Independent Director	Danone S.A., Barilla Group, MARS Inc

•   Mr. Mouw has over 30 years of extensive experience in the food industry, both convenience driven products such as confectionary, water & biscuits as well as planned purchase driven products such as juices, pasta and ready meals

•   Former Regional President Asia, Africa, and Australia for Barilla SpA. and General Manager for Danone S.A., in China

•   Mr. Mouw has experience with both emerging markets ranging from China to Turkey to Russia as well as developed markets ranging from Australia to Japan and Korea

Sam Shih Independent Director	PepsiCo, Inc., Red Bull GmbH, Accor S.A, and OYO Rooms

•   Mr. Shih has over 30 years of experience in food & hospitality industry in China.

•   Mr. Shih is currently a Partner and Chief Operating Officer of OYO Hotel Company, a unicorn start-up backed by Softbank in China.

•   Previously Mr. Shih has served as CEO of PepsiCo Investment (China) Ltd., Asia Pacific Managing Director for Red Bull Gmbh as well as Chairman and CEO of Accor Great China

Name	Previous Roles	Description
Malik Sadiq, PhD Advisory Board Member	The LIVEKINDLY Company, Inc., Tyson Foods, Inc., Arthur Andersen LLP, and Hitachi Vantara

•   Mr. Sadiq has more than 25 years of experience in the food and strategy consulting industry in China, India, and the US

•   Mr. Sadiq is currently the consulting business owner of Great Doorway Consulting

•   Previous roles include several senior management positions at Tyson Foods, most notably, CEO India, COO China, and Head of Global Sourcing and Business Optimization, COO of LIVEKINDLY Co, as well as the Vice President, Consumer Practice at Hitachi Consulting

Chenling Zhang Advisory Board Member	Primavera Capital Acquisition Corp, VCleanse

•   Being an investor, entrepreneur and influencer, Ms. Zhang started her career on Wall Street, raised NYSE- listed SPAC and founded her own company VCLEANSE as key suppliers of various popular brands

•   Ms. Zhang also works closely with a variety of global consumer brands, making contributions to their branding strategies and community building initiatives

•   Her roles include director of Primavera Capital Acquisition Corp and founder of VCLEANSE

Our Strategies

International market expansion

Internationally, the development history of mature overseas RTC and RTE markets nurtures an extensive customer base of RTC and RTE products. The COVID-19 pandemic further stimulates such demands in overseas markets as it alters people’s lifestyle and increases health consciousness, especially in Southeast Asia,. Chinese companies in the RTC and RTE industry, attributable to their well-established value chains, are able to offer RTC and RTE products of competitive prices in markets like North America and Europe despite the additional logistic expenses. Thus, Chinese companies that are actively seeking international expansion opportunities are well positioned to further gain share in the global RTC and RTE market.

Moreover, around the globe, the public has been paying more attention to environmental and natural resources protection over the past decades. Compared to foreign brands, domestic Chinese brands pay more attention to the recipe R&D and introduce various plant-based meat food products into the market, covering from Western cuisine to Chinese cuisine, including but not limited to Panini, pizza, hamburgers, braised rice, pies, noodles, and other products to cater consumers. The processed volume of soybean protein and pea protein in China contributes nearly half of the global volume every year, which provides a significant advantage in raw materials for Chinese plant-based meat food products companies.

In view of the above and to the extent permitted due to our recurring losses from operations and an accumulated deficit, we are raising funds from investors for the purpose of expanding our business in the U.S. and Southeast Asia in hope of widening our customer base.

For the U.S., we have devised a three-fold strategy: (1) to launch our products through major Asian-focused online and offline sales channels, (2) to launch our direct-to-consumer stores on Amazon and our U.S. website, and (3) to grow through acquisitions. Since July 2022, we have successfully gained access to the U.S. market through sales on Yamibuy.com, one of the largest Asia food e-commerce platforms headquartered in the U.S.. In May 2023, we entered into a purchase agreement to acquire “Nona Lim”, an Asian food brand based in San Francisco, USA. The brand sells Ready-To-Cook Asian noodle meal kits and a variety of soup bases to its customers through an established distribution network in the United States, including major retailers such as Whole Foods Market, Target, and Kroger.

This acquisition enables us to expand our customer base into the US market. As for the Southeast Asian market, we are currently negotiating with local companies that would give us instant access to a growing customer base in the RTC and RTE meal markets.

Enhance our sales and marketing capabilities, as well as our sphere of influence

We will continue to monitor the performance of our e-commerce partners and platforms, adapt our product pricing strategy and offerings, and expand our fulfilment capabilities to support our revenue targets. We are raising funds from investors to deepen and broaden our existing partnerships and continue to expand cooperation with a wider network of influencers and KOLs to build our brand awareness. Also, we plan to engage more up-and-coming social e-commerce platforms to (i) drive higher traffic to our stores through more and closer collaborations; (ii) improve our ability to aggressively penetrate non-tier 1 cities and (iii) accelerate the growth of our paid customer base. In addition, we will continue to improve our sales and marketing capabilities and leverage the internet and various social media platforms to build brand awareness in non-Tier 1 cities in China. We will also engage content and social media marketing providers and platforms to drive an increase in average order value (“AOV”), repeat purchases, and to attract net-new users to our platform.

As of March 31, 2023, we had 24.5 million paid customers.

Continue to innovate and expand product offerings

We expect consumer demand for RTH, RTC, RTE and plant-based meal products to not only persist, but to grow at an accelerated rate. We plan to leverage our deep industry expertise, data-informed consumer insights, and predictive analytics to identify meaningful consumer trends and then partner with and solicit product feedback from our customers to optimize and expand on our existing product portfolio. We are committed to strengthening our R&D and product development capabilities to improve our ability to innovate more effectively within our core product categories.

Mergers and Acquisitions (“M&A”) Rollup

M&A is a key growth strategy going forward for the company in order for us to execute on the multi-brand strategy and also further diversify away from brand concentration risks. We have already identified several targets but to the extent permitted due to our recurring losses from operations and an accumulated deficit, we will evaluate and opportunistically execute on strategic joint ventures (JV), potential investments and acquisition opportunities across the value-chain with a focus on supplementing and/or complementing our existing products, sales channels, customer-base and/or allow us to optimize our existing brand marketing and sales channel management capabilities. Apart from executing acquisitions with considerations paid through share exchanges, we are also raising funds from investors to have an option to acquire companies through a mixture of cash and shares.

nona lim
SPICY CHICKEN
RAMEN
BONE BROTH
nona lim
TRADITIONAL RAMEN
nona lim
Ramen
Noodles
nona lim

渔家翁
DEEP-SEA INTELLIGENCE
捕
南极
磷虾球
EUPHAUSIA SUPERBA
深海档案
研究深海美味力量
磷虾含量
≥11.2%
KRILL CONTENT
南极磷虾
泪奔香辣味
潜逃烧烤味
没有好鱼
宁可不做
净含量:70克
渔家翁

鱼香肉丝风味
猛味

Corporate History and Structure

DDC Enterprise Limited (“DDC Cayman”) is a Cayman Islands holding company and conducts its operations primarily in China through its wholly-owned or controlled subsidiaries. We were founded in Hong Kong in 2012 by Ms. Norma Ka Yin Chu as an online platform which distributed food recipes and culinary content. Subsequently, we further expanded its business to provide advertising services to brands that wish to place advertisements on our platform or video content. In 2015, we entered the Mainland China market through the establishment of Shanghai DayDayCook Information Technology Co., Ltd. (“SH DDC”) and Shanghai Weishi Information Technology Co., Ltd. (“Weishi”). In 2017, we expanded our business from content creation to content commerce. Later in 2019, we extended our business to include the production and sale of, among others, own-branded RTH, RTC convenient meal solution products.

During the periods covered by the financial statements included elsewhere in this prospectus, SH DDC had entered into a series of contractual arrangement with Weishi and Shanghai City Modern Agriculture Development Co., Ltd. (“City Modern”), in 2016 and 2019 respectively, which allows SH DDC to exercise effective control over Weishi and City Modern and receive substantially all the economic benefits of Weishi, City Modern and their consolidated entities (collectively, the “Weishi and City Modern VIEs”) via variable interest entity structures. As of the date of this prospectus, such contractual arrangements with the Weishi and City Modern VIEs have been terminated. After the termination of the contractual arrangements with Weishi, we will continue cooperation with it in certain online service areas. For instance, Weishi will develop and maintain the WeChat mini-program related to our business, ensure the ordinary operation of our official websites, make sure the cyber security of the systems and maintain our IT systems and servers. As advised by the PRC legal adviser, our continue cooperation with Weishi does not constitute a VIE because that, since the termination of the contractual arrangements with Weishi, (i) we have no longer enjoyed any controlling rights or decision-making power over the operation of Weishi; (ii) Weishi has independently operated its assets and properties and conducted its businesses, and its shareholder, instead of us, has enjoyed its residual interests and born the loss (if any); (iii) we and Weishi have no contractual relations other than the service contract to be signed between SH DDC and Weishi; and (iv) we have not enjoyed any interests or benefits, or any other transfers, contributed by Weishi, or offered any financial assistance for Weishi.

DDC Cayman directly and wholly owns (a) DDC OpenStudio Limited (“DDC OpenStudio”), a Cayman Islands company incorporated in May 2017, (b) Perfect Foods Inc. (“Perfect Foods Inc.”), a Cayman Islands company incorporated in September 2019 and (c) Grand Leader Technology Limited (“Grand Leader”), a Hong Kong company incorporated in January 2011. DDC OpenStudio in turn holds all the share capital of DDC OpenStudio Media Limited (“DDC OpenStudio Media”), which was incorporated in July 2018 in Hong Kong. Perfect Foods Inc. in turns holds all the share capital of Good Foods HK Limited (“Good Foods HK”), which was incorporated in September 2019 in Hong Kong.

Through its wholly-owned subsidiary Grand Leader, which was incorporated for the purpose of handling advertising, business-to-consumer e-commerce and cooking classes in Hong Kong, DDC Cayman owns a direct equity interest in SH DDC and Shanghai Lashu Import and Export Trading Co., Ltd. (“SH Lashu”). SH DDC was established in January 2015 in China for the purpose of engaging in technology development of computer hardware and software, food circulation and advertising production in China, whilst SH Lashu was established in August 2017 in China as an import and export vehicle in China.

As of December, 2017, Shanghai Youlong Industrial Co., Ltd. (“SH Youlong”), a wholly owned subsidiary of SH DDC, was established for the purpose of engaging in cooking class services, food and beverage and retail business in China. SH Youlong owns a direct equity interest in Guangzhou Youlong DayDayCook Food and Beverage Co., Ltd., which was established in March 2018 with its main business of engaging in cooking class services, food and beverage and retail business in China.

As of June 2019, Shanghai Juxiang Culture Media Co., Ltd. (“SH Juxiang”), a wholly owned subsidiary of SH DDC, was established for the purpose of engaging in e-commerce business in China.

In January 2019, SH DDC acquired 60% equity interest in Fujian Jinjiang Yunmao Electronic Commerce Co., Ltd. (“Yunmao”), a limited liability company incorporated under the Laws of the PRC, for a combination of a share option consideration equivalent to a value of RMB10.2 million, and a cash consideration of RMB10.2 million, to engage in food and beverage retail and e-commerce. Yunmao owns a direct equity interest in Hangzhou Damao Technology Co., Ltd., which was established in June 2020 with a main business of e-commerce.

In January 2021, SH DDC acquired a number of online stores from Chongqing Mengwei Technology Co., Ltd. (“CQ MW”), Liao Xuefeng, Chongqing Changshou District Weibang Network Co., Ltd. (“Weibang”) and Chongqing Yizhichan Snack Food Electronic Commerce Service Department (“Yizhichan”) (the “Transferors”). In July 2021, SH DDC and Chongqing Mengwei Technology Co., Ltd. set up a joint venture named Chongqing DayDayCook E-commerce Co., Ltd. (“CQ DDC”), which is established for accepting the online stores acquired and operating newly set-up online stores, in which, SH DDC holds 51% equity interest. CQ DDC was established for the purpose of engaging in online food retail business in China. However, due to certain limitations from the policies of third-party online platforms, the titles of such online stores currently cannot be transferred to CQ DDC and the operation of such online stores are still delegated to the Transferors through relevant contractual arrangements to enable us to have the ability to control such online stores. In April 2023, SH DDC acquired more Pinduoduo online stores from CQ MW, Weibang, Yizhichan and Chongqing Ningqi E-commerce Co. Ltd. (“Ningqi”), and has been operating these online stores in the same way. Therefore, these online stores are considered VIEs and SH DDC is the primary beneficiary. We refer to these online stores the “Mengwei VIE” throughout this prospectus. Investors should be aware that they are purchasing equity securities of our ultimate Cayman Islands holding company, namely DDC Cayman, rather than equity securities of the Mengwei VIE, and investors in our securities may never hold equity interests in the Mengwei VIE. DDC Cayman is a Cayman Islands holding company with no material operations of its own. The operations of online stores are conducted through contractual arrangements with the Transferors while other parts of our operations are conducted through our operating subsidiaries established in Hong Kong and mainland China. Although we took every precaution available to effectively enforce the contractual and corporate relationship with the Mengwei VIE, these contractual arrangements may still be less effective than direct ownership and that we may incur substantial costs to enforce the terms of the arrangements. For example, the Transferors, namely the operating agents of the Mengwei VIE, could breach their contractual arrangements by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the Mengwei VIE, we would be able to exercise our rights as a direct asset-holder to directly and effectively effect changes in the management and daily operation of the Mengwei VIE. However, under the current contractual arrangements, we rely on the performance of the Transferors of their obligations under the contracts to exercise control over the Mengwei VIE. The Transferors may not act in our best interests or may not perform their obligations under these contracts. In addition, failure of the Transferors to perform certain obligations could compel us to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective or sufficient. All the agreements under the Mengwei VIE arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these VIE agreements. The status of the rights of DDC Cayman, as a Cayman Islands holding company, with respect to the contractual arrangements with the Transferors is uncertain. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE structure should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event we are unable to enforce these VIE agreements for the Mengwei VIE, or if it suffers significant delay or other obstacles in the process of enforcing these VIE agreements, we may not be able to exert effective control over the Mengwei VIE, and our ability to conduct our business may be negatively affected.

On July 1, 2021, the Company, through its wholly owned subsidiary, SH DDC, entered into a purchase agreement (“the SPA”) with Mr. Zheng Dongfang and Mr. Han Min (“collectively the YJW Seller”), the shareholders of Fujian Yujiaweng Food Co., Ltd. (“Yujiaweng”) to acquire 60% interests of Yujiaweng’s product sales business, primarily including distribution contracts, the sales and marketing team, procurement team and other supporting function personnel (“the YJW Target Assets”). Yujiaweng is principally engaged in manufacturing and the distribution of snack foods. SH DDC and Mr. Zheng Dongfang agreed to form an entity (“YJW Newco”) with the Company holding 60% equity interest and Mr. Zheng Dongfang holding 40% equity interests. According to the SPA, during the period from July 1, 2021 until the date when YJW Newco is formed (“the transition period”), the Company manages and operates the Target Assets and is entitled to 60% of the net profit arising from the operation of the Target Assets.

On July 1, 2021, the Company, through its wholly owned subsidiary, SH DDC, entered into a purchase agreement (“the SPA”) with Mr. Xu Fuyi, (“the KeKe Seller”), the shareholder of Fujian Keke Food Co., Ltd. (“KeKe”) and Mr. Zheng Dongfang, the president of KeKe, to acquire a 60% interest in KeKe’s product sales business, primarily including distribution contracts, the sales and marketing team, procurement team and other supporting function personnel (“the KeKe Target Assets”). KeKe is principally engaged in manufacturing and distribution of candy products. SH DDC and Mr. Zheng Dongfang agreed to form an entity (“KeKe Newco”) with the Company holding 60% equity interest and Mr. Zheng Dongfang holding 40% equity interests. According to the SPA, during the period from July 1, 2021 and the date when KeKe Newco is formed (“the transition period”), the Company manages and operates the Target Assets and is entitled to 60% of the net profit arising from the operation of the Target Assets.

On February 1, 2022, the Company, through its wholly owned subsidiary, entered into a purchase agreement with Mr. LIN Kai Hang, Mr. SIO Leng Kit and Mr. Tang Wai Cheung, to acquire 51% shares of Lin’s Group Limited (“Lin’s Group”). Lin’s Group have its own brand “Deliverz” and principally engaged in manufacturing and distribution of RTC products with its major online sales channel. This was an upstream integration where Lin’s Group is the major supplier of RTC meal kits for the company’s Hong Kong operations. This acquisition allows the company to optimize cost structure for the RTC meal kits in the Hong Kong market. It also enables the company to expand its product offerings with its own production facility.

As of April 1, 2022, all contractual arrangements with Weishi and City Modern, have been terminated. As a result of the termination of the contractual arrangements with the Weishi and City Modern VIEs, we expect to be able to focus our capital and efforts on selling our products through online e-commerce platforms and offline distributors and retailers. We intend for the termination and discontinuation of business streams to reduce the company’s overall net losses, and free up capital to be allocated into our other fast growing RTH, RTC, RTE and plant based product businesses.

On May 1, 2022, the Company, through its wholly owned subsidiary, entered into a purchase agreement with Mr. Gao Xiaomin, Mr. Zhang Yi and Ms Chen Di, to acquire 51% shares of Shanghai Lishang Trading Ltd, (“Lishang”). Lishang is principally engaged in distribution of private label products. This acquisition was completed during the nation-wide lock down when the company expedited its strategy to diversify revenue streams and improve overall margin structure. Lishang has strong sales channel access into the corporate gifting channel which carries higher margin compared to the company’s existing e-commerce and offline distribution channels. By acquiring Lishang, the Company now has healthier gross margins as well as access to sales and distribution partnerships with global FMCG brands such as Pepsi Co (Lays brand.) These partnerships in turn can help the company secure better traffic and overall sales conversion on social commerce platforms to drive higher sales for its own branded product business.

On June 17, 2022, the “YJW Newco”, Quanzhou DayDayCook Food Co., Limited (“Quanzhou DDC”) was formed. As part of the transaction dated July 1, 2021, the YJW Target Assets and Keke Target Assets from the acquisition were transferred into Quanzhou DDC. And on the same day, SH DDC has obtained control over the YJW Target Assets and Keke Target Assets, and the results were consolidated into the Group.

On June 17, 2022, the “KeKe Newco”, Quanzhou Weishi Food Co., Limited was formed. The company does not hold any assets or operations.

The following diagram illustrates our corporate structure as of the date of this prospectus. Unless otherwise indicated, equity interests depicted in this diagram are held 100%.

DDC Enterprise Limited (Cayman)
DDC OpenStudio Limited (Cayman)
Grand Leader Technology Limited (Hong Kong)
Perfect Foods Inc. (Cayman)
DDC US Inc.
Cook San Francisco, LLC
DDC OpenStudio Media Limited (Hong Kong)
Good Foods HK Limited (Hong Kong)
Cook US LLC
51%
Lin's Group Limited
Offshore (Non-PRC)
Onshore (PRC)
Shanghai Lashu Import and Export Trading Co., Ltd.
Shanghai DayDayCook Information Technology Co., Ltd.
Mengwei Online Stores
Shanghai Juxiang Cultural Media Co., Ltd.
Chongqing DayDayCook E-commerce Co., Ltd.
Quanzhou DayDayCook Food Co., Limited
60%
Shanghai Lishang Trading Limited
51%
Shanghai Youlong Industrial Co., Ltd.
60%
Fujian Jinjiang Yunmao Electronic-Commerce Co., Ltd.
Quanzhou Weishi Food Co., Limited
60%
Shanghai Yuli Development Limited
51%
Guangzhou Youlong DayDayCook Food and Beverage Co., Ltd.
Hangzhou Damao Technology Co., Ltd.
Equity Interest
Contractual Arrangement

Immediately upon consummation of this offering, our ordinary shares will be classified into Class A Ordinary Shares and Class B Ordinary Shares. In respect of matters requiring shareholders’ vote, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to [thirty] votes.

Government Regulations and Approvals for this Offering

As our operations are currently conducted through our operating entities established in Hong Kong and mainland China and we have VIE arrangements with various Chinese entities and individuals to enable us to have the ability to control a number of online stores, we are potentially subject to significant regulations by various agencies of the Chinese government. The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, require an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC and Ministry of Commerce of the PRC (“MOFCOM”), prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. As at the date of this prospectus, we have been advised by Grandall Law Firm (Shanghai) that CSRC’s approval under the M&A Rules is not required for the listing and trading of our Class A Ordinary Shares on the NYSE Group in the context of this offering given that (i) our PRC subsidiaries were incorporated as wholly foreign-owned enterprises by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are DDC Cayman’s beneficial owners; (ii) we are a company incorporated under the laws of the Cayman Islands controlled by non-PRC citizens and we do not fit into the definition of “overseas special purpose vehicle” under the M&A Regulations; and (iii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules. As such, we have never conducted any mergers or acquisitions of any PRC domestic companies with a related party relationship. MOFCOM’s approval under the M&A Rules is also not required as we have never conducted any mergers or acquisitions of any PRC domestic companies with a related party relationship. We cannot assure you that relevant PRC governmental agencies, including the CSRC, would reach the same conclusion as we do.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities According to Law (the “Opinions”), which called for strengthened regulation over illegal securities activities and supervision on overseas listings by China-based companies and propose to take effective measures. As at the date of this prospectus, no official guidance or related implementation rules have been issued in relation to the Opinions, and the interpretation and implementation of the Opinions also remain unclear to some extent at this stage. Based on our understanding of the current PRC laws and regulations in effect at the time of this prospectus, except for the CSRC filing procedure which we need to complete according to the Trial Measures as described below, no prior permission is required under the M&A Rules, the Opinions or other PRC laws and regulations from any PRC governmental authorities for consummating this offering by our company, as advised by our PRC legal adviser, Grandall Law Firm (Shanghai). However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain the CSRC or other PRC governmental approvals for this offering. If we or our subsidiaries inadvertently conclude that such permission is not required, our ability to offer or continue to offer our Class A Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. Our Group may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

The PRC Data Security Law, which took effect on September 1, 2021, imposes data security and privacy obligations on entities and individuals that carry out data activities, provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. On August 20, 2021, the Standing Committee of the National People’s Congress, or the SCNPC, promulgated the PRC Personal Information Protection Law (the “PIPL”), which took effect on November 1, 2021. The PIPL sets out the regulatory framework for handling and protection of personal information and transmission of personal information to overseas. The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and State Administration for Market Regulation, or the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. On November 14, 2021, the Cyberspace Administration of China, or the CAC, issued the Draft Cyber Data Security Regulations for public comments, pursuant to which, data processors carrying out the following activities must, in accordance with the relevant national regulations, apply for a cybersecurity review: (i) the merger, reorganization or spin-off of internet platform operators that possess a large number of data resources related to national security, economic development and public interests that affects or may affect national security; (ii) listing in a foreign country of data processors that process the personal information of more than one million users; (iii) listing in Hong Kong of data processors that affects or may affect national security; and (iv) other data processing activities that affect or may affect national security. The scope of and threshold for determining what “affects or may affect national security” is still subject to uncertainty and further elaboration by the CAC.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The final Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services or data processing activities of such company affect or may affect national security. Through the contractual arrangements with Weishi, DDC SH had collected and possessed personal information of more than one million users. After the contractual arrangements with Weishi were terminated in April 2022, DDC SH still have been possessing this amount of personal information which are stored in mainland China. For purposes of the Cybersecurity Review Measures, we have applied for and completed the cybersecurity review with respect to our proposed overseas listing pursuant to the Cybersecurity Review Measures. As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we cannot assure you that we would not become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in rectification, fines or other penalties, including suspension of business, website closure, removal of our app from the relevant app stores, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — We may be liable for improper collection, use or appropriation of personal information provided by our customers.”

On February 17, 2023, CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”), which became effective on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and relevant CSRC Answers to Reporter Questions (collectively, the “Guidance Rules and Notice”) on the CSRC’s official website. Under the Trial Measures, either direct or indirect overseas offering and listing by domestic companies shall fulfill the filing procedure with the CSRC with submitting relevant materials. Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect: (1) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in the Chinese Mainland, or its main places of business are located in the Chinese Mainland, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Chinese Mainland. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis. When certain circumstances happen, overseas offering and listing shall not be made. And If the intended overseas offering and listing necessitates a national security review, relevant security review procedures shall be completed according to law before the application for such offering and listing is submitted to any overseas parties such as securities regulatory agencies and trading venues. Pursuant to the Trial Measures and the Guidance Rules and Notice, initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas, while PRC domestic enterprises that have submitted valid applications for overseas offerings and listing but have not obtained the approval from the relevant overseas regulatory authority or overseas stock exchanges shall complete filings with the CSRC prior to their overseas offerings and listings. We have submitted the filing materials with the CSRC to fulfill the filing procedure with the CSRC as per requirement of the Trial Measures, but we cannot predict whether or how soon it will be able to complete such proceeding. If we fail to comply with the Trial Measures, we will be required to correct our behaviors, facing warnings and fines which amount will range from RMB1,000,000 to RMB10,000,000, and directly responsible personnel will also be warned and fined which amount will range from RMB500,000 to RMB 5,000,000. Any failure of us to obtain the relevant approval or complete the filings and other relevant regulatory procedures in a timely manner will completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless. See “Risk Factors — The approval of the China Securities Regulatory Commission and other PRC governmental authorities provided under the M&A rules are not required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval. Except for the CSRC filing for this issuance and listing, we are not required to obtain any permission or approval from any Chinese authority to issue securities to foreign investors or in connection with this offering, which, we cannot predict, whether or how soon will be completed.”

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies”, and came into effect on March 31, 2023, together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised

Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company or our PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

Requisite Licenses and Approvals for Our Operations

Our business is subject to governmental supervision and regulation by the relevant PRC governmental authorities, including but not limited to the State Council, the SAMR, the Ministry of Commerce (the “MOFCOM”), the State Internet Information Office, the General Administration of Customs and other governmental authorities in charge of the relevant services provided by us. These government authorities promulgate and enforce regulations that cover various aspects of the operation of food products and e-commerce, including entry into these industries, scope of permitted business activities, licenses and permits for various business activities.

To operate our general business activities currently conducted in China, we are required and has obtained business licenses and food operation licenses, except for Quanzhou Weishi Food Co., Limited which does not hold any assets or operations for now and we are in the process of applying for relevant food operation licenses for it. In addition, SH Lashu have been filed for record as consignee or consignor of import and export goods. However, we cannot assure you that we can successfully renew these licenses in a timely manner. No application for any such licenses have been denied.

See “Risk Factors — Risks Relating to Our Business and Industry — If we fail to obtain and maintain the requisite licenses and approvals required under the complex regulatory environment applicable to our businesses in China, or if we are required to take compliance actions that are time-consuming or costly, our business, results of operations and financial condition may be materially and adversely affected.”

The following tables present the Company’s condensed consolidating schedules depicting the consolidated statements of comprehensive loss for the three months ended March 31, 2022 (comprising the Weishi and City Modern VIEs, and the Mengwei VIE) and 2023 (comprising the Mengwei VIE), and for the fiscal years ended December 31, 2021 and 2022 of the Company, its subsidiaries, the VIEs (comprising the Weishi and City Modern VIEs, and the Mengwei VIE) and the corresponding eliminating adjustments separately.

	Three Months Ended March 31, 2023
	The Company	Subsidiaries	VIEs	Elimination adjustments	Consolidated
	RMB	RMB	RMB	RMB	RMB
Total Revenue	—	41,827,760	1,169,374		42,997,134
Gross profit	—	10,447,196	423,021	—	10,870,217
Loss from operations	(3,811,084)	(5,675,985)	(334,381)	—	(9,821,450)
Share of loss of subsidiaries and consolidated VIEs	(7,267,088)	—	—	7,267,088 (1)	—
Net Loss	(1,012,923)	(6,932,792)	(334,296)	7,267,088	(1,012,923)

	December 31, 2022
	The Company	Subsidiaries	VIEs	Elimination adjustments	Consolidated
	RMB	RMB	RMB	RMB	RMB
Total Revenue	—	167,937,082	11,648,984		179,586,066
Gross profit	—	39,412,954	4,513,915		43,926,869
Loss from operations	(51,660,369)	(26,645,129)	(1,698,798)		(80,004,296)
Share of loss of subsidiaries and consolidated VIEs	(18,180,868)	—	—	18,180,868 (1)	—
Net Loss	(122,248,608)	(16,819,880)	(1,360,988)	18,180,868	(122,248,608)
	Three Months Ended March 31, 2022
	The Company	Subsidiaries	VIEs	Elimination adjustments	Consolidated
	RMB	RMB	RMB	RMB	RMB
Total Revenue	—	31,122,848	5,755,346		36,878,194
Gross profit	—	7,226,640	1,438,791	—	8,665,431
Loss from operations	(3,017,235)	(7,586,658)	(2,676,141)	—	(13,280,034)
Share of loss of subsidiaries and consolidated VIEs	(8,931,348)	—	—	8,931,348 (1)	—
Net Loss	(29,567,753)	(6,614,067)	(2,317,281)	8,931,348	(29,567,753)
	December 31, 2021
	The Company	Subsidiaries	VIEs	Elimination adjustments		Consolidated
	RMB	RMB	RMB	RMB		RMB
Total Revenue	—	145,865,084	66,408,787	(7,094,429	)(2)	205,179,442
Gross profit	—	15,834,045	20,623,563	—		36,457,608
Loss from operations	(32,861,932)	(54,509,591)	(26,248,467)	—		(113,619,990)
Share of loss of subsidiaries and consolidated VIEs	(79,060,126)	—	—	79,060,126	(1)	—
Net Loss	(458,683,434)	(51,028,568)	(20,937,129)	71,965,697		(458,683,434)

____________

(1)      To eliminate the Company’s share of loss of its subsidiaries and consolidated VIEs.

(2)      To eliminate the related party transactions between subsidiaries of the Company and consolidated VIEs

The following tables present the Company’s condensed consolidating schedules depicting the consolidated balance sheets as of March 31, 2022 (comprising the Weishi and City Modern VIEs, and the Mengwei VIE), March 31, 2023 (comprising the Mengwei VIE), December 31, 2021 and 2022 of the Company, its subsidiaries, the VIEs (comprising the Weishi and City Modern VIEs, and the Mengwei VIE) and corresponding eliminating adjustments separately.

	March 31, 2023
	The Company	Subsidiaries	VIEs	Elimination adjustments		Consolidated
	RMB	RMB	RMB	RMB		RMB
ASSETS
Current assets
Cash and cash equivalents	14,984,210	2,964,559	153,233			18,102,002
Restricted cash	68,717,000	477,629	—			69,194,629
Amounts due from related parties	23,663,515	(23,663,515)	—			—
Other current assets	—	40,786,631	3,732,346			44,518,977
Total current assets	107,364,725	20,565,304	3,885,579			131,815,608
Non-current assets
Long-term investment	21,798,047	—	—	—		21,798,047
Other non-current assets	—	84,385,862	2,860,052	—		87,245,914
Total non-current assets	21,798,047	84,385,862	2,860,052	—		109,043,961
Total assets	129,162,772	104,951,166	6,745,631			240,859,569

Liabilities
Current liabilities
Share of loss of subsidiaries and consolidated VIEs	57,573,646	—	—	(57,573,646	)(3)	—
Amounts due to related parties	2,364,650	15,829,652	—	—		18,194,302
Other current liabilities	118,408,251	120,089,971	8,371,961			246,870,183
Total current liabilities	178,346,547	135,919,623	8,371,961	(57,573,646)		265,064,485
Non-current liabilities	85,908,589	9,584,997	—	—		95,493,586
Total non-current liabilities	85,908,589	9,584,997	—	—		95,493,586
Total liabilities	264,255,136	145,504,620	8,371,961	(57,573,646)		360,558,071

Mezzanine equity	1,379,164,415	—	—	—		1,379,164,415
Total shareholders’ deficit	(1,514,256,779)	(40,553,454)	(1,626,330)	57,573,646	(3)	(1,498,862,917)
Total liabilities, mezzanine equity and shareholders’ deficit	129,162,772	104,951,166	6,745,631			240,859,569

	December 31, 2022
	The Company	Subsidiaries	VIEs	Elimination adjustments		Consolidated
	RMB	RMB	RMB	RMB		RMB
ASSETS
Current assets
Cash and cash equivalents	23,066,336	3,383,140	352,291			26,801,767
Restricted cash	69,646,000	456,863	—			70,102,863
Amounts due from related parties						—
Other current assets	20,253,624	35,282,753	3,201,058			58,737,435
Total current assets	112,965,960	39,122,756	3,553,349			155,642,065
Non-current assets
Long-term investment	22,440,969	—	—	—		22,440,969
Other non-current assets	—	73,920,401	3,374,338	—		77,294,739
Total non-current assets	22,440,969	73,920,401	3,374,338	—		99,735,708
Total assets	135,406,929	113,043,157	6,927,687			255,377,773

Liabilities
Current liabilities
Share of loss of subsidiaries and consolidated VIEs	49,689,927	—	—	(49,689,927	)(3)	—
Amounts due to related parties	2,257,268	17,138,442	—			19,395,710
Other current liabilities	114,195,693	119,981,611	8,219,721			242,397,025
Total current liabilities	166,142,888	137,120,053	8,219,721	(49,689,927)		261,792,735
Non-current liabilities	102,669,792	9,894,709	—	—		112,564,501
Total non-current liabilities	102,669,792	9,894,709	—	—		112,564,501
Total liabilities	268,812,680	147,014,762	8,219,721	(49,689,927)		374,357,236

Mezzanine equity	1,368,520,061	—	—	—		1,368,520,061
Total shareholders’ deficit	(1,501,925,812)	(33,971,605)	(1,292,034)	49,689,927	(3)	(1,487,499,524)
Total liabilities, mezzanine equity and shareholders’ deficit	135,406,929	113,043,157	6,927,687			255,377,773

	March 31, 2022
	The Company	Subsidiaries	VIEs	Elimination adjustments		Consolidated
	RMB	RMB	RMB	RMB		RMB
ASSETS
Current assets
Cash and cash equivalents	680	4,741,203	435,682			5,177,565
Restricted cash	63,485,176	—	—			63,485,176
Amounts due from related parties	25,318,500	120,754,839	83,137,208	(229,210,547	)(1)	—
Other current assets	3,677,226	24,417,146	9,633,305			37,727,677
Total current assets	92,481,582	149,913,188	93,206,195	(229,210,547)		106,390,418
Non-current assets
Long-term investment	49,076,563	—	2,460,000	—		51,536,563
Other non-current assets	—	58,881,869	8,261,591	—		67,143,460
Total non-current assets	49,076,563	58,881,869	10,721,591	—		118,680,023
Total assets	141,558,145	208,795,057	103,927,786	(229,210,547)		225,070,441

Liabilities
Current liabilities
Share of loss of subsidiaries and consolidated VIEs	26,553,825	—	—	(26,553,825	)(3)	—
Amounts due to related parties	2,184,505	90,274,137	146,073,339	(229,210,547)		9,321,434
Other current liabilities	95,364,660	56,765,838	34,391,648			186,522,146
Total current liabilities	124,102,990	147,039,975	180,464,987	(255,764,372)		195,843,580
Non-current liabilities	82,718,894	5,879,346	4,732,531	—		93,330,771
Total non-current liabilities	82,718,894	5,879,346	4,732,531	—		93,330,771
Total liabilities	206,821,884	152,919,321	185,197,518	(255,764,372)		289,174,351

Mezzanine equity	1,169,348,375	—	—	—		1,169,348,375
Total shareholders’ deficit	(1,234,612,114)	55,875,736	(81,269,732)	26,553,825	(3)	(1,233,452,285)
Total liabilities, mezzanine equity and shareholders’ deficit	141,558,145	208,795,057	103,927,786	(229,210,547)		225,070,441

	December 31, 2021
	The Company	Subsidiaries	VIEs	Elimination adjustments		Consolidated
	RMB	RMB	RMB	RMB		RMB
ASSETS
Current assets
Cash and cash equivalents	7,791,447	4,585,770	1,116,284			13,493,501
Restricted cash	63,757,000	—	—			63,757,000
Amounts due from related parties	21,210,284	302,887,132	83,274,065	(407,371,481	)(1)	—
Other current assets	8,826,824	29,362,193	8,305,565	(4,279,414	)(2)	42,215,168
Total current assets	101,585,555	336,835,095	92,695,914	(411,650,895)		119,465,669
Non-current assets
Long-term investment	49,289,160	—	2,460,000	—		51,749,160
Other non-current assets	—	53,552,489	3,733,646	—		57,286,135
Total non-current assets	49,289,160	53,552,489	6,193,646	—		109,035,295
Total assets	150,874,715	390,387,584	98,889,560	(411,650,895)		228,500,964

Liabilities
Current liabilities
Share of loss of subsidiaries and consolidated VIEs	18,359,545	—	—	(18,359,545	)(3)	—
Amounts due to related parties	2,257,268	267,167,771	145,358,698	(407,371,481	)(1)	7,412,256
Other current liabilities	87,896,086	73,274,896	29,583,313	(21,125,869)		169,628,426
Total current liabilities	108,512,899	340,442,667	174,942,011	(446,856,895)		177,040,682
Non-current liabilities	79,021,847	5,961,794	2,900,000	—		87,883,641
Total liabilities	187,534,746	346,404,461	177,842,011	(446,856,895)		264,924,323
Mezzanine equity	1,149,874,154	—	—	—		1,149,874,154

Total shareholders’ deficit	(1,186,534,185)	43,983,123	(78,952,451)	35,206,000	(2)(3)	(1,186,297,513)
Total liabilities, mezzanine equity and shareholders’ deficit	150,874,715	390,387,584	98,889,560	(411,650,895)		228,500,964

____________

(1)      Being elimination of balances resulted from amounts paid/received by VIEs on behalf of the Company’s subsidiaries.

(2)      To eliminate the loans provided by the Shanghai DayDayCook Information Technology Co., Ltd. to the VIE.

(3)      To eliminate the Company’s share of loss of its subsidiaries and consolidated VIEs.

The following tables present the Company’s condensed consolidating schedules depicting the consolidated cash flows for the three months ended March 31, 2022 (comprising the Weishi and City Modern VIEs, and the Mengwei VIE) and 2023 (comprising the Mengwei VIE), and for the fiscal years ended December 31, 2021 and 2022 of the Company, its subsidiaries, the VIEs (comprising the Weishi and City Modern VIEs, and the Mengwei VIE), and corresponding eliminating adjustments separately.

	Three Months Ended March 31, 2023
	The Company	Subsidiaries	VIEs	Elimination adjustments	Consolidated
	RMB	RMB	RMB	RMB	RMB
Net cash used in operating activities	(9,011,126)	(2,807,519)	(199,058)	—	(12,017,703)
Net cash used in investing activities	—	(1,773,222)	—	—	(1,773,222)
Net cash provided by financing activities	—	5,736,372	—	—	5,736,372
Effect of foreign currency exchange rate changes on cash	—	(1,553,446)	—	—	(1,553,446)
Net (decrease)/increase in cash, cash equivalents and restricted cash	(9,011,126)	(397,815)	(199,058)	—	(9,607,999)
Cash, cash equivalents and restricted cash at the beginning of the period	92,712,336	3,840,003	352,291	—	96,904,630
Cash, cash equivalents and restricted cash at the end of the period	83,701,210	3,442,188	153,233	—	87,296,631
	December 31, 2022
	The Company	Subsidiaries	VIEs	Elimination adjustments	Consolidated
	RMB	RMB	RMB	RMB	RMB
Net cash used in operating activities	(2,356,633)	(32,814,117)	(1,912,315)	—	(37,083,065)
Net cash used in investing activities	(348,230)	(87,847)	(8,550)	—	(444,627)
Net cash provided by financing activities	23,868,752	26,198,411	1,284,986	—	51,352,149
Effect of foreign currency exchange rate changes on cash	—	5,829,672	—	—	5,829,672
Net (decrease)/increase in cash, cash equivalents and restricted cash	21,163,889	(873,881)	(635,879)	—	19,654,129
Cash, cash equivalents and restricted cash at the beginning of the period	71,548,447	4,585,770	1,116,284	—	77,250,501
Cash, cash equivalents and restricted cash at the end of the period	92,712,336	3,711,889	480,405	—	96,904,630

	Three Months Ended March 31, 2022
	The Company	Subsidiaries	VIEs	Elimination adjustments	Consolidated
	RMB	RMB	RMB	RMB	RMB
Net cash used in operating activities	(7,883,470)	710,884	(1,957,038)	—	(9,129,624)
Net cash used in investing activities	—	97,583	(8,550)	—	89,033
Net cash provided by financing activities	(179,121)	(416,594)	1,284,986	—	689,271
Effect of foreign currency exchange rate changes on cash	—	(236,440)	—	—	(236,440)
Net (decrease)/increase in cash, cash equivalents and restricted cash	(8,062,591)	155,433	(680,602)	—	(8,587,760)
Cash, cash equivalents and restricted cash at the beginning of the period	71,548,447	4,585,770	1,116,284	—	77,250,501
Cash, cash equivalents and restricted cash at the end of the period	63,485,856	4,741,203	435,682	—	68,662,741
	December 31, 2021
	The Company	Subsidiaries	VIEs	Elimination adjustments		Consolidated
	RMB	RMB	RMB	RMB		RMB
Net cash used in operating activities	(25,175,497)	(60,234,248)	(6,015,545)	—		(91,425,290)
Net cash used in investing activities	(62,413,924)	2,029,305	(96,601)	52,123,958	(1)	(8,357,262)
Net cash provided by financing activities	141,201,960	19,683,516	6,995,537	(52,123,958	)(1)	115,757,055
Effect of foreign currency exchange rate changes on cash	—	2,652,471	—	—		2,652,471
Net (decrease)/increase in cash, cash equivalents and restricted cash	53,612,539	(35,868,956)	883,391	—		18,626,974
Cash, cash equivalents and restricted cash at the beginning of the period	17,935,908	40,454,726	232,893	—		58,623,527
Cash, cash equivalents and restricted cash at the end of the period	71,548,447	4,585,770	1,116,284	—		77,250,501

____________

(1)      Being elimination of cash contributions from the Company to its subsidiary.

Transfer of Cash Through our Organization

Currently, DDC Cayman is incorporated in Cayman Islands to be the ultimate parent company of the Group. As a holding company with no material operations of our own, DDC Cayman conduct our operations through our operating subsidiaries established in Hong Kong and mainland China. DDC Cayman is permitted under the laws of Cayman Islands to provide funding to our subsidiaries in Cayman Islands, Hong Kong and mainland China through loans or capital contributions on the amount of the funds. DDC Cayman can distribute earnings from its businesses, including subsidiaries, to the U.S. investors as well as the ability to settle amounts owed under intercompany agreements.

Our operating subsidiaries are permitted under the laws of the PRC and Hong Kong, respectively, to provide funding to DDC Cayman, the holding company incorporated in the Cayman Islands through dividend distributions. Our Group currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. We currently do not have any dividend policy, and we do not anticipate declaring or paying dividends in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. However, to the extent cash and assets in our business are in the PRC or our PRC entities, the funds/assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries, by the PRC government. If our subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Other than cash transferred in the ordinary course of business among our subsidiaries, there were no other significant cash transfers and transfers of other assets among DDC Cayman and its subsidiaries to date. Moreover, to the extent cash and assets in our business are in the PRC or our PRC entities, the funds/assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries, by the PRC government.

Currently, our operations are currently conducted through our operating entities established in Hong Kong and mainland China, and we have VIE arrangements with various Chinese entities and individuals to enable us to have the ability to control a number of online stores. During the two years ended December 31, 2021 and 2022, we had conducted part of our operations in China through contractual arrangements with the Weishi and City Modern VIEs (namely, Shanghai Weishi Information Technology Co., Ltd., Shanghai City Modern Agriculture Development Co., Ltd., Shanghai City Vegetable Production and Distribution Co-op, Shanghai Jiapin Vegetable Planting Co-op, Shanghai Jiapin Ecological Agriculture Co-op). Through such contractual arrangements, we, through our indirect wholly-owned PRC subsidiary SH DDC, control and receive the economic benefits of the Weishi and City Modern VIEs without owning any direct equity interest in them. As of April 2022, such contractual arrangements with the Weishi and City Modern VIEs have been terminated. However, we still have contractual arrangements with Chongqing Mengwei Technology Co., Ltd., Liao Xuefeng, Chongqing Changshou District Weibang Network Co., Ltd., Chongqing Yizhichan Snack Food Electronic Commerce Service Department and Chongqing Ningqi E-commerce Co. Ltd. to enable us to have the ability to control a number of online stores purchased from them since the titles of such online stores cannot be transferred to us due to the limitations from the policies of certain online platforms. These online stores which we refer to collectively as the Mengwei VIE, are considered VIEs and SH DDC is the primary beneficiary. The contractual arrangements for the Mengwei VIE are not designed to create any ownership over the Mengwei VIE but are designed to provide SH DDC with the power, rights, and obligations equivalent in all material respects to those it would possess as the principal asset-holder of the Mengwei VIE. Neither DDC Cayman nor any of its subsidiaries has an equity ownership or direct foreign investment in, or control of, through such ownership or investment, the Mengwei VIE. Consolidated VIEs are the assets in which our PRC subsidiary SH DDC, through contractual arrangements, exercises effective control over the operating activities that most impact the economic performance, bears the risks of, and enjoys the rewards normally associated with ownership of the assets, and therefore SH DDC is the primary beneficiary of the Mengwei VIE and have, for accounting purposes, consolidated their financial results in our consolidated financial statements in accordance with U.S. GAAP. In this prospectus, any description of control over the Mengwei VIE or benefits from the Mengwei VIE that accrue to us is made based on the assumption that we have met and will continue to meet all the conditions for consolidation under U.S. GAAP. Uncertainties exist as to our ability to enforce the contractual agreements with regard to the Mengwei VIE, and the enforceability of such contractual agreements has not been tested in a court of law. See “Corporate History and Structure — Contractual Arrangements Regarding Several Online Stores — the Mengwei VIE” below.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

We may make loans to our PRC subsidiaries subject to the approval or registration from governmental authorities and limitation of amount, or we may make additional capital contributions to our wholly foreign-owned subsidiaries in China. Any loans to our subsidiaries in China are subject to foreign debt registrations. In addition, a foreign-invested enterprise, or FIE, shall use its capital pursuant to the principle of authenticity and self-use within its business scope. And the capital shall not be used for the purposes prohibited by law. Non-investing foreign-invested enterprises are permitted to make equity investments in the PRC with their capital funds in accordance with applicable PRC laws and regulations under the premise that the domestic investment projects are true and in compliance with applicable PRC laws and regulations. As the relevant government authorities have broad discretion in interpreting the regulation, it is unclear whether SAFE will permit such capital funds to be used for equity investments in the PRC in actual practice.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Therefore, our subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and SAFE have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our ordinary shares.

Further, the PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. The dividends and distributions from our PRC subsidiaries are subject to relevant regulations and restrictions on dividends and payment to parties outside of China. See “Risk Factors — Risks Related to Doing Business in China and Hong Kong — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using part of the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” and “Restrictions on currency exchange may limit our ability to utilize our revenues effectively” for more information on the risk of PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion with respect to part of the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary and restrictions on currency exchange may limit our ability to utilize our revenues effectively with respect to our operations. Further, investment in Chinese companies, which are governed by the Foreign Investment Law and Company Law, and the dividends and distributions from our PRC subsidiaries are subject to relevant regulations and restrictions on dividends and payment to parties outside of China. Applicable PRC law permits payment of dividends to DDC Cayman by our PRC subsidiaries only out of its net income, if any, determined in accordance with PRC accounting standards and regulations. Each of our PRC subsidiaries required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC.

Within the organization, investor cash inflows have all been received by DDC Cayman. Cash to fund DDC Cayman’s operations is transferred from DDC Cayman down through our Hong Kong and Cayman entities and then into our Chinese entities through capital contributions and loans. Transfers among our Hong Kong entities are not restricted. Furthermore, subject to payment of withholding taxes, there are no restrictions and limitations on our ability to distribute earnings from our subsidiaries to DDC Cayman and U.S. investors as well as the ability to settle amounts owed under any agreements.

In the reporting periods presented in this prospectus and up to the date of this prospectus, save for (i) cash transfers among entities of our Group that are made in the ordinary course of business; and (ii) cash transfers described in the table below, no material cash and other asset transfers have occurred among DDC Cayman, its subsidiaries and the VIEs, or from DDC Cayman and its subsidiaries to investors; and no dividends or distributions from any of the subsidiaries and the VIEs has been made to DDC Cayman or to investors, or from DDC Cayman to any of the subsidiaries and the VIEs or to investors.

The following are the material intra-group cash transfers for the six months ended June 30, 2023 and three months ended March 31, 2022:

From	To	six months ended June 30, 2023	Purpose of transfer	three months ended March 31, 2022	Purpose of transfer
Shanghai Weishi Information Technology Co., Ltd.	Shanghai DayDayCook Information Technology Co., Ltd.	N/A	Fund for operation	Nil	Fund for operation
Shanghai Lashu Import and Export Trading Co., Ltd.	Shanghai Weishi Information Technology Co., Ltd.	N/A	Fund for operation	RMB583,152	Fund for operation

The following are the material intra-group cash transfers for the years ended December 31, 2022 and 2021:

From	To	FY2021	Purpose of transfer	FY2022	Purpose of transfer
Shanghai Weishi Information Technology Co., Ltd.	Shanghai DayDayCook Information Technology Co., Ltd.	Nil	Fund for operation	Nil	Fund for operation
Shanghai Lashu Import and Export Trading Co., Ltd.	Shanghai Weishi Information Technology Co., Ltd.	RMB8,794,764	Fund for operation	RMB583,152	Fund for operation

See “Selected Consolidated Financial Data” and our consolidated financial statements and related notes included elsewhere in this prospectus. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future.

Transferring cash through our subsidiaries, current VIE and its subsidiaries is subject to risks due to the uncertainty of the interpretation and application of the PRC laws and regulations, including but not limited to regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangement with the current VIE. We are also subject to the risks of the uncertainty that the PRC government could disallow the VIE structure, which would likely result in a material change in our operations, or a complete hindrance of cash flow through the current VIE. The contractual arrangements are less effective than direct ownership due to the inherent risks of the VIE structure. We may have difficulty in enforcing any rights we may have under the contractual arrangements in relation to the Mengwei VIE, since all contractual agreements are governed by the PRC laws and require us to resolve all disputes through arbitration in the PRC, where the legal environment is uncertain and not as developed as in the United States. Moreover, the Chinese government has significant oversight and discretion over the conduct of SH DDC’s business and may intervene or influence SH DDC’s operations at any time with little advance notice, which could result in a material change in our operations and/or the cash flow through our subsidiaries and/or the VIE and their respective subsidiaries. Furthermore, the contractual agreements may not be enforceable in China if the PRC authorities or courts are of the view that such contractual agreements contravene with the PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce the contractual agreements, we may not be able to exert effective influence over the current VIE and the current VIE’s ability to conduct its business may be materially and adversely affected.

As an offshore holding company, we are permitted under PRC laws and regulations to provide funding from the proceeds of our offshore fund-raising activities to SH DDC, our subsidiaries, the current VIE and their subsidiaries only through loans or capital contributions, subject to the satisfaction of the applicable government registration and approval requirements. Before providing loans to SH DDC, our subsidiaries, or the current VIE and their subsidiaries, we will be required to make filings with details of the loans with the SAFE in accordance with relevant PRC laws and regulations. SH DDC, our subsidiaries, the current VIE and their subsidiaries that receive the loans are only allowed to use the loans for the purposes set forth in these laws and regulations. Under regulations of the SAFE, Renminbi is not convertible into foreign currencies for capital account items, such as loans, repatriation of investments and investments outside of China, unless the prior approval of the SAFE is obtained and prior registration with the SAFE is made.

Further, subject to the Companies Act and our Tenth Amended and Restated Memorandum and Articles of Association which will take effect immediately prior to the completion of this offering, our board of directors may authorize and declare a dividend to shareholders from time to time out of the profits from DDC Cayman, realized or unrealized, or out of the share premium account, provided that DDC Cayman will remain solvent, meaning DDC Cayman is able to pay its debts as they come due in the ordinary course of business. There is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us in the form of dividends.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from DDC Cayman to our Hong Kong subsidiaries or from our Hong Kong subsidiaries to DDC Cayman. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

Currently, we do not have specific cash management policies and procedures in place that dictate how funds are transferred through our organization, however, we have been closely monitoring our transfer of funds and will adopt relevant policies and procedures if necessary.

See “Risk Factors — Risk Related to Our Corporate Structure — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” for more information.

Risk Factor Summary

Our business and our offering are subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our Class A Ordinary Shares. These risks are discussed more fully in “Risk Factors” beginning on page 38. These risks include, but are not limited to, the following:

Risks Relating to Our Business and Industry

•        Our business and future growth prospects rely on consumer demand for our products. Any shift in consumer demand, or any unexpected situation with a negative impact on consumer demand may materially and adversely affect our business and results of operations.

•        If we fail to retain existing customers, derive revenue from existing customers consistent with historical performance or acquire new customers cost-effectively, our business could be adversely affected.

•        The market for RTH, RTC, RTE, plant-based meal products and private-label in China is continuously evolving and may not grow as quickly as expected, or at all, which could negatively affect our business and prospects.

•        We are actively expanding our business outside the PRC, where we may be subject to increased business, regulatory, and economic risks that could materially adversely affect our business, financial condition, results of operations, and prospects. A severe or prolonged downturn in the PRC or global economy could also materially and adversely affect our business, results of operations and financial condition.

•        If we are unable to expand our business to international markets successfully, our business and results of operations would be adversely affected.

•        Changes to the pricing of our products could adversely affect our results of operations.

•        Our business and prospects depend on our ability to build our brands and reputation, which could be harmed by negative publicity with respect to us, our products and operations, our management, brand ambassadors, key opinion leaders (“KOLs”), or other business partners.

•        Our products are subject to food safety standards and the failure to satisfy such mandated food safety standards would have a material and adverse effect on our business, results of operations and prospects.

•        We may be subject to claims under consumer protection laws, including health and safety claims and product liability claims, if people are harmed by the products sold by us.

•        We face risks related to instances of food-borne illnesses, health epidemics, natural disasters and other catastrophic events. The outbreak of any severe contagious diseases, if uncontrolled, could adversely affect our business and results of operation.

•        We may be liable for improper collection, use or appropriation of personal information provided by our customers.

•        If the content we produce and distribute through online social and content platforms, or content available on our website, is deemed to violate PRC laws or regulations, our business and results of operations may be materially and adversely affected.

•        We currently utilize third-party suppliers for our products. Loss of these suppliers could harm our business and impede growth.

•        Our growth may be limited if we are unable to expand our distribution channels and secure additional retail space for its products.

•        We rely in part on third-party distributors to place our products into the market and we may not be able to control our distributors.

•        Adverse publicity involving us, our products, our raw materials, our directors, our management team, our competitors or our industry could materially and adversely impact our business and results of operations.

•        We operate in a highly competitive industry. Failure to compete effectively could adversely affect our market share, growth and profitability.

•        We may not be able to successfully implement our growth strategy.

•        We may be unable to manage our growth effectively or efficiently.

•        We have incurred net loss in the past, and we may not be able to achieve or maintain profitability in the future.

•        Our historical financial conditions and results of operations are not representative of our future performance. We may be unable to effectively manage our future growth and expansion, and may not achieve growth in revenue and profit. If we are unable to manage our growth effectively, we may not be able to capitalize on new business opportunities and our business and financial results may be materially and adversely affected.

•        We depend on a stable and adequate supply of raw materials which are subject to price volatility and other risks. Inadequate or interrupted supply and price fluctuation for raw materials and packaging materials could adversely affect our profitability.

•        The development of online sales network and marketing activities may not meet expectations, or we may fail to manage the coordination of our offline and online sales channels, which may adversely affect our operation results.

•        Our online sales depend on the proper operation of third-party online platforms and any serious interruptions of these platforms could adversely affect our operations.

•        Our operating results depend on the effectiveness of our marketing and promotional programs. Improper marketing activities may adversely affect our brand image.

•        If we fail to obtain and maintain the requisite licenses and approvals required under the complex regulatory environment applicable to our businesses in China, or if we are required to take compliance actions that are time-consuming or costly, our business, results of operations and financial condition may be materially and adversely affected.

•        We are subject to PRC Advertising Law and related regulations, rules and measures applicable to advertising.

•        Our acquisition activities and other strategic transactions may present managerial, integration, operational and financial risks, which may prevent us from realizing the full intended benefit of the acquisitions we undertake.

•        We rely on third-party logistics companies to deliver our products. Any delivery delay, improper handling of goods or increase in transportation costs of our logistic service providers could adversely affect our business and results of operations. If the third-party logistics business is interrupted, we may not have sufficient resources to support our product transportation and face the risk of rising transportation prices.

•        We may face the risk of inventory obsolescence.

•        We may not be able to adequately protect our intellectual property, which could adversely affect our business and operations.

•        We may be accused of infringing intellectual property rights of others and content restrictions of relevant laws.

•        Failure to successfully operate our information systems and implement new technology effectively could disrupt our business or reduce our profitability.

•        Our success depends on the continuing efforts of our senior management team and key personnel and our business may be harmed if we lose their services and cannot timely find proper candidates for substitution.

•        Our performance depends on favorable labor relations with our employees, and any deterioration in labor relations, shortage of labor or material increase in wages may have an adverse effect on our results of operation.

•        We may not be able to detect or prevent fraud, bribery, or other misconduct committed by our employees, customers or other third parties.

•        We may be subject to legal proceedings in the ordinary course of our business. Any adverse outcome of these legal proceedings could have a material adverse effect on our business, results of operations and financial condition.

•        We have limited insurance to cover our potential losses and claims.

•        We may require additional financing to achieve its goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, may force us to delay, limit, reduce or terminate its product manufacturing and development, and other operations.

Risks Relating to Our Corporate Structure

•        We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. See “Risk Factors — Risks Relating to Our Corporate Structure — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” on page 58.

•        PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Risk Factors — Risks Relating to Our Corporate Structure — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” on page 58.

•        If the chops of our PRC subsidiaries are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised. See “Risk Factors — Risks Relating to Our Corporate Structure — If the chops of our PRC subsidiaries are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.” on page 59.

•        We face uncertainties with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations. See “Risk Factors — Risks Relating to Our Corporate Structure — We face uncertainties with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.” on page 59.

Risks Relating to Doing Business in China and Hong Kong

•        A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition.” on page 59.

•        The Hong Kong legal system embodies uncertainties which could limit the legal protections available to us. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — The Hong Kong legal system embodies uncertainties which could limit the legal protections available to us.” on page 60.

•        Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us.” on page 60.

•        The Chinese government exerts substantial influence over the manner in which we must conduct our business activities, and may intervene or influence our operations at any time, or may exert more oversight and control over offerings conducted overseas. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities, and may intervene or influence our operations at any time, or may exert more oversight and control over offerings conducted overseas. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.” on page 62.

•        There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.” on page 63.

•        PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.” on page 64.

•        We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.” on page 65.

•        Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.” on page 65.

•        PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China. See “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.” on page 66.

•        The approval of the China Securities Regulatory Commission and other PRC governmental authorities provided under the M&A rules are not required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval. Except for the CSRC filing for this issuance and listing, we are not required to obtain any permission or approval from any Chinese authority to issue securities to foreign investors or in connection with this offering, which, we cannot predict, whether or how soon will be completed. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — The approval of the China Securities Regulatory Commission and other PRC governmental authorities provided under the M&A rules are not required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval. Except for the CSRC filing for this issuance and listing, we are not required to obtain any permission or approval from any Chinese authority to issue securities to foreign investors or in connection with this offering, which, we cannot predict, whether or how soon will be completed.” on page 66.

•        Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our Company’s business and results of operations we may pursue in the future. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our Company’s business and results of operations we may pursue in the future.” on page 69.

•        PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using part of the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using part of the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” on page 69.

•        Our business may be materially and adversely affected if any of our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — Our business may be materially and adversely affected if any of our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding.” on page 70.

•        Fluctuations in exchange rates could adversely affect our business and the value of our securities. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — Fluctuations in exchange rates could adversely affect our business and the value of our securities.” on page 71.

•        Restrictions on currency exchange may limit our ability to utilize our revenues effectively. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — Restrictions on currency exchange may limit our ability to utilize our revenues effectively.” on page 71.

•        Dividends paid to our foreign investors and gains on the sale of the Class A Ordinary Shares by our foreign investors may become subject to PRC tax. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — Dividends paid to our foreign investors and gains on the sale of the Class A Ordinary Shares by our foreign investors may become subject to PRC tax.” on page 71.

•        We are a holding company and we rely on our subsidiaries for funding dividend payments, which are subject to restrictions under PRC laws. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — We are a holding company and we rely on our subsidiaries for funding dividend payments, which are subject to restrictions under PRC laws.” on page 72.

•        Increases in labor costs in the PRC may adversely affect our business and results of operations. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — Increases in labor costs in the PRC may adversely affect our business and results of operations.” on page 72.

•        We are a Cayman Islands corporation and all of our business is conducted in the PRC. Moreover, all of our directors and officers are located outside of the United States and except for Mr. Matthew Gene Mouw, are all nationals or residents of jurisdictions other than the United States, and all or a substantial portion of their assets are located outside of the United States. As a result, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal or state courts may be limited. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — We are a Cayman Islands corporation and all of our business is conducted in the PRC. Moreover, all of our directors and officers are located outside of the United States and except for Mr. Matthew Gene Mouw, are all nationals or residents of jurisdictions other than the United States, and all or a substantial portion of their assets

•        Given the rapidly expanding nature of the COVID-19 pandemic, and because most of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — Given the rapidly expanding nature of the COVID-19 pandemic, and because most of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected.” on page 73.

•        Our legal rights to lease certain properties could be challenged, which could prevent us from continuing to use these leased properties or increase the costs for relocating our business premises. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — Our legal rights to lease certain properties could be challenged, which could prevent us from continuing to use these leased properties or increase the costs for relocating our business premises.” on page 75.

•        The recent enactment of the Holding Foreign Companies Accountable Act may result in de-listing of our securities. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — The recent enactment of the Holding Foreign Companies Accountable Act may result in de-listing of our securities.” on page 75.

Risks Related to Our Securities

•        There has been no prior public market for our Ordinary Shares and an active trading market may never develop or be sustained.

•        Our share is expected to initially trade under $5.00 per Class A ordinary share and thus could be known as a penny stock, subject to certain exceptions. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A ordinary shares.

•        Our share price may be volatile and may fluctuate.

•        We intend to grant employee share options and other share-based awards in the future. We will recognize any share-based compensation expenses in our consolidated statements of comprehensive loss. Any additional grant of employee share options and other share-based awards in the future may have a material adverse effect on our results of operation.

•        If we fail to meet applicable listing requirements, the NYSE Group may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

•        We do not intend to pay cash dividends on our Class A Ordinary Shares in the foreseeable future.

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

•        We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. domestic public company.

•        As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NYSE corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

•        There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Class A Ordinary Shares.

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

•        We will have broad discretion in the use of proceeds of this offering designated for working capital and general corporate purposes.

•        Our pre-IPO shareholders will be able to sell their shares after the completion of this offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Class A Ordinary Shares.

•        Failure to comply with anticorruption and anti-money laundering laws, including the FCPA and similar laws associated with activities outside of the United States, could subject us to penalties and other adverse consequences.

•        We expect to incur significant additional costs as a result of being a public company, which may materially and adversely affect our business, financial condition and results of operations.

•        Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

•        Recently introduced economic substance legislation of the Cayman Islands may impact us and our operations.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•        being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

•        not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•        reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Class A Ordinary Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Foreign Private Issuer

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of the New York Stock Exchange, or NYSE, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with NYSE corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four (4) days of their occurrence.

•        Exemption from Section 16 rules regarding sales of Class A Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the NYSE rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the NYSE rules, as permitted by the foreign private issuer exemption.

•        Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

If we rely on our home country corporate governance practices in lieu of certain of the rules of NYSE, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of NYSE. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the NYSE corporate governance rules, we intend to comply with the NYSE corporate governance rules applicable to foreign private issuers.

Corporate Information

Our principal executive office is located at Room 1601-1602, 16/F, Hollywood Centre, 233 Hollywood Road, Sheung Wan, Hong Kong. Our telephone number is +852-2803-0688. Our registered office in the Cayman Islands is located at the office of International Corporation Services Ltd., P.O. Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our principal website is located at https://www.daydaycook.com.cn/daydaycook. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The Offering(1)

Securities being offered:	Class A Ordinary Shares on a firm commitment basis.
Initial public offering price:	$[____] per share.
Number of Class A Ordinary Shares outstanding before this offering:	[_________] Class A Ordinary Shares.
Number of Class A Ordinary Shares outstanding after this offering:	[_________] Class A Ordinary Shares (or [_________] Class A Ordinary Shares if the underwriter exercises its over-allotment option in full).
Underwriter over-allotment option:	We have granted the underwriter an option for a period of up to 30 days to purchase up to [_________] additional Class A Ordinary Shares.
Use of proceeds:

We plan to use the net proceeds of this offering as follows:

•   50% for working capital to fund business expansion;

•   25% for acquiring suitable targets that operate RTC/RTE brands that complement our current sales channels and customer base, have gross profit margins that are comparable to our Group and are expected to be accretive and profitable. We are still identifying acquisition targets or within negotiations with the sellers, and have not signed Term Sheets or Sales and Purchase Agreements relating to acquisition of targets that require the use of proceeds from the offering;

•   15% for repayment of loan from shareholders and related parties; and

•   10% for cash reserve.

See “Use of Proceeds” on page 88.

Lock-up:

We, our directors, officers, and certain holders of our ordinary shares have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge, or otherwise dispose of any of our ordinary shares or securities convertible into ordinary shares for a period of [180 days] from the date on which the trading of the ordinary shares on a National Securities Exchange commences. See “Underwriting” for more information.

Underwriter Warrants:

Upon the closing of this offering, we have agreed to issue to CMB International Capital Limited and The Benchmark Company, LLC, as the underwriters, warrants to purchase five percent (5%) of the aggregate number of the Class A Ordinary Shares issued in this offering (the “Underwriter Warrants”). The Underwriter Warrants are exercisable for a period of five years on a cash-less basis at a price equal to the offering price of the Class A Ordinary Shares offered hereby.

NYSE symbol:	We have applied to list our Class A Ordinary Shares listed on the NYSE Group under the symbol “______”.
Risk factors:

Investing in our Class A Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 38.

____________

(1)      Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the underwriters’ over-allotment option or the Underwriter Warrants and is based on [___________] Ordinary Shares outstanding as of the date of this prospectus.

Summary Consolidated Financial Data

The consolidated statements of comprehensive loss data (other than US$ data) and consolidated statements of cash flows data (other than US$ data) for the years ended December 31, 2021 and 2022 and the consolidated balance sheets data (other than US$ data) as of December 31, 2021 and 2022, are derived from the audited consolidated financial statements, which are included elsewhere in this prospectus.

The consolidated statements of comprehensive loss data (other than US$ data) and consolidated statements of cash flows data (other than US$ data) for the three months ended March 31, 2022 and 2023, and the consolidated balance sheets data (other than US$ data) as of March 31, 2022 and 2023 are derived from unaudited condensed consolidated financial statements, which are included elsewhere in this prospectus. The unaudited financial statements have been prepared in conformity with U.S. GAAP and are prepared on the same basis as the annual audited financial statements included elsewhere in this prospectus. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. DDC’s historical results are not necessarily indicative of results to be expected for any future period.

The information below is only a summary and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, condensed consolidated financial statements and related notes thereto, all of which are included elsewhere in this prospectus.

	For the Year Ended December 31,			For the Three Months Ended March 31,
	2021	2022	2022	2022	2023	2023
	RMB	RMB	USD	RMB	RMB	USD
Consolidated Statements of Comprehensive Loss Data:
Total revenues	205,179,442	179,586,066	26,149,756	36,878,194	42,997,134	6,260,868
Gross profit	36,457,608	43,926,869	6,396,248	8,665,431	10,870,217	1,582,826
Loss from operations	(113,619,990)	(80,004,296)	(11,649,528)	(13,280,034)	(9,821,450)	(1,430,114)
Net loss	(458,683,434)	(122,248,608)	(17,800,778)	(29,567,753)	(1,012,923)	(147,493)
Net loss attributable to DDC Enterprise Limited	(835,568,744)	(231,115,249)	(33,652,988)	(52,972,874)	(30,835,635)	(4,490,016)
Net loss per ordinary share
– Basic and diluted – Class A	(10.81)	(2.64)	(0.38)	(0.63)	(0.34)	(0.05)
– Basic and diluted – Class B	—	—	—	—	—	—
	As of December 31,			As of March 31,
	2021	2022	2022	2023	2023
	RMB	RMB	USD	RMB	USD
Consolidated Balance Sheets Data:
Cash and cash equivalents	13,493,501	26,801,767	3,902,639	18,102,002	2,635,856
Restricted cash	63,757,000	70,102,863	10,207,767	69,194,629	10,075,518
Total current assets	119,465,669	155,642,065	22,663,239	131,815,608	19,193,839
Total non-current assets	109,035,295	99,735,708	14,522,644	109,043,961	15,878,030
Total assets	228,500,964	255,377,773	37,185,883	240,859,569	35,071,869
Total current liabilities	177,040,682	261,792,735	38,119,974	265,064,485	38,596,377
Total non-current liabilities	87,883,641	112,564,501	16,390,661	95,493,586	13,904,944
Total liabilities	264,924,323	374,357,236	54,510,635	360,558,071	52,501,321
Total mezzanine equity	1,149,874,154	1,368,520,061	199,271,953	1,379,164,415	200,821,890
Total shareholders’ deficit attribute to DDC Enterprise Limited	(1,186,534,185)	(1,501,925,812)	(218,697,335)	(1,514,256,779)	(220,492,862)
Non-controlling interest	236,672	14,426,288	2,100,630	15,393,862	2,241,520
Total liabilities, mezzanine equity and shareholders’ deficit	228,500,964	255,377,773	37,185,883	240,859,569	35,071,869

	For the Year Ended December 31,			For the Three Months Ended March 31,
	2021	2022	2022	2022	2023	2023
	RMB	RMB	USD	RMB	RMB	USD
Consolidated Statements of Cash Flows Data:
Net cash used in operating activities	(91,425,290)	(37,083,065)	(5,399,713)	(9,129,624)	(12,017,703)	(1,749,911)
Net cash used in investing activities	(8,357,262)	(444,627)	(64,743)	89,033	(1,773,222)	(258,201)
Net cash provided by financing activities	115,757,055	51,352,149	7,477,453	689,271	5,736,372	835,281

Non-GAAP Financial Measure

We use adjusted net loss, non-GAAP financial measures, in evaluating our operating results and for financial and operational decision-making purposes. Adjusted net loss represents net loss excluding changes in income tax expense, interest expenses, interest income, foreign currency exchange (gain)/loss, net, impairment loss for equity investments accounted for using measurement alternative, gain from deconsolidation of VIEs, other income, other expenses, net, changes in fair value of financial instruments, depreciation and amortization, share-based compensation, allowance for other current assets and allowance of accounts receivable.

We believe that the adjusted net loss help identify underly trends in our business that could otherwise be distorted by the effect of certain expenses that we are included in net loss. We believe that adjusted net loss provides useful information about our operating results, enhance the overall understanding of our past performance and future prospect and allow for greater visibility with respect to key metrics used by our management uses in its financial and operational decision making.

	For the year ended December 31			For the three months ended March 31
	2021	2022	2022	2022	2023	2023
	RMB	RMB	US$	RMB	RMB	USD
Net loss	(458,683,434)	(122,248,608)	(17,800,778)	(29,567,753)	(1,012,923)	(147,493)
Add:
Income tax expense/(benefit)	816,868	3,115,753	453,689	(406,153)	829,764	120,823
Interest expenses	22,842,091	30,826,950	4,488,752	17,971,034	3,717,723	541,342
Interest income	(9,783)	(465,162)	(67,733)	(100,967)	(589,469)	(85,833)
Foreign currency exchange (gain)/loss, net	147,413	(671,007)	(97,706)	(176,238)	(163,486)	(23,805)
Impairment loss for equity investments accounted for using measurement alternative	—	22,705,285	3,306,146	—	—	—
Gain from deconsolidation of VIEs	—	(13,543,650)	(1,972,108)	—	—	—
Other income	(5,581,534)	(1,599,746)	(232,941)	(999,957)	(30,244)	(4,404)
Other expenses, net	266,083,985	—	—	—	—	—
Changes in fair value of financial instruments	60,764,404	1,875,889	273,151	—	(12,572,815)	(1,830,744)
Depreciation and amortization	5,110,730	3,544,322	516,093	1,055,564	709,442	103,303
Share-based compensation	—	38,993,201	5,677,850	—	1,560,833	227,275
Allowance for other current assets	—	4,262,335	620,644	—	27,500	4,004
Allowance of accounts receivable	4,324,627	5,334,098	776,705	536,920	563,398	82,037
Adjusted net loss	(104,184,633)	(27,870,340)	(4,058,236)	(11,687,550)	(6,960,277)	(1,013,495)

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, before deciding to invest in our Class A Ordinary Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations and future growth prospects. In these circumstances, the market price of our Class A Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our business and future growth prospects rely on consumer demand for our products. Any shift in consumer demand, or any unexpected situation with a negative impact on consumer demand may materially and adversely affect our business and results of operations.

Our business relies on consumer demand for our products, which depends substantially on factors such as (i) economic growth and increasing disposable income; (ii) diversified consumption scenarios and increasing consumption frequency; (iii) continuous product innovation and upgrade; and (iv) increasing development and improvement of sales channels. Changes in any of the above at any time could result in decline in consumer demand for our products. Our business development will depend partially on our ability to (i) anticipate, identify or adapt to such changes, (ii) introduce new attractive products and marketing strategies in a timely manner, and (iii) develop an effective sales network accordingly.

Although we dedicate substantial resources to consumer-centric market research and data analysis to upgrade our existing products and to develop, design and launch new products, in order to cater to consumer preferences, we cannot assure you that our product portfolio will continuously lead or capture the market trends. Any changes in consumer preferences and tastes, or any of our failure to anticipate, identify or adapt to market trends, may impose downward pressure on sales and pricing of our products or lead to increases in selling and distribution expenses, and therefore materially and adversely affect our business and results of operations.

In order to promptly respond to rapidly developing market trends and changing tastes, preferences and lifestyle of consumers, our sales and development teams regularly observe the changing trends in our target markets and launch new products or different serving sizes and flavors from time to time. While we have in the past successfully developed, promoted and achieved market acceptance of our products, we cannot assure you that we will be able to continuously develop new products or our existing or new products in the future will continue to generate sufficient consumer demand to be profitable.

If we fail to retain existing customers, derive revenue from existing customers consistent with historical performance or acquire new customers cost-effectively, our business could be adversely affected.

Our ability to increase revenues depends in part on our ability to retain and keep existing customers engaged so that they continue to purchase products from us, and to acquire new customers cost-effectively. We intend to continue to expand our number of customers as part of our growth strategy. If we fail to retain existing customers and to attract and retain new customers, our business, financial condition and results of our operations could be adversely affected.

Further, if customers do not perceive our product offerings to be of sufficient value, quality, or innovation, or if we fail to offer innovative and relevant product offerings, we may not be able to attract or retain customers or engage existing customers so that they continue to purchase products or increase the amount of products purchased from us. We may lose current customers to competitors if the competitors offer superior products or if we are unable to satisfy its customers’ orders in a timely manner.

The market for RTH, RTC and plant-based meal products in China is continuously evolving and may not grow as quickly as expected, or at all, which could negatively affect our business and prospects.

Our business and prospects depend on the continuous development and growth of the markets for RTC, RTH, RTE and plant-based meal products in China. The growth and development of these markets are impacted by numerous factors and subject to uncertainties that are beyond our control, such as the macroeconomic environment, per capita spending, consumers’ interest, consumers’ purchasing frequency, demand for RTH, RTC, RTE and plant-based meal products from consumers in lower tier cities, regulatory changes, technological innovations, cultural influences and changes in tastes and preferences. We cannot assure you that the market will continue to grow as rapidly as it has in the past, in ways that are consistent with other markets, such as that of the United States, or at all. If the markets for RTH, RTC, RTE and plant-based meal products in China do not grow as quickly as expected or at all, or if we fail to benefit from such growth by successfully implementing our business strategies, our business and prospects may be negatively affected.

We are actively expanding our business outside the PRC, where we may be subject to increased business, regulatory, and economic risks that could materially adversely affect our business, financial condition, results of operations, and prospects. A severe or prolonged downturn in the PRC or global economy could also materially and adversely affect our business, results of operations and financial condition.

Currently, we conduct our operations primarily in China, but we expect to continue to expand our business in the U.S. and Southeast Asia in hopes of widening our customer base. Any new markets or countries into which we attempt to expand into and sell our products may not be receptive. For example, we may not be able to expand further in some overseas markets if we are not able to adapt our products to fit the needs of prospective customers in those markets or if we are unable to satisfy certain country- and industry-specific laws or regulations. In addition, future international expansion will also require considerable management attention and the investment of significant resources while subjecting us to new risks and increasing certain risks that we already face, including risks associated with:

•        recruiting and retaining talented and capable employees outside the PRC, including employees who speak multiple languages and come from a wide variety of different cultural backgrounds and customs;

•        maintaining our company culture across all of our global teams;

•        providing our products and solutions in different languages;

•        compliance with applicable international laws and regulations, including laws and regulations with respect to employment, construction, privacy, data protection, consumer protection, foreign investment and unsolicited email, and the risk of penalties and fines against us and individual members of management or employees if our practices are deemed to be out of compliance;

•        managing an employee base in jurisdictions with differing employment regulations;

•        operating in jurisdictions that do not protect intellectual property rights to the same extent as the PRC and navigating the practical enforcement of such intellectual property rights outside of the PRC;

•        changes in foreign laws that could restrict our ability to use our intellectual property outside of the foreign jurisdiction in which we developed it;

•        compliance by us and our partners with anti-corruption laws, competition laws, import and export control laws, tariffs, trade barriers, economic sanctions, and other regulatory limitations on our ability to provide our products or platform in certain international markets;

•        foreign exchange controls that might require significant lead time in setting up operations in certain geographic territories and might prevent us from repatriating cash earned outside the PRC;

•        political and economic instability;

•        changes in diplomatic and trade relationships, including the imposition of new trade restrictions, trade protection measures, import or export requirements, trade embargoes, and other trade barriers;

•        generally longer payment cycles and greater difficulty in collecting accounts receivable;

•        potentially adverse tax consequences in the United States or the international jurisdictions in which we operate; and

•        higher costs of doing business internationally, including increased accounting, travel, infrastructure, and legal compliance costs.

Compliance with laws and regulations applicable to our global operations substantially increases our cost of doing business. We may be unable to keep current with changes in laws and regulations as they occur. Although we have implemented policies and procedures designed to support compliance with these laws and regulations, there can be no assurance that we or our employees, partners, and agents will always maintain compliance. Any violations could result in enforcement actions, fines, civil and criminal penalties, damages, injunctions, or reputational harm. If we are unable to comply with these laws and regulations or manage the complexity of our global operations successfully, we may need to relocate or cease operations in certain foreign jurisdictions, which could materially adversely impact our business, financial condition, results of operations, and prospects.

Additionally, the global macroeconomic environment is facing challenges. The outbreak of the COVID-19 pandemic in 2020 has brought about an adverse impact on global economies and financial markets. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa and over the conflicts involving Ukraine, Syria and North Korea. There have also been concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes, and the trade disputes between the United States and China. The ongoing trade tensions between the United States and China may have tremendous negative impact on the economies of not merely the two countries concerned, but the global economy as a whole. It is unclear whether these challenges and uncertainties will be contained or resolved, and what effects they may have on the global political and economic conditions in the long term. Our international market expansion strategy may be hindered if these challenges and uncertainties persist.

If we are unable to expand our business to international markets successfully, our business and results of operations would be adversely affected.

To the extent permitted due to our recurring losses from operations and an accumulated deficit, we plan to expand our business internationally in the U.S. and Southeast Asia through online and offline sales channels, including accessing overseas markets through third-party e-commerce platforms and local distributors. However, we may not be able to expand our business as we planned. For example, we may not be able to identify e-commerce platforms or local distributors with sufficient resources and strong local ties to collaborate with us, which would negatively affect our strategy to expand our business to international markets.

Expanding our business internationally also involves certain risks and uncertainties, such as our ability to obtain adequate funding for development and expansion costs, identify strategic markets globally, identify locations with large consumer base and commercial potential, obtain the required licenses, permits and approvals, and recruit and retain talents with sufficient experience. Any risks and uncertainties listed above, either individually or in aggregate, might delay or fail our plan to expand our business overseas at manageable cost levels.

In addition to the above factors, our overseas expansions face additional difficulties and challenges. We have limited experience operating in overseas markets and may face competition from major, established competitors in these markets. These competitors usually have more experience and resources for their business operations in those markets. In addition, the real estate, employment and labor, transportation and logistics, regulatory, and other operating requirements in these markets differ significantly from those in China. Moreover, a number of factors could have an adverse impact on our operating results if our efforts to expand internationally are not successful. These factors include changes in market needs and product trends, economic fluctuations, political and social turbulence, relevant countries or regions’ relationships with China, changes in legal regulations or other conditions and difficulties in employing and training appropriate local management and employees. There is no assurance that our international market expansion strategy will succeed in the future.

Changes to the pricing of our products could adversely affect our results of operations.

We aim to bring to consumers affordable, healthy, and convenient food products. The pricing of our products is based on multiple factors, including, without limitation, the pricing of the components, ingredients and raw materials, costs of product development, anticipated sales volume, manufacturing costs and logistics service expenditures. Benefiting from our deep engagement with our customers, we are in a good position to analyze consumers’ preferences and demands, evaluate the market acceptance and potential sales volume of our new products to be launched, which enables us to price our products at a competitive rate. Nevertheless, we cannot ascertain that we will adopt a competitive pricing strategy for our products at all times. If we price our products too low, our profit margin will suffer. If we price our products higher than consumers’ expected price, we may not achieve the sales volume we expect, in which case revenues from the corresponding products may be negatively affected.

Even if we properly price our products at their launch time, we may need to offer substantial discounts, especially during the major shopping festivals such as “618,” “Singles’ Day” and “Double Twelve,” to promote our brand awareness and to drive sales volume, or cut down the price as our products advance in their life cycles to maintain such products’ attractiveness to consumers. We may also need to reduce the prices to sell excess inventory in the event that we fail to accurately forecast demands. Any such price cuts may not lead to the sales volume we expect and may negatively impact the demand for our other newly launched or higher-end products, in which case our revenues could be negatively impacted. Furthermore, some customers may purchase our products in bulk when we offer substantially discounted or promotional prices and then re-sell them through their proprietary or third-party channels. The market and pricing for our products may be interrupted by the secondary sale pricing strategies adopted by such resellers and the possible negative shopping experience they provide to consumers, which may negatively impact our brand image and our business.

Our business and prospects depend on our ability to build our brands and reputation, which could be harmed by negative publicity with respect to us, our products and operations, our management, brand ambassadors, key opinion leaders (“KOLs”), or other business partners.

We believe that maintaining and enhancing the reputation of our brands is of significant importance to the success of our business and that our financial success is directly dependent on consumer perception of our brands. Well-recognized brands are important to enhancing our attractiveness to consumers. Since we operate in a highly competitive market, brand maintenance and enhancement directly affect our ability to maintain our market position. As a young company, our brand awareness among consumers may not be as strong as the more established food brands, and maintaining and enhancing the recognition and reputation of our brand is critical to our business and future growth.

Our ability to maintain our reputation and brand is affected by many factors, some of which are beyond our control. These factors include our ability to provide a satisfactory consumer experience, which in turn depends on our ability to bring products to the market at competitive prices that respond to consumer demands and preferences, our ability and that of our manufacturing and service partners to comply with ethical and social standards and various and evolving rules and standards related to product quality and safety, labor and environmental protection, our ability to produce safe and healthy products, our ability to provide satisfactory order fulfilment services, and our ability to provide responsive and superior customer services. Failure to succeed in any of these areas could damage our customer experience, our reputation and brand image and our ability to retain and attract customers. The success of our brand may also suffer if our marketing plans or product initiatives do not have the desired impact on our brand’s image or its ability to attract consumers. If we are unable to conduct our sales and marketing efforts in a cost-effective and efficient manner, our results of operations and financial conditions may be materially and adversely affected.” We cannot assure you, however, that these activities are and will be successful or that we can achieve the brand promotion effect we expect. If we are unable to preserve our reputation, enhance our brand recognition or increase positive awareness of our products, it may be difficult for us to maintain and grow our consumer base, and our business, financial condition and results of operations may be materially and adversely affected.

In addition, any failure by our third-party manufacturers or raw material suppliers to comply with food safety, ethical, social, product, labor and environmental laws, regulations or standards could negatively impact our reputations and lead to various adverse consequences, including decreased sales and consumer boycotts. Also, we may face customer complaints or negative publicity about us, our products, our management, our business partners or the KOLs we collaborate with from time to time, which may adversely affect our brand, reputation and business and diminish the appeal of our brand to consumers. Certain of such negative publicity may come from malicious harassment or unfair acts by third parties or our competitors, which are beyond our control.

Damage to our reputation or the reputations of our business partners or loss of consumer confidence for any of these or other reasons could have a material adverse effect on our results of operations and financial condition, as well as require additional resources to rebuild our brand and reputation.

Our products are subject to food safety standards and the failure to satisfy such mandated food safety standards would have a material and adverse effect on our business, results of operations and prospects.

Our products are subject to food safety standards in China. To comply with the applicable food safety laws and regulations, new food product shall be submitted to the applicable PRC regulatory authorities for food safety inspections and sale of product is prohibited if relevant product is uninspected or fails to pass the inspection. Failure to satisfy such mandated food safety standards would delay the launch of our new products and may cost us additional resources in time, capital and human power to modify the product to comply with the food safety standards, which may have a material and adverse effect on our business, results of operations and prospects.

After we launch the products, our products are still subject to those mandated food safety standards. We have adopted internal procedures to run tests on our launched products from time to time to make sure they comply with the mandated food safety standards. However, there can be no assurance that we could satisfy such standards at all times. In the event that our products fail to continue to satisfy the mandated food safety standards, we are required to stop selling such products and may need to initiate callbacks for those products. In addition, we may be subject to negative publicity for such failure. Moreover, as the food safety is crucial to our business, the customers’ confidence in our brand may be impaired. As a result, our reputation, brand image, business, results of operations may be materially and adversely affected.

We may be subject to claims under consumer protection laws, including health and safety claims and product liability claims, if people are harmed by the products sold by us.

The PRC government, media outlets and public advocacy groups have been increasingly focused on consumer protection in recent years. The products sold by us or may be defectively designed, manufactured or of quality issue, or cause harm and adverse effect to the health of our customers. The offerings of such products by us may expose us to liabilities associated with consumer protection laws. Pursuant to the Law of PRC on the Protection of Rights and Interests of Consumers (the “Consumer Protection Law”), business operators must guarantee that the commodities they sell satisfy the requirements for personal or property safety, provide consumers with authentic information about the commodities, and guarantee the quality, function, usage and term of validity, etc. of the commodities. Failure to comply with the Consumer Protection Law may subject business operators to civil liabilities such as refunding purchase prices, replacement of commodities, repairing, ceasing damages, compensation, and restoring reputation, and even subject the business operators to criminal penalties when personal damages are involved or if the circumstances are severe. Although we would have legal recourse against the manufacturer of such products under PRC law if the liabilities are attributable to the manufacturer, attempting to enforce our rights against the manufacturer may be expensive, time-consuming and ultimately futile.

We do not maintain product liability insurance for products we sold. Even unsuccessful claims could result in significant expenditure of funds and diversion of management time and resources, which could materially and adversely affect our business, financial condition and prospects.

We face risks related to instances of food-borne illnesses, health epidemics, natural disasters and other catastrophic events. The outbreak of any severe contagious diseases, if uncontrolled, could adversely affect our business and results of operation.

Our business is susceptible to food-borne illnesses, health epidemics and other outbreaks. We cannot guarantee that our internal controls and trainings will be fully effective in preventing all food-borne illnesses. Furthermore, we rely on third-party suppliers in our operations, which may increase such risk. New illnesses resistant to any precautions or diseases with long incubation periods could arise on a retroactive basis. Reports in the media of instances of food-borne illnesses could, if highly publicized, negatively affect our industry and us. This risk exists even if it were later determined that the illness in fact were not spread by our products. We also face risks related to health epidemics. Past occurrences of epidemics or pandemics, depending on their scale of occurrence, have caused different degrees of damage to the national and local economies in China. An outbreak of any epidemics or pandemics in China may adversely affect the local economy and willingness to spend in local areas and result in a decrease in the number of our customers in such areas. Any of the above may cause material disruptions to our operations, which in turn may materially and adversely affect our financial condition and results of operations, and may continue to affect the demand for our products, our business operations and financial conditions. Our operations are also vulnerable to natural disasters and other catastrophic events, including wars, terrorist attacks, earthquakes, typhoons, fires, floods, extreme high temperature events, power failures and shortages, water shortages, information system failures, and similar events that may or may not be foreseeable.

Our business could be materially and adversely affected by the outbreaks of contagious diseases such as Severe Acute Respiratory Syndrome, or SARS, influenza A (including H1N1, H7N9 and H10N8), Ebola and COVID-19 that spread across China and the world in recent years. In the future, if a contagious disaster occurs in the regions where we operate, our operations may be materially and adversely affected as a result of loss of personnel, damages to property or decreased demand for our products.

In addition, if any of our employees is infected or affected by any severe infectious diseases, it could adversely affect or disrupt our business operations as we may be required to close our production facilities to prevent the spread of the disease. If any of such diseases occur, our ability to operate our facilities may be restricted and we may have to incur substantial additional expenses for the well-being of our employees. The spread of any severe infections disease in China may also affect the operations of our suppliers, distributors and customers, causing delivery disruptions, which could in turn adversely affect our operating results.

We may be liable for improper collection, use or appropriation of personal information provided by our customers.

Our business involves collecting and retaining large volumes of customer data, including personal information as our various information technology systems enter, process, summarize and report such data. We also maintain information about various aspects of our operations. The integrity and protection of our customer and company data is critical to our business. Our customers expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits any person from selling or providing a citizen’s personal information obtained during the course of performing duties or providing services, or obtaining such information through theft or other illegal ways. On November 7, 2016, the SCNPC issued the Cyber Security Law of the PRC, or the Cyber Security Law, which became effective on June 1, 2017. Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations. The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focusing on regulation in the areas of data security and data protection. The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and State Administration for Market Regulation, or the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. On November 14, 2021, the Cyberspace Administration of China, or the CAC, issued the Draft Cyber Data Security Regulations for public comments, pursuant to which, data processors carrying out the following activities must, in accordance with the relevant national regulations, apply for a cybersecurity review: (i) the merger, reorganization or spin-off of internet platform operators that possess a large number of data resources related to national security, economic development and public interests that affects or may affect national security; (ii) listing in a foreign country of data processors that process the personal information of more than one million users; (iii) listing in Hong Kong of data processors that affect or may affect national security; and (iv) other data processing activities that affect or may affect national security. The scope of and threshold for determining what “affects or may affect national security” is still subject to uncertainty and further elaboration by the CAC. On December 28, 2021, the CAC, and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The final Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services or data processing activities of such company affect or may affect national security. Through the contractual arrangements with Weishi, DDC SH had collected and possessed personal information of more than one million users. After the contractual arrangements with Weishi were terminated in April 2022, DDC SH still have been possessing this amount of personal information which are stored in mainland China. For purposes of the Cybersecurity Review Measures, we have applied for and completed the cybersecurity review with respect to our proposed overseas listing pursuant to the Cybersecurity Review Measures.

As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we cannot assure you that we would not become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in rectification, fines or other penalties, including suspension of business, website closure, removal of our app from the relevant app stores, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations.

On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. As uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we will comply with such regulations in all respects and we may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition.

On August 20, 2021, the SCNPC promulgated the PRC Personal Information Protection Law, or the PIPL, which took effect in November 2021. In addition to other rules and principles of personal information processing, the PIPL specifically provides rules for processing sensitive personal information. Sensitive personal information refers to personal information that, once leaked or illegally used, could easily lead to the infringement of human dignity or harm to the personal or property safety of an individual, including biometric recognition, religious belief, specific identity, medical and health, financial account, personal whereabouts and other information of an individual, as well as any personal information of a minor under the age of 14. Only where there is a specific purpose and sufficient necessity, and under circumstances where strict protection measures are taken, may personal information processors process sensitive personal information. A personal information processor shall inform the individual of the necessity of processing such sensitive personal information and the impact thereof on the individual’s rights and interests apart from the matters of, including without limitation, name and contact number of the processor, processing purpose and method, type to be processed, preservation period of the information, means and procedures by which individuals exercise the rights provided by the PIPL. As uncertainties remain regarding the interpretation and implementation of the PIPL, we cannot assure you that we will comply with the PIPL in all respects and regulatory authorities may order us to rectify or terminate our current practice of collecting and processing sensitive personal information.

While we take various measures to comply with all applicable data privacy and protection laws and regulations, there is no guarantee that our current security measures and those of our third-party service providers may always be adequate for the protection of our customer or company data. Any failure, or perceived failure to maintain the security of our user data or to comply with applicable PRC or foreign privacy, data security and personal information protection laws and obligations may result in civil or regulatory liability, including governmental or data protection authority enforcement actions and investigations, fines, penalties, enforcement orders requiring us to cease operating in a certain way, litigation, or adverse publicity, and may require us to expend significant resources in responding to and defending allegations and claims, all of which may have material adverse effect on our business, operations and financial condition. In addition, compliance with applicable laws on data privacy requires substantial expenditure and resources, including to continually evaluate our policies and processes and adapt to new requirements that are or become applicable to us on a jurisdiction-by-jurisdiction basis, which would impose significant burdens and costs on our operations or may require us to alter our business practices.

In addition, we may be a particularly attractive target for computer hackers, foreign governments or cyber terrorists. Unauthorized access to our proprietary internal and customer data may be obtained through break-ins, sabotage, breach of our secure network by an unauthorized party, computer viruses, computer denial-of-service attacks, employee theft or misuse, breach of the security of the networks of our third-party service providers, or other misconduct. Because the techniques used by computer programmers who may attempt to penetrate and sabotage our proprietary internal and customer data change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques. Unauthorized access to our proprietary internal and customer data may also be obtained through inadequate use of security controls. We may incur significant costs in protecting against cyberattacks, and if an actual or perceived breach of security occurs to our systems or a third party’s systems, we could be required to expend significant resources to mitigate the breach of security and to address matters related to any such breach, including notifying users or regulators. Any of such incidents may also harm our reputation and adversely affect our business and results of operations. In addition, we may be subject to negative publicity about our security and privacy policies, systems, or measurements from time to time.

Any failure to prevent or mitigate security breaches, cyber-attacks or other unauthorized access to our systems or disclosure of our customers’ data, including their personal information, could result in loss or misuse of such data, interruptions to our service system, diminished customer experience, loss of customer confidence and trust, impairment of our technology infrastructure, and harm our reputation.

As of the date of this prospectus, on the basis that there exists no outstanding inquiry, notice, warning, or sanctions in relation to our data security and data protection, we believe we are in compliance of PRC laws and regulations in material aspects in relation to data security and data protection.

However, in anticipation of the strengthened implementation of cybersecurity laws and regulations and the continued expansion of our business, we face potential risks of being required to comply with higher cybersecurity standards. If we are not able to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, we may be subject to government enforcement actions and investigations, rectification, fines, penalties, suspension of our non-compliant operations, or removal of our app from the relevant application stores, among other sanctions, which could materially and adversely affect our business and results of operations.

If the content we produce and distribute through online social and content platforms, or content available on our website, is deemed to violate PRC laws or regulations, our business and results of operations may be materially and adversely affected.

We produce and distribute professionally generated food and cooking related content on third party online social and content platforms such as Weixin, Kuaishou, Bilibili, and RED to promote healthy lifestyle, to improve our brand awareness and to generate consumers interest in our products. Under PRC laws, we are required to monitor content we produce and distribute for items that are factually incorrect, socially destabilizing, obscene or defamatory, and promptly take actions with respect to such content items. Sometimes, it is arguable as to whether a piece of information is factually incorrect or involved other types of illegality, and it may be difficult to determine the type of content that may result in liability to us. If we are found to be liable, we may be subject to fines, revocation of our relevant licenses and other administrative and civil actions, which may interrupt our business. We have implemented measures to review content in light of the relevant laws and regulations before any of them is published. However, such procedures may not prevent all illegal or impropriate contents from being distributed, especially content created during living streaming by KOLs we collaborate with.

We currently utilize third-party suppliers for our products. Loss of these suppliers could harm our business and impede growth.

The termination of a supplier relationship may leave us with periods during which it has limited or no ability to manufacture certain products. An interruption in, or the loss of operations at, any of these manufacturing facilities, which may be caused by work stoppages, production disruptions, product quality issues, disease outbreaks or pandemics (such as the recent coronavirus (COVID-19) pandemic), acts of war, terrorism, fire, earthquakes, weather, flooding or other natural disasters, could delay, postpone or reduce production of our products, which could adversely affect our business, results of operations and financial condition until the interruption is resolved or an alternate source of production is secured. Moreover, we are exposed to concentration risks of heavy reliance on our major suppliers. There is no assurance that our major suppliers will continue to supply their products in the quantities and within the timeframes required by us to meet the needs of our customers. If our major suppliers terminate their agreement with us, or do not supply products to us in a timely manner or in sufficient quantities, our business and results of operations will be adversely affected.

We believe that there are a limited number of competent, high-quality suppliers in the industry that meet our quality and control standards, and as we seek to obtain additional or alternative supply arrangements in the future, or alternatives to bring this manufacturing capability in-house, there can be no assurance that we would be able to do so on satisfactory terms, in a timely manner, or at all. Therefore, the loss of one or more suppliers, any disruption or delay at a supplier or any failure to identify and engage a supplier for products could delay, postpone or reduce production of products, which could adversely affect our business, results of operations and financial condition.

Our growth may be limited if we are unable to expand our distribution channels and secure additional retail space for its products.

Our results will depend on its ability to drive revenue growth, in part, by expanding the distribution channels for its products and the number of products carried by each retailer. Our ability to do so, however, may be limited by an inability to secure additional retail space for its products. Retail space for RTH, RTC, RTE and plant-based meal products is limited and is subject to competitive and other pressures, and there can be no assurance that retail stores will provide sufficient space to enable us to meet its growth objectives.

We rely in part on third-party distributors to place our products into the market and we may not be able to control our distributors.

We rely in part on third-party distributors to sell our products. As of March 31, 2023, our distribution and sales network in China consisted of 23 offline distributors. Purchases by distributors accounted for the substantial majority of our sales. For the three months ended March 2023 and for the year ended December 31, 2022, our offline consumer product sales accounted for 83% and 64% of our revenue respectively. As we sell and distribute our products through distributors, any one of the following events could cause fluctuations or declines in our revenue and could have an adverse effect on our financial condition and results of operations:

•        reduction, delay or cancelation of orders from one or more of our distributors;

•        selection or increased sales by our distributors of our competitors’ products;

•        failure to renew distribution agreements and maintain relationships with our existing distributors;

•        failure to establish relationships with new distributors on favorable terms; and

•        inability to timely identify and appoint additional or replacement distributors upon the loss of one or more of our distributors.

We may not be able to compete successfully against larger and better-funded sales and marketing campaigns of some of our current or future competitors, especially if these competitors provide their distributors with more favorable arrangements. We cannot assure you that we will not lose any of our distributors to our competitors, which could cause us to lose some or all of our favorable arrangements with such distributors and may result in the termination of our relationships with other distributors. In addition, we may not be able to successfully manage our distributors and the cost of any consolidation or further expansion of our distribution and sales network may exceed the revenue generated from these efforts. There can be no assurance that we will be successful in detecting any non-compliance by our distributors with the provisions of their distribution agreements. Non-compliance by our distributors could, among other things, negatively affect our brand, demand for our products and our relationships with other distributors. Furthermore, if the sales volumes of our products to consumers are not maintained at a satisfactory level or if distributor orders fail to track consumers demand, our distributors may not place orders for new products from us, or decrease the quantity of their usual orders. The occurrence of any of these factors could result in a significant decrease in the sales volume of our products and therefore adversely affect our financial condition and results of operations.

Adverse publicity involving us, our products, our raw materials, our directors, our management team, our competitors or our industry could materially and adversely impact our business and results of operations.

The food industry in China as a whole is particularly sensitive to concerns over food safety and quality related issues and can be materially and adversely affected by negative publicity or news reports, whether accurate or not, regarding food safety and quality and public health concerns. Any such negative publicity on our industry, whether targeting us in particular or not, could materially harm our brand, business and results of operations. Complaints or claims against us, if any, even if without any sufficient evidence, could force us to divert our resources, which may adversely affect our business, operations and financial performance.

We operate in a highly competitive industry. Failure to compete effectively could adversely affect our market share, growth and profitability.

We operate in China’s food industry, in particular the RTC and RTE food industry, which is highly competitive, and the competition may further intensify. Some of our competitors, may have been in their respective businesses longer than we have and may have substantially greater financial, research and development and other resources than us. We also cannot assure you that our current or potential competitors will not market products comparable or superior to those we provide or adapt more quickly to evolving industry trends or changing market demand. Our competitors in certain regional markets may also benefit from raw material sources or production facilities that are closer to these markets. It is also possible that there will be a consolidation trend in the RTC, RTE and plant-based food industry, integration of upstream and downstream businesses or alliances among competitors; and as a result, our competitors may rapidly acquire significant market share. Any of these events may cause our market share, business and results of operations to be adversely affected.

Furthermore, competition may cause our competitors to substantially increase their advertising and promotional activities or to engage in irrational or predatory pricing behavior. We cannot guarantee that our marketing efforts will be sufficient to compete with our competitors. An increase in competition could require us to continue to increase our promotion and advertising expenses, which might place pressure on our margins and affect our profitability. Additionally, competition may result in price reductions, reduced margins and loss of market shares for us, any of which could have an adverse impact on our results of operations. We also cannot assure you that our competitors will not actively engage in activities, whether legal or illegal, designed to undermine our brands and product quality or to influence consumer confidence in our products.

The RTH, RTC and RTE industry is intensely competitive with respect to, among other things, brand recognition, flavor, product quality and consistency, services, prices, availability, selection and accessibility. Furthermore, new competitors may emerge from time to time, which may further intensify the competition. In particular, competitors may start to offer products that are similar to our products. There are also many well-established competitors with substantially greater financial, marketing, personnel and other resources than ours.

Our ability to effectively compete will depend on various factors, including the successful implementation of our sales network expansion strategy, and our ability to improve existing products, to develop and launch new products, and to enhance production capacity and efficiency. Failure to successfully compete may prevent us from increasing or sustaining our revenue and profitability and potentially lead to a loss of market share, which could have a material and adverse effect on our business, financial condition, results of operations and cash flows.

We may not be able to successfully implement our growth strategy.

Our future growth, profitability and cash flows depend upon our ability to successfully implement our business strategy, which, in turn, is dependent upon a number of factors, including our ability to:

•        further penetrate our targeted markets by attracting new consumers and retaining and further engaging our existing customers;

•        capture the industry trends and develop and launch new products and expand into relevant adjacencies in answer to such trends;

•        integrate offline and online experience to provide a seamless omni-channel environment for our customers;

•        effectively manage the quality and efficiency of our ODM/OEM and packaging supply partners and logistics and other third-party service providers’ performance;

•        continue to broaden and diversify our online and offline distribution channels;

•        pursue strategic investments and collaborations to complement our existing capabilities and expand our product portfolio and geographic reach; and

•        leverage our high-performance team culture to drive margins.

There can be no assurance that we can successfully achieve any or all of the above initiatives in the manner or time period that we expect. Further, achieving these objectives will require investments which may result in short-term costs without generating any current net sales and therefore may be dilutive to our earnings. We cannot provide any assurance that we will realize, in full or in part, the anticipated benefits we expect our strategy will achieve. The failure to realize those benefits could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to manage our growth effectively or efficiently.

Growing our business rapidly will place a strain on our management team, financial and information systems, supply chain and distribution capacity and other resources. To manage growth effectively, we must continue to enhance our operational, financial and management systems, including our warehouse management and inventory control; maintain and improve our internal controls and disclosure controls and procedures; maintain and improve our information technology systems and procedures; and expand, train and manage our employee base.

We may not be able to effectively manage this expansion in any one or more of these areas, and any failure to do so could significantly harm our business, financial condition and results of operations. Growing our business rapidly may make it difficult for us to adequately predict the expenditures we will need to make in the future. If we do not make the necessary overhead expenditures to accommodate our future growth, we may not be successful in executing our growth strategy, and our results of operations would suffer.

We have incurred net loss in the past, and we may not be able to achieve or maintain profitability in the future.

For the three months ended March 31, 2023, we incurred net loss of RMB1.0 million (US$0.1 million) and net loss of RMB29.6 million for the three months ended March 31, 2022. We also had negative cash flows from operating activities of RMB12.0 million (US$1.7 million) and RMB9.1 million for the three months ended March 31, 2023 and 2022 respectively. Management uses the adjusted net loss, a non-GAAP financial measure, in evaluating our operating results and for financial and operational decision-making purposes. For the three months ended March 31, 2023 and March 31, 2022, we incurred an adjusted net loss of RMB7.0 million (US$1.0 million) and RMB11.7 million respectively, for details, please refer to section “Non-GAAP Financial Measure”. When excluding professional service expenses of RMB5.8 million (US$0.8 million) and RMB3.5 million, the adjusted net loss will be RMB1.2 million and RMB8.2 million respectively.

We incurred net loss of RMB458.7 million in 2021 and net loss of RMB122.2 million (US$17.8 million) in 2022. We also had negative cash flows from operating activities of RMB91.4 million and RMB37.1 million (US$5.4 million) in the fiscal years ended December 31, 2021 and 2022 respectively. Management uses the adjusted net loss, a non-GAAP financial measure, in evaluating our operating results and for financial and operational decision-making purposes. For the years ended December 31, 2021 and December 31, 2022, we incurred an adjusted net loss of RMB104.2 million and RMB27.9 million (US$4.1 million) respectively, for details, please refer to section “Non-GAAP Financial Measure”.

We cannot assure you that we will be able to generate net profits or positive cash flow from operating activities in the future. Our ability to maintain profitability will depend in large part on our ability to maintain or increase our operating margin, either by growing our revenues at a rate faster than our costs and operating expenses increase, or by reducing our costs and operating expenses as a percentage of our net revenues. We also expect to continue to make significant future expenditures related to the continuous development and expansion of our business, including:

•        investments in our product development team and research and development team and in the development of new products;

•        investments in sales and marketing, enlarging our customer base and promoting market awareness of our brands and products;

•        investments in expansion of our online and offline distribution channels in a measured manner;

•        investment in enhancing data and information technology and improving operating efficiency, including improving the efficiency in supply chain management, warehouse management and inventory control; and

•        incurring costs associated with general administration, including legal, accounting and other expenses related to being a public company.

As a result of these significant expenses, we will have to generate sufficient revenue to remain profitable in future periods. We may not generate sufficient revenue for a number of reasons, including potential lack of demand for our products, increasing competition, challenging macro-economic environment, the ramifications of the COVID-19 pandemic, as well as other risks discussed elsewhere in this prospectus. If we fail to sustain or increase profitability, our business and results of operations could be adversely affected.

Our historical financial conditions and results of operations are not representative of our future performance. We may be unable to effectively manage our future growth and expansion, and may not achieve growth in revenue and profit. If we are unable to manage our growth effectively, we may not be able to capitalize on new business opportunities and our business and financial results may be materially and adversely affected.

We have experienced stable growth and plan to further expand in the future. For the three months ended March 31, 2023, we recorded RMB43.0 million (or US$6.3 million) in total revenue compared to RMB36.9 million for the three months ended March 31, 2022, representing a 16.6% increase. Subsequent to March 31, 2023, we signed purchase agreements for three acquisitions. Assuming these three acquisitions had taken place on 1 January 2023, the unaudited pro forma revenue of the Company for the three months ended March 31, 2023 would be RMB68.9 million (or US$10.0 million).

For the year ended December 31, 2022, our total revenue decreased from RMB205.2 million in December 31, 2021 to RMB 179.6 million in December 31, 2022. This drop in revenue was largely a result of negative impact from extended zero-covid policy in China which led to massive disruptions in the company’s e-commerce operations. In the face of this challenge, we completed four acquisitions in 2022 to speed up the diversification of revenue streams as well as aggressive improvement on overall cost structure. Assuming these four acquisitions had taken place on 1 January 2022, the unaudited pro forma revenue of the Company for the year ended December 31, 2022 will be RMB231.9 million (or US$33.8 million). Equally important, our focus has been on improving the overall cost structure of the business when facing Covid and inflation challenges. For the year ended December 31, 2022, our gross profit margin increased to 24.5% versus 17.8% for the year ended December 31, 2021. Our planned expansion may place substantial demands on our resources. However, historical period-over-period comparisons of our sales and operating results are not necessarily indicative of future quarter-to-quarter and period-over-period results. You should not rely on the results of a single quarter or period as an indication of our annual results or its future performance.

Our ability to further increase our research and development capabilities, selling and marketing capacity is critical to supporting our stable and continuous business growth, which involves additional costs and uncertainties. In addition, to manage and support our growth, we must improve our existing operational and administrative systems as well as our financial and management controls. Our continued success also depends on our ability to recruit, train and retain qualified management personnel as well as other administrative and sales and marketing personnel, particularly when we expand into new markets. We also need to continue to manage our relationships with our suppliers and customers. All of these endeavors will require substantial management resources. As a result, our revenue and results of operations in future may fluctuate significantly and our results for a given fiscal period are not necessarily indicative of results to be expected for our operations in future. We cannot assure you that we will be able to manage any future growth effectively and efficiently, and any failure to do so may materially and adversely affect our ability to capitalize on new business opportunities, which in turn may have a material and adverse effect on our business and financial performance.

Furthermore, we may not be able to achieve our expansion goals or effectively ramp up the sales of our new products. If we encounter any difficulty in expanding our distributors and sales network, our growth prospects may be adversely affected, which could in turn have a material and adverse effect on our business, financial condition and results of operations.

Our future growth may result from improving our research and development capabilities, introducing new products, expanding our sales and distribution network and entering new markets or new sales channels. Our ability to achieve growth will be subject to a range of factors, including:

•        expanding our sales network;

•        enhancing our research and development capabilities;

•        hiring and training qualified personnel;

•        controlling our costs and maintaining sufficient liquidity;

•        prioritizing our financial and management controls in an efficient and effective manner;

•        exercising effective quality control;

•        managing our various suppliers and leveraging our purchasing power;

•        maintaining our high food-safety standards; and

•        strengthening our existing relationships with distributors.

We face increased risks when we enter new markets, or enter new sales channels, including social media and e-commerce channels. New markets and sales channels may have different regulatory requirements, competitive conditions, consumer preferences and different spending patterns from our existing markets and sales channels. Consumers in new markets and sales channels are likely to be unfamiliar with our brands and products and we may need to build or increase brand awareness in the relevant markets and sales channels by increasing investments in advertising and promotional activities than we originally planned. We may find it more difficult in new markets to hire, train and retain qualified employees who share our business philosophy and culture. In addition, we may have difficulty in finding reliable suppliers with adequate supplies of raw materials meeting our quality standards or distributors with efficient distribution networks. As a result, any products we introduce in new markets may be more expensive to produce and/or distribute and may take longer to reach expected sales and profit levels than in our existing markets, which could affect the viabilities of these new operations or our overall profitability.

We also sell our products to major e-commerce platforms and online distributors. Our development of the e-commerce channel depends on many factors, most of which are beyond our control, including: the trust and confidence level of China’s online consumers, as well as changes in consumer consumption patterns, tastes and preferences; the growth of internet usage in China; and the development of fulfillment, payment and other ancillary services associated with e-commerce sales. Any failure to respond to trends and consumer requirements in the e-commerce channel may adversely affect our sales and our business and growth prospects in this sales channel.

Additionally, our expansion plans and business growth could strain our managerial, operational and financial resources. Our ability to manage future growth will depend on our ability to continue to implement and improve operational, financial and management information systems on a timely basis and to expand, train, motivate and manage our workforce. We cannot assure you that our personnel, systems, procedures and controls will be adequate to support our future growth. Failure to effectively manage our expansion may lead to increased costs and reduced profitability and may adversely affect our growth prospects. In addition, as we expand our operations, we may encounter regulatory, personnel and other difficulties that may also increase our costs of operations.

We depend on a stable and adequate supply of raw materials which are subject to price volatility and other risks. Inadequate or interrupted supply and price fluctuation for raw materials and packaging materials could adversely affect our profitability.

We source a majority of our products from suppliers located in China, and our suppliers source raw materials and packaging materials within China, Raw materials used within the production process include meat, rice, oil, soy beans, starch and sugar. To date, inflationary pressures have not materially impacted the cost of sourcing our products. However, raw materials and packaging materials are subject to price volatility caused by external factors, such as commodity price fluctuations, changes in supply and demand, logistics and processing costs, our bargaining power with suppliers, inflation, and governmental regulations and policies. Our production volume, quality of products and profit margins may be adversely affected. There is no assurance that raw material costs will not increase significantly in the future. As is customary in our industry, we typically are not able to immediately pass raw material price increases onto our customers. As a result, any significant price increase of raw materials may have an adverse effect on our profitability and results of operations. Also, if we were to increase price, we may not be able to completely pass on the increase in raw materials to consumers. Also, such an increase in price may adversely affect our demand. If all or a significant number of our suppliers are unable or unwilling to meet our requirements, we could suffer shortages or significant cost increases. Our suppliers could fail to meet our needs for various reasons, including fires, natural disasters, weather, manufacturing problems, epidemic, crop failure, strikes, transportation interruptions, or government regulation. A failure of supply could also occur due to suppliers’ financial difficulties, including insolvency. Changing suppliers may require long lead time. We may not be able to locate alternative suppliers in sufficient quantities, of suitable quality, or at an acceptable price. Continued supply disruptions could exert pressure on our costs, and we cannot assure you that all or part of any increased costs can be passed along to our customers in a timely manner or at all, which could negatively affect our business, overall profitability and financial performance.

In the second quarter of 2022, nation-wide strict lockdown measures were imposed by the Chinese government in response to the outbreak of the COVID-19 Omicron variant which led to disruption to social and economic activities. As a result, fewer shipping locations were open and our daily logistics volume was adversely affected. As of June 30, 2022, shippings of our products have resumed to normal. In December 2022, the Chinese government announced that it will be downgrading its management of COVID-19 as of January 8, 2023, rolling back some of its stringent anti-COVID-19 restrictions. Those who are infected with mild symptoms and close contacts are now allowed to quarantine at home. Since December 2022, China has been facing a rapid surge in COVID-19 cases. Due to the evolving and uncertain nature of this event, we cannot predict at this time the full extent to which the COVID-19 pandemic and the COVID-19 prevention policy implemented by the Chinese government will adversely impact our business, results, and financial condition. We are staying in close communication with our employees, dealers and suppliers, and acting to mitigate the impact of this dynamic and evolving situation, but there is no guarantee we will be able to do so. While the short, medium-to-longer term impact of COVID-19 remains unclear, we expect that our business operations and results of operations including revenue, earnings, and cash-flows will not be unduly impacted in the remainder of 2023.

To mitigate the potential impact of COVID-19 (and future pandemics) and other business disruptions (e.g. geopolitical or trade conflicts, natural disasters, or cybercrime etc), we have taken and will continue to take proactive steps to diversify our supply chain, moving away from single-sourcing to a network of diverse, alternative, pre-qualified suppliers of raw materials needed to produce one or more of our products. This approach allows us to secure more favorable commercial terms with our existing suppliers and also reduces the risk of business disruption at one or more stages of the E2E supply chain.

Our business segments, products, lines of service, projects, or operations have not been materially impacted by supply chain disruptions, especially in light of Russia’s invasion of Ukraine.

The development of online sales network and marketing activities may not meet expectations, or we may fail to manage the coordination of our offline and online sales channels, which may adversely affect our operation results.

Our revenue generated by online sales channels had been growing significantly due to the increasing sales online. However, as online and social media platforms continue to grow in popularity, any significant growth in our sales through online sales channels in the future may give rise to competition between offline and online sale channels. If we fail to balance the marketing efforts or optimize product mix and pricing strategies among our online and offline sales channels, or otherwise fail to effectively manage the integration of these channels, the competition among these channels may adversely affect our business, financial condition and results of operations.

We expect to further enhance our online strategies and increase sales from our online channels. However, we may not be able to maintain a high growth rate of our online sales, and if we fail to manage the continuous development of our online sales, our business, financial condition and results of operations may be adversely affected.

Our online sales depend on the proper operation of third-party online platforms and any serious interruptions of these platforms could adversely affect our operations.

The development of sales through third-party online platforms is part of our business strategy. We have launched profile pages and sales channels on our third-party online platforms. However, we do not have control over the operation of third-party online platforms and such platform may be vulnerable to damage or interruptions such as power failure, computer viruses, acts of hacking, vandalism and similar events. Any serious interruption or damage to the online platforms may have an adverse effect on our business, financial condition and results of operations. There is no assurance that our online sales strategy will be implemented in accordance with our plan or at all.

Our operating results depend on the effectiveness of our marketing and promotional programs. Improper marketing activities may adversely affect our brand image.

Our operating results are dependent on our brand marketing efforts and advertising activities. We continuously invest in our brands to further raise brand recognition and acceptance and engage in marketing campaigns to promote our products. We utilize tailored and creative branding and marketing strategies, which have achieved positive results. We expect to continue to adopt such strategies in the future. However, if our marketing and advertising strategies do not continue to be successful, our business and operating results may be materially and adversely affected. In addition, we believe marketing trends in China are evolving, which requires us to experiment with new marketing strategies to keep pace with industry developments and consumer preferences. Moreover, as we continue to build up our online platform, we expect our marketing expenses relating to cooperation with online channels to continue to increase.

If we fail to obtain and maintain the requisite licenses and approvals required under the complex regulatory environment applicable to our businesses in China, or if we are required to take compliance actions that are time-consuming or costly, our business, results of operations and financial condition may be materially and adversely affected.

Our business is subject to governmental supervision and regulation by the relevant PRC governmental authorities, including but not limited to the State Council, the SAMR, the Ministry of Commerce(“MOFCOM”), the State Internet Information Office, the General Administration of Customs and other governmental authorities in charge of the relevant services provided by us. These government authorities promulgate and enforce regulations that cover various aspects of the operation of food products and e-commerce, etc., including entry into these industries, scope of permitted business activities, licenses and permits for various business activities, and restriction on foreign investments. Violations of regulations may lead to the imposition of significant penalties which may affect our business, operations, reputation and financial prospects. In respect of the food industry, in particular, any violation of the relevant laws, rules and regulations may result in penalties and, under certain circumstances, lead to criminal prosecution.

We have obtained food operation licenses to operate our general business activities currently conducted in China, except for Quanzhou Weishi Food Co., Limited which does not hold any assets or operations for now and we are in the process of applying for relevant food operation licenses for it. In addition, SH Lashu have been filed for record as consignee or consignor of import and export goods. However, we cannot assure you that we can successfully renew these licenses in a timely manner or that these licenses are sufficient to conduct all of our present or future business.

New laws and regulations may be adopted from time to time, and substantial uncertainties exist regarding interpretation and implementation of current and future PRC laws and regulations applicable to our business operations. For example, in August 2018, the SCNPC promulgated the E-Commerce Law, which took effect in January 2019. We have to cooperate with e-commerce platforms and be in full compliance with E-Commerce Law in order to continue to operate on those e-commerce platforms. We cannot assure you that our current business activities will not be found in violation of any future laws and regulations or any of the laws and regulations currently in effect due to changes in the relevant authorities’ interpretation of these laws and regulations.

If we fail to adapt to any new regulatory requirement or any competent government authority considers that we operate our business operation without any requisite license, permit or approval, or otherwise fails to comply with applicable regulatory requirements, we may be subject to administrative actions and penalties against us, including fines, confiscation of our incomes, revocation of our licenses or permits, or, in severe cases, cessation of certain business. Any of these actions may have a material and adverse effect on our business, financial condition and results of operations.

As we expand into different business models and introduce new products and services to our customers, we may be required to comply with additional laws and regulations that are yet to be determined. To comply with such additional laws and regulations, we may be required to obtain necessary certificates, licenses or permits, as well as allocate additional resources to monitor regulatory and policy developments. Our failure to adequately comply with such additional laws and regulations may delay, or possibly prevent, some of our products or services from being offered to our customers, which may have a material adverse effect on our business, results of operations and financial condition.

We are subject to PRC Advertising Law and related regulations, rules and measures applicable to advertising.

Certain amounts of our revenue are derived from online advertising services. In July 2016, the former State Administration for Industry and Commerce promulgated the Interim Administrative Measures on Internet Advertising, or the Internet Advertising Measures, effective in September 2016, pursuant to which internet advertisements are defined as any commercial advertising that directly or indirectly promotes goods or services through internet media in any form including paid-for search results. Under the Internet Advertising Measures, our online advertising services may constitute internet advertisement. On February 25, 2023, the SAMR issued Administrative Measures for Internet Advertising, or the Internet Advertising Administrative Measures, which became effective on May 1, 2023, and replaced the Interim Measures for the Administration of Internet Advertising which became effective on September 1, 2016. According to the Internet Advertising Administrative Measures, the provisions of the Advertising Law and the Internet Advertising Administrative Measures shall apply to commercial advertising for direct or indirect marketing goods or services in the form of text, image, audio, video, or other means through websites, web pages, Internet apps, or other Internet media within the territory of PRC. Our online advertising may be subject to the Internet Advertising Administrative Measures.

PRC advertising laws, rules and regulations require advertisers, advertising operators and advertising distributors to ensure that the content of the advertisements they prepare or distribute is fair and accurate and is in full compliance with applicable law. For the three months ended March 31, 2022 and 2023 and for the year ended December 31, 2021 and 2022 , 0.4%, 0.2%, 1.7% and 0.5% of our revenues were derived from advertising services. Violation of these laws, rules or regulations may result in penalties, including fines, confiscation of advertising fees and orders to cease dissemination of the advertisements. In circumstances involving three or more illegal acts within two years or other serious violations, a fine of not less than five times but not more than ten times the advertising expense or a fine of not less than RMB1,000,000 but not more than RMB2,000,000 shall be imposed, and the PRC government may revoke a violator’s business license and revoke the advertisement examination and approval documents and refuse to accept its application for advertisement examination within one year. Complying with these requirements and any penalties or fines for any failure to comply may significantly reduce the attractiveness of our platform and increase our costs and could have a material adverse effect on our business, financial condition and results of operations.

In addition, for advertising content related to specific types of products and services, advertisers, advertising agencies and advertising distributors must confirm that the advertisers have obtained requisite government approvals, including the advertiser’s operating qualifications, proof of quality inspection of the advertised products, and, with respect to certain industries, government approval of the content of the advertisement and filing with the local authorities. Pursuant to the Internet Advertising Administrative Measures, we are required to take steps to monitor the content of advertisements displayed by us. This requires considerable resources and time, and could significantly affect the operation of our business, while at the same time also exposing us to increased liability under the relevant laws, rules and regulations. The costs associated with complying with these laws, rules and regulations, including any penalties or fines for our failure to so comply if required, could have a material adverse effect on our business, financial condition and results of operations. Any further change in the classification of our online advertising and other related services by the PRC government may also significantly disrupt our operations and materially and adversely affect our business and prospects.

Our acquisition activities and other strategic transactions may present managerial, integration, operational and financial risks, which may prevent us from realizing the full intended benefit of the acquisitions we undertake.

We have in the past and may continue to seek acquisitions that we believe strengthen our competitive position in our key segments and geographies or accelerate our ability to grow into adjacent product categories and channels and emerging markets or which otherwise fit our strategies.

In addition, investments and acquisitions could result in distraction of management from current operations, greater than expected liabilities and expenses, unidentified issues not discovered in our due diligence, the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to goodwill or intangible assets and exposure to potential unknown liabilities of the acquired business. If the goodwill or intangible assets become impaired, we may be required to record a significant charge to our results of operations.

Further, the assumptions we use to evaluate acquisition opportunities may not prove to be accurate and our investments or acquisitions may not yield the results we expect. Even if our assumption is accurate, the integration of acquired businesses into ours may be costly and disruptive to our existing business operations. The integration process involves certain risks and uncertainties, some of which are outside our control, and there can be no assurance that we will be able to realize the anticipated benefits, synergies, cost savings or efficiencies. In the event that our investments and acquisitions are not successful, our results of operations and financial condition may be materially and adversely affected.

We rely on third-party logistics companies to deliver our products. Any delivery delay, improper handling of goods or increase in transportation costs of our logistic service providers could adversely affect our business and results of operations. If the third-party logistics business is interrupted, we may not have sufficient resources to support our product transportation and face the risk of rising transportation prices.

We engage logistics service providers to store and transport products to our customers. For the three months ended March 31, 2022 and 2023, and for the year ended December 31, 2021 and 2022, our fulfilment expenses were RMB5.0 million, RMB1.5 million (US$0.2 million), RMB24.0 million and RMB10.6 million (US$1.5 million), respectively, which represented 13.7%, 3.6%, 11.7% and 5.9% of our total revenue, respectively. The vast majority of our products are delivered by trucks or trains. The services provided by our logistics service providers may be suspended or cancelled due to unforeseen events, which could cause interruption to the sales or delivery of our products. In addition, delivery delays may occur for various reasons beyond our control, including improper handling by our logistics service providers, labor disputes or strikes, acts of war or terrorism, outbreaks of epidemics, earthquakes and other natural disasters. For example, we experienced some delay in the transportation of our products due to logistics constraints during the COVID-19 outbreak.

The majority of our product transportation was provided by independent third-party logistics service providers. Disputes with or a termination of our contractual relationships with one or more of our logistics companies could result in delayed delivery of products or increased costs. There can be no assurance that we can continue or extend relationships with our current logistics companies on terms acceptable to us, or that we will be able to establish relationships with new logistics companies or expand our logistics team to ensure accurate, timely and cost-efficient delivery services. If we are unable to maintain or develop good relationships with logistics companies or expand our logistics team to cover new territories, it may inhibit our ability to offer products in sufficient quantities, on a timely basis, or at prices acceptable to our customers. In addition, as we do not have any direct control over these logistics companies, we cannot guarantee their quality of services. If there is any delay in delivery, damage to products or any other issue, our sales and brand image may be affected.

Any improper handling of our products by the logistics service providers could also result in product contamination or damage, which may in turn lead to product recalls, product liabilities, increased costs and damage to our reputation, which may in turn adversely affect our business, financial condition and results of operations.

The transportation costs of our logistics service providers are subject to factors beyond our control, such as the fluctuation in the gasoline price, increases in road tolls and bridge tolls, and changes in transportation regulations. Any increase in the service costs of our logistics service providers may lead to an increase to our fulfilment expenses, which may in turn negatively affect our results of operations.

We may face the risk of inventory obsolescence.

As of March 31, 2023 and as of December 31, 2022, we had inventories of RMB5.0 million and RMB6.1 million respectively. Our inventory turnover days were 16 days and 21 days respectively. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our business relies on consumer demand for our products, which depends substantially on factors such as (i) consumer spending patterns, (ii) consumer preferences and tastes, (iii) consumer income, (iv) consumer perceptions of and confidence in our product quality and food safety, and (v) consumer lifestyle. Any change in consumer demand for our products or the occurrences of catastrophic events may have an adverse impact on our product sales, which may in turn lead to inventory obsolescence, decline in inventory value or inventory write-off.

We may not be able to adequately protect our intellectual property, which could adversely affect our business and operations.

We regard our trademarks, copyrights, domain names, know-how, patents, and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others, to protect our proprietary rights As of March 31, 2023, we had registered 273 trademarks, 1 copyright of works and 5 computer software copyrights in China, including three registered trademarks in Hong Kong. We may fail to own or apply for key trademarks in a timely fashion, or at all. For example, several logos we have used for years cannot be registered as trademarks in certain trademark categories in China because a company unaffiliated to us has pre-emptively registered similar logos as trademarks in such categories. As a result, we have been and will not be able to use such logos in areas covered by such trademark categories. Such company complained to the Market Supervision Bureau for the trademark infringement of SH DDC, and SH DDC has already applied for the invalidations of these trademarks at the State Intellectual Property Office, or the SIPO, as well as indicted a series of related administrative actions which have been already accepted by the court. As the trademarks under the legal proceeding are not relevant to our main business and we have adopted timely steps to make enough adjustments to relevant business, including stopped using them in any public place, the unavailability of these trademarks would not materially and adversely affect our business. If such third party actually use such trademarks in product or service similar to us in the future, consumers may be confused and associate any quality issue on the products and services such third party provides with us, which will have an adverse impact on our brand image. We may become an attractive target for certain copycat websites that attempt to cause confusion or diversion of traffic from us in the future because of our brand recognition as a food-related content-driven lifestyle brand in China. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, there can be no assurance that (i) our application for registration of trademarks, patents, and other intellectual property rights will be approved, (ii) any intellectual property rights will be adequately protected, or (iii) such intellectual property rights will not be challenged by third parties or found by a judicial authority to be invalid or unenforceable. Further, because of the rapid pace of technological changes in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties at all or on reasonable terms.

It is often difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Policing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the infringement or misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our management and financial resources, and could put our intellectual property at risk of being invalidated or narrowed in scope. We can provide no assurance that we will prevail in such litigation, and even if we do prevail, we may not obtain a meaningful recovery. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in maintaining, protecting or enforcing our intellectual property rights could have a material adverse effect on our business, results of operations and financial condition.

We may be accused of infringing intellectual property rights of others and content restrictions of relevant laws.

Third parties may claim that the content posted by us or our products and services infringe upon their intellectual property rights. For example, while offering our advertising services, we may be subject to liabilities such as infringement of copyrights or trademarks and to other claims based on the materials and content posted by us or used on our products and services. The possibility of intellectual property claims against us increases as we continue to grow. Such claims, whether or not having merit, may result in our expenditure of significant financial and management resources, injunctions against us or payment of damages. We may need to obtain licenses from third parties who allege that we have infringed their rights, but such licenses may not be available on terms acceptable to us or at all. These risks have been amplified by the increase in the number of third parties whose sole or primary business is to assert such claims.

China has enacted laws and regulations governing internet access and the distribution of products, services, news, information, audio-video programs and other content through the internet. The PRC government has prohibited the distribution of information through the internet that it deems to be in violation of PRC laws and regulations. If any of the information disseminated by us or our user communities were deemed by the PRC government to violate any content restrictions, we would not be able to continue displaying such content and could become subject to penalties, including confiscation of income, fines, suspension of business and revocation of required licenses, which could materially and adversely affect our business, financial condition and results of operations.

The outcome of any claims, investigations and proceedings is inherently uncertain, and in any event, defending against these claims could be both costly and time-consuming and could significantly divert the efforts and resources of our management and other personnel. An adverse determination in any such litigation or proceedings could cause us to pay damages, legal fees and other costs, as well as limit our ability to conduct business or require us to change the manner in which we operate. Even if such assertions against us are unsuccessful, they may cause us to lose existing and future business and incur reputational harm and substantial legal fees.

Failure to successfully operate our information systems and implement new technology effectively could disrupt our business or reduce our profitability.

We increasingly rely on information technology systems to process, transmit and store information in relation to our operations. A portion of the communications between our personnel and our suppliers, distributors and consumers depends on information technology. Our information technology systems may be vulnerable to interruption due to a variety of events beyond our control, including but not limited to, natural disasters, telecommunications failures, computer viruses, hackers and other security issues. Any such interruption to our information technology system could disrupt our operations and negatively impact our production and ability to fulfill sales orders, which could have an adverse effect on our business, financial condition and results of operations.

In addition, we may from time to time implement, modify and upgrade our information technology systems and procedures to support our growth and the development of our e-commerce business. These modifications and upgrades could require substantial investment and may not improve our profitability at a level that outweighs their costs, or at all.

Our success depends on the continuing efforts of our senior management team and key personnel and our business may be harmed if we lose their services and cannot timely find proper candidates for substitution.

Our current business performance and future success depend substantially on the abilities and contributions of our senior management members, including our founder, Ms. Norma Ka Yin Chu, all of our executive directors and other key personnel with industry expertise, know-how or experience in areas such as research and development, manufacturing, sales, marketing, financial management, human resources and risk management. If any member of our senior management is unable or ceases to serve in his or her present position, we may not be able to find replacement in a timely basis due to local conditions. As a result, our business may be disrupted, our management quality may deteriorate and our results of operations may be materially and adversely affected. In addition, if any member of our senior management team joins a competitor or forms a competing business, we may lose trade secrets and business know-how as a result. Competition for experienced management in our industry is intense, and the pool of qualified candidates is limited. We may not be able to retain the services of our senior management or attract and retain additional high quality senior executives in the future. Moreover, we rely on our sales personnel to effectively operate our retail network. As we expand our operations, we may not be able to retain such skilled sales personnel at a reasonable cost and our business and results of operations may be materially and adversely affected.

Our performance depends on favorable labor relations with our employees, and any deterioration in labor relations, shortage of labor or material increase in wages may have an adverse effect on our results of operation.

Our success depends on our ability to hire, train, retain and motivate our employees. We consider favorable labor relations as a significant factor that can affect our performance, and any deterioration of our labor relations could cause labor disputes, which could result in disruption of production and operations.

Since the reform and opening up, China has experienced rapid economic growth, which has resulted in significantly increased labor costs. Average labor wages are expected to increase. In addition, we may need to increase our total compensations to attract and retain experienced personnel required to achieve our business objectives. Any material increase in our labor costs may have an adverse effect on our results of operations.

We may not be able to detect or prevent fraud, bribery, or other misconduct committed by our employees, customers or other third parties.

We may be exposed to fraud, bribery, or other misconduct committed by our employees, customers or other third parties, which could subject us to financial losses and penalties from governmental authorities. Although our internal control procedures are designed to monitor our operations and ensure overall compliance, our internal control procedures may be unable to identify all non-compliances, suspicious transactions, fraud, corruption or bribery in a timely manner. If such misconduct occurs, we may suffer from negative publicity and reputation damages.

We may be subject to legal proceedings in the ordinary course of our business. Any adverse outcome of these legal proceedings could have a material adverse effect on our business, results of operations and financial condition.

We may from time to time become a party to various litigations, arbitrations, legal disputes, claims or administrative proceedings arising in the ordinary course of our business. For example, we may be required to negotiate with, or institute litigation when negotiation fails, against our suppliers for the losses arising out of contaminated raw materials. The compensation clauses in the supply contract may not be adequate enough to remedy our damages. Such litigation could result in substantial costs and diversion of resources, which could negatively affect our sales, profitability and prospects. Even if any such litigation is resolved in our favor, we may not be able to successfully enforce the judgment and remedies awarded by the court and such remedies may not be adequate to compensate us for our actual or anticipated related losses, whether tangible or intangible. Negative publicity relating to such litigation, arbitrations, legal disputes, claims or administrative proceedings may damage our reputation and adversely affect the image of our brands and services. In addition, ongoing litigation, arbitrations, legal disputes, claims or administrative proceedings may distract our management’s attention and consume our time and other resources. Furthermore, any litigations, arbitrations, legal disputes, claims or administrative proceedings which are not of material importance may escalate due to the various factors involved, such as the facts and circumstances of the cases, the likelihood of winning or losing, the monetary amount at stake, and the parties concerned continue to evolve in the future, and such factors may result in these cases becoming of material importance to us. We are subject to several legal proceedings, which, in the opinion of our management, would not have a material and/or adverse effect on our business, financial condition or results of operations. We may continue to subject to legal proceedings in the future. We cannot assure you that the outcome of the legal proceedings in the future, if any, will be favorable to us. If any verdict or award is rendered against us or if we decide to settle the disputes, we may be required to incur monetary damages or other liabilities. Even if we can successfully defend ourselves, we may have to incur substantial costs and spend substantial time and efforts in these lawsuits. Consequently, any future litigation, legal disputes, claims or administrative proceedings could materially and adversely affect our business, financial condition and results of operations.

We have limited insurance to cover our potential losses and claims.

We maintained limited statutory insurance, which we believe is customary for businesses of our size and type and in line with the standard commercial practice in our industry. See “Our Business — Insurance.” If we were held liable for uninsured losses, our business and results of operations may be materially and adversely affected. In addition, we are not insured against product liability or business interruptions resulting from natural disasters such as droughts, floods, earthquakes or severe weather conditions, any suspension or cessation in the supply of utilities or other calamities. Any liability claims for damages relating to our products, interruption to our operations, and the resulting losses or damages, could materially and adversely affect our business, results of operations and financial condition.

We may require additional financing to achieve its goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, may force us to delay, limit, reduce or terminate its product manufacturing and development, and other operations.

We believe that we will continue to expend substantial resources for the foreseeable future as we expand into additional markets that we may choose to pursue. These expenditures are expected to include costs associated with research and development, the acquisition or expansion of manufacturing and supply capabilities, as well as marketing and selling existing and new products. In addition, other unanticipated costs may arise.

Our operating plan may change because of factors currently unknown to us, and we may need to seek additional funds sooner than planned, including through public equity or debt financings or other sources, such as strategic collaborations. Such financing may result in dilution to shareholders, imposition of debt covenants and repayment obligations, or other restrictions that may adversely affect our business. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Our future capital requirements depend on many factors, including:

•        the number and characteristics of any additional products or manufacturing processes we develop or acquires to serve new or existing markets;

•        the expenses associated with our marketing initiatives;

•        the costs required to fund domestic and international growth, including acquisitions;

•        the scope, progress, results and costs of researching and developing future products or improvements to existing products;

•        any lawsuits related to our products or commenced against us;

•        the expenses needed to attract and retain skilled personnel;

•        the costs associated with being a public company; and

•        the timing, receipt and amount of sales of future products.

Additional funds may not be available when we need them, on terms that are acceptable to us, or at all. If adequate funds are not available on a timely basis, we may be required to:

•        delay, limit, reduce or terminate our research and development activities or growth and expansion plans; and

•        delay, limit, reduce or terminate the expansion of sales and marketing capabilities or other activities that may be necessary to generate revenue and increase profitability.

Risks Relating to Our Corporate Structure

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders for services of any debt we may incur. If any of our PRC subsidiaries incur debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Under PRC laws and regulations, our PRC subsidiaries may pay dividends only out of its respective accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiaries are required to set aside at least 10% of their accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of their respective registered capital. Such reserve funds cannot be distributed to us as dividends.

Our PRC subsidiaries generate primarily all of their revenue in RMB, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our applicable PRC subsidiaries to use their RMB revenues to pay dividends to us.

The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our applicable PRC subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises (having no institution or establishment within China or whose incomes have no actual connection to its institution or establishment within China) unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are a Cayman Islands holding company conducting our operations in China through our PRC subsidiaries. We may make loans to our PRC subsidiaries subject to the approval or registration from governmental authorities and limitation of amount, or we may make additional capital contributions to our wholly foreign-owned subsidiaries in China. Any loans to our subsidiaries in China are subject to foreign debt registrations. In addition, a foreign-invested enterprise, or FIE, shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of an FIE shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities unless otherwise provided by relevant laws and regulations; (iii) directly or indirectly used for granting entrusted RMB loans (unless permitted in the business scope), repaying loans (including the third-party advances) between enterprises, or repaying RMB bank loans that have been re-lent to a third party; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises). On October 23, 2019, SAFE promulgated the Circular Regarding Further Promotion of the Facilitation of Cross-Border Trade and Investment, or SAFE Circular No. 28, under which non-investing foreign-invested enterprises are permitted to make equity investments in the PRC with their capital funds in accordance with applicable PRC laws and regulations under the premise that the domestic investment projects are true and in compliance with applicable PRC laws and regulations. As the relevant government authorities have broad discretion in interpreting the regulation, it is unclear whether SAFE will permit such capital funds to be used for equity investments in the PRC in actual practice.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or filing on a timely basis, if at all, with respect to future loans by us to our PRC subsidiaries or with respect to future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or filing, our ability to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

If the chops of our PRC subsidiaries are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

In China, a company chop or seal serves as the legal representation of the company towards third parties even when unaccompanied by a signature. Each legally registered company in China is required to maintain a company chop, which must be registered with the local Public Security Bureau. In addition to this mandatory company chop, companies may have several other chops which can be used for specific purposes. The chops of our PRC subsidiaries are generally held securely by personnel designated or approved by us in accordance with our internal control procedures. To the extent those chops are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised and those corporate entities may be bound to abide by the terms of any documents so chopped, even if they were chopped by an individual who lacked the requisite power and authority to do so. In addition, if the chops are misused by unauthorized persons, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our operations.

We face uncertainties with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law (the “FIL”), which took effect on January 1, 2020 (with the Implementation Rules to the FIL come into effect from the same day) and replaced the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law and the Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations, to become the legal foundation for foreign investment in the PRC.

However, uncertainties still exist in relation to interpretation and implementation of the FIL, especially in regard to, including, among other things, and specific rules regulating the organization form of foreign-invested enterprises within the five-year transition period. Under the FIL, foreign investors and foreign-invested enterprises will be subject to legal liabilities if they fail to report investment information in accordance with the FIL. In addition, the FIL provides that foreign-invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within a five-year transition period, which means that we may be required to adjust the structure and corporate governance of certain of our PRC subsidiaries in such transition period. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, corporate governance and business operations.

Risks Related to Doing Business in China and Hong Kong

A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition.

A part of our operations is located in Hong Kong and mainland China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally and by continued economic growth in Hong Kong and China as a whole. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

Economic conditions in Hong Kong and mainland China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial market as a whole and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to us.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed were compromised, it could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us.

A part of our operations is located in mainland China, and thus, our PRC subsidiaries are governed by PRC laws and regulations. PRC companies are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

In addition, the Opinions jointly issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council on July 6, 2021 called for strengthened regulation over illegal securities activities and supervision of overseas listings by China-based companies and propose to take effective measures. As of the date of this prospectus, no official guidance and related implementation rules have been issued in relation to these recently issued opinions and the interpretation and implementation of the Opinions remain unclear at this stage.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The final Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services or data processing activities of such company affect or may affect national security. Through the contractual arrangements with Weishi, DDC SH had collected and possessed personal information of more than one million users. After the contractual arrangements with Weishi were terminated in April 2022, DDC SH still have been possessing this amount of personal information which are stored in mainland China. For purposes of the Cybersecurity Review Measures, we have applied for and completed the cybersecurity review with respect to our proposed overseas listing pursuant to the Cybersecurity Review Measures.

As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we cannot assure you that we would not become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in rectification, fines or other penalties, including suspension of business, website closure, removal of our app from the relevant app stores, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations.

On February 17, 2023, the CSRC issued the Trial Measures which became effective on March 31, 2023. On the same date, the CSRC circulated the Guidance Rules and Notice on the CSRC’s official website which became effective on March 31, 2023. Under the Trial Measures, either direct or indirect overseas offering and listing by domestic companies shall fulfill the filing procedure with the CSRC with submitting relevant materials. Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect: (1) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in the Chinese Mainland, or its main places of business are located in the Chinese Mainland, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Chinese Mainland. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis. When certain circumstances happen, overseas offering and listing shall not be made. And If the intended overseas offering and listing necessitates a national security review, relevant security review procedures shall be completed according to law before the application for such offering and listing is submitted to any overseas parties such as securities regulatory agencies and trading venues. Pursuant to the Trial Measures, the Guidance Rules and Notice, initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas, while domestic enterprises that have submitted valid applications for overseas offerings and listings but have not obtained the approval from the relevant overseas regulatory authority or overseas stock exchange shall complete filings with the CSRC prior to their overseas offerings and listings. Our PRC counsel, Grandall Law Firm (Shanghai) has advised us that, based on its understanding of the current PRC laws and regulations, our offering and listing will be identified as an indirect overseas issuance and listing by the CSRC, in view of the fact that the Trial Measures have come into effect on 31 March 2023. We have submitted the filing materials with the CSRC to fulfill the filing procedure with the CSRC as per requirement of the Trial Measures, but we cannot predict whether or how soon it will be able to complete such proceeding. If we fail to comply with the Trial Measures, we will be required to correct our behaviors, facing warnings and fines which amount will range from RMB1,000,000 to RMB10,000,000, and directly responsible personnel will also be warned and fined which amount will range from RMB500,000 to RMB 5,000,000. Any new policies, regulations, rules, actions or laws by the PRC government may subject us to material changes in operations, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies”, and came into effect on March 31, 2023, together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company or our PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

The Opinions, the Trial Measures, the Guidance Rules and Notice, the revised Provisions, and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. Any failure of us to obtain the relevant approval or complete the filings and other relevant regulatory procedures regarding the issuance and listing of our securities in a timely manner will completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless.

The PRC government has significant oversight and discretion over the conduct of a PRC company’s business and may intervene with or influence its operations at any time as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any industry that could adversely affect the business, financial condition and results of operations of our PRC subsidiaries.

Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, could result in a material change in our operations, financial performance and/or the value of our Class A Ordinary Shares or impair our ability to raise money.

Moreover, if the PRC government determines that the contractual arrangements constituting part of Mengwei VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our securities may decline in value or be worthless. If we are unable to assert our contractual control rights over the assets, business, and operation of Mengwei VIE that conduct a part or all of our operations, our securities may also decline in value or be worthless. Furthermore, these types of contractual arrangement may be less effective and if the Mengwei VIE and relevant parties fail to perform their obligations under these contractual arrangements, we may incur substantial costs, time and expend substantial resources to enforce such arrangements through arbitral or judicial agencies, if any.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities, and may intervene or influence our operations at any time, or may exert more oversight and control over offerings conducted overseas. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2, 2021 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that Didi Global Inc.’s app be removed from smartphone app stores.

As such, our PRC subsidiaries may be subjected to various government and regulatory interference in the provinces in which they operate. Our PRC subsidiaries could be subject to regulations by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. If the PRC government initiates an investigation into us at any time alleging us violation of cybersecurity laws, anti-monopoly laws, and securities offering rules in China in connection with this offering, we may have to spend additional resources and incur additional time delays to comply with the applicable rules, and our business operations will be affected materially and any such action could cause the value of our securities to significantly decline or be worthless.

Further, any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

As at the date of this prospectus, we have been advised by Grandall Law Firm (Shanghai), our PRC legal adviser, that there are no PRC laws and regulations in force explicitly requiring that our Group or our PRC subsidiaries to obtain permission from PRC authorities for this offering or to issue securities to foreign investors (by DDC Cayman), and our Group or our PRC subsidiaries have not received any inquiry, notice, warning, sanction or any regulatory objection to this offering from any relevant PRC authorities, except for the CSRC filing for this issuance and listing which shall be completed before the listing as described in this prospectus. However, we cannot predict whether or how soon such proceedings will be completed and when such proceedings are completed, whether it will be denied or rescinded. Any new policies, regulations, rules, actions or laws by the PRC government may subject us to material changes in operations, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.

We conduct most of our business operations in China, and a majority of our directors and senior management are based in China, which is an emerging market. The SEC, U.S. Department of Justice and other authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain emerging markets, including China. Additionally, our public shareholders may have limited rights and few practical remedies in emerging markets where we operate, as shareholder claims that are common in the United States, including class action securities law and fraud claims, generally are difficult to pursue as a matter of law or practicality in many emerging markets, including China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, the regulatory cooperation with the securities regulatory authorities in the Unities States has not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no foreign securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to foreign securities regulators.

As a result, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, the SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC entities) to register with SAFE or its local branches in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles (“SPV”), will be required to register such investments with the SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015 and was further amended in December 2019. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be registered with qualified banks instead of the SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of the SAFE or its local branch. Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies due to their position as director, senior management or employees of the PRC subsidiaries of the overseas companies may submit applications to the SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. Our directors, executive officers and other employees who are PRC residents and who were granted options may follow SAFE Circular 37 to apply for the foreign exchange registration before our company became an overseas listed company.

We have taken steps to notify significant beneficial owners of ordinary shares whom we know are PRC residents of their filing obligations. For example, Mr. Liu Zhixuan, who participated in the share incentive plan and exercised his option right recently, has been informed by us to complete his registration duty under SAFE Circular 37. However, we may not be informed of the identities of all the PRC residents holding direct or indirect interest in our company, and we cannot provide any assurance that these PRC residents will comply with our request to make or obtain any applicable registrations or comply with other requirements under SAFE Circular 37 and other applicable laws and regulations or compel all such PRC residents to do so. The failure or inability of our PRC resident shareholders to comply with the registration procedures set forth in such regulations may subject us to fines and legal sanctions, restrict our cross-border investment activities, limit the ability of our wholly foreign-owned subsidiaries in China to distribute dividends and the proceeds from any reduction in capital, share transfer or liquidation to us, and we may also be prohibited from injecting additional capital into these subsidiaries. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liability under PRC law for circumventing applicable foreign exchange restrictions. As a result, our business operations and prospects and our ability to distribute profits to you could be materially and adversely affected.

Upon listing, we and directors, executive officers and other employees of our PRC subsidiaries and who have been granted options will be subject to the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, issued by SAFE in February 2012, or SAFE Circular 7, according to which, among others, employees, directors, supervisors and other management members of PRC companies participating in any stock incentive plan of an overseas publicly listed company who are domestic individuals as defined therein are required to register and make regular periodic filings with SAFE through a domestic qualified agent, which could be a PRC subsidiary of such overseas listed company, and complete certain other procedures. Failure to complete the SAFE registrations or meet other requirements may subject relevant participants in our share incentive plans to fines and legal sanctions and may also limit the ability to make payment under our share incentive plans or receive dividends or sales proceeds related thereto, or our ability to contribute additional capital into our wholly-foreign owned enterprises in China and limit our wholly-foreign owned enterprises’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional share incentive plans for our directors and employees under PRC law.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

In connection with this offering, we will become subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of our franchisees and their employees, consultants or distributors, because these parties are not always subject to our control. Our franchisees are independent operators and are not subject to our control regarding to our FCPA practice.

Although we believe, to date, we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, franchisees or distributors of our franchisees may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and a Circular 7 in replacement of some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC corporate income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC corporate income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

We may face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiary to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 or Circular 698 and Circular 7, and may be required to expend valuable resources to comply with Circular 59, Circular 698 and Circular 7 or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under SAT Circular 59, Circular 698 and Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. We may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC corporate income tax law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59 or Circular 698 and Circular 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

PRC regulations and rules concerning mergers and acquisitions including the Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, (iii) such transaction will lead to a change in control of a domestic enterprise which holds famous trademarks or PRC time-honored brands, or (iv) such PRC domestic enterprise is an affiliate of the foreign investor as stipulated under the M&A Rules. Moreover, the Anti-Monopoly Law requires that the anti-trust governmental authority shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions. It is unclear whether our business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, the MOFCOM or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

The approval of the China Securities Regulatory Commission and other PRC governmental authorities provided under the M&A rules are not required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval. Except for the CSRC filing for this issuance and listing, we are not required to obtain any permission or approval from any Chinese authority to issue securities to foreign investors or in connection with this offering, which, we cannot predict, whether or how soon will be completed.

The M&A Rules include, among other things, provisions that purport to require that an offshore special purpose vehicle formed for the purpose of an overseas listing of securities in a PRC company obtain the approval of CSRC and MOFCOM, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. As at the date of this prospectus, we have been advised by Grandall Law Firm (Shanghai), CSRC’s approval under the M&A Rules is not required for the listing and trading of our Class A Ordinary Shares on the NYSE Group in the context of this offering given that we are an exempted company with limited liability incorporated under the laws of the Cayman Islands controlled by non-PRC citizens and we do not fit into the definition of “overseas special purpose vehicle” under the M&A Regulations. As such, we do not fit into the definition of “overseas special purpose vehicle” under the M&A Regulations and we have never conducted any merger or acquisitions of any PRC domestic companies with a related party relationship. MOFCOM’s approval under the M&A Rules is not required as we have never conducted any merger or acquisitions of any PRC domestic companies with a related party relationship.

There remain some uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval under the M&A Rules is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the securities that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the securities we are offering, you would be doing so at the risk that the settlement and delivery may not occur.

Moreover, except for emphasizing the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies, the Opinions, which was made available to the public on July 6, 2021, also provides that the State Council will revise provisions regarding the overseas issuance and listing of shares by companies limited by shares and will clarify the duties of domestic regulatory authorities.

On February 17, 2023, the CSRC issued the Trial Measures which became effective on March 31, 2023. On the same date, the CSRC circulated the Guidance Rules and Notice on the CSRC’s official website which became effective on March 31, 2023. Under the Trial Measures, either direct or indirect overseas offering and listing by domestic companies shall fulfill the filing procedure with the CSRC with submitting relevant materials. Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect: (1) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in the Chinese Mainland, or its main places of business are located in the Chinese Mainland, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Chinese Mainland. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis. When certain circumstances happen, overseas offering and listing shall not be made. And If the intended overseas offering and listing necessitates a national security review, relevant security review procedures shall be completed according to law before the application for such offering and listing is submitted to any overseas parties such as securities regulatory agencies and trading venues. Pursuant to the Trial Measures, the Guidance Rules and Notice, initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas, while domestic enterprises that have submitted valid applications for overseas offerings and listings but have not obtained the approval from the relevant overseas regulatory authority or overseas stock exchange shall complete filings with the CSRC prior to their overseas offerings and listings. Our PRC counsel, Grandall Law Firm (Shanghai) has advised us that, based on its understanding of the current PRC laws and regulations, our offering and listing will be identified as an indirect overseas issuance and listing by the CSRC, in view of the fact that the Trial Measures have come into effect on 31 March 2023. We have submitted the filing materials with the CSRC to fulfill the filing procedure with the CSRC as per requirement of the Trial Measures, but we cannot predict whether or how soon it will be able to complete such proceeding. If we fail to comply with the Trial Measures, we will be required to correct our behaviors, facing warnings and fines which amount will range from RMB1,000,000 to RMB10,000,000, and directly responsible personnel will also be warned and fined which amount will range from RMB500,000 to RMB 5,000,000. Any new policies, regulations, rules, actions or laws by the PRC government may subject us to material changes in operations, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies”, and came into effect on March 31, 2023, together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company or our PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

The Opinions, the Trial Measures, the Guidance Rules and Notice, the revised Provisions, and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. Any failure of us to obtain the relevant approval or complete the filings and other relevant regulatory procedures regarding the issuance and listing of our securities in a timely manner will completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless.

As of the date of this prospectus, we have been advised by Grandall Law Firm (Shanghai) that except for the CSRC filing procedure which we need to complete according to the Trial Measures as described in this Prospectus, no prior permission is required under the M&A Rules, the Opinions or other PRC laws and regulations from any PRC governmental authorities for the listing and trading of our securities on the NYSE Group in the context of this offering, given that: (a) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; (b) DDC Cayman is a company incorporated under the laws of the Cayman Islands controlled by non-PRC citizens, and we do not fit into the definition of “overseas special purpose vehicle” under the M&A Regulations and (c) we have never conducted any merger or acquisitions of any PRC domestic companies with a related party relationship. We also believe that MOFCOM’s approval under the M&A Rules is not required as we have never conducted any merger or acquisitions of any PRC domestic companies with a related party relationship. However, we cannot assure you that relevant PRC governmental agencies, including the CSRC, would reach the same conclusion as we do. If we or our subsidiaries inadvertently conclude that such permissions or approvals are not required, our ability to offer or continue to offer our Class A Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. We may also face sanctions by the CSRC, the MOFCOM or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

We have been further advised by Grandall Law Firm (Shanghai), our PRC legal adviser, that (i) our PRC subsidiaries have obtained all necessary permissions or approvals and authorizations in the PRC in all material aspects in relation to conducting its current business operations in China, except for Quanzhou Weishi Food Co., Limited which does not hold any assets or operations for now and we are in the process of applying for relevant food operation license for it; and (ii) we are not required to obtain any permission or approval from any Chinese authority to issue securities to foreign investors (by DDC Cayman) or in connection with this offering under Chinese laws or regulations in effect, except for the CSRC filing for this issuance and listing which shall be completed before the listing as described in this prospectus. However, we cannot predict whether or how soon such proceedings will be completed and when such proceedings are completed, whether it will be denied or rescinded. We (including DDC Cayman and all its subsidiaries) have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other PRC governmental authorities.

However, we cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval under the M&A rules is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the securities that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the securities we are offering, you would be doing so at the risk that the settlement and delivery may not occur. Besides, any failure of us to fully comply with any new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our Company’s business and results of operations we may pursue in the future.

A part of our operations is located in mainland China and Hong Kong, and thus, or business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole. Policies, regulations, rules, and the enforcement of laws of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC and Hong Kong may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation, particularly those dealing with the Internet, including censorship and other restriction on material which can be transmitted over the Internet, security, intellectual property, money laundering, taxation and other laws that affect our PRC and Hong Kong subsidiaries’ ability to operate its business.

Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong- or PRC-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using part of the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds our Group transfers to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on FIEs in China, capital contributions to our PRC subsidiary are subject to registration with the SAMR (or its local branches) and filing with the Ministry of Commerce of the PRC, or the MOFCOM, or its local branches and (if applicable) registration with other relevant governmental authorities in China. In addition, (a) any foreign loan procured by our PRC subsidiary is required to be registered with SAFE or its local branches, and (b) our PRC subsidiary may not procure loans which exceed the statutory amount as approved by the MOFCOM or its local branches. We may not complete such registrations on a timely basis, with respect to future capital contributions or foreign loans by us to our PRC subsidiary. If we fail to complete such registration, our ability to use part of the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In 2008, SAFE promulgated the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142. SAFE Circular 142 regulates the conversion by FIEs of foreign currency into Renminbi by restricting the usage of converted Renminbi. SAFE Circular 142 provides that any Renminbi capital converted from registered capitals in foreign currency of FIEs may only be used for purposes within the business scopes approved by PRC governmental authority and such Renminbi capital may not be used for equity investments within China unless otherwise permitted by PRC law. In addition, the SAFE strengthened its oversight of the flow and use of Renminbi capital converted from registered capital in foreign currency of FIEs. The use of such Renminbi capital may not be changed without SAFE approval, and such Renminbi capital may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been utilized. On July 4, 2014, SAFE issued the Circular of the SAFE on Relevant Issues Concerning the Pilot Reform in Certain Areas of the Administrative Method of the Conversion of Foreign Exchange Funds by Foreign-invested Enterprises, or SAFE Circular 36, which launched the pilot reform of administration regarding conversion of foreign currency registered capitals of FIEs in 16 pilot areas. According to SAFE Circular 36, some of the restrictions under SAFE Circular 142 will not apply to the settlement of the foreign exchange capitals of an ordinary FIE in the pilot areas, and such FIE is permitted to use Renminbi converted from its foreign-currency registered capital to make equity investments in the PRC within and in accordance with the authorized business scope of such FIEs, subject to certain registration and settlement procedure as set forth in SAFE Circular 36. On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19. SAFE Circular 19 took effect as of June 1, 2015 and superseded SAFE Circular 36 and SAFE Circular 142 on the same date. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capitals for (i) expenditure beyond their business scopes or prohibited by the laws and regulations of the state, (ii) directly or indirectly investing in securities unless otherwise provided by laws and regulations, (iii) providing entrusted loans in RMB (except where the business scope permits), repaying loans between non-financial enterprises (including advances from third parties) or repaying RMB loans from bank that have been transferred to third parties, (iv) paying the related expenses of purchasing real estate not for self-use except for foreign-invested real estate enterprises. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 may significantly limit our ability to use Renminbi converted from part of the net proceeds of this offering to fund the establishment of new entities in China by our subsidiary, to invest in or acquire any other PRC companies through our PRC subsidiary, or to establish variable interest entities in the PRC, which may materially and adversely affect our business, financial condition and results of operations. In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary registration or obtain the necessary approval on a timely basis, or at all. If we fail to complete the necessary registration or obtain the necessary approval, our ability to make loans or equity contributions to our PRC subsidiary may be negatively affected, which could materially and adversely affect our PRC subsidiary’ liquidity and its ability to fund its working capital and expansion projects and meet its obligations and commitments.

Our business may be materially and adversely affected if any of our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Our PRC subsidiary holds certain assets that are important to our business operations. If our PRC subsidiary undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

According to SAFE’s Notice on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective on May 13, 2013, if any of our PRC subsidiaries undergoes a liquidation proceeding, prior approval from SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our Class A ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Restrictions on currency exchange may limit our ability to utilize our revenues effectively.

Some of our cash are denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our PRC subsidiaries. Currently, our Shanghai subsidiary may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. As we have some operations in PRC, we expect a portion of our cash will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize our Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiary.

Dividends paid to our foreign investors and gains on the sale of the Class A Ordinary Shares by our foreign investors may become subject to PRC tax.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to dividends paid to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Any gain realized on the transfer of Class A Ordinary Shares by such investors is also subject to PRC tax at a current rate of 10%, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our Class A Ordinary Shares, and any gain realized from the transfer of our Class A Ordinary Shares, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to individual investors who are non-PRC residents and any gain realized on the transfer of Class A Ordinary Shares by such investors may be subject to PRC tax (which in the case of dividends may be withheld at source) at a rate of 20%. Any PRC tax liability may be reduced by an applicable tax treaty. However, if we or our subsidiary established outside China are considered a PRC resident enterprise, it is unclear whether holders of the Class A Ordinary Shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If dividends paid to our non-PRC investors, or gains from the transfer of the Class A Ordinary Shares by such investors, are deemed as income derived from sources within the PRC and thus are subject to PRC tax, the value of your investment in the Class A Ordinary Shares may decline significantly.

We are a holding company and we rely on our subsidiaries for funding dividend payments, which are subject to restrictions under PRC laws.

We are a holding company incorporated in the Cayman Islands, and we operate our core businesses through our subsidiaries in the PRC and Hong Kong. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from our subsidiaries If our subsidiaries incur debt or losses, their ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. Our PRC subsidiaries are required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Such reserve funds cannot be distributed to us as dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our Affiliated Entities may enter into in the future may also restrict the ability of our Affiliated Entities to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The currently effective PRC Labor Contract Law, or the Labor Contract Law was first adopted on June 29, 2007 and later amended on December 28, 2012. The PRC Labor Contract Law has reinforced the protection of employees who, under the Labor Contract Law, have the right, among others, to have written employment contracts, to enter into employment contracts with no fixed term under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Furthermore, the Labor Contract Law sets forth additional restrictions and increases the costs involved with dismissing employees. To the extent that we need to significantly reduce our workforce, the Labor Contract Law could adversely affect our ability to do so in a timely and cost-effective manner, and our results of operations could be adversely affected. In addition, for employees whose employment contracts include noncompetition terms, the Labor Contract Law requires us to pay monthly compensation after such employment is terminated, which will increase our operating expenses.

We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our buyers by increasing the prices of our products and services, our financial condition and results of operations would be materially and adversely affected.

We are a Cayman Islands corporation and all of our business is conducted in the PRC. Moreover, all of our directors and officers are located outside of the United States and except for Mr. Matthew Gene Mouw, are all nationals or residents of jurisdictions other than the United States, and all or a substantial portion of their assets are located outside of the United States. As a result, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal or state courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, we conduct most of our operations in China, and most of our assets are located in China. All of our directors and officers are located outside of the United States and except for Mr. Matthew Gene Mouw, are all nationals or residents of jurisdictions other than the United States, and all or a substantial portion of their assets are located outside of the United States. Ms. Norma Ka Yin Chu, our Chief Executive Officer and Chairwoman, Ms. Katherine Shuk Kwan Lui, our Chief Financial Officer and director, and Mr. Chia Hung Yang, our independent director, are permanent residents of Hong Kong; and Samuel Chun Kong Shih, our independent director, is a permanent resident of Canada.

As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons in the Cayman Islands or in China, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. A judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may not be enforceable in or recognized by the courts of the jurisdictions where our directors and officers reside, and the judicial recognition process may be time-consuming. It may be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States has not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC.

In addition, our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (Revised) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a Federal court of the United States.

The Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Given the rapidly expanding nature of the COVID-19 pandemic, and because most of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected.

Recently, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) first identified in China and has since spread rapidly globally. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for the past year. In March 2020, the World Health Organization declared the COVID-19 to be a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

The outbreak of COVID-19 has had certain negative impact on the overall economy of the regions where we deliver our products or services. Due to the prolonged closure of our offline retail locations which impacted sales volume for our experience store, fresh products and our advertising services. We have taken various measures to mitigate the COVID-19 risk to our business, including, from a supply-chain standpoint, we have taken proactive steps to move away from single-sourcing to a network of diverse, alternative, pre-qualified suppliers of finished goods.

As of March 2023, we had 20 supply chain partners and 13 active and reserve suppliers responsible for distributing and producing our products to customers. While the short, medium-to-longer term impact of COVID-19 remains unclear, we expect that our business operations and results of operations including revenue, earnings, and cash-flows will not be unduly impacted in the remainder of 2023. To date, there has been no material impact to our liquidity position and we have not had to raise additional capital, reduce our capital expenditures, or modify any terms or contractual arrangements in response to COVID-19.

In December 2022, the Chinese government announced that it will be downgrading its management of COVID-19 as of January 8, 2023, rolling back some of its stringent anti-COVID-19 restrictions. Those who are infected with mild symptoms and close contacts are now allowed to quarantine at home. Since December 2022, China has been facing a rapid surge in COVID-19 cases. Due to the evolving and uncertain nature of this event, we cannot predict at this time the full extent to which the COVID-19 pandemic and the COVID-19 prevention policy implemented by the Chinese government will adversely impact our business, results, and financial condition. We are staying in close communication with our employees, dealers and suppliers, and acting to mitigate the impact of this dynamic and evolving situation, but there is no guarantee we will be able to do so.

Our contractual arrangements may not be as effective in providing control over certain assets as direct ownership.

In January 2021, we acquired a number of online stores registered on third party online platforms, such as Pinduoduo, Kuaishou and Taobao and all assets related to those online stores from Chongqing Mengwei Technology Co., Ltd., Liao Xuefeng, Chongqing Changshou District Weibang Network Co., Ltd. and Chongqing Yizhichan Snack Food Electronic Commerce Service Department (the “Transferors”). However, due to the limitations from the policies of those online platforms, the titles of such online stores and related assets currently cannot be transferred to our subsidiary so that the operation of such online stores are delegated to the Transferors as nominal holders through relevant contractual agreements. In April 2023, SH DDC acquired more Pinduoduo online stores from CQ MW, Weibang, Yizhichan and Ningqi and has been operating these online stores in the same way. For a description of these contractual arrangements, see “Corporate History and Structure — Contractual Arrangements Regarding Several Online Stores — the Mengwei VIE” below. These contractual arrangements enable us to control those online stores and provide us the right to obtain substantially all of the economic benefits from such online stores. However, the contractual arrangements may not be as effective as direct ownership in providing us with control over such assets. Under our contractual arrangements, we rely on the Transferors to perform their obligations to exercise our control over such assets. These Transferors may have conflicts of interest with us or our shareholders, and they may not act in the best interests of our Company or may not perform their obligations under these contracts, in which case we may not be able to conduct our operations in the manner in which we currently do.

We cannot assure you that when conflicts of interest arise, the Transferors will act in the best interests of our Company or that conflicts of interest will be resolved in our favor. In the event of any such conflicts of interest, these Transferors may breach or refuse to renew the contractual arrangements that allow us to effectively control and receive economic benefits from such assets. If we cannot resolve such conflicts of interest or disputes between us and such Transferors should they arise, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to uncertainty as to the outcome of any such legal proceedings. If we are unable to resolve any such conflicts, or if we experience significant delays or other obstacles as a result of such conflicts, our business and operations could materially and adversely affect our results of operations and damage our reputation.

Risks related to required contributions to various employee benefit plans and individual income tax withholdings on employees’ salaries as required by PRC regulations.

Companies operating in China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. Companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment. We may be subject to late fees and fines in relation to the underpaid employee benefits and under-withheld individual income tax, our financial condition and results of operations may be adversely affected.

Our legal rights to lease certain properties could be challenged, which could prevent us from continuing to use these leased properties or increase the costs for relocating our business premises.

We leased our business premises from third parties who either own the properties or lease the properties from the ultimate property owner. Some of our lessors were unable to provide us with copies of title certificates or documents evidencing the authorization or consent of the owners of such properties. Where the lessors do not have the proper legal right to lease the properties, the corresponding lease agreements may be deemed invalid. Furthermore, some properties may not be designated for commercial use. If we are not adequately indemnified by the lessors for our related losses, our business may be adversely affected. Some of the properties we lease from the third parties have been mortgaged by the owners prior to leasing to us. We may not be able to continue using such properties if the mortgage is foreclosed. In addition, under the PRC law, failure to register a lease agreement with the local housing bureau may result in the risk that we may not be able to continue to occupy the relevant properties if the lease is challenged by third parties. Our lease agreements generally require the lessor to make such registrations, however, as of the date of this Prospectus, the lease agreements relating to certain of our business premises had not been duly registered by the relevant lessors. Accordingly, if these lessors do not have the appropriate titles to the properties or necessary approvals from the ultimate owners or fail to make the requisite registrations, or if the mortgage over the leased properties is foreclosed, we may be unable to continue to operate the affected properties or incur additional costs for relocating our business premises.

The recent enactment of the Holding Foreign Companies Accountable Act may result in de-listing of our securities.

Over the past decade, U.S. SEC and PCAOB and the Chinese counterparts, namely, the China Securities Regulatory Commission, or the CSRC, and PRC Ministry of Finance have been in an impasse over the ability of the PCAOB to have access to the audit work papers and inspect the audit work of China based accounting firms, including our auditor. In May 2013, the PCAOB entered into a Memorandum of Understanding on Enforcement Cooperation (the “MOU”) with the CSRC, and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB, the CSRC or the PRC Ministry of Finance in the United States and the PRC, respectively. Despite the MOU, on December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, the SEC and the PCAOB reiterated in another joint statement the greater risk associated with the PCAOB’s inability to inspect audit work paper and practices of accounting firms in China, with respect to their audit work of U.S. reporting companies.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by laws in China, on December 2, 2020, U.S. Congress passed S. 945, the Holding Foreign Companies Accountable Act. The HFCAA has been signed by the President into law. Pursuant to the HFCAA, the SEC is required to propose rules to prohibit the securities of any registrant from being listed on any of the U.S. securities exchanges or traded “over the counter” if the PCAOB is unable to inspect the work of the accounting firm for three consecutive years. On March 24, 2021, the SEC issued amendments to Form 20 and sought public comment in response to the HFCAA. Consistent with the HFCAA, these amendments require the submission of documentation to the SEC establishing that a “commission-identified registrant” (as defined in the amendments) is not owned or controlled by a governmental entity in that foreign jurisdiction and also require disclosure in a foreign issuer’s annual report regarding the audit arrangements of, and governmental influence on, such registrant. We will be required to comply with these rules if the SEC identifies us as having a ‘non-inspection’ year under a process to be subsequently established by the SEC.

On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act, was signed into law, which reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two years, thus reducing the time period before which our securities may be prohibited from trading or delisted. The enactment of the HFCAA and other efforts to increase U.S. regulatory access to audit work papers could cause investor uncertainty for affected issuers, including us, and the market price of the share could be adversely affected as uncertainty remains over whether there will be a compromise solution. In the worst case, our Class A ordinary shares could be delisted if we were unable to cure the situation to meet the PCAOB inspection requirement in time.

On December 2, 2021, the SEC adopted final rules implementing the HFCAA. On a rolling basis, the SEC will identify issuers with auditors that the PCAOB is unable to inspect or investigate completely because of non-US governmental restrictions. If an issuer is identified for three consecutive years, the SEC will publish an order prohibiting the trading of the issuer’s securities on a U.S. stock exchange and the U.S. over-the-counter market. If, after completion of this offering, the SEC identifies us for three consecutive years as an issuer with auditors that the PCAOB is unable to inspect or investigate completely because of non-US governmental restrictions, under the HFCAA, our securities may be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, KPMG Huazhen LLP, is headquartered in mainland China or Hong Kong and was identified in this report as a firm subject to the PCAOB’s determination.

On Aug. 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in China and Hong Kong, and stated the cooperation will be launched soon. The Statement scheduled several important issues including the purpose, scope and form of the cooperation, use of information and specific data protection during the cooperation, etc. In particular, Chinese authorities have committed to four critical items: First, in accordance with the Sarbanes-Oxley Act, the PCAOB has independent discretion to select any issuer audits for inspection or investigation; Second, the PCAOB gets direct access to interview or take testimony from all personnel of the audit firms whose issuer engagements are being inspected or investigated; Third, the PCAOB has the unfettered ability to transfer information to the SEC, in accordance with the Sarbanes-Oxley Act; and Fourth, PCAOB inspectors can see complete audit work papers without any redactions. On the last item, the PCAOB was able to establish view only procedures — as it has done in the past with certain other jurisdictions — for targeted pieces of information (for example, personally identifiable information). As uncertainties remain regarding the details of the cooperation and the implementation by the authorities of the two sides, the risks we faced regarding the de-listing of our securities because of non-compliance to the laws and regulations adopted by the US authorities will still exist.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB is unable to inspect and investigate completely registered public accounting firms located in China and we fail to retain another registered public accounting firm that the PCAOB is able to inspect and investigate completely in 2023 and beyond, or if we otherwise fail to meet the PCAOB’s requirements, our Class A ordinary Shares will be delisted from the NYSE Group and will not be permitted for trading over the counter in the United States under the HFCAA and related regulations.

Our ability to retain an auditor subject to the PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to our operations, may depend on the relevant positions of U.S. and Chinese regulators. Our auditor’s audit working papers related to our operations are located in China. With respect to audits of companies with operations in China, there are uncertainties about the ability of its auditor to fully cooperate with a request by the PCAOB for audit working papers in China without the approval of Chinese authorities. If the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the

Statement of Protocol, then such lack of inspection or re-evaluation could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist our securities. Accordingly, the HFCAA calls for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

If in the future the PCAOB is unable to conduct full inspections of auditors in China, it will become more difficult to evaluate the effectiveness of our auditors’ audit procedures and quality control procedures as compared to auditors who primarily work in jurisdictions where the PCAOB has full inspection access. As a result, investors may be deprived of the benefits of PCAOB inspections. In addition, the SEC may initiate proceedings against our independent registered public accounting firm, which could result in the imposition of penalties against such accounting firm, such as suspension of its ability to practice before the SEC. If we are required to engage a new audit firm, we may incur significant expense and management time. All of these could cause our investors and potential investors in our securities to lose confidence in our audit procedures, reported financial information and the quality of our financial statements. The market price of our Class A ordinary shares could be adversely affected. Further, if the PCAOB determines that it cannot inspect or investigate completely independent registered public accounting firm for a period of two consecutive years, trading in our securities may be prohibited under the HFCAA and an exchange may determine to delist our securities. The delisting of our securities, or the threat of such securities being delisted, may materially and adversely affect the value of your investment.

In addition, on August 6, 2020, the President’s Working Group on Financial Markets, or PWG, released a report recommending that the SEC take steps to implement the five recommendations, including enhanced listing standards on U.S. stock exchanges with respect to PCAOB inspection of accounting firms. This would require, as a condition to initial and continued listing on a U.S. stock exchange, PCAOB access to work papers of the principal audit firm for the audit of the listed company. The report permits the new listing standards to provide for a transition period until January 1, 2022 for listed companies, but would apply immediately to new listings once the necessary rulemakings and/or standard-setting are effective. It is unclear if and when the SEC will make rules to implement the recommendations proposed in the PWG report, especially in light of its ongoing rulemaking pursuant to the HFCAA. Any of these factors and developments could potentially lead to a material adverse effect on our business, prospects, financial condition and results of operations.

Proceedings instituted by the SEC against Chinese affiliates of the “big four” accounting firms, including our independent registered public accounting firm, could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act. In December 2012, the SEC instituted administrative proceedings against the “big four” PRC-based accounting firms, including our independent registered public accounting firm, alleging that these firms had violated U.S. securities laws and the SEC’s rules and regulations thereunder by failing to provide to the SEC the firms’ audit work papers with respect to certain PRC-based companies that are publicly traded in the United States. On January 22, 2014, the administrative law judge, or the ALJ, presiding over the matter rendered an initial decision that each of the firms had violated the SEC’s rules of practice by failing to produce audit papers and other documents to the SEC. The initial decision censured each of the firms and barred them from practicing before the SEC for a period of six months. On February 6, 2015, the four China-based accounting firms each agreed to a censure and to pay a fine to the SEC to settle the dispute and avoid suspension of their ability to practice before the SEC and audit U.S.-listed companies. The settlement required the firms to follow detailed procedures and to seek to provide the SEC with access to Chinese firms’ audit documents via the CSRC. Under the terms of the settlement, the underlying proceeding against the four China-based accounting firms was deemed dismissed with prejudice four years after entry of the settlement. The four-year mark occurred on February 6, 2019.

While we cannot predict if the SEC will further challenge the four China-based accounting firms’ compliance with U.S. law in connection with U.S. regulatory requests for audit work papers or if the results of such a challenge would result in the SEC imposing penalties such as suspensions, if the accounting firms are subject to additional remedial measures, our ability to file our financial statements in compliance with SEC requirements could be impacted. A determination that we have not timely filed financial statements in compliance with the SEC requirements could ultimately lead to the delisting of our securities from the NYSE Group or the termination of the registration of our securities under the Securities Exchange Act of 1934, or both, which would substantially reduce or effectively terminate the trading of our in the United States.

Risks Related to Our Securities

There has been no prior public market for our Ordinary Shares and an active trading market may never develop or be sustained.

Prior to this offering, there has been no public market for our Ordinary Shares, including our Class A Ordinary Shares. An active trading market for our Class A Ordinary Shares may never develop following completion of this offering or, if developed, may not be sustained. The lack of an active trading market may impair the value of your shares and your ability to sell your shares at the time you wish to sell them. An inactive trading market may also impair our ability to raise capital by selling our Class A Ordinary Shares and entering into strategic partnerships or acquiring other complementary products, technologies or businesses by using our Class A Ordinary Shares as consideration. In addition, if we fail to satisfy exchange listing standards, we could be delisted, which would have a negative effect on the price of our securities.

We expect that the price of our Class A Ordinary Shares will fluctuate substantially and you may not be able to sell the shares you purchase in this offering at or above the initial public offering price.

The initial public offering price for our Class A Ordinary Shares sold in this offering is determined by negotiation between the representative of the underwriters and us. This price may not reflect the market price of our Class A Ordinary Shares following this offering. In addition, the market price of our Class A Ordinary Shares is likely to be highly volatile and may fluctuate substantially due to many factors, including:

•        the volume and timing of sales of our products;

•        the introduction of new products or product enhancements by us or others in our industry;

•        disputes or other developments with respect to our or others’ intellectual property rights;

•        our ability to develop, obtain regulatory clearance or approval for, and market new and enhanced products on a timely basis;

•        product liability claims or other litigation;

•        quarterly variations in our results of operations or those of others in our industry;

•        media exposure of our products or of those of others in our industry;

•        changes in governmental regulations;

•        changes in earnings estimates or recommendations by securities analysts; and

•        general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our Class A Ordinary Shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Class A Ordinary Shares shortly following this offering. If the market price of our Class A Ordinary Shares after this offering does not ever exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in our stock price, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We will adopt a dual-class share structure such that our ordinary shares will consist of Class A Ordinary Shares and Class B Ordinary Shares effective immediately prior to the completion of this offering. In respect of matters requiring the votes of shareholders, each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to [thirty] votes. Under our Articles, Class B Ordinary Shares are not convertible into Class A Ordinary Shares. Class A Ordinary Shares are not convertible into Class B Ordinary Shares. Only Class A Ordinary Shares are tradable on the market immediately after consummation of this offering.

After this offering, the holder of Class B ordinary shares will have the ability to control matters requiring shareholders’ approval, including any amendment of our memorandum and articles of association. Any future issuances of Class B ordinary shares may be dilutive to the voting power of holders of Class A ordinary shares. As a result of the dual-class share structure and the concentration of ownership, the holder of the Class B ordinary shares has and will continue to have considerable influence over matters such as decisions regarding mergers and consolidations, election of directors and other significant corporate actions. The holder may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Class A Ordinary Shares. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A Ordinary Shares may view as beneficial.

Our share is expected to initially trade under $5.00 per Class A Ordinary Share and thus could be known as a penny stock, subject to certain exceptions. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares.

Our stock is expected to initially trade below $5.00 per share. As a result, our stock could be known as a “penny stock”, subject to certain exceptions, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Class A Ordinary Shares could be considered to be a “penny stock”, subject to certain exceptions. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our Class A Ordinary Shares, and may negatively affect the ability of holders of shares of our Class A Ordinary Shares to resell them, if the “penny stock” rules apply. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Our share price may be volatile and may fluctuate.

The factors below may also have a material adverse effect on the market price of our Class A Ordinary Shares:

•        fluctuations in our results of operations;

•        our ability to enter new markets;

•        negative publicity;

•        changes in securities or industry analyst recommendations regarding our company, the sectors in which we operate, the securities market generally and conditions in the financial markets;

•        regulatory developments affecting our industry;

•        announcements of studies and reports relating to our products or those of our competitors;

•        changes in economic performance or market valuations of our competitors;

•        actual or anticipated fluctuations in our quarterly results;

•        conditions in the industries in which we operate;

•        announcements by us or our competitors of new products, acquisitions, strategic relations, joint ventures or capital commitments;

•        additions to or departures of our key executives and employees;

•        fluctuations of exchange rates;

•        release or expiry of lock-up or other transfer restrictions on our outstanding Class A Ordinary Shares; and

•        sales or perceived sales of additional shares of our Class A Ordinary Shares.

In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the issuer that issued the stock. If any of our shareholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit and divert the time and attention of our management, which could seriously harm our business.

We intend to grant employee share options and other share-based awards in the future. We will recognize any share-based compensation expenses in our consolidated statements of comprehensive loss. Any additional grant of employee share options and other share-based awards in the future may have a material adverse effect on our results of operation.

In connection with this offering, we intend to adopt an employee share option plan in 2023, or the 2023 ESOP, for the purpose of granting share-based compensation awards, in an aggregate amount of up to 10% of our issued and outstanding Class A ordinary shares following this offering, to our employees, directors and consultants to incentivize their performance and align their interests with ours. Under the 2023 ESOP, we expect to be permitted to issue options to purchase up to [________] Class A ordinary shares. As of the date of this prospectus, we intend to grant options to purchase [_________] Class A ordinary shares, no options to purchase Class A ordinary shares have been exercised and no Class A ordinary shares have been issued upon exercised vested options, in each case under the 2023 ESOP. As a result of these grants and potential future grants, we expect to continue to incur significant share-based compensation expenses in the future. The amount of these expenses is based on the fair value of the share-based awards. We account for compensation costs for all share options using a fair-value based method and recognize expenses in our consolidated statements of profit or loss and other comprehensive income. The expenses associated with share-based compensation will decrease our profitability, perhaps materially, and the additional securities issued under share-based compensation plans will dilute the ownership interests of our shareholders. However, if we limit the scope of our share-based compensation plan, we may not be able to attract or retain key personnel who expect to be compensated by options.

If we fail to meet applicable listing requirements, the NYSE Group may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

Assuming our Class A Ordinary Shares are listed on the NYSE Group, we cannot assure you that we will be able to meet the continued listing standards of NYSE in the future. If we fail to comply with the applicable listing standards and NYSE delists our Class A Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Class A Ordinary Shares;

•        reduced liquidity for our Class A Ordinary Shares;

•        a determination that our Class A Ordinary Shares are “penny stock”, which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Class A Ordinary Shares will be listed on the NYSE Group, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on the NYSE Group, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

We have identified one material weakness in our internal control over financial reporting. If we are unable to remediate the material weakness, or if our remediation of the material weakness is not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely consolidated financial statements could be impaired, investors may lose confidence in our financial reporting and the trading price of our Class A ordinary shares may decline.

Pursuant to Section 404 of Sarbanes-Oxley Act of 2002, our management will be required to report upon the effectiveness of our internal control over financial reporting beginning with the annual report for our fiscal year ending December 31, 2024. When we lose our status as an “emerging growth company” and reach an accelerated filer threshold, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting. The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. To comply with the requirements of being a reporting company under the Exchange Act, we will need to upgrade our information technology systems, implement additional financial and management controls, reporting systems and procedures and hire additional accounting and finance staff. If we or, if required, our auditor is unable to conclude that our internal control over financial reporting is effective, investors may lose confidence in our financial reporting and the trading price of our Class A ordinary shares may decline.

We and our independent registered public accounting firm identified one material weakness in our internal control over financial reporting as of December 31, 2022. The material weakness identified is our lack of sufficient accounting personnel with appropriate U.S. GAAP knowledge to prepare financial statements in accordance with U.S. GAAP and SEC reporting requirements. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control under the Sarbanes-Oxley Act of 2002 for purposes of identifying and reporting any weakness in our internal control over financial reporting. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional material weaknesses or control deficiencies may have been identified.

We are working to remediate the material weakness and are taking steps to strengthen our internal control over financial reporting through the development and implementation of processes and controls over the financial reporting process. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Internal Control Over Financial Reporting.” However, we cannot assure you that these measures will significantly improve or remediate the material weakness described above.

We cannot assure you that there will not be additional material weaknesses or any significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting once that firm begin its reviews under Section 404 of the Sarbanes-Oxley Act of 2002, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our Class A ordinary shares could decline, and we could be subject to sanctions or investigations by the NYSE, the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

We face the potential risk of violating rules of the SEC relating to pre-IPO publicity. Non-compliance with these rules could lead to regulatory scrutiny, delays in the process of this offering, legal liabilities and fines.

On June 21, 2023, we published a news update (the “”News Update”) to announce that the Company has publicly filed with the SEC a registration statement in relation to this offering. Subsequently, upon careful analysis of Rule 134 of the Securities Act, the Company acknowledges that the News Update did not contain, as required by Rule 134, a legend that states the communication is not an offer to sell or a solicitation of an offer to buy securities, as well as additional information about where to copies of the registration statement and the preliminary prospectus included therein. This oversight resulted in potential non-compliance with the requirements of Rule 134. In this particular instance, the Company did not consult with its legal advisor prior to publishing the News Update. However, the Company recognizes the significance of seeking legal guidance in such matters and ensuring that all necessary precautions are taken to comply with SEC regulations. Rule 134 is designed to ensure investors have accurate and complete information. The Company has taken immediate steps to review and enhance its internal processes to ensure that any future public disclosures, including press releases, are in full compliance with SEC requirements. However, any future non-compliance with SEC rules in relation to publicity could lead to regulatory scrutiny, delays in the process of this offering, legal liabilities and fines.

We do not intend to pay cash dividends on our Ordinary Shares in the foreseeable future.

We have never paid dividends on Ordinary Shares and do not currently anticipate paying any cash dividends on our Ordinary Shares in the foreseeable future. Under Cayman Islands law, any payment of dividends would be subject to relevant legislation and our articles of association, which provide that all dividends must be approved by our board of directors and, in some cases, our shareholders, and may only be paid from our distributable profits available for the purpose, determined on an unconsolidated basis.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to “opt out” of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. domestic public company.

Upon the closing of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Class A Ordinary Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until one hundred twenty (120) days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within seventy-five (75) days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

If we lose our status as a foreign private issuer, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and NYSE rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain and maintain directors’ and officers’ liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NYSE corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the NYSE rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we do not plan to rely on home country practices with respect to our corporate governance after we complete this offering. If we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the NYSE corporate governance listing standards applicable to U.S. domestic issuers.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Class A Ordinary Shares.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill (taking into account the expected proceeds from this offering) and projections as to the market price of our Class A Ordinary Shares following the completion of this offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be treated as a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service, or the IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — United States Federal Income Tax Considerations”) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Class A Ordinary Shares and on the receipt of distributions on our Class A Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares. For more information see “Taxation — United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules.”

Investors should consult their own tax advisors regarding all aspects of the application of the PFIC rules to the Class A Ordinary Shares.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the NYSE rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

We will have broad discretion in the use of proceeds of this offering designated for working capital and general corporate purposes.

We intend to use the net proceeds from this offering for strengthening sales and marketing, research and development, and working capital and general corporate purposes, including future capital expenditures and increasing our liquidity. Within those categories, we have not determined the specific allocation of the net proceeds of this offering. Our management will have broad discretion over the use and investment of the net proceeds of this offering within those categories. Accordingly, investors in this offering have only limited information concerning management’s specific intentions and will need to rely upon the judgment of our management with respect to the use of proceeds.

Our pre-IPO shareholders will be able to sell their shares after the completion of this offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Class A Ordinary Shares.

[261,389,639] Ordinary Shares are issued and outstanding as of the date of this prospectus. Our pre-IPO shareholders may be able to sell their Ordinary Shares under Rule 144 after the completion of this offering. See “Shares Eligible for Future Sale” below. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price, which could impact the trading price of our Class A Ordinary Shares following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

Failure to comply with anticorruption and anti-money laundering laws, including the FCPA and similar laws associated with activities outside of the United States, could subject us to penalties and other adverse consequences.

We are subject to the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§ 78dd-1, et seq., referred to as the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, the UK Bribery Act, and possibly other anti-bribery and anti-money laundering laws in countries in which we conduct activities. We face significant risks if we fail to comply with the FCPA and other anti-corruption laws that prohibit companies and their employees and third-party intermediaries from promising, authorizing, offering, or providing, directly or indirectly, improper payments or benefits to foreign government officials, political parties, and private-sector recipients for the purpose of obtaining or retaining business, directing business to any person, or securing any advantage. Any violation of the FCPA, other applicable anti-corruption laws, and anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, or severe criminal or civil sanctions, which could have a material adverse effect on our reputation, business, operating results, and prospects. In addition, responding to any enforcement action may result in a significant diversion of management’s attention and resources, significant defense costs, and other professional fees.

We expect to incur significant additional costs as a result of being a public company, which may materially and adversely affect our business, financial condition and results of operations.

Upon completion of this offering, we expect to incur costs associated with corporate governance requirements that will become applicable to us as a public company, including rules and regulations of the SEC, under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the Exchange Act, as well as the rules of the NYSE. These rules and regulations are expected to significantly increase our accounting, legal and financial compliance costs and make some activities more time-consuming. We also expect these rules and regulations to make it more expensive for us to obtain and maintain directors’ and officers’ liability insurance. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. Accordingly, increases in costs incurred as a result of becoming a publicly traded company may materially and adversely affect our business, financial condition and results of operations.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

If a trading market for our securities develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly public company, we may be slow to attract research coverage and the analysts who publish information about our securities will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline and result in the loss of all or a part of your investment in us.

Recently introduced economic substance legislation of the Cayman Islands may impact us and our operations.

The Cayman Islands, together with several other non-European Union jurisdictions, has recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised), or the Substance Law, and issued Regulations and Guidance Notes came into force in the Cayman Islands introducing certain economic substance requirements for “relevant entities” which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of financial years commencing July 1, 2019 and onwards. A “relevant entity” includes an exempted company incorporated in the Cayman Islands, as is DDC Cayman; however, it is anticipated that our Company may remain out of scope of the legislation or else be subject to more limited substance requirements. Although it is presently anticipated that the Substance Law will have little material impact on us and our operations, as the legislation is new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of these legislative changes on us and our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

•        timing of the development of future business;

•        capabilities of our business operations;

•        expected future economic performance;

•        competition in our market;

•        continued market acceptance of our services and products;

•        protection of our intellectual property rights;

•        changes in the laws that affect our operations;

•        inflation and fluctuations in foreign currency exchange rates;

•        our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

•        continued development of a public trading market for our securities;

•        the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

•        managing our growth effectively;

•        projections of revenue, earnings, capital structure and other financial items;

•        fluctuations in operating results;

•        dependence on our senior management and key employees; and

•        other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

INDUSTRY AND MARKET DATA

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties, as well estimates by our management based on such data. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

After deducting the estimated underwriter’s discount and offering expenses payable by us, we expect to receive net proceeds of approximately $[__________] (or $[__________] in the aggregate if the underwriter exercises its over-allotment option in full) from this offering.

We plan to use the net proceeds of this offering as follows:

•        50% for working capital to fund business expansion;

•        25% for acquiring suitable targets that operate RTC/RTE brands that complement our current sales channels and customer base, have gross profit margins that are comparable to our Group and are expected to be accretive and profitable. We are still identifying acquisition targets or within negotiations with the sellers, and have not signed Term Sheets or Sales and Purchase Agreements relating to acquisition of targets that require the use of proceeds from the offering;

•        15% for repayment of loan from shareholders and related parties. We plan to repay and restructure our C-1 shareholder loans, incurred on January 22, 2021, which have a total principal amount of USD9,010,736, accruing 8% interest per annum. The C-1 shareholder loans will be due on January 1, 2024. We plan to use our proceeds to repay part of this shareholder loan balance, and for the remaining, restructure into convertible debt or renegotiate loan terms; and

•        10% for cash reserve.

The precise amounts and percentage of proceeds we devote to particular categories of activity, and their priority of use, will depend on prevailing market and business conditions as well as on the nature of particular opportunities that may arise from time to time. Accordingly, we reserve the right to change the use of proceeds that we presently anticipate and describe herein.

The foregoing is set forth based on the order of priority of each purpose and represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

We have agreed with the underwriters in this offering to establish an escrow account in the United States and to fund such account with the cash portion of any fees due and payable to the underwriters from this offering. The escrow account will be interest bearing, and we will be free to invest the assets in securities. All funds that are not subject to an indemnification claim will be returned to us after the applicable period expires.

DIVIDEND POLICY

For the years ended December 31, 2022 and 2021, we have not declared any dividend. We do not anticipate declaring or paying dividends in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.

CAPITALIZATION

The following table sets forth our capitalization as of [March 31, 2023] presented on:

•        an actual basis;

•        a pro forma basis to reflect the automatic conversion of all our outstanding convertible preference shares and convertible loans into [_____] of our ordinary shares; and

•        on a pro forma as adjusted basis to give effect to (i) the automatic conversion of all our outstanding convertible preference shares and convertible loans into [_____] of our ordinary shares concurrently with the completion of this offering and (ii) the issuance and sale of [_____] Class A ordinary shares by us in this offering at an assumed initial public offering price of US$[____] per share after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma and pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the initial public offering price of our Class A ordinary shares and other terms of this offering determined at pricing.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Selected Consolidated Financial Data,” “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As of March 31, 2023
	Actual		Pro forma		Pro forma as adjusted
	RMB	US$	RMB	US$	RMB	US$
(except for share and per share data)
Mezzanine equity
Series A redeemable convertible preferred shares (US$0.001 par value; [__] shares authorised, issued and outstanding as of March 31, 2023)	[ ]	[ ]
Series A-1 redeemable convertible preferred shares (US$0.001 par value; [__] shares authorised, issued and outstanding as of March 31, 2023)	[ ]	[ ]
Series B redeemable convertible preferred shares (US$0.001 par value; [__] shares authorised, issued and outstanding as of March 31, 2023)	[ ]	[ ]
Series B-1 redeemable convertible preferred shares (US$0.001 par value; [__] shares authorised, issued and outstanding as of March 31, 2023)	[ ]	[ ]
Series B-2 redeemable convertible preferred shares (US$0.001 par value; [__] shares authorised, [__] shares issued and outstanding as of March 31, 2023)	[ ]	[ ]
Series C redeemable convertible preferred shares (US$0.001 par value; [__] shares authorised, issued and outstanding as of March 31, 2023)	[ ]	[ ]

As of March 31, 2023
	Actual		Pro forma		Pro forma as adjusted
	RMB	US$	RMB	US$	RMB	US$
(except for share and per share data)
Series C-1 redeemable convertible preferred shares (US$0.001 par value; [__] shares authorized, issued and outstanding as of March 31, 2023)	[ ]	[ ]
Total mezzanine equity	[ ]	[ ]

Shareholders’ deficit
Class A ordinary shares (US$0.001 par value per share, [__] shares authorised, [__] shares issued and outstanding as of March 31, 2023)	[ ]	[ ]
Class B ordinary shares (US$0.001 par value per share, [__] shares authorised, issued and outstanding as of March 31, 2023)	[ ]	[ ]
Series seed convertible preferred shares (US$0.001 par value, [__] shares authorised, issued and outstanding as of March 31, 2023)	[ ]	[ ]
Additional paid-in capital	[ ]	[ ]
Accumulated other comprehensive loss
Accumulated deficit
Non-controlling interest
Total shareholders’ equity
Total capitalization

____________

(1)      Pro forma additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, underwriter expense allowance and other expenses. We expect to receive net proceeds of approximately US$[_________] (offering proceeds of US$[___________], less underwriting discounts of US$[_________] and offering expenses of $[________] ). The additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts, Underwriter expense allowance and other expenses.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Class A Ordinary Share and our net tangible book value per Class A Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares and holders of our convertible preference shares and convertible loans which will automatically convert into our Class A Ordinary Shares concurrently with the completion of this offering.

The net tangible book value of our Ordinary Shares as of [March 31, 2023] was approximately US$[__] million, or US$[__] per Ordinary Shares. Net tangible book value represents the amount of our total consolidated assets, less the amount of our intangible assets, goodwill, total consolidated liabilities and mezzanine equity.

Pro forma net tangible book value per Ordinary Share is calculated after giving effect to the automatic conversion of all of our issued and outstanding convertible preference shares and convertible loans. Pro forma as adjusted net tangible book value per Ordinary Share is calculated after giving effect to the automatic conversion of all our issued and outstanding convertible preference shares, convertible loans and the issuance of Class A Ordinary Shares by us in this offering. Dilution is determined by subtracting pro forma as adjusted net tangible book value per Ordinary Share from the public offering price per Ordinary Share.

Without taking into account any other changes in net tangible book value after [March 31, 2023], other than to give effect to (i) the automatic conversion of all of our issued and outstanding convertible preference shares and convertible loans into [__] of our Class A Ordinary Shares concurrently with the completion of this offering and (ii) the issuance and sale by us of [__________] Class A Ordinary Shares in this offering at an assumed initial public offering price of US$[____] per Class A Ordinary Share after deduction of the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2023 would have been US$[_______], or US$[____] per outstanding Class A Ordinary Share. This represents an immediate increase in pro forma net tangible book value of US$[___] per Class A Ordinary Share to the existing shareholders and an immediate dilution in net tangible book value of US$[___] per Class A Ordinary Share to investors purchasing in this offering. The following table illustrates such dilution:

Per ordinary share
	Without exercise of over-allotment option	Full exercise of over-allotment option
Actual net tangible book value per Ordinary Share as of March 31, 2023	US$ [____]	US$ [____]

Pro forma net tangible book value per Ordinary Share after giving effect to the automatic conversion of all of our issued and outstanding convertible preference shares and convertible loans into Ordinary Shares

	US$ [____]	US$ [____]

Pro forma as adjusted net tangible book value per Ordinary Share after giving effect to (i) the automatic conversion of all of our issued and outstanding convertible preference shares and convertible loans into Ordinary Shares and (ii) the issuance of [________] Ordinary Shares in in this offering

	US$ [____]	US$ [____]
Assumed initial public offering price	US$ [____]	US$ [____]
Dilution in net tangible book value per Ordinary Shares to new investors in the offering	US$ [____]	US$ [____]

A US$1.00 increase (decrease) in the assumed public offering price of US$[___] per Ordinary Shares would increase (decrease) our pro forma net tangible book value per share after this offering by approximately US$[_____], and increase the pro forma net tangible book value per ordinary share after giving effect to the automatic conversion of our convertible preference shares, convertible loans and this offering by US$[___] per Ordinary Share and the dilution in pro forma net tangible book value per Ordinary Share to new investors in this offering by US$[___] per Ordinary Share, assuming no change to the number of Ordinary Share offered by us as set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The following table sets forth, on a pro forma as adjusted basis as of [March 31, 2023], the differences between existing shareholders, including holders of our convertible preference shares, convertible loans and new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share paid before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	Ordinary Shares Purchased		Total Consideration		Average Price per Ordinary Share
	Number	Percent	Amount	Percent
(in thousand of US$, except number of shares and percentages)
Existing shareholders (Ordinary Shareholders)	[________]	[__]	US$ [___]	[___]	US$ [___]
New investors from public offering	[________]	[__] %	US$ [___]	[___] %	US$ [___]
Total	[________]	100%	US$ [___]	100%	US$ [___]

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at pricing.

CORPORATE HISTORY AND STRUCTURE

Our History

DDC Enterprise Limited is a Cayman Islands holding company and conducts its operations primarily in China through its wholly-owned or controlled subsidiaries. We were founded in Hong Kong in 2012 by Ms. Norma Ka Yin Chu as an online platform which distributed food recipes and culinary content. Subsequently, we further expanded our business to provide advertising services to brands that wish to place advertisements on our platform or video content. In 2015, we entered the Mainland China market through the establishment of Shanghai DayDayCook Information Technology Co., Ltd. (“SH DDC”) and Shanghai Weishi Information Technology Co., Ltd. (“Weishi”). In 2017, we expanded our business from content creation to content commerce. Later in 2019, we extended our business to include the production and sale of, among others, own-branded RTH, RTC convenient meal solution products.

Our Corporate Structure

During the periods covered by the financial statements included elsewhere in this prospectus, SH DDC had entered into a series of contractual arrangement with Weishi and Shanghai City Modern Agriculture Development Co., Ltd. (“City Modern”), in 2016 and 2019 respectively, which allows SH DDC to exercise effective control over Weishi and City Modern and receive substantially all the economic benefits of Weishi, City Modern and their consolidated entities via variable interest entity structures. As of the date of this prospectus, such contractual arrangements with the Weishi and City Modern VIEs have been terminated. After the termination of the contractual arrangements with Weishi, we will continue cooperation with it in certain online service areas. For instance, Weishi will develop and maintain the WeChat mini-program related to our business, ensure the ordinary operation of our official websites, make sure the cyber security of the systems and maintain our IT systems and servers. As advised by the PRC legal adviser, our continued cooperation with Weishi does not constitute a VIE because that, since the termination of the contractual arrangements with Weishi, (i) we have no longer enjoyed any controlling rights or decision-making power over the operation of Weishi; (ii) Weishi has independently operated its assets and properties and conducted its businesses, and its shareholder, instead of us, has enjoyed its residual interests and born the loss (if any); (iii) we and Weishi have no contractual relations other than the service contract to be signed between SH DDC and Weishi; (iv) we have not enjoyed any interests or benefits, or any other transfers, contributed by Weishi, or offered any financial assistance for Weishi.

DDC Cayman directly and wholly owns (a) DDC OpenStudio Limited (“DDC OpenStudio”), a Cayman Islands company incorporated in May 2017, (b) Perfect Foods Inc. (“Perfect Foods Inc.”), a Cayman Islands company incorporated in September 2019 and (c) Grand Leader Technology Limited (“Grand Leader”), a Hong Kong company incorporated in January 2011. DDC OpenStudio in turn holds all the share capital of DDC OpenStudio Media Limited (“DDC OpenStudio Media”), which was incorporated in July 2018 in Hong Kong. Perfect Foods Inc. in turns holds all the share capital of Good Foods HK Limited (“Good Foods HK”), which was incorporated in September 2019 in Hong Kong.

Through its wholly-owned subsidiary Grand Leader, which was incorporated for the purpose of handling advertising, business-to-consumer e-commerce and cooking classes in Hong Kong, DDC Cayman owns a direct equity interest in SH DDC and Shanghai Lashu Import and Export Trading Co., Ltd. (“SH Lashu”). SH DDC was established in January 2015 in China for the purpose of engaging in technology development of computer hardware and software, food circulation and advertising production in China, whilst SH Lashu was established in August 2017 in China as an import and export vehicle in China.

As of December, 2017, Shanghai Youlong Industrial Co., Ltd. (“SH Youlong”), a wholly owned subsidiary of SH DDC, was established for the purpose of engaging in cooking class services, food and beverage and retail business in China. SH Youlong owns a direct equity interest in Guangzhou Youlong DayDayCook Food and Beverage Co., Ltd., which was established in March 2018 with its main business of engaging in cooking class services, food and beverage and retail business in China.

As of June 2019, Shanghai Juxiang Culture Media Co., Ltd. (“SH Juxiang”), a wholly owned subsidiary of SH DDC, was established for the purpose of engaging in e-commerce business in China.

As of January 2019, SH DDC acquired 60% equity interest in Fujian Jinjiang Yunmao Electronic Commerce Co., Ltd. (“Yunmao”), a limited liability company incorporated under the Laws of the PRC, for a combination of a share option consideration equivalent to a value of RMB10.2 million, and a cash consideration of RMB10.2 million, to engage in food and beverage retail and e-commerce Yunmao owns a direct equity interest in Hangzhou Damao Technology Co., Ltd., which was established in June 2020 with a main business of e-commerce.

In January 2021, SH DDC acquired a number of online stores from Chongqing Mengwei Technology Co., Ltd. (“CQ MW”), Liao Xuefeng, Chongqing Changshou District Weibang Network Co., Ltd. and Chongqing Yizhichan Snack Food Electronic Commerce Service Department (the “Transferors”). In July 2021, SH DDC and Chongqing Mengwei Technology Co., Ltd. set up a joint venture named Chongqing DayDayCook E-commerce Co., Ltd. (“CQ DDC”) which is established for operating newly set-up online stores, in which, SH DDC holds 51% equity interest. CQ DDC was established for the purpose of engaging in online food retail business in China. However, due to certain limitations from the policies of third party online platforms, such eight online stores currently cannot be transferred to CQ DDC and the operation of the eight online stores are still delegated to the Transferors as nominal holders through relevant contractual agreements. In April 2023, SH DDC acquired more Pinduoduo online stores from CQ MW, Weibang, Yizhichan and Ningqi, and has been operating these online stores in the same way. These online stores are considered VIEs and SH DDC is the primary beneficiary. For a description of these contractual arrangements, see “Corporate History and Structure — Contractual Arrangements Regarding Several Online Stores — the Mengwei VIE” below. These contractual arrangements enable us to control those online stores and provide us the right to obtain substantially all of the economic benefits from such online stores.

On July 1, 2021, the Company, through its wholly owned subsidiary, SH DDC, entered into a purchase agreement (“the SPA”) with Mr. Zheng Dongfang and Mr. Han Min (“collectively the YJW Seller”), the shareholders of Fujian Yujiaweng Food Co., Ltd. (“Yujiaweng”) to acquire 60% interests of Yujiaweng’s product sales business, primarily including distribution contracts, the sales and marketing team, procurement team and other supporting function personnel (“the YJW Target Assets”). Yujiaweng is principally engaged in manufacturing and the distribution of snack foods. SH DDC and Mr. Zheng Dongfang agreed to form an entity (“YJW Newco”) with the Company holding 60% equity interest and Mr. Zheng Dongfang holding 40% equity interests. According to the SPA, during the period from July 1, 2021 until the date when YJW Newco is formed (“the transition period”), the Company manages and operates the Target Assets and is entitled to 60% of the net profit arising from the operation of the Target Assets.

On July 1, 2021, the Company, through its wholly owned subsidiary, SH DDC, entered into a purchase agreement (“the SPA”) with Mr. Xu Fuyi, (“the KeKe Seller”), the shareholder of Fujian Keke Food Co., Ltd. (“KeKe”) and Mr. Zheng Dongfang, the president of KeKe, to acquire a 60% interest in KeKe’s product sales business, primarily including distribution contracts, the sales and marketing team, procurement team and other supporting function personnel (“the KeKe Target Assets”). KeKe is principally engaged in manufacturing and distribution of candy products. SH DDC and Mr. Zheng Dongfang agreed to form an entity (“KeKe Newco”) with the Company holding 60% equity interest and Mr. Zheng Dongfang holding 40% equity interests. According to the SPA, during the period from July 1, 2021 and the date when KeKe Newco is formed (“the transition period”), the Company manages and operates the Target Assets and is entitled to 60% of the net profit arising from the operation of the Target Assets.

On February 1, 2022, the Company, through its wholly owned subsidiary, entered into a purchase agreement with Mr. LIN Kai Hang, Mr. SIO Leng Kit and Mr. Tang Wai Cheung, to acquire 51% shares of Lin’s Group Limited (“Lin’s Group”). Lin’s Group have its own brand “Deliverz” and principally engaged in manufacturing and distribution of RTC products with its major online sales channel. This was an upstream integration where Lin’s Group is the major supplier of RTC meal kits for the company’s Hong Kong operations. This acquisition allows the company to optimize cost structure for the RTC meal kits in the Hong Kong market. It also enables the company to expand its product offerings with its own production facility.

As of April 1, 2022, all contractual arrangements with Weishi and City Modern, have been terminated. As a result of the termination of the contractual arrangements with the Weishi and City Modern VIEs, we expect to be able to focus our capital and efforts on selling our products through online e-commerce platforms and offline distributors and retailers. We intend for the termination and discontinuation of business streams to reduce the company’s overall net losses, and free up capital to be allocated into our other fast growing RTH, RTC, RTE and plant based product businesses.

On May 1, 2022, the Company, through its wholly owned subsidiary, entered into a purchase agreement with Mr. Gao Xiaomin, Mr. Zhang Yi and Ms Chen Di, to acquire 51% shares of Shanghai Lishang Trading Ltd, (“Lishang”). Lishang is principally engaged in distribution of private label products. This acquisition was completed during the nation-wide lock down when the company expedited its strategy to diversify revenue streams and improve overall margin structure. Lishang has strong sales channel access into the corporate gifting channel which carries higher margin compared to the company’s existing e-commerce and offline distribution channels. By acquiring Lishang, the company now has healthier gross margins as well as access to sales and distribution partnerships with global FMCG brands such as Pepsi Co (Lays brand.) These partnerships in turn can help the company secure better traffic and overall sales conversion on social commerce platforms to drive higher sales for its own branded product business.

On June 17, 2022, the “YJW Newco”, Quanzhou DayDayCook Food Co., Limited (“Quanzhou DDC”) was formed. As part of the transaction dated July 1, 2021, the YJW Target Assets and Keke Target Assets from the acquisition were transferred into Quanzhou DDC. And on the same day, SH DDC has obtained control over the YJW Target Assets and Keke Target Assets, and the results were consolidated into the Group.

On June 17, 2022, the “KeKe Newco”, Quanzhou Weishi Food Co., Limited was formed. The company does not hold any assets or operations.

The following diagram illustrates our corporate structure as of the date of this prospectus. Unless otherwise indicated, equity interests depicted in this diagram are held 100%.

DDC Enterprise Limited (Cayman)
DDC OpenStudio Limited (Cayman)
Grand Leader Technology Limited (Hong Kong)
Perfect Foods Inc. (Cayman)
DDC US Inc.
Cook San Francisco, LLC
DDC OpenStudio Media Limited (Hong Kong)
Good Foods HK Limited (Hong Kong)
Cook US LLC
51%
Lin's Group Limited
Offshore (Non-PRC)
Onshore (PRC)
Shanghai Lashu Import and Export Trading Co., Ltd.
Shanghai DayDayCook Information Technology Co., Ltd.
Mengwei Online Stores
Shanghai Juxiang Cultural Media Co., Ltd.
Chongqing DayDayCook E-commerce Co., Ltd.
Quanzhou DayDayCook Food Co., Limited
60%
Shanghai Lishang Trading Limited
51%
Shanghai Youlong Industrial Co., Ltd.
60%
Fujian Jinjiang Yunmao Electronic-Commerce Co., Ltd.
Quanzhou Weishi Food Co., Limited
60%
Shanghai Yuli Development Limited
51%
Guangzhou Youlong DayDayCook Food and Beverage Co., Ltd.
Hangzhou Damao Technology Co., Ltd.
Equity Interest
Contractual Arrangement

Contractual Arrangements Regarding Several Online Stores — the Mengwei VIE

Agreements that provide us with control over the business of several online stores and allows us to receive economic benefits from those online stores

Purchase Agreement.    Pursuant to the Purchase Agreement entered into between SH DDC (the “Transferee”) and Chongqing Mengwei Technology Co., Ltd., Liao Xuefeng, Chongqing Changshou District Weibang Network Co., Ltd., Chongqing Yizhichan Snack Food Electronic Commerce Service Department (collectively, the “Transferors”), SH DDC purchased eight online stores and related business and assets from the Transferors, and would have the right to, including without limitation, control such online stores and the target assets, receive all the revenues generated from the business, freely use certain trademarks of the Transferor, sell products of certain brands of the Transferors, and control the receipt and payment accounts, third-party payment platform accounts and bank accounts of the online stores. In addition, each of the Transferors warranted that the online stores would be continually operated and served by persons designated by the Transferee, such as Liao Xuefeng, Zheng Haohua, etc. In April 2023, SH DDC entered into a similar purchase agreement with CQ MW, Weibang, Yizhichan and Chongqing Ningqi E-commerce Co. Ltd. for purchasing another four online stores and related business and assets.

Store Operation Agreements.    Pursuant to the Store Operation Agreements entered into between SH DDC and Chongqing Mengwei, SH DDC shall be deemed as the owner, actual operator and investor of the online stores and Chongqing Mengwei is the nominal operator on the third-party online platforms. Additionally, the two parties agreed that the actual ownership, operation and management rights have been transferred from Chongqing Mengwei to SH DDC since January 12, 2021, and SH DDC would delegate the operation right of the online stores to Chongqing Mengwei, under which Chongqing Mengwei was authorized by SH DDC to enjoy certain rights set forth in this Agreement, such as to be registered as the nominal operator on the third-party online platforms, collect all proceeds from the online stores, manage the accounts in a way as provided by the SH DDC’s internal control system, etc. and would continually operate the online stores until being required to terminate by SH DDC. SH DDC would have the right to enjoy the ownership and the exclusive right of operation and management of the stores, the exclusive right of the revenue accounts, the property rights of the online stores as well as all the proceeds generated accordingly, and the right to supervise and correct improper fiduciary conduct, etc. Chongqing Mengwei would have the duty to participate in daily operation, except financial management, of the online stores, ensure the stability of the operational team, and provide development target and implementation plan, etc. Without prior written consent from SH DDC, Chongqing Mengwei are prevented from changing any information of the online stores, sub-entrusting the operation right or the related assets, transferring, disposing, or set any form of guarantee on the online stores and related proceeds.

Other Transferors, like Liao Xuefeng, Weibang, Yizhichan and Ningqi entered into similar store operation agreements as above with SH DDC.

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected historical consolidated statements of comprehensive income data (other than US$ data) for the year ended December 31, 2021 and 2022, the selected consolidated balance sheets data (other than US$ data) as of December 31, 2021 and 2022 and the selected consolidated statements of cash flows data (other than US$ data) for the years ended December 31, 2021 and 2022 have been derived from the audited consolidated financial statements included elsewhere in this prospectus.

The selected historical consolidated statements of comprehensive income data (other than US$ data) for the three months ended March 31, 2022 and 2023, the selected consolidated balance sheets data (other than US$ data) as of March 31, 2022 and 2023, and the selected consolidated statements of cash flows data (other than US$ data) for the three months ended March 31, 2022 and 2023 have been derived from unaudited condensed consolidated financial statements. Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

Our historical results are not necessarily indicative of results to be expected for any future period. The information is only a summary and should be read in conjunction with our consolidated financial statements and related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this prospectus are not indicative of our future performance.

	For the Year Ended December 31,			For the Three Months Ended March 31,
	2021	2022	2022	2022	2023	2023
	RMB	RMB	USD	RMB	RMB	USD
Consolidated Statements of Comprehensive Loss Data:
Total revenues	205,179,442	179,586,066	26,149,756	36,878,194	42,997,134	6,260,868
Total cost of revenues	(168,721,834)	(135,659,197)	(19,753,508)	(28,212,763)	(32,126,917)	(4,678,042)
Gross profit	36,457,608	43,926,869	6,396,248	8,665,431	10,870,217	1,582,826
Fulfilment expenses	(23,967,825)	(10,630,884)	(1,547,977)	(5,037,639)	(1,528,241)	(222,529)
Sales and marketing expenses	(59,239,750)	(20,763,218)	(3,023,359)	(6,442,805)	(4,512,564)	(657,080)
Research and development expenses	(233,663)	—	—	—	—	—
General and administrative expenses	(66,636,360)	(53,543,862)	(7,796,590)	(10,465,021)	(13,090,029)	(1,906,056)
Share based compensation	—	(38,993,201)	(5,677,850)	—	(1,560,833)	(227,275)
Loss from operations	(113,619,990)	(80,004,296)	(11,649,528)	(13,280,034)	(9,821,450)	(1,430,114)
Interest expenses	(22,842,091)	(30,826,950)	(4,488,752)	(17,971,034)	(3,717,723)	(541,342)
Interest income	9,783	465,162	67,733	100,967	589,469	85,833
Foreign currency exchange (loss)/gain, net	(147,413)	671,007	97,706	176,238	163,486	23,805
Impairment loss for equity investments accounted for using measurement alternative	—	(22,705,285)	(3,306,146)	—	—	—
Gain from deconsolidation of VIEs	—	13,543,650	1,972,108	—	—	—
Other income	5,581,534	1,599,746	232,941	999,957	30,244	4,404
Other expenses, net	(266,083,985)	—	—	—	—	—
Changes in fair value of financial instruments	(60,764,404)	(1,875,889)	(273,151)	—	12,572,815	1,830,744
Loss before income tax expenses	(457,866,566)	(119,132,855)	(17,347,089)	(29,973,906)	(183,159)	(26,670)
Income tax (expense)/benefit	(816,868)	(3,115,753)	(453,689)	406,153	(829,764)	(120,823)
Net loss	(458,683,434)	(122,248,608)	(17,800,778)	(29,567,753)	(1,012,923)	(147,493)

	As of December 31,			As of March 31,
	2021	2022	2022	2023	2023
	RMB	RMB	USD	RMB	USD
Consolidated Balance Sheets Data:
Total current assets	119,465,669	155,642,065	22,663,239	131,815,608	19,193,939
Total non-current assets	109,035,295	99,735,708	14,522,644	109,043,961	15,878,030
Total assets	228,500,964	255,377,773	37,185,883	240,859,569	35,071,869
Total current liabilities	177,040,682	261,792,735	38,119,974	265,064,485	38,596,377
Total non-current liabilities	87,883,641	112,564,501	16,390,661	95,493,586	13,904,944
Total liabilities	264,924,323	374,357,236	54,510,635	360,558,071	52,501,321
Total mezzanine equity	1,149,874,154	1,368,520,061	199,271,953	1,379,164,415	200,821,890
Total shareholders’ deficit	(1,186,297,513)	(1,487,499,524)	(216,596,705)	(1,498,862,917)	(218,251,342)
Total liabilities, mezzanine equity and shareholders’ deficit	228,500,964	255,377,773	37,185,883	240,859,569	35,071,869
	For the Year Ended December 31,			For the Three Months Ended March 31,
	2021	2022	2022	2022	2023	2023
	RMB	RMB	USD	RMB	RMB	USD
Consolidated Statements of Cash Flows Data:
Net cash used in operating activities	(91,425,290)	(37,083,065)	(5,399,713)	(9,129,624)	(12,017,703)	(1,749,911)
Net cash used in investing activities	(8,357,262)	(444,627)	(64,743)	89,033	(1,773,222)	(258,201)
Net cash provided by financing activities	115,757,055	51,352,149	7,477,453	689,271	5,736,372	835,281
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	2,652,471	5,829,672	848,865	(236,440)	(1,553,446)	(226,202)
Net increase in cash, cash equivalents and restricted cash	18,626,974	19,654,129	2,861,862	(8,587,760)	(9,607,999)	(1,399,033)
Cash, cash equivalents and restricted cash at the beginning of the year	58,623,527	77,250,501	11,248,544	77,250,501	96,904,630	14,110,407
Cash, cash equivalents and restricted cash at the end of the year	77,250,501	96,904,630	14,110,406	68,662,741	87,296,631	12,711,374

Non-GAAP Financial Measure

We use adjusted net loss, non-GAAP financial measures, in evaluating our operating results and for financial and operational decision-making purposes. Adjusted net loss represents net loss excluding changes in income tax expense, interest expenses, interest income, foreign currency exchange (gain)/loss, net, impairment loss for equity investments accounted for using measurement alternative, gain from deconsolidation of VIEs, other income, other expenses, net, changes in fair value of financial instruments, depreciation and amortization, share-based compensation, allowance for other current assets and allowance of accounts receivable.

We believe that the adjusted net loss help identify underly trends in our business that could otherwise be distorted by the effect of certain expenses that we are included in net loss. We believe that adjusted net loss provides useful information about our operating results, enhance the overall understanding of our past performance and future prospect and allow for greater visibility with respect to key metrics used by our management uses in its financial and operational decision making.

	For the year ended December 31			For the Three Months Ended March 31,
	2021	2022	2022	2022	2023	2023
	RMB	RMB	US$	RMB	RMB	USD
Net loss	(458,683,434)	(122,248,608)	(17,800,778)	(29,567,753)	(1,012,923)	(147,493)
Add:
Income tax expense/(benefit)	816,868	3,115,753	453,689	(406,153)	829,764	120,823
Interest expenses	22,842,091	30,826,950	4,488,752	17,971,034	3,717,723	541,342
Interest income	(9,783)	(465,162)	(67,733)	(100,967)	(589,469)	(85,833)
Foreign currency exchange (gain)/loss, net	147,413	(671,007)	(97,706)	(176,238)	(163,486)	(23,805)
Impairment loss for equity investments accounted for using measurement alternative	—	22,705,285	3,306,146	—	—	—
Gain from deconsolidation of VIEs	—	(13,543,650)	(1,972,108)	—	—	—
Other income	(5,581,534)	(1,599,746)	(232,941)	(999,957)	(30,244)	(4,404)
Other expenses, net	266,083,985	—	—	—	—	—
Changes in fair value of financial instruments	60,764,404	1,875,889	273,151	—	(12,572,815)	(1,830,744)
Depreciation and amortization	5,110,730	3,544,322	516,093	1,055,564	709,442	103,303
Share-based compensation	—	38,993,201	5,677,850	—	1,560,833	227,275
Allowance for other current assets	—	4,262,335	620,644	—	27,500	4,004
Allowance of accounts receivable	4,324,627	5,334,098	776,705	536,920	563,398	82,037
Adjusted net loss	(104,184,633)	(27,870,340)	(4,058,236)	(11,687,550)	(6,960,277)	(1,013,495)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a leading content driven consumer brand in China. We offer easy, convenient ready-to-heat (“RTH”), ready-to-cook (“RTC”), ready-to-eat (“RTE”) (i.e. meal products are typically portioned with only the servings you actually need, which can reduce waste! Convenience is at an all-time high with ready-to-eat prepared food. They reduce the time and energy needed to prepare a meal at home while never compromising on food safety, variety, and selection. We also offer plant-based meal products promoting healthier lifestyle choices to our predominately Millennial and Generation Z (“GenZ”) customer-base. We are also engaged in the provision of advertising services.

We have an omni-channel (online and offline) sales, end-to-end (“E2E”) product development and distribution strategy. We have partnered with (i) large China-based e-commerce platforms, (ii) leading livestreaming, video-sharing, content-marketing platforms, and (iii) online-merged-offline (“OmO”) group-buy platforms to drive online sales. We have access to a network of direct-to-consumer (“D2C”) retail, wholesale Point-of-Sales (“POS”), and other corporate partnerships for the offline sale and distribution of our products. We continue to engage and grow our customer-base through curated and relevant video-content, product placement, and a customer-feedback informed product development and distribution strategy.

For the three months ended March 31, 2023, we recorded RMB43.0 million (or US$6.3 million) in total revenue compared to RMB36.9 million for the three months ended March 31, 2022, representing a 16.6% increase. Subsequent to March 31, 2023, we signed purchase agreements for three acquisitions. Assuming these three acquisitions had taken place on 1 January 2023, the unaudited pro forma revenue of the Company for the three months ended March 31, 2023 would be RMB68.9 million (or US$10.0 million).

The increase in total revenue was due to the increase in offline consumer product sales of RMB31.7 million, net off with the decrease in online consumer product sales of RMB24.9 million. In the second quarter of 2022, nationwide strict lockdown measures were imposed by the Chinese government in response to the outbreak of the COVID-19 Omicron variant, which led to disruption to all social and economic activities. As a result, fewer shipping locations were open, and our e-commerce operations were adversely affected. As a result, we decided to expand DayDayCook’s brand portfolio via acquisition of target companies with more scope of offline distributors.

For the three months ended March 31, 2023, we incurred net loss of RMB1.0 million (US$0.1 million) and net loss of RMB29.6 million for the three months ended March 31, 2022. We also had negative cash flows from operating activities of RMB12.0 million (US$1.7 million) and RMB9.1 million for the three months ended March 31, 2023 and 2022 respectively. Management uses the adjusted net loss, a non-GAAP financial measure, in evaluating our operating results and for financial and operational decision-making purposes. For the three months ended March 31, 2023 and March 31, 2022, we incurred an adjusted net loss of RMB7.0 million (US$1.0 million) and RMB11.7 million respectively. When excluding professional service expenses of RMB5.8 million (US$0.8 million) and RMB3.5 million, the adjusted net loss will be RMB1.2 million and RMB8.2 million respectively.

For the years ended December 31, 2021 and 2022, our total revenues were RMB205.2 million and RMB179.6 million (US$26.0 million) respectively. This drop in revenue was largely a result of negative impact from extended zero-covid policy in China which led to massive disruptions in the company’s e-commerce operations. In the face of this challenge, we completed four acquisitions in 2022 to speed up the diversification of revenue streams as well as aggressive improvement on overall cost structure. Assuming these four acquisitions had taken place on 1 January 2022, the unaudited pro forma revenue of the Company for the year ended December 31, 2022 will be RMB231.9 million (or US$33.8 million).

This decrease in total revenue was due to the decrease in online consumer product sales of RMB81.6 million. During the second quarter of 2022, nation-wide strict lockdown measures were imposed by the Chinese government in response to the outbreak of the COVID-19 Omicron variant which led to disruption to traffic and economic activities. As a result, fewer shipping locations were open and our daily logistics volume was adversely affected. The decrease in online consumer product sales were offset by the increase in revenues from offline consumer product sales of RMB66.6 million from (1) YJW Newco with YJW Target Assets which principally engaged in the distribution of snack foods, (2) KeKe Newco with KK Target Assets which principally engaged in the distribution of candy products, (3) new acquisition Shanghai Lishang Trading Ltd, (“Lishang”) which principally engaged in the distribution of private label products in high margin sales channels.

For the years ended December 31, 2021 and December 31, 2022, we incurred a net loss of RMB458.7 million and RMB122.2 million (US$17.8 million) respectively. The decrease in net loss was mainly attributable from (i) a decrease of general and administrative expenses by RMB13.1 million from RMB66.6 million for the year ended December 31, 2021 to RMB53.5 million (US$7.8 million) for the year ended December 31, 2022, attributable to the streamlining of costs in 2022, (ii) a decrease in fulfilment and sales and marketing expenses of RMB51.8 million, (iii) a decrease in changes in fair value of financial instruments of RMB58.9 million, and (iv) a decrease in other expenses for the year end December 31, 2022 of RMB266.1 million, due to the extinguishment losses of RMB229.6 million attributed from the extinguishment of January 2019 shareholder loans, July 2019 convertible loans, 2020 convertible loans and May 2021 convertible loans during the issuance of Series C-1 redeemable convertible preference shares, and a loss of RMB36.5 million was recognized from the excess of fair value of instruments granted over proceeds received during the issuance of Series C-1 redeemable convertible preference shares for the year ended 31 December 2021. Management uses the adjusted net loss, a non-GAAP financial measure, in evaluating our operating results and for financial and operational decision-making purposes. For the years ended December 31, 2021 and December 31, 2022, we incurred an adjusted net loss of RMB104.2 million and RMB27.9 million (US$4.1 million) respectively, for details, please refer to section “Non-GAAP Financial Measure”.

DDC Cayman was incorporated under the laws of the British Virgin Islands on April 30, 2012. The Company then registered by way of continuation in the Cayman Islands on November 10, 2015, and deregistered in the British Virgin Islands as of that date. We have 1,000,000,000 authorized shares at a par value of $0.001 by December 31, 2021. We operate our business in the PRC through our wholly-owned subsidiary, Shanghai DayDayCook Information Technology Co., Ltd (“SH DDC”), and under a contractual arrangement with Shanghai Weishi Information Technology Co., Ltd (“Weishi”), which holds the necessary PRC operating licenses for the online businesses.

No revenue was contributed by Weishi in the years ended December 31, 2021 and 2022. SH DDC was also under a contractual arrangement with Shanghai City Modern Agriculture Development Co., Ltd (“City Modern”), which controlled three separate entities in the PRC (collectively “Farm Entities”), producing, marketing and selling premium quality vegetable products in PRC. Farm Entities contributed 6.8% and 1.0% of our total revenue in the years ended December 31, 2021 and 2022. As of April 2022, all contractual arrangements with the Weishi and City Modern VIEs had been terminated. SH DDC entered into contractual arrangement with Chongqing Mengwei, which controlled several online stores and contributed 25.5% and 5.5% of our total revenue in the years ended December 31, 2021 and 2022.

As a result of the termination of the contractual arrangements with the Weishi and City Modern VIEs, and the discontinuation of our experience stores in 2022, we expect to be able to focus our capital and efforts on selling our products through online e-commerce platforms and offline distributors and retailers. We believe such strategy of not owning physical stores and fresh produce supply to be more resilient to recent negative trends such as COVID-19 in China. We intend for the termination and discontinuation of business streams to reduce the company’s overall net losses, and to free up capital to be allocated into our other fast growing RTC, RTH, RTE and plant-based product sales businesses. Moreover, we are continually expanding through acquisitions, and we expect our new acquisitions to bolster our customer reach, generate revenue from cross-selling of our products, and enhance our overall cashflows, profitability, and liquidity.

Key Factors Affecting Our Results of Operations

There are several macro and microeconomic factors that contributed to the growth of our business, specifically the RTC, RTH, RTE and plant-based product and service markets in China. These include (but are not limited to):

•        China’s rapid economic growth and urbanization, which has resulted in an increase in per capita annual disposable income;

•        China’s investments in its technological infrastructure and increase in internet and mobile subscriber penetration rates induced by COVID-19;

•        Favorable domestic social, governmental, and economic reforms centered on promoting a healthier lifestyle and life-choices; and

•        Broader shift in consumer preferences, trends, and purchasing behavior to convenience without compromising on quality and/or nutritional value.

Unfavorable changes in any of the above factors could adversely affect demand for our products and/or services and impact our results of operations.

There are specific internal and external factors that could impact our results of operations. These include (but are not limited to):

Sales Strategy — We rely on both growing our own “DayDayCook” branded product sales and private label product sales. This combined strategy was prompted by the need to (i) improve our competitiveness in the RTC, RTH, RTE and plant-based meat food sectors, (ii) to expand DayDayCook own-branded in the market by new acquisition with more scope of offline distributors and (iii) improve the overall margin profile of the business. Sales from DayDayCook own-branded RTC, RTH, RTE and plant-based meat food product has decreased from 74.0% of our revenue for the three months ended March 31, 2022 to 35.0% of our revenue for the three months ended March 31, 2023. This was a result of acquisitions of companies focusing on offline distribution of both DayDayCook own-branded and private label products, which generated higher net margins.

Sales from DayDayCook own-branded RTC, RTH, RTE and plant-based meat food product has decreased from 47.4% of our revenue in the year ended December 31, 2021 to 29.5% of our revenue in the year ended December 31, 2022. The decrease was mainly due to the second quarter of 2022, during which nationwide strict lockdown measures were imposed by the Chinese government in response to the outbreak of the COVID-19 Omicron variant, and had led to disruption to traffic and economic activities. As a result, fewer shipping locations were open, and our daily logistics volume was adversely affected.

We expect growth for the DayDayCook own-branded product to outpace private-label product sales. This shift will require us to plan, develop, and successfully execute on multi-channel sales, marketing, and distribution strategy.

Long-Term Consumer Trends and Demand — Based on a 2022 independent report prepared by Frost & Sullivan, the China RTC market grew from RMB94.3 billion (US$13.9 billion) in 2017 to approximately RMB254.8 billion (US$37.7 billion) in 2021, at a Compound Annual Growth Rate (“CAGR”) (2017-2021) of 28.2%. As the China RTC market is expected to benefit from a shift in customer taste and preferences to convenient cooking and meal options, the RTC market is expected to grow to RMB564.5 billion (US$83.5 billion) by 2026, a CAGR (2021-2026) of 17.2%. While plant-based products are a nascent Fast-Moving Consumer Goods (“FMCG”) category in China, there is significant demand from younger customer segments for plant-based substitutes/alternatives. According to the same 2022 report, the China market for plant-based products increased from RMB2.8 billion (US$415.6 million) in 2018 to RMB5.1 billion (US$757.3 million) in 2021; a CAGR (2018-2021) of 22.1%. Demand for food products that are more environmentally friendly and viable alternatives to/substitutes for traditional protein sources is expected to increase. As a result, the market for plant-based products is expected to experience a CAGR (2021-2026) of 11.0%. Total revenue is projected to increase from RMB5.1 billion (US$757.3 million) in 2021 to RMB8.6 billion (US$1.3 billion) in 2026. As a leader in the RTC/RTH space, given the recent partnership with PFI Foods, a leading China-based alternative meat manufacturer, and a Board of Directors and advisory network with significant operating and domain expertise, we should be able to identify and pivot to cater to evolving customer trends and consumption behavior.

Competition — The food and e-commerce industries in China are highly competitive. We compete with different competitors in each of our business lines. Our current and potential competitors can be divided into different categories: (i) traditional RTH, emerging RTC, and RTC food companies (domestic and international) in China, (ii) major plant-based food companies in China, (iii) major content providers in China focused on food, and (iv) other major internet companies in China that may enter the food-related content distribution or e-commerce business area. There are certain barriers to entry that have limited the number and success of foreign entrants, emerging, and traditional-cum-emerging brands, including our (i) brand awareness, (ii) E2E supply-chain visibility, (iii) strategic and preferred service agreements with product and distribution partners, (iv) product R&D and go-to-market capabilities, and (v) board of directors and advisory network.

Regulatory Environment — As we are an (i) omni-channel B2B and B2C and (ii) food production and distribution business, we are subject to various customer data, food safety and quality control, and employer-employee related regulations and policy frameworks. We work with the Cyberspace Administration of China (CAC), the State Administration for Market Regulation (SAMR), the Ministry of Commerce (the “MOFCOM”), the State Internet Information Office, the General Administration of Customs, All-China Federation of Trade Unions (ACFTU) and other governmental authorities in charge of the relevant services provided by us to ensure we are compliant with evolving laws, regulations, and standards.

Operating Costs — Our operating costs include packaged product costs, direct labor, other wages and related benefits, selling, distribution, and other general and administrative expenses. We proactively manage and look for opportunities to reduce our operating expenses as a percentage (%) of revenues by negotiating preferred or renegotiating existing purchasing agreements with one or more vendors/service providers. We do, however expect operating expenses to increase due to the fees, costs, and compensation expenses related to share options of RMB84.3 million (USD12.3 million) are expected to be recognized upon being a publicly-traded entity.

Sales and Marketing Costs — We expect costs associated with sales and marketing to increase in 2023 to support our revenue growth continually. However, we expect to be more efficient in utilizing our sales and marketing budget to generate better customer conversion rates through (i) stronger brand awareness, (ii) our plan to leverage more content and social media marketing providers and platforms to drive repeat purchases, an increase in Average Order Value (“AOV”), and attract net-new users to our platform, and (iii) improvements in referral rates.

Debt Obligations — our debt obligations primarily consist of shareholder loans and convertible loans used to finance our ongoing working capital requirements. As of March 31, 2023 and December 31, 2022, the outstanding balance on the shareholder loan was RMB94.3 million and RMB95.6 million respectively. The outstanding balances of convertible loans as of March 31, 2023 and December 31, 2022 were RMB37.5 million and RMB37.8 million, respectively.

Mergers and Acquisitions (“M&A”) — M&A is a key growth strategy going forward. To the extent permitted due to our recurring losses from operations and an accumulated deficit, we will evaluate and opportunistically execute strategic joint ventures (JV), potential investments, and acquisition opportunities with a focus on supplementing and/or complementing our existing products, sales channels, customer-base and/or allow us to optimise our existing supply-chain management capabilities. The M&A strategy will continue to evolve with our changing needs and requirements.

COVID-19 — The World Health Organization (“WHO”) declared that COVID-19 was a “Public Health Emergency of International Concern” on January 30, 2020 and a “pandemic” on March 11, 2020. COVID-19 has the potential to adversely affect our business. We are in constant communication with the relevant local, national, and international health agencies and governing bodies to ensure we are and remain compliant with evolving requirements and policy frameworks. To mitigate the COVID-19 risk to our business, we instituted specific measures from a workplace, distribution strategy, and supply-chain integrity standpoint and are executing on several initiatives to enable us to benefit through and post-COVID. From a workplace measures standpoint, we are taking the necessary preventative actions and implementing additional measures to protect our employees, including (but not limited to) physical distances and hygienic practices, including (but not limited to) mandatory face coverings, increased hand-washing, and more frequent sanitization of hard surfaces in-compliance with suggested Personal Protective Equipment guidelines published by the United States Centers for Disease Control and World Health Organization and WHO. We continue to explore and execute on one or more strategic partnerships to reduce and/or limit our counterparty risk and exposure. From a supply-chain standpoint, we have taken proactive steps to move away from single-sourcing to a network of diverse, alternative, pre-qualified suppliers of raw materials.

As of March 31, 2023, we had 20 supply chain partners and 36 active and reserve suppliers responsible for distributing and producing our products to customers. In the second quarter of 2022, the Chinese government imposed nation-wide strict lockdown measures in response to the outbreak of the COVID-19 Omicron variant which led to disruption to traffic and economic activities. As a result, fewer shipping locations were open and our daily logistics volume was adversely affected. In December 2022, the Chinese government announced that it would be downgrading its management of COVID-19 as of January 8, 2023, rolling back some of its stringent anti-COVID-19 restrictions. Those who are infected with mild symptoms and close contacts are now allowed to quarantine at home. Since December 2022, China has been facing a rapid surge in COVID-19 cases. Due to the evolving and uncertain nature of this event, we cannot predict at this time the full extent to which the COVID-19 pandemic and the COVID-19 prevention policy implemented by the Chinese government will adversely impact our business, results, and financial condition. We are staying in close communication with our employees, dealers, and suppliers, and acting to mitigate the impact of this dynamic and evolving situation, but there is no guarantee we will be able to do so. While the short, medium-to-longer term impact of COVID-19 remains to be determined, we expect that our business operations and results of operations including revenue, earnings, and cash-flows will not be unduly impacted in the remainder of 2023. To date, there has been no material impact to our liquidity position, and we have not had to raise additional capital, reduce our capital expenditures, or modify any terms or contractual arrangements in response to COVID-19.

To mitigate the potential impact of COVID-19 (and future pandemics) and other business disruptions (e.g. geopolitical or trade conflicts, natural disasters, or cybercrime etc.), we have taken and will continue to take proactive steps to diversify our supply chain, moving away from single-sourcing to a network of diverse, alternative, pre-qualified suppliers of raw materials needed to produce one or more of our products. This approach allows us to secure more favorable commercial terms with our existing suppliers and also reduces the risk of business disruption at one or more stages of the E2E supply chain. To ensure food safety and quality of products produced by our OEM supplier-partners, we also request our suppliers to engage third party audit specialist to perform factory audit and to assess, among other things, the quality systems, workplace environment, record keeping, and hygiene situations of our supplier-partners’ factories.

	For the Year Ended December 31,			For the Three Months Ended March 31,
	2021	2022	2022	2022	2023	2023
	RMB	RMB	USD	RMB	RMB	USD
Online consumer product sales	148,570,430	67,016,645	9,758,380	32,160,680	7,305,413	1,063,750
Offline consumer product sales	42,819,538	109,403,748	15,930,419	3,934,188	35,585,652	5,175,585
Revenues from collaborative arrangement	8,244,967	1,867,042	271,862	438,446	—	—
Advertising service	3,413,183	870,580	126,766	143,945	106,069	21,533
Experience stores	2,131,324	428,051	62,329	200,935	—	—
Total Revenues	205,179,442	179,586,066	26,149,756	36,878,194	42,997,134	6,260,868

Cost of products	(164,541,069)	(134,462,728)	(19,579,289)	(28,073,208)	(32,074,224)	(4,670,369)
Cost of services	(4,180,765)	(1,196,469)	(174,219)	(139,555)	(52,693)	(7,673)
Total Cost of revenues	(168,721,834)	(135,659,197)	(19,753,508)	(28,212,763)	(32,126,917)	(4,678,042)

Gross profit	36,457,608	43,926,869	6,396,248	8,665,431	10,870,217	1,582,826
Fulfilment expenses	(23,967,825)	(10,630,884)	(1,547,977)	(5,037,639)	(1,528,241)	(222,529)
Sales and marketing expenses	(59,239,750)	(20,763,218)	(3,023,359)	(6,442,805)	(4,512,564)	(657,080)
Research and development expenses	(233,663)	—	—	—	—	—
General and administrative expenses	(66,636,360)	(53,543,862)	(7,796,590)	(10,465,021)	(13,090,029)	(1,906,056)

Share based compensation	—	(38,993,201)	(5,677,850)	—	(1,560,833)	(227,275)
Loss from operations	(113,619,990)	(80,004,296)	(11,649,528)	(13,280,034)	(9,821,450)	(1,430,114)

Interest expenses	(22,842,091)	(30,826,950)	(4,488,752)	(17,971,034)	(3,717,723)	(541,342)
Interest income	9,783	465,162	67,733	100,967	589,469	85,833
Foreign currency exchange (loss)/gain, net	(147,413)	671,007	97,706	176,238	163,486	23,805
Impairment loss for equity investments accounted for using measurement alternative	—	(22,705,285)	(3,306,146)	—	—	—
Gain from deconsolidation of VIEs	—	13,543,650	1,972,108	—	—	—
Other income	5,581,534	1,599,746	232,941	999,957	30,244	4,404
Other expenses, net	(266,083,985)	—	—	—	—	—
Changes in fair value of financial instruments	(60,764,404)	(1,875,889)	(273,151)	—	12,572,815	1,830,744

Loss before income tax expenses	(457,866,566)	(119,132,855)	(17,347,089)	(29,973,906)	(183,159)	(26,670)
Income tax (expense)/benefit	(816,868)	(3,115,753)	(453,689)	406,153	(829,764)	(120,823)
Net loss	(458,683,434)	(122,248,608)	(17,800,778)	(29,567,753)	(1,012,923)	(147,493)

Revenues

We are primarily focused on selling and distributing RTC, RTH, RTE, plant-based, and private-label products to individual customers through (i) popular large e-commerce channel e.g. Tmall, JD.com, Pinduoduo, (ii) leading livestreaming, video-sharing, content-marketing platforms e.g. TikTok (Douyin), Bilibili, Weibo, Little Red Book (小红书), Kuaishou etc., (iii) community group buying platforms e.g. Meituan-Dianping, and (iv) a network (through partnership) of offline mixed retail locations. We generate most of our revenue from online and offline to-business and to-customer product sales. The online consumer products and offline consumer products business represented 98.0%, 99.9%, 93.3% and 98.2% of total revenue for the three months ended March 31, 2022 and 2023 and for the years ended December 31, 2021 and 2022 respectively. As we plan to expand our online network in e-commerce platforms and content-marketing platforms, we expect total revenue via the online channel to continue to grow.

In the second quarter of 2022, nationwide strict lockdown measures were imposed by the Chinese government in response to the outbreak of the COVID-19 Omicron variant, which led to disruption to all social and economic activities. As a result, fewer shipping locations were open, and our e-commerce operations were adversely affected. As a result of the financial year ending 2022, we decided to expand DayDayCook’s brand portfolio via acquisition of target companies with more scope of offline distributors.

We also recognised revenues from collaborative agreements. On July 1, 2021, we entered into purchase agreements with the selling shareholders of Yujiaweng and KeKe to acquire the respective 60% interests of Yujiaweng and KeKe’s product sales business, which primarily included distribution contracts, their sales and marketing teams, procurement team and other supporting function personnel (“the Target Assets”). We and the selling shareholders agree to form an entity specific to each purchase agreement, in which we holding 60% and the selling shareholder holding 40% equity interests respectively, that will acquire the Target Assets. During the period from July 1, 2021 until the date when the new entities are formed (“the transition period”), we manage and operate the Target Assets and are entitled to 60% of the net profit arising from the operation of the Target Assets. We have determined that the arrangements during the transition period are collaborative arrangements between us and Yujiaweng and KeKe to jointly operate the product distribution activities. We recognised 60% of the net profit arising from the operation of the Target Assets as revenue of RMB8.2 million during the period from the acquisition date of July 1, 2021 up to December 31, 2021. The revenues from collaborative agreement represented 4% of total revenue for the year ended December 31, 2021.

On June 17, 2022, YJW and KeKe Newco, Quanzhou DayDayCook Food Co., Limited was formed. The collaborative arrangements between us and Yujiaweng and KeKe were terminated. The revenues from collaborative agreement decreased from 4% to 1% of total revenue for the year ended December 31, 2022. For the three months ended March 31, 2023, there were no revenue recognized from collaborative arrangements.

We also provide advertising, principally customized promotional videos, offline promotion, and store exhibition-related services to our customers, which are published through channels including our website, APP, WeChat mini-program, Facebook, and YouTube etc.. Advertising revenue accounted for 0.4%, 0.2%, 1.7% and 0.5% of group level total revenue for the three months ended March 31, 2022 and 2023, and for the years ended December 31, 2021 and 2022 respectively. The decrease is mainly due to our focus on growing as a consumer product brand operating online and offline food product sales.

As of March 31, 2023, we do not operate any experience stores. Revenue from experience stores accounted for 0.5%, 0%, 1.0% and 0.2% of our total revenue for the three months ended March 31, 2022 and 2023, and for the years ended December 31, 2021 and 2022 respectively. As of the date of this prospectus, we have permanently closed down all our experience stores due to the prolonged impact of the pandemic.

The following table sets forth types of our revenue for the periods indicated:

	For the Year Ended December 31,			For the Three Months Ended March 31,
	2021	2022	2022	2022	2023	2023
	RMB	RMB	USD	RMB	RMB	USD
Online consumer product sales	148,570,430	67,016,645	9,758,380	32,160,680	7,305,413	1,063,750
Offline consumer product sales	42,819,538	109,403,748	15,930,419	3,934,188	35,585,652	5,175,585
Revenues from collaborative arrangement	8,244,967	1,867,042	271,862	438,446	—	—
Advertising	3,413,183	870,580	126,766	143,945	106,069	21,533
Experience stores	2,131,324	428,051	62,329	200,935	—	—
Total Revenues	205,179,442	179,586,066	26,149,756	36,878,194	42,997,134	6,260,868

For the three months ended March 31, 2023, we recorded RMB43.0 million (or US$6.3 million) in total revenue compared to RMB36.9 million for the three months ended March 31, 2022, representing a 16.6% increase. Subsequent to March 31, 2023, we signed purchase agreements for three acquisitions. Assuming these three acquisitions had taken place on 1 January 2023, the unaudited pro forma revenue of the Company for the three months ended March 31, 2023 would be RMB68.9 million (or US$10.0 million).

The increase in total revenue was due to the increase in offline consumer product sales of RMB31.7 million, net off with the decrease in online consumer product sales of RMB24.9 million. In the second quarter of 2022, nationwide strict lockdown measures were imposed by the Chinese government in response to the outbreak of the COVID-19 Omicron variant, which led to disruption to all social and economic activities. As a result, fewer shipping locations were open, and our e-commerce operations were adversely affected. As a result, we decided to expand DayDayCook’s brand portfolio via acquisition of target companies with more scope of offline distributors.

Our revenue decreased to RMB179.6 million (US$26.1 million) for the year ended December 31, 2022 from RMB205.2 million for the year ended December 31, 2021. This drop in revenue was primarily a result of the negative impact from the extended zero-covid policy in China, which led to massive disruptions in the company’s e-commerce operations. In the face of this challenge, we completed four acquisitions in 2022 to speed up the diversification of revenue streams as well as aggressive improvement on overall cost structure. Assuming these four acquisitions had taken place on 1 January 2022, the unaudited pro forma revenue of the Company for the year ended December 31, 2022 will be RMB231.9 million (or US$33.8 million).

For the year ended December 31, 2022, the decrease in total revenue was due to the decline in online consumer product sales of RMB81.6 million offset by an increase in revenues from offline consumer product sales of RMB66.6 million. As of the second quarter of 2022, nationwide strict lockdown measures were imposed by the Chinese government in response to the outbreak of the COVID-19 Omicron variant, which led to disruption to social and economic activities. As a result, fewer shipping locations were open, and our daily logistics volume was adversely affected. As the Company proactively shifted towards an acquisition mode to diversify revenue streams and to optimize cost structure. The overall decrease in online revenues were partially offset by an increase in revenues from offline consumer product sales of RMB66.6 million from (1) YJW Target Assets which principally engaged in the distribution of RTE products, (2) KK Target Assets which principally engaged in distribution of RTE products, and (3) New acquisition Shanghai Lishang Trading Ltd, (“Lishang”) which principally engaged in distribution of private-label products into high margin sales channels for food related products.

	For the Year Ended December 31,			For the Three Months Ended March 31,
	2021	2022	2022	2022	2023	2023
	RMB	RMB	USD	RMB	RMB	USD
Ready to heat (“RTH”)	56,786,910	16,381,564	2,385,340	10,610,378	672,386	97,907
Ready to cook (“RTC”)	856,254	2,545,547	370,660	352,968	600,808	87,484
Ready to eat (“RTE”) & Plant base	39,643,744	34,115,276	4,967,569	16,317,755	13,771,587	2,005,299
Private label products	80,108,791	121,656,429	17,714,549	7,092,190	27,846,284	4,048,645
Fresh products	13,994,269	1,721,577	250,681	1,721,577	—	—
Revenues from collaborative arrangement	8,244,967	1,867,042	271,862	438,446	—	—
Advertising service	3,413,183	870,580	126,766	143,945	106,069	21,533
Experience stores	2,131,324	428,051	62,329	200,935	—	—
Revenues	205,179,442	179,586,066	26,149,756	36,878,194	42,997,134	6,260,868

Our products and services offering included RTH, RTC, RTE, plant-based, private label products, revenues from collaborative agreements, fresh products, advertisement services, and experience stores. Total revenues from RTH decreased by 93.7% from RMB10.6 million for the three months ended March 31, 2022 to RMB0.7 million for the three months ended March 31, 2023, and decreased by 71.2% from RMB56.8 million in the year ended December 31, 2021 to RMB16.4 million (US$2.4 million) in the year ended December 31, 2022. The decrease was mainly due to management’s decision to shift away from overly packaged products in the RTH category in order to reduce the use of single-use plastic in our product packaging. Second, the shift in strategy was prompted by the need to improve the company’s level gross margin, as RTH product carry lower margins than RTC and RTE product categories. The focus is to grow our RTC, RTE, and plant-based meat food product as a percentage (%) of total revenues.

Also, amidst the lockdown of Shanghai in the second quarter of 2022, the company shifted its focus to strengthen its offline distribution networks in order to reduce its reliance on e-commerce channels to generate revenue in the face of the challenging environment. As a result, total revenues from private-label products increased by 292.6% from RMB7.1 million to RMB28.0 million (US$4.1 million) for the three months ended March 31 2022 and 2023 respectively, and increased by 51.9% from RMB80.1 million to RMB121.7 million (US$17.6 million) for the year ended December 31, 2021 and 2022 respectively. Over time, we plan to execute a well-balanced distribution strategy where the contribution of revenue from online sales channel and offline distributors will each make up 50% of the total revenue.

Cost of Revenues

Our cost of revenues primarily consists of (i) product costs, (ii) personnel costs, (iii) lease expenses, (iv) costs of advertising service; (v) costs of experience stores, and (vi) other costs. The table below shows the cost of revenues in absolute amounts for the periods indicated.

	For the Year Ended December 31,			For the Three Months Ended March 31,
	2021	2022	2022	2022	2023	2023
	RMB	RMB	USD	RMB	RMB	USD
Product costs	158,908,546	131,376,909	19,129,960	25,145,824	32,112,633	4,675,962
Personnel costs	5,024,247	2,424,475	353,031	1,451,784	14,284	2,080
Lease expenses	3,363,524	643,311	93,673	400,653	—	—
Others	1,425,517	1,214,502	176,844	1,214,502	—	—
Total cost of revenues	168,721,834	135,659,197	19,753,508	28,212,763	32,126,917	4,678,042

Product Costs:

“Product Costs” represents costs of consumer products sold online and offline. The product cost increased by 27.7% from RMB25.1 million for the three months ended March 31, 2022 to RMB32.1 million for the three months ended March 31, 2023. The product cost reduced by 17.3% from RMB158.9 million for the year ended December 31, 2021 to RMB131.4 million (US$19.1 million) for the year ended December 31, 2022. The increase in product cost for the three months ended March 31, 2022 and 2023 was mainly due to SH DDC has obtained control over Quanzhou DDC and Quanzhou Weishi Food Co on June 17, 2022. Quanzhou DDC principally engaged in distribution of snack foods and Quanzhou Weishi Food Co principally engaged in distribution of candy products. The increase in product cost was in line with increase in offline consumer product sales of private label products.

The decrease in product cost for the year ended December 31, 2021 and 2022. The decrease in product cost was in line with management’s focus on improving the overall cost structure of the business.

Product costs were 69.7%, 74.9%, 86.0% and 74.5% of consumer product sales revenues (including both online & offline) for the three months ended March 31, 2022 and 2023, and for the years ended December 31, 2021 and 2022 respectively. Due to an increase in competitors during COVID-19, the fierce competition affected our online sales during the period of early 2022. The Group offered discounts to customers to maintain and grow its market share, but at the same time was able to transfer part of that cost to suppliers who offered more competitive product costs.

Personnel Costs:

“Personnel Costs” represents the costs directly related to the revenue such as operation employee of experience store and retail shops. Due to COVID-19, we had to close all our experience stores in 2022. This resulted in a reduction in personnel costs by 99% from RMB1.4 million to RMB0.01 million for the three months ended March 31, 2022 and 2023, and reduction by 31.6% from RMB5.0 million in 2021 to RMB2.4 million (US$0.3 million) in 2022. The closure of all retail locations also corresponded to a decrease in the revenue from experience stores.

Lease expenses:

“Lease expenses” represents (i) the lease expenses associated with the farm land located near Shanghai, and (ii) the experience store lease expenses. Our total lease expenses for the three months ended March 31, 2022 and 2023 were RMB0.4 million and Nil respectively, and for the year ended December 31, 2021 and 2022 were RMB3.4 million and RMB0.6 million (US$0.1 million) respectively. The decrease was mainly attributable to the closure of all experience store during the year, and the termination of all contractual arrangements with City Modern.

Others:

“Others” primarily includes depreciation and amortization expenses for equipment directly related to revenue. For the three months ended March 31, 2022 and 2023, other costs represented 4% and less than 1% of total costs. For the years ended December 31, 2021 and 2022, other costs represented less than 1% of total costs.

Operating Expenses

Our operating expenses consists of (i) fulfilment expenses, (ii) sales and marketing expenses, and (iii) general and administrative expenses.

	For the Years Ended December 31,			For the Three Months Ended March 31,
	2021	2022	2022	2022	2023	2023
	RMB	RMB	USD	RMB	RMB	USD
Fulfilment expenses	23,967,825	10,630,884	1,547,977	5,037,639	1,528,241	222,529
Sales and marketing expenses	59,239,750	20,763,218	3,023,359	6,442,805	4,512,564	657,080
General and administrative expenses (including research and development expenses)	66,870,023	53,543,862	7,796,590	10,465,021	13,090,029	1,906,056
Share-based compensation	—	38,993,201	5,677,850	—	1,560,833	227,275

Fulfilment expenses:

“Fulfilment expenses” mainly consists of (i) logistics and shipping costs for delivering the goods to the customers, and (ii) packaging costs for the products sales. The fulfilment expenses decreased from RMB5.0 million to RMB1.5 million (US$0.2 million) for the three months ended March 31, 2022 and 2023, and RMB24.0 million to RMB10.6 million (US$1.5 million) for the year ended December 31, 2021 and 2022. The cost reduction was a result of the decline in online consumer product sales since the second quarter of 2022. During that period, nationwide strict lockdown measures were imposed by the Chinese government in response to the outbreak of the COVID-19 Omicron variant, which led to disruption to social and economic activities. As a result, fewer shipping locations were open and our daily logistics volume was adversely affected.

Sales and marketing expenses:

“Sales and marketing expenses” mainly consists of (i) salaries and benefits for sales and marketing employees, and (ii) branding and advertisement expenses paid to the online platform providers and third-party marketing partners.

The sales and marketing expenses were RMB6.4 million and RMB4.5 million for the three months ended March 31, 2022 and 2023, and RMB59.2 million and RMB20.8 million (US$3.0 million) for the years ended December 31, 2022 and 2023. The decrease in sales and marketing expenses was due to a renewed focus on improving return-on-marketing investment by optimizing marketing spend across one or more customer acquisition, and/or sales distribution channels.

General and administrative expenses:

“General and administrative expenses” primarily consists of (i) salaries and benefits for its general and administrative staff, (ii) consulting fees, (iii) other expenses primarily including general office expenses, (iv) research and development expenses, and (iv) office rental expenses.

The general and administrative expenses increased by 21.0% from RMB10.5 million to RMB13.1 million (US$1.9 million) for the three months ended March 31, 2022 and 2023. The increase was mainly due to the additional professional service fee. The decreased by 19.6%, from RMB66.6 million for the year ended December 31, 2021, to RMB53.5 million (US$7.8 million) for the year ended December 31, 2022. The decrease in general and administrative expenses was attributed to management’s efforts to streamline costs.

We expect that general and administrative expenses to increase when we become a public company and incur additional costs of share-based compensation of US$12.2 million for the year ended March 31, 2023 to comply with its reporting obligations under the U.S. securities laws.

Share-based compensation:

Certain share options became fully vested as the performance condition of occurrence of a qualified IPO was removed upon the Company’s modification of these share options for some senior management members. Therefore, for the year ended December 31, 2022, we recognized compensation cost of RMB33.5million (US$5.1 million) on the modification dates based on the modification date fair values of these awards. In October 2022, we granted 311,177 share options to one senior management member which does not include the performance condition of occurrence of a qualified IPO and we recognized compensation costs of RMB1,345,156 (US$190,067) for those vested awards. The Company has not recognized any share-based compensation expenses for 18,021,317 and 17,997,751 share options granted and outstanding as at December 31, 2022 and March 31, 2023 respectively, because the Company considers it is not probable that the performance conditions will be satisfied until the event occurs. As a result, the share-based compensation expenses for these options that are only exercisable upon the occurrence of the Company’s qualified IPO and will be recognized using the graded-vesting method upon the consummation of the qualified IPO.

In addition, the Company may be required to grant share options to the Seller at the end of each performance period, adjusted based on the achievement of Lishang’s revenue, gross profit and net profit for each of the four performance periods during May 1, 2022 to December 31, 2024, over the target performance. If the qualified IPO does not occur by January 1, 2024, the Company is obliged to pay RMB3.5million cash corresponding to 495,751 number of share options out of the total base number of 702,969 share options to be issued for the third performance period. If the qualified IPO does not occur by January 1, 2025, the Company is obligated to deliver a fixed amount of RMB12.4million cash in addition to the previous payment of RMB3.5million, with all previously issued share options, if any, cancelled.

As of December 31, 2022 and March 31, 2023, the Company has not issued any share options to the Seller as the financial information of Lishang for the first two performance periods up to December 31, 2022 was still under preparation and was subject to audit. As the Seller is required to continuously provide services to Lishang for no less than three years after the acquisition, and as the Company is obligated to deliver cash unless a qualified IPO takes place, these share-based arrangements are accounted for as liability-classified award and were amortized over the service period of the Seller based on the cash amount to be paid the qualified IPO does not occur. The compensation cost recognized in connection with this liability-classified award for the three months ended March 31, 2023 amounted to RMB1.6 million.

Results of Operations

Three Months Ended March 31, 2023 Compared to Three Months Ended March 31, 2022

Revenue:    For the three months ended March 31, 2023, we recorded RMB43.0 million (or US$6.3 million) in total revenue compared to RMB36.9 million for the three months ended March 31, 2022, representing a 16.6% increase. Subsequent to March 31, 2023, we signed purchase agreements for three acquisitions. Assuming these three acquisitions had taken place on 1 January 2023, the unaudited pro forma revenue of the Company for the three months ended March 31, 2023 would be RMB68.9 million (or US$10.0 million).

The increase in total revenue was due to the increase in offline consumer product sales of RMB31.7 million, net off with the decrease in online consumer product sales of RMB24.9 million. In the second quarter of 2022, nationwide strict lockdown measures were imposed by the Chinese government in response to the outbreak of the COVID-19 Omicron variant, which led to disruption to all social and economic activities. As a result, fewer shipping locations were open, and our e-commerce operations were adversely affected. As a result, we decided to expand DayDayCook’s brand portfolio via acquisition of target companies with more scope of offline distributors.

Cost of revenues:    Our total cost of revenues increased by 13.9%, from RMB28.2 million for the three months ended March 31, 2022 to RMB32.1 million (US$4.7 million) for the three months ended March 31, 2023. The increase was mainly due to SH DDC has obtained control over Quanzhou DDC and Quanzhou Weishi Food Co on June 17, 2022. Quanzhou DDC principally engaged in distribution of snack foods and Quanzhou Weishi Food Co principally engaged in distribution of candy products. The increase in product cost was in line with increase in offline consumer product sales of private label products.

Gross profit:    Our gross profit increased by 25.4% from RMB8.7 million for the three months ended March 31, 2022 to RMB10.9 million (US$1.6 million) for the three months ended March 31, 2023. The gross profit margin increased from 23.5% for the three months ended March 31, 2022 to 25.3% for the three months ended March 31, 2023.

Operating expenses:    Our total operating expenses decreased by 5.7%, from RMB21.9 million to RMB20.7 million (US$3.0 million) for the three months ended March 31, 2022 and 2023.

•        Fulfilment expenses:    The fulfilment expenses decreased by 69.7%, from RMB5.0 million for the three months ended March 31, 2022 to RMB1.5 million (US$0.2 million) for the three months ended March 31, 2023, as a result of the decrease in online consumer product sales since the second quarter of 2022, nationwide strict lockdown measures were imposed by the Chinese government in response to the outbreak of the COVID-19 Omicron variant, which led to disruption to social and economic activities. As a result, fewer shipping locations were open and our daily logistics volume was adversely affected.

•        Sales and marketing expenses:    our sales and marketing expenses decreased by 30.0%, from RMB6.4 million for the three months ended March 31, 2022 to RMB4.5 million (US$0.7 million) for the three months ended March 31, 2023. This decrease was primarily attributable to a renewed focus on improving return-on-marketing investment by optimizing marketing spend across one or more customer acquisition and/or sales distribution channels.

•        General and administrative expenses:    our general and administrative expenses increased from RMB10.5 million for the three months ended March 31, 2022, to RMB13.1 million (US$1.9 million) for the three months ended March 31, 2023. The increase was mainly due to the additional professional service fee.

Net loss:    As the result of the foregoing, For the three months ended March 31, 2023, we incurred net loss of RMB1.0 million (US$0.1 million) and net loss of RMB30.3 million for the three months ended March 31, 2022. We also had negative cash flows from operating activities of RMB12.6 million (US$1.8 million) and RMB9.1 million for the three months ended March 31, 2023 and 2022 respectively. Management uses the adjusted net loss, a non-GAAP financial measure, in evaluating our operating results and for financial and operational decision-making purposes. For the three months ended March 31, 2023 and March 31, 2022, we incurred an adjusted net loss of RMB7.0 million (US$1.0 million) and RMB11.7 million respectively. When excluding professional service expenses of RMB5.8 million (US$0.8 million) and RMB3.5 million, the adjusted net loss will be RMB1.2 million and RMB8.2 million respectively.

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

Revenue:    Our total revenues decreased from RMB205.2 million for the year ended December 31, 2021 to RMB179.6 million (US$26.1 million) for the year ended December 31, 2022. This drop in revenue was largely a result of the negative impact from the extended zero-covid policy in China, which led to massive disruptions to the company’s e-commerce operations. In the face of this challenge, we completed four acquisitions in 2022 to speed up the diversification of revenue streams as well as aggressive improvement on overall cost structure. Assuming these four acquisitions had taken place on 1 January 2022, the unaudited pro forma revenue of the Company for the year ended December 31, 2022 will be RMB231.9 million (or US$33.8 million).

Cost of revenues:    Our total cost of revenues decreased by 19.6%, from RMB168.7 million for the year ended December 31, 2021 to RMB135.7 million (US$19.8 million) for the year ended December 31, 2022. The decrease was primarily attributable to a change in sales mix.

Gross profit:    Our gross profit increased by 20.5% from RMB36.5 million for the year ended December 31, 2021 to RMB43.9 million (US$6.4 million) for the year ended December 31, 2022. The gross profit margin increased from 17.8% for the year ended December 31, 2021 to 24.5% for the year ended December 31, 2022.

Operating expenses:    Our total operating expenses decreased by 17.4%, from RMB150.1 million in 2021 to RMB124.0 million (US$18.1 million) in 2022.

•        Fulfilment expenses:    The fulfilment expenses decreased by 55.6%, from RMB24.0 million for the year ended December 31, 2021 to RMB10.6 million (US$1.5 million) for the year ended December 31, 2022, as a result of the decrease in online consumer product sales since the second quarter of 2022, nationwide strict lockdown measures were imposed by the Chinese government in response to the outbreak of the COVID-19 Omicron variant, which led to disruption to social and economic activities. As a result, fewer shipping locations were open and our daily logistics volume was adversely affected.

•        Sales and marketing expenses:    our sales and marketing expenses decreased by 65.0%, from RMB59.2 million for the year ended December 31, 2021 to RMB20.8 million (US$3.0 million) for the year ended December 31, 2022. This decrease was primarily attributable to a renewed focus on improving return-on-marketing investment by optimizing marketing spend across one or more customer acquisition and/or sales distribution channels.

•        General and administrative expenses:    our general and administrative expenses decreased from RMB66.6 million for the year ended December 31, 2021, to RMB53.5 million (US$7.8 million) for the year ended December 31, 2022. The decrease was attributable management’s efforts to streamline costs in 2022.

Other expenses, net:    Other expenses, net for the years ended December 31, 2021 and 2022 were RMB266.1 million and nil, respectively. Other expenses, net for the year end December 31, 2022 consisted of the net extinguishment losses of RMB222.1 million (US$32.3 million) attributed from the extinguishment of January 2019 shareholder loans, July 2019 convertible loans, 2020 convertible loans, and May 2021 convertible loans during the issuance of Series C-1 redeemable convertible preference shares, and a loss of RMB36.5 million (US$5.3 million) was recognized from the excess of fair value of instruments granted over proceeds received during the issuance of Series C-1 redeemable convertible preference shares.

Net loss:    As the result of the foregoing, our net loss decreased by 73.4% from RMB458.7 million for the year ended December 31, 2021 to RMB122.2 million (US$17.8 million) for the year ended December 31, 2022. Management uses the adjusted net loss, a non-GAAP financial measure, in evaluating our operating results and for financial and operational decision-making purposes. For the years ended December 31, 2021 and December 31, 2022, we incurred an adjusted net loss of RMB104.2 million and RMB27.9 million (US$4.1 million) respectively, for details, please refer to section “Non-GAAP Financial Measure”.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions. We continually evaluate these estimates and assumptions based on the most recently available information, its own historical experience and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in its estimates. Some of our accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates.

The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our combined and consolidated financial statements and accompanying notes and other disclosures included in this proxy statement.

Share-based compensation

We measure our employee share-based awards that are subject to both service conditions and the occurrence of an initial public offering (“IPO”) as performance condition, at the fair value on grant date. Cumulative share-based compensation expenses for the awards that have satisfied the service condition will be recorded upon the completion of the IPO, using the graded-vesting method.

In 2022, we modified certain employees’ share-based awards to remove the performance condition conditional upon the occurrence of IPO. Such employee share-based awards were measured at the fair value on modification dates and are recorded as compensation expense based on the vesting conditions.

The fair value of share options at the time of grant are determined using the binomial-lattice option pricing model with the following key assumptions used.

	For the Year Ended December 31,		For the Three Months Ended March 31,
	2021	2022	2022	2023
Risk-free rate of return	1.37% – 1.65%	1.65% – 3.90%	1.65% – 2.47%
Volatility	37.3% – 37.85%	36.92% – 39.48%	37.11% – 37.32%
Expected dividend yield	—	—	—
Exercise multiple	2.2 – 2.8	2.2 – 2.8	2.2
Fair value of underlying ordinary share	US$0.94 – US$1.06	US$0.81 – US$0.94	US$0.94
Expected terms	10 years	10 years	10 years	Nil

The expected volatility was estimated based on the historical volatility of comparable peer public companies with a time horizon close to the expected term of the Company’s options. The risk-free interest rate was estimated based on the yield to maturity of U.S. treasury bonds denominated in US$ for a term consistent with the expected term of the Company’s options in effect at the option valuation date. Expected dividend yield is zero as the Company does not anticipate any dividend payments in the foreseeable future. The expected exercise multiple was estimated as the average ratio of the stock price to the exercise price of when employees would decide to voluntarily exercise their vested options. Expected term is the contract life of the option.

Fair value of Class A ordinary shares

Prior to this offering, we have been a private company with no quoted market prices for our Class A ordinary shares. We therefore need to make estimates of the fair value of our Class A ordinary shares at various dates for the purposes of:

–       the initial recognition of the fair value of ordinary shares issued to our investors during the recent financing activity in February 2021;

–       at the date of grant of a share-based award as one of the inputs in determining the grant date fair value of the award;

–       at the date of issuance of freestanding financial instruments including warrant liabilities and option liabilities as one of the inputs in determining the fair value of the underlying instruments

–       at the date of issuance of convertible instruments for which the Company was required to determine if a beneficial conversion feature existed by comparing the respective effective conversion prices with the fair value of ordinary shares at the respective commitment dates.

In determining the fair value of our Class A ordinary shares, we applied the income approach as the primary approach based on our discounted future cash flow using our best estimate as of the valuation date. The determination of the fair value of our Class A ordinary shares requires complex and subjective judgments to be made regarding our future financial and operating results, our unique business risks, the liquidity of our shares and our operating history and prospects at the time of valuation.

The option-pricing method was used to allocate equity value of our company to preferred and ordinary shares, taking into account the guidance prescribed by the AICPA Audit and Accounting Practice Aid. This method requires making estimates of the anticipated timing of a potential liquidity event, such as a sale of our company or an initial public offering, and estimates of the volatility of our equity securities. The anticipated timing is based on the plans of our board and management.

The assumptions used in the valuation model are based on future expectations combined with management judgment, with inputs of numerous objective and subjective factors, to determine the fair value of the ordinary shares, including:

•        operating and financial performance

•        current business conditions and projections

•        the likelihood of achieving a liquidity event

•        WACC, lack of marketability discount (“LoMD“)

Impairment of equity investment in PFI Food Industries Limited (“PFI”) accounted for using Measurement alternative

We acquired an investment in the equity interests of PFI Food Industries Limited by issuing our own financial instruments including redeemable convertible preferred shares and warrants to acquire those redeemable convertible preferred shares. These financial instruments were issued in August 2021 before we obtained the equity investment in PFI and were determined as non-derivative forward contracts measured at fair value. As of December 31, 2022, we made a qualitative assessment and considered there to be impairment indicators that investment in PFI was impaired as it was significantly behind the forecasted revenue growth target and there was a declining trend of the plant-based meat industry performance. As a result, the investment in PFI was written down to its fair value. In determining the fair value of the PFI investment, we made estimates and judgments in determining the fair value regarding the cash flow forecasts of PFI, the weighted average cost of capital and the discount for lack of marketability applied to the projected cash flows. As we do not have significant influence over PFI, we elected to measure investment in PFI, without a readily determinable fair value, subsequently at cost adjusted for changes resulting from impairments, if any, and observable price changes in orderly transactions for the identical or similar securities of the same issuer.

Recent Accounting Pronouncements

Recently Adopted Accounting Standards

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (ASC 842). ASU 2016-02 specifies the accounting for leases. For operating leases, ASU 2016-02 requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheets. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. ASU 2016-02 was further amended in June 2020 by ASU 2020-05. Revenue from Contracts with Customers (ASC 606) and Leases (ASC 842), ASU 2020-05 deferred the effective date of new leases standard. As a result, ASC 842, Leases, is effective for public companies for annual reporting periods, and interim periods within those years beginning after December 15, 2018. For all other entities, it is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. As the Company is an “emerging growth company” and elects to apply for the new and revised accounting standards at the effective date for a private company, the Company adopted ASU 2016-02 for the fiscal year ended December 31, 2022.

In January 2017, the FASB issued ASU 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, to simplify the goodwill impairment test by eliminating Step 2 from the goodwill impairment test. Under the new guidance, goodwill impairment will be measured by the amount by which the carrying value of a reporting unit exceeds its fair value, without exceeding the carrying amount of goodwill allocated to that reporting unit. As a result, ASU 2017-04 is effective for public companies for annual and interim impairment tests for periods beginning after December 15, 2019. For other entities, it is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. This guidance is effective January 1, 2022 and is required to be adopted on a prospective basis, with early adoption permitted. As the Company is an “emerging growth company” and elects to apply for the new and revised accounting standards at the effective date for a private company, the Company adopted this standard for the year ended December 31, 2022.

In November 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832) — Disclosures by Business Entities about Government Assistance (“ASU 2021-10”). It requires issuers to make annual disclosures about government assistance, including the nature of the transaction, the related accounting policy, the financial statement line items affected and the amounts applicable to each financial statement line item, as well as any significant terms and conditions, including commitments and contingencies. The amendments in ASU 2021-10 are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021. The Company adopted the standard for the year ended December 31, 2022 and the adoption of this standard did not have a material impact on its consolidated financial statements.

In August 2020, the Financial Accounting Standards Board (“FASB”) issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”), which eliminates two of the three models in ASC 470-20 that require separate accounting for embedded conversion features and eliminates some of the conditions for equity classification in ASC 815-40 for contracts in an entity’s own equity. The guidance also requires entities to use the if-converted method for all convertible instruments in the diluted earnings per share calculation and generally requires them to include the effect of share settlement for instruments that may be settled in cash or shares. The Company adopted this standard on January 1, 2022, and such adoption did not impact on the consolidated financial statements.

In June 2016, the FASB amended ASU 2016-13, Financial Instruments — Credit Losses (ASC 326), Measurement of Credit Losses on Financial Instruments. ASU 2016-13 was further amended in November 2019 by ASU 2019-09, Financial Instruments — Credit Losses (ASC 326), Derivatives and Hedging (ASC 815), and Leases (ASC 842). As a result, ASC 326, Financial Instruments — Credit Losses is effective for public companies for annual reporting periods, and interim periods within those years beginning after December 15, 2019. For all other entities, it is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted this standard on January 1, 2023, and such adoption did not have a material impact on our financial statements.

In October 2021, the FASB issued ASU 2021-08 Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires contract assets and contract liabilities acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, Revenue from Contracts with Customers. The guidance will result in the acquirer recognizing contract assets and contract liabilities at the same amounts recorded by the acquiree. The guidance is applied prospectively to acquisitions occurring on or after the effective date. The guidance is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted, including in interim periods, for any financial statements that have not yet been issued. The Company adopted this standard on January 1, 2023, and such adoption did not have a material impact on our financial statements.

Non-GAAP Financial Measure

We use adjusted net loss, non-GAAP financial measures, in evaluating our operating results and for financial and operational decision-making purposes. Adjusted net loss represents net loss excluding changes in income tax expense, interest expenses, interest income, foreign currency exchange (gain)/loss, net, impairment loss for equity investments accounted for using measurement alternative, gain from deconsolidation of VIEs, other income, other expenses, net, changes in fair value of financial instruments, depreciation and amortization, share-based compensation, allowance for other current assets and allowance of accounts receivable.

We believe that the adjusted net loss help identify underly trends in our business that could otherwise be distorted by the effect of certain expenses that we are included in net loss. We believe that adjusted net loss provides useful information about our operating results, enhance the overall understanding of our past performance and future prospect and allow for greater visibility with respect to key metrics used by our management uses in its financial and operational decision making.

	For the year ended December 31,			For the three months ended March 31,
	2021	2022	2022	2022	2023	2023
	RMB	RMB	US$	RMB	RMB	US$
Net loss	(458,683,434)	(122,248,608)	(17,800,778)	(29,567,753)	(1,012,923)	(147,493)
Add:
Income tax expense	816,868	3,115,753	453,689	(406,153)	829,764	120,823
Interest expenses	22,842,091	30,826,950	4,488,752	17,971,034	3,717,723	541,342
Interest income	(9,783)	(465,162)	(67,733)	(100,967)	(589,469)	(85,833)
Foreign currency exchange (gain)/loss, net	147,413	(671,007)	(97,706)	(176,238)	(163,486)	(23,805)
Impairment loss for equity investments accounted for using measurement alternative	—	22,705,285	3,306,146	—	—	—
Gain from deconsolidation of VIEs	—	(13,543,650)	(1,972,108)	—	—	—
Other income	(5,581,534)	(1,599,746)	(232,941)	(999,957)	(30,244)	(4,404)
Other expenses, net	266,083,985	—	—	—	—	—
Changes in fair value of financial instruments	60,764,404	1,875,889	273,151	—	(12,572,815)	(1,830,744)
Depreciation and amortization	5,110,730	3,544,322	516,093	1,055,564	709,442	103,303
Share-based compensation	—	38,993,201	5,677,850	—	1,560,833	227,275
Allowance for other current assets		4,262,335	620,644	—	27,500	4,004
Allowance of accounts receivable	4,324,627	5,334,098	776,705	536,920	563,398	82,037
Adjusted net loss	(104,184,633)	(27,870,340)	(4,058,236)	(11,687,550)	(6,960,277)	(1,013,495)

Liquidity and Capital Resources

Cash Flows and Working Capital

Our sources of liquidity are primarily from the cash earned from operating activities and cash by financing activities. Financial instruments that potentially subject us to significant concentrations of credit risk are cash and cash equivalents. Our cash and cash equivalents consist of cash on-hand and demand deposits placed with banks or other financial institutions which are unrestricted as to withdrawal and use and have original maturities less than three months.

As of December 31, 2022 and March 31, 2023, RMB26.8 million and RMB18.1 million (US$2.6 million), respectively was deposited with financial institutions located in the PRC and Hong Kong.

A majority of our expense transactions are denominated in RMB and a significant portion of our (and our subsidiaries) assets and liabilities (including the VIEs) are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the PBOC. Remittances in currencies other than RMB by us in China must be processed through the PBOC or other PRC foreign exchange regulatory bodies which require certain supporting documentation in order to effect the remittance.

The financial institutions that we use include Bank of China, Industrial and Commercial Bank of China and Agriculture Bank of China, which are Listed Banks in PRC capital markets. In China, banks are endorsed by the government. While we believe that these financial institutions are of high credit quality, we continue to monitor their credit worthiness.

We actively manage our cash conversion cycle to improve working capital, and our cash conversion cycle has increased from 12.43 days for the year ended December 31, 2022 to 22.73 days for the three months ended March 31, 2023. This was mainly a result of the change in sales mix from online sales to offline sales resulting in a longer cash conversion cycle. Days sales outstanding increased from 39.1 days for the year ended December 31, 2022 to 50.37 days for the three months ended March 31, 2023 and net inventory turnover days decreased from 21.15 days for the year ended December 31, 2022 to 15.88 days for the three months ended March 31, 2023. Also, there is a decrease in net days payables outstanding of 47.82 days to 43.52 days from the year ended December 31, 2022 to the three months ended March 31, 2023.

We intend to finance our future working capital requirements and capital expenditures from cash generated from operating activities and funds raised from financing activities. We believe that our current cash and cash equivalents, together with our cash generated from operating activities and new financing activities, will be sufficient to meet our present and anticipated working capital requirements and capital expenditures. However, we may decide to enhance our liquidity position or increase our cash reserve for future investments or operations through additional capital and finance funding. Issuance of additional equity securities, including convertible debt securities, would dilute our earnings per share. The incurrence of debt would divert cash for working capital and capital expenditures to service debt obligations and could result in operating and financial covenants that restrict our operations and our ability to pay dividends to our shareholders.

We also utilise short-term and long-term banking facilities to fund our listing expenses, and to manage our working capital requirements. Short-term banking facilities are mainly drawn from financial institutions such as Hang Seng Bank (“HSB”) and Hong Kong and Shanghai Banking Corporation (“HSBC”), while we utilise long-term banking facilities from Bank of China (“BOC”) and Industrial and Commercial Bank of China (“ICBC”). As at March 31, 2023, short-term bank loans amount to RMB58.3 million (US$8.5 million), current portion of long-term bank loans amount to RMB1.4 million (US$0.2 million), and long-term bank loans amount to RMB1.5 million (US$0.2 million). As at December 31, 2022, short-term bank loans amount to RMB54.8 million (US$8.0 million), current portion of long-term bank loans amount to RMB2.0 million (US$0.3 million), and long-term bank loans amount to RMB1.7 million (US$0.2 million).

Significant short-term bank borrowings

In March 2023, the Company entered into a one-year loan agreement with Bank of Beijing for general working capital purposes, with total principal amount of RMB6,000,000 bearing an interest rate of 3.65% per annum. This facility was guaranteed by Ms. Norma Ka Yin Chu and a subsidiary of the Company. As of March 31, 2023, the outstanding amount was RMB6,000,000.

In July 2022, the Company entered into a one-year loan agreement with China Citic Bank (“CNCB”) for general working capital purposes, with total principal amount of RMB8,000,000 bearing an interest rate of 4.35% per annum. This facility was guaranteed by Ms. Wang Xiaoxiao. As of December 31, 2022 and March 31, 2023, the outstanding amount was RMB8,000,000 and fully repaid in July.

In September 2021, the Company entered into a banking facility with HSB. The facility includes one revolving loan facility with the facility amount of US$5.0 million or its equivalent in HK$ (equivalent to RMB32,280,200) to finance/refinance the Company’s listing expenses (RLN1). US$5,000,000 was drawn down under RLN1 in November 2021, bearing an interest rate of 4.25%, repayable within 6 months from the first date of draw down. In 2023, HSB agreed further rollover until September 2023 with the same interest rate.

In November 2021, the Company entered into a banking facility with HSBC for a US$2,000,000 loan, to finance the Company’s listing expenses. US$2,000,000 (equivalent to RMB12,727,400) was drawn down by December 31, 2021, repayable in 11 equal installments commencing 1 month after drawdown, bearing an interest rate of 3.6075% per annum. As of December 31, 2022 and March 31, 2023, the outstanding loan amounted to US$335,260 (equivalent to RMB2,303,985), as HSBC subsequently agreed rollover of the outstanding balance of US$166,674 due until May 2023 and the remaining US$168,586 repayable until June 2023, bearing an interest rate of LIBOR+3.5%. The unused credit limit under this facility was US$4.0 million as of December 31, 2022 and March 31, 2023, respectively. The outstanding balance was repaid in July.

The weighted average interest rate for short-term borrowings as of December 31, 2022 and March 31, 2023 were approximately 5.3% and 4.1%, respectively.

Significant long-term bank borrowings

In September 2020, the Company entered into a three-year term facility with BOC, which allows the Company to draw borrowings up to HK$4.0 million for general working capital purposes. HK$4.0 million (equivalent to RMB3,362,716 as of December 31, 2020) was drawn from this facility in 2020, at an interest rate of 2.75% per annum, and the outstanding principal and interest accrued thereon of this facility shall be repaid by 24 equal monthly instalments, commencing 13 months after the drawdown date. As of December 31, 2022 and March 31, 2023, the remaining outstanding long-term bank borrowings and interest balance repayable amounted to HK$1,693,841 (equivalent to RMB1,513,057) and HK$1,021,806 (equivalent to RMB891,588) was all classified as “current portion of long-term bank borrowings” on the unaudited condensed consolidated balance sheets.

In June 2021, the Company entered into an eight-year term facility with BOC, which allows the Company to draw borrowings up to HK$2.0 million for general working capital purposes. HK$2.0 million (equivalent to RMB1,635,200 as of December 31, 2021) was drawn from this facility in June 2021, at an interest rate of 2.75% per annum, and the outstanding principal and interest accrued thereon of this facility shall be repaid by 84 equal monthly instalments, commencing 13 months after the drawdown date. As of December 31, 2022, the outstanding long-term bank borrowings balance repayable within the next twelve months amount of HK$265,757 (equivalent to RMB237,392) was classified as “current portion of long-term bank borrowings” on the consolidated balance sheets, the remaining outstanding long-term bank borrowings balance was HK$1,626,298 (equivalent to RMB1,452,724). As of March 31, 2023, the outstanding long-term bank borrowings balance repayable within the next twelve months amount of HK$286,911 (equivalent to RMB251,500) was classified as “current portion of long-term bank borrowings” on the unaudited condensed consolidated balance sheets, the remaining outstanding long-term bank borrowings balance was HK$1,518,783 (equivalent to RMB1,329,544).

The aggregate maturities of the above long-term bank borrowings for each year subsequent to March 31, 2023 are as follows:

For the Year Ending December 31,	RMB
2023	1,273,018
2024	462,807
2025	251,363
2026	258,363
2027	265,558
2028 and thereafter	382,407

As a holding company with no material operations of its own, DDC Cayman conducts our operations through our operating subsidiaries established in Hong Kong and mainland China, as well as through VIE arrangements with various Chinese entities and individuals. During the two years ended December 31, 2021 and 2022, we had conducted part of our operations in China through contractual arrangements with the Weishi and City Modern VIEs. Through such contractual arrangements, we, through our indirect wholly-owned PRC subsidiary SH DDC, control and receive the economic benefits of the Weishi and City Modern VIEs without owning any direct equity interest in them. As of April 2022, such contractual arrangements with the Weishi and City Modern VIEs have been terminated. However, as at the date of this prospectus, we still have contractual agreements with Chongqing Mengwei Technology Co., Ltd., Liao Xuefeng, Chongqing Changshou District Weibang Network Co., Ltd., Chongqing Yizhichan Snack Food Electronic Commerce Service Department and Chongqing Ningqi E-commerce Co. Ltd. to enable us to have the ability to control a number of online stores purchased from them since the titles of such online stores cannot be transferred to us due to the limitations from the policies of certain online platforms. We are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries in China through capital contributions or loans, subject to the approval of government authorities and limits on the amount of capital contributions and loans.

The following table presents the summary of our consolidated cash flows data.

	For the Year Ended December 31,			For the Three Months Ended March 31,
	2021	2022	2022	2022	2023	2023
	RMB	RMB	USD	RMB	RMB	USD
Net cash used in operating activities	(91,425,290)	(37,083,065)	(5,399,713)	(9,129,624)	(12,017,703)	(1,749,911)
Net cash used in investing activities	(8,357,262)	(444,627)	(64,743)	89,033	(1,773,222)	(258,201)
Net cash provided by financing activities	115,757,055	51,352,149	7,477,453	689,271	5,736,372	835,281
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	2,652,471	5,829,672	848,865	(236,440)	(1,553,446)	(226,202)
Net increase in cash, cash equivalents and restricted cash	18,626,974	19,654,129	2,861,862	(8,587,760)	(9,607,999)	(1,399,033)
Cash, cash equivalents and restricted cash at the beginning of the year	58,623,527	77,250,501	11,248,544	77,250,501	96,904,630	14,110,407
Cash, cash equivalents and restricted cash at the end of the year	77,250,501	96,904,630	14,110,406	68,662,741	87,296,631	12,711,374

Operating Activities

Net cash used in operating activities consisted primarily of our net loss adjusted by non-cash adjustments, such as depreciation and amortization, and adjusted by changes in operating assets and liabilities, such as accounts receivable and account payable.

Net cash used in operating activities was RMB91.4 million for the year ended December 31, 2021. The difference between the net cash used in operating activities and net loss of RMB458.7 million was primarily attributable to non-cash adjustment related to depreciation and amortization of RMB5.1 million, allowance of accounts receivable of RMB4.3 million, extinguishment losses of RMB229.6 million, changes in fair value of financial instruments of RMB60.8 million, expenses for excess of fair value of instruments issued to an investor over proceeds received of RMB36.5 million, a increase in inventories of RMB5.8 million, a increase in prepayments and other current assets of RMB4.4 million, and increase in accrued expenses and other current liabilities of RMB25.7 million.

Net cash used in operating activities was RMB37.1 million (US$5.4 million) for the year ended December 31, 2022. The difference between the net cash used in operating activities and net loss of RMB122.2 million (US$17.8 million) was primarily attributable to non-cash adjustment related to depreciation and amortization of RMB3.5 million (US$0.5 million), allowance of accounts receivable of RMB5.3 million (US$0.8 million), impairment loss for other equity investments accounted for using Measurement Alternative of RMB22.7 million (US$3.3 million), changes in fair value of financial instruments of RMB1.9 million (US$0.3 million), share-based compensation of RMB39.0 million (US$5.7 million), accretion of interest expenses on loans at amortized cost of RMB18.8 million (US$2.7 million), allowance for other current assets of RMB4.3 million (US$0.6 million), changes in assets and liabilities, net of effects from business combination and deconsolidation of VIEs of RMB4.3 million (US$0.6 million), a decrease in gain from deconsolidation of VIEs of RMB13.5 million (US$2.0 million), a decrease in unrealized foreign currency exchange loss/(gain), net of RMB0.7 million (US$0.1 million), and a decrease in deferred tax benefit of RMB0.6 million (US$0.1 million).

Net cash used in operating activities was RMB9.1 million for the three months ended March 31, 2022. The difference between the net cash used in operating activities and net loss of RMB29.6 million was primarily attributable to non-cash adjustment related to accretion of interest expenses on loans at amortized cost of RMB16 million, depreciation and amortization of RMB1.1 million, allowance of accounts receivable of RMB0.5 million, an increase in accounts receivable of RMB1.5 million, a decrease in inventories of RMB3.3 million, a decrease in prepayments and other current assets of RMB2.5 million, an increase in accounts payable of RMB1.3 million, an decrease in accrued expenses and other current liabilities of RMB2.0 million, and decrease in contract liabilities of RMB0.6 million.

Net cash used in operating activities was RMB12.0 million (US$1.7 million) for the three months ended March 31, 2023. The difference between the net cash used in operating activities and net loss of RMB1.0 million (US$0.1 million) was primarily attributable to non-cash adjustment related to depreciation and amortization of RMB0.7 million (US$0.1 million), allowance of accounts receivable of RMB0.6 million (US$0.08 million), changes in fair value of financial instruments of RMB12.6 million (US$1.8 million), share-based compensation of RMB1.6 million (US$0.2 million), a decrease in accounts receivable of RMB5.7 million (US$0.8 million), a decrease in inventories of RMB1.0 million (US$0.1 million), a decrease in prepayments and other current assets of RMB7.4 million (US$1.1 million), increase in other non-current assets of RMB9.4 million (US$1.4 million), and an decrease in accounts payable of RMB3.4 million (US$0.5 million).

Investing Activities

Net cash used in investing activities was primarily due to (a) purchases of property and equipment such as electronic equipment; (b) long-term investment, and (c) loan to a supplier.

Net cash used in investing activities was RMB8.4 million (US$1.3 million) for the year ended December 31, 2021, primarily due to payment of consideration payable of RMB13.2 million (US$2.1 million), acquisition of short-term investments and deposit for investment of RMB69.0 million (US$10.8 million) and offsetting the proceeds from disposal of short-term investment of RMB63.6 million (US$10.0 million), collection of an interest free loan from a supplier of RMB10.0 million (US$1.6 million) for the year ended December 31, 2021.

Net cash used in investing activities was RMB0.4 million (USD0.1 million) for the year ended December 31, 2022, primarily due to a RMB2.0 million (USD0.3 million) payment for acquisition considerations, RMB0.35 million (USD0.1 million) cash paid for acquiring a long term investment, and RMB2.2 million (USD0.3 million) of cash acquired from business combinations.

Net cash used in investing activities was RMB0.1 million for the three months ended March 31, 2022, primarily due to purchase of property and equipment of RMB0.1 million and cash acquired in business combinations of RMB0.2 million.

Net cash used in investing activities was RMB1.8 million (US$0.3 million) for the three months ended March 31, 2023, payment of consideration payable resulted from acquisition of Lishang of RMB1 million (US$0.1 million).

Financing Activities

Net cash provided in financing activities was RMB115.8 million (US$16.9 million) for the year ended December 31, 2021, primarily due to the proceeds issuance of Series C-1 redeemable convertible preferred shares of RMB81.7 million (US$12.8 million), issuance of convertible notes of RMB14.5 million (US$2.3 million), net proceeds of shareholders’ loans of RMB13.3 million (US$2.1 million), net proceeds of related parties’ loans of RMB4.6 million (US$0.7 million), and net proceeds of bank borrowings RMB2.6 million (US$0.4 million).

Net cash provided in financing activities was RMB51.3 million (US$7.5 million) for the year ended December 31, 2022, primarily due to the proceeds from issuance of convertible notes of RMB17.4 million (US$2.5 million), net proceeds of shareholders’ loans of RMB13.9 million (US$2.0 million), net proceeds of related parties’ loans of RMB11.0 million (US$1.6 million), net proceeds of loans from employees and individuals of RMB7.7 million (US$1.1 million) and net proceeds of bank borrowings RMB2.0 million (US$0.3 million).

Net cash provided in financing activities was RMB0.7 million for the three months ended March 31, 2022, primarily due to the issuance of convertible notes of RMB3.2 million, proceeds from related parties’ loans of RMB1.6 million, and repayment of short-term bank borrowings RMB3.8 million.

Net cash provided in financing activities was RMB5.7 million (US$0.8 million) for the three months ended March 31, 2023, primarily due to the net proceeds from short-term bank borrowings of RMB3.2 million (US$0.5 million), net proceeds from loans from employees and individuals of RMB4.2 million (US$0.6 million).

Capital Expenditures

For the years ended December 31, 2021 and 2022, cash used in the purchase of property and equipment amounted to RMB0.2 million and RMB0.2 million (US$0.03 million), respectively.

For the three months ended March 31, 2022 and 2023, cash used in the purchase of property and equipment amounted to RMB0.06 million and RMB0.1 million (US$0.02 million), respectively.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our combined and consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.

Contractual Obligations

The following table sets forth our contractual obligations as of March 31, 2023:

	Payment Due by Period
Contractual Obligations	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
	(in RMB)
Operating Lease Obligations	8,304,437	1,865,236	3,650,011	1,050,322	1,738,868
Long-term bank borrowings	2,893,516	1,273,018	714,170	523,921	382,407
Total	11,197,953	3,138,254	4,364,181	1,574,243	2,121,275

The amount represents contractual lease obligations entered into by the Group which will be due within the next 3 years and long-term bank borrowings entered by the group due within the next 5 years.

Internal Control Over Financial Reporting

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which we address our internal control over financial reporting. We and our independent registered public accounting firm identified one material weakness in our internal control over financial reporting as of December 31, 2022. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness that has been identified relates to our lack of sufficient financial reporting and accounting personnel with appropriate understanding of accounting principles generally accepted in the United States of America (“U.S. GAAP”) and financial reporting requirements set forth by the Securities and Exchange Commission (“SEC”) to formalize, design, implement and operate key controls over financial reporting process to address complex U.S. GAAP accounting issues and related disclosures, in accordance with U.S. GAAP and SEC financial reporting requirements. We are in the process of implementing a number of measures to address the material weakness identified, including: (1) hiring additional accounting and financial reporting personnel with U.S. GAAP and SEC financial reporting experience, (2) expanding the capabilities of existing accounting and financial reporting personnel through continuous training and education in the accounting and financial reporting requirements under U.S. GAAP, and SEC rules and regulations, (3) establishing clear roles and responsibilities to develop and implement formal comprehensive financial period-end closing policies and procedures to ensure all transactions are properly recorded and disclosed, and (4) establishing effective monitoring and oversight controls for non-recurring and complex transactions to ensure the accuracy and completeness of our consolidated financial statements and related disclosures. We are in the process of sourcing for additional personnel suitable for the role, but we do not expect a material cash requirement to arise from the remediation efforts.

The process of designing and implementing an effective financial reporting system is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a financial reporting system that is adequate to satisfy our reporting obligation. See “Risk Factors — Risks Related to Our Securities — We have identified one material weakness in our internal control over financial reporting. If our remediation of the material weakness is not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely consolidated financial statements could be impaired, investors may lose confidence in our financial reporting and the trading price of our Class A ordinary shares may decline.”

Quantitative and Qualitative Disclosure about Market

Risk Interest Rate Risk

Our exposure to interest rate risk primarily relates to the interest income generated by excess cash, which is mostly held in interest bearing bank deposits. We have not used derivative financial instruments to manage our interest risk exposure. Interest earning instruments carry a degree of interest rate risk. We have not been exposed to nor do we anticipate that we will be exposed to, material risks due to changes in market interest rates.

Credit Risk

Financial instruments that potentially subject us to significant concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, other receivables included in prepaid expenses, other current assets, and amounts due from related parties. As of December 31, 2022 and March 31, 2023, RMB26.8 million RMB18.1 million (US$2.6 million), respectively, were deposited with major financial institutions located in the PRC and Hong Kong. Management believes that these financial institutions are of high credit quality and continually monitor the credit worthiness of these financial institutions. Historically, deposits in Chinese banks are secure due to the state policy on protecting depositors’ interests.

For the credit risk related to accounts receivable, we perform ongoing credit evaluations of customers. we establish an allowance for doubtful accounts based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts were immaterial for all periods presented.

Foreign Exchange Risk

Substantially all of our businesses are transacted in RMB, which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People’s Bank of China. However, the unification of the exchange rates does not imply the convertibility of RMB into USD or other foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

New Acquisitions

M&A is part of the company’s growth strategy. In 2022 and 2023, the company completed several acquisitions which marked the beginning of its multi-brand strategy. A multi-brand strategy puts the company is a good position to serve a wider spectrum of consumers across different pricing segmentations. It also allows the company to provide a wider and more representative range of Aisan Food products to global customers. The company’s M&A strategy focuses on acquisition complimentary brands in the Asian Food category and also targets that can expand and strengthen the company’s sales network globally.

On February 1, 2022, the Company, through its wholly owned subsidiary, entered into a purchase agreement with Mr. LIN Kai Hang, Mr. SIO Leng Kit and Mr. Tang Wai Cheung, to acquire 51% shares of Lin’s Group Limited (“Lin’s Group”). Lin’s Group have its own brand “Deliverz” and principally engaged in manufacturing and distribution of RTC products with its major online sales channel. This was an upstream integration where Lin’s Group is the major supplier of RTC meal kits for the company’s Hong Kong operations. This acquisition allows the company to optimize cost structure for the RTC meal kits in the Hong Kong market. It also enables the company to expand its product offerings with its own production facility.

On May 1, 2022, the Company, through its wholly owned subsidiary, entered into a purchase agreement with Mr. Gao Xiaomin, Mr. Zhang Yi and Ms Chen Di, to acquire 51% shares of Shanghai Lishang Trading Ltd, (“Lishang”). Lishang is principally engaged in distribution of private label products. This acquisition was completed during the nation-wide lock down when the company expedited its strategy to diversify revenue streams and improve overall margin structure. Lishang has strong sales channel access into the corporate gifting channel which carries higher margin compared to the company’s existing e-commerce and offline distribution channels. By acquiring Lishang, the company now has healthier gross margins as well as access to sales and distribution partnerships with global FMCG brands such as Pepsi Co (Lays brand.) These partnerships in turn can help the company secure better traffic and overall sales conversion on social commerce platforms to drive higher sales for its own branded product business.

On July 1, 2021, SH DDC entered into a purchase agreement with Fujian Yujiaweng Food Co., Ltd. (“Yujiaweng”), Mr. Zheng Dongfang and Ms. Han Min, acquire 60% interests of Yujiaweng’s product sales business, primarily including distribution contracts, the sales and marketing team, procurement team and other supporting function personnel (“the YJW Target Assets”); and a purchase agreement with Keke (Fujian) Food Co., Ltd.(“Keke”), Mr. Zheng Dongfang and Mr. Xu Fuyi, to acquire a 60% interest in KeKe’s product sales business, primarily including distribution contracts, the sales and marketing team, procurement team and other supporting function personnel (“the KeKe Target Assets”).

On June 17, 2022, SH DDC and Mr. Zheng Dongfang set up QZ DDC to transfer the YJW Target Assets and Keke Target Assets. On the same day, SH DDC has obtained control over the Target Assets, and the results were consolidated into the Group. Whereas before the completion of the transferring of the target assets, SH DDC would have the right to receive 60% of the net profits generated by the target business and participate in the management.

On April 1, 2023, SH DDC and the Company entered into a purchase agreement with Mr. Zhang Yi, Ms. Shen Zhouzhou and Ms. Chen Di, to acquire 51% equity interest of Shanghai Yuli Development Limited (“Yuli”) for cash of RMB4.1 million. In addition, the Company will issue share options of DDC equivalent to a value of approximately RMB24.5 million. The number of share options is subject to adjustments, based on certain performance targets to be achieved during the performance period. Yuli is principally engaged in sales of RTC and RTE product giftboxes. The acquisition of Yuli is expected to give the Company access to a wide range of new offline enterprise customers. As of 30 June 2023, the Company has completed the transaction.

On April 30, 2023, SH DDC entered into a purchase agreement with four entities controlled by Mr. Liao Xuefeng, (together as “the Sellers”) to acquire 100% interest in four online stores on Pinduoduo platform (“collectively referred to as PDD Stores”), for cash of approximately RMB402,755, subject to adjustments during the subsequent performance periods. PDD Stores are principally engaged in online sales of self-heated hotpots. This acquisition enables the Company to expand its custom traffic through a wide range of online channels and broadens the source of income of the Company. As of 30 June 2023, the Company has completed the transaction.

On May 26, 2023, the Company entered into a purchase agreement with Ms. Nona Lim and other selling shareholders to acquire 100% interest in Cook San Francisco, LLC., for cash of US$1,977,516, and shares of DDC equivalent to a value of approximately US$1,318,374. Cook San Francisco, LLC. operates the brand “Nona Lim”, an Asian food brand sells RTC product based in USA. This acquisition enables the Company to expand its customer base into the US market. As of 30 June 2023, the Company has signed the transaction documents, and is in the process of obtaining control of Cook San Francisco, LLC, which is expected to be completed in Q3 2023.

The Company is currently evaluating the accounting of the acquisitions, including the disclosure of the major classes of assets acquired and liabilities assumed.

Unaudited Pro Forma Financial Information:

The following unaudited pro forma financial information presents the total revenue and net loss of the Company in the aggregate assuming the three acquisitions in 2023 occurred at the beginning of January 1, 2022.

	For the Three Months Ended March 31,
	2022	2023
	RMB	RMB
Revenues	81,544,174	68,923,252
Net loss	(28,865,370)	(1,000,743)

The following unaudited pro forma financial information presents the total revenue and net loss of the Company in the aggregate assuming the four acquisitions in 2022 occurred at the beginning of January 1, 2021.

	For the Year Ended December 31,
	2021	2022
	RMB	RMB
Revenues	363,164,591	231,912,739
Net loss	(455,380,704)	(121,922,472)

The unaudited pro forma financial information is supplemental information only and is not necessarily indicative of the Company’s consolidated results of operations actually would have been had the acquisition been completed on January 1, 2021. In addition, the unaudited pro forma financial information does not attempt to project the future consolidated results of operations of the Company after the acquisition.

INDUSTRY OVERVIEW

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. Unless otherwise indicated, all information and data provided in the section is cited from the industry report issued by Frost & Sullivan. Although we believe the data and information included in the Frost & Sullivan report to be reliable, we have not independently verified the accuracy or completeness of the information and data included therein. This section also includes projections based on a number of assumptions. The RTC and plant-based products industries may not grow at the rate projected by market data, or at all. Failure of these markets to grow at the projected rate may have a material and adverse effect on our business and the market price of the Class A Ordinary Shares.

China’s rapid economic growth and urbanization has resulted in (i) an increase in per capita annual disposable income and (ii) a shift in consumption patterns and behavior across multiple spend categories. According to an independent report published by Frost & Sullivan in 2022, China’s per capita annual disposable income of urban residents increased by 6.8% YoY from RMB36,400 (US$5,384)1 in 2017 to RM47,400 (US$7,013) in 2021. Per capita annual disposable income is projected to grow by 6.1% YoY to RMB63,700 (US$9,418) in 2026. Consumer confidence in China also continues to improve. According to the same report, per capita annual expenditures increased by 5.5% YoY from RMB24,400 (US$3,616) in 2017 to RMB30,300 (US$4,483) in 2021. China’s per capita annual expenditures are expected to continue to grow, at 4.3% YoY to RMB37,500 (US$5,541) by 2026. In terms of spend categories, food, tobacco, and alcohol is expected to remain the largest category, constituting over 23% of total annualized spending during the forecast period (2022-2026).

China’s infrastructure investments will also serve to further democratize access to products and services. This is best illustrated by improving internet and mobile subscriber penetration rates. According to the same Frost & Sullivan report, the total number of internet users in China increased from 772.0 million in 2017 (or 55.5% penetration rate) to 1,032.0 million in 2021 (or 73.1% penetration rate). Internet penetration is expected to grow by 3.6% YoY and reach 86.3% (or 1.2 billion) by 2026. During the same time period, the number of mobile internet user increased from 752.7 million (or 97.5% penetration) in 2017 to 1,028.7 million (or 99.7% penetration rate) in 2021 and is expected to grow by 3.7 % YoY and reach 99.9% (or 1.2 billion) by 2026.

Increased disposable income, a willingness, and an interest to spend, favorable domestic social and economic reforms promoting a healthier lifestyle, life-choices, a shift in consumer preferences to convenience without compromising on quality and/or nutritional value coupled with improvements in China’s physical and technological infrastructure will continue to create tailwinds for the food industry. We are well placed to benefit from these favorable market conditions now and going forward.

Ready-to-Cook (RTC)

Note: the revenues generated from RTH products have been incorporated in the market

Source: Frost & Sullivan

____________

1        RMB-to-USD FX spot-rate conversion of 0.15 (as of September 23, 2021)

According to an independent report published by Frost & Sullivan in 2022, the China RTC market grew from RMB94.3 billion (US$13.9 billion) in 2017 to approximately RMB254.8 billion (US$37.7 billion) in 2021, at a Compound Annual Growth Rate (“CAGR”) (2017 – 2021) of 28.2%. As the China RTC market is expected to benefit from a shift in customer taste and preferences to convenient cooking and meal options, the RTC market is expected to grow to RMB564.5 billion (US$83.5 billion) by 2026, a CAGR (2021 – 2026) of 17.2%.

Source: Frost & Sullivan

The frozen ready-to-cook (“FRTC”) sub-category has historically contributed more than 55% of total RTC revenue. It is expected to contribute an outsized portion of the future revenue during the forecast period. Of the three sub-categories, Chilled Ready-to-Cook (“CRTC”) has grown the fastest with a CAGR (2017 – 2021) of 30.9%. The CRTC category is expected to continue to experience double-digit growth, CAGR (2021 – 2026) of 18.6% during the forecast period. Total revenue for CRTC is expected to increase from RMB15.5 billion (US$2.3 billion) in 2021 to RMB36.3 billion (US$5.4 billion) by 2026.

The significant growth in the FRTC and CRTC sub-categories is attributable to a shift in consumer preferences and behavior from cooking a meal from scratch to meals at the intersection of short preparation time, convenience and perceived to be relatively more healthy (fewer preservatives etc.) when compared to the shelf-stable options.

Source: Frost & Sullivan

The other sub-category, Shelf Stable Ready-to-Cook (“SSRTC”) is also expected to experience double-digit growth, CAGR (2021 – 2026) of 17.8% during the forecast period. Total revenue for SSRTC is expected to increase from RMB93.0 billion (US$13.8 billion) in 2021 to RMB211.2 billion (US$31.2 billion) by 2026.

Both traditional and emerging consumer brands operate within SSRTC two sub-categories. Both types of companies are expected to experience double-digit growth, 12.1% and 26.0% respectively during the forecast period. This is primarily due to broader RTC industry tailwinds and the shift in customer preference to meal options that are convenient. As a leader in the emerging brand category with agile product R&D capabilities and proven product and go-to-market execution capabilities, we are well placed to benefit from the expected growth in demand.

With (i) the proliferation of food delivery service options, (ii) a shift in customer preference and behavior away from home-cooked to convenience, and (iii) an increase in GDP per capita/overall disposable income (both in our target demographic and in-general) the demand for RTC/RTH products has increased significantly. Customers have also become more discerning and expect RTC/RTH products to be of a high quality, have a higher nutritional value, and taste better when compared with other processed or semi-processed food product categories. Typically, RTC meals are made using high-quality and seasonal ingredients with full traceability at every stage of the food chain and a focus on nutritional value and maintaining a balanced diet is factored into the recipe and product R&D process.

COVID-19 has accelerated the shift to e-commerce and the need to develop and professionalize China’s cold chain transport infrastructure. The logistics industry is benefiting from the proliferation of professional third-party logistics service providers as well as improvements in preservation/storage, information logistics, analysis, and distribution technology. As a result of improvements in logistical infrastructure and the scale of the distribution network, the RTC industry has been able to expand its geographical reach, improve product delivery efficiency, and guarantee food safety and maintain quality over larger distances.

Plant-based products

Plant-based meal products are meal products consisting largely or solely of vegetables, fruits, grains and other foods derived from plant-based protein, rather than animal protein. Plant-based products are a nascent FMCG category in China. Some Chinese brands have recently emerged as strong competitors to the more international incumbents. Younger individuals are the target demographic of companies offering plant-based substitutes/alternatives. Many new brands have been able to penetrate the younger customer segment by adopting an omnichannel strategy and by offering good quality, varied product offerings at a reasonable price-point.

According to Frost & Sullivan, plant-based products have experienced relatively fast growth in China, increasing from RMB2.8 billion (US$415.6 million) in 2018 to RMB5.1 billion (US$757.3 million) in 2021; a CAGR (2018 – 2021) of 22.1%. Demand for food products that are more environmentally friendly and viable alternatives to/substitutes for traditional protein sources is expected to increase. As a result, the market for plant-based products is expected to experience a CAGR (2021 – 2026) of 11.0%. Total revenue to projected to increase from RMB5.1 billion (US$757.3 million) to RMB8.6 billion (US$1.3 billion) during the forecast period.

Source: Frost & Sullivan

The technology and production supply-chain for plant-based products has improved markedly in the last few years to the point where plant-based and animal-based meat products are comparable from a taste, texture, and flavor standpoint. Leading plant-based meat companies e.g., Beyond Meat, Impossible Burgers etc., continue to spend heavily on R&D to accelerate product development and technological innovation within the space.

BUSINESS

Our Mission

Our mission is to inspire others to enjoy cooking as part of a quality lifestyle and culture. We are driven to improve lives by creating easy-to-cook, delicious, and healthy meal solutions. It is our vision to create fun experiences and inspirations in every kitchen.

Overview

We are a leading content driven (i.e. using content to reach and engage target customers) consumer brand offering easy, convenient ready-to-heat (“RTH”), ready-to-cook (“RTC”) and plant-based meal products (i.e. meal products consisting largely or solely of vegetables, fruits, grains and other foods derived from plant-based protein, rather than animal protein) while promoting healthier lifestyle choices to our predominately Millennial and Generation Z (“GenZ”) customer-base. We are also engaged in the provision of advertising services.

We were founded in Hong Kong in 2012 by Ms. Norma Ka Yin Chu, a highly regarded entrepreneur and a true cooking enthusiast, as an online platform which distributed food recipes and culinary content. Subsequently, we further expanded our business to provide advertising services to brands that wish to place advertisements on our platform or video content. In 2015, we entered the Mainland China market through the establishment of Shanghai DayDayCook Information Technology Co., Ltd (“SH DDC”) to engage in technology development of computer software, food circulation and advertising production in China. In 2017, we expanded our business from content creation to content commerce. Later in 2019, we extended our business to include the production and sale of, among others, own-branded RTH, RTC convenient meal solution products.

As of March 31, 2023, our main product categories include (i) own-branded RTH products — typically pre-or-semi-cooked meals with some but minimal preparation required ahead of serving, (ii) own-branded RTC products — ready to be consumed within 15 to 20 minutes with some additional cooking preparation, and (iii) plant-based meal products localized for the palate of a Chinese consumer, and (iv) private label products (i.e. third party branded food products).

Business Model

Our omni-channel (online and offline) sales, end-to-end (“E2E”) product development and distribution strategy, and data analytics capabilities enable us to successfully identify, assess, and pivot to cater to changing consumer preferences and trends across multiple customer segments and price-points. From a product distribution standpoint, we have created a network of direct-to-customer (“D2C”), retailer, and wholesaler sale options.

•        We leverage (i) large China-based e-commerce platforms e.g., Tmall, JD.com, Pinduoduo, (ii) leading livestreaming, video-sharing, content-marketing platforms e.g., ByteDance (TikTok and sister-app Douyin), Bilibili, Weibo, Little Red Book (小红书), Kuaishou etc., and (iii) online-merged-offline (OmO) group-buy platforms e.g., Meituan-Dianping to drive online sales. We would cooperate with third-party online distributors on these e-commerce platforms to promote and sell our products.

•        We have access to a network of offline point-of-sales (“POS”) through partnerships with (i) convenience stores e.g., 7/11, Lawson etc., (ii) multi-national retail corporations e.g., Carrefour, Hema etc., (iii) boutique supermarket chains e.g., Ole’, G-Super etc., and (iv) various corporate partnerships e.g., Towngas to distribute and sell our products.

As of March 31, 2023, we had 24.5 million paid customers. Around 69% of our followers on social media & video platforms are GenZ. 50% of customers are from the Eastern & Southern parts of China, and 86% are female. In particular, we believe that our products appeal to GenZ because (1) when compared to older age groups, GenZ generally do not want to spend a long time cooking at home and they value cost effective options like RTC, RTH and RTE meals due to the ease of cooking that RTC, RTH and RTE products provide; (2) we promote our products mainly through social media, the audience of which are mainly the GenZ population; (3) we mainly sell our products through e-commerce platforms, including livestreaming e-commerce, the customers demographics of which are dominated by GenZ; (4) plant-based diets have progressed from a food trend to a globally recognized lifestyle which GenZ is more willing to embrace. The average age of a viewer engaging with our products or marketplace is younger than 30 years old. From 2018 to March 2023, we have a content library with more than 247,874 minutes of in-house created content.

For the three months ended March 31, 2023, we recorded RMB43.0 million (or US$6.3 million) in total revenue compared to RMB36.9 million for the three months ended March 31, 2022, representing a 16.6% increase. Subsequent to March 31, 2023, we signed purchase agreements for three acquisitions. Assuming these three acquisitions had taken place on 1 January 2023, the unaudited pro forma revenue of the Company for the three months ended March 31, 2023 would be RMB68.9 million (or US$10.0 million).

For the year ended December 31, 2022, we recorded RMB179.6 million (or US$26.1 million) in total revenue. This drop in revenue was largely a result of negative impact from extended zero-covid policy in China which led to massive disruptions in the company’s e-commerce operations. In the face of this challenge, we completed four acquisitions in 2022 to speed up the diversification of revenue streams as well as aggressive improvement on overall cost structure. Equally important, our focus has been on improving the overall cost structure of the business when facing Covid and inflation challenges. As a result, for the year ended December 31, 2022, our gross profit margin increased to 24.5% versus 17.8% for the year ended December 31, 2021. Assuming these four acquisitions had taken place on 1 January 2022, the unaudited pro forma revenue of the Company for the year ended December 31, 2022 will be RMB231.9 million (or US$33.8 million).

Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations — New Acquisitions” for details.

OUR COMPETITIVE STRENGTHS

Leading Content Driven Consumer Brand in China that Possess Loyal Customer Base, and Clear Alignment with Consumer Trends

We are a leading content-driven lifestyle brand for young food lovers, especially GenZ customers in China. We believe that our RTH, RTC, RTE, and plant-based meal products portfolio aligns with broader Fast-Moving-Consumer-Goods trends and shifts in consumer behavior. Our products, brand, and mission resonate strongly with our GenZ customer base who seek high quality and nutritional food products that are sustainably and ethically sourced. As of March 31, 2023, more than 24.5 million consumers had purchased our products via one or more e-commerce platforms.

Track Record of Innovation

We allocated and will continue to allocate significant resources to product innovation for our RTC and RTE products. We typically launch new products on a quarterly basis. To position us as a leader in the convenient RTC and RTE categories, we partnered with PFI Foods in the third quarter of 2020, cooperated with Meta Meat in 2021, both companies being leading plant-based meat manufacturers in mainland China, to develop a line of plant-based food products. In 2023, we have also launched a partnership with Nestle China using their Harvest Gourmet brand of plant based meat to bring the first-ever ambient RTC products to market.

In addition, the company is building a library of new product concepts and recipes, ready for further development and testing. We believe that we excel at identifying ingredient combinations, and flavor profiles that appeal to the palate of young Asian consumers. Leveraging our innovation capabilities, our experience in the Chinese markets and our deep understanding of the palate of Asian consumers, we are confident that when executing our international market expansion plan, we can introduce new product innovation and develop food products that appeal to other Asian communities and potentially an even wider audience on the global stage.

Omni-Channel and Multi-Faceted Sales & Distribution Strategy

The company’s core distribution strategy is to balance the revenue mix of online sales and offline sales. By leveraging the power of e-commerce, we tap into the growing digital market while providing various meal solutions to our consumers all around in mainland China. Simultaneously, we maintain a strong presence in physical retail through distributors, ensuring accessibility and brand visibility. This balanced distribution strategy enables us to capture diverse customer segments, optimize sales channels, and mitigate risks associated with concentration on a single distribution channel. In 2022, due to the impact of Covid outbreak in mainland China, we have encountered difficulties in meeting our customers’ need online. As a result, about 60.9% of our revenue is contributing from offline sales for the year ended December 31, 2022. This trend continued, and for the three months ended March 31, 2023, 82.8% of our revenue is contributing from offline sales.

Our omni-channel (both offline and online) strategy spans (i) popular e-commerce channels e.g., Taobao and JD.com, (ii) social and content platforms e.g., TikTok, Kuaishou, Bilibili, and WeChat, and (iii) community group buying platforms e.g., Meituan-Dianping. From 2019 to March 2023, our online sales network included, among others, Tmall, JD.com, China Pinduoduo have attracted 107.18 million visitors and for the three months ended March 31, 2023, generated online consumer product sales of RMB7.3 million (US$1.1 million), and for the year ended December 31, 2022, we have generated online consumer product sales of RMB67.0 million (or US$9.8 million).

We will continue focus on bringing our customer best quality Asian meal solution, by implementing balanced distributing strategy. In 2023, the company’s forecasted online sales will account for 50% of total sales, while offline sales will account for the remaining half.

Customer Engagement Analytics, Customer Service, and Real-Time (“RT”) Feedback Capabilities

We analyze transaction data, collect customer feedbacks through one or more channels, and engage in customer engagement analytics. This helps to (i) streamline the product development lifecycle and reduce the risk of a customer-product mismatch, (ii) uncover new (sub) product categories and/or potential bundling and/or up and cross-sell opportunities within the existing product portfolio, (iii) strengthen our brand image, and (iv) improve customer “stickiness” by providing customers with a forum.

E2E Supply Chain Visibility, Agile Product Development and Go-to-Market (“GTM”) Capabilities

On average, we can deliver a new product to-market within 8 weeks. Our E2E supply chain visibility and strong product execution i.e., product concept, prototyping, product validation and recalibration, commercial manufacturing, product marketing and placement capabilities mean we can react almost real-time to changes in customer needs and preferences. As part of our more proactive new product development strategy, we leverage our deep industry and cross-disciplinary expertise to uncover potential market and product opportunities. We have an in-house content development team which focuses on building interest and demand pre product launch. They will keep abreast of latest market developments and identify latest potential trends and consumers interests. To promote our new products, we also collaborate with key opinion leaders (“KOLs” or “KOL”). We are well placed to continue to grow our market share and become the dominant player in the RTH, RTC, RTE, and plant-based meal products industry in mainland China.

Experienced Management Team, Board of Directors, and Advisory Network

We have an experienced management team. Members of our management team have significant experience across the FMCG, e-commerce, and IT services/technology, media, and telecommunications industries/sectors. More importantly, our management team comprises of a few selected individuals that offer strong understanding of the Chinese market as well as have extensive experiences in operating and expanding FMCG businesses in international markets.

In particular, our founder, Ms. Norma Ka Yin Chu, is a highly regarded entrepreneur and a true cooking enthusiast who has won numerous awards as visionary entrepreneur in the cooking and lifestyle community. She was named as China New Media Top 100 people in 2016, and one of CY Zone’s Most Notable Female Entrepreneurs for three consecutive years from 2017 to 2019. In 2020, she was awarded the Outstanding ICT Women Awards 2020: Women Entrepreneur Category, Harper’s Bazaar The Visionary Woman 2020 and JESSICA Most Successful Women Award 2020 — Digital Women. Prior to founding our group, Norma was the Head of Research of HSBC Private Bank in Hong Kong. Therefore, not only does Ms. Chu have rich experience in the cooking and food products industry, she also has extensive experience in private equity, which together enable her to lead our group’s drive to become a leader in the market.

We further augmented the management team with a Board of Directors and an advisory network with significant operator expertise and experience spanning PepsiCo, General Mills, Danone and Meitu.

Name	Previous Roles	Description
Chia Hung Yang Independent Director	Tuniu Corp., AirMedia, Dangdang Inc., and Goldman Sachs Group, Inc.

•   Mr. Yang has over 30 years of experience in capital market across the US & China, held C-level positions at several US-listed Chinese TMT companies

•   Former CFO of Tuniu, 51Talk, DangDang and AirMedia. Previously, Mr. Yang was a banker at Goldman Sachs, Morgan Stanley & Lehman Brothers

•   Mr. Yang currently serves as an independent director of I-Mab (Nasdaq: IMAB), Ehang (Nasdaq:EH), iQIYI (Nasdaq: IQ) and Up Fintech Holding (Tiger Securities) (Nasdaq: TIGR)

Name	Previous Roles	Description
Matthew Gene Mouw Independent Director	Danone S.A., Barilla Group, MARS Inc

•   Mr. Mouw has over 30 years of extensive experience in the food industry, both convenience driven products such as confectionary, water & biscuits as well as planned purchase driven products such as juices, pasta and ready meals

•   Former Regional President Asia, Africa, and Australia for Barilla SpA. and General Manager for Danone S.A., in China

•   Mr. Mouw has experience with both emerging markets ranging from China to Turkey to Russia as well as developed markets ranging from Australia to Japan and Korea

Sam Shih Independent Director	PepsiCo, Inc., Red Bull GmbH, Accor S.A, and OYO Rooms

•   Mr. Shih has over 30 years of experience in food & hospitality industry in China.

•   Mr. Shih was a Partner and Chief Operating Officer of OYO Hotel Company, a unicorn start-up backed by Softbank in China.

•   Previously Mr. Shih has served as CEO of PepsiCo Investment (China) Ltd., Asia Pacific Managing Director for Red Bull Gmbh as well as Chairman and CEO of Accor Great China

Malik Sadiq, PhD Advisory Board Member	The LIVEKINDLY Company, Inc., Tyson Foods, Inc., Arthur Andersen LLP, and Hitachi Vantara

•   Mr. Sadiq has more than 25 years of experience in the food and strategy consulting industry in China, India, and the US

•   Mr. Sadiq is currently the consulting business owner of Great Doorway Consulting

•   Previous roles include several senior management positions at Tyson Foods, most notably, CEO India, COO China, and Head of Global Sourcing and Business Optimization, COO of LIVEKINDLY Co, as well as the Vice President, Consumer Practice at Hitachi Consulting

Chenling Zhang Advisory Board Member	Primavera Capital Acquisition Corp, VCleanse

•   Being an investor, entrepreneur and influencer, Ms. Zhang started her career on Wall Street, raised NYSE- listed SPAC and founded her own company VCLEANSE as key suppliers of various popular brands

•   Ms. Zhang also works closely with a variety of global consumer brands, making contributions to their branding strategies and community building initiatives

•   Her roles include director of Primavera Capital Acquisition Corp and founder of VCLEANSE

OUR GROWTH STRATEGIES

International market expansion

Internationally, the development history of mature overseas RTC and RTE markets nurtures an extensive customer base of RTC and RTE products. The COVID-19 pandemic further stimulates such demands in overseas markets as it alters people’s lifestyle and arouse health consciousness, especially in Southeast Asia, to a great extent. Chinese companies in the RTC and RTE industry, attributable to their well-established value chains, are able to offer RTC and RTE products of competitive prices in markets like North America and Europe despite the additional logistic expenses. Thus, Chinese companies that are actively seeking international expansion opportunities are well positioned to further gain share in the global RTC and RTE market.

Moreover, around the globe, the public has been paying more attention to environmental and natural resources protection over the past decades. Compared to foreign brands, domestic Chinese brands pay more attention to the recipe R&D and introduce various plant-based meat food products into the market, covering from Western cuisine to Chinese cuisine, including but not limited to Panini, pizza, hamburgers, braised rice, pies, noodles, and other products to cater consumers. The processed volume of soybean protein and pea protein in China contributes nearly half of the global volume every year, which provides a significant advantage in raw materials for Chinese plant-based meat food products companies.

In view of the above and to the extent permitted due to our recurring losses from operations and an accumulated deficit, we are raising funds from investors for the purpose of expanding our business in the U.S. and Southeast Asia in hope of widening our customer base.

For the U.S., we have devised a three-fold strategy: (1) to launch our products through major Asian-focused online and offline sales channels, (2) to launch our direct-to-consumer stores on Amazon and our U.S. website, and (3) to grow through acquisitions. Since July 2022, we have successfully gained access to the U.S. market through sales on Yamibuy.com, one of the largest Asia food e-commerce platforms headquartered in the U.S.. In 2023, we have negotiated with major online Asia food e-commerce platforms and selected major Asian supermarket chains for our DayDayCook U.S. launch. As for the Southeast Asian market, we are currently negotiating with local companies that would give us instant access to a growing customer base in the RTC and RTE meal markets.

Enhance our sales and marketing capabilities, as well as our sphere of influence

We will continue to monitor the performance of our e-commerce partners and platforms, adapt our product pricing strategy and offerings, and expand our fulfilment capabilities to support our revenue targets. We are raising funds from investors to deepen and broaden our existing partnerships and continue to expand cooperation with a wider network of influencers and KOLs to build our brand awareness. Also, we plan to engage more up-and-coming social e-commerce platforms to (i) drive higher traffic to our stores through more and closer collaborations; (ii) improve our ability to aggressively penetrate non-tier 1 cities and (iii) accelerate the growth of our paid customer base. In addition, we will continue to improve our sales and marketing capabilities and leverage the internet and various social media platforms to build brand awareness in non-Tier 1 cities in China. We will also engage content and social media marketing providers and platforms to drive an increase in average order value (“AOV”), repeat purchases, and to attract net-new users to our platform.

As of March 31, 2023, we had 24.5 million paid customers.

Continue to innovate and expand product offerings

We expect consumer demand for RTH, RTC, RTE and plant-based meal products to not only persist, but to grow at an accelerated rate. We plan to leverage our deep industry expertise, data-informed consumer insights, and predictive analytics to identify meaningful consumer trends and then partner with and solicit product feedback from our customers to optimize and expand on our existing product portfolio. We are committed to strengthening our R&D and product development capabilities to improve our ability to innovate more effectively within our core product categories.

Mergers and Acquisitions (“M&A”) Rollup

M&A is a key growth strategy going forward for the company in order for us to execute on the multi-brand strategy and also further diversify away from brand concentration risks. We have already identified several targets but to the extent permitted due to our recurring losses from operations and an accumulated deficit, we will evaluate and opportunistically execute on strategic joint ventures (JV), potential investments and acquisition opportunities across the value-chain with a focus on supplementing and/or complementing our existing products, sales channels, customer-base and/or allow us to optimize our existing brand marketing and sales channel management capabilities. Apart from executing acquisitions with considerations paid through share exchanges, we are also raising funds from investors to have an option to acquire companies through a mixture of cash and shares.

OUR PRODUCT & SERVICES

CATEGORY	READY TO HEAT	READY TO COOK	READY TO EAT PLANT BASED MEAT
PRODUCT POSIITIONING	Flexibility / Stay at Home Economy	Ready for Dinner table	Health Conscious
SCENARIO	Office / Travel / Home	Family Occasion Cooking for fun Single Economy	Office / Travel / Home
MARKET ANGLE	Convenient / Flexible	Enjoy the pleasure of cooking in convenient way	Fusion between traditional Chinese cuisine and plant-based meat to cater to palate of newer generation

Ready-to-Heat (“RTH”)

We offer a variety of affordable and convenient RTH products to our consumers, including self-heating hot pot and mixed rice. Our RTH products are meant to be convenient, simple, and designed to be consumed anywhere, anytime. We first launched our RTH product line in the fourth quarter of 2019. For the three months ended March 31, 2022 and 2023, the revenue from RTH products (excluding our plant-based and vegetarian products) represents 28.8% and 1.6% of our overall sales, respectively. For the years ended December 31, 2021 and 2022, the revenue from RTH products (excluding our plant-based and vegetarian products) represents 27.7% and 8% of our overall sales, respectively.

Ready-to-Cook (“RTC”)

RTC is a food category that eliminates the need for a consumer to purchase, wash, or prepare different ingredients for a given meal. Our RTC product line allows people without little to no cooking experience to enjoy high-quality food developed by famous chefs in as few as 15 minutes. For the three months ended March 31, 2022 and 2023, the revenue from RTC products represents 1.0% and 1.4% and of our overall sales, respectively. For the years ended December 31, 2021 and 2022, the revenue from RTC products represents 0.4% and 1.4% and of our overall sales, respectively.

日日煮
名厨功夫菜

名厨功夫菜

日日煮
名厨功夫菜
日日煮
名厨功夫菜

日日煮
名厨功夫菜
日日煮
名厨功夫菜
日日煮
名厨功夫菜

日日煮
名厨功夫菜

Ready-to-Eat (“RTE”)/Plant-based Meal Products

Ready-to-Eat and our plant-based meal products are meal products consisting largely or solely of vegetables, fruits, grains and other foods derived from plant-based protein, rather than animal protein. We first launched our plant-based meal products in October 2020 in partnership with leading China-based alternative meat manufacturer PFI Foods to cater to growing demand for viable, Chinese cooking style and cuisine inspired alternatives to traditional meat products. Our products are high in protein and fiber, low in saturated and unsaturated fat, and cholesterol free. The purpose of our plant-based products is to provide our customers with an alternative to traditional meat products and a pathway to learn and try a more plant-based diet and lifestyle. For the three months ended March 31, 2022 and 2023, our RTE and plant-based and vegetarian meal products accounted for 44.2% and 32.0% of our overall sales, respectively. For the years ended December 31, 2021 and 2022, our RTE and plant-based and vegetarian meal products accounted for 19.3% and 19% of our overall sales, respectively.

番茄肉酱风味意面
SPAGHETTI WITH TOMATO MEAT SAUCE

番茄肉酱风味意面

日日煮
DAYDAYCOOK

雀巢 Nestlé
Harvest Gourmet
嘉植肴
植物肉甄选自嘉植肴

好做
GREAT EXPERIENCE

好食材
GREAT INGREDIENTS

好吃
GREAT TASTE

"SAY

Hello

TO OUR NEW SERIES FEATURING

HARVEST GOURMET!"

植物基麻辣香锅
盖浇饭
方便米饭
净含量:420克
植物基宫保鸡丁
盖浇饭
方便米饭
净含量:385克
植物基咖喱鸡
盖浇饭
方便米饭
净含量:370克

Private-Label Products

We provide a marketplace, advertising, and content distribution and placement services to selected third-party brands and products. For the three months ended March 31, 2022 and 2023, private label products with other third-party brands accounted for 19.2% and 64.8% of our overall sales, respectively. For the years ended December 31, 2021 and 2022, private label products with other third-party brands accounted for 39.0% and 67.7% of our overall sales, respectively.

Advertising Services

Businesses may choose to promote their products by purchasing advertising services from us due to the popularity of our platform and video content. We mainly provide two types of advertising services to our clients: (1) customized promotional videos produced by our in-house content creation team; and (2) offline promotion and store exhibition which take the form of, for example, product display and placement at our pop-up stores and experience stores, the use of products during live cooking class instruction, etc.

Many of our advertising service clients are global brands from lifestyle-related industries, and they contract with us either directly or through agents. Advertising services accounted for a decreasing portion of our revenue. For the three months ended March 31, 2022 and 2023, advertising services contribute 0.4% and 0.2% of our total revenue, respectively. For the years ended December 31, 2021 and 2022, advertising services contribute 1.7% and 0.5% of our total revenue, respectively.

Experience Stores

The purposes of experience stores are to (i) build brand awareness, (ii) offer organized cooking classes to our users, and (iii) build our online-to-offline retail capabilities.

Revenues from experience stores also include sponsorship revenue from third-party brands that choose to advertise in our experience stores, and revenue from product sales at the experience stores. For the three months ended March 31, 2022 and 2023, revenues from experience stores contribute 0.5% and 0% of our total revenue, respectively. For the years ended December 31, 2021 and 2022, revenues from experience stores contribute 1.0% and 0.2% of our total revenue, respectively. As of the date of this prospectus, we have permanently closed down all experience stores.

Marketing Strategy

Content Marketing

Our content marketing efforts start before and continue beyond product launch. For pre-launch, we create original multi-media content to educate users on the product(s) and to create user interest. At and after product launch, we shift to live streaming to promote our products, engaging KOL partners to live-stream product launches or special sales events on their personal online channels or inviting them to our branded experience stores to live-stream the product launches or special sales events on-site. For special occasions or festivals, we may invite top KOL partners to our headquarters or other corporate locations, such as factories of supply chain partners, to live-stream special sales events, which usually lead to record sales numbers during the livestream. We would also leverage the capabilities of our in-house content creation. For example, in our cooperation with KOLs, our in-house content creation team may provide the KOLs with our own marketing materials, such as video scripts and photos, for the KOLs to publish on their own platform. This can ensure that the marketing information would be accurate and at the same time reduces our costs as we do not need to rely on third party to produce the relevant marketing material for us.

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发布了头条文章：《上新！日日煮和雀巢嘉植肴联合新品重磅出击！》
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创始人访谈｜热爱与坚持，成就美食梦
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爱，就是要在一起吃好多好多顿饭～
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Social Media Marketing and Use of Micro-Influencers

To expand our user and customer base, we regularly run promotional activities through official accounts on social media platforms such as WeChat, Weibo, TikTok, Kuaishou, including lightning deals, product giveaway lottery of user comments, free online cooking class videos, and store points for merchandise from our DayDayCook online shop, among others.

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上海 K11总是许多有趣的店铺聚集之地，周末和小伙伴去闲逛的时候恰好撞上日日煮 APP 线下店开业第一天。
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COMPETITION

The food and e-commerce industries in China are highly competitive. We compete with different competitors in each of our business lines. Our current and potential competitors can be divided into different categories: (i) traditional RTH and emerging RTC food companies in China, (ii) major plant-based food companies in China, (iii) major content providers in China focused on food and (iv) other major internet companies in China that may enter the food-related content distribution or e-commerce business area.

DAYDAY COOK

DayDayCook brought me happiness and joy in life through the discovery of baking.

- Yeling

25 years old
DayDayCook customer since 2018

DDC LIFE
DDC LIFE

DAYDAY COOK

DayDayCook is really fun for me! I enjoy their content and gets to eat delicious meals without going through all the work.

- Hazel

30 years old
DayDayCook customer since 2017

DAYDAY COOK

DayDayCook is my favourite social community!

- Yangying

35 years old
DayDayCook customer since 2018

When it comes to traditional versus emerging RTC companies, the main differences are emerging RTC companies (i) operate more of an asset-light model, (ii) tend to focus on R&D, (iii) engage in more sophisticated customer segmentation and predictive analytics, and (iv) primarily engage their target customer through one or more livestreaming, video-sharing, and/or content-marketing platforms.

Source: Frost & Sullivan

When it comes to plant-based products, while foreign entrants have historically benefited from mature production technology for plant-based meat, many have struggled to (i) establish an E2E integrated supply chain and distribution network in China, (ii) localize product formulas including identifying the appropriate flavor, spice, and ingredient combinations that mesh with the fast-evolving tastes and preferences of the Chinese consumer, and (iii) offer one or more products at an affordable price-point. When compared with foreign entrants, local players, us included have a better pulse on customer preferences, the correct product pricing strategy, and GTM approach, which significantly de-risks/reduces the likelihood of a customer-product mismatch.

Domestic Brands				Foreign Brands
	Emerging Brands		Traditional Brands		
Establishment	2012	2017	1993	2010	2009
Features	A leading emerging plant-based meat products brand in China.	The company is a plant-based meat company that engages in the R&D, production, and sales of plant-based meat products.	One of the leading vegetarian and plant-based meat food products company.	A leading traditional food company that engages in the R&D, production, and sales of plant-based food products.	A leading plant-based meat products company in United States.
Cuisine	Chinese Cuisine Western Cuisine Asian Cuisine	Chinese Cuisine Western Cuisine Asian Cuisine	Chinese Cuisine Western Cuisine	Chinese Cuisine Western Cuisine Indian Cuisine	Western Cuisine
Product Storage Condition	Shelf-stable	Refrigeration Shelf-stable	Refrigeration Shelf-stable	Refrigeration Shelf-stable	Refrigeration Shelf-stable
SKUs	40+	~20	China: 300+ International: 500+	200+	~20
Geographic Coverage	China	China	China, Canada, Singapore and other 30 regions	China and other international areas	U.S., Europe, China and other countries and regions

Source: Frost & Sullivan

There are several key barriers-to-entry that have limited the number and success of foreign entrants, emerging, and traditional-cum-emerging brands that can and do compete directly with us. These include (i) brand awareness — we have a significant offline sales network (i.e. supermarkets, key local/national key accounts, convenience stores etc.,) in non-tier 1 cities in China and key partnerships with multiple online social commerce/live and video-streaming/content marketing platforms, (ii) strategic & preferred service agreements with product & distribution partners; (iii) E2E supply-chain visibility and predictive analytics capabilities that allow for real-time optimization of one or multiple aspects of the supply-chain, (iv) an agile, data-driven product R&D (8 weeks from concept-to-shelf) process — faster GTM when compared with both traditional & emerging players, and (v) a Board of Directors and Advisory Council with deep domain, relevant market and operator expertise, and network for partnership/M&A origination purposes.

Supply Chain Management Strategy

We do not have our own supply chain and therefore we would actively look for suppliers who manage our manufacturing partners network efficiently. As of March 31, 2023, our suppliers network comprises 36 active reserve suppliers for our existing products portfolio. Sometimes we would co-develop products with our selected suppliers — our product innovation team is responsible for recipe innovation which will then be passed to our partner-suppliers for recipe standardization in preparation for mass production. Upon our confirmation, our partner-suppliers will then proceed to production.

Supply Chain Management

We have a centralized Enterprise Resource Planning (“ERP”) system to help manage our entire supply chain and fulfilment process. To improve coordination with supply chain partners and to streamline the process, supply chain partners have access to our ERP system. We implement varied supply chain management practices and processes for (i) B2C and (ii) B2B business models.

Supply Chain Process for Products Sold to Individual Customers

For products sold to individual customers, we typically employ an order-driven drop shipping model, where our various supply-chain partners are responsible for producing, storing, and delivering our products We typically engage, at our own cost, third-party logistics companies to handle logistics. We manage other aspects of the supply chain process, including customer service, refunds, and exchanges. This model (i) reduces the need for us to store inventory, which reduces fulfilment costs and inventory obsolescence risk, (ii) reduces turnaround and shipment response time, and (iii) guarantees the freshness of products shipped to our customers, which are often perishable.

As of March 31, 2023 we had a total of 36 active and reserved suppliers responsible for producing and distributing our products to customers. Based on usual framework agreements with supply chain partners, normally they are obligated to observe national health and quality standards for comparable products when producing our products. Our supply chain partners are also contractually obligated to complete a given order within ten (10) business days of receipt of our prepayment for the order and must adhere to contractual shipment timeliness requirements.

Supply Chain Process for Products Sold to Businesses

For products sold to businesses, which are often our distribution partners e.g., offline retail chains and supermarkets, we typically adopt a bulk shipment model, under which supply chain partners are engaged to produce our products in bulk. We manage parts of inventory storage and delivery of these products to the distribution partners. We typically engage, at our own costs, third-party inventory management companies and logistics companies to manage our inventory and handle logistics. We ship bulk orders of our products to distribution partners. These products are then sold to end customers. Customer service and quality assurance responsibilities for these products typically fall on the businesses selling the products to end customers, with refunds and returns handled by the businesses directly.

We also contract with logistics partners for shipment of product to businesses and our experience stores. As of March 31, 2023 we had partnered with 709 distribution partners to sell our products in their stores and use four (4) logistics partners in Yiwu, Zigong, Chongqing, and Shanghai to deliver our products to businesses and our experience stores.

Supply Chain Disruption

To mitigate the potential impact of COVID-19 (and future pandemics) and other business disruptions (e.g. geopolitical or trade conflicts, natural disasters, or cybercrime etc), we have taken and will continue to take proactive steps to diversify our supply chain, moving away from single-sourcing to a network of diverse, alternative, pre-qualified suppliers of raw materials needed to produce one or more of our products. This approach allows us to secure more favorable commercial terms with our existing suppliers and also reduces the risk of business disruption at one or more stages of the E2E supply chain.

Food Safety and Quality Control

Selling food for human consumption poses inherent legal and regulatory challenges and there is growing government oversight and public awareness regarding food safety regulations and practices in China. Our internal processes, training, quality control, food safety measures and processes may not be effective in preventing the contamination of our food products, which could lead to instances of food-borne illness (e.g., E. coli, listeria, or salmonella). Unexpected side-effects, illness, injury, or death related to allergens, food-borne illnesses, voluntary or forced recall of one or more products and/or lapses in food safety could result in a loss of consumer confidence in the safety and quality of our products, which could materially impact our financial position, lead to the discontinuation of our business, or cause irreparable reputational damage. If we or any one of our suppliers or distribution partners are found to be or are considered non-compliant with food safety regulations, the State Administration for Market Regulation (SAMR) could institute enforcement and/or require a remediation framework and timeline, which could result in additional cost and/or an extended disruption to the manufacturing of our products. The shipment of adulterated or mislabelled products, even if inadvertent could result in criminal or civil liability. Food companies are also periodically targeted by large-scale tampering as well as opportunistic individual product tampering. This type of tampering may include product substitution and/or the introduction of foreign materials, objects, chemical contaminants, or pathogens into one or more consumer products.

Food safety, quality assurance, and maintaining high quality control standards are our top priorities. We utilize a comprehensive food safety and quality management program and have implemented strict manufacturing procedures. We employ individuals with expert technical knowledge in food safety science, conduct employee training on a quarterly basis, engage in continuous process review and improvement, prescribe the use of the highest quality ingredients, and conduct internal audits regularly. Our food safety and quality assurance process and system cover the entire production process from production to sales, providing guarantees for every step from procurement, production, storage, distribution to sales. Moreover, to ensure food safety and quality of products produced by our OEM supplier-partners, we would request our suppliers to engage third party audit specialist to perform factory audit and assess, among other things, the quality systems, workplace environment, record keeping and hygiene situations of our supplier-partners’ factories.

Technology and Infrastructure

We do not have our own technology and infrastructure development team. Instead, we engage third party system providers for our enterprise resource planning (“ERP”) systems. Currently we are using Wangdiantong and Jushuitan, which are both e-commerce ERP system software that covers purchase order management, inventory management, online platform order management and shipping, product costing management, customer information management, etc. Partnering with these professional ERP system providers will help us become an even more technology enabled company, improve our ability to identify fast-changing customer trends, and inform pivots in one or multiple aspects of our supply-chain management process, as well as our sales, and marketing efforts.

Employees

As of March 31, 2023 we had 104 employees. All employees are based in China. The following table sets forth the number of employees by function as of March 31, 2023:

Function	Number of Employees	Percentage
Sales and Marketing	44	42.3%
Supply Chain Management	7	6.7%
Legal, Compliance, and Finance	20	19.2%
Technology & Product Design & Development	3	2.9%
Operations	23	22.1%
Content Development	7	6.8%
Total	104	100%

Our success depends on our ability to attract, retain, and motivate employees. We offer employees competitive salaries, performance-based cash bonuses, equity-based incentives, comprehensive training and development programs, and other fringe benefits and incentives. We have maintained a good working relationship with its employees, and the Company has not experienced any material labor disputes or work stoppages.

As per PRC law, we participate in various government statutory employee benefit plans, including social insurance funds, namely, medical insurance, maternity insurance, workplace injury insurance, unemployment insurance, and pension benefits, as well as a housing provident fund. We are required under PRC law and from time-to-time by the local government to contribute to employee benefit plans. As of March 31, 2023, we have not experienced any significant disputes with our employees. None of our employees was represented by any labor union that engages in collective bargaining. As of December 31, 2022, we have an instance of under-contribution of the amount RMB1,705,843 for PRC social insurance and the amount of RMB560,804 for housing providing fund, both of which have been accrued. We have also made provision on the respective under-payment of individual income tax of RMB526,788 and potential late charges levied by the government of RMB881,830.

We enter standard labor contracts with our employees. All employees sign a standard confidentiality agreement and certain key employees have signed non-compete agreements.

Intellectual Property

We own domestic copyrights, trademarks, trademark applications, registrations, domain names, know-how, trade secrets, and other proprietary rights that are critical to our business and success. Our trademarks and their corresponding registrations are valid if they are used in the regular course of trade and/or their registrations are properly maintained. Our primary trademarks include DayDayCook (“日日煮”), Guomei (“锅妹”), Lashu (“辣叔”). We are licensed to use Mengwei (“猛味”), and Chanxue (“馋雪”) trademarks.

We proactively protect our proprietary rights by relying on trademark, copyright, trade dress and trade secret laws as well as confidentiality and non-compete agreements with our employees. We consider our marketing, promotions and products to be trade secrets. In addition, we consider any formulas, processes, know-how, and methods used in the production and manufacturing of one or more of our products to be proprietary. As such, we keep this information confidential.

As of March 31, 2023, we owned 273 trademarks, 1 copyright of works and 5 computer software copyrights in China, including three registered trademarks in Hong Kong, relating to various aspects of our operations.

Several logos we have used for years cannot be registered as trademarks in certain trademark categories in China because a company unaffiliated to us has pre-emptively registered similar logos as trademarks in such categories. As a result, we have been and will not be able to use such logos in areas covered by such trademark categories. Such company complained to the Market Supervision Bureau for the trademark infringement of SH DDC, and SH DDC has already applied for the invalidations of these trademarks at the State Intellectual Property Office, the SIPO, as well as indicted a serious of related administrative actions which have been already accepted by the court. As the trademarks under the legal proceeding are not relevant to our main business and we have adopted timely steps to make enough adjustments to relevant business, including stopped using them in any public place, the unavailability of these trademarks would not materially and adversely affect our business.

Insurance

We maintain various insurance policies to safeguard against risks and unexpected events. We also provide social security insurance to our employees as required by PRC law. We do not maintain business interruption insurance, nor do we have or maintain product liability insurance or key-man life insurance.

Legal Proceedings and Compliance

Several logos we have used for years cannot be registered as trademarks in certain trademark categories in China because a company unaffiliated to us has pre-emptively registered similar logos as trademarks in such categories. As a result, we have been and will not be able to use such logos in areas covered by such trademark categories. Such company complained to the Market Supervision Bureau for the trademark infringement of SH DDC, and SH DDC has already applied for the invalidations of these trademarks at the State Intellectual Property Office, the SIPO, as well as indicted a serious of related administrative actions which have been already accepted by the court. As the trademarks under the legal proceeding are not relevant to our main business and we have adopted timely steps to make enough adjustments to relevant business, including stopped using them in any public place, the unavailability of these trademarks would not materially and adversely affect our business.

We are not currently party to, and we are not aware of any pending or threatened legal, arbitral or administrative proceedings or claims, which, in the opinion of our management, is likely to have a material and/or adverse effect on its business, financial condition or results of operations. We may from time to time become a party to various legal, arbitral or administrative proceedings or claims arising in the normal course of business.

REGULATIONS

Our Group mainly conducts business in China and Hong Kong and is mainly engaged in food industry. This section sets forth a summary of the applicable PRC and Hong Kong laws, rules, regulations, government and industry policies and requirements that have a significant impact on our operations and business in the PRC and Hong Kong. This summary does not purport to be a complete description of all the laws and regulations, which apply to our business and operations. Investors should note that the following summary is based on relevant laws and regulations in force as of the date of this prospectus, which may be subject to change.

THE LAWS AND REGULATIONS OF THE PRC

Regulations on Foreign Investment

Investment activities in the People’s Republic of China, or the PRC, by foreign investors are principally governed by the Catalogue of Industries for Encouraging Foreign Investment (2022 Edition), which was promulgated by the Ministry of Commerce, or the MOFCOM, and the National Development and Reform Commission, or the NDRC, on October 26, 2022 and took effect on January 1, 2023, and the Special Administrative Measures for Access of Foreign Investment (The Negative List) (2021 Edition), which was promulgated by the MOFCOM and the NDRC on December 27, 2021 and took effect on January 1, 2022, and together with the Foreign Investment Law, or the FIL and their respective implementation rules and ancillary regulations. The Negative List sets out several restrictive measures in a unified manner, such as the requirements on shareholding percentages and management, for the access of foreign investments in the industries listed in the Negative List and the industries that are prohibited for foreign investment. Any industries not falling in the Negative List shall be administered under the principle of equal treatment to domestic and foreign investment.

In addition, on March 15, 2019, the National People’s Congress promulgated the Foreign Investment Law, or FIL, which has come into effect on January 1, 2020 and replaced the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, or the Old FIE Laws. The FIL and its related implementation rules including the Implementation Rules to the Foreign Investment Law promulgated by the State Council on December 26, 2019 and became effective on January 1, 2020 further clarified that the state encourages and promotes foreign investment, protects the lawful rights and interests of foreign investors, regulates foreign investment administration, continues to optimize foreign investment environment, and advances a higher-level opening.

On December 30, 2019, the MOFCOM and State Administration for Market Regulation, or SAMR, jointly promulgated the Measures for Information Reporting on Foreign Investment, which became effective on January 1, 2020. Pursuant to the Measures for Information Reporting on Foreign Investment, where a foreign investor carries out investment activities in China directly or indirectly, the market regulatory authorities shall forward the investment information submitted by foreign investor or the foreign-invested enterprise to the competent commence administrative authorities.

Regulations on Food Operation

Food Safety Law

In accordance with the Food Safety Law of the PRC, or the Food Safety Law, as effective on June 1, 2009 and most recently amended on April 29, 2021, the State Council implemented a licensing system for food production and trading activities. A person or entity who engages in food production, food selling or catering services shall obtain the license in accordance with the Food Safety Law.

According to the Food Safety Law, the State Council shall establish a food safety committee whose duties shall be defined by the State Council. The food safety supervision and administration department under the State Council shall exercise supervision and administration over food production and trading activities according to the duties defined by the Food Safety Law and the State Council. The health administrative department under the State Council shall organize the implementation of risk monitoring and risk assessment of food safety according to the duties defined by the Food Safety Law, and shall formulate and issue national food safety standards together with the food safety supervision and administration department under the State Council. Other relevant departments under the State Council shall carry out relevant food safety work according to the duties defined by the Food Safety Law.

The Food Safety Law sets out, as penalties for violation, various legal liabilities in the form of warnings, orders to rectify, confiscations of illegal gains, confiscations of tools, equipment, raw materials and other articles used for illegal production and operation, fines, recalls and destructions of food made in violation of laws and regulations, orders to suspend production and/or operation, revocations of production and/or operation license, and criminal punishment.

The Implementation Rules of the Food Safety Law, as effective on July 20, 2009 and last amended on October 11, 2019, further specifies the detailed measures to be taken for food producers and business operators and the penalties that shall be imposed should these required measures not be implemented.

Food Operation Licensing

Pursuant to the Administrative Measures on Food Operation Licensing issued by the former China Food and Drug Administration on August 31, 2015 and amended on November 17, 2017, the principle of “one permit for one venue” shall apply to the licensing for food business, which means a food business operator shall obtain a food business permit to engage in food business activities in one business venue. Where any of the licensing items indicated on a food business permit change, the food business operator shall, within ten working days after such change takes place, apply to the food and drug administrative authority that originally issued the permit for alteration of the business permit. If the food business operator fails to apply for the alteration, the food and drug administrative authority shall order such food business operator to make corrections and issue a warning. If such food business operator refuses to make corrections, a fine ranging from RMB2,000 to RMB10,000 will be imposed.

Online Retail Business

According to the Administrative Measures for Online Trading, or the Online Trading Measures, which was promulgated by the State Administration for Industry and Commerce (now merged into the SAMR) on January 26, 2014 and implemented on March 15, 2014, dealers engaging in the online trading of commodities and provision of relevant services must undergo industrial and commercial registration formalities in accordance. In order to further regulate online transaction activities, on March 15, 2021, SAMR issued the Online Trading Supervision and Management Measures, or the Online Trading Supervision Measures, which became effective on May 1, 2021 and replace the Online Trading Measures. The Online Trading Supervision Measures shall apply to the business activities of selling commodities or providing services in social networking, internet live streaming or other information network activities and it further regulates the operations of online trading.

In August 2018, the SCNPC promulgated the E-commerce Law of the PRC, which took effect on January 1, 2019. E-commerce operators, including e-commerce operators who sell commodities or offer services through a self-built website or any other network services shall abide by the principles of voluntariness, equality, fairness and integrity, abide by laws and business ethics, participate in market competition fairly, and discharge obligations in terms of protection of consumer rights and interests, environmental protection, intellectual property protection, and network security and personal information protection. In addition, according to the Food Safety Law, the food business operators using the online platform shall register their real names and have their license reviewed. Where the lawful rights and interests of a consumer purchasing food via a third-party online food transaction platform are harmed, the consumer may demand compensation from the food business operator using the platform or the food producer.

Regulations on Product Quality

According to the Civil Code of the PRC, which was promulgated in May 2020 and became effective in January 2021, a defective product which causes property damage or physical injury to any person may subject the manufacturer or vendor of such product to civil liability for such damage or injury.

On February 22, 1993, the Product Quality Law of the PRC, or the Product Quality Law, was promulgated aiming to protect the legitimate rights and interests of the end-users and consumers and to strengthen the supervision and control of the quality of products. The Product Quality Law was last amended in December 2018. According to the amended Product Quality Law, manufacturers who produce defective products may be subject to civil or criminal liability and have their business licenses revoked.

Regulations on Consumer Protection

The PRC Consumer Protection Law, as amended on October 25, 2013 and effective on March 15, 2014, sets out the obligations of business operators and the rights and interests of the consumers. Pursuant to this law, business operators must guarantee that the commodities they sell satisfy the requirements for personal or property safety, provide consumers with authentic information about the commodities, and guarantee the quality, function, usage and term of validity, etc. of the commodities. Failure to comply with the Consumer Protection Law may subject business operators to civil liabilities such as refunding purchase prices, exchange of commodities, repairing, ceasing damages, compensation, and restoring reputation, and even subject the business operators or the responsible individuals to criminal penalties if business operators commit crimes by infringing the legitimate rights and interests of consumers. The amended PRC Consumer Protection Law further strengthens the protection of consumers and imposes more stringent requirements and obligations on business operators, especially on the business operators through the Internet. For example, the consumers are entitled to return the goods (except for certain specific goods) within seven days upon receipt without any reasons when they purchase the goods from business operators via the Internet. The consumers whose interests have been damaged due to their purchase of goods or acceptance of services on online marketplace platforms may claim damages from sellers or service providers.

Regulations on Torts

According to the Civil Code of the PRC, if damages to other persons are caused by defective products due to the fault of a third party, such as the parties providing transportation or warehousing, the producers and the sellers of the products have the right to recover their respective losses from such third parties. If defective products are identified after they have been put into circulation, the producers and the sellers shall take remedial measures such as stopping of sales, issuance of a warning, recall of products, etc. in a timely manner. The producers or the sellers shall be liable under tort if they fail to take remedial measures in a timely manner or have not made efforts to take remedial measures, thus causing damages. If the products are produced or sold with known defects, causing deaths or severe adverse health issues, the infringed party has the right to claim punitive damages in addition to compensatory damages.

Regulations on Advertising Business

The PRC advertising laws and regulations, mainly including the PRC Advertisement Law promulgated on October 27, 1994 and most recently amended on April 29, 2021, set forth certain content requirements for advertisements in the PRC, including, among other things, prohibitions on false or misleading content, superlative wording, socially destabilizing content and content involving obscenities, superstition, violence, discrimination or infringement of the public interest. Advertisers, advertising agencies, and advertising distributors are required by PRC advertising laws and regulations to ensure that the content of the advertisements they prepare or distribute is true and in full compliance with applicable laws and regulations. In providing advertising services, advertising operators and advertising distributors must review the supporting documents provided by advertisers and verify that the content of advertisements complies with applicable PRC laws and regulations. Prior to distributing advertisements that are subject to government censorship and approval, advertising distributors are obligated to verify that such censorship has been performed and approval has been obtained. The release or delivery of advertisements through the Internet shall not impair the normal use of the network by users. The advertisements released in pop-up form on webpages and other forms shall indicate the close flag in prominent manner and ensure one-key close.

On July 4, 2016, the SAMR issued the Interim Measures for the Administration of Internet Advertising, or the Internet Advertising Interim Measures, which became effective on September 1, 2016. According to the Internet Advertising Measures, Internet Advertising refers to commercial advertising for direct or indirect marketing goods or services in the form of text, image, audio, video, or other means through websites, web pages, Internet apps, or other Internet media. The Internet Advertising Measures set out requirements for Internet advertising activities, including among others, (a) advertisements must be identifiable and marked with the word “advertisement” enabling consumers to distinguish them from non-advertisement information; (b) sponsored search results must be clearly distinguished from organic search results; (c) it is forbidden to send advertisements or advertisement links by email without the recipient’s permission or induce Internet users to click on an advertisement in a deceptive manner; and (d) Internet information service providers that do not participate in the operation of Internet advertisements should stop publishing illegal advertisements if they know or should know that the advertisements are illegal.

On February 25, 2023, SAMR issued Administrative Measures for Internet Advertising, or the Internet Advertising Administrative Measures, which became effective on May 1, 2023, and replaced the Internet Advertising Measures. According to the Internet Advertising Administrative Measures, commercial advertising for direct or indirect marketing goods or services in the form of text, image, audio, video, or other means through websites, web pages, Internet apps, or other Internet media within the territory of PRC shall be applied to the Advertising Law and the Internet Advertising Administrative Measures. The Internet Advertising Administrative Measures further set out requirements for Internet advertising activities, including among others, (a) With regard to commodities or services ranked under competitive bidding, advertisement publishers shall mark conspicuously the word “advertisement” to distinguish them from the organic search results; (b) Where an Internet advertisement is published in the form of pop-up or otherwise, an advertiser and advertisement publisher shall clearly mark the closure sign to ensure the closure of the advertisement by one click; (c) Where an Internet advertisement is published by means of algorithmic recommendation or otherwise, the relevant rules of the algorithmic recommendation service and the record of advertisement placement shall be included in the advertisement archives. (d) An Internet platform operator shall, in the process of providing Internet information services, take measures to prevent and stop illegal advertisements; (e) Without the consent or request of users, or with explicit refusal by users, it is not allowed to send Internet advertisements to their vehicles, navigation equipment, intelligent home appliances etc. (f) Where the promotion of goods or services by online live streaming constitutes a commercial advertisement, a product seller or service provider shall bear the responsibilities and obligations of the advertiser in accordance with the law.

Violation of these regulations may result in various penalties, including fines, confiscation of advertising income, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In the event of committing three or more illegal acts within two years or other serious violations, a fine of not less than five times but not more than ten times the advertising expense or a fine of not less than RMB1,000,000 but not more than RMB2,000,000 shall be imposed, and the SAMR or its local branches may revoke offenders’ business licenses, and revoke the advertisement examination and approval documents and refuse to accept their application for advertisement examination within one year.

Regulations on Information Security

The SCNPC promulgated the Cyber Security Law of the PRC or the Cyber Security Law, which became effective on June 1, 2017, to protect cyberspace security and order. Pursuant to the Cyber Security Law, any individual or organization using the network must comply with the constitution and the applicable laws, follow the public order and respect social moralities, and they must not endanger cyber security, or engage in activities that, by making use of the network, endanger the national security, honor and interests, or infringe on the fame, privacy, intellectual property and other legitimate rights and interests of others. The Cyber Security Law sets forth various security protection obligations for network operators, which are defined as “owners and administrators of networks and network service providers.” Such security protection obligations include, among others, complying with a series of requirements of tiered cyber protection systems, verifying users’ real identity, localizing the personal information and important data gathered and produced by key information infrastructure operators during operations within the PRC, and providing assistance and support to government authorities where it is necessary for the protection of national security and investigation of crimes.

The Data Security Law of the PRC, which was promulgated by the SCNPC on June 10, 2021 and took effect on September 1, 2021, provides that China shall establish a data classification and grading protection system, formulate the important data catalogs to enhance the protection of important data. The conduct of data handling activities shall be in compliance with the provisions of laws and administrative regulations, establishing and completing a data security management system for the entire workflow, organizing and conducting data security education and training, adopting corresponding technical measures and other necessary measures to ensure data security, strengthening risk monitoring, taking immediately disposition measures and promptly reporting to relevant authorities when data security incidents occur. Processors of important data shall specify the person responsible for data security and management agencies, implement data security protection responsibilities, periodically conduct risk assessments of such data handling activities as provided and submit risk assessment reports to the relevant authorities. Relevant authorities will establish the measures for the cross-border transfer of import data.

If any company violates the Data Security Law of the PRC to provide important data outside China, such company may be punished by administration sanctions, including penalties, fines, and/or may suspension of relevant business or revocation of the business license.

Personal Information Protection Law of the PRC, which was issued by the SCNPC on August 20, 2021 and effective on November 1, 2021, provides detailed rules on handling personal information and legal responsibilities, including but not limited to the scope of personal information and the ways of processing personal information, the establishment of rules for processing personal information, the individuals’ rights and the processors’ obligations in the handling of personal information, the requirements on data localization and cross-border data transfer, the requirements for consent and the requirements on processing of sensitive personal information. Critical information infrastructure operators and personal information processors processing personal information reaching quantities provided by the State cybersecurity and informatization department shall store personal information collected and produced within the borders of the PRC domestically; where they need to provide it abroad, they shall pass a security assessment organized by the State cybersecurity and informatization department. Processor of personal information shall, based on purpose and methods of processing of personal information, categories of personal information, the impacts on individuals’ rights and interests, and potential security risks, take the following measures to ensure that personal information processing activities comply with the provisions of laws and administrative regulations, and prevent unauthorized access as well as the leakage, tampering or loss of personal information:

•        Developing internal management rules and operating procedures.

•        Conducting classified management of personal information.

•        Taking corresponding security technical measures such as encryption and de-identification.

•        Determining in a reasonable manner the operation privileges relating to personal information processing, and providing security education and trainings for employees on a regular basis.

•        Developing and organizing the implementation of emergency plans for personal information security incidents.

•        Other measures as provided by laws and administrative regulations.

Company violates the Personal Information Protection Law in handling personal information may face penalties, fines, suspension of relevant business or revocation of the business license.

Regulations on Intellectual Property Rights

The PRC has adopted comprehensive legislation governing intellectual property rights, including trademarks, domain names, copyrights and patents.

Trademarks

According to the Trademark Law of the PRC promulgated by the SCNPC on August 23, 1982, and amended on February 22, 1993, October 27, 2001, August 30, 2013 and April 23, 2019 respectively, the period of validity for a registered trademark is ten years, commencing from the date of registration. The registrant shall go through the formalities for renewal within twelve months prior to the expiry date of the trademark if continued use is intended. Where the registrant fails to do so, a grace period of six months may be granted. The validity period for each renewal of registration is ten years, commencing from the day immediately after the expiry of the preceding period of validity for the trademark. In the absence of a renewal upon expiry, the registered trademark shall be cancelled. Industrial and commercial administrative authorities have the authority to investigate any behavior in infringement of the exclusive right under a registered trademark in accordance with the law. In case of a suspected criminal offense, the case shall be timely referred to a judicial authority and decided according to the law.

Patent

According to the PRC Patent Law amended by the SCNPC on December 27, 2008 and became effective on October 1, 2009, as well as the Detailed Rules for the Implementation of the PRC Patent Law promulgated by the State Council on January 9, 2010 and came into effect on February 1, 2010, the National Intellectual Property Administration is responsible for administering patents in the PRC. The PRC Patent Law and its implementation rules provide for three types of patents, “invention”, “utility model” and “design”. The PRC Patent Law was further amended by the SCNPC on October 17, 2020 and came into effect on June 1, 2021, pursuant to which, the duration of design patents is changed from ten years to fifteen years, commencing from the date of application.

Copyrights

Pursuant to the PRC Copyright Law amended by the SCNPC on February 26, 2010, became effective on April 1, 2010, and latest amended on November 11, 2020 and took effect on June 1, 2021 and the Implementing Regulations of the PRC Copyright Law promulgated by the State Council on August 2, 2002, last amended on January 30, 2013 and became effective on March 1, 2013, the PRC citizens, legal persons, and other organizations shall, enjoy copyright in their works, whether published or not, which include, among others, works of literature, art, natural science, social science, engineering technology and computer software. The copyright owner enjoys various kinds of rights, including right of publication, right of authorship and right of reproduction.

Domain Names

Domain names are mainly protected under the Administrative Measures on the Internet Domain Names promulgated by the MIIT in August 2017. The MIIT also issued the Implementation Rules for National Top-level Domain Name Registration on June 18, 2019 which became effective on the same date. The MIIT is the main regulatory body responsible for the administration of PRC internet domain names. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and the applicants become domain name holders upon successful registration.

Regulations on Labor and Social Insurance

The Labor Law of the PRC, effective on January 1, 1995 and subsequently amended on August 27, 2009 and December 29, 2018, the PRC Labor Contract Law, effective on January 1, 2008 and subsequently amended on December 28, 2012 and the Implementing Regulations of the Employment Contract Law, effective on September 18, 2008, provide requirements concerning employment contracts between an employer and its employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. The Labor Contract Law and its implementation rules also require compensation to be paid upon certain terminations, which significantly affects the cost of reducing workforce for employers. In addition, if an employer intends to enforce a non-compete provision in an employment contract or non-competition agreement with an employee, it has to compensate the employee on a monthly basis during the term of the restriction period after the termination or expiry of the labor contract. Employers in most cases are also required to provide severance payment to their employees after their employment relationships are terminated.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. According to the Social Insurance Law, an employer that fails to make social insurance contributions may be ordered to pay the required contributions within a stipulated deadline and be subject to a late fee. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times the amount overdue. According to the Regulations on Management of Housing Fund, an enterprise that fails to make housing fund contributions may be ordered to rectify the noncompliance and pay the required contributions within a stipulated deadline; otherwise, an application may be made to a local court for compulsory enforcement.

Regulations on Tax

PRC Enterprise Income Tax

The PRC Enterprise Income Tax Law, or the EIT Law, which took effect on January 1, 2008 and further amended on February 24, 2017 and December 29, 2018, respectively, imposes a uniform enterprise income tax rate of 25% on all PRC resident enterprises, including foreign-invested enterprises, unless they qualify for certain exceptions. The enterprise income tax is based on the PRC resident enterprise’s global income determined under PRC tax laws and accounting standards. If a non-resident enterprise sets up an organization or establishment in the PRC, it will be subject to enterprise income tax for income derived from such organization or establishment in the PRC and for the income derived from outside the PRC but with an actual connection with such organization or establishment in the PRC.

PRC Value Added Tax

Pursuant to the Interim Regulations on Value-Added Tax of the People’s Republic of China, which was promulgated by the State Council on December 13, 1993 and amended on November 10, 2008, February 6, 2016 and November 19, 2017, and the Implementation Rules for the Interim Regulations on Value-Added Tax of the People’s Republic of China, which was promulgated by the MOF on December 25, 1993 and amended on December 15, 2008 and October 28, 2011, entities or individuals engaging in sale of goods, provision of processing services, repairs and replacement services or import of goods within the territory of the PRC shall pay value-added tax, or the VAT. Unless provided otherwise, the rate of VAT is 17% on sales and 6% on the services.

On March 23, 2016, the Ministry of Finance and the State Administration of Taxation, or the SAT, jointly issued the Circular on the Pilot Program for Overall Implementation of the Collection of Value Added Tax Instead of Business Tax, or the Circular 36, which took effect on May 1, 2016. Pursuant to the Circular 36, all companies operating in construction, real estate, finance, modern service or other sectors obligated to pay business tax are required to pay VAT, in lieu of business tax. The VAT rate is 6%, except that a rate of 11% applies to real estate sale, land use right transferring and providing service of transportation, postal sector, basic telecommunications, construction, real estate lease, and a rate of 17% applies to providing lease service of tangible property; and a rate of zero for specific cross-bond activities.

On April 4, 2018, the Ministry of Finance and the SAT jointly promulgated the Circular of the Ministry of Finance and the State Administration of Taxation on Adjustment of Value-Added Tax Rates, or the Circular 32, according to which, (i) for VAT taxable sales or importation of goods originally subject to VAT rates of 17% and 11% respectively, applicable tax rates shall be adjusted to 16% and 10%, respectively; (ii) for purchase of agricultural products originally subject to deduction rate of 11%, applicable rate is be adjusted to 10%; (iii) for purchase of agricultural products for the purpose of production and sales or consigned processing of goods originally subject to a tax rate of 16%, applicable rate is adjusted to 12%; (iv) for exported goods originally subject to a tax rate of 17% and an export tax refund rate of 17%, the export tax refund rate is adjusted to 16%; and (v) for exported goods and cross-border taxable acts originally subject to a tax rate of 11% and an export tax refund rate of 11%, the export tax refund rate is adjusted to 10%. Circular 32 became effective on May 1, 2018 and supersedes any previously existing provisions in case of inconsistency.

On March 20, 2019, the Ministry of Finance, the SAT and the General Administration of Customs jointly issued the Announcement on Policies for Deepening the VAT Reform, or the Announcement 39, to further lower VAT rates. According to the Announcement 39, (i) for general VAT payers’ sales activities or imports that are subject to an existing VAT rate of 16% or 10%, the VAT rate is adjusted to 13% or 9%, respectively; (ii) for the agricultural products purchased by taxpayers to which an existing 10% deduction rate is applicable, the rate is adjusted to 9%; (iii) for the agricultural products purchased by taxpayers for production or commissioned processing, which are subject to an existing VAT rate of 13%, the input VAT will be calculated at a 10% deduction rate; (iv) for the exportation of goods or labor services that are subject to an existing VAT rate of 16%, with the applicable export refund at the same rate, the export refund rate is adjusted to 13%; and (v) for the exportation of goods or cross-border taxable activities subject to an existing VAT rate of 10%, with the same export refund rate, the export refund rate is adjusted to 9%. The Announcement 39 came into effect on April 1, 2019 and shall prevail in case of any conflict with existing provisions.

PRC Dividend Withholding Tax

Pursuant to the Enterprise Income Tax Law and its implementation rules, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in China to its foreign enterprise investors are subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. Under the China-HK Taxation Arrangement, income tax on dividends payable to a company resident in Hong Kong that holds more than a 25% equity interest in a PRC resident enterprise may be reduced to a rate of 5%. In February 2018, the SAT issued the Announcement on Issues concerning Beneficial Owners in Tax Treaties, or the Circular 9, effective on April 1, 2018, to replace the Circular of the State Administration of Taxation on the Interpretation and the Determination of the Beneficial Owners in the Tax Treaties, effective from

October 2009, and the Announcement of State Administration of Taxation on Recognition of “Beneficial Owner” in Tax Treaties, effective on June 29, 2012. Circular 9 provides a more flexible guidance to determine whether the applicant engages in substantive business activities. Furthermore, under the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties, non-resident taxpayers qualified to enjoy tax treaty benefits may, at the time of tax declaration or withholding declaration through a withholding agent, enjoy the tax treaty benefits, and be subject to follow-up administration by the tax authorities. Where the non-resident taxpayer does not apply to the withholding agent to claim the tax treaty benefits, or materials and information provided to the withholding agent do not meet the criteria for enjoying tax treaty benefits, the withholding agent shall withhold tax pursuant to the provisions of PRC tax laws. In addition, according to a tax circular issued by SAT in February 2009, if the main purpose of an offshore arrangement is to obtain preferential tax treatments, the PRC tax authorities will have the discretion to adjust the preferential tax rate enjoyed by the relevant offshore entity.

Regulations on Foreign Exchange

The principal regulation governing foreign currency exchange in China is the Foreign Exchange Administration Regulations, most recently amended on August 5, 2008. Under the Foreign Exchange Administration Regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without a prior approval from the State Administration of Foreign Exchange, or the SAFE, saving the compliance cost in satisfying certain procedural requirements. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of foreign currency-denominated loans.

On August 29, 2008, the SAFE issued the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or the SAFE Circular 142, which regulates the conversion of foreign currency-registered capital into RMB by foreign-invested enterprises by restricting how the converted Renminbi may be used. The SAFE Circular 142 provides the registered capital of a foreign-invested enterprise, converted into Renminbi from foreign currencies, may only be used for purposes within the business scope approved by the applicable government authority, and such Renminbi capital may not be used for equity investments within China. The SAFE also strengthened its oversight of the flow and use of the Renminbi capital converted from foreign currency registered capital of foreign-invested enterprises. The use of such Renminbi capital may not be changed without SAFE’s approval, and such Renminbi capital may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used. On March 30, 2015, the SAFE issued the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or the SAFE Circular 19, which took effective and replaced the SAFE Circular 142 on June 1, 2015. Although the SAFE Circular 19 allows for the use of Renminbi converted from the foreign currency-denominated capital for equity investments in China, prohibitions continue to apply as to foreign-invested enterprises’ use of the converted Renminbi for (i) purposes beyond the business scope or expenditures prohibited by the laws and regulations of the state, (ii) directly or indirectly investing in securities unless otherwise provided by laws and regulations, (iii) providing entrusted loans in RMB (except where the business scope permits), repaying intercompany RMB loans (including advances from third parties) or repaying RMB loans from bank that have been transferred to third parties, (iv) paying the related expenses of purchasing real estate not for self-use except for foreign-invested real estate enterprises. The SAFE later promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or Circular 16, which became effective on June 9, 2016 and reiterates some of the rules set forth in Circular 19. Circular 16 alleviates the restrictions on using Renminbi capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue Renminbi entrusted loans, replacing it with a prohibition against using such capital to issue loans to non-associated enterprises. Violations of the SAFE Circular 19 or Circular 16 could result in administrative penalties. On October 23, 2019, the SAFE issued the Circular Regarding Further Promotion of the Facilitation of Cross-Border Trade and Investment, pursuant to which all foreign-invested enterprises can make domestic equity investments with their capital funds in accordance with the law. On April 10, 2020, the SAFE promulgated the Notice of the SAFE on Optimizing Foreign Exchange Administration to Support the Development of Foreign-related Business, according to which, under the prerequisite of ensuring true and compliant use of funds and compliance with the prevailing administrative provisions on use of income under the capital account, enterprises which satisfy the criteria are allowed to use income under the capital account, such as capital funds, foreign debt and overseas listing, etc. for domestic payment, without prior provision of proof materials for veracity to the bank for each transaction.

On November 19, 2012, the SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment which substantially amends and simplifies the current foreign exchange procedure. Pursuant to this circular, the opening of various special purpose foreign exchange accounts (e.g., pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts), the reinvestment of lawful incomes derived by foreign investors in China (e.g. profit, proceeds of equity transfer, capital reduction, liquidation and early repatriation of investment), and purchase and remittance of foreign exchange as a result of capital reduction, liquidation, early repatriation or share transfer in a foreign-invested enterprise no longer require the SAFE approval, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible before. In addition, the SAFE promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents in May 2013, which specifies that the administration by the SAFE or its local branches over direct investment by foreign investors in the PRC shall be conducted by way of registration and banks shall process foreign exchange business relating to the direct investment in China based on the registration information provided by the SAFE and its branches.

On February 13, 2015, the SAFE promulgated the Circular on Further Simplifying and Improving the Policies Concerning Foreign Exchange Control on Direct Investment, or the SAFE Circular 13, which took effect on June 1, 2015 and was further amended on December 30, 2019. The SAFE Circular 13 delegates to certain banks the authority to enforce the foreign exchange registration requirements in connection with the inbound and outbound direct investment under relevant SAFE rules, therefore further simplifying the foreign exchange registration procedures for inbound and outbound direct investment.

Regulations on Foreign Exchange Registration of Offshore Investment by PRC Residents

SAFE issued the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or the SAFE Circular 37, which became effective on July 4, 2014. The SAFE Circular 37 requires PRC residents (including PRC institutions and individuals) to register with local branches of the SAFE in connection with their direct or indirect offshore investments in overseas SPVs. Under the SAFE Circular 37, a SPV refers to an offshore entity, directly established or indirectly controlled by PRC residents, for the purpose of offshore investment and financing, using their legitimate domestic or offshore assets or interests. Such PRC residents also required to amend their registrations with the SAFE when the basic information of registered SPVs changes (including change of the PRC residents, name and operating period of the SPV), or when such change is a significant (including PRC residents’ increase or decrease of capital contribution in the SPV, transfer or exchange of shares, and merger or division of the SPV). Failure to comply with the registration procedures set forth in the SAFE Circular 37 may result in restrictions on the relevant onshore company’s ability to conduct foreign exchange activities. Such restrictions include limiting payment of dividends and other distributions to an onshore company’s offshore parent or affiliate, restricting capital inflow from the offshore entities and settlement of foreign exchange capital, and may subject relevant onshore company or PRC residents to penalties under PRC foreign exchange administration regulations.

Under SAFE Circular 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be registered with qualified banks instead of the SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of the SAFE or its local branch.

Regulation on Employee Share Options

On December 25, 2006, the People’s Bank of China promulgated the Administrative Measures for Individual Foreign Exchange. On February 15, 2012, the SAFE issued the Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly-Listed Companies, or the Stock Option Rules, which replaced the Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Ownership Plans or Stock Option Plans of Overseas Publicly-Listed Companies issued by the SAFE on March 28, 2007. Pursuant to the Stock Option Rules, if PRC residents are granted shares or stock options by companies listed on overseas stock exchanges according to certain stock incentive plans, such residents are required to register with the SAFE or its local branches. PRC residents participating in the stock incentive plans of overseas listed companies shall retain a qualified PRC agent, which could be a PRC subsidiary of such overseas publicly-listed company or another qualified institution selected by such PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the stock incentive plans on behalf of these participants. Such participants must also retain an overseas entrusted institution to handle matters relating to exercise of stock options, purchase and sale of corresponding stocks or interests, and fund transfer. The PRC agent must amend the SAFE registration with respect to the stock incentive plan if there is any material change to the stock incentive plan, the PRC agents or the overseas entrusted institution, or other material changes. The PRC agents shall, on behalf of the PRC residents who have the right to exercise the employee share options, apply to the SAFE or its local branches for an annual quota for the payment of foreign currencies in connection with the PRC residents’ exercise of the employee share options. The foreign exchange proceeds received by the PRC residents from the sale of shares under the stock incentive plans granted and dividends distributed by the overseas listed companies must be remitted into the bank accounts in the PRC opened by the PRC agents before distribution to such PRC residents. In addition, the PRC agents shall file each quarter the form for record-filing of information of the Domestic Individuals Participating in the Stock Incentive Plans of Overseas Listed Companies with the SAFE or its local branches.

In addition, SAT has issued certain circulars concerning employee share awards. Under these circulars, for employees working in China, exercising share options or holding vested restricted shares will subject them to PRC individual income tax. The PRC subsidiaries of overseas publicly-listed companies have the obligations to file documents related to employee share awards with relevant tax authorities and withhold individual income taxes of those employees who exercise their share options or hold the vested restricted shares. If the employees fail to pay their income taxes, or if such PRC subsidiaries fail to withhold such taxes, the PRC subsidiaries may face sanctions imposed by the tax authorities or other PRC government authorities according to relevant laws and regulations.

Regulations on Dividend Distributions

As the Foreign Investment Law came into effect on January 1, 2020 and replaced the Old FIE Laws, the principal regulations governing distribution of dividends paid by wholly foreign-owned enterprises include the Company Law, the EIT Law and its implementation rules.

Under the current regulatory regime in the PRC, foreign-invested enterprises in the PRC may pay dividends only out of their retained earnings, if any, determined in accordance with PRC accounting standards and regulations. A PRC company is required to set aside as statutory reserve funds at least 10% of its after-tax profit, until the cumulative amount of such reserve funds reaches 50% of its registered capital unless laws regarding foreign investment provide otherwise. A PRC company shall not distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Regulations on Overseas Listings

On August 8, 2006, six PRC regulatory agencies, namely, the MOFCOM, the State Assets Supervision and Administration Commission, the SAT, the former State Administration of Industry and Commerce, the China Securities Regulatory Commission, or the CSRC and the SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006 and were amended on June 22, 2009. The M&A Rules purport, among other things, to require that offshore SPVs that are controlled by PRC companies or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interest held by such PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities According to Law (the “Opinions”), which called for strengthened regulation over illegal securities activities and supervision on overseas listings by China-based companies and propose to take effective measures.

On February 17, 2023, the CSRC issued the Trial Measures which became effective on March 31, 2023. On the same date, the CSRC circulated the Guidance Rules and Notice on the CSRC’s official website which became effective on March 31, 2023. Under the Trial Measures, either direct or indirect overseas offering and listing by domestic companies shall fulfill the filing procedure with the CSRC with submitting relevant materials. Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect: (1) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in the Chinese Mainland, or its main places of business are located in the Chinese Mainland, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Chinese Mainland. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis. When certain circumstances happen, overseas offering and listing shall not be made. And If the intended overseas offering and listing necessitates a national security review, relevant security review procedures shall be completed according to law before the application for such offering and listing is submitted to any overseas parties such as securities regulatory agencies and trading venues. Pursuant to the Trial Measures, the Guidance Rules and Notice, initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas, while domestic enterprises that have submitted valid applications for overseas offerings and listings but have not obtained the approval from the relevant overseas regulatory authority or overseas stock exchange shall complete filings with the CSRC prior to their overseas offerings and listings. If domestic enterprises fail to comply with the Trial Measures, they will be required to correct their behaviors, facing warnings and fines which amount will range from RMB1,000,000 to RMB10,000,000, and directly responsible personnel will also be warned and fined which amount will range from RMB500,000 to RMB 5,000,000.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies”, and came into effect on March 31, 2023, together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

THE LAWS AND REGULATIONS OF HONG KONG

The following section summarizes the principal laws and regulations of Hong Kong which may be relevant to our business. As this is a summary, it does not contain detailed analysis of the Hong Kong laws which are relevant to our business.

As we have employees who are based in Hong Kong, we are subject to Hong Kong laws and regulations on employment, labor, health and safety. As at the date of this prospectus, we have complied in all material aspects with the relevant laws and regulations and there was no non-compliance incident relating to.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”)

The mandatory provident fund scheme (“MPF Scheme”) is defined contribution retirement scheme managed by authorised independent trustees. The MPFSO provides that an employer shall participate in an MPF Scheme and make contributions for its employees aged between 18 and 65. Under the MPF Scheme, an employer and its employee are both required to contribute 5% of the employee’s monthly relevant income as mandatory contribution for and in respect of the employee, subject to the minimum and maximum relevant income levels for contribution purposes. The maximum level of relevant income for contribution purposes is currently HK$30,000 per month.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (“EO”)

The EO provides for, amongst other things, the protection of the wages of employees, to regulate general conditions of employment, and for matters connected therewith. Under section 25 of the EO, where a contract of employment is terminated, any sum due to the employee shall be paid to him as soon as it is practicable and in any case not later than seven days after the day of termination. Any employer who willfully and without reasonable excuse contravenes section 25 of the EO commits an offence and is liable to a maximum fine of HK$350,000 and to imprisonment for a maximum of three years. Further, under section 25A of the EO, if any wages or any sum referred to in section 25(2)(a) are not paid within seven days from the day on which they become due, the employer shall pay interest at a specified rate on the outstanding amount of wages or sum from the date on which such wages or sum become due up to the date of actual payment. Any employer who willfully and without reasonable excuse contravenes section 25A of the EO commits an offence and is liable on conviction to a maximum fine of HK$10,000.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (“ECO”)

The ECO establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases. Under the ECO, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity or dies arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (“MWO”)

The MWO provides for a prescribed minimum hourly wage rate at HK$37.5 per hour for every employee employed under the EO. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the MWO is void.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong) (“OSHO”)

The OSHO provides for the safety and health of persons when they are at work, to provide for related matters. Employers must as far as reasonably practicable ensure the safety and health in their workplaces by:

(a)     providing and maintaining plant and work systems that are safe and without risks to health;

(b)    making arrangement for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances;

(c)     providing all necessary information, instruction, training, and supervision for ensuring safety and health;

(d)    providing and maintaining safe access to and egress from the workplaces; and

(e)     providing and maintaining a working environment that is safe and without risks to health.

Failure to comply with the above provisions constitutes an offence and the employer is liable on conviction to a fine of HK$200,000. An employer who fails to do so intentionally knowingly or recklessly commits an offence and is liable on conviction to a fine of HK$200,000 and to imprisonment for six months.

The Commissioner for Labour may also issue improvement notices against noncompliance of the OSHO or the Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong), or suspension notices against activity of workplace which may create imminent hazard to the employees. Failure to comply with such notices constitutes an offence punishable by a fine of HK$200,000 and HK$500,000 respectively and imprisonment of up to one year.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus.

Name	Age	Position
Norma Ka Yin Chu	40	Director, Chief Executive Officer and Chairwoman
Katherine Shuk Kwan Lui	57	Director Nominee and Chief Financial Officer
Chia Hung Yang	59	Independent Director Nominee
Matthew Gene Mouw	61	Independent Director Nominee
Samuel Chun Kong Shih	56	Independent Director Nominee

Below is a summary of the business experience of each our executive officers and directors:

Norma Ka Yin Chu is our Chief Executive Officer, Director and Chairwoman. Ms. Chu is the founder and has served as Chairwoman of the board and our CEO since our establishment in 2012. Before founding our Group, Ms. Chu served as Head of Research of HSBC Private Bank in Hong Kong from July 2010 to May 2012. Ms. Chu is the Co-Founder of FoundersHK in 2020, the President of Greater Bay Young Entrepreneurship Association and the Founder of Good Food Movement in 2018, a charity organization providing genuine inspiration about healthy food source. She is also a Board Member of YPO North Asia Regional and a Board Member of Hong Kong Shanghai Youth Association, as well as a Standing Director of Shanghai Hong Kong Association. Ms. Chu has also been elected as a member of the Technology and Innovation Subsector of the Election Committee of Hong Kong SAR for 2021. Ms. Chu received her Bachelor of Arts degree in the University of Washington in 2004.

Katherine Shuk Kwan Lui is our Chief Financial Officer and will immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part, be appointed as our Director. Ms. Lui served as our Chief Financial Officer since January 2020. Ms. Lui is the founder and managing director of CanAsia Consulting Group Hong Kong Co., Ltd since 2008, and founder and chief executive officer of Cloud Services For SME Technology Limited since 2015, which offers SaaS products with aims to automate management accounting data collection and analysis. Prior to that, Ms. Lui spent worked at KPMG’s Toronto, Shanghai and Hong Kong office from September 1993 to December 2004. Ms. Lui is a member of the Hong Kong Institute of Certified Public Accountants. Ms. Lui graduated with a Bachelor’s degree of Commerce from the University of Toronto in 1987 and a MBA from Schulich School of Business at York University, Canada in 1992.

Chia Hung Yang will immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part, be appointed as our independent director. Mr. Yang is the chief financial officer of Talking Data Group Holding Limited since December 2021. Prior to that, Mr. Yang was a co-founder of Black Fish Technology Group Limited, and served as its president from November 2017 to February 2021. Mr. Yang was the chief financial officer of Tuniu Corporation (Nasdaq: TOUR) from January 2013 to November 2017, the chief financial officer of E-Commerce China Dangdang Inc., a previously NYSE-listed company, from March 2010 to July 2012, and the chief financial officer of AirMedia Group Inc., a Nasdaq-listed company, from March 2007 to March 2010. Mr. Yang was the chief executive officer of Rock Mobile Corporation from 2004 to 2007. From 1999 to 2004, Mr. Yang served as the chief financial officer of the Asia Pacific region for CellStar Asia Corporation. Mr. Yang was an executive director of Goldman Sachs (Asia) L.L.C. from 1997 to 1999. Prior to that, Mr. Yang was a vice president of Lehman Brothers Asia Limited from 1994 to 1996 and an associate at Morgan Stanley Asia Limited from 1992 to 1994. Mr. Yang currently serves as an independent director and Chairman of audit committee of EHang Holdings Limited (Nasdaq: EH), I-Mab (Nasdaq: IMAB), Tongcheng Travel Holdings Limited (HKSE 0780). Mr.Yang is also an independent director and member of audit committee of iQIYI, Inc. (Nasdaq: IQ). Mr. Yang received his master’s degree in business administration from the University of California, Los Angeles in 1992.

Matthew Gene Mouw will immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part, be appointed as our independent director. Mr. Mouw served as Regional President Asia, Africa and Australia for Barilla G. e R. Fratelli S.p.A. from February 2011 to December 2015. Prior to this, Mr Mouw has also worked at two other major FMCG multinationals, Groupe Danone in General Management, and Mars Incorporated, in sales and marketing. He also has prior experience as an investor and advisor to successful FMCG start-ups both in China and the USA. From October 2006 to May 2008 Mr. Mouw was assigned by Groupe

Danone to serve as Vice President at China Huiyuan Juice (SEHK: 1886) where he was responsible for the strategic planning of the group prior to listing in Hong Kong. He has a broad range of FMCG experiences in China and the Asia region in pasta, sweet biscuits, bottled water, juices, juice drinks, confectionary and pet foods. Mr. Mouw graduated from Hamline University in St. Paul, Minnesota with a Bachelor of Arts degree, majoring in East Asian Studies and has spent over 40 years living and working in Asia.

Samuel Chun Kong Shih will immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part, be appointed as our independent director. Mr. Samuel Chun Kong Shih has been a Partner and Chief Operating Officer of OYO Hotel Company, a unicorn start-up backed by Softbank in China, from November 2018 to March 2020. From April 1990 to March 2008. Mr. Shih worked for PepsiCo Inc. and held various senior positions such as Vice President — Operations, Asia Pacific, Vice President — China Bottling Operations and After PepsiCo, Mr. Samuel Chun Kong Shih served as Asia Pacific Managing Director for Red Bull GmbH from April 2008 to April 2011. From 2011 to 2012, Mr. Shih served as the Chairman of Greater China at Accor Inc. He later served as Chief Executive Officer of PepsiCo Investment (China) Limited from 2012 to 2015. Mr. Samuel Chun Kong Shih received a bachelor of science degree in food science from the University of British Columbia in 1988 and a MBA from Asia International Open University in 1993.

Employment Agreements and Director Agreements

We have entered into employment agreements with each of our executive officers, pursuant to which such individuals have agreed to serve as our executive officers for a period of 3 years from the commencement of trading of the shares of the Company on the NYSE Group. We may terminate the employment for cause at any time for certain acts, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate the employment without cause at any time upon 3 months’ advance written notice. Each executive officer may resign at any time upon 3 months’ advance written notice.

Each executive officer has agreed to hold, both during and after the termination or expiry of his employment agreement, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment or pursuant to applicable law, any of our confidential or proprietary information or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. Each executive officer has also agreed to disclose in confidence to us all inventions, designs and trade secrets which he conceives, develops or reduces to practice during his employment with us and to assign all right, title and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of the employment and for one year following the last date of employment. Specifically, each executive officer has agreed not to: (i) engage or assist others in engaging in any business or enterprise that is competitive with our business, (ii) solicit, divert or take away the business of our clients, customers or business partners, or (iii) solicit, induce or attempt to induce any employee or independent contractor to terminate his or her employment or engagement with us. The employment agreements also contain other customary terms and provisions.

We have also entered into director agreements with each of our directors which agreements set forth the terms and provisions of their engagement.

Board of Directors

Composition of our Board of Directors

Our board of directors will consist of five directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part. A director is not required to hold any shares in our company to qualify to serve as a director. The Corporate Governance Rules of NYSE generally require that a majority of an issuer’s board of directors must consist of independent directors.

Our board of directors currently consists of five directors. Our board of directors has determined that each of Mr. Yang, Mr. Mouw, and Mr. Shih is an “independent director” as defined under the NYSE rules. Our board of directors is composed of a majority of independent directors.

A director is not required to hold any of our shares to qualify to serve as a director.

Committees of the Board of Directors

Prior to completion of this offering, we intend to establish an audit committee, a compensation committee and a nominating and corporate governance committee under our Board of Directors. We intend to adopt a charter for each of the three committees prior to completion of this offering. Each committee’s members and functions are described below.

Audit Committee.

Our audit committee will consist of our three independent directors, and is chaired by Chia Hung Yang. We have determined that satisfy the requirements of Section 303A of the NYSE Corporate Governance Rules and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that Chia Hung Yang qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

•        reviewing and recommending to our board for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

•        approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors at least annually;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•        discussing with our independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

•        establishing and overseeing procedures for the handling of complaints and whistleblowing; and

•        meeting separately and periodically with management and the independent registered public accounting firm.

Compensation Committee.

Our compensation committee will consist of our three independent directors and is chaired by Mr. Samuel Chun Kong Shih. We have determined that he satisfies the “independence” requirements of Section 303A of the NYSE Corporate Governance Rules. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

•        overseeing the development and implementation of compensation programs in consultation with our management;

•        at least annually, reviewing and approving, or recommending to the board for its approval, the compensation for our executive officers;

•        at least annually, reviewing and recommending to the board for determination with respect to the compensation of our non-executive directors;

•        at least annually, reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements;

•        reviewing executive officer and director indemnification and insurance matters; and

•        overseeing our regulatory compliance with respect to compensation matters, including our policies on restrictions on compensation plans and loans to directors and executive officers.

Nominating and Corporate Governance Committee.

Our nominating and corporate governance committee will consist of our three independent directors, and is chaired by Mr. Matthew Gene Mouw. We have determined that he satisfies the “independence” requirements of Section 303A of the NYSE Corporate Governance Rules. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

•        recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;

•        developing and recommending to our board such policies and procedures with respect to nomination or appointment of members of our board and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or NYSE rules, or otherwise considered desirable and appropriate;

•        selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself; and

•        evaluating the performance and effectiveness of the board as a whole.

Code of Business Conduct and Ethics

In connection with this offering, we have adopted a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

Duties of Directors

Under Cayman Islands law, our board of directors has the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of our company and mortgaging the property of our company; and

•        approving the transfer of shares in our company, including the registration of such shares in our share register.

Under Cayman Islands law, directors owe the following fiduciary duties: (i) duty to act in good faith in what the director believes to be in the best interests of the company; (ii) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and (v) duty to exercise independent judgment. In addition to the above, directors also owe a duty to act with skill, care and diligence. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth Courts have moved toward an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Risk Management

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic and regulatory risk exposure, including monitoring the Company’s compliance with cybersecurity and data protection rules and regulations, approving the Company’s budget after considering various risks such as risks associated with supply chain, suppliers and key service provider, if any. Our board receives periodic reporting from our chief executive officer on cybersecurity and any other business operational risks.

Interested Transactions

A director may, subject to any separate requirement for audit and risk committee approval under applicable law or applicable NYSE rules, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of NYSE, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with NYSE corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation FD.

•        Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the NYSE rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the NYSE rules, as permitted by the foreign private issuer exemption.

•        Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

If we rely on our home country corporate governance practices in lieu of certain of the rules of NYSE, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of NYSE. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the NYSE corporate governance rules, we intend to comply with the NYSE corporate governance rules applicable to foreign private issuers, including the requirement to hold annual meetings of shareholders.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, NYSE rules provide that foreign private issuers may follow home country practices in lieu of the NYSE corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

Compensation of Directors and Executive Officers

Except as set forth in the table below, no executive officer has received any cash compensation for services rendered to us. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our directors and executive officers.

None of our directors and executive directors have service contracts with DDC Cayman or any of its subsidiaries providing for benefits upon termination of employment.

Director and Executive Officer Compensation Table

The following table sets forth information regarding the compensation paid to our directors and our executive officers for the three months ended March 31, 2023.

Name	Fees Earned in Cash RMB	All Other Compensation RMB	Total RMB
Norma Ka Yin Chu(4)	178,439	—	178,439
Katherine Shuk Kwan Lui	656,025	—	656,025
Chia Hung Yang	—	—	—
Matthew Gene Mouw	—	—	—
Samuel Chun Kong Shih	—	—	—

The following table sets forth information regarding the compensation paid to our directors and our executive officers during the year ended December 31, 2022.

Name	Fees Earned in Cash RMB	All Other Compensation RMB	Total RMB
Norma Ka Yin Chu(4)	697,843	—	697,843
Katherine Shuk Kwan Lui	2,309,040	—	2,309,040
Chia Hung Yang	—	—	—
Matthew Gene Mouw	—	—	—
Samuel Chun Kong Shih	—	—	—

Existing Employee Share Option Plan

We approved an employee option plan from 2014 to 2022 in order to provide incentives and rewards to our directors, senior management and employees (the “Existing ESOP”). Share options awarded under the Existing ESOP are vested based on the service conditions up to four years agreed with each of the participants in their grant letters, with exercise prices ranging from US$0.0001 to US$1.9. In addition, the share options can only be exercised and converted into shares upon the completion of our initial public offering. Each share option has a contractual life of 10 years. As of the date of this prospectus and immediately prior to the completion of this offering, a total of 29,163,416 shares were granted under the Existing ESOP, accounting for approximately 10.0% of our total outstanding shares. Upon completion of this offering, outstanding options granted under the Existing ESOP will be exercisable for our Class A ordinary shares, and no further awards will be made under the Existing ESOP.

2023 Employee Share Option Plan

Prior to the completion of this offering, we intend to adopt a new employee share purchase plan, or 2023 ESOP, which will be effective upon the completion of this offering, for the purpose of granting share-based compensation awards, in an aggregate amount of up to 10% of our issued and outstanding ordinary shares following this offering, to our employees, directors and consultants to incentivize their performance and align their interests with ours. The following discussion is qualified in its entirety by the full text of the 2023 ESOP.

Under the 2023 ESOP, we expect to be permitted to issue options to purchase up to [________] Class A ordinary shares. As of the date of this prospectus, we intend to grant options to purchase [_________] Class A ordinary shares, no options to purchase ordinary shares have been exercised and no ordinary shares have been issued upon exercised vested options, in each case under the 2023 ESOP. Unless otherwise determined by our board of directors, participation in the 2023 ESOP will be open to all our employees. Participation in the ESOP will be voluntary. The 2023 ESOP will be administered by our board of directors, which may delegate its authority thereunder as contemplated by the 2023 ESOP. Our board of directors will have the authority, in the case of special dividends or distributions, specified reorganizations and other transactions, to determine appropriate equitable adjustments, if any, to be made under the 2023 ESOP, including adjustments to the number of shares which have been authorized for issuance under the 2023 ESOP. Our board of directors will have the right to amend, suspend or terminate the 2023 ESOP, in whole or in part, at any time, subject to applicable laws and requirements of any stock exchange or governmental or regulatory body (including any requirement for shareholder approval). Subject to certain exceptions, our board of directors will be entitled to make amendments to the 2023 ESOP without shareholder approval.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of ordinary shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our ordinary shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our ordinary shares will purchase shares in this offering. In addition, the following table assumes that the over-allotment option has not been exercised.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

The calculations in the table below assume there were 261,389,639 ordinary shares outstanding immediately prior to this offering, including 149,315,575 ordinary shares into which our outstanding convertible preference shares will automatically convert concurrently with the completion of this offering. For purposes of computing percentage ownership after our initial public offering, we have also assumed that [_________] Class A ordinary shares will be issued by us pursuant to this offering.

Name of Beneficial Owners(1)	Ordinary shares Beneficially Owned Prior to This Offering(2)		Ordinary shares Beneficially Owned After This Offering(3)		Class A Ordinary Shares Beneficially Owned After This Offering(3)		Class B Ordinary Shares Beneficially Owned After This Offering(3)
	Number	%	Number	%	Number	%	Number	%
Directors and Executive Officers:
Norma Ka Yin Chu	—	—		%		%		%
Katherine Shuk Kwan Lui	2,892,904	1.1%		%		%		%
Chia Hung Yang	—	—	—	—	—	—	—	—
Matthew Gene Mouw	—	—	—	—	—	—	—	—
Samuel Chun Kong Shih	—	—	—	—	—	—	—	—
All directors and executive officers as a group	2,892,904	1.1%		%		%		%
5% shareholders:
K11 Investment Company Limited(5)	33,409,247	12.8%		%		%		%
Voodoo Enterprise Limited(4)	20,526,282	7.9%		%		%		%
Tontec International Limited(6)	17,331,120	6.7%		%		%		%
Ironfire Angel Partners L.P.(7)	17,988,889	6.9%		%		%		%
Shanghai Heyi Kewen Investment, L.P.(8)	15,192,694	5.8%		%		%		%
Virtual King Investments Limited(9)	13,523,428	5.2%		%		%		%

____________

*        Less than 1%.

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is c/o Room 1601-1602, 16/F, Hollywood Centre, 233 Hollywood Road, Sheung Wan, Hong Kong.

(2)      Giving effect to the reorganization of our ordinary shares, applicable percentage of ownership is based on 261,389,639 ordinary shares outstanding as of the date of this prospectus.

(3)      Applicable percentage of ownership is based on [__________] Class A Ordinary Shares and [__________] Class B Ordinary Shares outstanding immediately after the offering.

(4)      Samuel Derk Shuen Lim, the spouse of Norma Ka Yin Chu, our director and Chief Executive Officer, is the sole director of Voodoo Enterprise Limited (“Voodoo”) and as such, he will have voting and dispositive power with respect to the ordinary shares owned by Voodoo. The business address of Voodoo is Room 3-6, 4/F, Hollywood Center, 233 Hollywood Road, Sheung Wan, Hong Kong.

(5)      Represents an aggregate of 33,409,247 ordinary shares, consisting of (i) 24,143,623 shares owned by Spirit Ice Project Company Limited (“Spirit Ice”); (ii) 5,723,379 shares owned by Golden Way Project Company Limited (“Golden Way”); and (iii) 3,542,245 shares owned by K11 Investment Company Limited (“K11”). Each of Spirit Ice and Golden Way is wholly-owned and controlled by K11. An investment committee of K11, acting by majority vote, will share voting and dispositive power with respect to our ordinary shares owned by Spirit Ice, Golden Way and K11. K11’s investment committee consists of three members, namely Mr. Cheng Yin Pan, Ms. Angela Lee Lay Mun, Ms. Gu Wei. The business address of each of these entities is 1111, 11/F, New World Tower 1, 18 Queen’s Road Central, Central and Western District, Hong Kong.

(6)      Tontec International Limited, a company incorporated under the laws of The British Virgin Islands with its registered address at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, The British Virgin Islands.

(7)      Represents an aggregate of 17,988,889 Shares, consisting of (i) 13,382,088 shares owned by Ironfire Angel Partners L.P. (“Ironfire Angel”); and (ii) 4,606,801 shares owned by Ironfire Ventures II, L.P. (“Ironfire Ventures”). The registered office of each of these entities is Collas Crill Corporate Services Limited of Willow House, Cricket Square, P.O. Box 709, Grand Cayman KY1-1107, Cayman Islands.

(8)      Shanghai Heyi Kewen Investment, L.P., a limited partnership established under the Laws of the People’s Republic of China, whose registered office is at Room 1119, Building 2, No.560 Tacheng Road, Jiading Town, Jiading District, Shanghai, PRC.

(9)      Virtual King Investments Limited, a company registered under the laws of the British Virgin Islands having its registered address at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Mr. Lee Ka Kit, being the sole shareholder, has voting and dispositive power with respect to the ordinary shares owned by Virtual King Investments Limited.

RELATED PARTY TRANSACTIONS

Our Related Party Transaction Policy

In order to prevent risks of conflicts of interest or the appearance of conflicts of interest, all of our directors and employees are subject to our code of business conduct and other policies which require, among other things, that any potential transaction between us and an employee or director, their relatives and closely connected persons and certain entities in which they, their relatives or closely connected persons have an interest be approved in writing by an appropriate supervisor or compliance officer.

We have also adopted a new related party transaction policy that will become effective upon completion of this offering to which all of our directors, senior management and other key management personnel, all such person’s family members, and certain other related entities shall be subject. This new policy is intended to supplement the procedures set forth in our code of business conduct and our other corporate governance policies and does not exempt any person from more restrictive provisions that may exist in our existing procedures and policies.

This related party transaction policy will provide, among other things, that, unless otherwise preapproved by our board of directors:

•        each related party transaction, or any material amendment or modification of a related party transaction, shall be adequately disclosed to, and reviewed and approved or ratified by, the disinterested members of our audit committee or any committee composed solely of disinterested independent directors; and

•        any employment relationship or similar transaction involving our directors or senior management of our company and any related compensation shall be approved by the disinterested members of our compensation committee or recommended by the disinterested members of the compensation committee to our board for its approval.

Our related party transaction policy, code of business conduct and our other corporate governance policies are subject to periodic review and revision by our board.

Loan Arrangement with a Related Party

During the years ended December 31, 2020, 2021 and 2022, certain related parties are as follows:

Name of party	Relationship
Ms. Norma Ka Yin Chu	Founder, Chairman of the board
Ms. Katherine Shuk Kwan Lui	Chief Financial Officer
Mr. Samuel Derk Shuen Lim	Spouse of Founder, shareholder of Voodoo
Voodoo Enterprise Limited	Ordinary and Preferred Shareholder
K11 Investment Company Limited and its group	Ordinary and Preferred Shareholder

During the years ended December 31, 2020, 2021 and 2022, three months ended March 2022 and six months ended June 2023, certain related party transactions with related parties are as follows:

	For the Year Ended December 31,			For the Three Months Ended March 31,		For the Six Months Ended June 30, 2023
	2020	2021	2022	2022	2023
	RMB	RMB	RMB	RMB	RMB	RMB
Financing activities:
Loan from Ms. Katherine Shuk Kwan Lui	841,640	1,250,000	679,460	—	—	—
Repayment to Ms. Katherine Shuk Kwan Lui	—	2,091,640	500,000	—	177,300	179,460
Loan from Ms. Norma Ka Yin Chu	—	2,147,717	3,369,211	—	—	1,066,440
Repayment to Ms. Norma Ka Yin Chu	—	393,934	314,294	—	444,950	928,700
Loan from Mr. Samuel Derk Shuen Lim	3,366,560	17,671,752	8,951,618	1,592,108	—	—
Repayment to Mr. Samuel Derk Shuen Lim	1,736,787	13,942,736	1,282,500	—	574,445	656,548
Loan from Voodoo Enterprise Limited	—	4,112,297	—	—	—	—
Loan from K11 Investment Company Limited and its group	—	14,998,028	—	—	—	—
Share subscriptions received from Mr. Samuel Derk Shuen Lim on behalf of Ms. Norma Ka Yin Chu	7	—	—	—	—	—
Share subscriptions received from Mr. Samuel Derk Shuen Lim	90,509	—	—	—	—	—
Loan interests payable to Ms. Norma Ka Yin Chu	—	6,932	121,023	31,764	70,907	174,598
Loan interests payable to Mr. Samuel Derk Shuen Lim	—	600,920	284,323	421,684	71,030	149,632
Loan interests payable to Ms. Katherine Shuk Kwan Lui	42,082	41,333	2,765	—	2,595	2,735
Loan interests to Mr. Samuel Derk Shuen Lim	67,534	285,186	—	99,378	—	—
Loan interests to Ms. Katherine Shuk Kwan Lui	—	83,415	2,334	—	3,073	3,081
Loan interests payable to Voodoo Enterprise Limited	—	328,984	346,597	84,513	84,513	184,025
Loan interests payable to K11 Investment Company Limited and its group	—	1,199,842	1,264,080	308,228	308,228	671,162

In September 2020, Mr. Samuel Derk Shuen Lim provided a guaranteed for a three-year secured loan of HK$4,000,000 for free for the Company.

In September 2020, the Company borrowed HK$1,000,000 (equivalent to RMB841,640) with an interest rate of 5% per annum, from Mr. Samuel Derk Shuen Lim, and the loan was fully repaid in September 2020.

In October 2020, the Company borrowed HK$1,000,000 (equivalent to RMB841,640) with an interest rate of 5% per annum, HK$1,000,000 (equivalent to RMB841,640) with an interest rate of 2% per annum and an interest-free loans of HK$1,000,000 (equivalent to RMB841,640) from Mr. Samuel Derk Shuen Lim. The company repaid HK$1,000,000 in October 2020, HK$1,000,000 (paid by USD) in February 2021 and HK$1,000,000 (paid by USD) in October 2021.

In October 2020, the Company borrowed HK$1,000,000 (equivalent to RMB841,640) with an interest rate of 5% per annum, from Ms. Katherine Shuk Kwan Lui, and the loan was fully repaid in February 2021.

In January 2021, the Company borrowed US$645,538 (equivalent to RMB4,170,240) with an interest rate of 5% per annum, from Mr. Samuel Derk Shuen Lim, and the loan was fully repaid in February 2021.

In May 2021, the Company borrowed an interest-free loan of RMB700,000 from Ms. Norma Ka Yin Chu and repaid RMB230,000 and RMB40,000 in November 2021 and May 2023 respectively. Loan of RMB470,000 was outstanding at December 31, 2021 and 2022 and March 31, 2023. Loan of RMB430,000 was outstanding at June 30, 2023.

In June 2021, Mr. Samuel Derk Shuen Lim guaranteed an eight-year secured loan of HK$2,000,000 for free for the Company.

In July 2021, the Company borrowed HK$2,000,000 (equivalent to RMB1,683,280) with an interest rate of 5% per annum, another HK$900,000 (equivalent to RMB757,476) with an interest rate of 5% per annum from Mr. Samuel Derk Shuen Lim. Both loans were fully repaid in October 2021.

In August 2021, the Company borrowed HK$1,766,215 (equivalent to RMB1,447,717) with an interest rate of 3% per annum from Ms. Norma Ka Yin Chu. The Company repaid HK$200,000 (equivalent to RMB163,934) in October 2021, HK$20,000 (equivalent to RMB16,254) in April 2022, HK$200,000 (equivalent to RMB171,040) in June 2022 and HK$30,000 (equivalent to RMB27,000) in September 2022. Loan of HK$1,316,215 (equivalent to RMB1,175,735), HK$1,316,215 (equivalent to RMB1,152,215) and HK$1,316,215 (equivalent to RMB[1,152,215]) were outstanding as of December 31, 2022 and March 31 and June 30, 2023, respectively.

In August 2021, the Company borrowed US$512,448 (equivalent to RMB3,267,213) with an interest rate of 5% per annum from Mr. Samuel Derk Shuen Lim and the loan was outstanding as of December 31, 2022, March 31 and June 30, 2023, respectively.

In September 2021, Ms. Norma Ka Yin Chu and Mr. Samuel Derk Shuen Lim provided a guarantee amount of US$10.0 million for a six-month loan of US$5.0 million (equivalent to RMB32,251,500) borrowed by the Company.

In October 2021, the Company borrowed HK$3,900,000 (equivalent to RMB3,198,000) with an interest rate of 5% per annum from Mr. Samuel Derk Shuen Lim. The loan was fully repaid in October 2021.

In December 2021, Ms. Norma Ka Yin Chu and Mr. Samuel Derk Shuen Lim provided a guarantee amount of US$6.0 million for a one-month loan of US$2.0 million (equivalent to RMB1,290,600) borrowed by the Company.

In November 2021, the Company borrowed RMB2,135,543 with an interest rate of 3% per annum from Mr. Samuel Derk Shuen Lim and this loan payable was outstanding as of December 31, 2022, March 31 and June 30, 2023, respectively.

The Company borrowed RMB1,250,000 with an interest rate of 3% per annum from Ms. Katherine Shuk Kwan Lui. The loan was fully repaid in December 2021.

In December 2021, the Company borrowed HK$3,000,000 (equivalent to RMB2,460,000) with an interest rate of 2% per annum from Mr. Samuel Derk Shuen Lim. The loan was fully repaid in December 2021.

In January 2022, the Company borrowed HK$1,960,000 (equivalent to RMB1,592,108) with an interest rate of 3% per annum from Mr. Samuel Derk Shuen Lim and the loan was outstanding as of December 31, 2022, March 31 and June 30, 2023, respectively.

In April 2022, the company borrowed an interest-free loan of RMB57,000 from Ms. Norma Ka Yin Chu. The loan was fully repaid in December 2022.

In April 2022, the Company borrowed an interest-free loan of HK$1,500,000 (equivalent to RMB1,220,850) from Mr. Samuel Derk Shuen Lim. The loan was fully repaid in July 2022.

In April 2022, the company borrowed an interest-free loan of HK$900,000 (equivalent to RMB759,060) from Ms. Norma Ka Yin Chu and the loan was outstanding as of December 31, 2022, March 31 and June 30, 2023, respectively.

In May 2022, the Company borrowed RMB500,000 with an interest rate of 5% per annum from Ms. Katherine Shuk Kwan Lui. The loan was fully repaid in June 2022.

[In May 2022, the company borrowed HK$8,000,000 (equivalent to RMB6,916,800) included fully interest expense of HK$900,000 (equivalent RMB778,140) from Mr. Samuel Derk Shuen Lim, the company received HK$7,100,000 in total. Loan of HK$8,000,000 (equivalent to RMB7,146,160) and the company repaid HK$498,773 in January and April 2023 respectively. HK$8,000,000 (equivalent to RMB7,003,200) were outstanding as of December 31, 2022 and March 31, 2023, respectively. HK$6,601,227 (equivalent to RMB5,774,093) were outstanding as of June 30, 2023.]

In August 2022, the company borrowed an interest-free loan of HK$910,000 (equivalent to RMB791,849) with an interest-free from Ms. Norma Ka Yin Chu and the loan was outstanding as of December 31, 2022, March 31 and June 30, 2023, respectively.

In September 2022, the company borrowed an interest-free loan of RMB80,000 from Ms. Norma Ka Yin Chu, the company repaid RMB43,000 in December 2022. Loan of RMB37,000 was still outstanding as of December 31, 2022, March 31 and June 30, 2023, respectively.

In October 2022, the company borrowed an interest-free loan of HK$59,000 (equivalent to RMB53,436) with an interest-free from Ms. Norma Ka Yin Chu and the loan was outstanding as of December 31, 2022, March 31 and June 30, 2023, respectively.

In October 2022, the company borrowed HK$1,800,000 (equivalent to RMB1,627,866) with an interest rate of 2% per annum from Ms. Norma Ka Yin Chu and the company repaid HK$ 500,000 in January and June 2023 respectively. Loan of HK$1,800,000 (equivalent to RMB1,607,886), HK$1,300,000 (equivalent to RMB1,138,020) were outstanding as of December 31, 2022 and March 31, 2023, respectively, HK$800,000 (equivalent to RMB699,760) were outstanding as of June 31, 2023.

In December 2022, the company borrowed HK$200,000 (equivalent to RMB179,460) with an interest rate of 5% per annum from Ms. Katherine Shuk Kwan Lui the loan was fully repaid in February 2023.

In May 2023, the company borrowed RMB1,200,000 with an interest rate of 2% per annum from Ms. Norma Ka Yin Chu and the loan was outstanding as of December 31, 2022, March 31 and June 30, 2023, respectively.

As at December 31, 2020, 2021 and 2022, certain related party balance are as follows:

	As at December 31,			As at March 31,		As at June 30,
	2020	2021	2022	2022	2023	2023
	RMB	RMB	RMB	RMB	RMB	RMB
Amounts due to Ms. Katherine Shuk Kwan Lui	883,722	—	179,101	—	—	—
Amounts due to Ms. Norma Ka Yin Chu	—	1,760,715	5,096,559	1,792,479	4,638,008	5,248,993
Amounts due to Mr. Samuel Derk Shuen Lim	1,606,791	5,651,541	14,120,050	7,565,955	13,556,294	13,098,067
Amounts due to Voodoo Enterprise Limited	—	4,441,280	4,787,878	4,525,794	4,872,391	4,971,903
Amounts due to K11 Investment Company Limited and its group	—	16,197,870	17,461,951	16,506,099	17,770,179	18,133,113

DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS

General

We are an exempted company incorporated with limited liability under the laws of the Cayman Islands and our affairs are governed by:

•        Memorandum and Articles of Association;

•        The Companies Act (Revised) (as amended) of the Caymans Islands, which is referred to as the Companies Act below; and

•        Common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$1,000,000 divided into 883,970,459 class A ordinary shares of a par value of US$0.001 per share (“Class A Shares”), (ii) 14,000,000 class B ordinary shares of a par value of US$0.001 per share (“Class B Shares”) , (iii) 17,224,000 series seed preferred shares of a par value of US$0.001 per share (“Series Seed Shares”), (iv) 11,599,000 series A preferred shares of a par value of US$0.001 per share (“Series A Shares”), (v) 4,431,000 series A-1 preferred shares of a par value of US$0.001 per share (“Series A-1 Shares”), (vi) 3,644,000 series B preferred shares of a par value of US$0.001 per share (“Series B Shares”), (vii) 3,661,000 series B-1 preferred shares of a par value of US$0.001 per share (“Series B-1 Shares”), (viii) 7,275,817 series B-2 preferred shares of a par value of US$0.001 per share (“Series B-2 Shares”), (ix) 10,464,200 series C preferred shares of a par value of US$0.001 per share (“Series C Shares”) and (x) 43,730,524 series C-1 preferred shares of a par value of US$0.001 per share (“Series C-1 Shares”). As of the date of this prospectus, there are (i) 90,212,415 Class A Shares issued and outstanding, 14,000,000 Class B Shares issued and outstanding, (iii) 17,224,000 Series Seed Shares issued and outstanding, (iv) 11,599,000 Series A Shares issued and outstanding, (v) 4,431,000 Series A-1 Shares issued and outstanding, (vi) 3,644,000 Series B Shares issued and outstanding, (vii) 3,661,000 Series B-1 Shares issued and outstanding, (viii) 6,200,412 Series B-2 Shares issued and outstanding, (ix) 4,646,530 Series C Shares issued and outstanding, (x) 37,935,025 Series C-1 Shares issued and outstanding.

We have included summaries of certain material provisions of our Tenth Amended and Restated Memorandum and Articles of Association (the Memorandum and Articles, respectively), which will be adopted by our shareholders which will become effective and replace our current amended and restated memorandum and articles of association in its entirety immediately prior to the completion of this offering, and the Companies Act, insofar as they relate to the material terms of our share capital. The summaries do not purport to be complete and are qualified in their entirety by reference to our Memorandum and Articles, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Class A Ordinary Shares and Class B Ordinary Shares

General.    Immediately prior to the completion of this offering, our authorized share capital will be changed into US$[1,000,000] divided into [9,500,000,000] Class A Ordinary Shares of par value US$[0.0001] each and [500,000,000] Class B Ordinary Shares of [US$0.0001] par value each. All of our outstanding Class A Ordinary Shares and Class B Ordinary Shares will be fully paid and non-assessable. Certificates representing the Class A Ordinary Shares will be issued in registered form. Our shareholders who are non-residents of the Cayman Islands, may freely hold and transfer their Class A Ordinary Shares in accordance with our Memorandum and Articles.

Dividends.    The holders of our Class A Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Articles provide that our board of directors may declare and pay dividends if justified by our financial position and permitted by law.

Voting Rights.    Holders of our Class A Ordinary Shares and Class B Ordinary Shares vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. In respect of matters requiring shareholders’ vote, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to [thirty] votes. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless voting by poll is required by NYSE rules or demanded by the chairman of the meeting, by at least two shareholders having the right to vote on the resolutions, or by shareholder(s) together holding at least 10% of the total voting rights of all our shareholders having the right to vote at such general meeting. A quorum required for a meeting of shareholders consists of one or more shareholders who holds at least one-third of our issued voting shares. Shareholders’ meetings may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of our board of directors or upon a requisition of any one or more shareholders holding at the deposit of the requisition at least 10% of the aggregate share capital of our company that carries the right to vote at a general meeting, in which case on advance notice of at least 7 calendar days is required for the convening of our annual general meetings and extraordinary general meetings.

Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Class A Ordinary Shares and Class B Ordinary Shares cast in a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the Class A Ordinary Shares and Class B Ordinary Shares cast in a meeting.

A special resolution will be required for important matters such as amending our memorandum and articles of association or changing the name of the Company.

There are no limitations on non-residents or foreign shareholders in the memorandum and articles of association to hold or exercise voting rights on the Class A Ordinary Shares imposed by foreign law or by the charter or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Class A Ordinary Shares and Class B Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of their shares in the Company have been paid.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles provide that we may (but are not obliged to, unless as required by applicable law or the NYSE rules in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our directors (acting by a resolution of our board). Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more of our shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide the shareholders with the right to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than ten percent of the share capital of our company entitled to vote at general meetings, our board will be required to convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Memorandum and Articles do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Variation of Rights of Shares.    Whenever the capital of our company is divided into different classes or series, the rights attached to any such class or series may, subject to any rights or restrictions for the time being attached to any class or series, only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. The rights conferred upon the holders of the shares of any class issued will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied or abrogated by the creation, allotment, or issue of further shares ranking pari passu with or subsequent to such existing class of shares, or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be varied or abrogated by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Winding Up; Liquidation.    Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them, respectively.

Transfer of Class A Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Class A Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. The Class B Ordinary Shares are not transferable.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of shares;

•        the instrument of transfer is properly stamped, if required;

•        the shares conceded are free of any lien in favor of the Company;

•        in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•        a fee of such maximum sum as NYSE may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they must, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the NYSE, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers may not be suspended nor the register closed for more than 30 days in any year.

Calls on Shares and Forfeiture of Shares.    Our directors may from time to time make calls on our shareholders in respect of any moneys unpaid on their shares including any premium in a notice served to such shareholders at least 14 calendar days prior to the specified time of payment. Any Class A Ordinary Shares and Class B Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares.    The Companies Act and our Memorandum and Articles permit us to purchase our own shares. In accordance with our Articles, provided the necessary shareholders or board approval have been obtained and requirements under the Companies Act have been satisfied, we may issue shares on terms that are subject to redemption at our option on such terms and in such manner as may be determined by our board of directors.

Conversion of Shares.    Under our Articles, Class B Ordinary Shares are not convertible into Class A Ordinary Shares. Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

Inspection of Books and Records.    Holders of our shares have no general right under our Articles to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares.    Our Memorandum and Articles authorize our board of directors to issue additional Class A Ordinary Shares and Class B Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Class A Ordinary Shares.

Anti-Takeover Provisions.    Some provisions of our Memorandum and Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable. Our authorized, but unissued Class A Ordinary Shares and Class B Ordinary Shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans, or such other purposes as our directors may determine. The existence of authorized but unissued and unreserved Class A Ordinary Shares and Class B Ordinary Shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. Our Memorandum and Articles also authorize our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•        the designation of the series;

•        the number of shares of the series;

•        the dividend rights, dividend rates, conversion rights, voting rights;

•        the rights and terms of redemption and liquidation preferences; and

•        any other powers, preferences and relative, participating, optional and other special rights.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of Class A Ordinary Shares.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may not issue negotiable or bearer shares, but may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Amended and Restated Shareholders Agreement

We entered into an amended and restated shareholders’ agreement on February 5, 2021 with our shareholders, consisting of holders of ordinary shares, holders of series seed preferred shares, holders of series A preferred shares, holders of series A-1 preferred shares, holders of series B preferred shares, holders of series B-1 preferred shares, holders of series B-2 preferred shares, holders of series C preferred shares, and holders of series C-1 preferred share. The amended and restated shareholders agreement provides for certain shareholders’ rights, including rights of first refusal and rights of co-sale, drag-along right, preemptive rights and redemption rights, and contains provisions governing our board of directors and other corporate governance matters. These special rights, as well as the corporate governance provisions, will terminate immediately after the completion of this offering.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)     the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)    the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)     the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which the company collects, processes and maintains personal data about investors of the company pursuant to the Data Protection Act, 2021 of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

The company is committed to processing personal data in accordance with the DPA. In its use of personal data, the company will be characterized under the DPA as a ‘data controller’, whilst certain of the company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the company, the company and certain of the company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils the Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

The Cayman Islands Companies Act is modeled after the corporate legislation of the United Kingdom but does not follow recent United Kingdom statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States (particularly Delaware) and their shareholders.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association
Duties of Directors

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors owe fiduciary duties of care and loyalty to the corporation and its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in all of their responsibilities, including overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty requires that a director act in good faith, not out of self-interest, and in a manner that the director reasonably believes to be in the best interests of the shareholders and the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

	Delaware	Cayman Islands
Limitations on Personal Liability of Directors

Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such a provision cannot eliminate or limit liability for breach of the fiduciary duty of loyalty, bad faith, intentional misconduct, a knowing violation of law, a transaction from which the director derived an improper personal benefit, an unlawful payment of dividends or an unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.

The Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or willful default.

Indemnification of Directors, Officers, Agents, and Others

A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party to a proceeding (other than a derivative proceeding), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all reasonably incurred expenses, judgments and amounts paid in settlement so long as the person acted in good faith and in a manner the person believed to be in, or not opposed to, the best interests of the corporation, and if with respect to a criminal proceeding, the person had no reasonable cause to believe that his or her conduct would be unlawful.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

	Delaware	Cayman Islands

A corporation has the power to indemnify a director, officer, employee or agent in connection with the defense or settlement of a derivative action against expenses reasonable and actually incurred provided such person acted in good faith and in a manner he or she reasonably believe to be in, or not opposed to, the corporation’s best interest and if such person has been adjudged liable only if a court determines that the person is fairly and reasonably entitled to indemnification. To the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding, such person shall be indemnified against expenses actually and reasonably incurred.

Interested Directors

Under Delaware law, a transaction between a corporation and a director or with another organization in which a director has a financial interest shall not be void or voidable solely for that reason, solely because the director participates in the meeting at which the board authorizes the transaction, or solely because any such director’s votes are counted for such purpose, if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

Interested director transactions are governed by the terms of a company’s memorandum and articles of association.

	Delaware	Cayman Islands
Voting Requirements

Delaware’s default rule is that the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is needed for corporate action (other than the election of directors). Certain actions, such as charter amendments, most mergers, dissolution and sales of all or substantially all of the corporation’s assets, require the affirmative vote of the majority of the outstanding voting power of the shares of the corporation entitled to vote. The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders unless the corporation’s board of directors approves the business combination or the transaction that resulted in the shareholder becoming an interested shareholder prior to the time the shareholder became an interested shareholder or another exemption applies.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a super majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

The Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Voting for Directors

Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Directors are appointed in accordance with the terms of the memorandum and articles of association of the company.
Cumulative Voting	There is no cumulative voting for the election of directors unless the corporation’s certificate of incorporation provides for cumulative voting.	No cumulative voting for the election of directors unless so provided in the memorandum and articles of association.
Directors’ Powers Regarding Bylaws

The certificate of incorporation may grant the directors the power to adopt, amend or repeal the corporation’s bylaws. The shareholders of the corporation possess the inherent right to adopt, amend or repeal the bylaws.

The memorandum and articles of association may only be amended by a special resolution of the shareholders.

	Delaware	Cayman Islands
Nomination and Removal of Directors and Filling Vacancies on Board

Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws (if any). Holders of a majority of the shares then entitled to vote at an election of directors may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation or bylaws, the directors or the shareholders may fill board vacancies or newly created directorships.

Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.
Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, or sale of all or substantially all of the assets of a corporation must be approved by the board of directors and by a majority of the outstanding voting power of the shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain mergers are entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value (as determined by the Delaware Court of Chancery) of the shares held by such shareholder in lieu of the consideration such shareholder would otherwise receive in the transaction.

The Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging parties that are then stricken and cease to exist.

Delaware law also provides that a parent entity, by resolution of its board of directors, may merge with any subsidiary corporation, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights unless the subsidiary is wholly owned.

Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

Under the Companies Act, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association.

Delaware	Cayman Islands

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the votes are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, or (b) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•   the statutory provisions as to the required majority vote have been met;

Delaware	Cayman Islands

•   the shareholders have been fairly represented at the meeting in question;

•   the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•   the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority”.

When a takeover offer is made and accepted by holders of not less than 90.0% of the shares affected within four (4) months, the offeror may, within a two (2) month period commencing on the expiration of such four (4) month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

	Delaware	Cayman Islands
Shareholder Suits

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action but such discretion is rarely used. Generally, Delaware follows the American rule under which each party bears its own costs.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•   a company acts or proposes to act illegally or ultra vires;

•   the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•   those who control the company are perpetrating a “fraud on the minority.

Inspection of Corporate Records

Under Delaware law, shareholders of a corporation, upon written demand under oath stating the purpose thereof, have the right during normal business hours to inspect for any proper purpose, and to make copies and extracts of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than copies of our memorandum and articles, the register of mortgages or charges, and any special resolutions passed by our shareholders) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

Shareholder Proposals

Under Delaware law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the corporation’s governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the corporation’s governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association.

	Delaware	Cayman Islands
Approval of Corporate Matters by Written Consent

Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders unless otherwise provided in the corporation’s certificate of incorporation. A corporation must send prompt notice of the taking of the corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders who have not consented in writing and who would have otherwise been entitled to notice of the meeting at which such action would have been taken.

The Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).
Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association.
Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Companies Act, a company may be wound up voluntarily (a) by virtue of a special resolution, (b) because the period, if any, fixed for the duration of the company by its articles of association has expired, or (c) because the event, if any, has occurred, on the occurrence of which its articles of association provide that the company shall be wound up. Our articles of association contain no fixed period for the duration of our Company and no provisions for the winding up of our Company on the occurrence of any particular event. Under the Companies Act, a company may also be wound up compulsorily by order of the Grand Court of the Cayman Islands, including if the company is unable to pay its debts as they fall due or the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that the company should be wound up.

Listing

We have applied to list our Class A Ordinary Shares on the NYSE Group under the symbol “[    ]”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Transfer Agent and Registrar of Shares

The transfer agent and registrar for our Class A Ordinary Shares is [American Stock Transfer & Trust Company, LLC], at [48 Wall Street, 22nd Floor, New York, New York 10005]. The transfer agent and registrar’s for our Class B Ordinary Shares is International Corporation Services Ltd., at P.O. Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there was no established public market for our Class A Ordinary Shares, and while we intend to apply for approval to have our Class A Ordinary Shares listed on the NYSEGroup, we cannot assure you that a liquid trading market for the Class A Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of our Class A Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Class A Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Class A Ordinary Shares, including Class A Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Class A Ordinary Shares and our ability to raise equity capital in the future.

Upon the closing of this offering, we will have [            ] outstanding Class A Ordinary Shares and [            ] Class B Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option. Of that amount, [            ] Class A Ordinary Shares will be publicly held by investors participating in this offering, and [            ] Class A Ordinary Shares and [            ] Class B Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act.

Rule 144

All of our Class A Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, persons who have beneficially owned restricted Class A Ordinary Shares for at least six (6) months, and any affiliate of the company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three (3) months preceding, a sale may sell an unlimited number of restricted securities under Rule 144 if:

•        the restricted securities have been held for at least six (6) months, including the holding period of any prior owner other than one of our affiliates;

•        we have been subject to the Exchange Act periodic reporting requirements for at least ninety (90) days before the sale; and

•        we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three (3) months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three (3) months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three (3) month period only that number of securities that does not exceed the greater of either of the following:

•        1% of the then outstanding Class A Ordinary Shares of the same class, which will equal approximately [            ] Class A Ordinary Shares immediately after this offering assuming the over-allotment option is not exercised and approximately [            ] Class A Ordinary Shares assuming the over-allotment option is exercised in full; or

•        the average weekly trading volume of our Class A Ordinary Shares on the NYSEGroup during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three (3) months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six (6) month holding period of Rule 144, which does not apply to sales of unrestricted securities.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until ninety (90) days after the date of this prospectus before selling any such shares.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

[Lock-up Agreements

Our directors, officers and principal shareholders (defined as owners of 5% or more of our ordinary shares) have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our ordinary shares or such other securities for a period of [180 days] from the date on which the trading of the ordinary shares on a National Securities Exchange commences, without the prior written consent of CMB International Capital Limited. See “Underwriting.”]

TAXATION

The following discussion of material Cayman Islands, Hong Kong, PRC, United States federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under state, local and other tax laws. Unless otherwise noted in the following discussion, this section is the opinion of Loeb & Loeb LLP, insofar as it relates to legal conclusions with respect to matters of Hong Kong tax law, and of Grandall Law Firm (Shanghai), insofar as it relates to legal conclusions with respect to matters of PRC tax law, and of Travers Thorp Alberga. Legal, insofar as it relates to legal conclusions with respect to matters of Cayman Islands tax law.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within, the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands. No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities.

Hong Kong Taxation

Our subsidiaries that were incorporated in Hong Kong were subject to 16.5% Hong Kong profits tax on their taxable income assessable profits generated from operations arising in or derived from Hong Kong for the years of assessment of 2021/2022 and 2020/2021. As from year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, our Hong Kong subsidiaries are exempted from Hong Kong income profits tax on its foreign- derived income profits. In addition, payments of dividends from our Hong Kong subsidiary to us are not subject to any withholding tax in Hong Kong.

People’s Republic of China Taxation

Under the PRC EIT Law and its implementation rules, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, production, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued the Circular of the SAT on Issues Relating to Identification of PRC-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the De Facto Standards of Organizational Management, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in the PRC only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

Further to SAT Circular 82, the SAT issued the SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters. Our Company is a company incorporated outside the PRC. As a holding company, its sole asset is its share ownership of its direct subsidiary, a Hong Kong company, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. As such, we do not believe that our Company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us. If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of Class A Ordinary Shares, as if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether in practice non-PRC shareholders of our Company would be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. See “Risk Factors — Risks Related to Doing Business in China and Hong Kong — Dividends paid to our foreign investors and gains on the sale of the Class A Ordinary Shares by our foreign investors may become subject to PRC tax.”

Certain United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our ordinary shares. This summary applies only to U.S. Holders that hold our Class A Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        financial institutions or financial services entities;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        governments or agencies or instrumentalities thereof;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        persons liable for alternative minimum tax;

•        persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        passive foreign investment companies;

•        controlled foreign corporations;

•        persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Class A Ordinary Shares through such entities.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR CLASS A ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any PRC tax withheld) paid on our Class A Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including NYSE. It is unclear whether dividends that we pay on our Class A Ordinary Shares will meet the conditions required for the reduced tax rate. However, in the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the

United States-PRC income tax treaty. If we are eligible for such benefits, dividends we pay on our Class A Ordinary Shares, would be eligible for the reduced rates of taxation described in this paragraph. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares. Dividends received on our Class A Ordinary Shares will not be eligible for the dividends-received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Class A Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Class A Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares. Any capital gain or loss will be long term if the Class A Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. In the event that gain from the disposition of the Class A Ordinary Shares is subject to tax in the PRC, such gain may be treated as PRC-source gain under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

Based on our current composition of assets, subsidiaries and market capitalization (which will fluctuate from time to time), we do not expect to be or become a PFIC for U.S. federal income tax purposes. However, no assurance can be given in this regard because the determination of whether we will be or become a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Class A Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Class A Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Class A Ordinary Shares. Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Class A Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A Ordinary Shares over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Class A Ordinary Shares.

Non-U.S. Holders

Cash dividends paid or deemed paid to a Non-U.S. Holder with respect to the Class A Ordinary Shares generally will not be subject to U.S. federal income tax unless such dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of the Class A Ordinary Shares unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

Cash dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to regular U.S. federal income tax at the same regular U.S. federal income tax rates as applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CLASS A ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated [•], among us and the underwriters named below, for whom CMB International Capital Limited and The Benchmark Company, LLC are acting as the representatives, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of the Class A Ordinary Shares shown opposite its name below:

Underwriter	Number of Class A Ordinary Shares
CMB International Capital Limited	[•]
The Benchmark Company, LLC	[•]
Guotai Junan Securities (Hong Kong) Limited	[•]
Eddid Securities and Futures Limited	[•]
Eddid Securities USA Inc.	[•]
Tiger Brokers (NZ) Limited	[•]
Total	[•]

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of certain officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the Class A Ordinary Shares if any of them are purchased, other than those covered by the option to purchase additional Class A Ordinary Shares described below.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the Class A Ordinary Shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Class A Ordinary Shares, that you will be able to sell any of the Class A Ordinary Shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the Class A Ordinary Shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. CMB International Capital Limited is not a broker-dealer registered with the SEC and may not make sales in the United States or to U.S. persons. CMB International Capital Limited has agreed that it does not intend to and will not offer or sell any of our Class A Ordinary Shares in the United States or to U.S. persons in connection with this offering. Guotai Junan Securities (Hong Kong) Limited, Eddid Securities and Futures Limited and Tiger Brokers (NZ) Limited are not broker-dealers registered with the SEC and, to the extent that their conduct may be deemed to involve participation in offers or sales of our Class A Ordinary Shares in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations.

The Class A Ordinary Shares to be sold outside of the United States have not been registered under the Securities Act for their offer and sale as part of the initial distribution in the offering. These Class A Ordinary Shares initially will be offered outside the United States in compliance with Regulation S under the Securities Act. These Class A Ordinary Shares have, however, been registered under the Securities Act solely for purposes of their resale in the United States in transactions that require registration under the Securities Act. This prospectus may be used in connection with resales of such Class A Ordinary Shares in the United States to the extent such transactions would not be exempt from registration under the Securities Act.

Option to Purchase Additional Class A Ordinary Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of [•] Class A Ordinary Shares from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be severally and not jointly obligated, subject to specified conditions, to purchase a number of additional Class A Ordinary Shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more Class A Ordinary Shares than the total number set forth on the cover page of this prospectus.

Commission and Expenses

The underwriters have advised us that they propose to offer the Class A Ordinary Shares to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of US$[•] per Class A Ordinary Share. After the offering, the initial public offering price and concession to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Class A Ordinary Shares.

	Per Class A Ordinary Share	Total
		No Exercise	Full Exercise
Public offering price	US$ [•]	US$ [•]	US$ [•]
Underwriting discounts and commissions paid by us	US$ [•]	US$ [•]	US$ [•]
Proceeds to us, before expenses	US$ [•]	US$ [•]	US$ [•]

We have agreed to pay the underwriters a cash fee equal to seven percent (7%) of the gross proceeds from the sale of the Class A Ordinary Shares in this offering. We have further agreed to pay the underwriters, upon closing of this offering, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds from the sale of the Class A Ordinary Shares in this offering, and an incentive bonus equal to one percent (1%) of the gross proceeds from the sale of the Class A Ordinary Shares in this offering in our sole discretion. Additionally, we have agreed to reimburse the underwriters for certain out-of-pocket expenses for “road show,” diligence, and reasonable legal fees, not to exceed [  ] in the aggregate.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts, commissions and non-accountable expense allowance referred to above, will be approximately US$[•]. Expenses include the SEC registration fees, FINRA filing fees, the NYSE entry and listing fee, and legal, accounting, printing and miscellaneous expenses.

Underwriter Warrants

Upon the closing of this offering, we have agreed to issue to the underwriters the warrants to purchase [        ] Class A Ordinary Shares which is equal to five per cent (5%) of the Class A Ordinary Shares sold in this offering. The Underwriter Warrants will be exercisable at any time after the closing of this offering subject to the lock-up described below, in whole or in part, and will be exercisable for five (5) years from the commencement of sales of this offering. The Underwriter Warrants are exercisable via cashless exercise at a price equal to the offering price of the Class A Ordinary Shares offered hereby.

The Underwriter Warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days beginning on the date of the commencement of sales of the offering in accordance with FINRA Rule 5110(e)(1), except that (i) they may be transferred, in whole or in part, to any member participating in the offering and its officers or partners, its registered persons or affiliates, if all transferred securities remain subject to the lock-up restriction for the remainder of the 180-day lock-up period, (ii) they may be exercised or converted, in whole or in part, if all securities received remain subject to the lock-up restriction for the remainder of the 180-day lock-up period, (iii) they may be transferred back to the issuer in a transaction exempt from registration with the SEC, or other exceptions as provided under FINRA Rule 5110(e)(2).

Right of First Refusal

Until 12 months from the closing of this offering, the underwriters shall have a right of first refusal to act as lead or joint-lead investment bankers, lead or joint book-runners and/or lead or joint placement agents, on the underwriters’ customary terms and conditions, in the event we pursue a registered, underwritten public offering of securities (in addition to this offering), a public or private offering of securities (debt or equity or equity linked). In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the date of commencement of sales of this offering or the termination date of the engagement between us and the underwriters.

The address of CMB International Capital Limited is 45/F, Champion Tower, 3 Garden Road, Central, Hong Kong. The address of The Benchmark Company, LLC is 150 East 58th St, 17th Floor, New York, NY 10155. The address of Guotai Junan Securities (Hong Kong) Limited is 26/F-28/F, Low Block, Grand Millennium Plaza, 181 Queen’s Road Central, Hong Kong. The address of Eddid Securities and Futures Limited is 21/F, Citic Tower, 1 Tim Mei Avenue, Central, Hong Kong. The address of Eddid Securities USA Inc. is 11 Broadway, Suite 801, New York, NY 10004. The address of Tiger Brokers (NZ) Limited is Level 27, 151 Queen Street, Auckland Central, Auckland 1010.

Determination of Offering Price

Prior to this offering, there has not been a public market for our Class A Ordinary Shares. Consequently, the initial public offering price for our Class A Ordinary Shares will be determined by negotiations between us and the representatives. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which the Class A Ordinary Shares will trade in the public market subsequent to the offering or that an active trading market for the Class A Ordinary Shares will develop and continue after the offering.

Listing

We have applied to have our Class A Ordinary Shares listed on the NYSE Group under the symbol “[            ].” There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Stamp Taxes

If you purchase the Class A Ordinary Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

[Lock Up Agreements

We have agreed that we will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, or enter into any transaction or device that is designed to, or could be expected to, result in the disposition, directly or indirectly, any ordinary shares or securities convertible into or exchangeable or exercisable for any ordinary shares, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares or securities convertible into or exercisable or exchangeable for any ordinary shares, whether any of these transactions is to be settled by delivery of the ordinary shares or other securities, in cash or otherwise, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any ordinary shares or securities convertible into or exercisable or exchangeable for any ordinary shares or any other securities of us, or publicly disclose the intention to do any of the foregoing, without the prior written consent of the representatives of the underwriters for a period of 180 days after the date of this prospectus, subject to certain exceptions and applicable notice requirements.

Our directors and executive officers and our existing shareholders have agreed that they will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, or enter into any transaction or device that is designed to, or could be expected to, result in the disposition, directly or indirectly, of any ordinary shares or securities convertible into or exchangeable or exercisable for any ordinary shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares or securities convertible into or exercisable or exchangeable for any ordinary shares, whether any of these transactions is to be settled by delivery of the ordinary shares or other securities, in cash or otherwise, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any ordinary shares or securities convertible into or exercisable or exchangeable for any ordinary shares or any other securities of us, or publicly disclose the intention to do any of the foregoing, without the prior written consent of the representatives of the underwriters for a period of 180 days after the date of this prospectus, subject to certain exceptions and applicable notice requirements.]

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the Class A Ordinary Shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Class A Ordinary Shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional Class A Ordinary Shares or purchasing the Class A Ordinary Shares in the open market. In determining the source of the Class A Ordinary Shares to close out the covered short position, the underwriters will consider, among other things, the price of the Class A Ordinary Shares available for purchase in the open market as compared to the price at which they may purchase the Class A Ordinary Shares through the option to purchase additional Class A Ordinary Shares.

“Naked” short sales are sales in excess of the option to purchase additional Class A Ordinary Shares. The underwriters must close out any naked short position by purchasing the Class A Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of the Class A Ordinary Shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the Class A Ordinary Shares. A syndicate covering transaction is the bid for or the purchase of the Class A Ordinary Shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or retarding a decline in the market price of our Class A Ordinary Shares. As a result, the price of our Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Class A Ordinary Shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

None of we, or any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A Ordinary Shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of the Class A Ordinary Shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Class A Ordinary Shares offered hereby. Any such short positions could adversely affect future trading prices of the Class A Ordinary Shares offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action may be taken in any jurisdiction other than the U.S. that would permit a public offering of the Class A Ordinary Shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Class A Ordinary Shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the Class A Ordinary Shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Australia

This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)     you confirm and warrant that you are either:

(i)     a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

(ii)    a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)   a person associated with the company under section 708(12) of the Corporations Act; or

(iv)   a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act;

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

(b)    you warrant and agree that you will not offer any of the Class A Ordinary Shares issued to you pursuant to this document for resale in Australia within 12 months of those Class A Ordinary Shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Bermuda

The Class A Ordinary Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

British Virgin Islands

The Class A Ordinary Shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The Class A Ordinary Shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), (“BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

This prospectus has not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the Class A Ordinary Shares for the purposes of the Securities and Investment Business Act, 2010, or SIBA or the Public Issuers Code of the British Virgin Islands.

The Class A Ordinary Shares may be offered to persons located in the British Virgin Islands who are “qualified investors” for the purposes of SIBA. Qualified investors include (i) certain entities which are regulated by the Financial Services Commission in the British Virgin Islands, including banks, insurance companies, licensees under SIBA and public, professional and private mutual funds; (ii) a company, any securities of which are listed on a recognized exchange; and (iii) persons defined as “professional investors” under SIBA, which is any person (a) whose ordinary business involves, whether for that person’s own account or the account of others, the acquisition or disposal of property of the same kind as the property, or a substantial part of our property; or (b) who has signed a declaration that he, whether individually or jointly with his spouse, has a net worth in excess of US$1,000,000 and that he consents to being treated as a professional investor.

Canada

The Class A Ordinary Shares may be sold in Canada only to purchasers resident or located in the Provinces of Ontario, Québec, Alberta and British Columbia, purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

Cayman Islands

This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Class A Ordinary Shares, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any Class A Ordinary Shares in the Cayman Islands.

Dubai International Financial Centre (“DIFC”)

This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The Class A Ordinary Shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A Ordinary Shares offered should conduct their own due diligence on the Class A Ordinary Shares. If you do not understand the content of this prospectus, you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no Class A Ordinary Shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Class A Ordinary Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of any Class A Ordinary Shares at any time under the following exemptions under the Prospectus Regulation:

•        any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offeror

•        in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the Class A Ordinary Shares shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the Class A Ordinary Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A Ordinary Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

The Class A Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) or (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the content of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Israel

The Class A Ordinary Shares offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor has it been registered for sale in Israel. The Class A Ordinary Shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the Class A Ordinary Shares being offered. Any resale in Israel, directly or indirectly, to the public of the Class A Ordinary Shares offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Japan

The Class A Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and the Class A Ordinary Shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Korea

The Class A Ordinary Shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the Class A Ordinary Shares have been and will be offered in Korea as a private placement under the FSCMA. None of the Class A Ordinary Shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The Class A Ordinary Shares have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the Class A Ordinary Shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Class A Ordinary Shares. By the purchase of the Class A Ordinary Shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the Class A Ordinary Shares pursuant to the applicable laws and regulations of Korea.

Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Class A Ordinary Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the Class A Ordinary Shares has been or will be registered with the Securities Commission of Malaysia, or the Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Ordinary Shares may not be circulated or distributed, nor may the Class A Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Class A Ordinary Shares, as principal, if the offer is on terms that the Class A Ordinary Shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding 12 months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding 12 months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Class A Ordinary Shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

People’s Republic of China

For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau. This prospectus has not been and will not be circulated or distributed in the PRC, and the Class A Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Qatar

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Center Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority pursuant to resolution number 2-11-2004 dated October 4, 2004 as amended by resolution number 1-28-2008, as amended. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Ordinary Shares may not be circulated or distributed, nor may the Class A Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (2) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Class A Ordinary Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A Ordinary Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Switzerland

The Class A Ordinary Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Class A Ordinary Shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the issuer or the Class A Ordinary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Class A Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Class A Ordinary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Class A Ordinary Shares.

Taiwan

The Class A Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A Ordinary Shares in Taiwan.

United Arab Emirates

The Class A Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (1) in compliance with all applicable laws and regulations of the United Arab Emirates; and (2) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

United Kingdom

The underwriters have represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA, received by it in connection with the issue or sale of the Class A Ordinary Shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A Ordinary Shares in, from or otherwise involving the United Kingdom.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and commissions and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Class A Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the NYSE listing fee and the filing fee payable to Financial Industry Regulatory Authority, Inc., or FINRA, all amounts are estimates.

SEC registration fee	$
The NYSE listing fee
FINRA filing fee
Printing and engraving expenses
Legal fees and expenses
Accounting fees and expenses
Transfer agent and registrar fee and expenses
Miscellaneous
Total

____________

*        To be completed by amendment.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities and New York State law. The validity of our shares and certain other matters of Cayman Islands law will be passed upon for us by Travers Thorp Alberga. Legal matters as to PRC law will be passed upon for us by Grandall Law Firm (Shanghai) and for the underwriters by DeHeng Law Offices (Shenzhen). The underwriters are being represented by Hogan Lovells with respect to certain legal matters as to U.S. federal securities and New York State law.

EXPERTS

The consolidated financial statements of DDC Enterprise Limited as of December 31, 2021 and 2022, and for the years then ended have been included herein and in the registration statement in reliance upon the report of KPMG Huazhen LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2022 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred a loss from operations, had net cash used in operating activities, net current liabilities and an accumulated deficit, that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The audit report covering the December 31, 2022 financial statements refers to a change to the method of accounting for leases as of January 1, 2022 due to the adoption of Accounting Standards Codification Topic 842, Leases.

The registered business address of KPMG Huazhen LLP is 25th Floor, Tower II, Plaza 66, 1266 Nanjing West Road, Shanghai 200040, PRC.

ENFORCEMENT OF CIVIL LIABILITIES

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our Tenth Memorandum and Articles of Association and the Companies Act, and the common law of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following: (i) the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors; and (ii) Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

Cayman Islands

We have been advised by Travers Thorp Alberga, our counsel as to Cayman Islands law, there is uncertainty as to whether the courts of the Cayman Islands would:

•        recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of securities laws of the United States or any state in the United States; or

•        entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have also been advised by Travers Thorp Alberga that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Travers Thorp Alberga has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgement, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)     is given by a foreign court of competent jurisdiction;

(b)    imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)     is final;

(d)    is not in respect of taxes, a fine or a penalty;

(e)     was not obtained by fraud; and

(f)     is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Hong Kong

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

China

There is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

The recognition and enforcement of foreign judgments are mainly provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. Accordingly, there is uncertainty whether China courts will recognize or enforce judgments of United States or Cayman Islands Courts because China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments as of the date of this prospectus. Further, under Chinese Civil Procedure Law, Chinese courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or social public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

Under the PRC Civil Procedure Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it will be difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedure Law.

As at the date of this prospectus, Ms. Norma Ka Yin Chu, our Chief Executive Officer and Chairwoman, Ms. Katherine Shuk Kwan Lui, our Chief Financial Officer and director, and Mr. Chia Hung Yang, our independent director, are permanent residents of Hong Kong; and Samuel Chun Kong Shih, our independent director, is a permanent resident of Canada. As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

You may review a copy of the registration statement, including exhibits and any schedule filed therewith, and obtain copies of such materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a principal website at https://www.daydaycook.com.cn/daydaycook. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

DDC Enterprise Limited

Index to the unaudited condensed Consolidated Financial Statements

CONTENTS	PAGE(S)
Unaudited Condensed Consolidated Balance Sheets as of December 31, 2022 and March 31, 2023	F-96 – F-99
Unaudited Condensed Consolidated Statements of Comprehensive Loss for the three months ended March 31, 2022 and 2023	F-100 – F-101
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Deficit for the three months ended March 31, 2022 and 2023	F-102 – F-103
Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2022 and 2023	F-104 – F-105
Notes to Unaudited Condensed Consolidated Financial Statements	F-106 – F-135

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors
DDC Enterprise Limited:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of DDC Enterprise Limited and subsidiaries (the Company) as of December 31, 2021 and 2022, the related consolidated statements of comprehensive loss, changes in shareholders’ deficit, and cash flows for the years then ended and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2(a) to the consolidated financial statements, the Company has incurred a loss from operations, had net cash used in operating activities, net current liabilities and an accumulated deficit, that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2(a). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Change in Accounting Principle

As discussed in note 2(p) to the consolidated financial statements, the Company has changed its method of accounting for leases as of January 1, 2022 due to the adoption of Accounting Standards Codification Topic 842, Leases.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG Huazhen LLP

We have served as the Company’s auditor since 2021.

Shanghai, People’s Republic of China

June 15, 2023

DDC ENTERPRISE LIMITED
CONSOLIDATED BALANCE SHEETS

		As of December 31,
	Note	2021	2022
		RMB	RMB	US$
				Note 2(e)
ASSETS
Current assets
Cash and cash equivalents	2(g)	13,493,501	26,801,767	3,902,639
Restricted cash	2(h)	63,757,000	70,102,863	10,207,767
Accounts receivable, net	2(i)	11,568,381	26,906,994	3,917,962
Inventories	4	9,606,161	6,115,553	890,493
Prepayments and other current assets	5	21,040,626	25,714,888	3,744,378
Total current assets		119,465,669	155,642,065	22,663,239

Non-current assets
Long-term investments	6	51,749,160	22,440,969	3,267,658
Property, plant and equipment, net	7	4,167,371	509,169	74,141
Operating lease right-of-use assets	13	—	6,132,812	893,007
Intangible assets, net	8	15,206,060	17,439,892	2,539,445
Goodwill	9	8,301,453	18,769,688	2,733,078
Other non-current assets	10	29,611,251	34,443,178	5,015,315
Total non-current assets		109,035,295	99,735,708	14,522,644
Total assets		228,500,964	255,377,773	37,185,883

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term bank borrowings (including short-term bank borrowings of VIEs without recourse to the Company of RMB2,431,000 and RMB nil as of December 31, 2021 and 2022, respectively)	11	47,096,851	54,830,623	7,983,957
Current portion of long-term bank borrowings	11	1,730,506	2,020,480	294,205
Accounts payable (including accounts payable of VIEs without recourse to the Company of RMB2,477,398 and RMB nil as of December 31, 2021 and 2022, respectively)		18,500,406	17,046,154	2,482,112
Contract liabilities (including contract liabilities of VIEs without recourse to the Company of RMB1,000,338 and RMB nil as of December 31, 2021 and 2022, respectively)	24	2,069,565	6,293,066	916,341
Shareholder loans, at amortized cost	16	17,845,348	19,522,986	2,842,767
Amounts due to related parties	26	7,412,256	19,395,710	2,824,234
Accrued expenses and other current liabilities (including accrued expenses and other current liabilities of VIEs without recourse to the Company of RMB23,674,577 and RMB8,219,721 as of December 31, 2021 and 2022, respectively)	12	75,669,076	107,356,680	15,632,343
Current portion of operating lease liabilities	13	—	1,413,110	205,765
Convertible loans, at fair value	16	6,072,237	14,949,326	2,176,790
Convertible loans, at amortized cost	16	—	18,964,600	2,761,460
Contingent consideration payables	20	644,437	—	—
Total current liabilities		177,040,682	261,792,735	38,119,974

DDC ENTERPRISE LIMITED
CONSOLIDATED BALANCE SHEETS — (Continued)

		As of December 31,
	Note	2021	2022
		RMB	RMB	US$
				Note 2(e)
Non-current liabilities
Long-term bank borrowings (including long-term bank borrowings of VIEs without recourse to the Company of RMB2,900,000 and RMB nil as of December 31, 2021 and 2022, respectively)	11	5,675,994	1,671,084	243,329
Operating lease liabilities	13	—	4,824,198	702,458
Warrant liabilities	20	8,531,114	5,747,884	836,957
Option liability	20	17,632,261	12,762,104	1,858,306
Shareholder loans, at amortized cost	16	40,858,472	76,099,976	11,081,015
Convertible loans, at fair value	16	—	3,897,606	567,535
Convertible loans, at amortized cost	16	12,000,000	—	—
Deferred tax liabilities	22	3,185,800	3,399,427	494,995
Other non-current liabilities	14	—	4,162,222	606,066
Total non-current liabilities		87,883,641	112,564,501	16,390,661
Total liabilities		264,924,323	374,357,236	54,510,635

Commitments and contingencies (Note 25)
Mezzanine equity
Series A redeemable convertible preferred shares (US$0.001 par value; 11,599,000 shares authorised, issued and outstanding as of December 31, 2021 and 2022, redemption value of RMB64,034,764 and RMB78,343,351 as of December 31, 2021 and 2022; liquidation value of RMB64,034,764 and RMB78,343,351 as of December 31, 2021 and 2022, respectively)	15	64,034,764	78,343,351	11,407,675
Series A-1 redeemable convertible preferred shares (US$0.001 par value; 4,431,000 shares authorised, issued and outstanding as of December 31, 2021 and 2022, redemption value of RMB53,283,363 and RMB65,189,547 as of December 31, 2021 and 2022; liquidation value of RMB53,283,363 and RMB65,189,547 as of December 31, 2021 and 2022, respectively)	15	53,283,363	65,189,547	9,492,333
Series B redeemable convertible preferred shares (US$0.001 par value; 3,644,000 shares authorised, issued and outstanding as of December 31, 2021 and 2022, redemption value of RMB74,125,418 and RMB90,688,766 as of December 31, 2021 and 2022; liquidation value of RMB74,125,418 and RMB90,688,766 as of December 31, 2021 and 2022, respectively)	15	74,125,418	90,688,766	13,205,307

DDC ENTERPRISE LIMITED
CONSOLIDATED BALANCE SHEETS — (Continued)

		As of December 31,
	Note	2021	2022
		RMB	RMB	US$
				Note 2(e)
Series B-1 redeemable convertible preferred shares (US$0.001 par value; 3,661,000 shares authorised, issued and outstanding as of December 31, 2021 and 2022, redemption value of RMB82,034,938 and RMB100,365,667 as of December 31, 2021 and 2022; liquidation value of RMB82,034,938 and RMB100,365,667 as of December 31, 2021 and 2022, respectively)	15	82,034,938	100,365,667	14,614,373
Series B-2 redeemable convertible preferred shares (US$0.001 par value; 7,275,817 shares authorised, 6,200,412 shares issued and outstanding as of December 31, 2021 and 2022, redemption value of RMB153,676,314 and RMB181,300,496 as of December 31, 2021 and 2022; liquidation value of RMB153,676,314 and RMB181,300,496 as of December 31, 2021 and 2022, respectively)	15	153,676,314	181,300,496	26,399,397
Series C redeemable convertible preferred shares (US$0.001 par value; 10,464,200 shares authorised, 4,646,530 shares issued and outstanding as of December 31, 2021 and 2022, redemption value of RMB128,256,848 and RMB151,311,737 as of December 31, 2021 and 2022; liquidation value of RMB128,256,848 and RMB151,311,737 as of December 31, 2021 and 2022, respectively)	15	128,256,848	151,311,737	22,032,695
Series C-1 redeemable convertible preferred shares (US$0.001 par value; 43,730,524 shares authorized, 37,935,025 shares issued and outstanding as of December 31, 2021 and 2022, redemption value of RMB594,462,509 and RMB701,320,497 as of December 31, 2021 and 2022; liquidation value of RMB594,462,509 and RMB701,320,497 as of December 31, 2021 and 2022, respectively)	15	594,462,509	701,320,497	102,120,173
Total mezzanine equity		1,149,874,154	1,368,520,061	199,271,953

DDC ENTERPRISE LIMITED
CONSOLIDATED BALANCE SHEETS — (Continued)

		As of December 31,
	Note	2021	2022
		RMB	RMB	US$
				Note 2(e)
Shareholders’ deficit
Class A ordinary shares (US$0.001 par value per share, 883,970,459 shares authorized, 84,426,607 shares issued and outstanding as of December 31, 2021 and 883,970,459 shares authorized, 90,212,415 shares issued and outstanding as of December 31, 2022, respectively)	17	546,237	584,961	85,177
Class B ordinary shares (US$0.001 par value per share, 14,000,000 shares authorised, issued and outstanding as of December 31, 2021 and 2022, respectively)	17	96,589	96,589	14,064
Series seed convertible preferred shares (US$0.001 par value, 17,224,000 shares authorised, issued and outstanding as of December 31, 2021 and 2022, liquidation value of RMB34,152,483 and RMB37,307,022 as of December 31, 2021 and 2022, respectively)	18	58,565,485	58,565,485	8,527,795
Accumulated deficit		(1,283,142,300)	(1,478,040,573)	(215,219,374)
Accumulated other comprehensive income/(loss)		37,399,804	(83,132,274)	(12,104,997)
Total shareholders’ deficit attributable to DDC Enterprise Limited		(1,186,534,185)	(1,501,925,812)	(218,697,335)
Non-controlling interest		236,672	14,426,288	2,100,630
Total shareholders’ deficit		(1,186,297,513)	(1,487,499,524)	(216,596,705)
Total liabilities, mezzanine equity and shareholders’ deficit		228,500,964	255,377,773	37,185,883

The accompanying notes are an integral part of these consolidated financial statements.

DDC ENTERPRISE LIMITED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

		For the Year Ended December 31
	Note	2021	2022
		RMB	RMB	US$
				Note 2(e)
Revenues:
Product revenues	24	191,389,968	176,420,393	25,688,799
Service revenues	24	5,544,507	1,298,631	189,095
Revenues from collaborative arrangements	24	8,244,967	1,867,042	271,862
Total revenues		205,179,442	179,586,066	26,149,756

Cost of products		(164,541,069)	(134,462,728)	(19,579,289)
Cost of services		(4,180,765)	(1,196,469)	(174,219)
Total cost of revenues		(168,721,834)	(135,659,197)	(19,753,508)
Gross profit		36,457,608	43,926,869	6,396,248

Operating expenses:
Fulfilment expenses		(23,967,825)	(10,630,884)	(1,547,977)
Sales and marketing expenses		(59,239,750)	(20,763,218)	(3,023,359)
Research and development expenses		(233,663)	—	—
General and administrative expenses		(66,636,360)	(53,543,862)	(7,796,590)
Share based compensation		—	(38,993,201)	(5,677,850)
Total operating expenses		(150,077,598)	(123,931,165)	(18,045,776)
Loss from operations		(113,619,990)	(80,004,296)	(11,649,528)

Interest expenses		(22,842,091)	(30,826,950)	(4,488,752)
Interest income		9,783	465,162	67,733
Foreign currency exchange (loss)/gain, net		(147,413)	671,007	97,706
Impairment loss for equity investments accounted for using measurement alternative	6	—	(22,705,285)	(3,306,146)
Gain from deconsolidation of VIEs	1	—	13,543,650	1,972,108
Other income		5,581,534	1,599,746	232,941
Other expenses, net	21	(266,083,985)	—	—
Changes in fair value of financial instruments	20	(60,764,404)	(1,875,889)	(273,151)
Loss before income tax expenses		(457,866,566)	(119,132,855)	(17,347,089)

Income tax expense	22	(816,868)	(3,115,753)	(453,689)
Net loss		(458,683,434)	(122,248,608)	(17,800,778)

Accretion of redeemable convertible preferred shares to redemption value	15	(381,218,518)	(109,089,609)	(15,884,677)
Net loss attributable to ordinary shareholders		(839,901,952)	(231,338,217)	(33,685,455)
Net loss attributable to non-controlling interest		(4,333,208)	(222,968)	(32,467)
Net loss attributable to DDC Enterprise Limited		(835,568,744)	(231,115,249)	(33,652,988)

DDC ENTERPRISE LIMITED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS — (Continued)

		For the Year Ended December 31
	Note	2021	2022
		RMB	RMB	US$
				Note 2(e)
Other comprehensive income, net of nil income taxes:
Foreign currency translation adjustment, net of nil income taxes		15,902,297	(120,532,078)	(17,550,830)
Total other comprehensive income/(loss)		15,902,297	(120,532,078)	(17,550,830)
Comprehensive loss:		(823,999,655)	(351,870,295)	(51,236,285)
Comprehensive loss attributable to non-controlling interests		(4,333,208)	(222,968)	(32,467)

Comprehensive loss attributable to DDC Enterprise Limited		(819,666,447)	(351,647,327)	(51,203,818)

Net loss per ordinary share
— Basic and diluted – Class A	23	(10.81)	(2.64)	(0.38)
— Basic and diluted – Class B		—	—	—

Weighted average number of ordinary shares outstanding used in computing net loss per ordinary share
— Basic and diluted – Class A	23	77,279,969	87,383,091	87,383,091
— Basic and diluted – Class B		14,000,000	14,000,000	14,000,000

The accompanying notes are an integral part of these consolidated financial statements

DDC ENTERPRISE LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2021

	Class A ordinary shares		Class B ordinary shares		Series seed convertible preferred shares		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total DDC shareholders’ deficit	Non- redeemable non- controlling interest	Total shareholders’ deficit
	Shares	Amount	Shares	Amount	Shares	Amount
		RMB		RMB		RMB	RMB	RMB	RMB	RMB	RMB	RMB
Balance as of January 1, 2021	14,000,000	90,509	14,000,000	96,589	17,224,000	58,565,485	—	(736,738,408)	21,497,507	(656,488,318)	4,569,880	(651,918,438)
Issuance of class A ordinary shares	70,426,607	455,728	—	—	—	—	243,798,133	—	—	244,253,861	—	244,253,861
Beneficial conversion feature of redeemable convertible preferred shares	—	—	—	—	—	—	16,942,439	—	—	16,942,439	—	16,942,439
Prepaid consideration for acquisitions	—	—	—	—	—	—	28,424,280	—	—	28,424,280	—	28,424,280
Accretion of redeemable convertible preferred shares	—	—	—	—	—	—	(289,164,852)	(92,053,666)	—	(381,218,518)	—	(381,218,518)
Net loss	—	—	—	—	—	—	—	(454,350,226)	—	(454,350,226)	(4,333,208)	(458,683,434)
Foreign currency translation adjustment, net of nil income taxes	—	—	—	—	—	—	—	—	15,902,297	15,902,297	—	15,902,297
Balance as of December 31, 2021	84,426,607	546,237	14,000,000	96,589	17,224,000	58,565,485	—	(1,283,142,300)	37,399,804	(1,186,534,185)	236,672	(1,186,297,513)

The accompanying notes are an integral part of these consolidated financial statements.

DDC ENTERPRISE LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT — (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2022

	Class A ordinary shares		Class B ordinary shares		Series seed convertible preferred shares		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income/(loss)	Total DDC shareholders’ deficit	Non- redeemable non- controlling interest	Total shareholders’ deficit
	Shares	Amount	Shares	Amount	Shares	Amount
		RMB		RMB		RMB	RMB	RMB	RMB	RMB	RMB	RMB
Balance as of January 1, 2022	84,426,607	546,237	14,000,000	96,589	17,224,000	58,565,485	—	(1,283,142,300)	37,399,804	(1,186,534,185)	236,672	(1,186,297,513)
Issuance of class A ordinary shares in connection with exercise of share options	5,785,808	38,724	—	—	—	—	—	—	—	38,724	—	38,724
Share-based compensation	—	—	—	—	—	—	34,792,255	—	—	34,792,255	—	34,792,255
Incremental cost of share options modified in connection with deconsolidation of Farm Entities							1,424,721	—	—	1,424,721	—	1,424,721
Business combinations	—	—	—	—	—	—	—	—	—	—	14,412,584	14,412,584
Accretion of redeemable convertible preferred shares	—	—	—	—	—	—	(36,216,976)	(72,872,633)	—	(109,089,609)	—	(109,089,609)
Net loss	—	—	—	—	—	—	—	(122,025,640)	—	(122,025,640)	(222,968)	(122,248,608)
Foreign currency translation adjustment, net of nil income taxes	—	—	—	—	—	—	—	—	(120,532,078)	(120,532,078)	—	(120,532,078)
Balance as of December 31, 2022	90,212,415	584,961	14,000,000	96,589	17,224,000	58,565,485	—	(1,478,040,573)	(83,132,274)	(1,501,925,812)	14,426,288	(1,487,499,524)
Balance as of December 31, 2022 (US$) Note 2(e)	90,212,415	85,177	14,000,000	14,064	17,224,000	8,527,795	—	(215,219,374)	(12,104,997)	(218,697,335)	2,100,630	(216,596,705)

The accompanying notes are an integral part of these consolidated financial statements.

DDC ENTERPRISE LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2021	2022
	RMB	RMB	US$
			Note 2(e)
Operating activities:
Net loss	(458,683,434)	(122,248,608)	(17,800,778)
Adjustments to reconcile net loss to net cash provided by operating activities
Extinguishment losses, net	229,580,168	—	—
Excess of fair value of instruments issued over proceeds received	36,503,817	—	—
Accretion of interest expenses on loans at amortized cost	13,613,110	18,795,751	2,736,873
Accretion of interest expenses on cash consideration payable for Lishang acquisition	—	185,012	26,940
Depreciation and amortization	5,110,730	3,544,322	516,093
Allowance of accounts receivable	4,324,627	5,334,098	776,705
Allowance of other current assets	—	4,262,335	620,644
(Gain)/loss from disposal of property and equipment	(14,262)	13,748	2,002
Write down of inventories to net realizable value	1,200,012	27,536	4,010
Unrealized foreign currency exchange loss/(gain), net	147,413	(671,007)	(97,706)
Changes in fair value of financial instruments	60,764,404	1,875,889	273,151
Changes in fair value of contingent consideration payables	(875,763)	(92,796)	(13,512)
Impairment loss for other equity investments accounted for using Measurement Alternative	—	22,705,285	3,306,146
Share-based compensation	—	38,993,201	5,677,850
Gain from deconsolidation of VIEs	—	(13,543,650)	(1,972,108)
Deferred tax expense/(benefit)	814,881	(601,737)	(87,620)

Changes in assets and liabilities, net of effects from business combination and deconsolidation of VIEs:
Accounts receivable, net	(2,734,066)	(21,010,479)	(3,059,363)
Inventories	(5,841,033)	3,215,628	468,232
Prepayments and other current assets	(4,419,775)	11,254,698	1,638,811
Other non-current assets	145,000	(32,746,114)	(4,768,203)
Accounts payable	3,586,714	667,966	97,263
Contract liabilities	(356,351)	4,943,301	719,800
Operating lease	—	1,000,658	145,707
Accrued expenses and other current liabilities	25,708,518	37,011,898	5,389,350
Net cash used in operating activities	(91,425,290)	(37,083,065)	(5,399,713)

Investing activities:
Purchase of property and equipment	(179,210)	(191,634)	(27,904)
Net proceeds from disposal of property and equipment	22,881	—	—
Acquisition of short-term investments	(64,736,000)	—	—
Proceeds from disposal of short-term investments	63,637,000	—	—
Payment of a deposit for investments	(4,251,256)	—	—
Cash paid for acquiring a long-term investment	—	(348,230)	(50,706)
Payment of consideration payable resulted from acquisition of Yunmao	(10,200,000)	—	—
Payment of consideration payable resulted from acquisition of Mengwei Stores	(3,000,000)	—	—
Payment of consideration payable resulted from acquisition of YJW	—	(1,500,000)	(218,417)
Payment of consideration payable resulted from acquisition of Lishang	—	(500,000)	(72,806)
Collection of an interest-free loan from a supplier	10,000,000	—	—
Cash acquired in business combinations (note 14)	349,323	2,223,351	323,745
Cash disposed upon deconsolidation of VIEs	—	(128,114)	(18,655)
Net cash used in investing activities	(8,357,262)	(444,627)	(64,743)

DDC ENTERPRISE LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	For the Year Ended December 31,
	2021	2022
	RMB	RMB	US$
			Note 2(e)
Financing activities:
Proceeds from issuance of Series C-1 redeemable convertible preferred shares	81,708,273	—	—
Proceeds from short-term bank borrowings	47,704,039	15,741,315	2,292,113
Repayment of short-term bank borrowings	(49,184,227)	(14,000,379)	(2,038,613)
Proceeds from long-term bank borrowings	4,455,672	870,031	126,686
Repayment of long-term bank borrowings	(400,341)	(651,669)	(94,890)
Proceeds from related parties’ loans	21,069,469	13,000,289	1,892,989
Repayment of related parties’ loans	(16,428,310)	(2,096,794)	(305,317)
Proceeds from shareholders’ loans	19,496,919	13,929,200	2,028,249
Repayment for shareholders’ loans	(6,229,448)	—	—
Issuance of convertible loans, net of issuance costs	14,464,093	17,411,500	2,535,311
Proceeds from loans from employees and individuals	10,233,759	11,419,248	1,662,771
Repayment of loans from employees and individuals	(11,646,164)	(3,685,119)	(536,595)
Capital received from a non-controlling shareholder	1,520,200	—	—
Settlement of contingent payable for acquisition of Mengwei Stores	(1,006,879)	(585,473)	(85,251)
Net cash provided by financing activities	115,757,055	51,352,149	7,477,453
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	2,652,471	5,829,672	848,865
Net increase in cash, cash equivalents and restricted cash	18,626,974	19,654,129	2,861,862
Cash, cash equivalents and restricted cash at the beginning of the year	58,623,527	77,250,501	11,248,544
Cash, cash equivalents and restricted cash at the end of the year	77,250,501	96,904,630	14,110,406

Supplemental information
Interest expenses paid	(3,747,004)	(4,906,616)	(714,459)
Income tax paid	(22,324)	(235,548)	(34,298)

The accompanying notes are an integral part of these consolidated financial statements.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND ORGANISATION

Description of Business

DDC Enterprise Limited (“DDC” or the “Parent”) was incorporated in the Cayman Islands on April 30, 2012 under the Cayman Islands Companies Law as an exempted company with limited liability. The Parent with its subsidiaries and consolidated variable interest entities (“VIEs”) (collectively referred to as the “Company”) is a China-based Business-to-Business (“B2B”) and Business-to-Consumer (“B2C”) content streaming and product marketplace offering easy, convenient ready-to-cook (“RTC”), ready-to-heat (“RTH”) and ready-to-eat (“RTE”) meals while promoting healthier lifestyle choices to its predominately Millennial and Generation Z (“GenZ”) customer base. The Company’s principal operations and geographic markets are mainly in the People’s Republic of China (“PRC”).

The VIE arrangements with Weishi

Prior to April 1, 2022, the Company operated its internet-based business in the PRC through Shanghai Weishi Information Technology Co., Ltd. (“Weishi”), a limited liability company established under the laws of the PRC in February 2015. Weishi holds the necessary PRC operating licenses for the online businesses. The equity interests of Weishi are legally held by Ms. Wang Xiaoxiao, (Co-founder and executive assistant of the CEO) who acts as a nominee equity holder of Weishi on behalf of Shanghai DayDayCook Information Technology Co., Ltd. (“Shanghai DayDayCook” or “WFOE”), the Company’s wholly-owned subsidiary. A series of contractual agreements, including Exclusive Consultancy and Service Agreement, Exclusive Purchase Agreement, Proxy Agreement, Equity Pledge Agreement and Loan Agreement (collectively, the “Weishi VIE Agreements”), were entered among Shanghai DayDayCook, Weishi and its nominee equity holder and were effective until April 1, 2022, when the Company decided to terminate the VIE agreements.

Pursuant to these contractual agreements, the Company is able to exercise effective control over, bear the risks of, and enjoy substantially all of the economic benefits of Weishi, and has an exclusive option to purchase all of the equity interests in Weishi when and to the extent permitted by the PRC law at the lowest price possible. The Company’s management concluded that Weishi is a VIE and WFOE is its primary beneficiary. As such, the financial statements of Weishi are included in the consolidated financial statements of the Company.

The Weishi VIE agreements between WFOE and Weishi have been updated with the principal terms effective until March 31, 2022 summarized as follows:

1)      Exclusive Consultancy and Service Agreement

WFOE and Weishi entered into an Exclusive Consultancy and Service Agreement whereby WFOE is appointed as the exclusive service provider for the provision of management consulting, technical support, intellectual property licensing and other relevant services to Weishi during the service period, which is 20 years and will be automatically renewed for 20 years upon each expiration.

It is agreed that the WFOE shall be entitled to substantially all of the economic benefits and bear all the risks of Weishi. Weishi shall pay WFOE on a quarterly basis a service fee, which shall be equal to all the quarterly profit before tax and before the service fee after covering the deficit for prior years, if any. WFOE has the discretion to adjust the basis of calculation of the service fee amount according to service provided to Weishi.

Weishi and its nominee shareholder shall accept the service provided by the WFOE, cannot receive services from other third parties directly or indirectly, and shall not enter into any transaction that may cause conflict with the agreement or negatively affect the interests under the agreement.

2)      Exclusive Option Agreement

The WFOE has exclusive right to purchase the equity interests and assets in Weishi from the nominee shareholder and assets from Weishi, once or at multiple times at any time in part or in whole, at the Company’s sole discretion.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND ORGANISATION (cont.)

The purchase price of equity interests shall be the higher of the loan amount under the relevant loan agreement and the minimum price permitted by the local applicable laws. The purchase price of assets shall be the higher of the carrying amount of the relevant assets and the minimum price permitted by the local applicable laws. Pursuant to the contractual arrangement, Weishi and its nominee shareholder shall not terminate the exclusive purchase agreement unilaterally in any event unless otherwise required by applicable laws.

3)      Proxy Agreement

The WFOE has sole and exclusive power of attorney to act on behalf of the nominee shareholder of Weishi with respect to all rights and matters concerning all equity interests held by such nominee shareholder including exercising all of the nominee shareholder’s rights and voting rights; deciding the sale, transfer, pledge or disposition of the shares of Weishi; representing the nominee shareholder to execute any resolutions and minutes as a nominee shareholder (and director) of Weishi; approving the amendments to the articles of association without written consent of such nominee shareholder; approving any change of the share capital of Weishi; appointing directors to Weishi at the discretion of the WFOE.

The nominee shareholder of Weishi waives all rights with respect to the equity interests in Weishi held by her and shall not exercise such rights by herself.

4)      Equity Pledge Agreement

Weishi’s nominee shareholder agrees to pledge all the equity interests to the Company as security for performance of the contract obligations under these contractual arrangements. Weishi and its nominee shareholder shall apply all necessary registration and/or filings relating to the equity pledges required by the applicable laws within 15 working days after the execution of these contractual arrangements.

During the term of this equity pledge agreement, Weishi and its nominee shareholder shall deliver the share certificate or the like to the WFOE’s escrow within 3 working days after the execution of these contractual arrangements. In the event of the occurrence of any change of the share capital or the entrusted shareholding of Weishi, Weishi and its nominee shareholder shall update the registration and/or filings relating to the equity pledges required by the applicable laws and deliver the updated share certificate or the like to the Company’s escrow.

In August 2016 and subsequently updated in March 2017, the equity pledge agreement was registered with relevant government authorities.

5)      Loan agreement

A loan agreement was entered into between the WFOE and the nominee shareholder of Weishi. Under the loan agreement, the WFOE would make an interest-free loan in an amount of RMB10.0 million in total to the nominee shareholder of Weishi exclusively for the purpose of the capitalization of Weishi. The loan shall be repaid in full if the nominee shareholders of Weishi ceases to be the employee of Weishi, the WFOE or their affiliates; and can only be repaid with the proceeds derived from the sale of all of the equity interests in Weishi to the WFOE or its designated representatives pursuant to the Exclusive Purchase Agreement. The term of the loan is twenty years from the date of the loan agreement and may be extended upon mutual written consent of the WFOE and the nominee shareholder of Weishi.

As of December 31, 2021 and March 31, 2022, the drawdown amount of the loan by the nominee shareholder was RMB1.0 million.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND ORGANISATION (cont.)

Termination of the VIE agreements with Weishi

On April 1, 2022, the WFOE, Weishi and the nominee shareholder entered into an agreement to terminate the VIE arrangements with Weishi for nil consideration. Upon the termination, the Company recognized a gain of RMB426,690, which is the difference between (i) net liabilities of RMB 63,362,821 of Weishi as of March 31, 2022, and (ii) a net payable of RMB62,936,131 due to the Company. after the Company waiving the net receivables due from Weishi. Historically, the Company’s business was substantially conducted through its wholly owned subsidiaries established in China. Prior to the termination, revenue generated through Weishi amounted to RMB nil for the three months ended March 31, 2022 and the year ended December 31, 2021. The Company’s management believes that the termination of the Weishi VIE Agreements does not represent a strategic shift that has a major effect on the Company’s operations and financial results and is not accounted as discontinued operations.

The following presents the balance sheet information of Weishi as of December 31, 2021 and March 31, 2022, and the operations and cash flows of Weishi for the three months ended March 31, 2022 as compared to the year ended December 31, 2021.

		December 31, 2021	March 31, 2022
		RMB	RMB
Cash and cash equivalents		139,668	5,536
Amounts due from related parties*	(ii)	83,274,065	83,137,208
Prepayments and other current assets		1,125,803	732,305
Total current assets		84,539,536	83,875,049

Property, plant and equipment, net		266,784	254,693
Other non-current assets		60,000	10,000
Total non-current assets		326,784	264,693
Total assets	(i)	84,866,320	84,139,742

Short-term bank borrowings		1,331,000	968,000
Amount due to related parties*	(ii)	145,358,698	146,073,339
Accrued expenses and other current liabilities		287,475	461,224
Total current liabilities		146,977,173	147,502,563
Total liabilities	(i)	146,977,173	147,502,563

____________

*        As of December 31, 2021 and March 31, 2022, amounts due from and due to related parties represent the receivables and payables that Weishi had with the Company’s consolidated subsidiaries, which would be eliminated upon consolidation.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND ORGANISATION (cont.)

	For the years ended December 31, 2021	For the three months ended March 31, 2022
	RMB	RMB
Operating expenses
Sales and marketing expenses	(7,212,320)	(430,388)
Research and development expenses	(233,663)	—
General and administrative expenses	(4,673,618)	(792,914)
Loss from operations	(12,119,601)	(1,223,302)

Interest expenses	(9,924)	(29,146)
Interest income	659	—
Other income	103	480
Loss before income tax expenses	(12,128,763)	(1,251,968)
Income tax benefit	—	—
Net loss	(12,128,763)	(1,251,968)
	For the years ended December 31, 2021	For the three months ended March 31, 2022
	RMB	RMB
Net cash and cash equivalents used in by operating activities	(1,357,986)	(622,630)
Net cash and cash equivalents provided by financing activities	1,331,000	488,498
Net decrease in cash	(26,986)	(134,132)
Cash and cash equivalents at the beginning of the year	166,654	139,668
Cash and cash equivalents at the end of the year/termination date	139,668	5,536

The VIE arrangements with Farm Entities

The Company acquired a business for planting fresh vegetables (“Farm”) in January 2019. The acquired Farm business was operated through Shanghai City Modern Agriculture Development Co., Ltd. (“City Modern”), a limited liability company controlled by Mr. Cui Yixiong and Shanghai City Vegetable Production and Distribution Co-op (“City Vegetable”), Shanghai Jiapin Vegetable Planting Co-op (“Jiapin Vegetable”) and Shanghai Jiapin Ecological Agriculture Co-op (“Jiapin Ecological”), incorporated in the PRC, collectively referred to as “Farm Entities” thereafter.

Prior to the acquisition, the Farm Entities operate agricultural greenhouse facilities in the PRC, where it produces, markets, and sells premium-quality vegetable products. City Vegetables, Jiapin Vegetables and Jiapin Ecological are farmers’ specialized cooperatives (together the “FSCs”) in China. Legal members of FSCs shall consist of no less than 80% qualified farmers. Mr. Cui Yixiong controlled these FSCs since their establishment, and the formal contractual agreements, including Exclusive Consultancy and Service Agreement and Exclusive Option Agreement (collectively, the “FSC VIE Agreements”), were entered into among City Modern, and the nominee equity holders, i.e. the qualified farmers of the FSCs in January 2019.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND ORGANISATION (cont.)

The principal terms of the FSC VIE arrangements are as follows:

1)      Exclusive Consultancy and Service Agreement

City Modern shall provide management consulting, technical support, intellectual property licensing and other relevant services to the FSCs during the service period, which is 20 years and will be automatically renewed for 20 years upon each expiration. The FSCs shall pay to City Modern 100% of their net profit as service fees for the consultancy services provided by City Modern.

The FSCs and their nominee equity holders shall accept the services provided by City Modern, cannot receive services from other third parties directly or indirectly, and shall not enter into any transaction that may cause conflict with the agreement or negatively affect the interests under the agreement unless with the prior written consent of City Modern.

The FSCs shall strictly follow the City Modern’s decision to operate the business and should obtain the City Modern’s written approval before signing any significant contract, including share transfer, financing, land leasing, operating, etc.

2)      Exclusive Option Agreement

Pursuant to the three Exclusive Option Agreements dated 2019 entered into by and between City Modern and the nominee equity holders of the FSCs (the “FSCs Exclusive Option Agreements”), the nominee equity holders of the FSCs irrevocably granted to City Modern an exclusive and unconditional option to purchase the FSCs’ equity and assets.

City Modern has the absolute right to determine the specific time, method, frequency of exercising the above option, and has the right to request the nominee equity holders of the FSCs, at any time, to transfer the entire equity of the FSCs to City Modern (or its designated representative), and has the right to request, at any time, the FSCs to transfer to City Modern (or its designated representative) the FSCs’ assets. Except for City Modern and its designated representative, no other person shall be entitled to purchase such equity and assets or other rights related to the equity or assets in the FSCs.

The purchase price of equity shall be the lower of the contribution by the nominee equity holders of the FSCs and the minimum price permitted by the applicable PRC laws. Pursuant to the FSCs Exclusive Option Agreements, the nominee equity holders of the FSCs and/or the FSCs shall not terminate the FSCs Exclusive Option Agreements unilaterally in any event unless otherwise required by applicable compulsory laws.

On January 10, 2019, the WFOE and City Modern entered into a purchase agreement with Mr. Cui Yixiong, controlling shareholder of City Modern and his wife Ms. Wang Yike, to acquire the business carried out by City Modern and its consolidated FSCs, for a total consideration of RMB1 and 360,144 share options granted to Mr. Cui Yixiong.

The WFOE obtained control over City Modern and its controlled FSCs through a number of contractual agreements, including Exclusive Consultancy and Service Agreement, Exclusive Purchase Agreement, Proxy Agreement, Equity Pledge Agreement and Spousal Consent Letter (collectively, the “Farm VIE Agreements”) with City Modern, Mr. Cui Yixiong and Ms. Wang Yike.

The principal terms of the Farm VIE arrangements are as follows:

1)      Exclusive Consultancy and Service Agreement

The WFOE provides management consulting, technical support, intellectual property licensing and other relevant services to City Modern during the service period, which is 20 years and will be automatically renewed for 20 years upon each expiration.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND ORGANISATION (cont.)

The WFOE is able to receive substantially all of the economic benefits of and bear all the risks of City Modern. When City Modern has operating loss or significant operating difficulties, WFOE has the right to request City Modern to cease operations and City Modern must unconditionally accept WFOE’s request. City Modern shall pay WFOE on a quarterly basis a service fee, which shall be equal to all the quarterly profit before tax excluding the service fees and after covering the deficits from prior years, if any. WFOE has the discretion to adjust the basis of calculation of the service fee according to the actual services provided to City Modern.

City Modern and its nominee shareholders shall accept the services provided by the WFOE, cannot receive services from other third parties directly or indirectly, and shall not enter into any transaction that may cause conflict with the agreement or negatively affect the interests under the agreement.

2)      Exclusive Option Agreement

The WFOE has irrevocable and exclusive right to purchase the equity interests and assets in City Modern held by these nominee shareholders of City Modern, once or at multiple times at any time in part or in whole, at the WFOE’s sole discretion. Except for the WFOE and its designee(s), no other person shall be entitled to such option or other rights to purchase the equity interests or assets in City Modern held by these nominee shareholders of City Modern.

The purchase price of equity interests shall be the lower of the capital contribution by the nominee shareholders in City Modern and the minimum price permitted by the local applicable laws. Pursuant to the contractual arrangement, City Modern and its nominee shareholders shall not terminate the exclusive purchase agreement unilaterally in any event unless otherwise required by applicable laws.

3)      Proxy Agreement

The WFOE has sole and exclusive power of proxy to act on behalf of these nominee shareholders of City Modern with respect to all rights and matters concerning all equity interests held by such nominee shareholders including exercising all of the nominee shareholders’ rights and voting rights; deciding the sale, transfer, pledge or disposition of the shares of City Modern; representing the nominee shareholders to execute any resolutions and minutes as nominee shareholders (and director) of City Modern; approving the amendments to the articles of association without written consent of such nominee shareholders; approving any change of the share capital of City Modern; and appointing directors to City Modern at the discretion of the WFOE.

The nominee shareholders of City Modern waive all rights with respect to the equity interests in City Modern held by him/her and shall not exercise such rights by himself/herself.

4)      Equity Pledge Agreement

City Modern’s nominee shareholders agree to pledge all the equity interests to the WFOE as security for performance of the contract obligations under these contractual arrangements. City Modern and its nominee shareholders shall apply all necessary registration and/or filings relating to the equity pledges required by the applicable laws within 15 working days after the execution of these contractual arrangements.

During the term of this equity pledge agreement, City Modern and its nominee shareholders shall deliver the share certificate or the like to the WFOE’s escrow within 3 working days after the execution of these contractual arrangements. In the event of the occurrence of any change of the share capital or the entrusted shareholding of City Modern, City Modern and its nominee shareholders shall update the registration and/or filings relating to the equity pledges required by the applicable laws and deliver the updated share certificate or the like to the WFOE’s escrow.

Up to March 31, 2022, the equity pledge agreement has not been registered with relevant government authorities.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND ORGANISATION (cont.)

5) Spousal Consent Letter

Pursuant to the Spousal Consent Letters executed by the spouse of the nominee shareholders of City Modern, the signing spouse confirmed that he/she does not enjoy any right or interest in connection with the equity interests of City Modern. The spouse also irrevocably agreed that he/she would not claim in the future any right or interest in connection with the equity interests in City Modern held by his/her spouse.

Termination of the VIE agreements with Farm Entities

On April 1, 2022 the Company entered into a sale and purchase agreement as well as an agreement to terminate the Farm VIE Agreements with Mr. Cui Yixiong and Ms. Wang Yike to transfer the Farm Entities to Mr. Cui Yixiong and Ms. Wang Yike for RMB1. The share options previously issued to Mr. Cui Yixiong in connection with the acquisition of Farm Entities were returned and cancelled. At the same time, the Company granted 360,144 new share options to Mr. Cui Yixiong. Upon the termination, the Company recognized a gain from termination of the Farm Entities VIE arrangement of RMB13,116,960, which is measured as the difference between (i) the consideration of RMB1 receivable, (ii) the incremental fair value of RMB1,424,721 of the share options exchanged on April 1, 2022, and (iii) the carrying amount of Farm Entities’ net liabilities of RMB15,658,584 , including goodwill of RMB1,116,904. The disposal of the Farm Entities discontinued the Company’s fresh products business. The Company’s management believes that the termination of the Farm VIE Agreements does not represent a strategic shift that has a major effect on the Company’s operations and financial results and is not accounted as discontinued operation.

The following presents the balance sheet information of Farm Entities as of December 31, 2021 and March 31, 2022, and the operations and cash flows of Farm Entities for the three months ended March 31, 2022 as compared to the year ended December 31, 2021.

		December 31, 2021	March 31, 2022
		RMB	RMB
Cash and cash equivalents		33,958	122,578
Accounts receivable, net		325,469	648,809
Inventories		1,354,077	1,362,090
Prepayments and other current assets		1,820,552	2,012,330
Total current assets		3,534,056	4,145,807

Long-term investment		2,460,000	2,460,000
Property, plant and equipment, net		3,406,862	3,290,220
Operating lease right-of-use assets		—	4,706,678
Total non-current assets		5,866,862	10,456,898
Total assets	(iii)	9,400,918	14,602,705

Short-term bank borrowings		1,100,000	1,100,000
Accounts payable		2,477,398	2,281,718
Contract liabilities		1,000,338	724,727
Accrued expenses and other current liabilities		16,526,563	15,111,718
Current portion of operating lease liabilities		—	6,310,595
Total current liabilities		21,104,299	25,528,758

Long-term bank borrowings		2,900,000	2,900,000
Operating lease liabilities		—	1,832,531
Total non-current liabilities		2,900,000	4,732,531
Total liabilities	(iii)	24,004,299	30,261,289

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND ORGANISATION (cont.)

	For the years ended December 31, 2021	For the three months ended March 31, 2022
	RMB	RMB
Revenues	13,994,269	1,721,577
Cost of Revenue	(13,240,455)	(1,666,956)
Gross profit	753,814	54,621

Operating expenses:
Fulfillment expenses	(1,495,531)	(243,083)
Sales and marketing expenses	(7,398,309)	(1,038,512)
General and administrative expenses	(698,034)	(213,566)
Loss from operations	(8,838,060)	(1,440,540)

Interest expenses	(120,788)	(53,295)
Interest income	552	—
Other income	5,435,722	438,632
Loss before income tax expenses	(3,522,574)	(1,055,203)
Income tax expense	(1,987)	—
Net loss	(3,524,561)	(1,055,203)
	For the years ended December 31, 2021	For the three months ended March 31, 2022
	RMB	RMB
Net cash and cash equivalents used in operating activities	(5,600,217)	(699,318)
Net cash and cash equivalents used in investing activities	(96,601)	(8,550)
Net cash and cash equivalents provided by financing activities	5,664,537	796,488
Net (decrease)/increase in cash	(32,281)	88,620
Cash and cash equivalents at the beginning of the year	66,239	33,958
Cash and cash equivalents at the end of the year/termination date	33,958	122,578

The VIE arrangements with Mengwei Stores

The Company acquired a business engaging in the online sales of self-heated hotpots through a number of online stores (“Mengwei Stores”) in January 2021 (note 14).

The Company operates these online stores on E-commerce platform in the PRC through Chongqing Meng Wei Technology Co., Ltd., Chongqing Yizhichan Leisure Food E-commerce Service Department and Chongqing Wei Bang Internet Technology Co., Ltd. (“the Transferors”). The legal names of these stores are registered with the E-commerce platforms under the Transferors as nominal holders. A series of contractual agreements including Purchase Agreement and Store Operation Agreements (collectively, the “Mengwei Stores VIE Agreements”), were entered among Shanghai DayDayCook, and the Transferors.

Pursuant to these contractual agreements, the Company is able to exercise effective control over, bear the risks of, and enjoy substantially all of the economic benefits of Mengwei Stores and have the right to, including without limitation to, control such online stores with the assets within the stores. The Company’s management concluded that Mengwei Stores is a VIE and Shanghai DayDayCook is its primary beneficiary. As such, the consolidated financial statements of Mengwei Stores are included in the consolidated financial statements of the Company.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND ORGANISATION (cont.)

The Mengwei Stores VIE agreements between Shanghai DayDayCook and the Transferors with the principal terms effective as of December 31, 2022 summarized as follows:

1)      Purchase Agreement.

Pursuant to the Purchase Agreement entered into among the “Transferors”, Shanghai DayDayCook would have the right to, including without limitation to, control such online stores and the target assets, receive substantially all of the economic benefits of and bear all the risks of the Mengwei Stores, freely use certain trademarks of the Transferor, sell products of certain brands of the Transferors, and control all the receipt and payment accounts, third-party payment platform accounts and bank accounts of the online stores.

2)      Store Operation Agreements.

Pursuant to the Store Operation Agreements entered into between Shanghai DayDayCook and the Transferors, Shanghai DayDayCook would have the right to enjoy the ownership and the exclusive right of operation and management of the stores. The Transferors would be delegated to operate the online stores until being required to terminate by Shanghai DayDayCook. Without prior written consent from Shanghai DayDayCook, the Transferors are prevented from changing any information of the online stores, sub-entrusting the operation right or the related assets, transferring, disposing, or set any form of guarantee on the online stores and related proceeds.

Risks in relation to the VIE structure

In the opinion of management, based on the legal opinion obtained from the Company’s local legal counsel, the ownership structures of the Company and its VIEs, do not and will not violate any applicable local laws, regulations, or rules currently in effect; the agreements among the Company, each of the VIEs and its nominee shareholders, governed by local laws, as described above, are valid, binding and enforceable in accordance with their terms and applicable local laws, rules, and regulations currently in effect, both currently and immediately after giving effect to the listing in capital market, and do not and will not violate any applicable local laws, regulations, or rules currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current and future local laws and regulations. Accordingly, if the local government finds that the contractual arrangements do not comply with its restrictions on foreign ownership of businesses, or if the local government otherwise finds that the Company and the VIEs are in violation of local laws or regulations or lack the necessary permits or licenses to operate the Company’s business, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

•        revoking the business and operating licenses of the Company;

•        discontinuing or restricting the operations;

•        imposing fines or confiscating any of VIEs’ income that they deem to have been obtained through illegal operations;

•        imposing conditions or requirements with which the Company’s subsidiaries or the VIEs may not be able to comply;

•        requiring the Company to restructure the ownership structure or operations, including terminating the contractual arrangements with the VIEs;

•        restricting or prohibiting the Company’s use of the proceeds of overseas offering to finance the business and operations in these jurisdictions; or

•        taking other regulatory or enforcement actions that could be harmful to the business.

If the imposition of any of these penalties or requirement to restructure the Company’s corporate structure causes it to lose the rights to direct the activities of the Mengwei or the Company’s right to receive its economic benefits, the Company would no longer be able to consolidate the financial results of the Mengwei in its consolidated financial statements. In the opinion of management, the likelihood of deconsolidation of the Mengwei is remote based on current facts and circumstances.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND ORGANISATION (cont.)

The Company’s involvement with the Mengwei under these contractual arrangements affected the Company’s consolidated financial position, results of operations and cash flows as indicated below.

The following consolidated assets and liabilities information of the Mengwei as of December 31, 2021 and 2022 and consolidated revenues, net loss and cash flow information for the years ended December 31, 2021 and 2022 have been included in the accompanying consolidated financial statements. All the intercompany transactions and balances with the Company, and its wholly owned subsidiaries have been eliminated upon consolidation.

	As of December 31,
	2021	2022
	RMB	RMB
Cash and cash equivalents	942,658	352,291
Accounts receivable, net	—	79,656
Inventories	320,638	83,516
Prepayments and other current assets	3,359,026	3,037,886
Total current assets	4,622,322	3,553,349

Other non-current assets	—	3,374,338
Total assets	4,622,322	6,927,687

Accrued expenses and other current liabilities	6,860,539	8,219,721
Total current liabilities	6,860,539	8,219,721
Total liabilities	6,860,539	8,219,721
	For the years ended December 31,
	2021	2022
	RMB	RMB
Revenues	52,414,518	9,927,407
Cost of Revenue	(32,544,769)	(5,468,113)
Gross profit	19,869,749	4,459,294

Operating expenses:
Fulfillment expenses	(11,555,906)	(2,454,608)
Sales and marketing expenses	(13,540,572)	(1,212,029)
General and administrative expenses	(64,077)	172,387
(Loss)/income from operations	(5,290,806)	965,044

Interest income	1,150	5,400
Other income	5,851	—
(Loss)/profit before income tax expenses	(5,283,805)	970,444
Income tax expense	—	(24,261)
Net (loss)/profit	(5,283,805)	946,183
	For the years ended December 31,
	2021	2022
	RMB	RMB
Net cash and cash equivalents provided by/(used in) operating activities	942,658	(590,367)
Net increase/(decrease) in cash	942,658	(590,367)
Cash and cash equivalents at the beginning of the year	—	942,658
Cash and cash equivalents at the end of the year	942,658	352,291

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND ORGANISATION (cont.)

In accordance with VIE Agreements, the Company has the power to direct the activities of the VIEs. Therefore, the Company considers that there are no assets in the VIEs that can be used only to settle obligations of the VIEs. The creditors of VIEs do not have recourse to the general credit of the Company and its subsidiaries. To the extent VIEs require financial support, the Company may, at its option and to the extent permitted under the local law, provide financial support to VIEs.

The VIEs also have assembled work force for sales, marketing and operations which were not recorded on the Company’s consolidated balance sheets as they do not meet all the capitalization criteria.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)    Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) assuming the Company will continue as a going concern. The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. However, substantial doubt about the Company’s ability to continue as a going concern exists.

For the year ended December 31, 2022, the Company incurred a loss from operations of RMB80.0 million, and net cash used in operating activities of RMB37.1 million. As of December 31, 2022, the Company had net current liabilities (current assets less current liabilities) of RMB106.2 million, an accumulated deficit of RMB1.5 billion, and cash and cash equivalents and restricted cash of RMB96.9 million. The Company will require additional liquidity to continue its operations over the next 12 months.

The Company is evaluating strategies to obtain the required additional funding for future operations. These strategies may include, but are not limited to, obtaining equity financing, issuing debt or entering into other financing arrangements, obtaining agreements with the existing investors to extend the due dates for outstanding debt and the redemption dates of redeemable equity securities. In addition, the Company plans to diversify revenue streams and implement cost saving measures to grow revenues and decrease expenses. However, the Company may be unable to access further equity or debt financing when needed. As such, there can be no assurance that the Company will be able to obtain additional liquidity when needed or under acceptable terms, if at all.

The consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if the Company were unable to continue as a going concern.

(b)    Principles of Consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries, and VIEs.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power. Consolidated VIE are entities in which the Company, or its subsidiary, through contractual arrangements, exercises effective control over the activities that most impact the economic performance, bears the risks of, and enjoys the rewards normally associated with ownership of the entity, and therefore the Company or its subsidiary is the primary beneficiary of the entity.

All intercompany transactions and balances among the Company, its subsidiaries and the VIEs have been eliminated upon consolidation.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(c)     Use of Estimates

The preparation of the consolidated financial statements in accordance with U.S GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet dates, and the reported revenues and expenses during the reported periods in the consolidated financial statements and accompanying notes.

Estimates are used for, but not limited to, valuation allowance for deferred tax assets, assessment for impairment of goodwill, long-lived assets and long-term investments, allowance for doubtful accounts, lower of cost and net realizable value of inventories, useful lives of property, plant and equipment and intangible assets, commitments and contingencies, the fair values of financial instruments including redeemable convertible preferred shares, convertible loans, warrant liabilities, the option liability, the shareholders’ loans, the share-based compensation, the fair value of contingent consideration and prepaid consideration for business combinations, the purchase price allocation with respect to business combinations, and the fair value of ordinary shares to determine the existence of beneficial conversion feature of convertible instruments prior to the adoption of ASU 2020-06 on January 1, 2022 using the modified retrospective approach.

Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

(d)    Foreign Currency and foreign currency translation

The Company’s reporting currency is Renminbi (“RMB”). The functional currency of the Company’s entities incorporated in Cayman Islands is U.S. dollars (“US$”), and that of the Company’s entities incorporated in Hong Kong is H.K dollars (“HK$”). The Company’s PRC subsidiaries and consolidated VIEs determined their functional currency to be Renminbi (“RMB”).

Transactions denominated in currencies other than functional currency are translated into functional currency at the exchange rates quoted by authoritative banks prevailing at the dates of the transactions. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded as “Foreign currency exchange gain/(loss), net” in the consolidated statements of comprehensive loss.

The consolidated financial statements of the Company are translated from the respective functional currencies into RMB. Assets and liabilities are translated into RMB using the applicable exchange rates at the balance sheet date. Equity accounts other than earnings generated in current period are translated into RMB at the appropriate historical rates. Revenues, expenses, gains and losses are translated into RMB using the periodic average exchange rates. The resulting foreign currency translation adjustments are recorded in accumulated other comprehensive income as a component of shareholders’ equity.

(e)     Convenience translation

Translations of the consolidated financial statements from RMB into US$ as of and for the year ended December 31, 2022 are solely for the convenience of the readers and were calculated at the rate of US$1.00=RMB6.8676, representing the noon buying rate in The City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York on March 31, 2023. No representation is made that the RMB amounts could have been, or could be, converted, realized or settled into US$ at that rate on March 31, 2023, or at any other rate.

The US$ convenience translation is not required under U.S. GAAP and all US$ convenience translation amounts in the accompanying consolidated financial statements are unaudited.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(f)     Commitments and Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, shareholder lawsuits, and non-income tax matters. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed.

(g)    Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents. As of December 31, 2021 and 2022, cash and cash equivalents consist of cash on hand, cash at bank, demand deposits placed with commercial banks that are readily convertible to known amounts of cash, and certain amounts held in accounts managed by other financial institutions in connection with the provision of online and mobile commerce and related services. The cash and cash equivalents are held with reputable bank and financial institution counterparties.

	As of December 31,
	2021	2022
	RMB	RMB
Cash on hand	9,234	3,028
Cash balances include deposits in:
Financial institutions in Chinese mainland
– Denominated in the US$	61,030	963
– Denominated in the RMB	3,563,201	2,782,933
Total cash balances held at the PRC financial institutions	3,624,231	2,783,896
Online and mobile financial institutions in Chinese mainland
– Denominated in the RMB	1,979,706	499,147
Total cash and cash equivalents held at online and mobile financial institutions	1,979,706	499,147
Financial institutions in Hong Kong
– Denominated in the US$	7,804,024	23,061,616
– Denominated in the HK$	76,297	452,540
– Denominated in the RMB	9	1,540
Total cash balances held at Hong Kong financial institutions	7,880,330	23,515,696
Total cash and cash equivalent balances held at financial institutions	13,484,267	26,798,739
Total cash and cash equivalent balances	13,493,501	26,801,767

(h)    Restricted Cash

Cash that is restricted for withdrawal or use is reported separately on the face of the consolidated balance sheets. As of December 31, 2021 and 2022, the Company had a fixed deposit of US$10,000,000 (equivalent to RMB63.8 million and RMB69.6 million, respectively) as a compensating balance for a loan facility (note 11). In order to maintain the loan facility, the management will not withdraw this fixed deposit and therefore based on the company’s statements of intention, this deposit shall be included as restricted cash. As of December 31, 2022, due to certain closed and pending legal proceedings, bank accounts with the balances of RMB456,863 were frozen by the

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

banks. Liabilities related to such legal proceedings were recorded in “Accrued expenses and other current liabilities” in the consolidated balance sheets as it is probable that the liabilities have been incurred and the amount of loss can be reasonably estimated.

	As of December 31,
	2021	2022
	RMB	RMB
Restricted Cash balances in:
Financial institutions in Chinese mainland
– Denominated in the RMB	—	456,863
Financial institutions in Hong Kong
– Denominated in the US$	63,757,000	69,646,000
Total Restricted Cash balances	63,757,000	70,102,863

(i)     Contract Balances

The timing of revenue recognition, billings and cash collections result in accounts receivable, net and contract liabilities. A contract liability is recognized when the Company has an obligation to transfer goods or services to a customer for which the Company has received consideration from the customer, or for which an amount of consideration is due from the customer.

Accounts receivable, net are recognized in the period when the Company has transferred products or provided services to its customers and when its right to consideration is unconditional. Amounts collected on accounts receivable, net are included in net cash provided by operating activities in the consolidated statement of cash flows. In evaluating the collectability of receivable balances, the Company considers specific evidence including aging of the receivable, the customer’s payment history, its current credit worthiness and current economic trends. The Company makes a specific allowance if there is strong evidence indicating that an account receivable is likely to be unrecoverable, accounts receivable, net are written off after all collection efforts have been ceased. The Company does not have any off-balance sheet credit exposure related to its customers.

Accounts receivable, net consisted of the following:

	As of December 31,
	2021	2022
	RMB	RMB
Accounts receivable	11,568,381	26,906,994
Less: allowance for doubtful accounts	—	—

Accounts receivable, net	11,568,381	26,906,994

The movement of the allowance for doubtful accounts is as follows:

	For the Year Ended December 31,
	2021	2022
	RMB	RMB
Balance at the beginning of the year	—	—
Additions	4,324,627	5,334,098
Write-offs	(4,324,627)	(5,334,098)

Balance at the end of the year	—	—

(j)     Inventories

Inventories, consisting of products available for sale, are stated at the lower of cost and net realizable value. The Company’s inventories mainly contain convenience food products and agriculture products.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

For convenience food products, cost of inventory is determined using the weighted average cost method. Adjustments are recorded to write down the cost of inventory to the estimated net realizable value due to slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased. Write-downs are recorded in “cost of revenues” in the consolidated statements of comprehensive loss.

For agriculture products, the costs including but not limited to labor, fertilization, fuel, crop nutrition and irrigation, are capitalized into inventory throughout the respective crop cycle. Such costs are expensed as cost of revenues when the crops are sold.

(k)    Long-term investments

The Company’s long-term investments includes equity investments without readily determinable fair value.

The Company measures the equity investment without readily determinable fair value at cost and adjusts for changes resulting from impairments and observable price changes in orderly transactions for identical or similar securities of the same issuer. The Company considers information in periodic financial statements and other documentation provided by the investees to determine whether observable price changes have occurred.

The Company makes a qualitative assessment considering impairment indicators to evaluate whether the equity investment without a readily determinable fair value is impaired at each reporting period. The Company also writes down to its fair value if a qualitative assessment indicates that the investment is impaired and that the fair value of the investment is less than its carrying value. If an equity investment without a readily determinable fair value is impaired, the Company includes an impairment loss in net income equal to the difference between the fair value of the investment and its carrying amount.

(l)     Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and any recorded impairment.

Depreciation on property, plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets as follows:

Building	20 years
Operating equipment	3 – 5 years
Transportation equipment	3 – 5 years
Electronic equipment	3 years
Office equipment and other	3 years
Leasehold improvements	Shorter of 2 – 3 years or lease term

Expenditures for repairs and maintenance are expensed as incurred, whereas the costs of renewals and betterment that extends the useful lives of property, plant and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in “cost of revenues, sales and marketing expenses, general and administrative expenses” in the consolidated statements of comprehensive loss.

(m)   Intangible Assets, net

Intangible assets represent franchise agreements, customer relationships and brand name acquired through business combinations, which were initially recognized and measured at fair value upon acquisitions and are amortized on a straight-line basis over respective estimated useful life of 1.5-11 years.

(n)    Impairment of Long-lived Assets other than Goodwill

The Company evaluates the recoverability of its long-lived assets, including property, plant and equipment and the intangible assets and for impairment whenever events or changes in circumstances indicate that the carrying

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

amount of its asset may not be fully recoverable. When these events occur, the Company measures impairment by comparing the carrying amount of the assets to the estimated undiscounted future cash flows expected to result from the use of the asset and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the asset, the Company recognizes an impairment loss based on the excess of the carrying amount of the asset over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the asset when the market prices are not readily available. The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities.

No impairment of long-lived assets was recognized for the years ended December 31, 2021 and 2022, respectively.

(o)    Goodwill

Goodwill represents the excess purchase price over the estimated fair value of net assets acquired in a business combination.

Goodwill is not amortized but is tested for impairment annually or more frequently if events or changes in circumstances indicate that it might be impaired. Goodwill is tested for impairment at the reporting unit level on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. These events or circumstances could include a significant change in business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant portion of a reporting unit. The Company performs its annual impairment review of goodwill as of December 31 of each year.

Goodwill is allocated to reporting units that are expected to benefit from the synergies of the business combination from which it arose.

The Company has the option to perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If the Group decides, as a result of its qualitative assessment, that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the quantitative impairment test is mandatory. Otherwise, no further testing is required. Prior to the adoption of ASU 2017-04 from January 1, 2022 (note 2 (ag)), if the quantitative impairment test is required, first, the fair value of the reporting unit is compared with its carrying amount (including goodwill). If the fair value of the reporting unit is less than its carrying amount, an indication of goodwill impairment exists for the reporting unit and the Company performs step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation and the residual fair value after this allocation is the implied fair value of the reporting unit goodwill. ASU 2017-04 simplified the goodwill impairment test by eliminating Step two from the goodwill impairment test. Under the new guidance, goodwill impairment will be measured by the amount by which the carrying value of a reporting unit exceeds its fair value, without exceeding the carrying amount of goodwill allocated to that reporting unit.

Application of the goodwill impairment test requires judgment, including the determination of the fair value of each reporting unit. Estimating fair value is performed by utilizing various valuation techniques, with a primary technique being a discounted cash flow which requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term growth rate for the Company’s business, estimation of the useful life over which cash flows will occur, and determination of the Company’s weighted average cost of capital.

(p)    Leases

Prior to January 1, 2021, payments made under operating lease were charged to the consolidated statements of comprehensive loss on a straight-line basis over the term of underlying lease. Leases with escalated rent provisions are

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

recognized on a straight-line basis commencing with the beginning of the lease term. There was no capital improvement funding, lease concessions or contingent rent in the lease agreements. The Company had no legal or contractual asset retirement obligations at the end of the lease term.

On January 1, 2022, the Company adopted Accounting Standards Codification Topic 842 (ASC 842), which requires that a lessee recognize in the consolidated balance sheet a lease liability and a corresponding right-of-use asset, including for those leases that the Company currently classifies as operating leases. The right-of-use asset and the lease liability was initially measured using the present value of the remaining lease payments. ASC 842 was implemented using a modified retrospective approach which resulted in no cumulative-effect adjustment in the opening balance of accumulated deficit as of January 1, 2022. As a result, the consolidated balance sheet prior to January 1, 2022 was not restated and continues to be reported under FASB ASC Topic 840, “Leases,” (“ASC 840”), which did not require the recognition of a right-of-use asset or lease liability for operating leases. As permitted under ASC 842, the Company adopted the following practical expedients: (1) not to reassess whether an expired or non-lease contract that commenced before January 1, 2022 contained an embedded lease, (2) not to reassess the classification of existing leases, (3) not to determine whether initial direct costs related to existing leases should be capitalized under ASC 842.

The Company leases premises for land, offices and retail stores all under non-cancellable operating leases and has no finance leases for any of the periods presented. The adoption had no impact on the Company’s opening balance of accumulated deficit as of January 1, 2022. The Company’s lease agreements do not contain any residual value guarantees, restrictions or covenants.

The following table summarizes the effect on the consolidated balance sheet as a result of adopting ASC 842.

	December 31, 2021	Adjustments due to adoption of ASC 842		January 1, 2022
	RMB	RMB		RMB
Assets
Prepayment and other current assets	21,040,626	(10,530	)(a)	21,030,096
Operating lease right-of-use assets	—	7,356,507	(b)	7,356,507

Liabilities
Accrued expenses and other current liabilities	75,669,076	(2,551,558	)(c)	73,117,518
Current operating lease liabilities	—	8,160,736	(d)	8,160,736
Operating lease liabilities, non-current	—	1,736,799	(d)	1,736,799

____________

(a)      Represents the prepaid rent reclassified to operating lease right-of-use assets.

(b)      Represents the result of discounting operating lease payments, the reclassification of prepaid rent and deferred rent accrual.

(c)      Represents the deferred rent accrual reclassified to operating lease right-of-use assets.

(d)      Represents the recognition of operating lease liabilities, current and non-current.

The Company reviews all relevant contracts to determine if the contract contains a lease at its inception date. A contract contains a lease if the contract conveys to the Company the right to control the use of an underlying asset for a period of time in exchange for consideration. If the Company determines that a contract contains a lease, it recognizes, in the consolidated balance sheets, a lease liability and a corresponding right-of-use asset on the commencement date of the lease. The lease liability is initially measured at the present value of the future lease payments over the lease term using the rate implicit in the lease or, if not readily determinable, the Company’s secured incremental borrowing rate. An operating lease right-of-use asset is initially measured at the value of the lease liability minus any lease incentives and plus initial direct costs incurred and any prepaid rent.

As the rate implicit in the Company’s lease is not typically readily available, the lease liability is measured using the Company’s secured incremental borrowing rates, which is based on an internally developed yield curve using interest rates of debt issued with a similar risk profile as the Company and a duration similar to the lease term. Some of the Company’s lease contracts include options to extend or terminate the leases. Such options are accounted for only

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

when it is reasonably certain that the Company will exercise the options. Lease cost is recognized on a straight-line basis over the lease term and is included in cost of revenues and general and administrative expenses in the Company’s consolidated statements of comprehensive loss.

The Company’s operating leases contain both lease components and non-lease components. Non-lease components are distinct elements of a contract that are not related to securing the use of the underlying assets, such as common area maintenance and other management costs. As a practical expedient, the Company has elected that for all leases, where it is the lessee, not to separate non-lease components from lease components and instead to account for all lease and non-lease components associated with each lease as a single lease component.

The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases (i.e. leases that, at the commencement date, have a lease term of 12 months or less and do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise).

The Company’s subleases with escalated rent provisions are recognized on a straight-line basis commencing with the beginning of the lease term.

If the nature of a sublease is such that the original lessee is not relieved of the primary obligation under the original operating lease, the original lessee (as sublessor) shall account for both the original lease and the new lease as operating leases.

The total amounts for subleases income included in other income were RMB1.1 million and RMB0.5 million for the years ended December 31, 2021 and 2022, respectively.

(q)    Warrant Liabilities and Option Liability

The warrants and option to purchase redeemable convertible preferred shares at a future date were determined to be freestanding instruments that were accounted for as liabilities. At initial recognition, the Company recorded the warrant liabilities and option liability on the consolidated balance sheets at their estimated fair value. The warrant liabilities and option liability are subject to remeasurement at each reporting period and the Company adjusted the carrying value of the warrant liabilities and option liability to fair value at the end of each reporting period utilizing the binominal option pricing model, with changes in estimated fair value included in the “changes in fair value of financial instruments” on the consolidated statement of comprehensive loss.

(r)     Fair Value Measurements

Fair value represents the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

Accounting guidance defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Accounting guidance establishes a three-level fair value hierarchy and requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs are:

Level 1 —	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 —	Include other inputs that are directly or indirectly observable in the marketplace.
Level 3 —	Unobservable inputs which are supported by little or no market activity.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounting guidance also describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

Financial assets and liabilities of the Company primarily consist of cash and cash equivalents, restricted cash, accounts receivable, net, other receivables, deposits and amount due from suppliers included in prepayments and other current assets, long-term investments, other non-current assets, bank borrowings, accounts payable, amounts due to related parties, loans and other payables included in accrued expenses and other current liabilities, warrant liabilities, convertible loans and shareholder loans. Warrant liabilities, an option liability and certain convertible loans elected fair value option were measured at fair value using unobservable inputs and categorized in Level 3 of the fair value hierarchy. As of December 31, 2021 and 2022, the carrying amount of other financial instruments approximated to their fair values due to the short-term maturity of these instruments.

The Company’s non-financial assets, such as goodwill, intangible assets, property, plant and equipment and inventories, would be measured at fair value only if they were determined to be impaired.

(s)     Revenue recognition

The Company’s revenue is recognized when control of the promised good or service is transferred to the customer in an amount that reflects the consideration expected to receive in exchange for those goods or services, after considering estimated sales return allowances, and value added tax (“VAT”). The Company follows five steps for revenue recognition: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies a performance obligation.

Revenue is primarily derived from (i) online products sales to individual customers or small retailers through third-party E-commerce platforms (ii) offline products sales to various distributors, e.g. offline retail chains or supermarkets who then sell to end customers, (iii) advertising services to customers with well-known brand names in lifestyle-related industries, (iv) cooking classes in the branded experience stores operated by the Company and (v) providing management services in collaborative arrangements.

The Company evaluates whether it is appropriate to record the gross amount of products sales and, advertising services and related costs or the net amount earned as commissions. When the Company is a principal, that the Company obtains control of the specified goods or services before they are transferred to the customers, revenue should be recognized in the gross amount of consideration to which it expects to be entitled in exchange for the specified goods or services transferred. When the Company is an agent and its obligation is to facilitate third parties in fulfilling their performance obligation of specified goods or services, revenue should be recognized in the net amount for the amount of commission which the Company earns in exchange for arranging for the specified goods or services to be provided by the third parties.

Product sales

The Company develops and sells the following types of products:

(a)     Own-branded ready to cook (“RTC”) products that can be consumed within 15-20 minutes with additional cooking preparation required;

(b)    Own-branded ready to heat (“RTH”) products, typically pre-or-semi-cooked meals, which require some preparation ahead of serving;

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(c)    Ready to eat & plant base products (“RTE & Plant Base”) — typically pre -cooked meals that are ready to serve with minimal level of additional preparation, which includes the plant-based meal products;

(d)    Private label products with other third-party brand; and

(e)     Fresh products including fresh and organic vegetables and fruit. The Company no longer had this category following the deconsolidation of Farm Entities since April 1, 2022.

Each type of the products is distributed and promoted through omni channels (online and offline).

1)      Online consumer product sales

The Company sells RTC, RTH, RTE & Plant Base and private label products to individual customers or small retailers through third-party E-commerce platforms. Revenues for online consumer products are recognized on a gross basis as the Company obtains control of the products before they are delivered to the customers.

When the Company sells RTC, RTH, RTE & Plant Base and private label products through third-party E-commerce platforms, the Company sets up online stores on platforms to sell the product to these individual customers or small retailers. These platforms provide services to support the operations of the online stores including processing sales orders and collecting payment from individual customers or small retailers. These platforms charge service fees based on the sales conducted through the online stores. The Company enters into sale contracts directly with individual customers or small retailers. These platforms do not take control of the goods or have sales contracts with individual customers or small retailers. The Company is responsible for fulfilling all obligations according to the sales contracts with end customers and small retailers, including delivering products, providing customer support and handling sales return. The Company also has discretion in setting the price charged on individual customers or small retailers. Accordingly, the Company determined that individual customers and small retailers (as opposed to the platforms) are the Company’s customers. The sales contracts with individual customers normally include a customer’s right to return products within seven days after receipt of goods.

The Company identifies that its performance obligation under online consumer product sales is to provide the ordered products to end customers or small retailers. Revenue is recognized upon delivery of the products. In scenarios where the Company separates one order into multiple deliveries, transaction price will be allocated to each product based on relative standalone selling prices and the allocated amount will be recognized as revenue when the product is delivered.

Estimated sales allowances for sales returns are made based on contract terms and historical patterns. Discount coupons are recorded as a deduction of revenue when used by customers. The Company does not issue any discount coupons concurrent with a sales transaction.

2)      Offline consumer product sales

The Company primarily sells RTC, RTH, RTE & Plant Base, private label products and fresh products to various distributors, e.g. offline retail chains or supermarkets who then sell to end customers. Revenue is recognized on a gross basis upon delivery of the products to the warehouses of the distributors for the following reasons: (1) the Company is the primary obligor and is responsible for the acceptability of the products purchase orders and the fulfilment of the delivery services; (2) the Company is responsible to compensate the customers if the products are defective; (3) the Company has latitude in establishing selling prices and selecting suppliers.

Advertising services

The Company provides advertising services to customers for promotion of their brands and products. These types of advertising services include production and online publishment of customized promotional videos, advertising placements on the Company’s website channels and offline promotion e. g. products exhibition in the Company’s branded experience stores.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Transaction price of advertising arrangements involving multiple deliverables is allocated to each distinct service based on their relative selling prices.

The Company recognizes advertising revenue when the advertisement is published or displayed.

Cooking classes in the branded experience stores operated by the Company (“Experience stores”)

The Company provides two types of offline cooking courses to customers at the Company’s branded experience stores: one-off experienced class and a series of cooking classes to be delivered in a course. As cooking classes are distinct from each other, revenue is recognized when an individual class is delivered. Generally, customers are required to pay in advance. Payment received in advance of the delivery of the classes is initially recorded as contract liabilities.

The Company offers refunds for any undelivered classes to customers who decide to withdraw from a course. A termination penalty will be charged for course withdrawal.

Collaborative arrangements

As described in Note 10, on July 1, 2021, the Company entered into purchase agreements with the selling shareholders of Fujian Yujiaweng Food Co. Ltd (“YJW”) and Fujian Keke Food Co. Ltd (“KeKe”) acquire the respective 60% interests of YJW and KeKe’s product sales business, which primarily included distribution contracts, the sales and marketing teams, procurement team and other supporting function personnel (“the Target Assets”). The Company and the selling shareholders agreed to form an entity to which the Target Assets will be transferred specific to each purchase agreement. The Company and one of the selling shareholders agreed to hold 60% and 40% equity interests of the respective entities formed. During the period from July 1, 2021 until June 17, 2022 when the new entities were formed (“the transition period”), the Company managed and operated the Target Assets and was entitled to 60% of the net profit arising from the operation of the Target Assets.

The Company has determined that the arrangements during the transition period are collaborative arrangements between the Company and YJW and KeKe to jointly operate the product manufacturing and distribution activities. Under the arrangements, YJW and KeKe owned and provided the customer relationships, brand use rights and manufactured the products, and the Company is primarily responsible for managing and directing the daily operation of the sales and marketing activities. Each party is entitled to 60% and 40% respectively of the net profit arising from the operation of the Target Assets during the transition period. As both parties actively participate in the product manufacturing and distribution activities and are exposed to significant risks and rewards of such joint operating activities, the Company considers these arrangements to be in the scope of ASC 808 — Collaborative Arrangements. The Company determined that it provided distinct management services to its customers, YJW and KeKe, and recognized 60% of the net profit arising from the operation of the Target Assets as revenue from contracts with customers in accordance with ASC 606.

Reconciliation of contract balance

A receivable is recorded when the Company has an unconditional right to consideration. A right to consideration is unconditional if only the passage of time is required before payment of that consideration is due.

A contract asset is recorded when the Company has transferred products to the customer before payment is received or is due, and right to consideration is conditional on future performance or other factors in the contract.

Product sales to platform distributors, offline distributors and advertising services to corporate customers are on credit terms. Receivables are recorded when the Company recognizes revenue upon fulfilment of the performance obligations.

For products sales to individual customers or small retailers through third-party E-commerce platforms, those customers pay through the payment channels of the platforms before the Company delivers the products. The platforms will then transfer the payment (after deducting platform service charges) to the Company based on pre-agreed days after the Company delivers products, or when the customers confirm the receipts of products, whichever is earlier.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

A contract liability is recorded when the obligation to transfer goods or service to a customer is not yet fulfilled but for which the Company has received consideration from the customer.

Practical Expedients

The Company applies the practical expedient to not disclose the value of unsatisfied performance obligations for contracts with an original expected duration of one year or less and contracts for which revenue is recognized at the amount to which the Company has the right to invoice services performed.

Payment terms with the customers require settlement within one year or less. The Company applies the practical expedient and does not adjust any of the transaction price for the time value of money. The Company generally expenses sales commissions when incurred because the amortization period would be one year or less. These costs are recorded within sales and marketing expenses.

(t)     Cost of Revenues

Cost of revenues primarily consists of the purchase price of merchandise, lease costs, costs of publishing advertisement, personnel costs for cooking classes, and cost of fresh products.

(u)    Fulfilment Expenses

Fulfilment expenses relate to product delivery and packaging.

(v)     Sales and Marketing Expenses

Sales and marketing expenses mainly include app download promotion, social media platform and short video platform content marketing expenses, E-commerce platform promotion and channel promotion, including the commission of key opinion leader (“KOL”), payroll and related expenses for personnel engaged in sales and marketing activities, depreciation expenses relating to facilities and equipment used by those employees, lease costs of stores and facilities. The amount of advertising expenses incurred were RMB15.3 million and RMB2.9 million for the years ended December 31, 2021 and 2022, respectively.

(w)    Research and development expenses

Research and development expenses consist primarily of payroll costs and related expenses for research and development employees involved in the development of “DAYDAYCOOK” Mini Program. Research and development expenses are expensed as incurred.

(x)    General and Administrative Expenses

General and administrative expenses mainly consist of payroll and related costs for employees involved in general corporate functions, expenses associated with the use of facilities and equipment by these employees, such as operating lease and depreciation expenses, professional fees, information service fees, technical service fees, amortization expenses related to intangible assets acquired in business combinations, bank charges and other general corporate expenses.

(y)     Government grants

Government grants are received from provincial and local governments for operating a business in their jurisdictions and compliance with specific policies promoted by the local governments. During the years ended December 31, 2021 and 2022, the Company received financial subsidies of RMB4.4 million and RMB0.2 million, respectively, from various local PRC government authorities. There are no defined rules and regulations to govern the criteria necessary for companies to receive such benefits, and the amount of financial subsidy is determined at the discretion of the relevant government authorities. Such amounts are recorded in other income when received

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

as the amount of the subsidies and the timing of payment are determined solely at the discretion of the relevant government authorities and there is no assurance that the Company will continue to receive any or similar subsidies in the future.

(z)     Share-based Compensation

The Company determines whether an award should be classified and accounted for as a liability award or an equity award. Both liability-classified awards and equity-classified awards are initially measured at their grant-date fair value. At each financial reporting date and ultimately at settlement date, the fair value of a liability-classified award is remeasured. An equity-classified award is not remeasured after grant date. If share-based awards are subject to both service conditions and the occurrence of an initial public offering (“IPO”) as performance condition, cumulative share-based compensation expenses for the awards that have satisfied the service condition will be recorded upon the completion of the IPO, using the graded-vesting method. The fair value of share options at the time of grant or modification, if applicable, is determined using the binomial-lattice option pricing model. The Company elects to recognize the effect of forfeitures as compensation costs when they occur. To the extent the required vesting conditions are not met resulting in the forfeiture of the share-based awards, previously recognized compensation expense relating to those awards is reversed.

(aa)  Employee Benefits

The full-time employees of the Company’s PRC subsidiaries and VIEs participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to employees. The Company is required to accrue these benefits based on certain percentages of the qualified employees’ salaries and make contributions to the share based on the accrued amounts. The PRC government is responsible for the medical benefits and the pension liability to be paid to these employees and the Company’s obligations are limited to the amounts contributed. The Company has no further payment obligation once the contributions have been paid. The total amounts for such employee benefits were RMB6.3 million and RMB3.8 million for the years ended December 31, 2021 and 2022, respectively, and expensed in the period incurred.

(ab)  Income Taxes

The Company accounts for income taxes using the asset and liability method. Current income taxes are provided on the basis of income before income taxes for financial reporting purposes and adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax laws and rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the consolidated statements of comprehensive loss in the period that includes the enactment date. A valuation allowance is provided to reduce the amount of deferred income tax assets if based on the weight of available evidence, it is more likely than not that some portion, or all, of the deferred income tax assets will not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of futures profitability, the duration of statutory carry forward periods, the Company’s experience with operating loss and tax credit carry forwards, if any, not expiring.

The Company applies a “more-likely-than-not” recognition threshold in the evaluation of uncertain tax positions. The Company recognizes the benefit of a tax position in its consolidated financial statements if the tax position is “more-likely-than-not” to prevail based on the facts and technical merits of the position. Tax positions that meet the “more-likely-than-not” recognition threshold is measured at the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon settlement. Unrecognized tax benefits may be affected by changes in interpretation of laws, rulings of tax authorities, tax audits, and expiry of statutory limitations. In addition, changes

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

in facts, circumstances and new information may require the Company to adjust the recognition and measurement estimates regarding individual tax positions. Accordingly, unrecognized tax benefits are periodically reviewed and re-assessed. Adjustments, if required, are recorded in the Company’s consolidated financial statements in the period in which the change that necessities the adjustments occur. The ultimate outcome for a particular tax position may not be determined with certainty prior to the conclusion of a tax audit and, in certain circumstances, a tax appeal or litigation process. The Company records interest and penalties related to unrecognized tax benefits (if any) in interest expenses and general and administrative expenses, respectively.

(ac)   Concentration and Risk

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist principally of cash and cash equivalents, restricted cash, accounts receivable, net, other receivables, short-term and long-term deposits, receivables of supplier rebates, prepayments and other receivables due from YJW and KeKe.

The Company’s investment policy requires cash, cash equivalents and restricted cash to be placed with high quality financial institutions and to limit the amount of credit risk from any one institution. The Company regularly evaluates the credit standing of the counterparties or financial institutions.

Accounts receivable, net, derived from product sales and provision of services on the Company’s E-commerce platforms and retail stores, as well as other receivables, deposits and other current assets (note 5), are exposed to credit risk. The assessment of the counterparties’ creditworthiness is primarily based on past history of making payments when due and current ability to pay, taking into account information specific to the counterparties as well as pertaining to the economic environment in which the counterparties operate. Based on this analysis, the Company determines what credit terms, if any, to offer to each counter party individually. If the assessment indicates a likelihood of collection risk, the Company will not deliver the services or sell the products to or through the counterparties or require the counterparties to pay cash in time to secure payment.

Concentration of customers and suppliers

No customer individually represents greater than 10.0% of total revenues of the Company for the years ended December 31, 2021 and 2022.

Two customers and three customers represent greater than 10.0% of total accounts receivable, net balance of the Company as of December 31, 2021 and 2022, respectively. Accounts receivable, net balances from these customers are as follows:

	As of December 31,
	2021	2022
	proportion of total accounts receivable, net balance	proportion of total accounts receivable, net balance
Customer A	39.5%	17.0%
Customer B	31.8%	20.6%
Customer C	*	11.4%

____________

*        Less than 10.0% of the Company’s accounts receivable, net in the respective years.

The Company conducts credit evaluations on its customers and generally does not require collateral or other security from such customers.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Three suppliers and three suppliers represent greater than 10.0% of total purchases for the years ended December 31, 2021 and 2022, respectively. Purchase amounts from each supplier for the years ended December 31, 2021 and 2022 are as follows:

	For the Year Ended December 31,
	2021	2022
	proportion of total purchases	proportion of total purchases
Supplier A	20.2%	*
Supplier B	35.3%	15.8%
Supplier C	14.2%	*
Supplier D	*	14.9%
Supplier E	*	13.6%

____________

*        Less than 10.0% of the Company’s purchase amounts in the respective years.

Although there is a limited number of providers of products, management believes that other providers could provide similar products on comparable terms. A change in suppliers, however, could cause negative impact on the business operation and a possible loss of sales, which would affect operating results adversely.

Interest rate risk

The Company’s borrowings bear interests at fixed and floated rates. If the Company were to renew these borrowings, the Company might be subject to interest rate risk.

Foreign currency exchange rate risk

In July 2005, the PRC government changed its decades-old policy of pegging the value of the RMB to the US$. Since June 2010, the RMB has fluctuated against the US$, at times significantly and unpredictably. It is difficult to predict how market forces or the government policy may impact the exchange rate between the RMB and the US$ in the future.

(ad)  Loss per Share

Basic loss per share is computed by dividing net loss attributable to Class A ordinary shareholders, considering the accretions to redemption value of the preferred shares, by the weighted average number of ordinary shares outstanding during the year using the two-class method. Under the two-class method, net loss is not allocated to other participating securities when the participating securities do not have contractual obligations to share losses.

Class B ordinary shares of the Company were issued to the Founder, Ms. Norma Ka Yin Chu, which are not entitled to dividends and distributions of the Company, whereas any undistributed net loss is not allocated to Class B ordinary shares. Therefore, Class B ordinary shares are not participating securities.

The Company’s preferred shares are not participating securities as they do not participate in unallocated loss on an as-converted basis. The preferred shares do not have a contractual obligation to fund or otherwise absorb the Company’s losses. Accordingly, any undistributed net profit is allocated on a pro rata basis to the ordinary shares and preferred shares; whereas any undistributed net loss is allocated to ordinary shares only.

Diluted loss per share is calculated by dividing net loss attributable to ordinary shareholders, as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Ordinary equivalent shares consist of shares issuable upon

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the conversion of the preferred shares using the as-converted method, and exercise of outstanding share option using the treasury stock method. Ordinary equivalent shares are not included in the denominator of the diluted loss per share calculation when inclusion of such shares would be anti-dilutive.

(ae) Segment Reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decisionmaker (“CODM”). The CODM, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the Chief Executive Officer (“CEO”). The Company’s CODM assesses performance and allocates resources based on two operating segments: merchandise sales and fresh agriculture produce.

•        Merchandise:    Merchandise segment includes sales of RTC, RTH, RTE and Plant Base, Private label products, Advertising service and Experience stores to third parties and individual customers.

•        Fresh products:    Fresh products segment includes fresh products sold to supermarkets and other third parties. This reporting segment was discontinued since April 1, 2022 due to the deconsolidation of Farm Entities.

Since the deconsolidation of Farm Entities from April 1, 2022, there is only one operating segment remaining.

The Company does not include intercompany transactions between segments for management reporting purposes. In general, revenues, cost of revenues and operating expenses are directly attributable, or are allocated, to each segment. The Company allocates costs and expenses that are not directly attributable to a specific segment, to different segments mainly based on usage, depending on the nature of the relevant costs and expenses. The Company currently does not allocate the assets to its segments, as its CODM does not use such information to allocate resources or evaluate the performance of the operating segments. The Company currently does not allocate other long-lived assets to the geographic operations as most of the Company’s long-lived assets are located in the PRC. In addition, most of the Company’s revenue is derived from within the PRC. Therefore, no geographical information is presented.

The Company’s segment operating performance measure is segment adjusted net loss, which represents net income or loss before (a) depreciation of property, plant and equipment and amortization of intangible assets, and (b) interest income, interest expenses, other income, other expenses, net, and income tax expense. The following table presents information about adjusted net loss and a reconciliation from the segment adjusted loss to total consolidated loss from operations for the years ended December 31, 2021 and 2022, respectively:

	For the Year Ended December 31,
	2021	2022
	RMB	RMB
Revenues:
Merchandise	191,185,173	177,864,489
Fresh products	13,994,269	1,721,577
Total segment revenues	205,179,442	179,586,066

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	For the Year Ended December 31,
	2021	2022
	RMB	RMB
Adjusted net loss:
Merchandise	(96,225,247)	(78,972,163)
Fresh products	(7,959,386)	(1,315,348)
Total adjusted net loss	(104,184,633)	(80,287,511)

Depreciation and amortization expenses – Merchandise	(4,232,056)	(3,419,130)
Depreciation expenses – Fresh products	(878,674)	(125,192)
Unallocated allowance of accounts receivable, net	(4,324,627)	(5,334,098)
Unallocated interest expenses	(22,842,091)	(30,826,950)
Unallocated interest income	9,783	465,162
Unallocated foreign currency exchange (loss)/gain, net	(147,413)	671,007
Unallocated other income	5,581,534	1,599,746
Unallocated other expenses, net	(266,083,985)	—
Unallocated changes in fair value of financial instruments	(60,764,404)	(1,875,889)
Total consolidated loss before income tax expenses	(457,866,566)	(119,132,855)

(af)   Statutory Reserves

In accordance with the PRC Company Laws, the paid-in capitals of the PRC subsidiaries and VIEs are not allowed to be transferred to the Company by way of cash dividends, loans or advances, nor can they be distributed except for liquidation.

In addition, in accordance with the PRC Company Laws, the Company’s PRC subsidiaries and VIEs must make appropriations from their after-tax profits as determined under the generally accepted accounting principles in the PRC (“PRC GAAP”) to non-distributable reserve funds including statutory surplus fund and discretionary surplus fund. The appropriation to the statutory surplus fund must be 10% of the after-tax profits after offsetting any prior year losses as determined under PRC GAAP. Appropriation is not required if the statutory surplus fund has reached 50% of the registered capital of the PRC companies. Appropriation to the discretionary surplus fund is made at the discretion of the PRC companies.

The statutory surplus fund and discretionary surplus fund are restricted for use. They may only be applied to offset losses or increase the registered capital of the respective companies. These reserves are not allowed to be transferred to the Company by way of cash dividends, loans or advances, nor can they be distributed except for liquidation.

No appropriation to the reserve fund was made by the Company’s PRC subsidiaries and VIEs, as these PRC Companies had accumulated losses as determined under PRC GAAP for the years ended December 31, 2021 and 2022.

(ag)  Recent Accounting Pronouncements

Recently Adopted Accounting Standards

In February 2016, the FASB issued Accounting Standards Codification Topic 842, Leases (ASC 842). ASC 842 specifies the accounting for leases. For operating leases, ASC 842 requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheets. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. ASC 842 was further amended in June 2020 by ASU 2020-05. Revenue from Contracts with Customers (ASC 606) and Leases (ASC 842), ASU 2020-05 deferred the effective date

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

of new leases standard. As a result, ASC 842, Leases, is effective for public companies for annual reporting periods, and interim periods within those years beginning after December 15, 2018. For all other entities, it is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. As the Company is an “emerging growth company” and elects to apply for the new and revised accounting standards at the effective date for a private company, the Company adopted ASC 842 for the fiscal year ended December 31, 2022.

In January 2017, the FASB issued ASU 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, to simplify the goodwill impairment test by eliminating Step 2 from the goodwill impairment test. Under the new guidance, goodwill impairment will be measured by the amount by which the carrying value of a reporting unit exceeds its fair value, without exceeding the carrying amount of goodwill allocated to that reporting unit. As a result, ASU 2017-04 is effective for public companies for annual and interim impairment tests for periods beginning after December 15, 2019. For other entities, it is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. This guidance is effective January 1, 2022 and is required to be adopted on a prospective basis, with early adoption permitted. As the Company is an “emerging growth company” and elects to apply for the new and revised accounting standards at the effective date for a private company, the Company adopted this standard for the year ended December 31, 2022.

In November 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832) — Disclosures by Business Entities about Government Assistance (“ASU 2021-10”). It requires issuers to make annual disclosures about government assistance, including the nature of the transaction, the related accounting policy, the financial statement line items affected and the amounts applicable to each financial statement line item, as well as any significant terms and conditions, including commitments and contingencies. The amendments in ASU 2021-10 are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021. The Company adopted the standard for the year ended December 31, 2022 and the adoption of this standard does not have a material impact on its consolidated financial statements.

In August 2020, the Financial Accounting Standards Board (“FASB”) issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”), which eliminates two of the three models in ASC 470-20 that require separate accounting for embedded conversion features and eliminates some of the conditions for equity classification in ASC 815-40 for contracts in an entity’s own equity. The guidance also requires entities to use the if-converted method for all convertible instruments in the diluted earnings per share calculation and generally requires them to include the effect of share settlement for instruments that may be settled in cash or shares. The Company adopted this standard on January 1, 2022, and such adoption did not impact on the consolidated financial statements.

Accounting Standards to be Adopted

In June 2016, the FASB amended ASU 2016-13, Financial Instruments — Credit Losses (ASC 326), Measurement of Credit Losses on Financial Instruments. ASU 2016-13 was further amended in November 2019 by ASU 2019-09, Financial Instruments — Credit Losses (ASC 326), Derivatives and Hedging (ASC 815), and Leases (ASC 842). As a result, ASC 326, Financial Instruments — Credit Losses is effective for public companies for annual reporting periods, and interim periods within those years beginning after December 15, 2019. For all other entities, it is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted. As the Company is an “emerging growth company” and elects to apply for the new and revised accounting standards at the effective date for a private company, the Company will adopt ASU 2016-13 for the fiscal year ending December 31, 2023. The Company does not expect the adoption to have a material impact on its consolidated financial statements.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In October 2021, the FASB issued ASU 2021-08 Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires contract assets and contract liabilities acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, Revenue from Contracts with Customers. The guidance will result in the acquirer recognizing contract assets and contract liabilities at the same amounts recorded by the acquiree. The guidance is applied prospectively to acquisitions occurring on or after the effective date. The guidance is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted, including in interim periods, for any financial statements that have not yet been issued. The Company will adopt ASU 2021-08 for the fiscal year ending December 31, 2023. The Company does not expect the adoption to have a material impact on its consolidated financial statements.

3. CASH, CASH EQUIVALENTS AND RESTRICTED CASH

A reconciliation of cash, cash equivalents and restricted cash in the consolidated balance sheets to the amounts in the consolidated statement of cash flows is as follows:

	As of December 31,
	2021	2022
	RMB	RMB
Cash and cash equivalents	13,493,501	26,801,767
Restricted cash	63,757,000	70,102,863
Total Cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	77,250,501	96,904,630

4. INVENTORIES

Inventories consisted of the following:

	As of December 31,
	2021	2022
	RMB	RMB
Raw materials	245,266	—
Unharvested crop	1,108,811	—
Merchandise available for sale	8,252,084	6,115,553
Total	9,606,161	6,115,553

Write-downs of RMB1,200,012 and RMB27,536 were made to the inventories and recorded in cost of revenues for the years ended December 31, 2021 and 2022, respectively.

For the years ended December 31, 2021 and 2022, the Company received insurance proceeds of RMB1.2 million and RMB0.5 million for claims of unharvested crop. These insurance proceeds are included as a reduction to “cost of revenues” in the consolidated statements of comprehensive loss.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. PREPAYMENTS AND OTHER CURRENT ASSETS

Prepayments and other current assets as of December 31, 2021 and 2022 consisted of the following:

	As of December 31,
	2021	2022
	RMB	RMB
Receivables of supplier rebates-current	2,883,912	3,661,334
Value-added tax recoverable	2,781,063	5,405
Deposits	6,594,285	759,608
Advances to suppliers	3,163,186	8,792,453
Advances for capital market transaction related service fees	4,924,895	—
Prepayments and other receivables due from YJW and KeKe – current	—	8,922,423
Other receivables	693,285	3,573,665
Less: allowance for doubtful accounts	—	—
Total	21,040,626	25,714,888

The movement of the allowance for doubtful accounts is as follows:

	For the Year Ended December 31,
	2021	2022
	RMB	RMB
Balance at the beginning of the year	—	—
Additions	—	4,262,335
Write-offs	—	(4,262,335)

Balance at the end of the year	—	—

6. LONG-TERM INVESTMENTS

Long-term investments consisted of the following:

	As of December 31,
	2021	2022
	RMB	RMB
Measurement alternative method
Shanghai Hongjing Sports Development Co., Ltd.	2,460,000	—
PFI Food Industries Limited	49,289,160	21,744,509
Good Food Technologies (Cayman) Limited	—	696,460
Long-term investments	51,749,160	22,440,969

In August 2020, the Company’s then consolidated VIE, Farm Entities, invested cash of RMB2,460,000 in Shanghai Hongjing Sports Development Co., Ltd. (“Hongjing Sports”), a company focusing on sports industry development and operation, for 10% equity interests. The Company does not have significant influence on Hongjing Sports. The Company elected to measure the equity investment without a readily determinable fair value at cost adjusted for changes resulting from impairments, if any, and observable price changes in orderly transactions for the identical or similar securities of the same issuer. The Company did not identify any observable price change requiring an adjustment to the investments in Hongjing Sports during 2021. In 2022, the Company derecognized this equity investment as the result of deconsolidating Farm Entities due to termination of the Farm Entities VIE arrangement.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. LONG-TERM INVESTMENTS (cont.)

On August 13, 2021, the Company entered into a subscription agreement with Black River Food 2 Pte. Ltd. (“Black River”) relating to Series C-1 redeemable convertible preferred shares and warrants of the Company. The Company agreed to allot and issue to Black River 5,833,468 Series C-1 redeemable convertible preferred shares and 6,219,115 warrants (“the PFI Warrant”), with each warrant entitling Black River to acquire one Series C-1 redeemable convertible preferred shares at nominal consideration when exercised, exercisable within 3 months. The consideration shall be satisfied by Black River transferring its 5,072,000 ordinary shares of PFI Food Industries Limited (“PFI Foods”, a subsidiary of Black River), representing approximately 6.316% of the entire issued share capital of PFI Foods. PFI Foods focuses on providing RTE and RTC plant-based meat products. The Company issued to Black River 5,833,468 Series C-1 redeemable convertible preferred shares and 6,219,115 PFI Warrant on August 30, 2021 and Black River exercised the PFI Warrant into 6,219,115 number Series C-1 redeemable convertible preferred shares on the same date. The equity interests in PFI Foods were transferred to the Company on December 22, 2021.

Prior to December 22, 2021, the Company determined the equity interests in PFI Foods to be transferred as a non-derivative prepaid forward contract. The forward contract, the Series C-1 redeemable convertible preferred shares issued and PFI warrant was initially recorded at their fair value of RMB94,141,160, RMB45,564,461 and RMB48,576,699, respectively. The forward contract was recorded as an investment on equity securities. The Company estimated the fair values of Series C-1 redeemable convertible preferred shares for Black River and PFI warrant using the binomial model with the assistance of an independent third-party valuation.

On December 22, 2021, the fair value of the forward contract was RMB49,289,160, with a fair value loss of RMB44,852,000 recognized in “Changes in fair value of financial instruments”, due to the overall under performance of the industry and PFI Food’s inability to obtain external financing in the poor economic environment. In determining the fair value of the investment in PFI Foods, the Company made estimates and judgments regarding the cash flow forecasts of PFI Foods, the weighted average cost of capital of 15.4% and the discount for lack of marketability of 20.0% applied to the projected cash flows with the assistance of an independent valuation firm.

After obtaining equity interests in PFI Foods, the Company does not have significant influence over PFI Foods and elected to measure investment in PFI Foods, without a readily determinable fair value, at cost adjusted for changes resulting from impairments, if any, and observable price changes in orderly transactions for the identical or similar securities of the same issuer. As of December 31, 2022, the Company made a qualitative assessment and considered there are impairment indicators that investment in PFI Foods is impaired as it is significantly behind the forecasted revenue growth target and there was a declining trend of the plant-based meat industry performance. In determining the fair value of the investment in PFI Foods, the Company made estimates and judgments regarding the cash flow forecasts of PFI Foods, the weighted average cost of capital of 15.2% and the discount for lack of marketability of 20.0% applied to the projected cash flows with the assistance of an independent valuation firm. As a result, the investment in PFI Foods was written down to its fair value and the difference of RMB22,705,285 between its fair value and the carrying value was included in “impairment loss for equity investments accounted for using measurement alternative” in the consolidated statements of comprehensive loss.

On May 26, 2022, the Company purchased 431 series seed preferred shares from Good Food Technologies (Cayman) Limited (“Good Food”) for a cash consideration of US$0.1million (equivalent to RMB0.7 million), for 1.43% equity interests. The Company does not have significant influence over Good Food and elected to measure the equity investment without a readily determinable fair value at cost adjusted for changes resulting from impairments, if any, and observable price changes in orderly transactions for the identical or similar securities of the same issuer. The Company did not identify any observable price change requiring an adjustment to the investments in Good Food during 2022.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, as of December 31, 2021 and 2022 consisted of the following:

	As of December 31,
	2021	2022
	RMB	RMB
Building*	4,729,780	—
Operating equipment*	9,942,122	—
Transportation equipment*	6,441,352	—
Electronic equipment	4,425,152	3,909,342
Office equipment and other	5,204,046	4,573,886
Leasehold improvement	3,887,995	2,519,936
Property, plant and equipment	34,630,447	11,003,164
Less: Accumulated depreciation	(30,463,076)	(10,493,995)
Total	4,167,371	509,169

____________

*        Building, operating equipment and transportation equipment were derecognized on April 1, 2022 as the result of deconsolidating Farm Entities due to termination of the Farm Entities VIE arrangement.

Depreciation expenses on property, plant and equipment were allocated to the following expense items:

	For the Year Ended December 31,
	2021	2022
	RMB	RMB
Cost of revenues	489,537	121,565
Sales and marketing expenses	979,864	192,728
General and administrative expenses	365,571	111,295
Total depreciation expenses	1,834,972	425,588

8. INTANGIBLE ASSETS, NET

Intangible assets represent franchise agreements, customer relationship and brand name acquired through business combinations, initially recognized and measured at fair value upon acquisitions and amortized on a straight-line basis over their respective estimated useful lives.

The following table summarizes the Company’s intangible assets, as of December 31, 2021 and 2022.

	As of December 31, 2021
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Estimated Useful Life Year
	RMB	RMB	RMB
Franchise agreement – Yunmao	19,900,000	(5,427,273)	14,472,727	11
Franchise agreement – Mengwei	2,200,000	(1,466,667)	733,333	1.5
Total	22,100,000	(6,893,940)	15,206,060

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. INTANGIBLE ASSETS, NET (cont.)

	As of December 31, 2022
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Estimated Useful Life Year
	RMB	RMB	RMB
Franchise agreement – Yunmao	19,900,000	(7,236,364)	12,663,636	11
Franchise agreement – Mengwei	2,200,000	(2,200,000)	—	1.5
Customer relationship – YJW	2,300,000	(191,667)	2,108,333	7
Customer relationship – KeKe	1,000,000	(83,333)	916,667	7
Customer relationship – Lishang	1,500,000	(200,000)	1,300,000	5
Customer relationship – Lin’s group	339,470	(62,238)	277,232	5
Brand name – Lin’s group	213,096	(39,072)	174,024	5
Total	27,452,566	(10,012,674)	17,439,892

Franchise agreement — Yunmao was generated from the acquisition of Yunmao in 2019, representing the right granted to the acquired business to distribute certain branded products of the franchiser.

Franchise agreement — Mengwei was generated from the acquisition of Mengwei Stores in 2021, representing the right granted to the Company to distribute certain branded products through Mengwei Stores acquired (note 14).

Customer relationship — YJW was generated from the acquisition of YJW in 2022, representing the expected future benefit to be derived from the customer contracts, customer list and underlying customer relationship acquired from YJW (note 14).

Customer relationship — Keke was generated from the acquisition of Keke in 2022, representing the expected future benefit to be derived from the customer contracts, customer list and underlying customer relationship acquired from Keke (note 14).

Customer relationship — Lishang was generated from the acquisition of Lishang in 2022, representing the expected future benefit to be derived from the customer contracts, customer list and underlying customer relationship through Lishang acquired (note 14).

Customer relationship — Lin’s group was generated from the acquisition of Lin’s group in 2022, representing the expected future benefit to be derived from the customer contracts, customer list and underlying customer relationship through Lin’s group acquired (note 14).

Brand name — Lin’s group was generated from the acquisition of Lin’s group in 2022, representing the right granted to the Company to use the brand name through Lin’s group acquired (note 14).

Amortization expenses for intangible assets recognized as general and administrative expenses were RMB3,275,758 and RMB3,118,734 for the years ended December 31, 2021 and 2022, respectively.

As of December 31, 2022, the estimated amortization expense for the next five years is as follows:

For the Year Ending December 31,	RMB
2023	2,691,032
2024	2,691,032
2025	2,691,032
2026	2,691,032
2027	2,389,723
2028 and thereafter	4,286,041

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. GOODWILL

For the years ended December 31, 2021 and 2022, the changes in the carrying value of goodwill by reporting units are as follows:

	Merchandise	Fresh products	Total
	RMB	RMB	RMB
Balance as of January 1, 2022	7,184,549	1,116,904	8,301,453
Additions	11,585,139	—	11,585,139
Decrease due to deconsolidation	—	(1,116,904)	(1,116,904)
Balance as of December 31, 2022	18,769,688	—	18,769,688

Goodwill is not amortized and has been assigned to reporting units for purposes of impairment testing. Our reporting units are our individual operating segments.

The Company performed the impairment test for the goodwill allocated to the Merchandise reporting unit and the Fresh products reporting unit and concluded that no impairment indicators on its goodwill were noted as December 31, 2021.

The Company terminated the Farm VIE Agreements from April 1, 2022 (note1) and derecognized goodwill allocated to the Fresh products reporting unit in 2022.

The Company performed a quantitative analysis on the Merchandise reporting unit as of December 31, 2022. The Company estimated the fair value by using the income approach, which considered a number of factors, including expected future cash flows, growth rates and discount rates. Based on the assessment results, the fair value of the Merchandise reporting unit was above its carrying amount as of December 31, 2022. Therefore, the Company concluded that quantitative analysis also did not indicate that there was an impairment of goodwill as of December 31, 2022.

10. OTHER NON-CURRENT ASSETS

Other non-current assets consisted of the following:

	As of December 31,
	2021	2022
	RMB	RMB
Prepaid consideration for acquisitions*	28,424,280	—
Prepayments and other receivables due from YJW and KeKe-non-current	—	28,024,937
Receivables of supplier rebates-non-current	—	4,721,177
Long-term deposits	1,186,971	1,697,064
Total	29,611,251	34,443,178

____________

*        Prepaid consideration for acquisitions

On July 1, 2021, the Company, through its wholly owned subsidiary, Shanghai DayDayCook, entered into a purchase agreement (“the SPA”) with Mr. Zheng Dongfang and Mr. Han Min (“collectively the YJW Seller”), the shareholders of YJW to acquire 60% interests of YJW’s product sales business, primarily including distribution contracts, the sales and marketing team, procurement team and other supporting function personnel (“the YJW Target Assets”). YJW is principally engaged in manufacturing and the distribution of snack foods. Shanghai DayDayCook and Mr. Zheng Dongfang agreed to form Quanzhou DayDayCook Food Co., Limited (“Quanzhou DDC”), with the Company and Mr. Zheng Dongfang holding the respective 60% and 40% equity interests, as the transferee of the YJW Target Assets. According to the SPA, during the period from July 1, 2021 to the date when Quanzhou DDC is formed (“the transition period”), the Company manages and operates the YJW Target Assets and is entitled to 60% of the net profit arising from the operation of the YJW Target Assets. Quanzhou DDC was formed on June 17, 2022.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. OTHER NON-CURRENT ASSETS (cont.)

The total consideration payable by the Company comprises cash consideration payable of RMB1.5 million, and the issuance of 1,757,189 share options, with an exercise price of US$0.001 per share. These share options were granted on July 1, 2021 and are exercisable upon a qualified IPO as defined by the share option agreement, regardless of grantee’s employment status with the Company. These share options are recognized as additional consideration for the acquisition (“consideration share options”). The acquisition will not be completed until Quanzhou DDC is established and obtains control of the YJW Target Assets. As the result, the consideration share options granted were recorded as prepaid consideration in other noncurrent assets at their grant date’s fair value and were derecognized when the acquisition was completed with fair changes recorded as “Changes in fair value of financial instruments” in the consolidated statement of comprehensive loss for the year ended December 31, 2022.

In addition, the Company will grant share options to Mr. Zheng Dongfang at the end of each performance period from January 2022 to December 2023, depending on achievement of YJW Target Assets’ revenue and net profit for each performance period from January 2022 to December 2023. Such share options will be fully vested upon each of the grant and enable Mr. Zheng Dongfang to acquire the Company’s ordinary shares at the stated nominal exercise price upon the completion of Company’s IPO. Each share option has a contractual life of 10 years. As Mr. Zheng Dongfang and key employee (as defined in the SPA) are required to continuously providing services to the Company no less than three years and such contingent payments are linked to the achievement of performance target at the end of each service period, these share options will be accounted for as share-based compensation. As of December 31, 2022, no such share options in connection with the achievements of the performance target were granted to Mr. Zheng Dongfang.

On July 1, 2021, the Company, through its wholly owned subsidiary, Shanghai DayDayCook, entered into a purchase agreement (“the SPA”) with Mr. Xu Fuyi, (“the KeKe Seller”), the shareholder of KeKe and Zheng Dongfang, the president of KeKe, to acquire 60% interests of KeKe’s product sales business, primarily including distribution contracts, the sales and marketing team, procurement team and other supporting function personnel (“the KeKe Target Assets”). KeKe is principally engaged in manufacturing and distribution of candy products. Shanghai DayDayCook and Mr. Zheng Dongfang agreed to form Quanzhou Weishi Food Co., Limited (“Quanzhou Weishi”), with the Company and Mr. Zheng Dongfang holding the respective 60% and 40% equity interests, as the transferee of the KeKe Target Assets. According to the SPA, during the period from July 1, 2021 to the date when Quanzhou Weishi is formed (“the transition period”), the Company manages and operates the KeKe Target Assets and is entitled to 60% of the net profit arising from the operation of the KeKe Target Assets. Quanzhou Weishi was formed on June 17, 2022.

The total consideration transferred by the Company comprises the issuance of 1,555,545 of share options to Mr. Zheng Dongfang, who receives the share options on behalf of Mr. Xu Fuyi, with an exercise price of US$0.001 per share. These share options were granted on July 1, 2021 and are exercisable upon a qualified IPO as defined by the share option agreement, regardless of grantee’s employment status with the Company. The acquisition will not be completed until Quanzhou DDC is established and obtains control of the KeKe Target Assets. As a result, the consideration share options granted were recorded as prepaid consideration in other noncurrent assets at their grant date’s fair value and were derecognized when the acquisition was completed with fair changes recorded as “Changes in fair value of financial instruments” in the consolidated statement of comprehensive loss for the year ended December 31, 2022.

In addition, the Company will grant share options to Mr. Zheng Dongfang at the end of each performance period from January 2022 to December 2023 (as defined in the SPA), depending on achievement of Keke Target Assets’ revenue and net profit for each performance period from January 2022 to December 2023 (as defined in the SPA). Such share options will be fully vested upon each of the grant and enable Mr. Zheng Dongfang to acquire the Company’s ordinary shares at the stated nominal exercise price upon the completion of Company’s IPO. Each share option has a contractual life of 10 years. As Mr. Zheng Dongfang and key employee (as defined in the SPA) are required to continuously providing services to the Company no less than three years and such contingent payments are linked to the achievement of performance target at the end of each service period, these share options will be accounted for as share-based compensation. As of December 31, 2022, no such share options in connection with the achievements of the performance target were granted to Mr. Zheng Dongfang.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. OTHER NON-CURRENT ASSETS (cont.)

The Company made estimates and judgments, with the assistance of an independent valuation firm, in determining the fair value of the consideration transferred. Share options granted were estimated on the grant date using the binomial option pricing model with the following assumptions used:

	As of July 1, 2021 and December 31, 2021	As of June 17, 2022 (Derecognition date)
Risk-free rate of return	1.66%	3.31%
Volatility	38.11%	37.01%
Expected IPO date	September 30, 2023	September 30, 2023
Expected dividend yield	—	—
Exercise multiple	N/A	N/A
Fair value of underlying ordinary shares	US$0.94	US$0.83
Expected terms	10 years	10 years

The expected volatility was estimated based on the historical volatility of comparable peer public companies with a time horizon close to the expected term of the Company’s options. The risk-free interest rate was estimated based on the yield to maturity of U.S. treasury bonds denominated in US$ for a term consistent with the expected term of the Company’s options in effect at the option valuation date. Expected dividend yield is zero as the Company does not anticipate any dividend payments in the foreseeable future. The expected term is the contract life of the option.

11. BANK BORROWINGS

	As of December 31,
	2021	2022
	RMB	RMB
Short-term bank borrowings	47,096,851	54,830,623
	As of December 31,
	2021	2022
	RMB	RMB
Long-term bank borrowings	7,406,500	3,691,564
Less: Current portion of long-term bank borrowings	(1,730,506)	(2,020,480)
Long-term borrowings, excluding current portion	5,675,994	1,671,084

Short-term bank borrowings

In October 2019, the Company entered into a fourteen-month credit facility agreement with SPD Silicon Valley Bank (“SSVB”), which allows the Company to draw borrowings up to RMB31.0 million for general working capital purposes. The borrowings drawn from this facility bore annual interest rate of 5% and were pledged by a fixed deposit of US$5.1 million of a subsidiary of the Company. The Company drawn down RMB30,971,692 in October 2020 and borrowed the same amount subsequently. The credit facility was repaid in September 2021 and the pledge of fixed deposit of US$5.1 million were released.

In March 2020, the Company entered into a one-year credit facility agreement with Xiamen Bank, which allows the Company to draw borrowings up to RMB10.0 million for general working capital purposes. The borrowings drawn from this facility as of December 31, 2020 amounted to RMB10.0 million and bore an interest rate of 4.55% per annum. The borrowing was fully repaid in March 2021.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. BANK BORROWINGS (cont.)

In October 2020, the Company entered into a one-year credit facility agreement with SSVB, which allows the Company to draw borrowings up to RMB10.0 million for general working capital purposes. The borrowings drawn from this facility as of December 31, 2020, amounted to RMB8,091,535 and bore an interest rate of 8% per annum. The credit facility was repaid in November 2021.

In September 2021, the Company entered into a banking facility with Hang Seng Bank (“HSB”). The facility includes one revolving loan facility with the facility amount of US$5.0 million or its equivalent in HK$ (equivalent to RMB32,280,200) to finance/refinance the Company’s listing expenses (RLN1), and another revolving loan facility with the facility amount of US$5.0 million or its equivalent in HK$, subject to achievement of certain conditions, to finance/refinance the Company’s general working capital purposes (RLN2). The facility is only available upon HSB’s receipt of guarantees in HSB’s standard form for unlimited amount from the Company’s subsidiaries, Grand Leader Technology Limited, DDC OpenStudio Media Limited and DDC OpenStudio Limited, and guarantee in HSB’s standard form for US$10.0 million from Ms. Norma Ka Yin Chu and Mr. Samuel Derk Shuen Lim, spouse of the Founder. After HSB received these guarantees, US$5.0 million was drawn down under RLN1 in November 2021, bearing an interest rate of 4.25%, repayable within 6 months from the first date of draw down and can be rolled over as agreed by HSB. Conditions for draw down of RLN2 were not met by December 31, 2021 and 2022, respectively. The Company is required to maintain an account with HSB for deposit of the amount not less than the total loan outstanding balance after the first drawdown of this facility and may not withdraw the funds in the account except for repayment of this facility. The facilities include certain non-financial covenants and also financial covenants for the Company to achieve certain financial targets at the end of 2022, and cash and bank balances including restricted cash shown on the Company’s audited consolidated financial statement shall not be less than US$10.0 million or equivalent on other currencies. These financial targets were not achieved. In 2023, HSB agreed further rollover until September 2023 with the same interest rate.

In November 2021, Weishi, one of the Company’s VIEs entered into three eleven-month loans agreements with Zhejiang E-Commerce Bank, with total principal amount of RMB1,452,000 and bearing an interest rate of 9.6% per annum. The Company repaid RMB121,000 in December 2021. As of December 31, 2021, the outstanding loans amounted to RMB1,331,000. The Company repaid RMB363,000 from January 2022 to March 2022. As of March 31, 2022, the outstanding loans amounted to RMB986,000. As described in note 1, the Company derecognized this equity investment as the result of deconsolidating Weishi due to termination of the Weishi VIE arrangement.

In November 2021, Farm Entities, one of the Company’s VIEs entered into two one-year revolving credit facility agreements with Shanghai Rural Commercial Bank (“SRCB”), which allows the Farm Entities to draw borrowings up to RMB300,000 and RMB800,000, respectively for general working capital purposes. The borrowings drawn from these facilities as of December 31, 2021 and March 31, 2022, amounted RMB1.1 million and bore an interest rate of 4.35% per annum, and was guaranteed by the general manager of Farm, Mr. Cui Yixiong and his spouse Ms. Wang Yike. As described in note 1, the Company derecognized this equity investment as the result of deconsolidating Farm Entities due to termination of the Farm Entities VIE arrangement.

In November 2021, the Company entered into a banking facility with HSBC for a US$2,000,000 and a US$4,000,000 (equivalent to RMB12,727,400 and RMB25,454,800 as of December 31, 2021, respectively) loan, to finance the Company’s listing expenses. The facility includes certain non-financial covenants and also financial covenants for the Company to maintain average account balance not less than US$10.0 million in a HSBC Hong Kong account. The facility is only available upon HSBC’s receipt of guarantees in HSBC’s standard form for US$6.0 million from Ms. Norma Ka Yin Chu and Mr. Samuel Derk Shuen Lim, spouse of the Founder. After HSBC’s receipt of the guarantees, US$2,000,000 (equivalent to RMB12,727,400) was drawn down by December 31, 2021, repayable in 11 equal installments commencing 1 month after drawdown, bearing an interest rate of LIBOR+3.5% per annum. As of December 31, 2022, the outstanding loan amounted to US$335,260 (equivalent to RMB2,334,952), as HSBC subsequently agreed rollover of the outstanding balance of US$166,674 due until May 2023 and the remaining US$168,586 repayable until June 2023, bearing an interest rate of LIBOR+3.5%. The unused credit limit under this facility was US$4.0 million as of December 31, 2021 and 2022 respectively.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. BANK BORROWINGS (cont.)

Lishang, a subsidiary acquired by the Company on May 1, 2022 (note 14) entered into a one-year credit facility agreement with Bank of China (“BOC”) in February 2022, which allows the Company to draw borrowings up to RMB1.0 million for general working capital purposes. RMB 1.0 million was drawn down from this facility in February 2022 and was outstanding as of December 31, 2022 which bore an interest rate of 4.18% per annum.

In April 2022, Lishang entered into four one-year loan agreements with Industrial and Commercial Bank of China (“ICBC”), with total principal amount of RMB2,050,000 bearing an interest rate of 4.0% per annum. As of December 31, 2022, the outstanding amount was RMB2,050,000.

In July 2022, the Company entered into a five-year credit facility agreement with Jiangsu Suning Bank, which allows the Company to draw borrowings up to RMB670,000 for general working capital purposes, at an interest rate of 18.0% per annum (“July 2022 credit facility agreement”). RMB670,000 was drawn from this facility in July 2022 and was fully repaid in October 2022. Another RMB600,000 was drawn from this facility in October 2022, and the outstanding principal thereon of this facility shall be repaid by 12 equal monthly instalments. As of December 31, 2022, the short-term bank borrowings balance was RMB500,000.

In July 2022, the Company entered into a one-year loan agreement with China Citic Bank (“CNCB”) for general working capital purposes, with total principal amount of RMB8,000,000 bearing an interest rate of 4.35% per annum. This facility was guaranteed by Ms. Wang Xiaoxiao. As of December 31, 2022, the outstanding amount was RMB8,000,000.

In September 2022, the Company entered into a two-year loan agreement with WeBank for general working capital purposes, with total principal amount of RMB300,000 bearing an interest rate of 5.4% per annum. This facility was guaranteed by Mr. Lian Xi. The outstanding principal thereon of this loan shall be repaid by 24 equal monthly instalments. RMB37,500 was repaid in 2022. In March 2023, the Company has modified the payment schedule with WeBank to fully repay the loan in advance by March 2023. As of December 31, 2022, the outstanding amount was RMB262,500. There was no substantial change of terms in the modification.

In September 2022, the Company entered into a two-year loan agreement with Ning Bo Bank for general working capital purposes, with total principal amount of RMB700,000 and bearing an interest rate of 5.4% per annum. This facility was guaranteed by Mr. Yu Yongkang. The outstanding principal thereon of this loan shall be repaid by 24 equal monthly instalments. RMB87,500 was repaid in 2022. In March 2023, The Company has modified the payment schedule with WeBank to fully repay the loan in advance until March 2023. As of December 31, 2022, the outstanding amount was RMB612,500. There was no substantial change of terms in the modification.

In December 2022, the Company entered into a one-year loan agreement with Industrial Bank Co., Ltd. (“CIB”) for general working capital purposes, with total principal amount of RMB5,000,000 bearing an interest rate of 4.1% per annum. This facility was guaranteed by Ms. Wang Xiaoxiao. As of December 31, 2022, the outstanding amount was RMB5,000,000.

In 2021, the Company held five Platinum business credit cards with HSBC, with total facility amount of HK$282,000 guaranteed by Ms. Norma Ka Yin Chu for up to HK$50,000. As of December 31, 2021, the outstanding credit card balance was HK$43,971 (equivalent to RMB35,951). In 2022, the Company held six Platinum business credit cards with HSBC, with total facility amount of HK$282,000 guaranteed by Ms. Norma Ka Yin Chu for up to HK$50,000. As of December 31, 2022, the outstanding credit card balance is HK$277,263 (equivalent to RMB247,671).

The weighted average interest rate for short-term borrowings as of December 31, 2021 and 2022 were approximately 5.3% and 5.3%, respectively.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. BANK BORROWINGS (cont.)

Long-term bank borrowings

In September 2020, the Company entered into a three-year term facility with BOC, which allows the Company to draw borrowings up to HK$4.0 million for general working capital purposes. HK$4.0 million (equivalent to RMB3,362,716 as of December 31, 2020) was drawn from this facility in 2020, at an interest rate of 2.75% per annum, and the outstanding principal and interest accrued thereon of this facility shall be repaid by 24 equal monthly instalments, commencing 13 months after the drawdown date. This facility was guaranteed by Mr. Samuel Derk Shuen Lim. HK$488,138 (equivalent to RMB400,341) and HK$1,818,021 (equivalent to RMB1,568,589) was repaid in 2021 and 2022, respectively. As of December 31, 2021, the outstanding long-term bank borrowings and interest balance repayable within the next twelve months amounted to HK$1,986,187 (equivalent to RMB1,623,906) and was classified as “current portion of long-term bank borrowings” on the consolidated balance sheets. The remaining outstanding long-term bank borrowings and interest balance was HK$1,525,675 (equivalent to RMB1,247,393) as of December 31, 2021. As of December 31, 2022, the remaining outstanding long-term bank borrowings and interest balance repayable amounted to HK$1,693,841 (equivalent to RMB1,513,057) was all classified as “current portion of long-term bank borrowings” on the consolidated balance sheets.

In June 2021, the Company entered into an eight-year term facility with BOC, which allows the Company to draw borrowings up to HK$2.0 million for general working capital purposes. HK$2.0 million (equivalent to RMB1,635,200 as of December 31, 2021) was drawn from this facility in June 2021, at an interest rate of 2.75% per annum, and the outstanding principal and interest accrued thereon of this facility shall be repaid by 84 equal monthly instalments, commencing 13 months after the drawdown date. This facility was guaranteed by Mr. Samuel Derk Shuen Lim. As of December 31, 2021, the outstanding long-term bank borrowings balance repayable within the next twelve months amount of HK$130,382 (equivalent to RMB106,600) was classified as “current portion of long-term bank borrowings” on the consolidated balance sheets, the residual outstanding long-term bank borrowings balance was HK$1,869,618 (equivalent to RMB1,528,601). HK$107,945 (equivalent to RMB93,135) was repaid in 2022. As of December 31, 2022, the outstanding long-term bank borrowings balance repayable within the next twelve months amount of HK$265,757 (equivalent to RMB237,392) was classified as “current portion of long-term bank borrowings” on the consolidated balance sheets, the remaining outstanding long-term bank borrowings balance was HK$1,626,298 (equivalent to RMB1,452,724).

In September 2021, the Farm Entities entered into a ten-year revolving credit facility agreement with ICBC, which allows the Company to draw borrowings up to RMB2.9 million for general working capital purposes. The borrowings drawn from this facility as of December 31, 2021 and March 31, 2022, amounted to RMB2.9 million and bore annual interest rate of loan prime rate (“LPR”) and was guaranteed by the general manager of Farm, Mr. Cui Yixiong and his spouse Ms. Wang Yike, and was pledged by an apartment owned by Mr. Cui Yixiong. As described in note 1, the Company derecognized this equity investment as the result of deconsolidating Farm Entities due to termination of the Farm Entities VIE arrangement.

In September 2022, the Company entered into a two-year loan agreement with WeBank for general working capital purposes, with total principal amount of RMB300,000 bearing an interest rate of 17.82% per annum. This loan was guaranteed by Mr. Ding Lichun. The outstanding principal thereon of this loan shall be repaid by 24 equal monthly instalments. RMB37,500 wad repaid in 2022. As of December 31, 2022, the outstanding long-term bank borrowings and interest balance repayable within the next twelve months amounted to RMB150,000 and was classified as “current portion of long-term bank borrowings” on the consolidated balance sheets. The remaining outstanding long-term bank borrowings and interest balance was RMB112,500.

In October 2022, RMB70,000 was drawn from the July 2022 credit facility agreement facility, and the outstanding principal thereon of this facility shall be repaid by 24 equal monthly instalments. As of December 31, 2022, balance of RMB35,000 repayable within the next twelve months was classified as “current portion of long-term bank borrowings” and RMB29,167 is repayable beyond one year was classified as long-term bank borrowings on the consolidated balance sheets.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. BANK BORROWINGS (cont.)

From October to December 2022, the Company entered into a number of two-year loan agreements with WeBank for general working capital purposes, with total principal amount of RMB170,062 bearing an interest rate of 12.96% – 17.82% per annum. The loans were guaranteed by Ms. Wang Xiaoxiao. The outstanding principal thereon of this loan shall be repaid by 24 equal monthly instalments. RMB8,336 was repaid in 2022. As of December 31, 2022, the outstanding long-term bank borrowings and interest balance repayable within the next twelve months amounted to RMB85,031 and was classified as “current portion of long-term bank borrowings” on the consolidated balance sheets. The remaining outstanding long-term bank borrowings and interest balance was RMB76,694.

In November 2022, the Company entered into a two-year loan agreement with Wuxi Xishang Bank for general working capital purposes, with total principal amount of RMB600,000 bearing an interest rate of 17.1% per annum. The outstanding principal thereon of this loan shall be repaid by 24 equal monthly instalments. RMB600,000 was early repaid in 2022.

The aggregate maturities of the above long-term bank borrowings for each year subsequent to December 31, 2022 are as follows:

For the Year Ending December 31,	RMB
2023	2,020,480
2024	462,255
2025	250,796
2026	257,780
2027	264,959
2028 and thereafter	435,294

12. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

	As of December 31,
	2021	2022
	RMB	RMB
Salary and welfare payables	5,748,825	5,127,355
Payable for acquisition of Lishang and Lin	—	4,568,170
Payable for acquisition of Yunmao and Farm	1	—
Payable for acquisition of Mengwei	610,819	551,641
Loans from employees*	11,666,149	6,692,925
Loans from individuals*	1,317,600	1,826,684
Deposits from suppliers	1,411,072	659,470
Payable for lease of land	2,551,559	—
Tax payables	24,401,022	46,637,693
Interest payables	5,268,387	11,802,181
Professional service fees	18,646,458	20,049,510
Accrued utilities and other expenses	4,047,184	9,441,051
Total	75,669,076	107,356,680

____________

*        Loans borrowed from third party individuals and employees are for general working capital use and repayable on demand.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. LEASES

Operating leases

The Company leases its offices, retail stores and land under non-cancellable lease agreements that are classified as operating leases. The land leased by Farm Entities should only be used for agricultural cultivation. The following table presents balances reported in the consolidated balance sheet related to the Company’s leases as of December 31, 2022:

As of December 31, 2022
RMB
Operating lease right-of-use assets	6,132,812
Operating lease liabilities – current	1,413,110
Operating lease liabilities – non-current	4,824,198
Total operating lease liabilities	6,237,308

The following table presents operating lease cost reported in the consolidated statement of comprehensive loss related to the Company’s leases for the year ended December 31, 2022:

For the year ended December 31, 2022
RMB
Operating lease expenses	3,585,998
Short-term lease expenses	527,470
Total	4,113,468

Lease terms and discount rates are as follows:

As of December 31, 2022
Weighted average remaining lease term (years)	5.7
Weighted average discount rate	4.6%

The following table reconciles the undiscounted cash flows of the Company’s leases as of December 31, 2022 to the present value of its operating lease payments, including rental payments for lease renewal options the Company is reasonably certain to exercise:

For the year ending December 31,	RMB
2023	1,660,305
2024	1,651,265
2025	1,066,102
2026	640,635
2027	414,637
2028 and thereafter	1,738,868
Total undiscounted operating lease payments	7,171,812
Less: imputed interest	(934,504)
Present value of operating lease liabilities	6,237,308

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. LEASES (cont.)

Supplemental cash flow information related to leases is as follows:

As of December 31, 2022
RMB
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows for operating leases	2,585,340
Non-cash information on lease liabilities arising from obtaining ROU assets
– Operating leases	742
Non-cash information on lease liabilities and ROU assets derecognized for termination of leases
– Operating leases	3,436,448

As of December 31, 2022, the Company has no significant lease contract that has been entered into but not yet commenced.

Future minimum operating lease payments as of December 31, 2021 are summarized as follows:

As of December 31,	RMB
2022	11,061,077
2023	3,513,387
2024	792,865

There were no future operating subleases receivable as of December 31, 2022.

14. BUSINESS COMBINATION

Mengwei Stores

On January 12, 2021, SH DDC entered into a purchase agreement (the “SPA”) with Mr. Liao Xuefeng and three entities controlled by Mr. Liao Xuefeng, which are Chongqing Meng Wei Technology Co., Ltd., Chongqing Yizhichan Leisure Food E-commerce Service Department and Chongqing Wei Bang Internet Technology Co., Ltd. (“the Sellers”), to acquire a number of online stores (“collectively referred to as Mengwei Stores”). Mengwei Stores are principally engaged in online sales of self-heated hotpots. The Company further entered into a store operation agreement (“Store Operation Agreement”) with the Sellers on the same date that the Sellers shall operate and manage Mengwei Stores under the instructions of the Company since January 12, 2021, yet the legal name of these stores are still registered with the E-commerce platforms under the Sellers.

Acquisition of Mengwei Stores shall diversify the Company’s existing business portfolio, and broaden the source of income of the Company.

The transaction was accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations.

The total consideration payable by the Company comprises fixed cash consideration of RMB3.0 million and contingent cash consideration on achievement of Mengwei Stores’ GMV (as defined in the SPA) and net profit for each performance period from January 2021 to March 2022 (as defined in the SPA). The potential undiscounted amount of all future payments that could be required to be paid under the contingent consideration arrangement is between RMB nil and RMB4.5 million. The fair value of the contingent consideration payable of RMB3.3 million as of January 12, 2021 and RMB0.6 million as of December 31, 2021 were estimated by applying income approach which considers the present value of the expected future payment, discounted using a risk-adjusted discount rate of 12.4% as of January 12, 2021 and 12.7% as of December 31, 2021, that are not observable in the market (level 3 inputs).

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. BUSINESS COMBINATION (cont.)

In addition, the Company will grant share options to Mr. Liao Xuefeng and Mr. Zheng Haohua, holder of 10.0% equity interests in Chongqing Meng Wei Technology Co., Ltd. (“the Selling Shareholders”) at the end of each performance period, depending on achievement of Mengwei Stores’ GMV (as defined in the SPA) and net profit for each performance period from January 2021 to March 2022 (as defined in the SPA). Such share options will be fully vested upon each of the grant and enable Selling Shareholders to acquire the Company’s ordinary shares at the stated nominal exercise price upon the completion of Company’s IPO. Each share option has a contractual life of 10 years. As of December 31, 2022, the Company had granted 288,251 share options to Mr. Liao Xuefeng and 32,028 share options to Mr. Zheng Haohua, respectively, in connection with the achievements of the performance target. As the Selling Shareholders are continuously providing services to the Company under the Company’s instructions to operate the online stores and such contingent payments are linked to the achievement of performance target at the end of each service period, these share options will be accounted for as share-based compensation.

The Company made estimates and judgments in determining the fair value of consideration transferred, acquired assets and liabilities assumed, based on management’s experiences with similar assets and liabilities with the assistance of an independent valuation firm. The allocation of the purchase price is as follows:

RMB
Considerations
Consideration – Cash payable	3,000,000
Consideration – Contingent cash payable*	3,331,019
Total considerations	6,331,019

Less: Identifiable net assets acquired as of January 12, 2021
Cash and cash equivalents acquired in the business combination	349,323
Accounts receivable, net	2,648,789
Prepayments and other current assets	90,755
Intangible asset – franchise agreement	2,200,000
Accrued expenses and other current liabilities	(43,279)
Deferred tax liabilities	(550,000)
Total identifiable assets acquired and liabilities assumed	4,695,588
Goodwill	1,635,431

Goodwill recognized on the acquisition is attributable mainly to the skills and technical talent of the target Company’s work force. None of the goodwill is expected to be deductible for income tax purpose.

____________

*        The fair value of the contingent consideration payable upon the acquisition was estimated to be RMB3.3 million at the acquisition date and is remeasured to fair value at each reporting date until the contingency is resolved. In August 2021, the Company and the sellers confirmed in writing that the performance target for the first performance period from January 2021 to June 2021 was achieved and cash payment of RMB1.2 million was made. In November 2021, the Company and the sellers confirmed in writing that the performance target for the second performance period from July 2021 to September 2021 was achieved and cash payment of RMB0.6 million was made and subsequently paid in January 2022. The fair value gain of RMB0.9 million for the year ended December 31, 2021 was included in general and administrative expenses.

In December 2022, the Company and the sellers confirmed separately in writing that the performance target for the third performance period from October 2021 to December 2021 and the performance target for the fourth performance period from January 2022 to March 2022 were partially achieved and the cash payment for the third performance period and fourth performance period from October 2021 to March 2022 was RMB0.6 million and subsequently paid in January 2023. The difference between the actual payment and fair value of the contingent consideration payable of RMB 0.1 million was included in general and administrative expenses for the year ended December 31, 2022.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. BUSINESS COMBINATION (cont.)

Lin’s

On February 1, 2022, the Company entered into a Share Subscription Agreement (“the SSA”) with Mr. Lin Kai Hang, and other two natural persons, (collectively referred to as “the Founder”) to subscribe 209 ordinary shares, representing f of the entire issued share capital of Lin’s Group Limited (“Lin’s”), immediately upon completion of such issuance and allotment on February 1, 2022. Lin’s is principally engaged in sales of ready-to-cook seasoning packages to online and offline customers.

The subscription consideration includes cash consideration of US$138,000 and 191,000 Series C-1 redeemable convertible preferred shares to be issued by the Company. As of December 31, 2022, the Company has not issued any preferred shares to the Founder.

The Company made estimates and judgments in determining the fair value of consideration transferred, acquired assets and liabilities assumed, based on management’s experiences with similar assets and liabilities with the assistance of an independent valuation firm. The allocation of the purchase price is as follows:

RMB
Considerations:
Consideration – Cash payable	880,291
Consideration – Fair value of preferred shares to be issued*	1,398,431
Total considerations	2,278,722

Less: Identifiable net assets acquired as of February 1, 2022
Cash and cash equivalents acquired in the business combination	151,470
Accounts receivable, net	311,041
Prepayments and other current assets	16,812
Property, plant and equipment, net	118,574
Intangible asset – Brand name	213,096
Intangible asset – Customer relationship	339,470
Operating lease right-of-use assets	482,413
Contract liabilities	(4,927)
Accrued expenses and other current liabilities	(430,507)
Current portion of operating lease liabilities	(93,468)
Operating lease liabilities	(388,945)
Deferred tax liabilities	(91,173)
Total identifiable assets acquired and liabilities assumed	623,856
Add: Fair value of equity held by non-controlling interest**	1,744,476
Goodwill	3,399,342

____________

*        The Company determined the fair value of the Company’s preferred shares with the assistance of an independent third-party valuation firm, utilizing the discounted cash flow method to determine the underlying equity value and adopted equity allocation model.

**      The fair value of the non-controlling interest in Lin’s was measured based on significant inputs that are not observable in the market and thus represents a Level 3 measurement. Key assumption includes adjustments because of the lack of control that market participants would consider when estimating the fair value of the noncontrolling interest in Lin’s.

Lishang

On May 1, 2022, Shanghai DayDayCook entered into a purchase agreement with Ms. Chen Di and two other her nominee shareholders (“the Seller”) to acquire 51% equity interest of Shanghai Lishang Trading Limited (“Lishang”). Lishang is principally engaged in sales of RTC and RTE product gift boxes.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. BUSINESS COMBINATION (cont.)

Acquisition of Lishang shall diversify the Company’s existing business portfolio and broaden the source of income of the Company.

The transaction was accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations. The acquisition was completed when the Company obtained control over Lishang on May 1, 2022.

The total consideration payable by the Company includes a fixed cash consideration of RMB2.9 million to be paid in four installments.

In addition, the Company may be required to grant share options to the Seller at the end of each performance period, adjusted based on the achievement of Lishang’s revenue, gross profit and net profit for each of the four performance periods during May 1, 2022 to December 31, 2024, over the target performance. If the qualified IPO does not occur by January 1, 2024, the Company is obliged to pay RMB3.5million cash corresponding to 495,751 number of share options out of the total base number of 702,969 share options to be issued for the third performance period. If the qualified IPO does not occur by January 1, 2025, the Company is obligated to deliver a fixed amount of RMB12.4million cash in addition to the previous payment of RMB 3.5million, with all previously issued share options, if any, cancelled.

As of December 31, 2022, the Company has not issued any share options to the Seller as the financial information of Lishang for the first two performance periods up to December 31, 2022 was still under preparation and was subject to audit. As the Seller is required to continuously provide services to Lishang for no less than three years after the acquisition, and as the Company is obligated to deliver cash unless a qualified IPO takes place, these share-based arrangements are accounted for as liability-classified award and were amortized over the service period of the Seller based on the cash amount to be paid the qualified IPO does not occur. The compensation cost recognized in connection with this liability-classified award during December 31 2022 amounted to RMB4.2 million.

The Company made estimates and judgments in determining the fair value of consideration transferred, acquired assets and liabilities assumed, based on management’s experiences with similar assets and liabilities with the assistance of an independent valuation firm. The allocation of the purchase price is as follows:

RMB
Consideration – Cash payable	2,609,153

Less: Identifiable net assets acquired as of May 1, 2022
Cash and cash equivalents acquired in the business combination	2,071,881
Inventories	150,369
Prepayments and other current assets	846,544
Intangible asset – Customer relationship	1,500,000
Operating lease right-of-use assets	3,003,335
Accounts payable	(159,500)
Short-term bank borrowings	(3,050,000)
Accrued expenses and other current liabilities	(58,253)
Current portion of operating lease liabilities	(212,294)
Operating lease liabilities	(2,791,041)
Deferred tax assets	100,809
Total identifiable assets acquired and liabilities assumed	1,401,850
Add: Fair value of equity held by non-controlling interest*	2,005,467
Goodwill	3,212,770

____________

*        The fair value of the non-controlling interest in Lishang was measured based on significant inputs that are not observable in the market and thus represents a Level 3 measurement. Key assumption includes adjustments because of the lack of control that market participants would consider when estimating the fair value of the noncontrolling interest in Lishang.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. BUSINESS COMBINATION (cont.)

YJW and KeKe

As described in note 10, on June 17, 2022 the Company formed two entities, Quanzhou DDC and Quanzhou Weishi with the Company and Mr. Zheng Dongfang holding the respective 60% and 40% equity interests, These entities were set up as the transferees of the YJW and the KeKe Target Assets.

The transaction was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. The acquisition was completed when Quanzhou DDC and Quanzhou Weishi obtained control over the Target Assets on June 17, 2022.

The Company made estimates and judgments in determining the fair value of consideration transferred, acquired assets and liabilities assumed, based on management’s experiences with similar assets and liabilities with the assistance of an independent valuation firm. The allocation of the purchase price is as follows:

RMB
Considerations:
Consideration – Cash payable	1,500,000
Consideration – Share options	9,809,039
Total considerations	11,309,039

Less: Identifiable net assets acquired of the YJW Target Assets as of June 17, 2022
Inventories	420,016
Prepayments and other current assets	12,064,620
Intangible asset – Customer relationship	2,300,000
Deferred tax liabilities	(575,000)
Total identifiable assets acquired and liabilities assumed	14,209,636
Add: Fair value of equity held by non-controlling interest*	6,031,487
Goodwill	3,130,890

____________

*        The fair value of the non-controlling interest in YJW was measured based on significant inputs that are not observable in the market and thus represents a Level 3 measurement. Key assumption includes adjustments because of the lack of control that market participants would consider when estimating the fair value of the noncontrolling interest in YJW.

RMB
Consideration – Share options	8,683,415

Less: Identifiable net assets acquired of the KeKe Target Assets as of June 17, 2022
Inventories	544,261
Prepayments and other current assets	10,178,171
Intangible asset – Customer relationship	1,000,000
Deferred tax liabilities	(250,000)
Total identifiable assets acquired and liabilities assumed	11,472,432
Add: Fair value of equity held by non-controlling interest*	4,631,154
Goodwill	1,842,137

____________

*        The fair value of the non-controlling interest in KeKe was measured based on significant inputs that are not observable in the market and thus represents a Level 3 measurement. Key assumption includes adjustments because of the lack of control that market participants would consider when estimating the fair value of the noncontrolling interest in KeKe.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. BUSINESS COMBINATION (cont.)

The following unaudited pro forma financial information presents the total revenue and net loss of the Company in the aggregate assuming all the above acquisitions occurred as of January 1, 2021 and 2022, respectively.

	For the Year Ended December 31,
	2021	2022
	RMB	RMB
Revenues	363,164,591	231,912,739
Net loss	(455,380,704)	(121,922,472)

The unaudited pro forma financial information is supplemental information only and is not necessarily indicative of the Company’s consolidated results of operations actually would have been had the acquisition been completed on January 1, 2021. In addition, the unaudited pro forma financial information does not attempt to project the future consolidated results of operations of the Company after the acquisition.

15. REDEEMABLE CONVERTIBLE PREFERRED SHARES

In April 2016, the Company issued 11,599,000 Series A redeemable convertible preferred shares to an investor at US$0.45 per share for a total cash consideration of US$5.2 million (equivalent to RMB33.9 million).

In October 2016, the Company issued 4,431,000 Series A-1 redeemable convertible preferred shares to an investor at US$1.05 per share for a total cash consideration of US$4.7 million (equivalent to RMB31.5 million).

In July 2017, the Company issued 3,644,000 Series B redeemable convertible preferred shares to an investor at US$1.92 per share for a total cash consideration of US$7.0 million (equivalent to RMB47.6 million).

In November 2017, the Company in aggregate issued 3,661,000 Series B-1 redeemable convertible preferred shares to investors at US$2.21 per share for a total cash consideration of US$8.1 million (equivalent to RMB53.5 million). In connection with the issuance of Series B-1 redeemable convertible preferred shares, the Company agreed to grant one investor an option (“the 2017 Option”) to acquire 907,000 number of equity securities in the next qualified financing for the consideration of US$2.0 million (equivalent to RMB13.3 million).

In September 2018, the Company issued 3,289,510 Series B-2 redeemable convertible preferred shares to an investor at US$3.04 per share for a total cash consideration of US$10.0 million (equivalent to RMB68.5 million). In addition, the Company also issued 2,088,533 Series B-2 redeemable convertible preferred shares to convertible loan holders who elected to convert their 2018 Convertible loans upon the closing of the Series B-2 redeemable convertible preferred shares financing (note 16). In September 2018, the Company received an amendment letter from the 2017 Option holder and agreed proposing to amend the 2017 Option so that the option can be exercised at the Company’s next qualified financing after the issuance of B-2 redeemable convertible preferred shares.

In July 2019, the Company issued 822,369 Series B-2 redeemable convertible preferred shares to investors at US$3.04 per share for a total cash consideration of US$2.5 million (equivalent to RMB17.2 million).

In July 2019, the Company issued 1,769,242 Series C redeemable convertible preferred shares to investors at US$3.57 per share for a total cash consideration of US$6.3 million (equivalent to RMB43.4 million). In addition, the 2017 Option holder exercised the option to acquire 907,000 Series C redeemable convertible preferred shares for a total cash consideration of US$2.0 million (equivalent to RMB13.7 million). The 907,000 Series C redeemable convertible preferred shares were recorded at their fair value of US$3.57 per share and any change of the fair value of the 2017 Option was recorded in “changes in fair value of financial instruments” in the consolidated statements of comprehensive loss.

In addition, upon the closing of the Series C redeemable convertible preferred shares financing, the Company issued 760,001 Series C redeemable convertible preferred shares to holders of March 2019 Convertible Loan who elected to convert all of their March 2019 Convertible Loan (note 16); the Company also agreed with the holders of the March 2019 Shareholder Loan (note 16) to modify the settlement that the March 2019 Shareholder Loan were settled by the Company issuing 1,210,287 Series C redeemable convertible preferred shares to the loan holders.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. REDEEMABLE CONVERTIBLE PREFERRED SHARES (cont.)

In February 2021, the Company completed a C-1 round financing. The Company issued 4,198,329 Series C-1 redeemable convertible preferred shares to a new investor (“HL”), at US$2.38 per share for a total cash consideration of US$10.0 million, and concurrently issued 9,325,099 number of warrants (“the 2021 Warrant”) at a total consideration of US$1.0 to HL. In addition, HL was granted an option (“the HL Option”) to subscribe for additional C-1 redeemable convertible preferred shares at the lower of (i) a price being 30% discount of the pre-money valuation of the ordinary shares of the Company at the subsequent round of financing of the Company on a fully-diluted basis or (ii) the quotient of (x) US$10.0 million, and (y) the total number of subscription shares (4,198,329) and warrants (9,325,099), i.e., US$0.7395. The aggregate option price shall not exceed US$5,000,000. The HL option has an exercise period of 2 years from the closing date of the C-1 financing transaction.

Concurrently, the Company issued 2,125,677 Series C-1 redeemable convertible preferred shares to certain existing investors (“C-1 investors”) at US$2.38 per share for a total cash consideration of US$5.1 million and issued shareholder loans of US$4.9 million to these C-1 investors, which bear a fixed interest rate of 8.0% per annum and are repayable within one year (“the February 2021 Shareholders Loan”). The Company also issued 4,249,956 number of the 2021 Warrant to the C-1 investors at a total consideration of US$1.0.

The Company agreed to modifications with certain holders of July 2019 convertible loan (note 16) of the aggregate principal of US$4.2 million and 2020 convertible loan (note 16) of the aggregate principal plus accrued but unpaid interest of US$4.0 million. 50% of these convertible loans were converted into 1,710,353 Series C-1 redeemable convertible preferred shares at the conversion price of US$2.38 per share, and the remaining 50% of these convertible loans were exchanged for the February 2021 Shareholders Loan. In connection with the modification of these convertible loans, the Company issued 4,273,028 number of 2021 Warrants to the holders of the February 2021 Shareholders Loan.

In addition, the Company issued additional number of 69,764,253 Class A ordinary shares to the C-1 Investors and holders of the February 2021 Shareholders Loan (collectively referred to as “Internal Round Investors”) at nil consideration. The number of ordinary shares issued to each of the internal round investors was proportionately based on their investment amount (cash paid to subscribe C-1 redeemable convertible preferred shares and the principal amount plus any accrued but unpaid interest for the original July 2019 convertible loan and 2020 convertible loan.

Upon the closing of the C-1 round financing, total number of 17,848,083 2021 Warrants were issued by the Company to HL and Internal Round Investors as described above. From the date of the C-1 round financing to June 30, 2021, each holder of the 2021 Warrant shall have the right to exercise the 2021 Warrant at the nominal consideration of US$1.0 to acquire 17,848,083 shares of the Company, upon the occurrence of: (a) a qualified IPO, for ordinary shares; (b) a qualified financing for Series C-1 redeemable convertible preferred shares and (c) a liquidation event for Series C-1 redeemable convertible preferred shares. From July 1, 2021, holders shall have the right to exercise the warrants at any time, free from any condition or restriction. In July 2021, all 17,848,083 2021 Warrants were exercised into the Series C-1 redeemable convertible preferred shares.

In August 2021, the Company issued to Black River 5,833,468 Series C-1 redeemable convertible preferred shares and 6,219,115 PFI Warrant in exchange for 5,072,000 ordinary shares of PFI Foods, held by Black River (note 6). All 6,219,115 PFI Warrant were exercised in August 2021 and the corresponding Series C-1 redeemable convertible preferred shares were issued to Black River.

The key terms of the Series A, Series A-1, Series B, Series B-1, Series B-2, Series C and Series C-1 (collectively the “Redeemable Convertible Preferred Shares”) are summarized below:

Redemption Rights

Prior to the issuance of Series B-2 Redeemable Convertible Preferred Shares in September 2018, Series A, A-1, B and B-1 Redeemable Convertible Preferred Shares shall be redeemable at the option of holders, at any time after the earliest of (i) the fifth (5th) anniversary of the respective issue dates of Series A, A-1, B and B-1 Redeemable Convertible Preferred Shares, (ii) there is a material breach of the Series A, A-1, B and B-1 purchase agreements or any other related agreements (as defined in the Series A, A-1, B and B-1 purchase agreements) by any company or

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. REDEEMABLE CONVERTIBLE PREFERRED SHARES (cont.)

shareholder other than the redeemable convertible preferred shareholders, (iii) holder of any equity securities of the Company has requested a redemption of their shares, with the prior written consent of the holders holding at least a majority of the same series of the outstanding redeemable convertible preferred shares.

Upon the issuance of Series B-2 Redeemable Convertible Preferred Shares in September 2018, the redemption terms of Series A, A-1, B and B-1 Redeemable Convertible Preferred Shares were modified to be the same as Series B-2 Redeemable Convertible Preferred Shares, in which they were redeemable at the option of holders at any time after the earliest of (i) January 1, 2022, (ii) there is a material breach of the Series A, A-1, B and B-1 purchase agreements or any other related agreements (as defined in the Series A, A-1, B and B-1 purchase agreements) by any company or shareholder other than the redeemable convertible preferred shareholders, (iii) holder of any equity securities of the Company has requested a redemption of their shares, with the prior written consent of the holders holding at least a majority of the same series of the outstanding redeemable convertible preferred shares.

Series B-2, C and C-1 Redeemable Convertible Preferred Shares shall be redeemable at the option of holders, at any time after the earliest of (i) January 1, 2022; (ii) there is a material breach of the Series B-2, C and C-1 purchase agreements or any other related agreements (as defined in the Series B-2, C and C-1 purchase agreements) by any company or shareholder other than the redeemable convertible preferred shareholders, (iii) holder of any equity securities of the Company has requested a redemption of their shares, with the prior written consent of the holders holding at least a majority of the same series of the outstanding redeemable convertible preferred shares.

In October 2021, all investors of Company’s Redeemable Convertible Preferred Shares signed confirmation letters with the Company that they will not exercise their redemption rights at any time on or before January 1, 2023. In May     , 2022, all but one investors of the Company’s Redeemable Convertible Preferred Shares signed further confirmation letters that they will not exercise their redemption rights at any time on or before January 1, 2024. In June 2023, all but six investors of the Company’s Redeemable Convertible Preferred Shares signed further confirmation letters that they will not exercise their redemption rights at any time on or before January 1, 2025.

The redemption price equals to 100% of the Series A, A-1, B and B-1 Redeemable Convertible Preferred Shares issue price with an 12% compound interest per annum, plus any declared but unpaid dividends on such Redeemable Convertible Preferred Shares. The redemption price equals to 100% of the Series B-2, C and C-1 Redeemable Convertible Preferred Shares subscription price with an 8% compound interest per annum, plus any declared but unpaid dividends on such Redeemable Convertible Preferred Shares.

Conversion Rights

Each Redeemable Convertible Preferred Share shall be convertible, at the option of the holder, at any time after the date of issuance of such Redeemable Convertible Preferred Share according to an initial conversion ratio of 1:1, subject to adjustments for dilution, including but not limited to share splits, share combination, share dividends and distribution and adjustment in conversion price for dilutive issuances.

Each Redeemable Convertible Preferred Share shall automatically be converted into ordinary shares upon the earlier of (i) the consummation of a qualified IPO or (ii) the date, or the occurrence of an event, specified by vote or written consent or agreement of the requisite majority (voting as separate series, and on an as-converted basis).

Voting Rights

Each Redeemable Convertible Preferred Shareholder shall be entitled to one vote for each Ordinary Share into which such Redeemable Convertible Preferred Shares could then be converted, and with respect to such vote, such preferred shareholder shall have full voting rights and powers equal to the voting rights and powers of the ordinary shareholders.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. REDEEMABLE CONVERTIBLE PREFERRED SHARES (cont.)

Dividend Rights

Each holder of the Redeemable Convertible Preferred Shares shall be entitled to receive dividends at 5% per annum of the respective subscription price. Such dividends shall be payable only when, as, and if declared by the unanimous approval of the Board and shall be cumulative.

Liquidation Preferences

Upon the occurrence of any liquidation event, all assets and funds of the Company legally available for distribution to the shareholders shall be distributed in the following manner and order:

(1)    Holders of Series C-1 Redeemable Convertible Preferred Shares;

(2)    Holders of Series C Redeemable Convertible Preferred Shares;

(3)    Holders of Series B-2 Redeemable Convertible Preferred Shares;

(4)    Holders of Series B-1 Redeemable Convertible Preferred Shares;

(5)    Holders of Series B Redeemable Convertible Preferred Shares;

(6)    Holders of Series A-1 Redeemable Convertible Preferred Shares;

(7)    Holders of Series A Redeemable Convertible Preferred Shares;

(8)    Holders of Series Seed Convertible Preferred Shares (note 18);

(9)    All the Class B ordinary shares shall be cancelled.

Shareholders of Series C-1, Series C and Series B-2 Redeemable Convertible Preferred Shares shall be entitled to receive, prior to and in preference to any distribution of any of the assets or funds of the Company to the holders of any previous Redeemable Convertible Preferred Shares, series seed convertible preferred shares and ordinary shares, the amount equal to the sum of 100% of its subscription price on each Redeemable Convertible Preferred Shares, compounded with an interest rate of 8% per annum, plus any and all declared but unpaid dividends.

Shareholders of Series B-1, Series B, Series A-1 and Series A Redeemable Convertible Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of any previous Redeemable Convertible Preferred Shares, Series Seed Convertible Preferred Shares and ordinary shares, the amount equal to the sum of 100% of its subscription price on each Redeemable Convertible Preferred Shares, compounded with an interest rate of 12% per annum, plus any and all declared but unpaid dividends.

After unconditional and irrevocable distribution or payment in full of amount to the preferred shareholders, all remaining assets and funds of the Company available for distribution to the shareholders shall be distributed ratably among all the shareholders based on the number of shares held by such shareholders on a fully diluted basis. If the value of the remaining assets of the Company is less than the aggregate liquidation preference amounts payable to the holders of a particular series of preferred shares, then the remaining assets of the Company shall be distributed pro rata amongst the holders of all outstanding preferred shares of that series.

Initial measurement and subsequent accounting for Redeemable Convertible Preferred Shares

The Redeemable Convertible Preferred Shares are initially classified as mezzanine equity in the consolidated balance sheets as these Redeemable Convertible Preferred Shares may be redeemed at the options of the holders on or after an agreed upon date outside the sole control of the Company. The holders of the Redeemable Convertible Preferred Shares have the ability to convert the instrument into the Company’s ordinary shares. The Redeemable Convertible Preferred Shares are recognized at their respective fair value at the date of issuance, net of issuance costs of nil, except for those described below.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. REDEEMABLE CONVERTIBLE PREFERRED SHARES (cont.)

The proceeds from the issuance of the Series B-1 Redeemable Convertible Preferred Shares were first allocated to the 2017 Option based on its fair value of RMB2.6 million (US$0.4 million).

The 2021 Warrant, the HL Option and the PFI Warrant are legally detachable and separately exercisable for underlying redeemable convertible preferred shares that are contingently redeemable and therefore are considered freestanding financial liabilities under ASC 480. The 2021 Warrant, the HL Option and the PFI Warrant are initially measured and recognized at their fair value and subsequently measured at fair value with changes in fair value recognized in “changes in fair value of financial instruments” in the consolidated statements of comprehensive loss.

The proceeds of US$10.0 million received from the investor HL were first allocated to the 2021 Warrant and the HL Option which are financial liabilities at fair value. The total fair value of the 2021 Warrant of US$11.6 million (equivalent to RMB74.2 million) and the HL Option of US$4.0 million (equivalent to RMB25.5 million) exceeded proceeds received by US$5.6 million (equivalent to RMB36.0 million), representing future business collaboration expected, which was recognized as “other expenses, net” in the consolidated statements of comprehensive loss. As a result, nil consideration was allocated to Series C-1 redeemable convertible preferred shares. As Series C-1 redeemable convertible preferred shares are redeemable at holders’ discretion at any time, the Company adjusts the Series C-1 redeemable convertible preferred shares from the nil consideration allocated, to their maximum redemption amount at each reporting date. The adjustments were recorded, in the absence of retained earnings, first as a reduction of additional paid-in capital and then as an increase to the net loss attributable to ordinary shareholders.

The proceeds of US$5.1 million received from the C-1 investors for issuance of Series C-1 redeemable convertible preferred shares, the 2021 Warrant and ordinary shares were first allocated to the 2021 Warrant which are financial liabilities at their fair value of US$2.7 million (equivalent to RMB17.1 million), with the remaining proceed allocated to Series C-1 redeemable convertible preferred shares and ordinary shares based on their relative fair values of US$0.3 million (equivalent to RMB1.8 million) and US$2.0 million (equivalent to RMB12.9 million) respectively.

The proceeds of US$4.9 million received from the C-1 investors for issuance of the February 2021 Shareholders Loan, the 2021 Warrant and ordinary shares were first allocated to the 2021 Warrant which are financial liabilities at their fair value of US$2.6 million (equivalent to RMB16.7 million), with the remaining proceeds allocated to the February 2021 Shareholders Loan and ordinary shares based on their relative fair values of US$0.4 million (equivalent to RMB2.4 million) and US$1.9 million (equivalent to RMB12.4 million) respectively.

The Company applied the debt extinguishment to account for the exchange of the July 2019 convertible loan and 2020 convertible loan into 1,710,353 Series C-1 redeemable convertible preferred shares and US$4.1 million February 2021 Shareholders Loan. As a result, the Company recognized the respective fair values of series C-1 redeemable convertible preferred shares of US$2.1 million (equivalent to RMB13.6 million), the February 2021 Shareholders Loan of US$3.9 million (equivalent to RMB24.8 million), the 2021 Warrant of US$5.3 million (equivalent to RMB34.0 million) and ordinary shares of US$33.1 million (equivalent to RMB211.0 million), and derecognized the carrying value of the July 2019 convertible loan and 2020 convertible loan which resulted in an extinguishment loss of RMB224.4 million (US$34.7 million) that was recognized as “other expenses, net” in the consolidated statement of comprehensive loss for the year ended December 31, 2021.

The C-1 redeemable convertible preferred shares issued to and those exercised from PFI warrant by Black River were recorded at their fair values on the issuance date.

The Company evaluated the embedded conversion option in the Redeemable Convertible Preferred Shares to determine if there were any embedded derivatives requiring bifurcation and to determine if there were any beneficial conversion features (“BCF”). The conversion option of the Redeemable Convertible Preferred Shares is not bifurcated because the conversion option is clearly and closely related to the host equity instrument. The contingent redemption options of the Redeemable Convertible Preferred Shares are not bifurcated because the underlying ordinary shares are not net settable since the Redeemable Convertible Preferred Shares were neither publicly traded nor readily convertible into cash.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. REDEEMABLE CONVERTIBLE PREFERRED SHARES (cont.)

BCF exist when the conversion price of the Redeemable Convertible Preferred Shares is lower than the fair value of the ordinary shares at the commitment date, which is the issuance date of the Redeemable Convertible Preferred Shares. The Company determined the fair value of the Company’s Ordinary Shares with the assistance of an independent third-party valuation firm, utilizing the discounted cash flow method to determine the underlying equity value and adopted equity allocation model. No BCF was recognized for Series A, A-1, B, B-1 and C Redeemable Convertible Preferred Shares as the respective fair value per ordinary share at the commitment date was less than the respective most favorable conversion price. The Company determined that for Series C-1 redeemable convertible preferred shares issued to HL and C-1 investors, the effective conversion price was lower than the fair value of ordinary shares. The intrinsic value of the BCF represents the differences between the effective conversion price and the fair value of ordinary shares at the commitment date, multiplied by the number of the ordinary shares into which the Series C-1 redeemable convertible preferred share is convertible. Total intrinsic value of the BCF was greater than the proceeds allocated to the Series C-1 redeemable convertible preferred shares issued to HL and C-1 investors. Therefore, the amount of the discount assigned to the BCF is limited to the amount of the proceeds allocated to Series C-1 redeemable convertible preferred shares issued to HL (nil) and C-1 investors (RMB1.7 million), respectively. The BCF is recognized as additional paid-in capital with a corresponding amount recorded as the reduction of the carrying amount of the Series C-1 redeemable convertible preferred shares. For Series C-1 redeemable convertible preferred shares issued to convertible loan holders as part of the convertible loan exchange, the Company determined no BCF existed.

The contingent conversion price adjustment for the redeemable convertible preferred shares is accounted for as a contingent BCF. Changes to the conversion terms that would be triggered by future events not controlled by the issuer should be accounted as contingent conversions, and the intrinsic value of such conversion options would not be recognized until and unless a triggering event occurred. No contingent BCF was recognized for any of the Redeemable Convertible Preferred Shares before 2021. Upon the triggering event of the issuance of Series C-1 redeemable convertible preferred shares, contingent BCF of RMB4.7 million (US$0.7 million) and RMB10.4 million (US$1.6 million) was recognized for certain series B-2 and C redeemable convertible preferred shares, respectively, by allocating the intrinsic value, being the difference between the revised effective conversion price and the fair value of ordinary shares at the respective commitment dates, multiplied by the number of the ordinary shares into which the series B-2 and C redeemable convertible preferred shares are convertible from their carrying amount to additional paid-in capital for the year ended December 31, 2021.

From January 1, 2022, the Company adopted ASU 2020-06 which removed the BCF model for convertible instruments. The Company applied the modified retrospective method and determined there was no cumulative-effect adjustment in the opening balance of accumulated deficit as of January 1, 2022 and the consolidated balance sheet prior to January 1, 2022 was not restated.

As all series of the Redeemable Convertible Preferred Shares are redeemable at holders’ discretion at any time, the Company adjusts the Redeemable Convertible Preferred Shares to their maximum redemption amount at each reporting date. The adjustments were recorded, in the absence of retained earnings, first as a reduction of additional paid-in capital of RMB 289.2 million (US$45.4 million) and RMB36.2 million (US$5.4 million) for the years ended December 31, 2021 and 2022, respectively, and then as an increase to the accumulated deficit of RMB92.1 million and RMB72.9 million for the years ended December 31, 2021 and 2022, respectively.

Modification and Extinguishment of Redeemable Convertible Preferred Shares

Upon the issuance of the Series B-2 Redeemable Convertible Preferred Shares in September 2018, the redemption term of Series A, A-1, B and B-1 Redeemable Convertible Preferred Shares were modified to be the same as the redemption term of the B-2 Redeemable Convertible Preferred Shares to extend the earliest redemption date to January 1, 2022 in the event the Company does not complete a qualified IPO. In October 2021, all investors of Company’s Redeemable Convertible Preferred Shares investors signed confirmation letters with the Company that they will not exercise their redemption rights at any time on or before January 1, 2023. In May 2022, all but one

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. REDEEMABLE CONVERTIBLE PREFERRED SHARES (cont.)

investors of the Company’s Redeemable Convertible Preferred Shares signed further confirmation letters that they will not exercise their redemption rights at any time on or before January 1, 2024. In June 2023, all but six investors of the Company’s Redeemable Convertible Preferred Shares signed further confirmation letters that they will not exercise their redemption rights at any time on or before January 1, 2025.

The Company assessed whether there was a change in fair value of each modification of Redeemable Convertible Preferred Shares exceeding 10% immediately after the change in terms compared to the fair value of the Redeemable Convertible Preferred Shares immediately before the amendment at each modification date. A change in fair value exceeding 10% would result in extinguishment accounting, while a change in fair value not exceeding 10% would be considered non-substantive and subject to modification accounting.

The Company accounts for modifications that result in an increase to the fair value of the modified Redeemable Convertible Preferred Shares as a deemed dividend reconciling net loss to net loss attributable to ordinary shareholders as there is a transfer of value from the ordinary shareholders to the redeemable convertible preferred shareholders. Modifications that result in a decrease in the fair value of the modified Redeemable Convertible Preferred Shares were not recognized. With the assistance of an independent third-party valuation firm, the Company determined that the change in fair value for each modification did not exceed 10% and did not result in any substantial increase to the fair value of the modified Redeemable Convertible Preferred Shares.

The Company’s Redeemable Convertible Preferred Shares activities consist of the following:

	Series A Redeemable Convertible Preferred Shares		Series A-1 Redeemable Convertible Preferred Shares		Series B Redeemable Convertible Preferred Shares		Series B-1 Redeemable Convertible Preferred Shares
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
		RMB		RMB		RMB		RMB
Balance as of January 1, 2021	11,599,000	58,511,842	4,431,000	48,687,737	3,644,000	67,732,191	3,661,000	74,959,524
Accretion of Redeemable Convertible Preferred Shares	—	6,938,024	—	5,773,133	—	8,031,324	—	8,888,302
Foreign currency translation adjustment	—	(1,415,102)	—	(1,177,507)	—	(1,638,097)	—	(1,812,888)
Balance as of December 31, 2021	11,599,000	64,034,764	4,431,000	53,283,363	3,644,000	74,125,418	3,661,000	82,034,938
Accretion of Redeemable Convertible Preferred Shares	—	8,144,087	—	6,776,699	—	9,427,439	—	10,433,390
Foreign currency translation adjustment	—	6,164,500	—	5,129,485	—	7,135,909	—	7,897,339
Balance as of December 31, 2022	11,599,000	78,343,351	4,431,000	65,189,547	3,644,000	90,688,766	3,661,000	100,365,667

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. REDEEMABLE CONVERTIBLE PREFERRED SHARES (cont.)

	Series B-2 Redeemable Convertible Preferred Shares		Series C Redeemable Convertible Preferred Shares		Series C-1 Redeemable Convertible Preferred Shares		Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
		RMB		RMB		RMB		RMB
Balance as of January 1, 2021	6,200,412	145,622,729	4,646,530	121,535,400	—	—	34,181,942	517,049,423
Issuance of Redeemable Convertible Preferred Shares to C-1 investors, net of issuance costs	—	—	—	—	8,034,359	15,477,848	8,034,359	15,477,848
Redeemable Convertible Preferred Shares exercised from 2021 Warrants	—	—	—	—	17,848,083	174,498,135	17,848,083	174,498,135
Redeemable Convertible Preferred Shares issued to and exercised from PFI Warrant by Black River	—	—	—	—	12,052,583	94,141,160	12,052,583	94,141,160
Beneficial conversion feature of redeemable convertible preferred shares	—	(4,711,740)	—	(10,564,815)	—	(1,665,884)	—	(16,942,439)
Accretion of Redeemable Convertible Preferred Shares	—	16,161,629	—	20,034,136	—	315,391,970	—	381,218,518
Foreign currency translation adjustment	—	(3,396,304)	—	(2,747,873)	—	(3,380,720)	—	(15,568,491)
Balance as of December 31, 2021	6,200,412	153,676,314	4,646,530	128,256,848	37,935,025	594,462,509	72,116,967	1,149,874,154
Accretion of Redeemable Convertible Preferred Shares	—	13,029,935	—	10,874,665	—	50,403,394	—	109,089,609
Foreign currency translation adjustment	—	14,594,247	—	12,180,224	—	56,454,594	—	109,556,298
Balance as of December 31, 2022	6,200,412	181,300,496	4,646,530	151,311,737	37,935,025	701,320,497	72,116,967	1,368,520,061

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. CONVERTIBLE LOANS AND SHAREHODER LOANS

2018 Convertible Loan

In June 2018, the Company issued US$ denominated convertible loans for an aggregate principal amount of US$5.0 million (“2018 Convertible Loan”). The 2018 Convertible Loan bears interest of 8.0% per annum, is repayable within 12 months from the issue date, and could be converted at the completion date of a next round of financing at a price per share as below:

(a)     where the proposed financing occurs within two (2) months from the first drawdown date, a price per share being a 15% discount to the price per share paid by the investors on such proposed financing;

(b)    where the proposed financing occurs after two (2) but within six (6) months from the first drawdown date, a price per share being a 20% discount to the price per share paid by the investors on such proposed financing; or

(c)     where the proposed financing occurs after six (6) months from the first drawdown date, a price per share being a 30% discount to the price per share paid by the investors on such proposed financing.

The Company elected to record the 2018 Convertible Loan at fair value. In September 2018, the Company closed a qualified financing of Series B-2 Redeemable Convertible Preferred Shares (note 15). The holders elected to convert all the 2018 Convertible Loan into 2,088,533 Series B-2 Redeemable Convertible Preferred Shares at a conversion price of US$2.39 per share, a 20% discount to the price per share paid by the investors of Series B-2 Redeemable Convertible Preferred Shares. As the embedded variable share conversion features are share settled by a number of shares with a fair value equal to a fixed monetary amount, they are considered as an in-substance contingent prepayment option because the settlement amount does not vary with the share price. Therefore, the Company applied the debt extinguishment to account for the conversion. The Company recognized the fair value of Series B-2 Redeemable Convertible Preferred Shares and derecognized the carrying value of the 2018 Convertible Loan upon the conversion.

January 2019 Shareholder Loan

In January 2019, the Company entered into a shareholder loan agreement with an investor for an aggregate principal amount of HK$23.5 million (the “January 2019 Shareholder Loan”). The loan bears interest of 12% per annum and is repayable within 12 months from the issue date. Concurrent with the loan, the Company granted a warrant (“B-2 Warrant”) to the investor for a consideration of HK$1.0 to subscribe for Series B-2 Redeemable Convertible Preferred Shares at an exercise price of US$3.95 per share. The total subscription price for the warrant shall not exceed one-third of the loan, plus any accrued but unpaid interest. The B-2 Warrant will expire on the earlier of: (i) the date of the closing of the first firm commitment, underwritten public offering to the general public of the ordinary shares of the Company where the valuation of the Company is no less than US$400,000,000; or (ii) 23 January 2022.

In September 2019, the Company agreed with the lender to extend the loan to be expired by 25 September 2020, and revised interest to 6% per annum and concurrently granted an additional warrant (“C Warrant”) to the same lender for a consideration of HK$1.0 to subscribe for Series C Redeemable Convertible Preferred Shares at an exercise price of US$3.57 per share (“the first modification”). The total subscription price for the warrant shall not exceed one-third of the loan, plus any accrued but unpaid interest. The C Warrant will expire on the earlier of: (i) the date of the closing of the first firm commitment, underwritten public offering to the general public of the ordinary shares of the Company where the valuation of the Company is no less than US$400,000,000; or (ii) 25 September 2022.

In October 2020, the Company agreed with the lender to extend the loan to be expired by March 2021, and revised interest to 8% per annum (“the second modification”). In addition, the Company revised the exercise price of both B-2 Warrant and C Warrant to US$2.37 per share. Both B-2 Warrant and C Warrant became exercisable at the time on the earlier of: (i) the consummation of a qualified IPO; and (ii) 25 September 2023.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. CONVERTIBLE LOANS AND SHAREHODER LOANS (cont.)

In February 2021, the Company repaid HK$7.8 million and in March 2021, the Company agreed with the lender to extend the remaining unpaid principal of HK$15.7 million to be expired on the earlier of (i) the consummation of a qualified IPO; and (ii) September 25, 2021. The interest of the outstanding amount of the loan remains at 8% per annum (“the third modification”).

In September 2021, the Company agreed with the lender to extend the loan to be expired on the earlier of (i) the consummation of a qualified IPO; and (ii) April 2022. The interest remains at 8% per annum. Concurrently the Company granted additional warrants (“Class A OS Warrant”) to the same lender for a consideration of HK$1.0 to subscribe for the new Class A Ordinary Shares at an exercise price of US$0.665 per share. The total subscription price for the Class A Ordinary Shares shall not exceed US$2,405,964. At the same time, the B-2 & C Warrant issued to the lender were cancelled. The Class A OS Warrant will expire on 25 September 2023 (“the fourth modification”).

The warrants are legally detachable and separately exercisable for underlying Redeemable Convertible Preferred Shares that are contingently redeemable and therefore are considered a freestanding financial liability under ASC 480. The Class A OS Warrant are legally detachable and separately exercisable for variable number of the Company’s equity shares and therefore are considered a freestanding financial liability under ASC 480. The warrants are initially measured and recognized at its fair value and also subsequently measured at fair value with changes in fair value recognized in “changes in fair value of financial instruments” in the consolidated statements of comprehensive loss.

The Company assessed whether there were substantial changes of terms of the January 2019 Shareholder Loan. If the terms are substantially different, the modification is accounted for as a debt extinguishment. Otherwise, it is accounted for as a modification. In order to determine whether the terms are substantially different upon each modification, the Company compared whether the present value of the cash flows under the terms of the modified debt instrument is at least 10 percent different from the present value of the remaining cash flows under the terms of the original debt instrument. If the terms of a non-convertible debt instrument are modified and the cash flow effect on a present value basis is less than 10 percent, the debt instruments are not considered to be substantially different. The calculation of the present value of the cash flows of the new debt instruments included all cash flows specified by the terms of the new debt instruments plus any amounts paid by the Company. Those amounts paid by the Company were the fair value of new warrants issued in the first modification, the incremental fair value resulted from the revision of the warrant terms in the second modification, nil in the third modification and the excess of the fair value of Class A OS Warrant issued, over the fair value of the B-2 & C Warrants cancelled, in the fourth modification.

Based on the above assessment, it was determined that there was no substantial change of terms in the first modification and the new debt was accounted for at amortized cost using a new effective interest rate determined based on the original debt’s net carrying amount after deducting the fair value of the newly issued C Warrant and the revised cash flow under the term of the modified debt instrument.

For the second modification, it was determined that there was substantial change of terms and extinguishment accounting was applied. The excess of the reacquisition price of debt, being the fair value of the new debt instruments and the incremental fair value of RMB2.9 million (US$0.5 million) of the warrants resulted from the revision of the exercise price, over the net carrying amount of the extinguished debt was recognized as losses upon the extinguishment.

It was determined that there was no substantial change of terms in the third modification and the new debt was accounted for at amortized cost using a new effective interest rate determined based on the original debt’s net carrying amount and the revised cash flow under the term of the modified debt instrument.

For the fourth modification, it was determined that there was substantial change of terms and extinguishment accounting was applied. The excess of the reacquisition price of debt, being the fair value of the new debt instruments and the incremental fair value of RMB5.9 million (US$0.9 million) of the issuance of Class A OS Warrant, over the net carrying amount of the extinguished debt and the derecognition of the B-2 & C Warrant was recognized as losses upon the extinguishment in 2021 (note 21).

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. CONVERTIBLE LOANS AND SHAREHODER LOANS (cont.)

In April 2022, the Company agreed with the lender to extend the remaining unpaid principal of HK$15.7 million to be expired on the earlier of (i) the consummation of a qualified IPO; (ii) the date falling fourteen (14) business days after receiving a repayment notice. At any time after the Company has received a new round of financing of not less than US$20.0 million, the lender may elect to request the Company for repayment of the indebtedness; and (iii) October 25, 2022. The interest of the outstanding amount of the loan remains at 8% per annum (“the fifth modification”).

In October 2022, the Company agreed with the lender to extend the remaining unpaid principal of HK$15.7 million to be expired on the earlier of (i) the consummation of a qualified IPO; (ii) the date falling fourteen (14) business days after receiving a repayment notice. At any time after the Company has received a new round of financing of not less than US$20.0 million, the lender may elect to request the Company for repayment of the indebtedness; and (iii) October 25, 2023. The interest of the outstanding amount of the loan remains at 8% per annum (“the sixth modification”).

It was determined that there was no substantial change of terms in the fifth and sixth modifications and the new debt was accounted for at amortized cost using a new effective interest rate determined based on the original debt’s net carrying amount and the revised cash flow under the term of the modified debt instrument.

March 2019 Convertible Loan

In March 2019, the Company issued a US$ denominated convertible loan of US$2.0 million to an investor (“the March 2019 Convertible Loan). The March 2019 Convertible Loan bears interest of 8% per annum, is repayable within 12 months from the issue date, and could be converted at the completion date of a next round of financing at a price per share being a 25% discount to the price per share paid by the investors on such proposed financing.

As the embedded variable share conversion features will be share settled by a number of shares with a fair value equal to a fixed settlement amount, they are considered as an in-substance contingent prepayment option because the settlement amount does not vary with the share price. The Company elected to record the March 2019 Convertible Loan at fair value.

In May 2019, in connection with a qualified financing of Series C Redeemable Convertible Preferred Shares (note 15). The holders elected to convert all the March 2019 Convertible Loan into 760,001 Series C Redeemable Convertible Preferred Shares at a conversion price of US$2.63 per share, with a 25% discount to the price per share paid by the investors of Series C Redeemable Convertible Preferred Shares. As the variable share conversion feature was considered an in-substance contingent prepayment option, the Company applied the debt extinguishment guidance in ASC405-20 to account for the conversion. The Company recognized the fair value of Series C Redeemable Convertible Preferred Shares and derecognized the fair value of the March 2019 Convertible Loan which resulted in an extinguishment loss of RMB2.1 million (US$0.3 million).

March 2019 Shareholder Loan

In March 2019, the Company borrowed US$ denominated loans of US$3.0 million from shareholders. The loans bear interest of 12% per annum and have terms of 12 months from the issue date. Upon the occurrence of the next equity financing of the Company after the date of this agreement, the lenders may at any time elect to request the Company for repayment of the loan and accrued interest.

Concurrently, the Company granted warrants to each of the loan holders for a total consideration of US$1.0 to subscribe for Series B-2 Redeemable Convertible Preferred Shares at the price of US$3.952 per share (the “March 2019 B-2 Warrant”). The total subscription price for the March 2019 B-2 Warrant shall not exceed one-third of the loan plus any accrued but unpaid interest. The March 2019 B-2 Warrant is exercisable at the time on the earlier of: (i) the date of the closing of the first firm commitment, underwritten public offering to the general public of the ordinary shares of the Company where the valuation of the Company is no less than US$400,000,000; or (ii) 4 March 2022.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. CONVERTIBLE LOANS AND SHAREHODER LOANS (cont.)

In May 2019, the holders agree with the Company that the term of March 2019 B-2 Warrant shall be amended, and that total subscription price shall not exceed US$1.0 million.

The Company elected to record the March 2019 Shareholder Loan at fair value.

The March 2019 B-2 Warrant is legally detachable and separately exercisable for underlying Redeemable Convertible Preferred Shares that are contingently redeemable and therefore are considered a freestanding financial liability under ASC 480. Proceeds received for the concurrent issuance of the March 2019 Shareholder Loan and March 2019 B-2 Warrant to individual investors were allocated between March 2019 Shareholder Loan and March 2019 B-2 Warrant based on their relative fair values. Both the March 2019 Shareholder Loan and March 2019 B-2 Warrant is subsequently measured at fair value with changes in fair value recognized in “changes in fair value of financial instruments” in the consolidated statements of comprehensive loss.

In July 2019, the Company agreed with the holders to settle this loan by issuing 1,210,287 Series C Redeemable Convertible Preferred Shares instead. The conversion price was US2.48 per share, a 30% discount to the fair value of the Series C Redeemable Convertible Preferred Shares. The Company applied the debt extinguishment guidance to account for this settlement, recognized the fair value of Series C Redeemable Convertible Preferred Shares and derecognized the carrying value of the March 2019 Shareholder Loan which resulted in an extinguishment loss of RMB8.9 million (US$1.3 million).

In March 2022, the Company agreed with the holders to extend the March 2019 B-2 Warrant to be expired on the date of underwritten public offering to the general public of the ordinary shares of the Company where the valuation of the Company is no less than UD$400 million, including by way of merger with a listed special purpose acquisition company (“SPAC”).

July 2019 Convertible Loan

In July 2019, the Company issued US$ denominated convertible loans of US$4.2 million to a number of investors (“the July 2019 Convertible Loan’). No interest shall accrue on the July 2019 Convertible Loan. The lenders could elect to convert the July 2019 Convertible Loan into series seed preferred shares on or after the proposed financing conversion date at a fixed conversion price of US$2.1058. The lenders also have right to convert the July 2019 Convertible Loan into ordinary shares on or after the qualified IPO at a fixed conversion price of US$2.1058. Upon qualified IPO or a termination event, the lenders may request the Company to repay the July 2019 Convertible Loan in full if the July 2019 Convertible Loan has not been converted.

As the embedded conversion features are underlying preferred shares and could not be publicly traded or readily convertible into cash, the embedded conversion feature is not an embedded derivative and does not require bifurcation.

The Company further evaluated the embedded contingent redemption feature and concluded that it is not required to be bifurcated because it is considered to be clearly and closely related to the debt host, as the loans were not issued at a substantial discount or premium and are redeemable at par. There were no other embedded derivatives that are required to be bifurcated. In addition, no BCF was recorded at the issuance date of the July 2019 Convertible Loan based on the fair value of the common stock or other securities into which the July 2019 Convertible Loan was convertible.

In February 2021, in connection with a qualified financing of Series C-1 Redeemable Convertible Preferred Shares, the term of the July 2019 Convertible Loan was modified and extinguishment accounting was applied (note 15).

2020 Convertible Loan

In March 2020, the Company issued US$ denominated convertible loan for an aggregate principal amount of US$3.0 million. Further, in June, July and October 2020, the Company issued convertible loans with the aggregate principal amount of US$1.6 million. Collectively, these convertible loans are referred to as the “2020 Convertible Loan”. The 2020 Convertible Loan bear interest of 10% per annum and have terms of 12 months from the draw down date.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. CONVERTIBLE LOANS AND SHAREHODER LOANS (cont.)

Upon the proposed financing, lenders could elect to convert the 2020 Convertible Loan into preferred shares issued in the proposed financing, at a conversion price equal to 65% per share price applicable in the proposed financing. Upon qualified IPO, lenders could elect to convert the 2020 Convertible Loan into ordinary shares, at a conversion price equal to 65% per IPO share price.

Concurrently with the drawdown of the 2020 Convertible Loan, the lenders were issued warrants (the “C-1 Warrant”), pro rata to their lending principal amount, which entitle them to, upon the occurrence of: (1) a qualified IPO, (2) proposed financing, or (3) a liquidation event, requesting the Company to issue certain amount of ordinary shares in the case of (1) or new preferred shares in the case of (2) and (3), determined by a formula, at a total nominal consideration of US$1.0 for all shares. The lenders shall each have the right to choose either to exercise the C-1 Warrant or the conversion options, but not both.

Lenders have the right to demand immediate repayment of the 2020 Convertible Loan together with accrued but unpaid interest upon the occurrence of a trigger event as long as no conversion option or C-1 Warrant (see below) have been exercised. In particular, upon the occurrence of a liquidation event or event of default, the lenders shall have the right to elect to require the Company to redeem the 2020 Convertible Loan at an effective interest rate of 60% per annum.

The C-1 Warrant was considered an embedded feature rather than a freestanding instrument as it is not separately exercisable. As the embedded variable share conversion features will be share settled by a number of shares with a fair value equal to a fixed monetary amount, they are considered as an in-substance redemption feature because the settlement amount does not vary with the share price. The Company elected to record the 2020 Convertible Loans at fair value in their entirety.

In February 2021, in connection with a qualified financing of Series C-1 Redeemable Convertible Preferred Shares, holders of US$3.8 million principal amount of the 2020 Convertible Loan agreed a modification with the Company (note 15) and these US$3.8 million was extinguished upon the modification.

In August 2021, one of the holders of US$250,000 principal amount of 2020 Convertible Loan agreed with the Company to modify the conversion term and converted into 260,226 ordinary shares at the conversion price of US$0.96 per share. The Company applied the debt extinguishment guidance, recognized the fair value of Class A ordinary shares and derecognized the carrying value of the 2020 Convertible Loan of US$0.4 million, which resulted in an extinguishment gain of RMB0.7 million (US$0.1 million) (note 21).

As of December 31, 2021 and 2022, the remaining 2020 Convertible Loan was stated at fair value.

November 2020 Shareholder Loan

In November 2020, the Company borrowed US$ denominated loans of US$0.7 million from one of the shareholders. The loans bear interest of 8% per annum. Upon the closing of the Series C-1 round of the Company, the lenders may at any time elect to request the Company for repayment of the loan and accrued interest. No payment was made before December 31, 2022, it was recorded as current liability at amortized cost and the balance as of December 31, 2021 and 2022 was RMB4,436,142 and RMB4,875,220, respectively.

February 2021 Shareholders Loan

In connection with the C-1 financing completed in February 2021 (note 15) and the resulting modification of the July 2019 convertible loan and the 2020 convertible loan, the Company issued certain shareholders’ loans to related investors. These loans bear a fixed interest rate of 8.0% per annum and are repayable within one year. In May 2022, the related investors except one signed loan extension agreements with the Company that the repayment date shall be extended to January 1, 2024, and in June 2023, the related investors except three signed loan extension agreements with the Company that the repayment date shall be extended to January 1, 2025, they were recorded as non-current liabilities at amortized cost and the balances as of December 31, 2021 and 2022 were RMB40,858,472 and RMB62,170,776.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. CONVERTIBLE LOANS AND SHAREHODER LOANS (cont.)

May 2021 Convertible Loan

In May 2021, the Company issued US$ denominated convertible loans of HK$3.0 million to a new investor (“the May 2021 Convertible Loan”). Interest rate is 0% per annum of the May 2021 Convertible Loan and its repayment term is 12 months from the issuance date. If a proposed financing (the pre-money valuation of the Company is no less than US$260,000,000) has not occurred within 12 months from the issuance date, the holder shall agree that the repayment date shall be extended by 3 months. The holder could elect to convert the May 2021 Convertible Loan into (1) in the event of the proposed financing, redeemable convertible preferred shares issued with respect to the proposed financing; or (2) in the event of a qualified IPO, ordinary shares; at a price per share being a 16.667% discount to the price per share on fully diluted basis paid by the investors on such proposed financing.

As the embedded variable share conversion features will be share settled by a number of shares with a fair value equal to a fixed monetary amount, they are considered as an in-substance redemption feature because the settlement amount does not vary with the share price. The Company elected to record the May 2021 Convertible Loan at fair value.

In August 2021, in connection with a qualified financing of Black River (note 15), holders of May 2021 Convertible Loan agreed to convert into Class A ordinary shares at the conversion rate of US$0.96 per share. The Company recognized the fair value of Class A ordinary shares and derecognized the fair value of the May 2021 Convertible Loan which resulted in an extinguishment loss of RMB52,331 (note 21).

August 2021 Convertible Loan

In August 2021, the Company entered into a convertible loan agreement with a new lender for a total principal amount of RMB12.0 million (US$1.9 million) (“the August 2021 Convertible Loan”). The repayment date falls on 12 months from the date of the August 2021 Convertible Loan agreement, provided, that if a proposed financing has not occurred within 12 months from the date of the August 2021 Convertible Loan, the parties hereby agree that the repayment date shall be extended by 3 months. Interest rate is 0% per annum. Loan conversion shall take place automatically on or immediately before the date of listing of the qualified IPO. The conversion price is US$1.24 per share, or a price per share that equals to US$300,000,000 divided by the Company’s total number of shares immediately before Qualified IPO calculated on fully diluted basis, whichever is lower.

In August 2022, the Company renewed the August 2021 Convertible Loan agreement and also revised certain terms. Based on the revised terms, the repayment date is August 30, 2023 or an earlier date if agreed by both parties. Interest rate is 0% per annum. Loan conversion shall take place automatically on or immediately before the date of listing of the qualified IPO. The conversion price is US$0.73 per share, or a price per share that equals to US$210 million divided by the Company’s total number of shares immediately before Qualified IPO calculated on fully diluted basis, or a price per share that equals to 80% of the price per share of Qualified IPO, whichever is lower.

The Company assessed whether there were substantial changes of terms of the August 2021 Convertible Loan. If the terms are substantially different, the modification is accounted for as a debt extinguishment. Otherwise, it is accounted for as a modification. In order to determine whether the terms are substantially different upon each modification, the Company compared whether the present value of the cash flows under the terms of the modified debt instrument is at least 10 percent different from the present value of the remaining cash flows under the terms of the original debt instrument. If the terms of a non-convertible debt instrument are modified and the cash flow effect on a present value basis is less than 10 percent, the debt instruments are not considered to be substantially different. The calculation of the present value of the cash flows of the new debt instruments included all cash flows specified by the terms of the new debt instruments plus any amounts paid by the Company.

Based on the above assessment, it was determined that there was no substantial change of terms in the modification and the new debt was accounted for at amortized cost using a new effective interest rate determined based on the original debt’s net carrying amount after deducting the revised cash flow under the term of the modified debt instrument.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. CONVERTIBLE LOANS AND SHAREHODER LOANS (cont.)

As the embedded conversion features are underlying ordinary shares of a private company and could not be publicly traded or readily convertible into cash, the embedded conversion feature is not an embedded derivative and does not require bifurcation.

The Company further evaluated the embedded contingent redemption feature and concluded that it is not required to be bifurcated because it is considered to be clearly and closely related to the debt host, as the loans were not issued at a substantial discount or premium and are redeemable at par. There were no other embedded derivatives that are required to be bifurcated. In addition, no BCF was recorded at the issuance date of the August 2021 Convertible Loan based on the fair value of the common stock or other securities into which the August 2021 Convertible Loan was convertible.

The August 2021 Convertible Loan was recorded as non-current liability at amortized cost as of December 31, 2021 and current liability at amortized cost as of December 31, 2022, respectively.

February 2022 Convertible Loan

In February 2022, the Company entered into a new convertible loan agreement with an existing lender for a total principal amount of RMB3.5 million (US$0.5 million) (“the February 2022 Convertible Loan”). The repayment date falls on 12 months from the date of the February 2022 Convertible Loan agreement, provided, that if a Qualified IPO has not occurred within 12 months from the date of the February 2022 Convertible Loan, the parties hereby agree that the repayment date shall be extended by 3 months. Interest rate is 25% per annum. The Company shall have the discretion to determine whether its portion of the outstanding principal amount of the February 2022 Convertible Loan together with any accrued but unpaid interest be applied to issue the conversion shares to the lender at the conversion price on the date of listing of the qualified IPO. The conversion price is US$0.7371 per share.

As the embedded conversion features are underlying ordinary shares of a private company and could not be publicly traded or readily convertible into cash, the embedded conversion feature is not an embedded derivative and does not require bifurcation.

The Company further evaluated the embedded contingent redemption feature and concluded that it is not required to be bifurcated because it is considered to be clearly and closely related to the debt host, as the loans were not issued at a substantial discount or premium and are redeemable at par. There were no other embedded derivatives that are required to be bifurcated.

In February 2023, the Company extended the duration of the February 2022 Convertible by way of entering into a new loan agreement with the lender. The repayment date is December 31, 2023, or an earlier date if agreed by both parties. Interest rate is 25% per annum. The conversion price is US$0.7371 per share. (“the modification”)

It was determined that there was no substantial change of terms in the modifications and the new debt was accounted for at amortized cost using a new effective interest rate determined based on the original debt’s net carrying amount and the revised cash flow under the term of the modified debt instrument.

As of December 31, 2022, the February 2022 Convertible Loan was recorded as current liability at amortized cost.

May 2022 Convertible Loan

In May 2022, the Company entered into a convertible loan agreement with a new lender for a total principal amount of RMB3.5 million (US$0.5 million) (“the May 2022 Convertible Loan”). The repayment date falls on 12 months from the date of the May 2022 Convertible Loan agreement, provided, that if a Qualified IPO has not occurred within 12 months from the date of the May 2022 Convertible Loan, the parties hereby agree that the repayment date shall be extended by 3 months. Interest rate is 0% per annum. The Company, at its discretion shall issue the conversion shares to the lender at the conversion price on the date of listing of the qualified IPO. The conversion price is US$0.8472 per share.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. CONVERTIBLE LOANS AND SHAREHODER LOANS (cont.)

As the embedded conversion features are underlying ordinary shares of a private company and could not be publicly traded or readily convertible into cash, the embedded conversion feature is not an embedded derivative and does not require bifurcation.

The Company further evaluated the embedded contingent redemption feature and concluded that it is not required to be bifurcated because it is considered to be clearly and closely related to the debt host, as the loans were not issued at a substantial discount or premium and are redeemable at par. There were no other embedded derivatives that are required to be bifurcated.

The May 2022 Convertible Loan was recorded as current liability at amortized cost.

August 2022 Convertible Loan

In August 2022, the Company entered into a convertible loan agreement with a new lender for a total principal amount of RMB3.5 million (US$0.5 million) (“the August 2022 Convertible Loan”). Interest rate is 8% per annum of the August 2022 Convertible Loan and its maturity date is the third anniversary of the issuance date. The Company may not prepay the Loan prior to the maturity date. The August 2022 Convertible Loan shall be repayable on demand upon the occurrence of any of the following: (1) a Qualified IPO has not taken place prior to the maturity date; or (2) the Company’s total revenue for the year ending December 31, 2023 as shown on its audited consolidated financial statements for the same period being less than RMB900 million.

Loan conversion shall take place on the date of the corporate transaction conversion date or listing of the qualified IPO. The conversion price is US$0.73 per share, or a price per share that equals to the product of X multiplied by 90% (where “X” equals US$210 million divided by the Company’s total number of shares immediately before Qualified IPO calculated on fully diluted basis), or a price per share that equals to 90% of the price per share of any Initial Public Offering that is not a Qualified IPO, or a price per share that equals to the implied price per share of any corporate transaction (other than an Initial Public Offering that is not a Qualified IPO), whichever is lower.

The Company elected to record the August 2022 Convertible Loan at fair value.

December 2022 Convertible Loan

In December 2022, the Company entered into a convertible loan agreement with a new lender for a total principal amount of RMB7.0 million (US$1.0 million) (“the December 2022 Convertible Loan”). Interest rate is 8% per annum of the December 2022 Convertible Loan and its maturity date is the first anniversary of the issuance date. The Company may not prepay the Loan prior to the maturity date. The December 2022 Convertible Loan shall be repayable by the lender within 3 business days of the date of written demand from the lender, if (1) the Company terminates the IPO process in the US market (including but not limited to the Nasdaq Global Market System (“Nasdaq”) or the New York Stock Exchange (“NYSE”)) or (2) the Company engages any sponsors or underwriters for an IPO on Stock Exchange of Hong Kong Limited (“SEHK”) on or prior to the maturity date. In case the Qualified IPO has not completed before March 31, 2023, the lender shall have the right but not the obligation to extend the maturity of the December 2022 Convertible Loan in increment of calendar day after the first anniversary of the maturity date, for up to the number of days between the actual date of completion of the Qualified IPO and March 31, 2023.

Loan conversion shall take place on the date of the corporate transaction conversion date or listing of the qualified IPO. The conversion price is US$0.73 per share, or a price per share that equals to the product of X multiplied by 90% (where “X” equals US$210.0 million divided by the Company’s total number of shares immediately before Qualified IPO calculated on fully diluted basis, or a price per share that equals to 90% of the price per share of any Initial Public Offering that is not a Qualified IPO, or a price per share that equals to the implied price per share of any corporate transaction (other than an Initial Public Offering that is not a Qualified IPO), whichever is lower.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. CONVERTIBLE LOANS AND SHAREHODER LOANS (cont.)

The Company elected to record the December 2022 Convertible Loan at fair value.

December 2022 Shareholder Loan

In October 2022, the Company entered into a loan agreement of US$2.0 million with one of the shareholders. The loans bear interest of 8% per annum. The Company obtained the facility in December 2022. The repayment date is the earlier of (1) the consummation of a Qualified IPO and (2) January 22, 2024. The Company shall repay in full the loan, together with any amounts which may become due or outstanding hereunder on the repayment date. No payment was made before December 31, 2022, it was recorded as non-current liability at amortized cost and the balance as of December 31, 2022 was RMB13,929,200.

As of December 31, 2021 and 2022, the balances of convertible loans and shareholder loans measured at amortized cost and fair value respectively, were summarized as below:

	As of December 31,
	At amortized cost		At fair value
	2021	2022	2021	2022
	RMB	RMB	RMB	RMB
Current:
January 2019 Shareholder Loan	12,873,743	14,062,844	—	—
November 2020 Shareholder Loan	4,436,142	4,875,220	—	—
February 2021 Shareholders Loan	535,463	584,922	—	—
Subtotal	17,845,348	19,522,986	—	—

2020 Convertible Loan(i)	—	—	6,072,237	7,031,189
August 2021 Convertible Loan	—	12,000,000	—	—
Feb 2022 Convertible Loan	—	3,482,300	—	—
May 2022 Convertible Loan	—	3,482,300	—	—
December 2022 Convertible Loan(ii)	—	—	—	7,918,137
Subtotal	—	18,964,600	6,072,237	14,949,326
Total	17,845,348	38,487,586	6,072,237	14,949,326

Non-current:
February 2021 Shareholders Loan	40,858,472	62,170,776	—	—
December 2022 Shareholders’ Loan	—	13,929,200	—	—
Subtotal	40,858,472	76,099,976	—	—

August 2021 Convertible Loan	12,000,000	—	—	—
August 2022 Convertible Loan(iii)	—	—	—	3,897,606
Subtotal	12,000,000	—	—	3,897,606
Total	52,858,472	76,099,976	—	3,897,606

____________

(i)      The aggregate unpaid principal balances of 2020 Convertible Loan which was recorded at fair value option was RMB3,825,303 (US$599,982) and RMB4,178,632 (US$599,982) as of December 31, 2021 and 2022 respectively. The amount of the fair value carrying amount over the aggregate unpaid principal balance was RMB2,246,934 (US$352,421) and RMB2,852,557 (US$409,579) as of December 31, 2021 and 2022 respectively.

(ii)     The aggregate unpaid principal balances of December 2022 Convertible Loan which was recorded at fair value option was RMB6,964,600 (US$1,000,000) as of December 31, 2022. The amount of the fair value carrying amount over the aggregate unpaid principal balance was RMB953,537 (US$136,912) as of December 31, 2022.

(iii)    The aggregate unpaid principal balances of August 2022 Convertible Loan which was recorded at fair value option was RMB3,482,300 (US$500,000) as of December 31, 2022. The amount of the fair value carrying amount over the aggregate unpaid principal balance was RMB415,306 (US$59,631) as of December 31, 2022.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17. ORDINARY SHARES

The Company was incorporated in April 2012. As of January 1, 2021, the number of Company’s authorized Class A ordinary shares were 14,000,000 with par value of US$0.001 per share; and the number of Class A ordinary shares issued and outstanding was 14,000,000.

In connection with the C-1 round financing completed, the Company issued 69,764,253 Class A ordinary shares in February 2021.

In August 2021, one of the 2020 Convertible Loan holders and the May 2021 Convertible Loan holder converted their convertible loans into 662,354 Class A ordinary shares (note 16).

As of December 31, 2021, the number of Company’s authorized Class A ordinary shares were 883,970,459 with par value of US$0.001 per share; and the number of Class A ordinary shares issued and outstanding was 84,426,607.

In June 2022, two of the Share Options holders exercised their Share Options into 5,785,808 Class A ordinary shares (note 19).

As of December 31, 2022, the number of Company’s authorized Class A ordinary shares were 883,970,459 with par value of US$0.001 per share; and the number of Class A ordinary shares issued and outstanding was 90,212,415.

In May 2019, the Company issued 14,000,000 Class B ordinary shares to the Founder for a total cash consideration of US$1.0. The shareholder of Class B ordinary shares shall be entitled to ten votes for each share and only held by the Founder, not be entitled to dividends and distributions of the Company, and not be transferable, convertible or redeemable by the Company. Each Class B ordinary share shall automatically be cancelled by the Company immediately upon the consummation of a qualified IPO or the occurrence of any liquidation event.

18. SERIES SEED CONVERTIBLE PREFERRED SHARES

In November 2015, the Company entered into a share subscription agreement with a number of investors that the investors agreed to subscribe 3,858 (subsequently subdivided to 3,858,000) number of series seed preferred shares for US$1.2 million (equivalent of RMB7.6 million). The Company also agreed with a number of ordinary shareholders to redesignate 13,366 (subsequently subdivided to 13,366,000) number of ordinary shares to series seed preferred shares. Upon the redesignation, the difference between the carrying amount of the ordinary shares and the fair value of the series seed preferred shares was recorded as deemed dividend in accumulated losses.

In July 2019, in order to facilitate the Company to close the round C financing, some holders of series seed preferred shares transferred 1,986,801 number of series seed preferred shares to a new investor at the fair value of US$2.1058 per share for a total consideration of US$4.2 million (equivalent of RMB28.7 million). As a result, the difference between the carrying amount and the fair value of the series seed preferred shares of US$3.6 million (equivalent of RMB24.5 million) was recorded as deemed dividend in accumulated losses.

The key terms of the series seed convertible preferred shares are summarized below:

Conversion Rights

The series seed convertible preferred shares shall be convertible, at the option of the holder at any time after the date of issuance of such share according to the initial conversion ratio of 1:1, subject to adjustments for dilution, including but not limited to share splits, share combination, share dividends and distribution and certain other events.

Each series seed convertible preferred share shall automatically be converted into ordinary shares upon the earlier of (i) the consummation of a qualified IPO or (ii) the date, or the occurrence of an event, specified by vote or written consent or agreement of the requisite majority (voting as separate series, and on an as-converted basis).

Voting Rights

The series seed convertible preferred shareholder shall be entitled to one vote for each ordinary share into which such series seed convertible preferred shares could then be converted, and with respect to such vote, such holders shall have full voting rights and power equal to the voting rights and powers of the ordinary shareholders.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18. SERIES SEED CONVERTIBLE PREFERRED SHARES (cont.)

Dividend Rights

Each holder of the series seed convertible preferred shares shall be entitled to receive dividends at 5% per annum of the respective subscription price of that series seed convertible preferred shares.

For the series seed convertible preferred shares held by such holder, payable out of funds or assets when and as such funds or assets become legally available therefor on parity with each other, prior and in preference to, and satisfied before, any dividend on the ordinary shares. Such dividends shall be payable only when, as, and if declared by the unanimous approval of the Board and shall be non-cumulative.

Liquidation Preferences

In the event of any liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the shareholders shall be distributed in the following manner and order:

Shareholders of the series seed convertible preferred shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of ordinary shares, the amount equal to the greater of (i) 100% of the subscription price, plus any and all declared but unpaid dividends on such series seed convertible preferred shares, and (ii) the amount the holders of series seed convertible preferred shares would have received had the series seed convertible preferred shares been converted into ordinary share immediately prior to the liquidation event.

The liquidation preference amount will be paid to the series seed convertible preferred shares after payments to the holders of all series of Redeemable Convertible Preferred Shares. After distributing or paying in full the liquidation preference amount to all of the preferred shareholders, the remaining assets of the Company available for distribution, if any, shall be distributed to the holders of ordinary shares and the preferred shareholders on a pro rata basis, based on the number of ordinary shares then held by each shareholder on an as converted basis. If the value of the remaining assets of the Company is less than the aggregate liquidation preference amounts payable to the holders of a particular series of preferred shares, then the remaining assets of the Company shall be distributed pro rata amongst the holders of all outstanding preferred shares of that series.

All remaining assets and funds of the Company available for distribution to the shareholders shall be distributed ratably among all the shareholders based on the number of shares held by such shareholders on a fully diluted basis.

Initial measurement and subsequent accounting for the series seed convertible preferred shares

The series seed convertible preferred shares are classified as permanent equity in the consolidated balance sheets as they are not redeemable. The series seed convertible preferred shares are recognized at their fair value at the date of issuance or redesignation from ordinary shares, net of nil issuance costs. No subsequent adjustment of the carrying amount was required.

The Company evaluated the embedded conversion option in the series seed convertible preferred shares to determine if there were any embedded derivatives requiring bifurcation and to determine if there were any beneficial conversion features (“BCF”). The conversion option of the series seed convertible preferred shares is not bifurcated because the conversion option is clearly and closely related to the host equity instrument.

BCF exist when the conversion price of the series seed convertible preferred shares is lower than the fair value of the ordinary shares at the commitment date, which is the issuance date of the series seed convertible preferred shares. No BCF was recognized for the series seed convertible preferred shares as the fair value per ordinary share at the commitment date was less than the respective most favorable conversion price, as adjusted for the Share Subdivision. The Company determined the fair value of the Company’s ordinary shares with the assistance of an independent third-party valuation firm.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18. SERIES SEED CONVERTIBLE PREFERRED SHARES (cont.)

The contingent conversion price adjustment is accounted for as a contingent BCF. Changes to the conversion terms of series seed convertible preferred shares that would be triggered by future events not controlled by the issuer should be accounted as contingent conversions, and the intrinsic value of such conversion options would not be recognized until and unless a triggering event occurred. No contingent BCF was recognized for any of the series seed convertible preferred shares for the years ended December 31, 2021.

From January 1, 2022, the Company adopted ASU 2020-06 which removed the BCF model for convertible instruments. The Company applied the modified retrospective method and determined there was no cumulative-effect adjustment in the opening balance of accumulated deficit as of January 1, 2022 and the consolidated balance sheet prior to January 1, 2022 was not restated.

19. SHARE-BASED COMPENSATION

Share Incentive Plan

The Company’s shareholders and Board of Directors approved of employee option plans from 2014 to 2022 in order to provide incentives and rewards to the Company’s employees, directors, consultants and senior management (the “Option Plans”). As of December 31, 2022, the Company authorized 29,163,416 share options under the Option Plan. Share options awarded under the Option Plan are typically vested based on the service conditions up to four years agreed with each of the participants in their grant letters, with exercise prices ranging from nominal consideration to US$1.9. In addition, the share options can only be exercised and converted into shares upon the completion of Company’s qualified IPO, except for the modifications made in 2022 for two senior management members and 233,383 share options granted to one senior management member in 2022. Each share option has a contractual life of 10 years.

A summary of the share-based compensation activities for the years ended December 31, 2021 and 2022 is presented below:

	Number of shares	Weighted average exercise price	Weighted average grant-date/ modification date fair value	Weighted remaining contractual years	Aggregate intrinsic value
		US$	US$		US$
Outstanding at January 1, 2021	8,198,921	0.6089	0.3755	6.80	3,078,697
Granted to employees, directors, consultants and senior management	10,060,027	0.0691	0.9931
Forfeited	(220,646)	0.8049	0.6432
Outstanding at December 31, 2021	18,038,302	0.3055	0.7167	7.84	12,927,781

Granted to employees, directors, consultants and senior management	6,061,632	0.0075	0.8260
Forfeited	(59,426)	1.2897	0.6190
Exercised	(5,785,808)	0.0001	0.8887
Outstanding at December 31, 2022	18,254,700	0.3001	0.6988	7.04	12,756,547
Vested and expected to vest as of December 31, 2022	18,254,700	0.3001	0.6988	7.04	12,756,547
Exercisable as of December 31, 2022	233,383	0.0001	0.8144	9.77	190,067

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19. SHARE-BASED COMPENSATION (cont.)

The expected volatility was estimated based on the historical volatility of comparable peer public companies with a time horizon close to the expected term of the Company’s options. The risk-free interest rate was estimated based on the yield to maturity of U.S. treasury bonds denominated in US$ for a term consistent with the expected term of the Company’s options in effect at the option valuation date. Expected dividend yield is zero as the Company does not anticipate any dividend payments in the foreseeable future. The expected exercise multiple was estimated as the average ratio of the stock price to the exercise price of when employees would decide to voluntarily exercise their vested options. Expected term is the contract life of the option.

In 2022, the Company modified the share options for senior management members. Upon the modifications, service condition which originally ended on July 29, 2022 for 964,301 share options was removed. In addition, another 5,785,808 share options became fully vested as the performance condition of occurrence of a qualified IPO was removed. In June 2022 these two persons exercised their fully vested 5,785,808 share options. In connection with those share options that the performance condition was removed, the Company recognized compensation cost of RMB33,485,823 (US$5,141,560) on the dates based on the modification fair values of these awards.

The fair values of the options granted are estimated on the dates of grant or modification using the binomial option pricing model with the following assumptions used:

For the Year Ended December 31,
	2021	2022
Risk-free rate of return	1.37% – 1.65%	1.65% – 3.90%
Volatility	37.3% – 37.85%	36.92% – 39.48%
Expected dividend yield	—	—
Exercise multiple	2.2 – 2.8	2.2 – 2.8
Fair value of underlying ordinary share	US$0.94 – US$1.06	US$0.81 – US$0.94
Expected terms	10 years	10 years

In October 2022, the Company granted 311,177 share options to one senior management member. 75% of these awards were vested by December 2022 and 25% of these awards are vested upon the occurrence of the Company’s qualified IPO. The Company recognized compensation costs of RMB1,345,156 (US$190,067) in the consolidated statement of comprehensive loss based on the grant date fair value for those vested awards.

The Company has not recognized any share-based compensation expenses for 18,021,317 share options granted and outstanding as at December 31, 2022, because the Company considers it is not probable that the performance conditions will be satisfied until the event occurs. As a result, the share-based compensation expenses for these options that are only exercisable upon the occurrence of the Company’s qualified IPO and will be recognized using the graded-vesting method upon the consummation of the qualified IPO.

As of December 31, 2022, there were RMB84.34 million of unrecognized compensation expenses for non-vested options. Total unrecognized compensation cost may be adjusted for actual forfeitures occurring in the future.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20. FAIR VALUE MEASUREMENT

The following tables present the fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of December 31, 2021 and 2022:

	As of December 31, 2021			Total Fair Value
	Level 1	Level 2	Level 3
	RMB	RMB	RMB	RMB
Assets
Prepaid consideration for acquisitions	—	—	28,424,280	28,424,280

Liabilities
Warrant liabilities	—	—	8,531,114	8,531,114
Option liability	—	—	17,632,261	17,632,261
Convertible loans	—	—	6,072,237	6,072,237
Contingent consideration payables	—	—	644,437	644,437
Total	—	—	32,880,049	32,880,049
	As of December 31, 2022			Total Fair Value
	Level 1	Level 2	Level 3
	RMB	RMB	RMB	RMB
Liabilities
Warrant liabilities	—	—	5,747,884	5,747,884
Option liability	—	—	12,762,104	12,762,104
Convertible loans	—	—	18,846,932	18,846,932
Total	—	—	37,356,920	37,356,920

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20. FAIR VALUE MEASUREMENT (cont.)

The table below reflects the reconciliation from the opening balances to the closing balances for recurring fair value measurements of the fair value hierarchy for the years ended December 31, 2021 and 2022:

Assets/(liabilities):

	Warrant liabilities	Option liability	Convertible loans	Contingent consideration payables	Prepaid forward contract	Prepaid consideration for acquisitions	Total Fair Value
	RMB	RMB	RMB	RMB	RMB	RMB	RMB
Balance as of January 1, 2021	(9,278,026)	—	(44,286,437)	—	—	—	(53,564,463)
Additions	(143,894,898)	(25,859,359)	(2,496,712)	(3,331,019)	94,141,160	28,424,280	(53,016,548)
Fair value change	(23,025,692)	7,889,251	(775,963)	—	(44,852,000)	—	(60,764,404)
Change in fair value recognized in general and administrative expenses	—	—	—	875,763	—	—	875,763
Extinguishment loss due to a shareholder loan modification	(5,880,660)	—	—	—	—	—	(5,880,660)
Extinguishment upon conversion/exercise	171,533,116	—	40,736,265	—	(49,289,160)	—	162,980,221
Extinguishment upon contingent consideration settlement/readily to settle	—	—	—	1,810,819	—	—	1,810,819
Foreign exchange translation	2,015,046	337,847	750,610	—	—	—	3,103,503
Balance as of December 31, 2021	(8,531,114)	(17,632,261)	(6,072,237)	(644,437)	—	28,424,280	(4,455,769)

Additions	—	—	(10,446,900)	—	—	—	(10,446,900)
Fair value change	3,464,922	6,305,349	(1,714,334)	—	—	(9,931,826)	(1,875,889)
Change in fair value recognized in general and administrative expenses	—	—	—	92,796	—	—	92,796
Extinguishment upon contingent consideration readily to settle	—	—	—	551,641	—	—	551,641
Extinguishment upon purchase consideration settlement	—	—	—	—	—	(18,492,454)	(18,492,454)
Foreign exchange translation	(681,692)	(1,435,192)	(613,461)	—	—	—	(2,730,345)
Balance as of December 31, 2022	(5,747,884)	(12,762,104)	(18,846,932)	—	—	—	(37,356,920)

Recurring

The Company measured the fair value of its warrant liabilities and option liability on a recurring basis using significant unobservable (Level 3) inputs as of December 31, 2021 and 2022.

The Company estimated the fair values of warrant liabilities using the binomial option-pricing model with the assistance of an independent third-party valuation firm using the corresponding inputs:

	As of December 31, 2021		As of December 31, 2022
	March 2019 B-2 Warrant	Class A OS Warrant	March 2019 B-2 Warrant	Class A OS Warrant
Risk-free interest rate	0.14%	0.63%	4.60%	4.60%
Expected volatility	35.18%	43.95%	40.87%	40.95%
Dividend yield	0.00%	0.00%	0.00%	0.00%
Remaining contractual life	0.18	1.74	0.75	0.74
Fair value of the underlying preferred shares/ordinary shares	US$ 2.94	US$ 0.94	US$ 2.83	US$ 0.81

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20. FAIR VALUE MEASUREMENT (cont.)

The Company estimated the fair values of option liability using the binomial option-pricing model with the assistance of an independent third-party valuation firm using the corresponding inputs:

	As of December 31, 2021	As of December 31, 2022
Risk-free interest rate	0.40%	4.59%
Expected volatility	40.63%	37.57%
Dividend yield	0.00%	0.00%
Remaining contractual life	1.09	0.09
Fair value of the underlying preferred shares	US$ 1.11	US$ 1.01

____________

(1)      The risk-free interest rate within warrant liabilities and option liability was estimated based on the yield to maturity of U.S. treasury bonds denominated in US$ for a term consistent with the expected term in effect at the valuation date.

(2)      The expected volatility was estimated based on the historical average volatility of comparable peer public companies with a time horizon close to the expected term of the Company’s warrant liabilities and option liability.

(3)      The determination of the fair value of the Company’s preferred shares and ordinary shares requires complex and subjective judgments to be made regarding the cash flow forecasts and the weighted average cost of capital and the discount for lack of marketability applied to the projected cash flows. If different estimates and assumptions had been used, the fair values of the preferred shares and ordinary shares could be significantly different, and the fair value of the warrant liabilities and option liability may materially differ from the recognized amount.

The fair value of the convertible loans measured at fair value was RMB6.1 million (US$1.0 million) and RMB18.8 million (US$2.7 million) as of December 31, 2021 and 2022, respectively. The Company estimated the fair value of the convertible loans based on a probability-weighted analysis which included the discounted cash flows from the convertible loans and the value of the conversion option as determined by the binomial option pricing model. The inputs used in the analysis were classified as Level 3 inputs within the fair value hierarchy due to the lack of observable market data and activity. If different estimates and assumptions had been used, the fair values of the preferred shares and ordinary shares could be significantly different, and the fair value of the convertible loans may materially differ from the recognized amount. Interest expense on the Company’s fixed-rate debt is displayed separately from other changes in its fair value. The amount presented as interest expense is determined each period by applying the interest method using the effective interest rate on the debt at its issuance.

The fair value of the contingent consideration payables was RMB0.6 million (US$0.1 million) as of December 31, 2021. The fair value of the contingent consideration payable was detailed in note 14.

The Company did not transfer any financial assets or liabilities in or out of Level 3 during the years ended December 31, 2021 and 2022, respectively.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

21. OTHER EXPENSES, NET

Other expenses, net for the years end December 31, 2021 consisted of the following (for the years end December 31, 2022: nil):

		For the Year Ended December 31, 2021
	Note	Extinguishment losses	Extinguishment gain	Excess of fair value of instruments issued over proceeds	Total
		RMB	RMB	RMB	RMB
January 2019 Shareholder Loan	16	5,880,660	—	—	5,880,660
July 2019 Convertible Loan	16	117,080,305	—	—	117,080,305
2020 Convertible Loan	16	107,294,867	(727,995)	—	106,566,872
2021 HL investments related	15	—	—	36,503,817	36,503,817
May 2021 Convertible Loan	16	52,331	—	—	52,331
Total		230,308,163	(727,995)	36,503,817	266,083,985

22. INCOME TAX

a) Income tax

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Hong Kong S.A.R.

Under the current Hong Kong S.A.R. Inland Revenue Ordinance, the Company’s Hong Kong S.A.R. subsidiary is subject to Hong Kong S.A.R. profits tax at the rate of 16.5% on its taxable income generated from the operations in Hong Kong S.A.R. The first HK$2.0 million of assessable profits earned by a company will be taxed at 8.25% whilst the remaining profits will continue to be taxed at 16.5%. There is an anti-fragmentation measure where each Company will have to nominate only one company in the Company to benefit from the progressive rates. Payments of dividends by the Hong Kong S.A.R. subsidiary to the Company is not subject to withholding tax in Hong Kong S.A.R.

The PRC

The Company’s PRC subsidiaries and the VIEs are subject to the PRC Enterprise Income Tax Law (“EIT Law”), which was effective since January 1, 2008. In accordance with EIT Law, the statutory income tax rate of 25%, unless a preferential EIT rate is otherwise stipulated.

Under the EIT Law and its implementation rules, an enterprise established outside China with a “place of effective management” within China is considered a China resident enterprise for Chinese enterprise income tax purposes. A China resident enterprise is generally subject to certain Chinese tax reporting obligations and a uniform 25% enterprise income tax rate on its worldwide income. The implementation rules to the New EIT Law provide that non-resident legal entities are considered PRC residents if substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc., occurs within the PRC. Despite the present uncertainties resulting from the limited PRC tax guidance on the issue, the Company does not believe that the legal entities organized outside the PRC should be treated as residents for 2008 EIT law purposes. If the PRC tax authorities subsequently determine that the Company and its subsidiaries registered outside the PRC are deemed resident enterprises, the Company and its subsidiaries registered outside the PRC will be subject to the PRC income tax at a rate of 25%.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22. INCOME TAX (cont.)

Dividends paid to non-PRC-resident corporate investor from profits earned by the PRC subsidiaries after January 1, 2008 would be subject to a withholding tax. The EIT law and its relevant regulations impose a withholding tax at 10%, unless reduced by a tax treaty or agreement, for dividends distributed by a PRC-resident enterprise to its non-PRC-resident corporate investor for earnings generated beginning on January 1, 2008.

As of December 31, 2021 and 2022, there were no retained earnings from consolidated level of all the PRC subsidiaries. And thus, the Company has not provided for deferred tax liabilities on undistributed earnings.

The Company’s loss before income taxes by jurisdiction consisted of:

	For the Year Ended December 31,
	2021	2022
	RMB	RMB
Chinese mainland	(7,911,282)	(5,321,124)
Hong Kong	(69,607,124)	(9,743,991)
Cayman Islands	(380,348,160)	(104,067,740)
Total	(457,866,566)	(119,132,855)

For the years ended December 31, 2021 and 2022, the current income tax expense and deferred income tax expense/(benefit) which are included in the consolidated financial statements are as follows:

	For the Year Ended December 31,
	2021	2022
	RMB	RMB
Current tax expense	1,987	3,717,490
Deferred tax expense/(benefit)	814,881	(601,737)
Total	816,868	3,115,753

Reconciliations of the differences between statutory income tax rates and the Company’s effective income tax rate for the years ended December 31, 2021 and 2022 are as follows, respectively:

	For the Year Ended December 31,
	2021	2022
	RMB	RMB
Loss before income tax expense	(457,866,566)	(119,132,855)
PRC statutory tax rate	25%	25%
Income taxes benefit computed at the statutory income tax rates	(114,466,642)	(29,783,214)
Effect of income tax rate difference in other jurisdictions	95,938,603	26,845,174
Non-deductible expenses	39,875,743	44,471,710
Non-taxable income	—	(19,374,945)
Small-scale and low-profit enterprises tax benefit	—	(1,037,984)
Change in valuation allowance on deferred tax assets	(20,530,836)	(18,004,988)
Total	816,868	3,115,753

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22. INCOME TAX (cont.)

b) Deferred tax assets and deferred tax liabilities

	As of December 31,
	2021	2022
	RMB	RMB
Deferred tax assets:
Net operating loss carry forwards	86,496,942	53,929,686
Advertising expenses	537,546	408,763
Operating lease liabilities	—	1,435,780
Accrued expenses and other current liabilities	2,854,586	1,197,369
Less: Valuation allowance	(87,212,118)	(52,114,383)
Total deferred tax assets, net	2,676,956	4,857,215

Deferred tax liabilities:
Acquired intangible assets	(3,801,514)	(4,321,616)
Unrealized Income	(2,061,242)	(2,528,002)
Operating lease right-of-use assets	—	(1,407,024)
Total deferred tax liabilities, net	(5,862,756)	(8,256,642)
Deferred tax liabilities, net	(3,185,800)	(3,399,427)

As of December 31, 2021 and 2022, the Company had net operating loss carry forwards of approximately RMB64.8 million and RMB63.8 million, respectively, attributable to the Hong Kong subsidiaries. The cumulative tax losses for entities in Hong Kong will not expire under the current tax legislation.

As of December 31, 2021 and 2022, the Company had net operating loss carry forwards of approximately RMB303.2 million and RMB173.5 million, respectively, attributable to the PRC subsidiaries and the VIEs. The loss carried forward of the PRC companies will expire during the following periods from 2022 to 2027.

	As of December 31,
	2021	2022
	RMB	RMB
2022	15,587,778	—
2023	125,499,715	44,132,171
2024	82,523,087	60,945,797
2025	45,804,548	37,302,210
2026	33,803,650	23,478,321
2027	—	7,606,115
Total	303,218,778	173,464,614

The Company offsets deferred tax assets and liabilities pertaining to a particular tax-paying component of the Group within a particular jurisdiction.

	As of December 31,
	2021	2022
	RMB	RMB
Classification in the consolidated balance sheets:
Deferred tax assets, net	—	—
Deferred tax liabilities, net	3,185,800	3,399,427

A valuation allowance is provided against deferred income tax assets when the Company determines that it is more likely than not that the deferred income tax assets will not be utilized in the foreseeable future. In making such determination, the Company evaluates a variety of factors including the Company’s operating history, accumulated deficit, existence of taxable temporary differences and reversal periods.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22. INCOME TAX (cont.)

As of December 31, 2021 and 2022, the valuation allowances of RMB87,212,118 and RMB52,114,383 were related to the deferred income tax assets of the PRC entities which were in loss position. Since these entities have incurred accumulated net operating losses for income tax purposes since their inception, all deferred tax assets of the Company are recognized and a valuation allowance is recognized to the extent that it is more likely than not that the deferred tax assets will not be realized as of December 31, 2021 and 2022.

Changes in valuation allowance are as follows:

	As of December 31,
	2021	2022
	RMB	RMB
Balance at the beginning of the year	107,742,954	87,212,118
Decreases	(20,529,430)	(17,998,241)
Disposal	—	(17,092,747)
Expired during year	(1,406)	(6,747)
Balance at the end of the year	87,212,118	52,114,383

c) Uncertain Tax Positions

The benefits of uncertain tax positions are recorded in the Company’s consolidated financial statements only after determining a more-likely-than-not probability that the uncertain tax positions will sustain, if examined by taxing authorities.

As of December 31, 2021 and 2022, the amounts of unrecognized tax benefits were nil and RMB3.4 million respectively, which would affect the Company’s effective income tax rate.

A reconciliation of unrecognized tax benefits from continuing operations is as follows:

	As of December 31,
	2021	2022
	RMB	RMB
Unrecognized tax benefits, beginning of year	—	—
Increases	—	3,417,532
Unrecognized tax benefits, end of year	—	3,417,532

The Company classifies interest and penalties related to uncertain tax benefits as interest expense and general and administrative expense, respectively.

The Company recognizes the benefit of positions taken or expected to be taken in tax returns in the financial statements when it is more-likely-than-not that the position would be sustained upon examination by tax authorities. A recognized tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement.

Due to uncertainties under the tax law, positions taken on tax returns may be challenged and ultimately disallowed by taxing authorities. Accordingly, it may not be appropriate to reflect a position taken on the tax return when the outcome of that tax position is uncertain. For the years ended December 31, 2022, the Company recorded the amounts of RMB3,417,532, which are related to uncertainty of the Company’s subsidiaries in the Chinese mainland mainly with regards to expense without valid vouchers. The unrecognized tax benefits balances, if recognized upon audit settlement or statute expiration, would affect the effective tax rate. The Company is currently unable to provide an estimate of a range of total amount of unrecognized tax benefits that is reasonably possible to change significantly within the next twelve months.

According to the PRC Tax Administration and Collection Law, the statute of limitation is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitation is extended to five years under special circumstances where the underpayment of taxes is more than

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22. INCOME TAX (cont.)

RMB0.1 million. In the case of transfer pricing issues, the statute of limitation is 10 years. There is no statute of limitation in the case of tax evasion. The income tax returns of the Company’s PRC subsidiary and the VIEs for the years from 2017 to 2022 are open to examination by the PRC tax authorities.

23. NET LOSS PER SHARE

The following table sets forth the basic and diluted net income per ordinary share computation and provides a reconciliation of the numerator and denominator for the years presented:

	For the Year Ended December 31,
	2021	2022
	RMB	RMB
Numerator:
Net loss attributable to DDC Enterprise Limited	(454,350,226)	(122,025,640)
Accretion of Redeemable Convertible Preferred Shares	(381,218,518)	(109,089,609)
Net loss per ordinary share calculation	(835,568,744)	(231,115,249)

Denominator:
Weighted average number of Class A ordinary shares	77,279,969	87,383,091
Weighted average number of Class B ordinary shares	14,000,000	14,000,000

Net loss per ordinary share
— Class A – Basic and diluted	(10.81)	(2.64)
— Class B – Basic and diluted	—	—

For the years ended December 31, 2021 and 2022, the Redeemable Convertible Preferred Shares, Series seed convertible preferred shares, share options, Warrants and Convertible loans were excluded from the calculation of diluted loss per ordinary share as their inclusion would have been anti-dilutive. 14,000,000 Class B ordinary shares of the Company were also excluded from the calculation of diluted loss per ordinary share as they are not entitled to dividends and distributions of the Company.

Securities that could potentially dilute basic net loss per ordinary share and that were not included in the computation of diluted net loss per ordinary share because to do so would have been antidilutive for the years ended December 31, 2021 and 2022 are as follows:

	As of December 31,
	2021	2022
Redeemable Convertible Preferred Shares	72,116,967	72,116,967
Series seed convertible preferred shares	17,224,000	17,224,000
Share options issued to employees	18,038,302	18,254,700
Share options issued in connection with business combinations	4,660,643	4,300,499
Share options issued in connection with termination of VIEs	—	360,144
Warrants	3,926,264	3,926,264
Convertible loans*	2,134,360	5,344,672
Options	6,761,714	6,761,714

____________

*        Represents the number of potentially dilutive ordinary shares equivalent on as-if-converted basis, calculated by the fixed monetary value of US$2,457,384 and US$4,957,384 divided by the estimated fair value of ordinary shares as of December 31, 2021 and 2022, respectively, which were assumed to be the conversion prices as of December 31, 2021 and 2022, respectively.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

24. REVENUES

The Company’s revenues are disaggregated by major products/service lines, channel and timing of revenue recognition. Detailed information is specified as follows:

Channel	For the Year Ended December 31,
	2021	2022
	RMB	RMB
Online consumer product sales	148,570,430	67,016,645
Offline consumer product sales	42,819,538	109,403,748
Revenues from collaborative arrangements	8,244,967	1,867,042
Advertising	3,413,183	870,580
Experience stores	2,131,324	428,051
Total Revenues	205,179,442	179,586,066
Major products/services lines	For the Year Ended December 31,
	2021	2022
	RMB	RMB
Private label products	80,108,791	121,656,429
Ready to heat (“RTH”)	56,786,910	16,381,564
Ready to eat (“RTE”) & Plant Base	39,643,744	34,115,276
Ready to cook (“RTC”)	856,254	2,545,547
Fresh products	13,994,269	1,721,577
Total product revenues	191,389,968	176,420,393
Advertising service	3,413,183	870,580
Experience stores	2,131,324	428,051
Total service revenues	5,544,507	1,298,631
Revenues from collaborative arrangement	8,244,967	1,867,042
Total Revenues	205,179,442	179,586,066
Timing of revenue recognition	For the Year Ended December 31,
	2021	2022
	RMB	RMB
Revenue from goods or services transferred to customers at a point in time	195,708,493	177,315,343
Revenue from services transferred to customers over time	9,470,949	2,270,723
Total Revenues	205,179,442	179,586,066

In the following table, revenue is disaggregated by geographic location of customers’ headquarters.

Primary geographical markets (based on the location of customer)	For the Year Ended December 31,
	2021	2022
	RMB	RMB
Chinese mainland	202,640,466	174,700,347
Hong Kong	2,538,976	4,885,719
Total Revenues	205,179,442	179,586,066

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

24. REVENUES (cont.)

Contract Liabilities

As of December 31, 2021 and 2022, the amounts of contract liabilities are RMB2,069,565 and RMB6,293,066, respectively. Changes in the contract liabilities balances for the years ended December 31, 2021 and 2022 are as follows:

	For the Year Ended December 31,
	2021	2022
	RMB	RMB
Balance as of beginning of the year	2,425,916	2,069,565
Revenues recognized from opening balance of contract liabilities	(2,425,916)	(2,069,565)
Increase due to cash received	27,152,677	35,789,984
Revenues recognized from cash received during the year	(25,083,112)	(29,496,918)
Balance as of end of the year	2,069,565	6,293,066

The contract liabilities will be recognized as revenues when the Company fulfils its performance obligations to transfer the promised products or services to customers, which is expected to occur within one year.

The Company has elected the practical expedient to not disclose the information about remaining performance obligations which are part of contracts that have an original expected duration of one year or less.

25. COMMITMENTS AND CONTINGENCIES

Litigation and contingencies

The Company and its operations from time to time are, and in the future may be, parties to or targets of lawsuits, claims, investigations, and proceedings, including but not limited to acts of non-compliance with respect to lease contracts, which are handled and defended in the ordinary course of business. The Company may be unable to estimate the reasonably possible loss or a range of reasonably possible losses until developments in such matters have provided sufficient information to support an assessment of the range of possible loss, such as quantification of a damage demand from plaintiffs, discovery from other parties and investigation of factual allegations, rulings by the court on motions or appeals, or the progress of settlement negotiations. The Company accrues a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When a single amount cannot be reasonably estimated but the cost can be estimated within a range, the Company accrues the minimum amount. The Company expenses legal costs, including those expected to be incurred in connection with a loss contingency, as incurred.

As of December 31, 2021 and 2022, the Company was involved in various claims and legal actions arising in the ordinary course of business and RMB1.6 million was estimated to be probable to be paid and was included in “Accrued expenses and other current liabilities” in the consolidated balance sheet. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

26. RELATED PARTY TRANSACTIONS

Related party transactions

During the years ended December 31, 2021 and 2022, the related parties of the Company are as follows:

Name of parties	Relationship
Ms. Norma Ka Yin Chu	Founder, Chairman of the board
Ms. Katherine Shuk Kwan Lui	Chief Financial Officer
Mr. Samuel Derk Shuen Lim	Spouse of the Founder, shareholder of Voodoo

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

26. RELATED PARTY TRANSACTIONS (cont.)

During the years ended December 31, 2021 and 2022, the Company entered into the following related party transactions with related parties.

	For the Year Ended December 31,
	2021	2022
	RMB	RMB
Financing activities:
Loans borrowed from Ms. Katherine Shuk Kwan Lui	1,250,000	679,460
Loans borrowed from Mr. Samuel Derk Shuen Lim	17,671,752	8,951,618
Loans borrowed from Ms. Norma Ka Yin Chu	2,147,717	3,369,211
Repayment of Loans to Mr. Samuel Derk Shuen Lim	13,942,736	1,282,500
Repayment of Loans to Ms. Katherine Shuk Kwan Lui	2,091,640	500,000
Repayment of Loans to Ms. Norma Ka Yin Chu	393,934	314,294
Loan interests payable to Ms. Katherine Shuk Kwan Lui	41,333	2,765
Loan interests payable to Ms. Norma Ka Yin Chu	6,932	121,023
Loan interests payable to Mr. Samuel Derk Shuen Lim	600,920	284,323
Loan interests to Ms. Katherine Shuk Kwan Lui	83,415	2,334
Loan interests to Mr. Samuel Derk Shuen Lim	285,186	—

In October 2020, the Company borrowed HK$1,000,000 (equivalent to RMB841,640) with an interest rate of 5% per annum, another HK$1,000,000 (equivalent to RMB841,640) with an interest rate of 2% per annum and an interest-free loan of HK$1,000,000 (equivalent to RMB841,640) from Mr. Samuel Derk Shuen Lim. The company repaid HK$1,000,000 (equivalent to RMB841,640) in October 2020, HK$1,000,000 (equivalent to RMB832,100) in February 2021 and HK$1,000,000(equivalent to RMB841,640) in October 2021.

In October 2020, the Company borrowed HK$1,000,000 (equivalent to RMB841,640) with an interest rate of 5% per annum, from Ms. Katherine Shuk Kwan Lui, and the loan was fully repaid in February 2021.

In January 2021, the Company borrowed US$645,538 (equivalent to RMB4,170,240) with an interest rate of 5% per annum, from Mr. Samuel Derk Shuen Lim, and the loan was fully repaid in February 2021.

In May 2021, the Company borrowed an interest-free loan of RMB700,000 from Ms. Norma Ka Yin Chu and repaid RMB 230,000 in November 2021. Loan of RMB470,000 was outstanding at December 31, 2021 and 2022.

In July 2021, the Company borrowed HK$2,000,000 (equivalent to RMB1,683,280) with an interest rate of 5% per annum, another HK$900,000(equivalent to RMB757,476) with an interest rate of 5% per annum from Mr. Samuel Derk Shuen Lim. Both loans were fully repaid in October 2021.

In August 2021, the Company borrowed HK$1,766,215(equivalent to RMB1,447,717) with an interest rate of 3% per annum from Ms. Norma Ka Yin Chu. The Company repaid HK$200,000 (equivalent to RMB163,934) in October 2021, HK$20,000 (equivalent to RMB16,254) in April 2022, HK$200,000 (equivalent to RMB171,040) in June 2022 and HK$30,000 (equivalent to RMB27,000) in September 2022. Loan of HK$1,566,215 (equivalent to RMB1,280,537) and HK$1,316,215 (equivalent to RMB1,175,735) was outstanding as of December 31, 2021 and December 31, 2022, respectively.

In August 2021, the Company borrowed US$512,448 (equivalent to RMB3,267,213) with an interest rate of 5% per annum from Mr. Samuel Derk Shuen Lim and the loan was outstanding as of December 31, 2022.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

26. RELATED PARTY TRANSACTIONS (cont.)

In October 2021, the Company borrowed HK$3,900,000 (equivalent to RMB3,198,000) with an interest rate of 5% per annum from Mr. Samuel Derk Shuen Lim. The loan was fully repaid in October 2021.

In November 2021, the Company borrowed RMB2,135,543 with an interest rate of 3% per annum from Mr. Samuel Derk Shuen Lim and this loan payable was outstanding as of December 31, 2021 and 2022.

In November 2021, the Company borrowed RMB1,250,000 with an interest rate of 3% per annum from Ms. Katherine Shuk Kwan Lui. The loan was fully repaid in December 2021.

In December 2021, the Company borrowed HK$3,000,000 (equivalent to RMB2,460,000) with an interest rate of 2% per annum from Mr. Samuel Derk Shuen Lim. The loan was fully repaid in December 2021.

In January 2022, the Company borrowed HK$1,960,000 (equivalent to RMB1,592,108) with an interest rate of 3% per annum from Mr. Samuel Derk Shuen Lim and the loan was outstanding as of December 31, 2022.

In April 2022, the company borrowed an interest-free loan of RMB57,000 from Ms. Norma Ka Yin Chu. The loan was fully repaid in December 2022.

In April 2022, the company borrowed an interest free loan of HK$1,500,000 (equivalent to RMB1,200,850) from Mr. Samuel Derk Shuen Lim and fully repaid in July 2022.

In April 2022, the company borrowed an interest-free loan of HK$900,000(equivalent to RMB759,060) from Ms. Norma Ka Yin Chu and the loan was outstanding as of December 31, 2022.

In May 2022, the company borrowed RMB 500,000 with an interest rate of 5% per annum from Ms. Katherine Shuk Kwan Lui. The loan was fully repaid in June 2022.

In May 2022, the company borrowed HK$8,000,000 (equivalent to RMB6,916,800) included fully interest expense of HK$900,000 (equivalent RMB778,140) from Mr. Samuel Derk Shuen Lim, the company received HK$7,100,000 in total. Loan of HK$8,000,000 (equivalent to RMB7,146,160) was outstanding at December 31, 2022.

In August 2022, the company borrowed an interest-free loan of HK$910,000 (equivalent to RMB791,849) with an interest-free from Ms. Norma Ka Yin Chu and the loan was outstanding as of December 31, 2022.

In September 2022, the company borrowed an interest-free loan of RMB80,000 from Ms. Norma Ka Yin Chu, the company repaid RMB43,000 in December 2022. Loan of RMB37,000 was still outstanding at December 31, 2022.

In October 2022, the company borrowed an interest-free loan of HK$59,000 (equivalent to RMB53,436) with an interest-free from Ms. Norma Ka Yin Chu and the loan was outstanding as of December 31, 2022.

In October 2022, the company borrowed HK$1,800,000 (equivalent to RMB1,627,866) with an interest rate of 2% per annum from Ms. Norma Ka Yin Chu and the loan was outstanding as of December 31, 2022.

In December 2022, the company borrowed HK$200,000 (equivalent to RMB179,460) with an interest rate of 5% per annum from Ms. Katherine Shuk Kwan Lui and the loan was outstanding as of December 31, 2022.

Guarantees provided by related parties

In September 2020, Mr. Samuel Lim Derk Shuen provided a guarantee for free for a three-year term loan of HK$4,000,000 (equivalent to RMB3,362,716) borrowed by the Company.

In June 2021, Mr. Samuel Derk Shuen Lim provided a guarantee for free for an eight-year term loan of HK$2,000,000 (equivalent to RMB1,629,884) borrowed by the Company.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

26. RELATED PARTY TRANSACTIONS (cont.)

In September 2021, Ms. Norma Ka Yin Chu and Mr. Samuel Derk Shuen Lim provided a guarantee amount of US$10.0 million for a six-month loan of US$5.0 million (equivalent to RMB32,251,500) borrowed by the Company.

In December 2021, Ms. Norma Ka Yin Chu and Mr. Samuel Derk Shuen Lim provided a guarantee amount of US$6.0 million for a one-month loan of US$2.0 million (equivalent to RMB1,290,600) borrowed by the Company.

Related party balances

The outstanding balances mainly arising from the above transactions as of December 31, 2021 and 2022 are as follows:

	As of December 31,
	2021	2022
	RMB	RMB
Amounts due to Mr. Samuel Derk Shuen Lim	5,651,541	14,120,050
Amounts due to Ms. Norma Ka Yin Chu	1,760,715	5,096,559
Amounts due to Ms. Katherine Shuk Kwan Lui	—	179,101
Amounts due to related parties	7,412,256	19,395,710

During the years ended December 31, 2021 and 2022, loans due to shareholders were described in note 16.

27. RESTRICTED NET ASSETS

The Company’s subsidiaries incorporated in the PRC are required to annually appropriate 10% of their after-tax profit calculated in accordance with GAAP of the People’s Republic of China (“PRC GAAP”) to a general reserve fund unless such funds have reached 50% of their respective registered capital. The Company’s VIEs incorporated in the PRC are also required to annually appropriate 10% of their after-tax profit calculated in accordance with PRC GAAP to a statutory surplus fund unless such funds have reached 50% of their respective registered capital. In addition, the Company’s subsidiaries, the VIEs can also, at their discretion, appropriate the enterprise expansion fund and discretionary surplus fund, prior to payment of dividends. Furthermore, the Company’s subsidiaries, the VIEs cannot distribute dividends out of their respective registered capital without the prior governmental approvals. Except for the registered capital and statutory reserve requirements stated above, there is no other restriction on the net assets of the Company’s subsidiaries and the VIEs to satisfy any obligations of the Company.

The Company performed a test on the restricted net assets of consolidated subsidiaries and VIEs in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements”. The Company disclosed the parent-company-only condensed financial information in Note 28.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

28. CONDENSED FINANCIAL STATEMENTS OF THE COMPANY

(a)    Condensed Balance Sheets

	As of December 31,
	2021	2022
	RMB	RMB	US$
			Note 2(e)
ASSETS
Current assets
Cash and cash equivalents	7,791,447	23,066,336	3,358,719
Restricted cash	63,757,000	69,646,000	10,141,243
Amounts due from related parties	21,210,284	20,253,624	2,949,156
Prepayments and other current assets	8,826,824	—	—
Total current assets	101,585,555	112,965,960	16,449,118

Non-current assets
Long-term investment – PFI Foods (note 6)	49,289,160	21,744,509	3,166,246
Long-term investment – Good Food (note 6)	—	696,460	101,412
Total non-current assets	49,289,160	22,440,969	3,267,658
Total assets	150,874,715	135,406,929	19,716,776

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term bank borrowings	44,629,900	37,157,952	5,410,617
Shareholders’ loan, at amortized cost	13,409,206	15,122,654	2,202,029
Share of losses in excess of investments in subsidiaries and VIEs	18,359,545	49,689,927	7,235,414
Amounts due to related parties	2,257,268	2,257,268	328,684
Accrued expenses and other current liabilities	23,784,743	28,001,161	4,077,285
Convertible loans, at fair value	6,072,237	14,949,326	2,176,790
Convertible loans, at amortized cost	—	18,964,600	2,761,460
Total current liabilities	108,512,899	166,142,888	24,192,279

Non-current liabilities
Convertible loans, at fair value	—	3,897,606	567,535
Warrant liabilities	8,531,114	5,747,884	836,957
Option liability	17,632,261	12,762,104	1,858,306
Shareholders’ loan, at amortized cost	40,858,472	76,099,976	11,081,015
Convertible loans, at amortized cost	12,000,000	—	—
Other non-current liabilities	—	4,162,222	606,066
Total non-current liabilities	79,021,847	102,669,792	14,949,879
Total liabilities	187,534,746	268,812,680	39,142,158

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

28. CONDENSED FINANCIAL STATEMENTS OF THE COMPANY (cont.)

(a)    Condensed Balance Sheets

	As of December 31,
	2021	2022
	RMB	RMB	US$
			Note 2(e)
Mezzanine equity
Series A redeemable convertible preferred shares	64,034,764	78,343,351	11,407,675
Series A-1 redeemable convertible preferred shares	53,283,363	65,189,547	9,492,333
Series B redeemable convertible preferred shares	74,125,418	90,688,766	13,205,307
Series B-1 redeemable convertible preferred shares	82,034,938	100,365,667	14,614,373
Series B-2 redeemable convertible preferred shares	153,676,314	181,300,496	26,399,397
Series C redeemable convertible preferred shares	128,256,848	151,311,737	22,032,695
Series C-1 redeemable convertible preferred shares	594,462,509	701,320,497	102,120,173
Total mezzanine equity	1,149,874,154	1,368,520,061	199,271,953

Shareholders’ deficit
Class A ordinary shares	546,237	584,961	85,177
Class B ordinary shares	96,589	96,589	14,064
Series seed convertible preferred shares	58,565,485	58,565,485	8,527,795
Accumulated deficit	(1,283,142,300)	(1,478,040,573)	(215,219,374)
Accumulated other comprehensive loss	37,399,804	(83,132,274)	(12,104,997)
Total shareholders’ deficit	(1,186,534,185)	(1,501,925,812)	(218,697,335)
Total liabilities, mezzanine equity and shareholders’ deficit	150,874,715	135,406,929	19,716,776

(b)    Condensed Statements of Comprehensive Loss

	For the Year Ended December 31,
	2021	2022
	RMB	RMB	US$
			Note 2(e)
General and administrative expenses	(32,861,932)	(51,660,369)	(7,522,334)
Loss from operations	(32,861,932)	(51,660,369)	(7,522,334)
Interest expenses	(19,912,987)	(27,826,197)	(4,051,808)
Impairment loss for other equity investments accounted for using measurement alternative	—	(22,705,285)	(3,306,146)
Other expenses, net	(266,083,985)	—	—
Changes in fair value of financial instruments	(60,764,404)	(1,875,889)	(273,151)
Share of loss of subsidiaries and consolidated VIEs	(79,060,126)	(18,180,868)	(2,647,339)
Loss before income tax expenses	(458,683,434)	(122,248,608)	(17,800,778)
Net loss	(458,683,434)	(122,248,608)	(17,800,778)
Accretion of redeemable convertible preferred shares to redemption value	(381,218,518)	(109,089,609)	(15,884,677)
Net loss attributable to ordinary shareholders	(839,901,952)	(231,338,217)	(33,685,455)

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

28. CONDENSED FINANCIAL STATEMENTS OF THE COMPANY (cont.)

(c)     Condensed Statements of Cash flows

	For the Year Ended December 31,
	2021	2022
	RMB	RMB	US$
			Note 2(e)
Net cash used in operating activities	(25,175,497)	(2,356,633)	(343,153)
Net cash used in investing activities	(62,413,924)	(348,230)	(50,706)
Net cash provided by financing activities	141,201,960	23,868,752	3,475,560
Net increase in cash, cash equivalents and restricted cash	53,612,539	21,163,889	3,081,701
Cash, cash equivalents and restricted cash at the beginning of the year	17,935,908	71,548,447	10,418,261
Cash, cash equivalents and restricted cash at the end of the year	71,548,447	92,712,336	13,499,962

29. SUBSEQUENT EVENTS

Management has considered subsequent events through June 15, 2023, which was the date the consolidated financial statements were issued.

Extension of the redemption date of Redeemable Convertible Preferred Shares

In June 2023, all but six investors of the Company’s Redeemable Convertible Preferred Shares signed further confirmation letters that they will not exercise their redemption rights at any time on or before January 1, 2025.

Extension of February 2021 Shareholders Loan

In June 2023, all but three holders of February 2021 Shareholders Loan signed loan extension agreements with the Company that the repayment date shall be extended to January 1, 2025.

Purchase Agreement of 100% interest of Shanghai Yuli Development Limited

On April 1, 2023, SH DDC and the Company entered into a purchase agreement with Mr. Zhang Yi, Ms. Shen Zhouzhou and Ms. Chen Di, to acquire 51% equity interest of Shanghai Yuli Development Limited (“Yuli”) for cash of RMB4.1 million. In addition, the Company will issue share options of DDC equivalent to a value of approximately RMB24.5 million. The number of share options is subject to adjustments, based on certain performance targets to be achieved during the performance period. Yuli is principally engaged in sales of RTC and RTE product giftboxes. The acquisition of Yuli is expected to give the Company access to a wide range of new offline enterprise customers.

Purchase Agreement of 100% interest of PDD Stores.

On April 30, 2023, SH DDC entered into a purchase agreement with four entities controlled by Mr. Liao Xuefeng, (together as “the Sellers”) to acquire 100% interest in four online stores on Pinduoduo platform (“collectively referred to as PDD Stores”), for cash of approximately RMB402,755, subject to adjustments during the subsequent performance periods . PDD Stores are principally engaged in online sales of self-heated hotpots. This acquisition enables the Company to expand its custom traffic through a wide range of online channels and broadens the source of income of the Company.

Purchase Agreement of 100% interest of Cook San Francisco, LLC.

On May 26, 2023, the Company entered into a purchase agreement with Ms. Nona Lim and other selling shareholders to acquire 100% interest in Cook San Francisco, LLC., for cash of US$1,977,516, and shares of DDC equivalent to a value of approximately US$1,318,374. Cook San Francisco, LLC. operates the brand “Nona Lim”, an Asian food brand sells RTC product based in USA. This acquisition enables the Company to expand its customer base into the US market.

DDC ENTERPRISE LIMITED
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	Note	As of December 31, 2022	As of March 31, 2023
		RMB	RMB	US$
				Note 1(c)
ASSETS
Current assets
Cash and cash equivalents	1(d)	26,801,767	18,102,002	2,635,856
Restricted cash	1(d)	70,102,863	69,194,629	10,075,518
Accounts receivable, net	2	26,906,994	20,563,972	2,994,346
Inventories	3	6,115,553	5,066,567	737,749
Prepayments and other current assets, net	4	25,714,888	18,888,438	2,750,370

Total current assets		155,642,065	131,815,608	19,193,839

Non-current assets
Long-term investments	5	22,440,969	21,798,047	3,174,041
Property, plant and equipment, net		509,169	611,062	88,978
Operating lease right-of-use assets	10	6,132,812	7,330,351	1,067,382
Intangible assets, net	6	17,439,892	16,767,132	2,441,483
Goodwill		18,769,688	18,769,688	2,733,078
Other non-current assets, net	7	34,443,178	43,767,681	6,373,068

Total non-current assets		99,735,708	109,043,961	15,878,030

Total assets		255,377,773	240,859,569	35,071,869

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term bank borrowings	8	54,830,623	58,298,963	8,488,986
Current portion of long-term bank borrowings	8	2,020,480	1,413,182	205,775
Accounts payable		17,046,154	13,599,100	1,980,182
Contract liabilities	17	6,293,066	5,994,559	872,875
Shareholder loans, at amortized cost	12	19,522,986	39,114,603	5,695,527
Amounts due to related parties	19	19,395,710	18,194,302	2,649,296
Accrued expenses and other current liabilities (including accrued expenses and other current liabilities of VIEs without recourse to the Company of RMB8,219,721 and RMB8,371,961 as of December 31, 2022 and March 31, 2023, respectively)	9	107,356,680	108,056,549	15,734,251
Current portion of operating lease liabilities	10	1,413,110	2,207,458	321,431
Convertible loans, at fair value	12	14,949,326	14,749,919	2,147,755
Convertible loans, at amortized cost	12	18,964,600	3,435,850	500,299

Total current liabilities		261,792,735	265,064,485	38,596,377

DDC ENTERPRISE LIMITED
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS — (Continued)

	Note	As of December 31, 2022	As of March 31, 2023
		RMB	RMB	US$
				Note 1(c)
Non-current liabilities
Long-term bank borrowings	8	1,671,084	1,480,334	215,553
Operating lease liabilities	10	4,824,198	5,161,940	751,637
Warrant liabilities	14	5,747,884	5,671,213	825,793
Option liability	14	12,762,104	—	—
Shareholder loans, at amortized cost	12	76,099,976	55,232,855	8,042,527
Convertible loans, at fair value	12	3,897,606	3,845,616	559,965
Convertible loans, at amortized cost	12	—	15,435,850	2,247,634
Deferred tax liabilities		3,399,427	2,942,723	428,494
Other non-current liabilities	13	4,162,222	5,723,055	833,341

Total non-current liabilities		112,564,501	95,493,586	13,904,944

Total liabilities		374,357,236	360,558,071	52,501,321
Commitments and contingencies (Note 18)

Mezzanine equity
Series A redeemable convertible preferred shares (US$0.001 par value; 11,599,000 shares authorised, issued and outstanding as of December 31, 2022 and March 31, 2023, redemption value of RMB78,343,351 and RMB79,488,830 as of December 31, 2022 and March 31, 2023; liquidation value of RMB78,343,351 and RMB79,488,830 as of December 31, 2022 and March 31, 2023, respectively)	11	78,343,351	79,488,830	11,574,470
Series A-1 redeemable convertible preferred shares (US$0.001 par value; 4,431,000 shares authorised, issued and outstanding as of December 31, 2022 and March 31, 2023, redemption value of RMB65,189,547 and RMB66,142,703 as of December 31, 2022 and March 31, 2023; liquidation value of RMB65,189,547 and RMB66,142,703 as of December 31, 2022 and March 31, 2023, respectively)	11	65,189,547	66,142,703	9,631,123
Series B redeemable convertible preferred shares (US$0.001 par value; 3,644,000 shares authorised, issued and outstanding as of December 31, 2022 and March 31, 2023, redemption value of RMB90,688,766 and RMB92,014,750 as of December 31, 2022 and March 31, 2023; liquidation value of RMB90,688,766 and RMB92,014,750 as of December 31, 2022 and March 31, 2023, respectively)	11	90,688,766	92,014,750	13,398,385

DDC ENTERPRISE LIMITED
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS — (Continued)

	Note	As of December 31, 2022	As of March 31, 2023
		RMB	RMB	US$
				Note 1(c)
Series B-1 redeemable convertible preferred shares (US$0.001 par value; 3,661,000 shares authorised, issued and outstanding as of December 31, 2022 and March 31, 2023, redemption value of RMB100,365,667 and RMB101,833,145 as December 31, 2022 and March 31, 2023; liquidation value of RMB100,365,667 and RMB101,833,145 as of December 31, 2022 and March 31, 2023, respectively)	11	100,365,667	101,833,145	14,828,054
Series B-2 redeemable convertible preferred shares (US$0.001 par value; 7,275,817 shares authorised, 6,200,412 shares issued and outstanding as of December 31, 2022 and March 31, 2023, redemption value of RMB181,300,496 and RMB182,309,156 as of December 31, 2022 and March 31, 2023; liquidation value of RMB181,300,496 and RMB182,309,156 as of December 31, 2022 and March 31, 2023, respectively)	11	181,300,496	182,309,156	26,546,269
Series C redeemable convertible preferred shares (US$0.001 par value; 10,464,200 shares authorised, 4,646,530 shares issued and outstanding as of December 31, 2022 and March 31, 2023, redemption value of RMB151,311,737 and RMB152,153,559 as of December 31, 2022 and March 31, 2023; liquidation value of RMB151,311,737 and RMB152,153,559 as of December 31, 2022 and March 31, 2023, respectively)	11	151,311,737	152,153,559	22,155,274
Series C-1 redeemable convertible preferred shares (US$0.001 par value; 43,730,524 shares authorized, 37,935,025 shares issued and outstanding as of December 31, 2022 and March 31, 2023, redemption value of RMB701,320,497 and RMB705,222,272 as of December 31, 2022 and March 31, 2023; liquidation value of RMB701,320,497 and RMB705,222,272 as of December 31, 2022 and March 31, 2023, respectively)	11	701,320,497	705,222,272	102,688,315

Total mezzanine equity		1,368,520,061	1,379,164,415	200,821,890

DDC ENTERPRISE LIMITED
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS — (Continued)

	Note	As of December 31, 2022	As of March 31, 2023
		RMB	RMB	US$
				Note 1(c)
Shareholders’ deficit
Class A ordinary shares (US$0.001 par value per share, 883,970,459 shares authorized as of December 31, 2022 and March 31, 2023, 90,212,415 shares issued and outstanding as of December 31, 2022 and March 31, 2023, respectively)		584,961	584,961	85,177
Class B ordinary shares (US$0.001 par value per share, 14,000,000 shares authorised, issued and outstanding as of December 31, 2022 and March 31, 2023, respectively)		96,589	96,589	14,064
Series seed convertible preferred shares (US$0.001 par value, 17,224,000 shares authorised, issued and outstanding as of December 31, 2022 and March 31, 2023, liquidation value of RMB37,307,022 and RMB 36,809,388 as of December 31, 2022 and March 31, 2023, respectively)		58,565,485	58,565,485	8,527,795
Accumulated deficit		(1,478,040,573)	(1,508,977,328)	(219,724,114)
Accumulated other comprehensive loss		(83,132,274)	(64,526,486)	(9,395,784)
Total shareholders’ deficit attributable to DDC Enterprise Limited		(1,501,925,812)	(1,514,256,779)	(220,492,862)

Non-controlling interest		14,426,288	15,393,862	2,241,520

Total shareholders’ deficit		(1,487,499,524)	(1,498,862,917)	(218,251,342)

Total liabilities, mezzanine equity and shareholders’ deficit		255,377,773	240,859,569	35,071,869

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

DDC ENTERPRISE LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

		For the Three Months Ended March 31,
	Note	2022	2023
		RMB	RMB	US$
				Note 1(c)
Revenues:
Product revenues	17	36,094,868	42,891,065	6,245,423
Service revenues	17	344,880	106,069	15,445
Revenues from collaborative arrangements	17	438,446	—	—
Total revenues		36,878,194	42,997,134	6,260,868

Cost of products		(28,073,208)	(32,074,224)	(4,670,369)
Cost of services		(139,555)	(52,693)	(7,673)
Total cost of revenues		(28,212,763)	(32,126,917)	(4,678,042)

Gross profit		8,665,431	10,870,217	1,582,826

Operating expenses:
Fulfilment expenses		(5,037,639)	(1,528,241)	(222,529)
Sales and marketing expenses		(6,442,805)	(4,512,564)	(657,080)
General and administrative expenses		(10,465,021)	(13,090,029)	(1,906,056)
Share based compensation	13	—	(1,560,833)	(227,275)
Total operating expenses		(21,945,465)	(20,691,667)	(3,012,940)

Loss from operations		(13,280,034)	(9,821,450)	(1,430,114)

Interest expenses		(17,971,034)	(3,717,723)	(541,342)
Interest income		100,967	589,469	85,833
Foreign currency exchange gain, net		176,238	163,486	23,805
Other income		999,957	30,244	4,404
Changes in fair value of financial instruments	14	—	12,572,815	1,830,744

Loss before income tax benefit/(expense)		(29,973,906)	(183,159)	(26,670)

Income tax benefit/(expense)	15	406,153	(829,764)	(120,823)
Net loss		(29,567,753)	(1,012,923)	(147,493)

Accretion of redeemable convertible preferred shares to redemption value	11	(24,434,312)	(28,855,138)	(4,201,633)
Net loss attributable to ordinary shareholders		(54,002,065)	(29,868,061)	(4,349,126)

Net (loss)/income attributable to non-controlling interest		(1,029,191)	967,574	140,890

Net loss attributable to ordinary shareholders of DDC Enterprise Limited		(52,972,874)	(30,835,635)	(4,490,016)

DDC ENTERPRISE LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023 — (Continued)

		For the Three Months Ended March 31,
	Note	2022	2023
		RMB	RMB	US$
				Note 1(e)
Other comprehensive income, net of nil income taxes:
Foreign currency translation adjustment, net of nil income taxes		5,102,817	18,605,788	2,709,213
Total other comprehensive income		5,102,817	18,605,788	2,709,213

Comprehensive loss:		(48,899,248)	(11,262,273)	(1,639,913)
Comprehensive (loss)/income attributable to non-controlling interests		(1,029,191)	967,574	140,890

Comprehensive loss attributable to DDC Enterprise Limited		(47,870,057)	(12,229,847)	(1,780,803)

Net loss per ordinary share
– Basic and diluted – Class A	16	(0.63)	(0.34)	(0.05)
– Basic and diluted – Class B		—	—	—

Weighted average number of ordinary shares outstanding used in computing net loss per ordinary share
– Basic and diluted – Class A	16	84,426,607	90,212,415	90,212,415
– Basic and diluted – Class B		14,000,000	14,000,000	14,000,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

DDC ENTERPRISE LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE THREE MONTHS ENDED MARCH 31, 2022

	Class A ordinary shares		Class B ordinary shares		Series seed convertible preferred shares		Accumulated deficit	Accumulated other comprehensive income	Total DDC shareholders’ deficit	Non-redeemable non-controlling interest	Total shareholders’ deficit
	Shares	Amount	Shares	Amount	Shares	Amount
		RMB		RMB		RMB	RMB	RMB	RMB	RMB	RMB
Balance as of January 1, 2022	84,426,607	546,237	14,000,000	96,589	17,224,000	58,565,485	(1,283,142,300)	37,399,804	(1,186,534,185)	236,672	(1,186,297,513)
Business combination	—	—	—	—	—	—	—	—	—	1,744,476	1,744,476
Accretion of redeemable convertible preferred shares	—	—	—	—	—	—	(24,434,312)	—	(24,434,312)	—	(24,434,312)
Net loss	—	—	—	—	—	—	(28,538,562)	—	(28,538,562)	(1,029,191)	(29,567,753)
Foreign currency translation adjustment, net of nil income taxes	—	—	—	—	—	—	—	5,102,817	5,102,817	—	5,102,817
Balance as of March 31, 2022	84,426,607	546,237	14,000,000	96,589	17,224,000	58,565,485	(1,336,115,174)	42,502,621	(1,234,404,242)	951,957	(1,233,452,285)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DDC ENTERPRISE LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE THREE MONTHS ENDED MARCH 31, 2023

	Class A ordinary shares		Class B ordinary shares		Series seed convertible preferred shares		Accumulated deficit	Accumulated other comprehensive (loss)/income	Total DDC shareholders’ deficit	Non-redeemable non-controlling interest	Total shareholders’ deficit
	Shares	Amount	Shares	Amount	Shares	Amount
		RMB		RMB		RMB	RMB	RMB	RMB	RMB	RMB
Balance as of December 31, 2022	90,212,415	584,961	14,000,000	96,589	17,224,000	58,565,485	(1,478,040,573)	(83,132,274)	(1,501,925,812)	14,426,288	(1,487,499,524)
Impact of adoption of credit losses guidance	—	—	—	—	—	—	(101,120)	—	(101,120)	—	(101,120)
Balance as of January 1, 2023	90,212,415	584,961	14,000,000	96,589	17,224,000	58,565,485	(1,478,141,693)	(83,132,274)	(1,502,026,932)	14,426,288	(1,487,600,644)
Accretion of redeemable convertible preferred shares	—	—	—	—	—	—	(28,855,138)	—	(28,855,138)	—	(28,855,138)
Net (loss)/profit	—	—	—	—	—	—	(1,980,497)	—	(1,980,497)	967,574	(1,012,923)
Foreign currency translation adjustment, net of nil income taxes	—	—	—	—	—	—	—	18,605,788	18,605,788	—	18,605,788
Balance as of March 31, 2023	90,212,415	584,961	14,000,000	96,589	17,224,000	58,565,485	(1,508,977,328)	(64,526,486)	(1,514,256,779)	15,393,862	(1,498,862,917)
Balance as of March 31, 2023 (US$) Note 1(c)	90,212,415	85,177	14,000,000	14,064	17,224,000	8,527,795	(219,724,114)	(9,395,784)	(220,492,862)	2,241,520	(218,251,342)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DDC ENTERPRISE LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

	For the Three Months Ended March 31,
	2022	2023
	RMB	RMB	US$
			Note 1(c)
Operating activities:
Net loss	(29,567,753)	(1,012,923)	(147,493)
Adjustments to reconcile net loss to net cash provided by operating activities
Accretion of interest expenses on loans at amortized cost	15,986,382	—	—
Accretion of interest expenses on cash consideration payable for Lishang acquisition	—	83,588	12,171
Depreciation and amortization	1,055,564	709,442	103,303
Allowance of accounts receivable	536,920	563,398	82,037
Allowance of other current assets	—	27,500	4,004
Write down of inventories to net realizable value	—	44,533	6,485
Unrealized foreign currency exchange gain, net	(176,238)	(163,486)	(23,805)
Changes in fair value of financial instruments	—	(12,572,815)	(1,830,744)
Changes in fair value of contingent consideration payables	(92,796)	—	—
Share-based compensation	—	1,560,833	227,275
Deferred tax benefit	(614,628)	(456,704)	(66,501)

Changes in assets and liabilities, net of effects from business combination:
Accounts receivable	(1,520,178)	5,724,658	833,575
Inventories	3,271,858	1,004,453	146,260
Prepayments and other current assets	2,499,383	7,425,809	1,081,282
Other non-current assets	25,000	(9,370,657)	(1,364,473)
Accounts payable	1,296,722	(3,447,054)	(501,930)
Contract liabilities	(566,011)	(298,507)	(43,466)
Operating lease	782,653	(65,449)	(9,530)
Accrued expenses and other current liabilities	(2,046,502)	(1,774,322)	(258,361)

Net cash used in operating activities	(9,129,624)	(12,017,703)	(1,749,911)

Investing activities:
Purchase of property and equipment	(62,437)	(146,363)	(21,312)
Payment of consideration payable resulted from acquisition of Lishang	—	(1,000,000)	(145,611)
Cash acquired in business combinations	151,470	—	—
Payment of other investment activities	—	(626,859)	(91,278)

Net cash provided by/(used in) investing activities	89,033	(1,773,222)	(258,201)

DDC ENTERPRISE LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023 — (Continued)

	For the Three Months Ended March 31,
	2022	2023
	RMB	RMB	US$
			Note 1(c)
Financing activities:
Proceeds from short-term bank borrowings	—	6,000,000	873,668
Repayment of short-term bank borrowings	(3,803,319)	(2,762,111)	(402,195)
Proceeds from related parties’ loans	1,592,108	—	—
Repayment of related parties’ loans	—	(1,196,695)	(174,252)
Issuance of convertible loans, net of issuance costs	3,174,100	—	—
Proceeds from loans from employees and individuals	1,209,488	10,833,200	1,577,436
Repayment of loans from employees and individuals	(897,633)	(6,586,381)	(959,051)
Settlement of contingent payable for acquisition of Mengwei Stores	(585,473)	(551,641)	(80,325)

Net cash provided by financing activities	689,271	5,736,372	835,281

Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	(236,440)	(1,553,446)	(226,202)

Net decrease in cash, cash equivalents and restricted cash	(8,587,760)	(9,607,999)	(1,399,033)

Cash, cash equivalents and restricted cash at the beginning of the year	77,250,501	96,904,630	14,110,407

Cash, cash equivalents and restricted cash at the end of the period	68,662,741	87,296,631	12,711,374

Supplemental information
Interest expenses paid	(896,607)	(1,689,655)	(246,033)
Income tax paid	—	—	—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of DDC Enterprise Limited (“DDC” or the “Parent”), its subsidiaries and Variable Interest Entities (“VIEs”) (collectively referred to as the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The consolidated balance sheet as of December 31, 2022 was derived from the audited consolidated financial statements of the Company. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company as of and for the year ended December 31, 2022.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair statement of the financial position as of March 31, 2023, the results of operations and cash flows for the three months ended March 31, 2022 and 2023, have been made.

The preparation of the unaudited condensed consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet dates, and the reported revenues and expenses during the reported periods. Significant accounting estimates include, but are not limited to, valuation allowance for deferred tax assets, assessment for impairment of long-lived assets, allowance for credit losses, lower of cost and net realizable value of inventories, useful lives of property, plant and equipment, commitments and contingencies, the valuation and recognition of share-based compensation arrangements and the fair value of financial instruments including redeemable convertible preferred shares, convertible loans, warrant liabilities, option liability, shareholders’ loans, and the purchase price allocation with respect to business combinations. Actual results could differ from those estimates, and as such, differences may be material to the unaudited condensed consolidated financial statements.

The accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, substantial doubt about the Company’s ability to continue as a going concern exists.

For the three months ended March 31,2023, the Company incurred a loss from operations of RMB9.8 million, and net cash used in operating activities of RMB12.0 million. As of March 31, 2023, the Company had net current liabilities (current assets less current liabilities) of RMB133.2 million, an accumulated deficit of RMB1.5 billion and cash, cash equivalents and restricted cash of RMB87.3 million. The Company will require additional liquidity to continue its operations over the next 12 months.

The Company is evaluating strategies to obtain the required additional funding for future operations. These strategies may include, but are not limited to, obtaining equity financing, issuing debt or entering into other financing arrangements, obtaining agreements with the existing investors to extend the due dates for outstanding debt and the redemption dates of redeemable equity securities. In addition, the Company plans to diversify revenue streams and implement cost saving measures to grow revenues and decrease expenses. However, the Company may be unable to access further equity or debt financing when needed. As such, there can be no assurance that the Company will be able to obtain additional liquidity when needed or under acceptable terms, if at all.

The unaudited condensed consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if the Company were unable to continue as a going concern.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(b) Summary financial information of the Company’s VIEs in the unaudited condensed consolidated financial statements

Some operations of the Company are conducted through variable interest entities (“VIEs”) and VIEs’ subsidiaries in order to comply with certain PRC laws and regulations. The Company consolidated its VIEs and VIE’s subsidiaries as one of the Company’s subsidiaries is the primary beneficiary which is able to exercise effective control over, bear the risks of, and enjoy substantially all of the economic benefits of the VIEs as a result of certain contractual agreements. On April 1, 2022, the Company terminated VIE arrangements with two of its VIEs, Farm Entities and Weishi, and deconsolidated these VIEs on April 1, 2023. As of December 31, 2022 and March 31, 2023, the Company had VIE arrangements with one VIE which engages in the online sales of self-heated hotpots through a number of online stores (“Mengwei Stores”).

The following unaudited condensed consolidated assets and liabilities information of the Company’s VIEs as of December 31, 2022 and March 31, 2023, and unaudited condensed consolidated revenues, net loss and cash flow information for three months ended March 31, 2022 and 2023, have been included in the accompanying unaudited condensed consolidated financial statements.

	As of December 31, 2022	As of March 31, 2023
	RMB	RMB
Cash and cash equivalents	352,291	153,233
Accounts receivable, net	79,656	—
Inventories	83,516	34,102
Prepayments and other current assets, net	3,037,886	3,698,244
Total current assets	3,553,349	3,885,579
Other non-current assets, net	3,374,338	2,860,052
Total assets	6,927,687	6,745,631

Accrued expenses and other current liabilities	8,219,721	8,371,961

Total current liabilities	8,219,721	8,371,961

Total liabilities	8,219,721	8,371,961

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	For the Three Months Ended March 31,
	2022	2023
	RMB	RMB
Revenues	5,755,346	1,169,374
Cost of Revenue	(4,316,555)	(746,353)
Gross profit	1,438,791	423,021

Operating expenses:
Fulfilment expenses	(1,223,978)	(281,869)
Sales and marketing expenses	(2,086,836)	(71,378)
General and administrative expenses	(804,118)	(404,155)
Loss from operations	(2,676,141)	(334,381)

Interest expenses	(82,441)	—
Interest income	2,189	77
Other income	439,112	8
Loss before income tax expense	(2,317,281)	(334,296)
Income tax expense	—	—
Net loss	(2,317,281)	(334,296)
	For the Three Months Ended March 31,
	2022	2023
	RMB	RMB
Net cash used in operating activities	(1,957,038)	(199,058)
Net cash and cash equivalents used in investing activities	(8,550)	—
Net cash and cash equivalents provided by financing activities	1,284,986	—
Net decrease in cash and cash equivalents	(680,602)	(199,058)
Cash and cash equivalents at the beginning of the year	1,116,284	352,291
Cash and cash equivalents at the end of the period	435,682	153,233

(c) Convenience Translation

Translations of the unaudited condensed consolidated financial statements from RMB into US$ as of and for the three months ended March 31, 2023 are solely for the convenience of the readers and were calculated at the rate of US$1.00 = RMB6.8676, representing the noon buying rate in The City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York on March 31, 2023. No representation is made that the RMB amounts could have been, or could be, converted, realized or settled into US$ at that rate on March 31, 2023, or at any other rate.

(d) Concentration and Risk

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist principally of cash and cash equivalents, restricted cash, accounts receivable, net, other receivables, short-term and long-term deposits, receivables of supplier rebates, prepayments and other receivables due from YJW and KeKe.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s investment policy requires cash, cash equivalents and restricted cash to be placed with high quality financial institutions and to limit the amount of credit risk from any one institution. The Company regularly evaluates the credit standing of the counterparties or financial institutions.

Cash and cash equivalents are deposited into financial institutions at locations below:

	As of December 31, 2022	As of March 31, 2023
	RMB	RMB
Cash on hand	3,028	3,245
Cash balances include deposits in:
Financial institutions in Chinese mainland
– Denominated in the US$	963	951
– Denominated in the RMB	2,782,933	2,612,184
Total cash balances held at the PRC financial institutions	2,783,896	2,613,135
Online and mobile financial institutions in Chinese mainland
– Denominated in the RMB	499,147	281,677
Total cash and cash equivalents held at online and mobile financial institutions	499,147	281,677
Financial institutions in Hong Kong
– Denominated in the US$	23,061,616	15,044,777
– Denominated in the HK$	452,540	157,628
– Denominated in the RMB	1,540	1,540
Total cash balances held at Hong Kong financial institutions	23,515,696	15,203,945
Total cash and cash equivalent balances held at financial institutions	26,798,739	18,098,757
Total cash and cash equivalent balances	26,801,767	18,102,002

Cash that is restricted for withdrawal or use is reported separately on the face of the unaudited condensed consolidated balance sheets.

As of December 31, 2022 and March 31, 2023, the Company had a fixed deposit of US$10,000,000 (equivalent to RMB69.6 million and RMB68.7 million, respectively) as a compensating balance for a loan facility (note 8). In order to maintain the loan facility, the management will not withdraw this fixed deposit and therefore based on the company’s statements of intention, this deposit shall be included as restricted cash. As of December 31, 2022 and March 31, 2023, due to certain closed and pending legal proceedings, bank accounts with the balances of RMB456,863 and RMB477,629, respectively, were frozen by the banks. Liabilities related to such legal proceedings were recorded in “Accrued expenses and other current liabilities” in the unaudited condensed consolidated balance sheets as it is probable that the liabilities have been incurred and the amount of loss can be reasonably estimated.

	As of December 31, 2022	As of March 31, 2023
	RMB	RMB
Restricted Cash balances in:
Financial institutions in Chinese mainland
– Denominated in the RMB	456,863	477,629
Financial institutions in Hong Kong
– Denominated in the US$	69,646,000	68,717,000
Total Restricted Cash balances	70,102,863	69,194,629

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounts receivable, net, derived from product sales and provision of services on the Company’s E-commerce platforms and retail stores, as well as other receivables, deposits and other current assets (note 4), are exposed to credit risk. The assessment of the counterparties’ creditworthiness is primarily based on past history of making payments when due and current ability to pay, taking into account information specific to the counterparties as well as pertaining to the economic environment in which the counterparties operate. Based on this analysis, the Company determines what credit terms, if any, to offer to each counter party individually. If the assessment indicates a likelihood of collection risk, the Company will not deliver the services or sell the products to or through the counterparties or require the counterparties to pay cash in time to secure payment.

Concentration of customers and suppliers

No customer individually represents greater than 10.0% of total revenues of the Company for the three months ended March 31, 2022 and 2023.

Three customers represent greater than 10.0% of total accounts receivable, net balance of the Company as of December 31, 2022 and March 31, 2023, respectively. Accounts receivable, net balances from these customers are as follows:

	As of December 31, 2022	As of March 31, 2023
	proportion of total accounts receivable, net balance	proportion of total accounts receivable, net balance
Customer A	17.0%	14.8%
Customer B	20.6%	11.9%
Customer C	11.4%	15.4%

The Company conducts credit evaluations on its customers and generally does not require collateral or other security from such customers.

Two suppliers and four suppliers represent greater than 10.0% of total purchases for the three months ended March 31, 2022 and 2023, respectively. Purchase amounts from the supplier for the three months ended March 31, 2022 and 2023 are as follows:

	For the Three Months Ended March 31,
	2022	2023
	proportion of total purchases	proportion of total purchases
Supplier A	52.8%	*
Supplier B	14.2%	10.8%
Supplier C	*	26.1%
Supplier D	*	20.5%
Supplier E	*	16.1%

____________

*        Less than 10.0% of the Company’s purchase amounts in the respective years.

Although there are a limited number of providers of products, management believes that other providers could provide similar products on comparable terms. A change in suppliers, however, could cause negative impact on the business operation and a possible loss of sales, which would affect operating results adversely.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Interest rate risk

The Company’s borrowings bear interests at fixed and floating rates. If the Company were to renew these borrowings, the Company might be subject to interest rate risk.

Foreign currency exchange rate risk

In July 2005, the PRC government changed its decades-old policy of pegging the value of the RMB to the US$. Since June 2010, the RMB has fluctuated against the US$, at times significantly and unpredictably. It is difficult to predict how market forces or the government policy may impact the exchange rate between the RMB and the US$ in the future.

(e) Expected Credit Losses

In 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (ASC 326), which amends previously issued guidance regarding the impairment of financial instruments by creating an impairment model that is based on expected losses. The Company adopted ASC 326 on January 1, 2023 using a modified retrospective approach with the cumulative effect recorded as increase of accumulated deficit by RMB101,120.

The Company’s accounts receivable, other receivables, short-term and long-term deposits, receivables of supplier rebates, prepayments and other receivables due from YJW and KeKe are within the scope of ASC 326. The Company has identified the relevant risk characteristics of its customers and the related receivables and other receivables which include size, type of the services or the products the Company provides, or a combination of these characteristics. Receivables with similar risk characteristics have been grouped into pools. For each pool, the Company considers the historical credit losses experience, current economic conditions, supportable forecasts of future economic conditions, and any recoveries in assessing the lifetime expected credit losses. Other key factors that influence the expected credit losses analysis include customer demographics, payment terms offered in the normal course of business to customers, and industry-specific factors that could impact the Company’s receivables. Additionally, external data and macroeconomic factors are also considered. This is assessed at each quarter based on the Company’s specific facts and circumstances.

The Company considers historical credit loss rates for each category of deposits and other receivables and also considers forward looking macroeconomic data in making its loss accrual determinations. The Company considers specific credit loss provisions on a case-by-case basis for particular aged receivable balances.

(f) Segment Reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decisionmaker (“CODM”). The CODM, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the chief executive officer (“CEO”). Prior to the deconsolidation of the Company’s VIEs, Farm entities and Weishi on April 1, 2023, the Company’s CODM assesses performance and allocates resources based on two operating segments: Merchandise sales and fresh agriculture produce.

•        Merchandise:    Merchandise segment includes sales of Convenient ready-to-cook (“RTC”) and ready-to-heat (“RTH”), Private label products, Advertising services and Experience stores to third parties and individual customers.

•        Fresh products:    Fresh products segment includes fresh products sold to supermarkets and other third parties. This reporting segment was discontinued since April 1, 2022 due to the deconsolidation of Farm Entities.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Since the deconsolidation of Farm Entities from April 1, 2022, there is only one operating segment remaining.

The Company does not include intercompany transactions between segments for management reporting purposes. In general, revenues, cost of revenues and operating expenses are directly attributable, or are allocated, to each segment. The Company allocates costs and expenses that are not directly attributable to a specific segment, to different segments mainly based on usage, depending on the nature of the relevant costs and expenses. The Company currently does not allocate the assets to its segments, as its CODM does not use such information to allocate resources or evaluate the performance of the operating segments. The Company currently does not allocate other long-lived assets to the geographic operations as most of the Company’s long-lived assets are located in the PRC. In addition, most of the Company’s revenue is derived from within the PRC. Therefore, no geographical information is presented.

The Company’s segment operating performance measure is segment adjusted net loss, which represents net income or loss before (a) depreciation of property, plant and equipment and amortization of intangible assets, and (b) interest income, interest expenses, other income and income tax benefit. The following table presents information about adjusted net loss and a reconciliation from the segment adjusted net loss to total consolidated loss from operations for the three months ended March 31, 2022:

For the Three Months Ended March 31, 2022
RMB
Revenues:
Merchandise	35,156,617
Fresh products	1,721,577

Total segment revenues	36,878,194
For the Three Months Ended March 31, 2022
RMB
Adjusted net loss:
Merchandise	(10,372,202)
Fresh products	(1,315,348)

Total adjusted net loss	(11,687,550)

Depreciation and amortization expenses – Merchandise	(930,372)
Depreciation expenses – Fresh products	(125,192)
Unallocated allowance of accounts receivable	(536,920)
Unallocated interest expenses	(17,971,034)
Unallocated interest income	100,967
Unallocated foreign currency exchange gain, net	176,238
Unallocated other income	999,957

Total unaudited condensed consolidated loss before income tax benefit	(29,973,906)

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

2. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of December 31, 2022	As of March 31, 2023
	RMB	RMB
Accounts receivable	26,906,994	20,939,553
Less: allowance for credit losses	—	(375,581)

Accounts receivable, net	26,906,994	20,563,972

The movement of the allowances for credit losses are as follows:

For the Three Months Ended March 31, 2023
RMB
Beginning balance prior to ASC 326	—
Impact of adoption of ASC 326	(101,120)

Balance as of January 1, 2023	(101,120)

Current period provision	(563,398)
Write-offs	242,783
Reclass to other non-current assets	46,154

Balance as of March 31, 2023	(375,581)

3. INVENTORIES

Inventories consisted of the following:

	As of December 31, 2022	As of March 31, 2023
	RMB	RMB
Merchandise available for sale	6,115,553	5,066,567

Write-downs of RMB nil and RMB44,533 were made to the inventories and recorded in cost of revenues for the three months ended March 31, 2022 and 2023, respectively.

For the three months ended March 31, 2022, the Company received insurance proceeds of RMB1.2 million for claims of unharvested crop of Farm Entities. These insurance proceeds are included as a reduction to “cost of revenues” in the unaudited condensed consolidated statements of comprehensive loss.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

4. PREPAYMENTS AND OTHER CURRENT ASSETS, NET

Prepayments and other current assets, net as of December 31, 2022 and March 31, 2023 consisted of the following:

	As of December 31, 2022	As of March 31, 2023
	RMB	RMB
Receivables of supplier rebates-current	3,661,334	4,344,090
Value-added tax recoverable	5,405	5,405
Deposits	759,608	885,457
Advances to suppliers	8,792,453	5,363,281
Prepayments and other receivables due from YJW and KeKe – current	8,922,423	6,049,749
Other receivables	3,573,665	2,267,956
Less: allowance for credit losses	—	(27,500)
Total	25,714,888	18,888,438

The movement of the allowance for credit losses is as follows:

For the Three Months Ended March 31, 2023
RMB
Beginning balance prior to ASC 326	—
Impact of adoption of ASC 326	—

Balance as of January 1, 2023	—

Current period provision	(27,500)
Write-offs	—

Balance as of March 31, 2023	(27,500)

5. LONG-TERM INVESTMENT

Long-term investments consisted of the following equity investments without readily determinable fair values:

	As of December 31, 2022	As of March 31, 2023
	RMB	RMB
PFI Food Industries Limited (“PFI Foods”)	21,744,509	21,454,462
Good Food Technologies (Cayman) Limited (“Good Food”)	696,460	343,585

Long-term investments	22,440,969	21,798,047

The Company does not have significant influence over PFI Foods and Good Food and elected to measure these equity investments without readily determinable fair values at cost adjusted for changes resulting from impairments, if any, and observable price changes in orderly transactions for the identical or similar securities of the same issuer.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

5. LONG-TERM INVESTMENT (cont.)

In the second half of 2022, the Company made a qualitative assessment and considered there are impairment indicators that investment in PFI Foods is impaired as it is significantly behind the forecasted revenue growth target and there was a declining trend of the plant-based meat industry performance. As a result, the investment in PFI Foods was written down to its fair value in 2022. No further observable price change requiring an adjustment to the investments in PFI Foods was identified during the three months ended March 31, 2023.

The Company did not identify any observable price change requiring an adjustment to the investments in Good Food during 2022 and the three months ended March 31, 2023.

6. INTANGIBLE ASSET, NET

Intangible assets represent franchise agreements, customer relationship and brand name acquired through business combinations, initially recognized and measured at fair value upon acquisitions and amortized on a straight-line basis over their respective estimated useful lives.

The following table summarizes the Company’s intangible assets, as of December 31, 2022 and March 31, 2023.

	As of December 31, 2022
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Estimated Useful Life Year
	RMB	RMB	RMB
Franchise agreement – Yunmao	19,900,000	(7,236,364)	12,663,636	11
Franchise agreement – Mengwei	2,200,000	(2,200,000)	—	1.5
Customer relationship – YJW	2,300,000	(191,667)	2,108,333	7
Customer relationship – KeKe	1,000,000	(83,333)	916,667	7
Customer relationship – Lishang	1,500,000	(200,000)	1,300,000	5
Customer relationship – Lin’s group	339,470	(62,238)	277,232	5
Brand name – Lin’s group	213,096	(39,072)	174,024	5
Total	27,452,566	(10,012,674)	17,439,892
	As of March 31, 2023
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Estimated Useful Life Year
	RMB	RMB	RMB
Franchise agreement – Yunmao	19,900,000	(7,688,637)	12,211,363	11
Franchise agreement – Mengwei	2,200,000	(2,200,000)	—	1.5
Customer relationship – YJW	2,300,000	(273,810)	2,026,190	7
Customer relationship – KeKe	1,000,000	(119,047)	880,953	7
Customer relationship – Lishang	1,500,000	(275,000)	1,225,000	5
Customer relationship – Lin’s group	339,470	(79,212)	260,258	5
Brand name – Lin’s group	213,096	(49,728)	163,368	5
Total	27,452,566	(10,685,434)	16,767,132

Amortization expenses for intangible assets recognized as general and administrative expenses were RMB837,360 and RMB672,760 for the three months ended March 31, 2022 and 2023, respectively.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

6. INTANGIBLE ASSET, NET (cont.)

As of March 31, 2023, the estimated amortization expense for the next five years is as follows:

RMB
For the Nine Months Ending December 31, 2023	2,018,272
For the year ending December 31, 2024	2,691,032
For the year ending December 31, 2025	2,691,032
For the year ending December 31, 2026	2,691,032
For the year ending December 31, 2027	2,389,723
For the year ending December 31, 2028 and thereafter	4,286,041

7. OTHER NON-CURRENT ASSETS, NET

Other non-current assets, net consisted of the following:

	As of December 31, 2022	As of March 31, 2023
	RMB	RMB
Account receivables of collaborative arrangement- non-current	—	4,615,364
Prepayments and other receivables due from YJW and KeKe-non-current	28,024,937	33,332,727
Receivables of supplier rebates-non-current	4,721,177	4,183,680
Long-term deposits	1,697,064	1,682,064
Less: allowance for credit losses	—	(46,154)

Total	34,443,178	43,767,681

The movement of the allowance for credit losses is as follows:

For the Three Months Ended March 31, 2023
RMB
Beginning balance prior to ASC 326	—
Impact of adoption of ASC 326	—

Balance as of January 1, 2023	—

Reclass from Accounts receivable	(46,154)

Balance as of March 31, 2023	(46,154)

8. BANK BORROWINGS

	As of December 31, 2022	As of March 31, 2023
	RMB	RMB
Short-term bank borrowings	54,830,623	58,298,963

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

8. BANK BORROWINGS (cont.)

	As of December 31, 2022	As of March 31, 2023
	RMB	RMB
Long-term bank borrowings	3,691,564	2,893,516
Less: Current portion of long-term bank borrowings	(2,020,480)	(1,413,182)
Long-term borrowings, excluding current portion	1,671,084	1,480,334

Short-term bank borrowings

In September 2021, the Company entered into a banking facility with Hang Seng Bank (“HSB”). The facility includes one revolving loan facility with the facility amount of US$5.0 million or its equivalent in HK$ (equivalent to RMB32,280,200) to finance/refinance the Company’s listing expenses (RLN1), and another revolving loan facility with the facility amount of US$5.0 million or its equivalent in HK$, subject to achievement of certain conditions, to finance/refinance the Company’s general working capital purposes (RLN2). The facility is only available upon HSB’s receipt of guarantees in HSB’s standard form for unlimited amount from the Company’s subsidiaries, Grand Leader Technology Limited, DDC OpenStudio Media Limited and DDC OpenStudio Limited, and guarantee in HSB’s standard form for US$10.0 million from Ms. Norma Ka Yin Chu and Mr. Samuel Derk Shuen Lim, spouse of the Founder. After HSB received these guarantees, US$5.0 million was drawn down under RLN1 in November 2021, bearing an interest rate of 4.25%, repayable within 6 months from the first date of draw down and can be rolled over as agreed by HSB. Conditions for draw down of RLN2 were not met by December 31, 2022 and March 31, 2023, respectively. The Company is required to maintain an account with HSB for deposit of the amount not less than the total loan outstanding balance after the first drawdown of this facility and may not withdraw the funds in the account except for repayment of this facility. The facilities include certain non-financial covenants and also financial covenants for the Company to achieve certain financial targets at the end of 2022, and cash and bank balances including restricted cash shown on the Company’s unaudited condensed consolidated financial statement shall not be less than US$10.0 million or equivalent on other currencies. These financial targets were not achieved. In 2023, HSB agreed further rollover until September 2023 with the same interest rate.

In November 2021, the Company entered into a banking facility with HSBC for a US$2,000,000 and a US$4,000,000 (equivalent to RMB12,727,400 and RMB25,454,800 as of December 31, 2021, respectively) loan, to finance the Company’s listing expenses. The facility includes certain non-financial covenants and also financial covenants for the Company to maintain average account balance not less than US$10.0 million in a HSBC Hong Kong account. The facility is only available upon HSBC’s receipt of guarantees in HSBC’s standard form for US$6.0 million from Ms. Norma Ka Yin Chu and Mr. Samuel Derk Shuen Lim, spouse of the Founder. After HSBC’s receipt of the guarantees, US$2,000,000 (equivalent to RMB12,727,400) was drawn down by December 31, 2021, repayable in 11 equal instalments commencing 1 month after drawdown, bearing an interest rate of LIBOR+3.5% per annum. As of December 31, 2022 and March 31, 2023, the outstanding loan amounted to US$335,260 (equivalent to RMB2,334,952) and US$335,260 (equivalent to RMB2,303,985), respectively. As HSBC subsequently agreed rollover of the outstanding balance of US$166,674 due until May 2023 and the remaining US$168,586 repayable until June 2023, bearing an interest rate of LIBOR+3.5%. The unused credit limit under this facility was US$4.0 million as of December 31, 2022 and March 31, 2023, respectively.

Lishang, a subsidiary acquired by the Company on May 1, 2022 entered into a one-year credit facility agreement with Bank of China (“BOC”) in February 2022, which allows the Company to draw borrowings up to RMB1.0 million for general working capital purposes. RMB 1.0 million was drawn down from this facility in February 2022 and was outstanding as of December 31, 2022 which bore an interest rate of 4.18% per annum. The borrowing was fully repaid in February 2023.

In April 2022, Lishang entered into four one-year loan agreements with Industrial and Commercial Bank of China (“ICBC”), with total principal amount of RMB2,050,000 bearing an interest rate of 4.0% per annum. As of December 31, 2022 and March 31, 2023, the outstanding amount was RMB2,050,000. The borrowing was fully repaid in April 2023.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

8. BANK BORROWINGS (cont.)

In July 2022, the Company entered into a five-year credit facility agreement with Jiangsu Suning Bank, which allows the Company to draw borrowings up to RMB670,000 for general working capital purposes, at an interest rate of 18.0% per annum (“July 2022 credit facility agreement”). RMB670,000 was drawn from this facility in July 2022 and was fully repaid in October 2022. Another RMB600,000 was drawn from this facility in October 2022, and the outstanding principal thereon of this facility shall be repaid by 12 equal monthly instalments. As of December 31, 2022 and March 31, 2023, the short-term bank borrowings balance was RMB500,000 and RMB350,000, respectively.

In July 2022, the Company entered into a one-year loan agreement with China Citic Bank (“CNCB”) for general working capital purposes, with total principal amount of RMB8,000,000 bearing an interest rate of 4.35% per annum. This facility was guaranteed by Ms. Wang Xiaoxiao. As of December 31, 2022 and March 31, 2023, the outstanding amount was RMB8,000,000.

In September 2022, the Company entered into a two-year loan agreement with WeBank for general working capital purposes, with total principal amount of RMB300,000 bearing an interest rate of 5.4% per annum. This facility was guaranteed by Mr. Lian Xi. The outstanding principal thereon of this loan shall be repaid by 24 equal monthly instalments. RMB37,500 was repaid in 2022. In March 2023, the Company has modified the payment schedule with WeBank to fully repay the loan in advance by March 2023. As of December 31, 2022, the outstanding amount was RMB262,500. Except for the extended repayment date, other terms remained the same.

In September 2022, the Company entered into a two-year loan agreement with Ning Bo Bank for general working capital purposes, with total principal amount of RMB700,000 and bearing an interest rate of 5.4% per annum. This facility was guaranteed by Mr. Yu Yongkang. The outstanding principal thereon of this loan shall be repaid by 24 equal monthly instalments. RMB87,500 was repaid in 2022. In March 2023, The Company has modified the payment schedule with WeBank to fully repay the loan in advance until March 2023. As of December 31, 2022, the outstanding amount was RMB612,500. There was no substantial change of terms in the modification.

In December 2022, the Company entered into a one-year loan agreement with Industrial Bank Co., Ltd. (“CIB”) for general working capital purposes, with total principal amount of RMB5,000,000 bearing an interest rate of 4.1% per annum. This facility was guaranteed by Ms. Wang Xiaoxiao. As of December 31, 2022 and March 31, 2023, the outstanding amount was RMB5,000,000.

In March 2023, the Company entered into a one-year loan agreement with Bank of Beijing for general working capital purposes, with total principal amount of RMB6,000,000 bearing an interest rate of 3.65% per annum. This facility was guaranteed by Ms. Norma Ka Yin Chu and a subsidiary of the Company. As of March 31, 2023, the outstanding amount was RMB6,000,000.

As of March 31, 2023, the Company held Platinum business credit cards with HSBC, with total facility amount of HK$282,000 guaranteed by Ms. Norma Ka Yin Chu for up to HK$50,000, the outstanding credit card balance was HK$270,137 (equivalent to RMB236,477).

The weighted average interest rate for short-term borrowings as of December 31, 2022 and March 31, 2023 were approximately 5.3% and 4.1%, respectively.

Long-term bank borrowings

In September 2020, the Company entered into a three-year term facility with BOC, which allows the Company to draw borrowings up to HK$4.0 million for general working capital purposes. HK$4.0 million (equivalent to RMB3,362,716 as of December 31, 2020) was drawn from this facility in 2020, at an interest rate of 2.75% per annum, and the outstanding principal and interest accrued thereon of this facility shall be repaid by 24 equal monthly instalments, commencing 13 months after the drawdown date. This facility was guaranteed by Mr. Samuel Derk Shuen Lim. HK$488,138 (equivalent to RMB400,341), HK$1,818,021 (equivalent to RMB1,568,589) and HK$672,035 (equivalent to RMB587,829) were repaid in 2021, 2022 and during the three months ended March 31, 2023, respectively. As of December 31, 2022 and March 31, 2023, the remaining outstanding long-term bank borrowings and

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

8. BANK BORROWINGS (cont.)

interest balance repayable amounted to HK$1,693,841 (equivalent to RMB1,513,057) and HK$1,021,806 (equivalent to RMB891,588) was all classified as “current portion of long-term bank borrowings” on the unaudited condensed consolidated balance sheets.

In June 2021, the Company entered into an eight-year term facility with BOC, which allows the Company to draw borrowings up to HK$2.0 million for general working capital purposes. HK$2.0 million (equivalent to RMB1,635,200 as of December 31, 2021) was drawn from this facility in June 2021, at an interest rate of 2.75% per annum, and the outstanding principal and interest accrued thereon of this facility shall be repaid by 84 equal monthly instalments, commencing 13 months after the drawdown date. This facility was guaranteed by Mr. Samuel Derk Shuen Lim. HK$107,945 (equivalent to RMB93,135) was repaid in 2022. As of December 31, 2022, the outstanding long-term bank borrowings balance repayable within the next twelve months amount of HK$265,757 (equivalent to RMB237,392) was classified as “current portion of long-term bank borrowings” on the unaudited condensed consolidated balance sheets, the remaining outstanding long-term bank borrowings balance was HK$1,626,298 (equivalent to RMB1,452,724). HK$86,361 (equivalent to RMB75,540) was repaid during the three months ended March 31, 2023. As of March 31, 2023, the outstanding long-term bank borrowings balance repayable within the next twelve months amount of HK$286,911 (equivalent to RMB251,500) was classified as “current portion of long-term bank borrowings” on the unaudited condensed consolidated balance sheets, the remaining outstanding long-term bank borrowings balance was HK$1,518,783 (equivalent to RMB1,329,544).

In September 2022, the Company entered into a two-year loan agreement with WeBank for general working capital purposes, with total principal amount of RMB300,000 bearing an interest rate of 17.82% per annum. This loan was guaranteed by Mr. Ding Lichun. The outstanding principal thereon of this loan shall be repaid by 24 equal monthly instalments. RMB37,500 was repaid in 2022 and during the three months ended March 31, 2023, respectively. As of December 31, 2022 and March 31, 2023, the outstanding long-term bank borrowings and interest balance repayable within the next twelve months amounted to RMB150,000 was classified as “current portion of long-term bank borrowings” on the unaudited condensed consolidated balance sheets respectively. The remaining outstanding long-term bank borrowings and interest balance was RMB112,500 and RMB75,000, respectively.

In October 2022, RMB70,000 was drawn from the July 2022 credit facility agreement facility, and the outstanding principal thereon of this facility shall be repaid by 24 equal monthly instalments. RMB5,833 and RMB8,750 was repaid in 2022 and during the three months ended March 31, 2023, respectively. As of December 31, 2022 and March 31, 2023, balance of RMB35,000 and RMB35,000 repayable within the next twelve months were classified as “current portion of long-term bank borrowings” and RMB29,167 and RMB20,417 are repayable beyond one year was classified as long-term bank borrowings on the unaudited condensed consolidated balance sheets, respectively.

From October to December 2022, the Company entered into a number of two-year loan agreements with WeBank for general working capital purposes, with total principal amount of RMB170,062 bearing an interest rate of 12.96% – 17.82% per annum. The loans were guaranteed by Ms. Wang Xiaoxiao. The outstanding principal thereon of this loan shall be repaid by 24 equal monthly instalments. RMB8,336 and RMB21,259 were repaid in 2022 and during the three months ended March 31, 2023, respectively. As of December 31, 2022 and March 31, 2023, the outstanding long-term bank borrowings and interest balance repayable within the next twelve months amounted to RMB85,031 and RMB85,094 were classified as “current portion of long-term bank borrowings” on the unaudited condensed consolidated balance sheets, respectively. The remaining outstanding long-term bank borrowings and interest balance was RMB76,694 and RMB55,373, respectively.

In November 2022, the Company entered into a two-year loan agreement with Wuxi Xishang Bank for general working capital purposes, with total principal amount of RMB600,000 bearing an interest rate of 17.1% per annum. The outstanding principal thereon of this loan shall be repaid by 24 equal monthly instalments. RMB600,000 was early repaid in 2022.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

8. BANK BORROWINGS (cont.)

The aggregate maturities of the above long-term bank borrowings for each year subsequent to March 31, 2023 are as follows:

RMB
For the Nine Months Ending December 31, 2023	1,273,018
For the Year Ending December 31, 2024	462,807
For the Year Ending December 31, 2025	251,363
For the Year Ending December 31, 2026	258,363
For the Year Ending December 31, 2027	265,558
For the Year Ending December 31, 2028 and thereafter	382,407

Total	2,893,516

9. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

	As of December 31, 2022	As of March 31, 2023
	RMB	RMB
Salary and welfare payables	5,127,355	4,548,597
Payable for acquisition of Lishang and Lin	4,568,170	3,651,758
Payable for acquisition of Mengwei	551,641	—
Loans from employees*	6,692,925	10,907,688
Loans from individuals*	1,826,684	1,855,547
Deposits from suppliers	659,470	796,059
Tax payables	46,637,693	42,269,950
Interest payables	11,802,181	13,793,509
Professional service fees	20,049,510	18,932,989
Accrued utilities and other expenses	9,441,051	11,300,452

Total	107,356,680	108,056,549

____________

*        Loans borrowed from third party individuals and employees are for general working capital use and repayable on demand.

10. LEASES

Operating leases

The Company leases its offices, retail stores and land under non-cancellable lease agreements that are classified as operating leases. The following table presents balances reported in the unaudited condensed consolidated balance sheet related to the Company’s leases as of December 31, 2022 and March 31, 2023, respectively:

	As of December 31, 2022	As of March 31, 2023
	RMB	RMB
Operating lease right-of-use assets	6,132,812	7,330,351
Operating lease liabilities – current	1,413,110	2,207,458
Operating lease liabilities – non-current	4,824,198	5,161,940

Total operating lease liabilities	6,237,308	7,369,398

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

10. LEASES (cont.)

The following table presents operating lease cost reported in the unaudited condensed consolidated statement of comprehensive loss related to the Company’s leases for the three months ended March 31, 2022 and 2023:

	For the Three Months Ended March 31,
	2022	2023
	RMB	RMB
Operating lease expenses	1,623,808	582,588
Short-term lease expenses	68,769	9,777

Total	1,692,577	592,365

Lease terms and discount rates are as follows:

	As of December 31, 2022	As of March 31, 2023
Weighted average remaining lease term (years)	5.7	4.9
Weighted average discount rate	4.6%	4.7%

The following table reconciles the undiscounted cash flows of the Company’s leases as of March 31, 2023 to the present value of its operating lease payments, including rental payments for lease renewal options the Company is reasonably certain to exercise:

RMB
For the Nine Months Ending December 31, 2023	1,865,236
For the Year Ending December 31, 2024	2,384,841
For the Year Ending December 31, 2025	1,265,170
For the Year Ending December 31, 2026	635,899
For the Year Ending December 31, 2027	414,423
For the Year Ending December 31, 2028 and thereafter	1,738,868
Total undiscounted operating lease payments	8,304,437
Less: imputed interest	(935,039)
Present value of operating lease liabilities	7,369,398

Supplemental cash flow information related to leases is as follows:

	For the Three Months Ended March 31,
	2022	2023
	RMB	RMB
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows for operating leases	841,155	582,589
Non-cash information on lease liabilities arising from obtaining ROU assets
– Operating leases	—	1,731,065
Non-cash information on lease liabilities and ROU assets derecognized for termination of leases
– Operating leases	—	—

The total amounts for subleases income included in other income were RMB0.5 million and RMB nil for the three months ended March 31, 2022 and 2023, respectively.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

10. LEASES (cont.)

As of December 31, 2022 and March 31, 2023, the Company has no significant lease contract that has been entered into but not yet commenced.

11. REDEEMABLE CONVERTIBLE PREFERRED SHARES

The Company’s Redeemable Convertible Preferred Shares activities consist of the following:

	Series A Redeemable Convertible Preferred Shares		Series A-1 Redeemable Convertible Preferred Shares		Series B Redeemable Convertible Preferred Shares		Series B-1 Redeemable Convertible Preferred Shares
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
		RMB		RMB		RMB		RMB
Balance as of January 1, 2022	11,599,000	64,034,764	4,431,000	53,283,363	3,644,000	74,125,418	3,661,000	82,034,938
Accretion of Redeemable Convertible Preferred Shares	—	1,806,829	—	1,503,463	—	2,091,550	—	2,314,728
Foreign currency translation adjustment	—	(276,228)	—	(229,849)	—	(319,755)	—	(353,877)

Balance as of March 31, 2022	11,599,000	65,565,365	4,431,000	54,556,977	3,644,000	75,897,213	3,661,000	83,995,789

Balance as of January 1, 2023	11,599,000	78,343,351	4,431,000	65,189,547	3,644,000	90,688,766	3,661,000	100,365,667
Accretion of Redeemable Convertible Preferred Shares	—	2,187,177	—	1,819,951	—	2,531,835	—	2,801,993
Foreign currency translation adjustment	—	(1,041,698)	—	(866,795)	—	(1,205,851)	—	(1,334,515)

Balance as of March 31, 2023	11,599,000	79,488,830	4,431,000	66,142,703	3,644,000	92,014,750	3,661,000	101,833,145
	Series B-2 Redeemable Convertible Preferred Shares		Series C Redeemable Convertible Preferred Shares		Series C-1 Redeemable Convertible Preferred Shares		Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
		RMB		RMB		RMB		RMB
Balance as of January 1, 2022	6,200,412	153,676,314	4,646,530	128,256,848	37,935,025	594,462,509	72,116,967	1,149,874,154
Accretion of Redeemable Convertible Preferred Shares	—	2,931,462	—	2,446,572	—	11,339,708	—	24,434,312
Foreign currency translation adjustment	—	(662,891)	—	(553,246)	—	(2,564,245)	—	(4,960,091)

Balance as of March 31, 2022	6,200,412	155,944,885	4,646,530	130,150,174	37,935,025	603,237,972	72,116,967	1,169,348,375

Balance as of January 1, 2023	6,200,412	181,300,496	4,646,530	151,311,737	37,935,025	701,320,497	72,116,967	1,368,520,061
Accretion of Redeemable Convertible Preferred Shares	—	3,421,819	—	2,855,819	—	13,236,544	—	28,855,138
Foreign currency translation adjustment	—	(2,413,159)	—	(2,013,997)	—	(9,334,769)	—	(18,210,784)

Balance as of March 31, 2023	6,200,412	182,309,156	4,646,530	152,153,559	37,935,025	705,222,272	72,116,967	1,379,164,415

12. CONVERTIBLE LOANS AND SHAREHODER LOANS

August 2021 Convertible Loan

In June 2023, the Company further extended the repayment date of the August 2021 Convertible Loan to January 1, 2025, or an earlier date if agreed by both parties. Other terms remained the same.

It was determined that there was no substantial change of terms for this modification and the new debt was accounted for at amortized cost using a new effective interest rate determined based on the original debt’s net carrying amount after deducting the revised cash flow under the term of the modified debt instrument.

The August 2021 Convertible Loan was recorded as current liability at amortized cost as of December 31, 2022 and non-current liability at amortized cost as of March 31, 2023, respectively.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

12. CONVERTIBLE LOANS AND SHAREHODER LOANS (cont.)

February 2022 Convertible Loan

In February 2023, the Company extended the repayment date of the February 2022 Convertible from the original February 2023 to December 2023, or an earlier date if agreed by both parties (“the first modification”).

In June 2023, the Company further extended the repayment date of the February 2022 Convertible from February 2023 to January 2025, or an earlier date if agreed by both parties. Other terms remained the same. (“the second modification”).

It was determined that there was no substantial change of terms in both above modifications and the new debt was accounted for at amortized cost using a new effective interest rate determined based on the original debt’s net carrying amount and the revised cash flow under the term of the modified debt instrument.

The February 2022 Convertible Loan was recorded as current liability at amortized cost as of December 31, 2022 and non-current liability at amortized cost as of March 31, 2023, respectively.

As of December 31, 2022 and March 31, 2023, the balances of convertible loans and shareholder loans measured at amortized cost and fair value respectively, were summarized as below:

	At amortized cost		At fair value
	As of December 31, 2022	As of March 31, 2023	As of December 31, 2022	As of March 31, 2023
	RMB	RMB	RMB	RMB
Current:
January 2019 Shareholder Loan	14,062,844	13,875,261	—	—
November 2020 Shareholder Loan	4,875,220	4,810,190	—	—
February 2021 Shareholders Loan	584,922	6,685,752	—	—
December 2022 Shareholders’ Loan	—	13,743,400	—	—
Subtotal	19,522,986	39,114,603	—	—

2020 Convertible Loan(i)	—	—	7,031,189	6,937,401
August 2021 Convertible Loan	12,000,000	—	—	—
Feb 2022 Convertible Loan	3,482,300	—	—	—
May 2022 Convertible Loan	3,482,300	3,435,850	—	—
December 2022 Convertible Loan(ii)	—	—	7,918,137	7,812,518
Subtotal	18,964,600	3,435,850	14,949,326	14,749,919
Total	38,487,586	42,550,453	14,949,326	14,749,919

Non-current:
February 2021 Shareholders Loan	62,170,776	55,232,855	—	—
December 2022 Shareholders’ Loan	13,929,200	—	—	—
Subtotal	76,099,976	55,232,855	—	—

August 2021 Convertible Loan	—	12,000,000	—	—
Feb 2022 Convertible Loan	—	3,435,850	—	—
August 2022 Convertible Loan(iii)	—	—	3,897,606	3,845,616
Subtotal	—	15,435,850	3,897,606	3,845,616
Total	76,099,976	70,668,705	3,897,606	3,845,616

____________

(i)      The aggregate unpaid principal balances of 2020 Convertible Loan which was recorded at fair value option was RMB4,178,632 (US$599,982) and RMB4,122,894 (US$599,982) as of December 31, 2022 and March 31, 2023, respectively. The amount of the fair value carrying amount over the aggregate unpaid principal balance was RMB2,852,557 (US$409,579) and RMB2,814,507 (US$409,579) as of December 31, 2022 and March 31, 2023, respectively.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

12. CONVERTIBLE LOANS AND SHAREHODER LOANS (cont.)

(ii)     The aggregate unpaid principal balances of December 2022 Convertible Loan which was recorded at fair value option was RMB6,964,600 (US$1,000,000) and RMB6,871,700 (US$1,000,000) as of December 31, 2022 and March 31, 2023, respectively. The amount of the fair value carrying amount over the aggregate unpaid principal balance was RMB953,537 (US$136,912) and RMB940,818 (US$136,912) as of December 31, 2022 and March 31, 2023, respectively.

(iii)    The aggregate unpaid principal balances of August 2022 Convertible Loan which was recorded at fair value option was RMB3,482,300 (US$500,000) and RMB3,435,850 (US$500,000) as of December 31, 2022 and March 31, 2023, respectively. The amount of the fair value carrying amount over the aggregate unpaid principal balance was RMB415,306 (US$59,631) and RMB409,766 (US$59,631) as of December 31, 2022 and March 31, 2023, respectively.

13. SHARE-BASED COMPENSATION

The Company’s shareholders and Board of Directors approved of employee option plans from 2014 to 2022 in order to provide incentives and rewards to the Company’s employees, directors, consultants and senior management (the “Option Plans”). As of March 31, 2023, the Company authorized 29,163,416 share options under the Option Plan. Share options awarded under the Option Plan are typically vested based on the service conditions up to four years agreed with each of the participants in their grant letters, with exercise prices ranging from nominal consideration to US$1.9. In addition, the share options can only be exercised and converted into shares upon the completion of Company’s qualified IPO, except for the modifications made in 2022 for two senior management members and 233,383 share options granted to one senior management member in 2022. Each share option has a contractual life of 10 years.

In connection with the acquisition of the 51% equity interest of Lishang in May 2022, the Company may be required to grant share options to Ms. Chen Di and two other her nominee shareholders (“the Seller”) at the end of each performance period, adjusted based on the achievement of Lishang’s revenue, gross profit and net profit for each of the four performance periods during May 1, 2022 to December 31, 2024, over the target performance. If the qualified IPO does not occur by January 1, 2024, the Company is obliged to pay RMB3.5million cash corresponding to 495,751 number of share options out of the total base number of 702,969 share options to be issued for the third performance period. If the qualified IPO does not occur by January 1, 2025, the Company is obligated to deliver a fixed amount of RMB12.4 million cash in addition to the previous payment of RMB 3.5 million, with all previously issued share options, if any, cancelled.

As of December 31, 2022 and March 31, 2023, the Company has not issued any share options to the Seller as the financial information of Lishang for the first two performance periods up to December 31, 2022 was still under preparation and was subject to audit. As the Seller is required to continuously provide services to Lishang for no less than three years after the acquisition, and as the Company is obligated to deliver cash unless a qualified IPO takes place, these share-based arrangements are accounted for as liability-classified award and were amortized over the service period of the Seller based on the cash amount to be paid the qualified IPO does not occur. The compensation cost recognized in connection with this liability-classified award for the three months ended March 31, 2023 amounted to RMB1.6 million.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

13. SHARE-BASED COMPENSATION (cont.)

A summary of the share-based compensation activities for the three months ended March 31, 2023 are presented below:

	Number of shares	Weighted average exercise price	Weighted average grant- date fair value	Weighted remaining contractual years	Aggregate intrinsic value
		US$	US$		US$
Outstanding at January 1, 2023	18,254,700	0.3001	0.6988	7.04	12,756,547
Forfeited	(23,566)	1.90	0.0014
Outstanding at March 31, 2023	18,231,134	0.2981	0.6997	6.84	12,756,514
Vested and expected to vest as of March 31, 2023	18,231,134	0.2981	0.6997	6.84	12,756,514
Exercisable as of March 31, 2023	233,383	0.0001	0.8144	9.52	190,067

The expected volatility was estimated based on the historical volatility of comparable peer public companies with a time horizon close to the expected term of the Company’s options. The risk-free interest rate was estimated based on the yield to maturity of U.S. treasury bonds denominated in US$ for a term consistent with the expected term of the Company’s options in effect at the option valuation date. Expected dividend yield is zero as the Company does not anticipate any dividend payments in the foreseeable future. The expected exercise multiple was estimated as the average ratio of the stock price to the exercise price of when employees would decide to voluntarily exercise their vested options. Expected term is the contract life of the option.

The Company has not recognized any share-based compensation expenses for 18,021,317 and 17,997,751 share options granted and outstanding as of December 31, 2022 and 31 March, 2023, respectively, because the Company considers it is not probable that the performance conditions will be satisfied until the event occurs. As a result, the share-based compensation expenses for these options that are only exercisable upon the occurrence of the Company’s qualified IPO and will be recognized using the graded-vesting method upon the consummation of the qualified IPO.

As of March 31, 2023, there were RMB84.3 million of unrecognized compensation expenses for non-vested options. Total unrecognized compensation cost may be adjusted for actual forfeitures occurring in the future.

14. FAIR VALUE MEASUREMENT

The following tables present the fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of March 31, 2023:

	As of March 31, 2023			Total Fair Value
	Level 1	Level 2	Level 3
	RMB	RMB	RMB	RMB
Liabilities
Warrant liabilities	—	—	5,671,213	5,671,213
Convertible loans	—	—	18,595,535	18,595,535
Total	—	—	24,266,748	24,266,748

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

14. FAIR VALUE MEASUREMENT (cont.)

The table below reflects the reconciliation from the opening balances to the closing balances for recurring fair value measurements of the fair value hierarchy for the three months ended March 31, 2023:

	Warrant liabilities	Option liability*	Convertible loans	Total Fair Value
	RMB	RMB	RMB	RMB
Balance as of January 1, 2023	5,747,884	12,762,104	18,846,932	37,356,920
Fair value change	—	(12,572,815)	—	(12,572,815)
Foreign exchange translation	(76,671)	(189,289)	(251,397)	(517,357)
Balance as of March 31, 2023	5,671,213	—	18,595,535	24,266,748

____________

*        The Option liability was expired in February 2023.

Recurring

The Company measured the fair value of its warrant liabilities and option liability on a recurring basis using significant unobservable (Level 3) inputs as of December 31, 2022 and March 31, 2023.

The Company estimated the fair values of warrant liabilities using the binomial option-pricing model with the assistance of an independent third-party valuation firm using the corresponding inputs:

	As of March 31, 2023
	March 2019 B-2 Warrant	Class A OS Warrant
Risk-free interest rate	4.60%	4.60%
Expected volatility	40.87%	40.95%
Dividend yield	0.00%	0.00%
Remaining contractual life	0.50	0.49
Fair value of the underlying preferred shares/ordinary shares	US$ 2.83	US$ 0.81

____________

(1)      The risk-free interest rate within warrant liabilities and option liability was estimated based on the yield to maturity of U.S. treasury bonds denominated in US$ for a term consistent with the expected term in effect at the valuation date.

(2)      The expected volatility was estimated based on the historical average volatility of comparable peer public companies with a time horizon close to the expected term of the Company’s warrant liabilities and option liability.

(3)      The determination of the fair value of the Company’s preferred shares and ordinary shares requires complex and subjective judgments to be made regarding the cash flow forecasts and the weighted average cost of capital and the discount for lack of marketability applied to the projected cash flows. If different estimates and assumptions had been used, the fair values of the preferred shares and ordinary shares could be significantly different, and the fair value of the warrant liabilities and option liability may materially differ from the recognized amount.

The fair value of the convertible loans was RMB18.8 million (US$2.7 million) and RMB 18.6 million (US$2.7 million) as of December 31, 2022 and March 31, 2023, respectively. The Company estimated the fair value of the convertible loans based on a probability-weighted analysis which included the discounted cash flows from the convertible loans and the value of the conversion option as determined by the binomial option pricing model. The inputs used in the analysis were classified as Level 3 inputs within the fair value hierarchy due to the lack of observable market data and activity. If different estimates and assumptions had been used, the fair values of the preferred shares and ordinary shares could be significantly different, and the fair value of the convertible loans may materially differ from the recognized amount. Interest expense on the Company’s fixed-rate debt is displayed separately from other changes in its fair value. The amount presented as interest expense is determined each period by applying the interest method using the effective interest rate on the debt at its issuance.

The Company did not transfer any financial assets or liabilities in or out of Level 3 during the three months ended March 31, 2022 and 2023, respectively.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

15. INCOME TAX

The statutory income tax rate for the Company’s PRC subsidiaries and VIEs is 25% for the three months ended March 31, 2022 and 2023. The effective income tax rate for the three months ended March 31, 2022 and 2023 differs from the PRC statutory income tax rate of 25% primarily due to non-taxable profit and loss of Cayman Company, non-deductible expense and the recognition of valuation allowance for deferred income tax assets of loss-making entities.

16. NET LOSS PER SHARE

The following table sets forth the basic and diluted net income per ordinary share computation and provides a reconciliation of the numerator and denominator for the periods presented:

	For the Three Months Ended March 31,
	2022	2023
	RMB	RMB
Numerator:
Net loss attributable to DDC Enterprise Limited	(28,538,562)	(1,980,497)
Accretion of Redeemable Convertible Preferred Shares	(24,434,312)	(28,855,138)
Net loss per ordinary share calculation	(52,972,874)	(30,835,635)

Denominator:
Weighted average number of Class A ordinary shares	84,426,607	90,212,415
Weighted average number of Class B ordinary shares	14,000,000	14,000,000

Net loss per ordinary share
– Class A – Basic and diluted	(0.63)	(0.34)
– Class B – Basic and diluted	—	—

For the three months ended March 31, 2022 and 2023, the Redeemable Convertible Preferred Shares, Series seed convertible preferred shares, share options, Warrants and Convertible loans were excluded from the calculation of diluted loss per ordinary share as their inclusion would have been anti-dilutive. 14,000,000 Class B ordinary shares of the Company were also excluded from the calculation of diluted loss per ordinary share as they are not entitled to dividends and distributions of the Company.

Securities that could potentially dilute basic net loss per ordinary share and that were not included in the computation of diluted net loss per ordinary share because to do so would have been antidilutive are as follows:

	As of March 31, 2022	As of March 31, 2023
Redeemable Convertible Preferred Shares	72,116,967	72,116,967
Series seed convertible preferred shares	17,224,000	17,224,000
Share options issued to employees	18,387,442	18,231,134
Share options issued in connection with business combinations	4,300,499	4,300,499
Share options issued in connection with termination of VIEs	—	360,144
Warrants	3,926,264	3,926,264
Convertible loans*	2,134,360	5,344,672
Options	6,761,714	—

____________

*        Represents the number of potentially dilutive ordinary shares equivalent on as-if-converted basis, calculated by the fixed monetary value of US$2,957,384 and US$4,957,384 divided by the estimated fair value of ordinary shares as of March 31, 2022 and 2023, respectively, which were assumed to be the conversion prices as of March 31, 2022 and 2023, respectively.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

17. REVENUES

The Company’s revenues are disaggregated by major products/service lines, channel and timing of revenue recognition. Detailed information is specified as follows:

Channel	For the Three Months Ended March 31,
	2022	2023
	RMB	RMB
Online consumer product sales	32,160,680	7,305,413
Offline consumer product sales	3,934,188	35,585,652
Revenues from collaborative arrangements	438,446	—
Advertising	143,945	106,069
Experience stores	200,935	—
Total Revenues	36,878,194	42,997,134
Major products/services lines	For the Three Months Ended March 31,
	2022	2023
	RMB	RMB
Private label products	7,092,190	27,846,284
Ready to heat (“RTH”)	10,610,378	672,386
Ready to eat (“RTE”) & Plant Base	16,317,755	13,771,587
Ready to cook (“RTC”)	352,968	600,808
Fresh products	1,721,577	—
Total product revenues	36,094,868	42,891,065

Advertising service	143,945	106,069
Experience stores	200,935	—
Total service revenues	344,880	106,069
Revenues from collaborative arrangement	438,446	—
Total Revenues	36,878,194	42,997,134
Timing of revenue recognition	For the Three Months Ended March 31,
	2022	2023
	RMB	RMB
Revenue from goods or services transferred to customers at a point in time	36,275,319	42,997,134
Revenue from services transferred to customers over time	602,875	—
Total Revenues	36,878,194	42,997,134

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

17. REVENUES (cont.)

In the following table, revenue is disaggregated by revenue streams and geographic location of customers’ headquarters.

Primary geographical markets (based on the location of customers)	For the Three Months Ended March 31,
	2022	2023
	RMB	RMB
Chinese mainland	35,696,386	42,176,445
Hong Kong	1,181,808	702,157
United States	—	118,532
Total Revenues	36,878,194	42,997,134

Contract Liabilities

Changes in the contract liabilities balances for the three months ended March 31, 2022 and 2023 are as follows:

	For the Three Months Ended March 31
	2022	2023
	RMB	RMB
At the beginning of the year	2,069,565	6,293,066
Revenues recognized from opening balance of contract liabilities	(2,069,565)	(6,293,066)
Increase due to cash received	6,873,780	15,432,111
Revenues recognized from cash received during the period	(5,365,299)	(9,437,552)
At the end of the period	1,508,481	5,994,559

18. COMMITMENTS AND CONTINGENCIES

Litigation and contingencies

The Company and its operations from time to time are, and in the future may be, parties to or targets of lawsuits, claims, investigations, and proceedings, including but not limited to acts of non-compliance with respect to lease contracts, which are handled and defended in the ordinary course of business. The Company may be unable to estimate the reasonably possible loss or a range of reasonably possible losses until developments in such matters have provided sufficient information to support an assessment of the range of possible loss, such as quantification of a damage demand from plaintiffs, discovery from other parties and investigation of factual allegations, rulings by the court on motions or appeals, or the progress of settlement negotiations. The Company accrues a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When a single amount cannot be reasonably estimated but the cost can be estimated within a range, the Company accrues the minimum amount. The Company expenses legal costs, including those expected to be incurred in connection with a loss contingency, as incurred.

As of December 31, 2022 and March 31, 2023, the Company was involved in various claims and legal actions arising in the ordinary course of business and RMB1.6 million was estimated to be probable to be paid and was included in “Accrued expenses and other current liabilities” in the unaudited condensed consolidated balance sheet, respectively. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s unaudited condensed consolidated financial position, results of operations, or liquidity.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

19. RELATED PARTY TRANSACTIONS

Related party transactions

Name of parties	Relationship
Ms. Norma Ka Yin Chu	Founder, Chairman of the board
Ms. Katherine Shuk Kwan Lui	Chief Financial Officer
Mr. Samuel Derk Shuen Lim	Spouse of Founder, shareholder of Voodoo

During the three months ended March 31, 2022 and 2023, the Company entered into the following related party transactions with related parties.

	For the Three Months Ended March 31,
	2022	2023
	RMB	RMB
Financing activities:
Loans borrowed from Mr. Samuel Derk Shuen Lim	1,592,108	—
Repayment of Loans to Ms. Katherine Shuk Kwan Lui	—	177,300
Repayment of Loans to Ms. Norma Ka Yin Chu	—	444,950
Repayment of Loans to Mr. Samuel Derk Shuen Lim	—	574,445
Loan interests payable to Ms. Katherine Shuk Kwan Lui	—	2,595
Loan interests payable to Ms. Norma Ka Yin Chu	31,764	70,907
Loan interests payable to Mr. Samuel Derk Shuen Lim	421,684	71,030
Loan interests to Ms. Katherine Shuk Kwan Lui	—	3,073
Loan interests to Mr. Samuel Derk Shuen Lim	99,378	—

In May 2021, the Company borrowed an interest-free loan of RMB700,000 from Ms. Norma Ka Yin Chu and repaid RMB 230,000 in November 2021. Loan of RMB470,000 was outstanding as of December 31, 2022 and March 31, 2023, respectively.

In August 2021, the Company borrowed HK$1,766,215 (equivalent to RMB1,447,717) with an interest rate of 3% per annum from Ms. Norma Ka Yin Chu. The Company repaid HK$200,000 (equivalent to RMB163,934) in October 2021, HK$20,000 (equivalent to RMB16,254) in April 2022, HK$200,000 (equivalent to RMB171,040) in June 2022 and HK$30,000 (equivalent to RMB27,000) in September 2022. Loan of HK$1,316,215 (equivalent to RMB1,175,735) and HK$1,316,215 (equivalent to RMB1,152,215) were outstanding as of December 31, 2022 and March 31, 2023, respectively.

In August 2021, the Company borrowed US$512,448 (equivalent to RMB3,267,213) with an interest rate of 5% per annum from Mr. Samuel Derk Shuen Lim and the loan was outstanding as of December 31, 2022 and March 31, 2023, respectively.

In November 2021, the Company borrowed RMB2,135,543 with an interest rate of 3% per annum from Mr. Samuel Derk Shuen Lim and this loan payable was outstanding as of December 31, 2022 and March 31, 2023, respectively.

In January 2022, the Company borrowed HK$1,960,000 (equivalent to RMB1,592,108) with an interest rate of 3% per annum from Mr. Samuel Derk Shuen Lim and the loan was outstanding as of December 31, 2022 and March 31, 2023, respectively.

In April 2022, the company borrowed an interest-free loan of HK$900,000(equivalent to RMB759,060) from Ms. Norma Ka Yin Chu and the loan was outstanding as of December 31, 2022 and March 31, 2023, respectively.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

19. RELATED PARTY TRANSACTIONS (cont.)

In May 2022, the company borrowed HK$8,000,000 (equivalent to RMB6,916,800) included fully interest expense of HK$900,000 (equivalent RMB778,140) from Mr. Samuel Derk Shuen Lim, the company received HK$7,100,000 in total. The company repaid HKD$658,773(equivalent to RMB574,445) in the first quarter of 2023. Loan of HK$8,000,000 (equivalent to RMB7,146,160) and HK$7,341,227 (equivalent to RMB6,426,510) were outstanding as of December 31, 2022 and March 31, 2023, respectively.

In August 2022, the company borrowed an interest-free loan of HK$910,000 (equivalent to RMB791,849) from Ms. Norma Ka Yin Chu and the loan was outstanding as of December 31, 2022 and March 31, 2023, respectively.

In September 2022, the company borrowed an interest-free loan of RMB80,000 from Ms. Norma Ka Yin Chu, the company repaid RMB43,000 in December 2022. Loan of RMB37,000 was still outstanding as of December 31, 2022 and March 31, 2023, respectively.

In October 2022, the company borrowed an interest-free loan of HK$59,000 (equivalent to RMB53,436) from Ms. Norma Ka Yin Chu and the loan was outstanding as of December 31, 2022 and March 31, 2023, respectively.

In October 2022, the company borrowed HK$1,800,000 (equivalent to RMB1,627,866) with an interest rate of 2% per annum from Ms. Norma Ka Yin Chu and the company repaid HK$500,000 (equivalent to RMB444,950) in January 2023. Loan of HK$1,800,000(equivalent to RMB1,607,886) and HK$1,300,000(equivalent to RMB1,138,020) were outstanding as of December 31, 2022 and March 31, 2023, respectively.

In December 2022, the company borrowed HK$200,000 (equivalent to RMB179,460) with an interest rate of 5% per annum from Ms. Katherine Shuk Kwan Lui and the loan was fully repaid in February 2023.

Guarantees provided by related parties

In September 2020, Mr. Samuel Lim Derk Shuen provided a guarantee for free for a three-year term loan of HK$4,000,000 (equivalent to RMB3,362,716) borrowed by the Company.

In June 2021, Mr. Samuel Derk Shuen Lim provided a guarantee for free for an eight-year term loan of HK$2,000,000 (equivalent to RMB1,629,884) borrowed by the Company.

In September 2021, Ms. Norma Ka Yin Chu and Mr. Samuel Derk Shuen Lim provided a guarantee amount of US$10.0 million for a six-month loan of US$5.0 million (equivalent to RMB32,251,500) borrowed by the Company.

In March 2023, Ms. Norma Ka Yin Chu provided a guarantee for free for a one-year loan of RMB6.0 million borrowed by the Company.

Related party balances

The outstanding balances mainly arising from the above transactions as of December 31, 2022 and March 31, 2023 are as follows:

	As of December 31, 2022	As of March 31, 2023
	RMB	RMB
Amounts due to Mr. Samuel Derk Shuen Lim	14,120,050	13,556,294
Amounts due to Ms. Norma Ka Yin Chu	5,096,559	4,638,008
Amounts due to Ms. Katherine Shuk Kwan Lui	179,101	—

Amounts due to related parties	19,395,710	18,194,302

During the three months ended March 31, 2023, loans due to shareholders were described in note 12.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

20. UNAUDITED CONDENSED FINANCIAL STATEMENTS OF THE COMPANY

(a)    Unaudited Condensed Balance Sheets

	As of December 31, 2022	As of March 31, 2023
	RMB	RMB	US$
			Note 1(c)
ASSETS
Current assets
Cash and cash equivalents	23,066,336	14,984,210	2,181,870
Restricted cash	69,646,000	68,717,000	10,005,970
Amounts due from related parties	20,253,624	23,663,515	3,445,675

Total current assets	112,965,960	107,364,725	15,633,515

Non-current assets
Long-term investment	22,440,969	21,798,047	3,174,041

Total non-current assets	22,440,969	21,798,047	3,174,041

Total assets	135,406,929	129,162,772	18,807,556

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term bank borrowings	37,157,952	36,662,485	5,338,471
Shareholders’ loan, at amortized cost	15,122,654	34,304,413	4,995,109
Share of losses in excess of investments in subsidiaries and VIEs	49,689,927	57,573,646	8,383,372
Amounts due to related parties	2,257,268	2,364,650	344,320
Accrued expenses and other current liabilities	28,001,161	29,255,584	4,259,942
Convertible loans, at fair value	14,949,326	14,749,919	2,147,755
Convertible loans, at amortized cost	18,964,600	3,435,850	500,299

Total current liabilities	166,142,888	178,346,547	25,969,268

Non-current liabilities
Convertible loans, at fair value	3,897,606	3,845,616	559,965
Warrant liabilities	5,747,884	5,671,213	825,793
Option liability	12,762,104	—	—
Shareholders’ loan, at amortized cost	76,099,976	55,232,855	8,042,527
Convertible loans, at amortized cost	—	15,435,850	2,247,634
Other non-current liabilities	4,162,222	5,723,055	833,341

Total non-current liabilities	102,669,792	85,908,589	12,509,260

Total liabilities	268,812,680	264,255,136	38,478,528

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

20. UNAUDITED CONDENSED FINANCIAL STATEMENTS OF THE COMPANY (cont.)

	As of December 31, 2022	As of March 31, 2023
	RMB	RMB	US$
			Note 1(c)
Mezzanine equity
Series A redeemable convertible preferred shares	78,343,351	79,488,830	11,574,470
Series A-1 redeemable convertible preferred shares	65,189,547	66,142,703	9,631,123
Series B redeemable convertible preferred shares	90,688,766	92,014,750	13,398,385
Series B-1 redeemable convertible preferred shares	100,365,667	101,833,145	14,828,054
Series B-2 redeemable convertible preferred shares	181,300,496	182,309,156	26,546,269
Series C redeemable convertible preferred shares	151,311,737	152,153,559	22,155,274
Series C-1 redeemable convertible preferred shares	701,320,497	705,222,272	102,688,315

Total mezzanine equity	1,368,520,061	1,379,164,415	200,821,890

Shareholders’ deficit
Class A ordinary shares	584,961	584,961	85,177
Class B ordinary shares	96,589	96,589	14,064
Series seed convertible preferred shares	58,565,485	58,565,485	8,527,795
Accumulated deficit	(1,478,040,573)	(1,508,977,328)	(219,724,114)
Accumulated other comprehensive loss	(83,132,274)	(64,526,486)	(9,395,784)

Total shareholders’ deficit	(1,501,925,812)	(1,514,256,779)	(220,492,862)

Total liabilities, mezzanine equity and shareholders’ deficit	135,406,929	129,162,772	18,807,556

(b)    Unaudited Condensed Statements of Results of Operations

	For the Three Months Ended March 31,
	2022	2023
	RMB	RMB	US$
			Note 1(c)
General and administrative expenses	(3,017,235)	(3,811,084)	(554,937)

Loss from operations	(3,017,235)	(3,811,084)	(554,937)

Interest expenses	(17,619,170)	(2,507,566)	(365,130)
Changes in fair value of financial instruments	—	12,572,815	1,830,744
Share of loss of subsidiaries and consolidated VIEs	(8,931,348)	(7,267,088)	(1,058,170)

Loss before income tax expenses	(29,567,753)	(1,012,923)	(147,493)

Net loss	(29,567,753)	(1,012,923)	(147,493)
Accretion of redeemable convertible preferred shares to redemption value	(24,434,312)	(28,855,138)	(4,201,633)
Net loss attributable to ordinary shareholders	(54,002,065)	(29,868,061)	(4,349,126)

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

20. UNAUDITED CONDENSED FINANCIAL STATEMENTS OF THE COMPANY (cont.)

(c)     Unaudited Condensed Statements of Cash flows

	For the Three Months Ended March 31,
	2022	2023
	RMB	RMB	US$
			Note 1(c)
Net cash used in operating activities	(7,883,470)	(9,011,126)	(1,312,122)
Net cash used in financing activities	(179,121)	—	—

Net decrease in cash, cash equivalents and restricted cash	(8,062,591)	(9,011,126)	(1,312,122)

Cash, cash equivalents and restricted cash at the beginning of the year	71,548,447	92,712,336	13,499,962

Cash, cash equivalents and restricted cash at the end of the period	63,485,856	83,701,210	12,187,840

21. SUBSEQUENT EVENTS

Management has considered subsequent events through July 24, 2023, which was the date the unaudited condensed consolidated financial statements were issued.

Extension of the redemption date of Redeemable Convertible Preferred Shares

In June 2023, all but six investors of the Company’s Redeemable Convertible Preferred Shares signed further confirmation letters that they will not exercise their redemption rights at any time on or before January 1, 2025.

Extension of February 2021 Shareholders Loan

In June 2023, all but three holders of February 2021 Shareholders Loan signed loan extension agreements with the Company that the repayment date shall be extended to January 1, 2025.

Purchase Agreement of 100% interest of Shanghai Yuli Development Limited

On April 1, 2023, the Company entered into a purchase agreement with Mr. Zhang Yi, Ms. Shen Zhouzhou and Ms. Chen Di, to acquire 51% equity interest of Shanghai Yuli Development Limited (“Yuli”) for cash of RMB4.1 million. In addition, the Company will issue share options of DDC equivalent to a value of approximately RMB24.5 million. The number of share options is subject to adjustments, based on certain performance targets to be achieved during the performance period. Yuli is principally engaged in sales of RTC and RTE product giftboxes. The acquisition of Yuli is expected to give the Company access to a wide range of new offline enterprise customers.

Purchase Agreement of 100% interest of PDD Stores.

On April 30, 2023, the Company entered into a purchase agreement with Mr. Liao Xuefeng and four companies controlled by him, (together as “the Sellers”) to acquire 100% interest in four online stores on Pinduoduo platform (“collectively referred to as PDD Stores”), for cash of approximately RMB402,755, subject to adjustments during the subsequent performance periods . PDD Stores are principally engaged in online sales of self-heated hotpots. This acquisition enables the Company to expand its custom traffic through a wide range of online channels and broadens the source of income of the Company.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023

21. SUBSEQUENT EVENTS (cont.)

Purchase Agreement of 100% interest of Cook San Francisco, LLC.

On May 26, 2023, the Company entered into a purchase agreement with Ms. Nona Lim and other selling shareholders to acquire 100% interest in Cook San Francisco, LLC., for cash of US$1,977,516, and shares of DDC equivalent to a value of approximately US$1,318,374. Cook San Francisco, LLC. operates the brand “Nona Lim”, an Asian food brand sells RTC product based in USA. This acquisition enables the Company to expand its customer base into the US market.

DDC Enterprise Limited

Class A Ordinary Shares

________________________________________________

PROSPECTUS

            , 2023

________________________________________________

CMB International	The Benchmark Company
Guotai Junan International	Eddid Financial	Tiger Brokers

Until and including            , 2023 (twenty-five (25) days after the date of this prospectus), all dealers that buy, sell or trade our Class A ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.    Indemnification of Directors and Officers.

Our Tenth Amended and Restated Memorandum and Articles of Association will empower us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our company.

We have entered into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

The underwriting agreement in connection with this offering also provides for indemnification of us and our officers, directors or persons controlling us for certain liabilities.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7.    Recent Sales of Unregistered Securities.

Set forth below is information regarding ordinary shares issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts and commissions or commissions, or any public offering.

Issuances of shares

Date of issuance	Number of shares allotted	Share class	Shareholders	Purpose
May to Sep 2019	4,646,530	Series C Preferred Shares	Beyond DayDay Limited, Tontec International Limited and other shareholders	Series C fund raising and share allotment, raising around US$13,400,000
Feb 2021	8,034,359	Series C-1 Preferred Shares	Virtual King Investments Limited and other shareholders	Series C-1 fund raising and share allotment, raising around US$20,000,000.
Jul 2021	17,848,083	Series C-1 Preferred Shares	Virtual King Investments Limited and other shareholders	Series C-1 fund raising and warrant exercise, as part of the C-1 fund raising in Feb 2021.
Aug 2021	12,052,583	Series C-1 Preferred Shares	Black River Food 2 Pte. Ltd	Share swap to obtain around 6% equity holding of PFI Food Industries Limited
Aug 2021	402,127	Class A Ordinary Shares	Power Brothers Investment Limited	New issue from exchange of convertible loans of HK$3,000,000
Aug 2021	260,226	Class A Ordinary Shares	Khai Choon Gan	New issue from exchange of convertible loans of US$250,000
Jun 2022	2,892,904	Class A Ordinary Shares	Shuk Kwan Lui	New issue from exercise of employee share options
Jun 2022	2,892,904	Class A Ordinary Shares	Liu Zhixuan	New issue from exercise of employee share option

Other issuances

Date of issuance	Securities issued	Holders	Consideration	Purpose
Jan to Dec 2019	Share options to purchase 1,279,530 Class A Ordinary Shares	Employees and collaboration partners	—	Share option grants under Share Option Plan
Jan to Dec 2020	Share options to purchase 2,253,108 Class A Ordinary Shares	Employees and collaboration partners	—	Share option grants under Share Option Plan
7 Jul 2020	Loan convertible into Series C-1 Preferred Shares at US$0.9 per share	Matthew Bromwich	USD250,000	Pre-IPO financing
9 Jul 2020	Loan convertible into Series C-1 Preferred Shares at US$0.9 per share	Grace Wen Seung Cheng	USD350,000	Pre-IPO financing
Jan to Dec 2021	Share options to purchase 13,357,050 Class A Ordinary Shares	Employees and collaboration partners	—	Share option grants under Share Option Plan
31 Aug 2021	Loan convertible into Series C-1 Preferred Shares at US$0.73 per share	Yelai Liu	RMB12,000,000	Pre-IPO financing
Jan to Dec 2022	Share options to purchase 4,228,196 Class A Ordinary Shares	Employees and collaboration partners	—	Share option grants under Share Option Plan
10 Feb 2022	Loan convertible into Series C-1 Preferred Shares at US$0.74 per share	Yelai Liu	USD500,000	Pre-IPO financing
11 May 2022	Loan convertible into Ordinary Shares at US$0.85 per share	Brinc Limited	USD500,000	Pre-IPO financing
31 Aug 2022	Loan convertible into Ordinary Shares at US$0.73 per share	Tessellation Investment Limited	USD500,000	Pre-IPO financing
28 Dec 2022	Loan convertible into Ordinary Shares at US$0.73 per share	Eddid Investment Company Limited	USD1,000,000	Pre-IPO financing

We believe that the offers, sales and issuances of the securities described in the preceding paragraph were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (c) under Rule 701 promulgated under the Securities Act in that the transactions were underwritten compensatory benefit plans or written compensatory contracts.

Item 8.    Exhibits and Financial Statement Schedules

(a)    Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9.    Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
3.2	Form of Tenth Amended and Restated Memorandum and Articles of Association of the Registrant, to be effective immediately prior to the completion of this offering
4.1*	Specimen certificate evidencing Class A Ordinary Shares
4.3**	Amended and Restated Shareholders’ Agreement between the Registrant and other parties thereto dated February 5, 2021
5.1**	Form of Opinion of Travers Thorp Alberga
5.2**	Opinion of Loeb & Loeb LLP regarding certain Hong Kong law matters
5.3**	Form of Opinion of Grandall Law Firm (Shanghai) regarding certain PRC law matters
10.1**	Form of Employment Agreement between the Registrant and its executive officers
10.2**	Form of Agreement with the Registrant’s independent directors
21.1**	List of Subsidiaries
23.1**	Consent of KPMG Huazhen LLP, an independent registered public accounting firm
23.2**	Consent of Travers Thorp Alberga (included in Exhibit 5.1)
23.3**	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)
23.4**	Consent of Grandall Law Firm (Shanghai) (included in Exhibit 5.3)
24.1	Power of Attorney (included on signature page)
99.1**	Code of Business Conduct and Ethics
99.2**	Consent of Frost & Sullivan
99.3**	Consent of Katherine Shuk Kwan Lui
99.4**	Consent of Chia Hung Yang
99.5**	Consent of Matthew Gene Mouw
99.6**	Consent of Samuel Chun Kong Shih
107**	Calculation of Filing Fee Table

____________

*        To be filed by amendment.

**      Previously Filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on August 18, 2023.

DDC ENTERPRISE LIMITED
By:	/s/ Norma Ka Yin Chu
Name: Norma Ka Yin Chu
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Norma Ka Yin Chu his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Norma Ka Yin Chu	Chief Executive Officer	August 18, 2023
Norma Ka Yin Chu	(Principal executive officer) and Director
/s/ Katherine Shuk Kwan Lui	Chief Financial Officer	August 18, 2023
Katherine Shuk Kwan Lui	(Principal financial and accounting officer)

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of DDC Enterprise Limited has signed this registration statement or amendment thereto in City of New York on August 18, 2023.

U.S. Authorized Representative Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President of Cogency